As filed with the Securities and Exchange Commission on June 21, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN REAL ESTATE PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	6512	13-3398766
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
AMERICAN REAL ESTATE FINANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware	6512	20-1059842
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	6512	13-3398767
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 South Bedford Road
Mt. Kisco, New York 10549
(Address, including zip code, and telephone number,
including area code, of registrants’ principal executive offices)

John P. Saldarelli
Vice President and Chief Financial Officer
100 South Bedford Road
Mt. Kisco, New York 10549
Telephone: (914) 242-7700
Facsimile: (914) 242-9282
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Steven L. Wasserman, Esq.
James T. Seery, Esq.
DLA Piper Rudnick Gray Cary US LLP
1251 Avenue of the Americas
New York, New York 10020
Telephone: (212) 835-6000
Facsimile: (212) 835-6001

        Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Unit(1)	Offering Price(1)	Registration Fee(2)

7 1/8% Senior Notes due 2013	$480,000,000	100%	$480,000,000	$56,496

Guarantees(3)	—	—	—	—

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2)	Pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended, the registration fee has been estimated based on the book value of the securities to be received by the registrant in exchange for the securities to be issued hereunder in the exchange offer described herein.

(3)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.
        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not exchange these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to exchange these securities and is not soliciting offers to exchange these securities in any State where the exchange is not permitted.

SUBJECT TO COMPLETION DATED JUNE 21, 2005
PROSPECTUS

$480,000,000
AMERICAN REAL ESTATE PARTNERS, L.P.
AMERICAN REAL ESTATE FINANCE CORP.
OFFER TO EXCHANGE OUR 7 1/8% SENIOR NOTES DUE 2013, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL OF OUR OUTSTANDING 7 1/8% SENIOR NOTES DUE 2013

MATERIAL TERMS OF THE EXCHANGE OFFER

•	The terms of the new notes are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the new notes and the new notes will not provide for the payment of liquidated damages under circumstances related to the timing and completion of the exchange offer.

•	Expires 5:00 p.m., New York City time, on , 2005, unless extended.

•	We will exchange your validly tendered unregistered notes for an equal principal amount of a new series of notes which have been registered under the Securities Act of 1933.

•	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission and other customary conditions.

•	You may withdraw your tender of notes at any time before the exchange offer expires.

•	The exchange of notes should not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	The new notes will not be traded on any national securities exchange and, therefore, we do not anticipate that an active public market in the new notes will develop.

      Please refer to “Risk Factors” beginning on page 12 of this document for certain important information.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus                , 2005

      We have not authorized any dealer, salesperson or other person to give any information or to make any representations to you other than the information contained in this prospectus. You must not rely on any information or representations not contained in this prospectus as if we had authorized it. This prospectus does not offer to sell or solicit any offer to buy any securities other than the registered notes to which it relates, nor does it offer to buy any of these notes in any jurisdiction from any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
      The information contained in this prospectus is current only as of the date on the cover page of this prospectus, and may change after that date. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since that date by delivering this prospectus.

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PROSPECTUS
      You should read the entire prospectus, including “Risk Factors” and the financial statements and related notes, before making an investment decision. Unless the context indicates otherwise, all references to “American Real Estate Partners, L.P.,” “AREP,” “we,” “our,” “ours” and “us” refer to American Real Estate Partners, L.P. and, unless the context otherwise indicates, include our subsidiaries. Our general partner is American Property Investors, Inc., or API.
      American Real Estate Partners, L.P. is a diversified holding company engaged in a variety of businesses. Our primary business strategy is to continue to grow our core businesses, including real estate, gaming and entertainment, and oil and gas. Our businesses currently include rental real estate; real estate development; hotel and resort operations; hotel and casino operations; oil and gas exploration and production; and investments in equity and debt securities. In addition, we seek to acquire undervalued assets and companies that are distressed or in out of favor industries. We may also seek opportunities in other sectors, including energy, industrial manufacturing and insurance and asset management.
      Our general partner is American Property Investors, Inc., a Delaware corporation, which is a wholly owned subsidiary of Beckton Corp., a Delaware corporation. All of the outstanding capital stock of Beckton Corp. is owned by Carl C. Icahn. Substantially all of our businesses are conducted and our assets held through a subsidiary limited partnership, American Real Estate Holdings Limited Partnership, or AREH, in which we own a 99% limited partnership interest. API also acts as the general partner for AREH. API has a 1% general partnership interest in each of us and AREH. As of May 1, 2005, affiliates of Mr. Icahn beneficially owned 39,896,836 units representing AREP limited partner interests, or the depositary units, representing approximately 86.5% of the outstanding depositary units, and 9,346,044 cumulative pay-in-kind redeemable preferred units, representing AREP limited partner interests, or the preferred units, representing approximately 86.5% of the outstanding preferred units.
The Acquisitions
      In continuation of our strategy to grow our core businesses, we have recently acquired, and have entered into agreements to acquire, additional gaming and entertainment and oil and gas assets from affiliates of Mr. Icahn. The completed or pending acquisitions are described as the “Acquisitions.”
Recently Completed Acquisition
      On April 6, 2005, we acquired TransTexas Gas Corporation, or TransTexas, pursuant to a merger agreement dated January 21, 2005, for a purchase price of $180.0 million in cash. TransTexas was owned by Highcrest Investors Corp., or Highcrest, an entity indirectly wholly-owned by Mr. Icahn.
      TransTexas and its wholly-owned subsidiaries, Galveston Bay Pipeline Company, or Galveston Bay Pipeline, and Galveston Bay Processing Company, or Galveston Bay Processing, are engaged in the exploration, production and transmission of natural gas and oil, primarily in South Texas, including the Eagle Bay field in Galveston Bay and the Southwest Bonus field in Wharton County. Its exploration and production activities consist of geological and geophysical evaluation of current and prospective properties, the acquisition of mineral interests in prospects and the drilling, development and operation of leased properties for the production and sale of natural gas, condensate and crude oil. TransTexas operates substantially all of its producing properties.
Pending Acquisitions
      The following describes the terms of the agreements for the acquisitions of NEG Holding LLC, or NEG Holding, Panaco, Inc., or Panaco, and GB Holding, Inc., or GB Holding, which acquisitions have not been completed.

NEG Holding LLC
      On January 21, 2005, we entered into a membership interest purchase agreement, or the NEG purchase agreement, with Gascon Partners, or Gascon, Cigas Corp., or Cigas, and Astral Gas Corp., or Astral, pursuant to which we will purchase Gascon’s managing membership interest in NEG Holding for a purchase price of up to 11,344,828 of our depositary units, valued at $29.00 per unit, or an aggregate of up to $329.0 million. Gascon, Cigas and Astral are all directly or indirectly wholly owned by Mr. Icahn. The number of depositary units to be issued was based on NEG Holding’s estimates of its and its subsidiaries’ oil and gas reserves. The reserve estimates are subject to confirmation by independent oil and gas reserve engineers, and the number of depositary units to be issued is subject to reduction, but not an increase, in accordance with the reserves determined by the engineers. The other member of NEG Holding is National Energy Group, Inc., or NEG, of which we own 50.01% of the common stock.
      NEG Holding is developing and exploiting existing properties by drilling development and exploratory wells, and recompleting and reworking existing wells. NEG Holding anticipates that it will continue its drilling operations on existing properties and will selectively participate in drilling opportunities generated by third parties. NEG Holding also seeks to acquire existing producing properties or interests in them.

Panaco, Inc.
      On January 21, 2005, we and National Offshore LP, or National Offshore, the 1% general partnership interest of which and the 99% limited partnership interest of which are owned, respectively, by two limited liability companies, each of which is a wholly-owned subsidiary of AREP, entered into an agreement and plan of merger with Highcrest, Arnos Corp., or Arnos, and Panaco, or the Panaco merger agreement, pursuant to which Panaco will merge with and into National Offshore, all of the common stock of Panaco will be canceled and cease to exist, and Highcrest and Arnos will be paid merger consideration of up to 4,310,345 depositary units, valued at $29.00 per unit, or an aggregate of up to $125.0 million. Highcrest and Arnos are indirectly wholly-owned by Mr. Icahn. The number of depositary units to be issued was based on Panaco’s estimates of its oil and gas reserves. The reserve estimates are subject to confirmation by independent oil and gas reserve engineers, and the number of depositary units to be issued is subject to reduction, but not an increase, in accordance with the reserves determined by the engineers.
      Panaco is an oil and gas exploration and production company focused primarily on opportunities in the Gulf Coast Region and offshore opportunities in the Gulf of Mexico. Panaco is in the business of selling oil and gas produced on properties it leases, to third party purchasers. It obtains reserves of crude oil and gas by either buying them from others or drilling developmental and exploratory wells on acquired properties. It acquires producing properties with a view toward further exploitation and development, capitalizing on 3-D seismic and advanced directional drilling technology to recover reserves that were bypassed or previously overlooked.

GB Holdings, Inc. (The Sands)
      On January 21, 2005, we entered into a purchase agreement, or the Sands purchase agreement, with Cyprus, LLC, or Cyprus pursuant to which we will purchase 4,121,033 shares of common stock of GB Holdings and 1,133,284 shares of common stock of Atlantic Coast Entertainment Holdings, Inc., or Atlantic Holdings. Cyprus is indirectly wholly-owned by Mr. Icahn. The purchase price to be paid for these securities is 413,793 depositary units, valued at $29.00 per unit, or an aggregate of $12.0 million, plus up to an additional 206,897 depositary units, valued at $29.00 per unit, or an aggregate of $6.0 million, to be paid after closing if Atlantic Holdings meets certain earnings targets during 2005 and 2006.
      GB Holdings has no operating activities. Its significant asset is approximately 2,882,937 shares of common stock of Atlantic Holdings, representing approximately 41.7% of the currently outstanding Atlantic Holdings common stock and 28.8% of the Atlantic Holdings common stock on a fully diluted basis. Atlantic Holdings is the parent company of ACE Gaming LLC. The principal business activity of ACE Gaming is its ownership and operation of The Sands Hotel and Casino. The Sands Hotel and Casino is located in Atlantic City, New Jersey, on approximately 6.1 acres of land one-half block from the Boardwalk at Brighton Park between Indiana Avenue and Dr. Martin Luther King, Jr. Boulevard. The Sands Hotel and Casino facility currently consists of: a casino and simulcasting facility with approximately 78,000 square feet of gaming space containing approximately 2,200 slot machines and 73 table games; two hotels with a total of 620 rooms, including 170 suites; five restaurants; two cocktail lounges; two private lounges for invited guests; an 800-seat cabaret theater; retail space; an adjacent nine-story office building with approximately 77,000 square feet of office space for its executive, financial and administrative personnel; the “People Mover,” an elevated, enclosed, one-way moving sidewalk connecting The Sands Hotel and Casino to the Boardwalk using air rights granted by an easement from the City of Atlantic City and garage and surface parking for approximately 1,750 vehicles.

Unitholder Approval
      Under the rules of the New York Stock Exchange, on which our depositary and preferred units are listed, the issuance of depositary units pursuant to the NEG purchase agreement, the Panaco merger agreement and the Sands purchase agreement requires the approval of the holders of our depositary units. The solicitation of consent of holders of our depositary units expires at 5 p.m. Eastern Standard Time on June 28, 2005. The written consent of affiliates of Mr. Icahn, as record owners of more than a majority of the depositary units, is sufficient to approve the issuance of the depositary units in connection with the Acquisitions. Mr. Icahn intends to have consents executed and delivered that approve the issuance of the depositary units.

Summary of the Exchange Offer

The Offering of the Private Notes	On February 7, 2005, we issued $480 million aggregate principal amount of our private notes in an offering not registered under the Securities Act of 1933. At the time we issued the private notes, we entered into a registration rights agreement in which we agreed to offer to exchange the private notes for new notes which have been registered under the Securities Act of 1933. This exchange offer is intended to satisfy that obligation.

The Exchange Offer	We are offering to exchange the new notes which have been registered under the Securities Act of 1933 for the private notes. As of this date, there is $480 million aggregate principal amount of private notes outstanding.

Required Representations	In order to participate in this exchange offer, you will be required to make certain representations to us in a letter of transmittal, including that:

• any new notes will be acquired by you in the ordinary course of your business;

• you have not engaged in, do not intend to engage in, and do not have an arrangement or understanding with any person to participate in a distribution of the new notes; and

• you are not an affiliate of our company.

Resale of New Notes	We believe that, subject to limited exceptions, the new notes may be freely traded by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that:

• you are acquiring new notes in the ordinary course of your business;

• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes; and

• you are not an affiliate of our company.

If our belief is inaccurate and you transfer any new note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act of 1933 or without an exemption from registration of your new notes from such requirements, you may incur liability under the Securities Act of 1933. We do not assume, or indemnify you against, such liability.

Each broker-dealer that is issued new notes for its own account in exchange for private notes which were acquired by such broker-dealer as a result of market-making or other trading activities also must acknowledge that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the new notes and will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of the new notes issued in the exchange offer.

We have agreed in the registration rights agreement that a broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the new notes issued to it in the exchange offer.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, unless extended, in which case the term “expiration date” shall mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of private notes being tendered.

Procedures for Tendering Private Notes	If you wish to tender your private notes for exchange, you must transmit to Wilmington Trust Company, as exchange agent, at the address set forth in this prospectus under the heading “The Exchange Offer — Exchange Agent,” and on the front cover of the letter of transmittal, on or before the expiration date, a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal and either:

• the private notes and any other required documentation, to the exchange agent; or

• a computer generated message transmitted by means of The Depository Trust Company’s Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

If either of these procedures cannot be satisfied on a timely basis, then you should comply with the guaranteed delivery procedures described below. By executing the letter of transmittal, each holder of private notes will make certain representations to us described under “The Exchange Offer — Procedures for Tendering.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your private notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your private notes, either make appropriate arrangements to register ownership of the private notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender private notes and time will not permit the documents required by the letter of transmittal to reach the exchange agent prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your private notes according to the guaranteed delivery procedures described under “The Exchange Offer — Guaranteed Delivery Procedures.”

Acceptance of Private Notes and Delivery of New Notes	Subject to the conditions described under “The Exchange Offer — Conditions,” we will accept for exchange any and all private notes which are validly tendered in the exchange offer and not withdrawn, prior to 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights	You may withdraw your tender of private notes at any time prior to 5:00 p.m., New York City time, on the expiration date, subject to compliance with the procedures for withdrawal described in this prospectus under heading “The Exchange Offer — Withdrawal of Tenders.”

Federal Income Tax Consequences	For a discussion of the material federal income tax considerations relating to the exchange of private notes for the new notes as well as the ownership of the new notes, see “Certain U.S. Federal Income Tax Consequences.”

Exchange Agent	The Wilmington Trust Company is serving as the exchange agent. The address, telephone number and facsimile number of the exchange agent are set forth in this prospectus under the heading “The Exchange Offer — Exchange Agent.”

Consequences of Failure to Exchange Private Notes	If you do not exchange private notes for new notes, you will continue to be subject to the restrictions on transfer provided in the private notes and in the indenture governing the private notes. In general, the unregistered private notes may not be offered or sold, unless they are registered under the Securities Act of 1933, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities laws.

The New Notes
      The terms of the new notes we are issuing in this exchange offer and the private notes that are outstanding are identical in all material respects except:

•	The new notes will be registered under the Securities Act of 1933;

•	The new notes will not contain transfer restrictions and registration rights that relate to the private notes.
      The new notes will evidence the same debt as the old notes and will be governed by the same indenture. References to notes include both private notes and new notes.

Issuer	AREP is a holding company. Its operations are conducted through its subsidiaries and substantially all of its assets consist of a 99% limited partnership interest in its subsidiary, American Real Estate Holdings Limited Partnership, or AREH, which is a holding company for its operating subsidiaries and investments. The new notes will be guaranteed by AREH.

Co-Issuer	American Real Estate Finance Corp., or AREP Finance, is a wholly-owned subsidiary of AREP. It was formed solely for the purpose of serving as a co-issuer of debt securities of AREP in order to facilitate offerings of the debt securities. Other than as a co-issuer of the notes, AREP Finance does not and will not have any operations or assets and will not have any revenues. As a result, holders of the notes should not expect AREP Finance to participate in servicing any obligations on the new notes.

Notes Offered	$480.0 million in aggregate principal amount of 7 1/8% senior notes due 2013.

Maturity	February 15, 2013.

Interest Payment Dates	February 15 and August 15 of each year, commencing August 15, 2005.

Ranking	The new notes and the guarantee will rank equally with all of our and the guarantor’s existing and future senior unsecured indebtedness, and will rank senior to all of our and the guarantor’s existing and future subordinated indebtedness. The new notes and the guarantee will be effectively subordinated to all of our and the guarantor’s existing and future secured indebtedness, to the extent of the collateral securing such indebtedness. The new notes and the guarantee also will be effectively subordinated to all indebtedness and other liabilities, including trade payables, of all our subsidiaries other than AREH. As of March 31, 2005, the new notes and the guarantee would have been effectively subordinated to an aggregate of $295.2 million of AREH’s secured debt and our subsidiaries’ debt, excluding trade payables.

Guarantee	If we cannot make payments on the new notes when they are due, AREH must make them instead. Other than AREH, none of our subsidiaries will guarantee payments on the new notes.

Optional Redemption	We may, at our option, redeem some or all of the new notes at any time on or after February 15, 2009, at the redemption prices listed under “Description of Notes — Optional Redemption.”

In addition, prior to February 15, 2008, we may, at our option, redeem up to 35% of the new notes with the proceeds of certain sales of our equity at the redemption price listed under “Description of Notes — Optional Redemption.” We may make the redemption only if, after the redemption, at least 65% of the aggregate principal amount of the notes issued remains outstanding.

Redemption Based on Gaming Laws	The new notes are subject to mandatory disposition and redemption requirements following certain determinations by applicable gaming authorities.

Certain Covenants	We will issue the new notes under an indenture with AREH and Wilmington Trust Company, as trustee acting on your behalf. The indenture will, among other things, restrict our and AREH’s ability to:

• Incur additional debt;

• Pay dividends and make distributions;

• Repurchase equity securities;

• Create liens;

• Enter into transactions with affiliates; and

• Merge or consolidate.

Our subsidiaries other than AREH will not be restricted in their ability to incur debt, create liens or merge or consolidate.

Absence of Established Market for Notes	The new notes will be new securities for which there is currently no market. We cannot assure you that a liquid market for the new notes will develop or be maintained.

AREP, AREH and AREP Finance Information
      AREP is a publicly traded master limited partnership formed in Delaware on February 17, 1987. Mr. Icahn, through affiliates, owns approximately 86.5% of our depositary units and preferred units. Our general partner is American Property Investors, Inc., or API, a Delaware corporation, which is a wholly-owned subsidiary of Beckton Corp., a Delaware corporation. All of the outstanding capital stock of Beckton is owned by Mr. Icahn. Affiliates of Mr. Icahn acquired API in 1990. Substantially all of our businesses are conducted and assets are held through a Delaware limited partnership, AREH, formed on February 17, 1987, in which we own a 99% limited partnership interest. API also acts as the general partner for AREH. API has a 1% general partnership interest in each of us and AREH. Our, AREH’s and API’s principal business address is 100 South Bedford Road, Mt. Kisco, New York 10549, and our, AREH’s and API’s telephone number is (914) 242-7700.
      Substantially all of our businesses and assets are held through AREH, in which we own a 99% limited partnership interest. For that reason, no separate disclosure information for AREH is provided, unless otherwise indicated.
      AREP Finance, a Delaware corporation, is a wholly-owned subsidiary of AREP. AREP Finance was incorporated on April 19, 2004 and was formed solely for the purpose of serving as a co-issuer of debt securities of AREP in order to facilitate offerings of the debt securities. Other than as a co-issuer of the notes, AREP Finance does not have any operations or assets and does not have any revenues. As a result, prospective holders of the notes should not expect AREP Finance to participate in servicing any obligations on the notes. AREP Finance’s principal business address is 100 South Bedford Road, Mt. Kisco, New York 10549 and its telephone number is (914) 242-7700.

Structure Chart
      The following is a chart of our ownership and the structure of the entities through which we conduct our operations, giving effect to the Acquisitions.

(1)	Our partnership units consist of depositary units, representing limited partnership interests, and preferred units, representing preferred limited partnership interests. As of March 31, 2005, there were 46,098,284 depositary units outstanding and 10,800,397 preferred units outstanding. As consideration for the acquisition of the other managing membership interest in NEG Holding, of Panaco and of GB Holdings and Atlantic Holdings common stock, affiliates of Mr. Icahn will receive up to 16,068,966 depositary units. If all such units were issued, there would be 62,374,147 depositary units outstanding and 10,800,397 preferred units outstanding and Mr. Icahn would be the beneficial owner of 46,172,699 depositary units representing approximately 90.1% of the depositary units. The number of depositary units to be issued does not include up to an additional 206,897 depositary units which may be issued to affiliates of Mr. Icahn if Atlantic Holdings meets certain earnings targets during 2005 and 2006.

(2)	Substantially all of our marketable debt and equity securities and rental real estate properties are owned, directly or indirectly, by AREH.

(3)	We anticipate that AREH will contribute its 50.01% interest in NEG to its wholly-owned subsidiary, AREP Oil & Gas. NEG is a publicly held company, the stock of which currently trades on the OTC Bulletin Board. NEG owns a membership interest in NEG Holding. Upon completion of the Acquisitions, AREP Oil & Gas will, directly or indirectly, own the other membership interest in NEG Holding and 100% of the equity of TransTexas and Panaco.

(4)	AREH, through direct and indirect wholly-owned subsidiaries, is engaged in real estate investment, management and development, focused primarily on the acquisition, development, construction and sale of single-family homes, custom-built homes, multi-family homes and lots in subdivisions and planned communities.

(5)	AREH, through direct and indirect wholly-owned subsidiaries, owns Grand Harbor and Oak Harbor, waterfront communities located in Vero Beach, Florida.

(6)	AREH, through direct and indirect wholly-owned subsidiaries, owns a 381 acre resort community in Cape Cod, Massachusetts.

(7)	American Entertainment Properties Corp., through American Casino & Entertainment Properties LLC, or ACEP, and its indirect subsidiaries, owns three Las Vegas hotels and casinos.

(8)	AREP Sands owns approximately 36.3% of the outstanding common stock of GB Holdings, 41.9% of the outstanding common stock of Atlantic Coast Entertainment Holdings, Inc. and approximately $35.0 million principal amount of the Atlantic Holdings 3% notes due 2008, or the Atlantic Holdings Notes, or approximately 93.5% of the outstanding principal amount of the notes. Upon completion of the Acquisitions, AREP Sands will own approximately 77.5% of the outstanding GB Holdings common stock, approximately 58.3% of the outstanding Atlantic Holdings common stock and approximately $35.0 million principal amount of the Atlantic Holdings Notes. If all outstanding Atlantic Holdings notes were converted and warrants exercised, AREP Sands would own approximately 63.4% of Atlantic Holdings common stock, GB Holdings would own approximately 28.8% of the Atlantic Holdings common stock and the remaining shares would be owned by the public.

(9)	NEG and Gascon each owns a membership interest in NEG Holding. We have agreed to purchase from Gascon its membership interest in NEG Holding. Pursuant to the NEG Holding operating agreement, NEG is required to be paid guaranteed payments, calculated at an annual interest rate of 10.75% on the outstanding priority amount, which includes all outstanding debt owed to entities owned or controlled by Mr. Icahn, including the amount of the NEG Notes. As of March 31, 2005, the priority amount was $148.6 million. The NEG Holding operating agreement provides that the priority amount is required to be paid to NEG by November 6, 2006. After NEG is paid the guaranteed payments and the priority amount, Gascon is paid an amount equal to the guaranteed payments and the priority amount plus interest. After these distributions have been made, any additional distributions will be made in accordance with the ratio of NEG’s and Gascon’s respective capital accounts, as defined in the operating agreement.

RISK FACTORS
      You should consider carefully each of the following risks and all other information contained in this prospectus before deciding to invest in the notes.
Risks Relating to the Exchange Offer
Holders who fail to exchange their private notes will continue to be subject to restrictions on transfer.
      If you do not exchange your private notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your private notes described in the legend on your private notes. The restrictions on transfer of your private notes arise because we issued the private notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. In general, you may only offer or sell the private notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the private notes under the Securities Act.
Broker-dealers or holders of notes may become subject to the registration and prospectus delivery requirements of the Securities Act.
      Any broker-dealer that:

•	exchanges its private notes in the exchange offer for the purpose of participating in a distribution of the new notes, or

•	resells new notes that were received by it for its own account in the exchange offer, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction by that broker-dealer. Any profit on the resale of the new notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act. In addition to broker-dealers, any holder of notes that exchanges its private notes in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that holder.
We cannot guarantee that there will be a trading market for the new notes.
      The new notes are a new issue of securities and currently there is no market for them. We do not intend to apply to have the new notes listed or quoted on any exchange or quotation system. Accordingly, we cannot assure you that a liquid market will develop for the new notes.
      The liquidity of any market for the new notes will depend on a variety of factors, including:

•	the number of holders of the new notes;

•	our performance; and

•	the market for similar securities and the interest of securities dealers in making a market in the new notes.
      A liquid trading market may not develop for the new notes.
      Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. The market, if any, for the new notes may experience similar disruptions that may adversely affect the prices at which you may sell your new notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the new notes may be adversely affected.
      To the extent private notes are tendered and accepted in the exchange offer, the trading market, if any, for the private notes that are not so tendered would be adversely affected.

Risks Relating to Our Structure and Indebtedness
We and AREH are holding companies and will depend on the businesses of our subsidiaries to satisfy our obligations under the notes.
      We and AREH are holding companies. In addition to cash and cash equivalents, U.S. government and agency obligations, marketable equity and debt securities and rental real estate properties, our assets consist primarily of investments in our subsidiaries. Moreover, if we make significant investments in operating businesses, it is likely that we will reduce the liquid assets at AREP and AREH in order to fund those investments and their ongoing operations. Consequently, our cash flow and our ability to meet our debt service obligations likely will depend on the cash flow of our subsidiaries and the payment of funds to us by our subsidiaries in the form of loans, dividends, distributions or otherwise. If we invest our cash, we may become dependent on our subsidiaries to provide cash to us to service our debt.
      The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment on the notes or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries may be subject or enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us. For example, the notes issued by ACEP, an indirect wholly-owned subsidiary of AREH, contain restrictions on dividends and distributions and loans to us, as well as other transactions with us. ACEP also has a credit agreement which contains financial covenants that have the effect of restricting dividends or distributions. The operating subsidiary of NEG Holding, of which we have agreed to acquire a membership interest, has a credit agreement which contains financial covenants that have the effect of restricting dividends or distributions. These likely will preclude our receiving payments from the operations of our hotel and casino and certain of our oil and gas properties. To the degree any distributions and transfers are impaired or prohibited, our ability to make payments on the notes will be limited.
We, AREH or our subsidiaries may be able to incur substantially more debt.
      We, AREH or our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not prohibit us or our subsidiaries from doing so. We and AREH may incur additional indebtedness if we comply with certain financial tests contained in the indenture. As of March 31, 2005, based upon these tests, we and AREH could have incurred up to approximately $1.5 billion of additional indebtedness ($1.4 billion on a pro forma basis after giving effect to the Acquisitions). Our subsidiaries other than AREH are not subject to any of the covenants contained in the indenture, including the covenant restricting debt incurrence. If new debt is added to our, AREH’s and our subsidiaries’ current debt levels, the related risks that we, AREH and they now face could intensify. In addition, certain important events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture.
The notes will be effectively subordinated to any secured indebtedness, and all the indebtedness and liabilities of our subsidiaries other than AREH.
      The notes will be effectively subordinated to our and AREH’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness. We and AREH may be able to incur substantial additional secured indebtedness in the future. The terms of the indenture permit us and AREH to do so. The notes will be effectively subordinated to our and AREH’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness. The notes will also be effectively subordinated to all the indebtedness and liabilities, including trade payables, of all of our subsidiaries, other than AREH. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, other than AREH, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Assuming we had completed the Acquisitions on March 31, 2005, the notes and the guarantee would have been effectively subordinated to an aggregate of $295.2 million of AREH’s secured debt and our subsidiaries’ debt, excluding trade payables.

Our subsidiaries, other than AREH, will not be subject to any of the covenants in the indenture for the notes and only AREH will guarantee the notes. We may not be able to rely on the cash flow or assets of our subsidiaries to pay our indebtedness.
      Our subsidiaries, other than AREH, will not be subject to the covenants under the indenture for the notes. We may form additional subsidiaries in the future which will not be subject to the covenants under the indenture for the notes. Of our existing and future subsidiaries, only AREH is required to guarantee the notes. Our existing and future non-guarantor subsidiaries may enter into financing arrangements that limit their ability to make dividends, distributions, loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of our subsidiaries to pay the notes.
Risks Relating to the Notes
Our failure to comply with the covenants contained under one of our debt instruments or the indenture governing the notes, including our failure as a result of events beyond our control, could result in an event of default which would materially and adversely affect our financial condition.
      If there were an event of default under one of our debt instruments, the holders of the defaulted debt could cause all outstanding amounts of that debt to be due and payable immediately. In addition, any event of default or declaration of acceleration under one debt instrument could result in an event of default under one or more of our other debt instruments, including the notes. It is possible that, if the defaulted debt is accelerated, our assets and cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments and we cannot assure you that we would be able to refinance or restructure the payments on those debt securities.
To service our indebtedness, we will require a significant amount of cash. Our ability to maintain our current cash position or generate cash depends on many factors beyond our control.
      Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund operations will depend on existing cash balances and our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control.
      The businesses or assets we acquire may not generate sufficient cash to service our debt, including the notes. In addition, we may not generate sufficient cash flow from operations or investments and future borrowings may not be available to us in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms or at all.
The indenture does not restrict our ability to change our lines of business or invest the proceeds of asset sales and allows for the sale of all or substantially all of our and AREH’s assets without the notes being assumed by the acquirers.
      The indenture does not restrict in any way the businesses in which we may engage and if we were to change our current lines of business, in whole or in part, you would not be entitled to accelerated repayment of the notes. We also are not required to offer to purchase notes with the proceeds from asset sales, including in the event of the sale of all or substantially all of our assets or AREH’s assets, and we may reinvest the proceeds without the approval of noteholders. In addition, we and AREH may sell all or substantially all of our and its assets without the notes being assumed by the acquirers.
We may not have sufficient funds necessary to finance the change of control offer required by the indenture.
      Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. Mr. Icahn, through affiliates, currently owns 100% of API and approximately 86.5% of our outstanding depositary units and preferred units, and will own approximately 90.1% of our depositary units if all of the Acquisitions are completed (assuming no reduction in the number of Depositary Units issued in connection with the acquisitions of the NEG Holding membership interest and Panaco and assuming no additional Depositary Units are issued in connection with the acquisition of GB Holdings common stock and Atlantic Holdings common stock). If he were to sell or otherwise transfer some or all of his interests in us to unrelated parties, a change of control could be deemed to have occurred under the terms of the indenture governing the notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes.
Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the guarantor.
      Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.
      In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.
      The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
      On the basis of historical financial information, recent operating history and other factors, we believe that AREH, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the businesses in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.
As a noteholder you may be required to comply with licensing, qualification or other requirements under gaming laws and could be required to dispose of the notes.
      Currently, we and AREH indirectly own the equity of subsidiaries that hold the licenses for three hotels and casinos in Nevada. We and AREH indirectly own Stratosphere Corporation, which owns Stratosphere Gaming Corp. Stratosphere Gaming holds the gaming license for the Stratosphere. We and AREH also indirectly own the equity of subsidiaries that hold the licenses for the two Arizona Charlie’s hotels and casinos. We and AREH also indirectly own approximately 41.9% of the outstanding common stock of Atlantic

Holdings which indirectly owns The Sands Hotel and Casino. Following the completion of the Acquisitions, we will indirectly own approximately 58.3% of such common stock.
      We may be required to disclose the identities of the holders of the notes to the New Jersey and Nevada gaming authorities upon request. The New Jersey Casino Control Act, or NJCCA, imposes substantial restrictions on the ownership of our securities and our subsidiaries. A holder of the notes may be required to meet the qualification provisions of the NJCCA relating to financial sources and/or security holders. The indenture governing the notes provide that if the New Jersey Casino Control Commission, or New Jersey Commission, requires a holder of the notes (whether the record or beneficial owner) to qualify under the NJCCA and the holder does not so qualify, then the holder must dispose of his interest in the notes within 30 days after receipt by us of notice of the finding that the holder does not so qualify, or we may redeem the notes at the lower of the outstanding principal amount or the notes’ value calculated as if the investment had been made on the date of disqualification of the holder (or such lesser amount as may be required by the New Jersey Commission). If a holder is found unqualified by the New Jersey Commission, it is unlawful for the holder:

•	to exercise, directly or through any trustee or nominee, any right conferred by such securities, or

•	to receive any dividends or interest upon such securities or any remuneration, in any form, from its affiliated casino licensee for services rendered or otherwise.
      The Nevada Gaming Commission may, in its discretion, require a holder of the notes to file an application, be investigated and be found suitable to hold the notes. In addition, the Nevada Gaming Commission may, in its discretion, require the holder of any debt security of a company registered by the Nevada Gaming Commission as a publicly-traded corporation to file an application, be investigated and be found suitable to own such debt security.
      If a record or beneficial holder of a note is required by the Nevada Gaming Commission to be found suitable, such owner will be required to apply for a finding of suitability within 30 days after request of such gaming authority or within such earlier time prescribed by such gaming authority. The applicant for a finding of suitability must pay all costs of the application and investigation for such finding of suitability. If the Nevada Gaming Commission determines that a person is unsuitable to own such security, then, pursuant to the Nevada Gaming Control Act, we can be sanctioned, including the loss of our approvals, if, without the prior approval of the Nevada Gaming Commission, we:

•	pay to the unsuitable person any dividend, interest, or any distribution whatsoever;

•	recognize any voting right of the unsuitable person with respect to such securities;

•	pay the unsuitable person remuneration in any form; or

•	make any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.
      Each holder of the notes will be deemed to have agreed, to the extent permitted by law, that if the Nevada gaming authorities determine that a holder or beneficial owner of the notes must be found suitable, and if that holder or beneficial owner either refuses to file an application or is found unsuitable, that holder shall, upon our request, dispose of its notes within 30 days after receipt of our request, or earlier as may be ordered by the Nevada gaming authorities. We will also have the right to call for the redemption of notes of any holder at any time to prevent the loss or material impairment of a gaming license or an application for a gaming license at a redemption price equal to:

•	the lesser of the cost paid by the holder or the fair market value of the notes, in each case, plus accrued and unpaid interest and liquidated damages, if any, to the earlier of the date of redemption, or earlier as may be required by the Nevada gaming authorities or the finding of unsuitability by the Nevada gaming authorities; or

•	such other lesser amount as may be ordered by the Nevada gaming authorities.

      We will notify the trustee under the indenture in writing of any redemption as soon as practicable. We will not be responsible for any costs or expenses you may incur in connection with your application for a license, qualification or a finding of suitability, or your compliance with any other requirement of a gaming authority. The indenture also provides that as soon as a gaming authority requires you to sell your notes, you will, to the extent required by applicable gaming laws, have no further right:

•	to exercise, directly or indirectly, any right conferred by the notes or the indenture; or

•	to receive from us any interest, dividends or any other distributions or payments, or any remuneration in any form, relating to the notes, except the redemption price we refer to above.
Our general partner and its control person could exercise their influence over us to your detriment.
      Mr. Icahn, through affiliates, currently owns 100% of API, our general partner, and approximately 86.5% of our outstanding Depositary Units and preferred units, and will own approximately 90.0% of our Depositary Units if all of the Acquisitions are completed (assuming no reduction in the number of Depositary Units issued in connection with the acquisitions of the NEG Holding membership interest and Panaco and assuming no additional Depositary Units are issued in connection with the acquisition of GB Holdings and Atlantic Holdings common stock) and, as a result, has and will have the ability to influence many aspects of our operations and affairs. API also is the general partner of AREH.
      We have agreed to acquire the other membership interest in NEG Holding, the equity of Panaco, and the common stock of GB Holdings and of Atlantic Holdings owned by affiliates of Mr. Icahn. Upon completion of these acquisitions, all of Mr. Icahn’s and his affiliates’ interests in each of NEG Holding, TransTexas, Panaco, GB Holdings and Atlantic Holdings will be owned through AREP.
      We may invest in entities in which Mr. Icahn also invests or purchase investments from him or his affiliates. Although API has never received fees in connection with our investments, our partnership agreement allows for the payment of these fees. Mr. Icahn may pursue other business opportunities in which we compete and there is no requirement that any additional business opportunities be presented to us.
      The interests of Mr. Icahn, including his interests in entities in which he and we have invested or may invest in the future, may differ from your interests as a noteholder and, as such, he may take actions that may not be in your interest. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, Mr. Icahn’s interests might conflict with your interests as a noteholder.
      In addition, if Mr. Icahn were to sell, or otherwise transfer, some or all of his interests in us to an unrelated party or group, a change of control could be deemed to have occurred under the terms of the indenture governing the notes which would require us to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes.
Certain of our management are committed to the management of other businesses.
      Certain of the individuals who conduct the affairs of API, including our chairman, Mr. Icahn, and our chief executive officer, Keith A. Meister, are, and will in the future be, committed to the management of other businesses owned or controlled by Mr. Icahn and his affiliates. Accordingly, these individuals will not be devoting all of their professional time to the management of us, and conflicts may arise between our interests and the other entities or business activities in which such individuals are involved. Conflicts of interest may arise in the future as such affiliates and we may compete for the same assets, purchasers and sellers of assets or financings.

Since we are a limited partnership, you may not be able to pursue legal claims against us in U.S. federal courts.
      We are a limited partnership organized under the laws of the state of Delaware. Under the rules of federal civil procedure, you may not be able to sue us in federal court on claims other than those based solely on federal law, because of lack of complete diversity. Case law applying diversity jurisdiction deems us to have the citizenship of each of our limited partners. Because we are a publicly traded limited partnership, it may not be possible for you to sue us in a federal court because we have citizenship in all 50 U.S. states and operations in many states. Accordingly, you will be limited to bringing any claims in state court. Furthermore, AREP Finance, our corporate co-issuer for the notes, has only nominal assets and no operations. While you may be able to sue the corporate co-issuer in federal court, you are not likely to be able to realize on any judgment rendered against it.
We may be subject to the pension liabilities of our affiliates.
      Mr. Icahn, through certain affiliates, currently owns 100% of API and approximately 86.5% of our outstanding Depositary Units and preferred units. Applicable pension and tax laws make each member of a “controlled group” of entities, generally defined as entities in which there is at least an 80% common ownership interest, jointly and severally liable for certain pension plan obligations of any member of the controlled group. These pension obligations include ongoing contributions to fund the plan, as well as liability for any unfunded liabilities that may exist at the time the plan is terminated. In addition, the failure to pay these pension obligations when due may result in the creation of liens in favor of the pension plan or the Pension Benefit Guaranty Corporation, or the PBGC, against the assets of each member of the controlled group.
      As a result of the more than 80% ownership interest in us by Mr. Icahn’s affiliates, we and our subsidiaries, are subject to the pension liabilities of all entities in which Mr. Icahn has a direct or indirect ownership interest of at least 80%. One such entity, ACF Industries LLC, is the sponsor of several pension plans which are underfunded by a total of approximately $23.7 million on an ongoing actuarial basis and $175.4 million if those plans were terminated, as most recently reported by the plans’ actuaries. These liabilities could increase or decrease, depending on a number of factors, including future changes in promised benefits, investment returns, and the assumptions used to calculate the liability. As members of the controlled group, we would be liable for any failure of ACF to make ongoing pension contributions or to pay the unfunded liabilities upon a termination of the ACF pension plans. In addition, other entities now or in the future within the controlled group that includes us may have pension plan obligations that are, or may become, underfunded and we would be liable for any failure of such entities to make ongoing pension contributions or to pay the unfunded liabilities upon a termination of such plans.
      The current underfunded status of the ACF pension plans requires ACF to notify the PBGC of certain “reportable events,” such as if we cease to be a member of the ACF controlled group, or if we make certain extraordinary dividends or stock redemptions. The obligation to report could cause us to seek to delay or reconsider the occurrence of such reportable events.
      Starfire Holding Corporation, which is 100% owned by Mr. Icahn, has undertaken to indemnify us and our subsidiaries from losses resulting from any imposition of pension funding or termination liabilities that may be imposed on us and our subsidiaries or our assets as a result of being a member of the Icahn controlled group. The Starfire indemnity provides, among other things, that so long as such contingent liabilities exist and could be imposed on us, Starfire will not make any distributions to its stockholders that would reduce its net worth to below $250.0 million. Nonetheless, Starfire may not be able to fund its indemnification obligations to us.
We are subject to the risk of possibly becoming an investment company.
      Because we are a holding company and a significant portion of our assets consists of investments in companies in which we own less than a 50% interest, we run the risk of inadvertently becoming an investment company that is required to register under the Investment Company Act of 1940. Registered investment companies are subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates. Registered investment companies are not permitted to operate their business in the manner in which we operate our business, nor are registered investment companies permitted to have many of the relationships that we have with our affiliated companies.
      To avoid regulation under the Investment Company Act, we monitor the value of our investments and structure transactions with an eye toward the Investment Company Act. As a result, we may structure transactions in a less advantageous manner than if we did not have Investment Company Act concerns, or we may avoid otherwise economically desirable transactions due to those concerns. In addition, events beyond our control, including significant appreciation or depreciation in the market value of certain of our publicly traded holdings, could result in our inadvertently becoming an investment company.
      If it were established that we were an investment company, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both, in an action brought by the SEC, that we would be unable to enforce contracts with third parties or that third parties could seek to obtain rescission of transactions with us undertaken during the period it was established that we were an unregistered investment company.
We may become taxable as a corporation.
      We operate as a partnership for federal income tax purposes. This allows us to pass through our income and deductions to our partners. We believe that we have been and are properly treated as a partnership for federal income tax purposes. However, the Internal Revenue Service, or IRS, could challenge our partnership status and we could fail to qualify as a partnership for past years as well as future years. Qualification as a partnership involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. For example, a publicly traded partnership is generally taxable as a corporation unless 90% or more of its gross income is “qualifying” income, which includes interest, dividends, real property rents, gains from the sale or other disposition of real property, gain from the sale or other disposition of capital assets held for the production of interest or dividends, and certain other items. We believe that in all prior years of our existence at least 90% of our gross income was qualifying income and we intend to structure our business in a manner such that at least 90% of our gross income will constitute qualifying income this year and in the future. However, there can be no assurance that such structuring will be effective in all events to avoid the receipt of more than 10% of non-qualifying income. If less than 90% of our gross income constitutes qualifying income, we may be subject to corporate tax on our net income at regular corporate tax rates. Further, if less than 90% of our gross income constituted qualifying income for past years, we may be subject to corporate level tax plus interest and possibly penalties. In addition, if we register under the Investment Company Act of 1940, it is likely that we would be treated as a corporation for U.S. federal income tax purposes and subject to corporate tax on our net income at regular corporate tax rates. The cost of paying federal and possibly state income tax, either for past years or going forward, would be a significant liability and would reduce our funds available to make interest and principal payments on the notes.

Risks Relating to Our Business
Real Estate Operations
Our investment in property development may be more costly than anticipated.
      We have invested and expect to continue to invest in unentitled land, undeveloped land and distressed development properties. These properties involve more risk than properties on which development has been completed. Unentitled land may not be approved for development. Undeveloped land and distressed development properties do not generate any operating revenue, while costs are incurred to develop the properties. In addition, undeveloped land and development properties incur expenditures prior to completion, including property taxes and development costs. Also, construction may not be completed within budget or as scheduled and projected rental levels or sales prices may not be achieved and other unpredictable contingencies beyond our control could occur. We will not be able to recoup any of such costs until such time as these properties, or parcels thereof, are either disposed of or developed into income-producing assets.
Competition for acquisitions could adversely affect us and new acquisitions may fail to perform as expected.
      We seek to acquire investments that are undervalued. Acquisition opportunities in the real estate market for value-added investors have become competitive to source and the increased competition may negatively impact the spreads and the ability to find quality assets that provide returns that we seek. These investments may not be readily financeable and may not generate immediate positive cash flow for us. There can be no assurance that any asset we acquire, whether in the real estate sector or otherwise, will increase in value or generate positive cash flow.
We may not be able to sell our rental properties, which would reduce cash available for other purposes.
      We are currently marketing for sale our rental real estate portfolio. As of March 31, 2005, we owned 67 rental real estate properties with a book value of approximately $164.8 million, individually encumbered by mortgage debt which aggregated approximately $80.2 million. As of March 31, 2005, we had entered into conditional sales contracts or letters of intent for 11 rental real estate properties. Selling prices for the properties covered by the contracts or letters of intent would total approximately $45.5 million. These properties are encumbered by mortgage debt of approximately $25.3 million. Generally, these contracts and letters of intent may be terminated by the buyer with little or no penalty. We may not be successful in obtaining purchase offers for our remaining properties at acceptable prices and sales may not be consummated. Many of our properties are net-leased to single corporate tenants, and it may be difficult to sell those properties that existing tenants decline to re-let. Our attempt to market the real estate portfolio may not be successful. Even if our efforts are successful, we cannot be certain that the proceeds from the sales can be used to acquire businesses and investments at prices or at projected returns which are deemed favorable. From April 1, through May 31, we sold five of these rental real estate properties for approximately $3.1 million. These properties were unencumbered by mortgage debt.
We face potential adverse effects from tenant bankruptcies or insolvencies.
      The bankruptcy or insolvency of our tenants may adversely affect the income produced by our properties. If a tenant defaults, we may experience delays and incur substantial costs in enforcing our rights as landlord. If a tenant files for bankruptcy, we cannot evict the tenant solely because of such bankruptcy. A court, however, may authorize a tenant to reject or terminate its lease with us.
We may be subject to environmental liability as an owner or operator of development and rental real estate.
      Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances, pollutants and contaminants released on, under, in or from its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such substances. To the extent any such substances are found in or on any property invested in by us, we could be exposed to liability and be required to incur substantial remediation costs. The presence of such substances or the failure to undertake proper remediation may adversely affect the ability to finance, refinance or dispose of such property. We generally conduct a Phase I environmental site assessment on properties in which we are considering investing. A Phase I environmental site assessment involves record review, visual site assessment and personnel interviews, but does not typically include invasive testing procedures such as air, soil or groundwater sampling or other tests performed as part of a Phase II environmental site assessment. Accordingly, there can be no assurance that these assessments will disclose all potential liabilities or that future property uses or conditions or changes in applicable environmental laws and regulations or activities at nearby properties will not result in the creation of environmental liabilities with respect to a property.
Hotel and Casino Operations
The gaming industry is highly regulated. The gaming authorities and state and municipal licensing authorities have significant control over our operations.
      Our properties currently conduct licensed gaming operations in Nevada. In addition, we have entered into an agreement to acquire shares of GB Holdings and shares of Atlantic Holdings, that together with the shares we currently own, will result in our owning approximately 77.5% of the common stock of GB Holdings and approximately 58.3% of the stock of Atlantic Holdings. Atlantic Holdings through its wholly-owned subsidiary owns and operates The Sands Hotel and Casino. Various regulatory authorities, including the Nevada State Gaming Control Board, Nevada Gaming Commission and the New Jersey Casino Control Commission, require our properties and The Sands Hotel and Casino to hold various licenses and registrations, findings of suitability, permits and approvals to engage in gaming operations and to meet requirements of suitability. These gaming authorities also control approval of ownership interests in gaming operations. These gaming authorities may deny, limit, condition, suspend or revoke our gaming licenses, registrations, findings of suitability or the approval of any of our ownership interests in any of the licensed gaming operations conducted in Nevada and New Jersey, any of which could have a significant adverse effect on our business, financial condition and results of operations, for any cause they may deem reasonable. If we violate gaming laws or regulations that are applicable to us, we may have to pay substantial fines or forfeit assets. If, in the future, we operate or have an ownership interest in casino gaming facilities located outside of Nevada or New Jersey, we may also be subject to the gaming laws and regulations of those other jurisdictions.
      The sale of alcoholic beverages at our Nevada properties is subject to licensing and regulation by the City of Las Vegas and Clark County, Nevada. The City of Las Vegas and Clark County have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action may, and revocation would, reduce the number of visitors to our Nevada casinos to the extent the availability of alcoholic beverages is important to them. If our alcohol licenses become in any way impaired, it would reduce the number of visitors. Any reduction in our number of visitors will reduce our revenue and cash flow.
Rising operating costs for our gaming and entertainment properties could have a negative impact on our profitability.
      The operating expenses associated with our gaming and entertainment properties could increase due to some of the following factors:

•	potential changes in the tax or regulatory environment which impose additional restrictions or increase operating costs;

•	our properties use significant amounts of electricity, natural gas and other forms of energy, and energy price increases may reduce our working capital;

•	our Nevada properties use significant amounts of water and a water shortage may adversely affect our operations;

•	an increase in the cost of health care benefits for our employees could have a negative impact on our profitability;

•	some of our employees are covered by collective bargaining agreements and we may incur higher costs or work slow-downs or stoppages due to union activities;

•	our reliance on slot machine revenues and the concentration of manufacturing of slot machines in certain companies could impose additional costs on us; and

•	our insurance coverage may not be adequate to cover all possible losses and our insurance costs may increase.
We face substantial competition in the hotel and casino industry.
      The hotel and casino industry in general, and the markets in which we compete in particular, are highly competitive.

•	we compete with many world class destination resorts with greater name recognition, different attractions, amenities and entertainment options;

•	we compete with the continued growth of gaming on Native American tribal lands;

•	the existence of legalized gambling in other jurisdictions may reduce the number of visitors to our properties;

•	certain states have legalized, and others may legalize, casino gaming in specific venues, including race tracks and/or in specific areas, including metropolitan areas from which we traditionally attract customers; and

•	our properties also compete and will in the future compete with all forms of legalized gambling.
      Many of our competitors have greater financial, selling and marketing, technical and other resources than we do. We may not be able to compete effectively with our competitors and we may lose market share, which could reduce our revenue and cash flow.
Economic downturns, terrorism and the uncertainty of war, as well as other factors affecting discretionary consumer spending, could reduce the number of our visitors or the amount of money visitors spend at our casinos.
      The strength and profitability of our business depends on consumer demand for hotel-casino resorts and gaming in general and for the type of amenities we offer. Changes in consumer preferences or discretionary consumer spending could harm our business.
      During periods of economic contraction, our revenues may decrease while some of our costs remain fixed, resulting in decreased earnings, because the gaming and other leisure activities we offer at our properties are discretionary expenditures, and participation in these activities may decline during economic downturns because consumers have less disposable income. Even an uncertain economic outlook may adversely affect consumer spending in our gaming operations and related facilities, as consumers spend less in anticipation of a potential economic downturn. Additionally, rising gas prices could deter non-local visitors from traveling to our properties.
      The terrorist attacks which occurred on September 11, 2001, the potential for future terrorist attacks and wars in Afghanistan and Iraq have had a negative impact on travel and leisure expenditures, including lodging, gaming and tourism. Leisure and business travel, especially travel by air, remain particularly susceptible to global geopolitical events. Many of the customers of our properties travel by air, and the cost and availability of air service can affect our business. Furthermore, insurance coverage against loss or business interruption resulting from war and some forms of terrorism may be unavailable or not available on terms that we consider reasonable. We cannot predict the extent to which war, future security alerts or additional terrorist attacks may interfere with our operations.

Our hotels and casinos may need to increase capital expenditures to compete effectively.
      Capital expenditures, such as room refurbishments, amenity upgrades and new gaming equipment, may be necessary from time to time to preserve the competitiveness of our hotels and casinos. The gaming industry market is very competitive and is expected to become more competitive in the future. If cash from operations is insufficient to provide for needed levels of capital expenditures, the competitive position of our hotels and casinos could deteriorate if our hotels and casinos are unable to raise funds for such purposes.
Increased state taxation of gaming and hospitality revenues could adversely affect our hotel and casinos’ results of operations.
      The casino industry represents a significant source of tax revenues to the various jurisdictions in which casinos operate. Gaming companies are currently subject to significant state and local taxes and fees in addition to normal federal and state corporate income taxes. For example, casinos in Atlantic City pay for licenses as well as special taxes to the city and state, including taxes on annual gaming revenues, an annual investment alternative tax on annual gaming revenues, on casino complimentaries and on casino service industry multi-casino progressive slot machine revenue, a daily fee on each hotel room in a casino hotel facility that is occupied by a guest for consideration or as a complimentary item and a hotel parking charge.
      Future changes in state taxation of casino gaming companies cannot be predicted and any such changes could adversely affect the operating results of our hotels and casino.
GB Holdings may be unable to pay the interest or principal on its 11% notes due 2005 at maturity.
      GB Holdings’ ability to pay (1) interest on its notes is dependent upon it receiving payments from Atlantic Holdings, which payments are subject to a number of conditions, including that payments by Atlantic Holdings may be made only in respect of interest due on the Atlantic Holdings Notes prior to the maturity date of the GB Holdings notes and that, at the time of any payment and after giving effect to it, no event of default exists and no event that could result in an event of default has occurred or is incipient under the indenture for the Atlantic Holdings Notes and (2) the interest and principal amount of the GB Holdings Notes at maturity in September 2005 will depend upon its ability to refinance such notes on favorable terms or at all or to derive sufficient funds from the sale of its Atlantic Holdings common stock or otherwise. If GB Holdings does not pay its notes at maturity, it could result in, among other things, GB Holdings seeking bankruptcy protection.
The Sands Hotel and Casino’s operating results are subject to seasonality.
      The Sands Hotel and Casino’s quarterly operating results are highly volatile and subject to unpredictable fluctuations. The Sands historically experienced greater revenues in the summer. Future results may be more or less seasonal than historical results. The Sands Hotel and Casino’s operating results for any given quarter may not meet expectations or conform to the operating results of The Sands Hotel and Casino’s local, regional or national competitors. Conversely, favorable operating results in any given quarter may be followed by an unexpected downturn in subsequent quarters.
The Sands is exposed to certain risks related to the creditworthiness of its patrons.
      Historically, The Sands Hotel and Casino has extended credit on a discretionary basis to certain qualified patrons. For the year ended December 31, 2004, gaming credit extended to The Sands Hotel and Casino’s table game patrons accounted for approximately 21.8% of overall table game wagering, and table game wagering accounted for approximately 12.1% of overall casino wagering during the period. At December 31, 2004, gaming receivables amounted to $7.8 million before an allowance for uncollectible gaming receivables of $3.5 million. There can be no assurance that defaults in the repayment of credit by patrons of The Sands Hotel and Casino would not have a material adverse effect on the results of operations of The Sands Hotel and Casino.

Oil and Gas
We face substantial risks in the oil and gas industry.
      The exploration for and production of oil and gas involves numerous risks. The cost of drilling, completing and operating wells for oil or gas is often uncertain, and a number of factors can delay or prevent drilling operations or production, including:

•	unexpected drilling conditions;

•	pressure or irregularities in formation;

•	equipment failures or repairs;

•	fires or other accidents;

•	adverse weather conditions;

•	pipeline ruptures or spills; and

•	shortages or delays in the availability of drilling rigs and the delivery of equipment.
The oil and gas industry is subject to environmental regulation by state and federal agencies.
      Our existing operations and the operations that we expect to acquire are affected by extensive regulation through various federal, state and local laws and regulations relating to the exploration for and development, production, gathering and marketing of oil and gas. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds or other financial responsibility requirements, reports concerning operations, the spacing of wells, unitization and pooling of properties, and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas.
      Our operations are also subject to numerous environmental laws, including but not limited to, those governing management of waste, protection of water, air quality, the discharge of materials into the environment, and preservation of natural resources. Non-compliance with environmental laws and the discharge of oil, natural gas, or other materials into the air, soil or water may give rise to liabilities to the government and third parties, including civil and criminal penalties, and may require us to incur costs to remedy the discharge. Oil and gas may be discharged in many ways, including from a well or drilling equipment at a drill site, leakage from pipelines or other gathering and transportation facilities, leakage from storage tanks, and sudden discharges from oil and gas wells or explosion at processing plants. Hydrocarbons tend to degrade slowly in soil and water, which makes remediation costly, and discharged hydrocarbons may migrate through soil and water supplies or adjoining property, giving rise to additional liabilities. Laws and regulations protecting the environment have become more stringent in recent years, and may in certain circumstances impose retroactive, strict, and joint and several liabilities rendering entities liable for environmental damage without regard to negligence or fault. In the past, we have agreed to indemnify sellers of producing properties against certain liabilities for environmental claims associated with those properties. We cannot assure you that new laws or regulations, or modifications of or new interpretations of existing laws and regulations, will not substantially increase the cost of compliance or otherwise adversely affect our oil and gas operations and financial condition or that material indemnity claims will not arise with respect to properties that we acquire. While we do not anticipate incurring material costs in connection with environmental compliance and remediation, we cannot guarantee that material costs will not be incurred.

We may experience difficulty finding and acquiring additional reserves and be unable to compensate for the depletion of our proved reserves.
      Our future success and growth depends upon the ability to find or acquire additional oil and gas reserves that are economically recoverable. Except to the extent that we conduct successful exploration or development activities or acquire properties containing proved reserves, our proved reserves will generally decline as they are produced. The decline rate varies depending upon reservoir characteristics and other factors. Our future oil and gas reserves and production, and, therefore, cash flow and income are highly dependent upon the level of success in exploiting our current reserves and acquiring or finding additional reserves. The business of exploring for, developing or acquiring reserves is capital intensive. To the extent cash flow from operations is reduced and external sources of capital become limited or unavailable, our ability to make the necessary capital investments to maintain or expand this asset base of oil and gas reserves could be impaired. Development projects and acquisition activities may not result in additional reserves. We may not have success drilling productive wells at economic returns sufficient to replace our current and future production. We may acquire reserves which contain undetected problems or issues that did not initially appear to be significant to us.
      Reservoir engineering is a subjective process of estimating the volumes of underground accumulations of oil and gas which cannot be measured precisely. The accuracy of any reserve estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Reserve estimates prepared by other engineers might differ from the estimates contained herein. Results of drilling, testing, and production subsequent to the date of the estimate may justify revision of such estimate. Future prices received for the sale of oil and gas may be different from those used in preparing these reports. The amounts and timing of future operating and development costs may also differ from those used. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.
      Proved reserves are the estimated quantities of natural gas, condensate and oil that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. The estimation of reserves requires substantial judgment on the part of petroleum engineers, resulting in imprecise determinations, particularly with respect to recent discoveries. The accuracy of any reserve estimate depends on the quality of available data and engineering and geological interpretation and judgment. Results of drilling, testing and production after the date of the estimate may result in revisions of the estimate. Accordingly, estimates of reserves are often materially different from the quantities of natural gas, condensate and oil that are ultimately recovered, and these estimates will change as future production and development information becomes available. The reserve data represent estimates only and should not be construed as being exact.

Difficulties in exploration and development could adversely affect our financial condition.
      The costs of drilling all types of wells are uncertain, as are the quantity of reserves to be found, the prices that NEG Holding, TransTexas or Panaco will receive for the oil or natural gas and the costs of operating each well. While each of NEG Holding, TransTexas and Panaco has successfully drilled wells, you should know that there are inherent risks in doing so, and those difficulties could materially affect our financial condition and results of operations. Also, just because we complete a well and begin producing oil or natural gas, we cannot assure you that we will recover our investment or make a profit.

Oil and gas prices are likely to be volatile.
      Our revenues, profitability and the carrying value of oil and gas properties are substantially dependent upon prevailing prices of, and demand for, oil and gas and the costs of acquiring, finding, developing and producing reserves. Historically, the markets for oil and gas have been volatile. Markets for oil and gas likely will continue to be volatile in the future. Prices for oil and gas are subject to wide fluctuations in response to: (1) relatively minor changes in the supply of, and demand for, oil and gas; (2) market uncertainty; and (3) a variety of additional factors, all of which are beyond our control. These factors include, among others: domestic and foreign political conditions; the price and availability of domestic and imported oil and gas; the level of consumer and industrial demand; weather, domestic and foreign government relations; and the price and availability of alternative fuels and overall economic conditions. Our production is weighted toward natural gas, making earnings and cash flow more sensitive to natural gas price fluctuations.

There is inherent uncertainty in estimates of reserves which may affect future net cash flows.
      The basis for the success and long-term prospects for our oil and gas business is the price that we receive for our oil and gas. These prices are the primary factors for all aspects of our business including reserve values, future net cash flows, borrowing availability and results of operations. The reserve valuations are prepared annually by independent petroleum consultants, including the Pretax PV-10 values included elsewhere in this prospectus. However, there are many uncertainties inherent in preparing these reports and the third party consultants rely on information we provide them. The Pretax PV-10 calculations assume constant oil and gas prices, operating expenses and capital expenditures over the lives of the reserves. They also assume certain timing for completion of projects and that we will have the financial ability to conduct operations and capital expenditures without regard to factors independent of the reserve report. The actual results realized by the operations we propose to acquire may have historically varied from these reports and may do so in the future. The volumes estimated in these reports may also vary due to a variety of reasons including incorrect assumptions, unsuccessful drilling and the actual oil and gas prices that we receive.
      You should not assume that the Pretax PV-10 values of reserves represent the market value for those reserves. These values are prepared in accordance with strict guidelines imposed by the SEC. These valuations are the estimated discounted future net cash flows from our proved reserves. These estimates use prices that the operations we propose to acquire received or would have received on December 31, 2004 and use costs for operating and capital expenditures in effect at that date. These assumptions are then used to calculate a future cash flow stream that is discounted at a rate of 10%.
      The base prices used for the Pretax PV-10 calculation were public spot prices on December 31, 2004 adjusted by differentials to those spot market prices. These price adjustments were done on a property-by-property basis for the quality of the oil and gas and for transportation to the appropriate location.

Operating hazards and uninsured risks are inherent to the oil and gas industry.
      Our oil and gas business involves a variety of operating risks, including, but not limited to, unexpected formations or pressures, uncontrollable flows of oil, natural gas, brine or well fluids into the environment (including groundwater contamination), blowouts, fires, explosions, pollution and other risks, any of which could result in personal injuries, loss of life, damage to properties and substantial losses. Although we carry insurance at levels we believe are reasonable, we are not fully insured against all risks. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on our financial condition and operations.

Our use of hedging arrangements could reduce our income.
      NEG Holding and TransTexas typically hedge a portion of oil and gas production during periods when market prices for products are higher than historical average prices. During 2004, NEG Holding and TransTexas hedged 61% and 57%, respectively, of annual natural gas production and 96% and 81%, respectively, of annual oil production.
      Typically, NEG Holding, TransTexas and Panaco have used swaps, cost-free collars and options to put products to a purchaser at a specified price, or floor. In these transactions, NEG Holding, TransTexas and Panaco will usually have the option to receive from the counterparty to the hedge a specified price or the excess of a specified price over a floating market price. If the floating price exceeds the fixed price, the hedging party is required to pay the counterparty all or a portion of this difference multiplied by the quantity hedged.

Government regulations impose costs on abandoning oil and gas facilities.
      Government regulations and lease terms require all oil and gas producers to plug and abandon platforms and production facilities at the end of the properties’ lives. The reserve valuations for NEG Holding, TransTexas and Panaco do not include the estimated costs of plugging the wells and abandoning the platforms and equipment on their properties, less any cash deposited in escrow accounts for these obligations. These costs are usually higher on offshore properties, as are most expenditures on offshore properties. As of

December 31, 2004, the total estimated abandonment costs, net of $23.5 million already in escrow, were approximately $33.1 million. Those future liabilities are accounted for by accruing for them in depreciation, depletion and amortization expense over the lives of each property’s total proved reserves.

The oil and gas industry is highly competitive.
      There are many companies and individuals engaged in the exploration for and development of oil and gas properties. Competition is particularly intense with respect to the acquisition of oil and gas producing properties and securing experienced personnel. We encounter competition from various oil and gas companies in raising capital and in acquiring producing properties. Many of our competitors have financial and other resources considerably larger than ours.
Investments

We may not be able to identify suitable investments, and our investments may not result in favorable returns or may result in losses.
      Our partnership agreement allows us to take advantage of investment opportunities we believe exist outside of the real estate market. The equity securities in which we may invest include common stocks, preferred stocks and securities convertible into common stocks, as well as warrants to purchase these securities. The debt securities in which we may invest include bonds, debentures, notes, or non-rated mortgage-related securities, municipal obligations, bank debt and mezzanine loans. Certain of these securities may include lower rated or non-rated securities which may provide the potential for higher yields and therefore may entail higher risk and may include the securities of bankrupt or distressed companies. In addition, we may engage in various investment techniques, including derivatives, options and futures transactions, foreign currency transactions, “short” sales and leveraging for either hedging or other purposes. We may concentrate our activities by owning one or a few businesses or holdings, which would increase our risk. We may not be successful in finding suitable opportunities to invest our cash and our strategy of investing in undervalued assets may expose us to numerous risks.

Our investments may be subject to significant uncertainties.
      Our investments may not be successful for many reasons including, but not limited to:

•	fluctuation of interest rates;

•	lack of control in minority investments;

•	worsening of general economic and market conditions;

•	lack of diversification;

•	inexperience with non-real estate areas;

•	fluctuation of U.S. dollar exchange rates; and

•	adverse legal and regulatory developments that may affect particular businesses.

FORWARD-LOOKING STATEMENTS
      Some statements in this prospectus and the documents incorporated by reference are known as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, future performance generally, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and competition.
      When we use the words “believe,” “intend,” “expect,” “may,” “will,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements.
      We warn you that forward-looking statements are only predictions. Actual events or results may differ as a result of risks that we face, including those set forth in the section of this prospectus called “Risk Factors.” Those risks are representative of factors that could affect the outcome of the forward-looking statements. These and the other factors discussed elsewhere in this prospectus and the documents incorporated by reference herein are not necessarily all of the important factors that could cause our results to differ materially from those expressed in our forward-looking statements. Forward-looking statements speak only as of the date they were made and we undertake no obligation to update them.
INDUSTRY DATA
      We refer to market and industry data throughout this prospectus that we have obtained from publicly available information and industry publications and other data that is based on the good faith estimates of our management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Although we believe that these sources are reliable, we have not verified the accuracy or completeness of this information. We are not aware of any misstatements regarding the market and industry data presented in this prospectus, however, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors.”

USE OF PROCEEDS
      We will not receive any proceeds from the exchange of the new notes for the private notes pursuant to the exchange offer. On February 7, 2005, we issued and sold the private notes in a private offering, receiving net proceeds of approximately $471.5 million, after deducting selling and offering expenses.
      We intend to use the net proceeds of the private offering for general business purposes, including to pursue our primary business strategy of acquiring undervalued assets in either our existing lines of business or other businesses and to provide additional capital to grow our existing business.
      We will use the net proceeds of the private offering and conduct our activities in a manner so as not to be deemed an investment company under the Investment Company Act. Generally, this means that we do not intend to enter the business of investing in securities and that no more than 40% of our total assets will be invested in securities. The portion of our assets invested in each type of security or any single issuer or industry will not be limited.

THE EXCHANGE OFFER
Purpose of the Exchange Offer
      In connection with the sale of the private notes, we and the initial purchaser entered into a registration rights agreement in which we and AREH agreed to:

•	file a registration statement with the Securities and Exchange Commission with respect to the exchange of the private notes for new notes, or the exchange offer registration statement, no later than 180 days after the date we issued the private notes;

•	use all commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 300 days after the issuance date; and

•	commence the offer to exchange new notes for the private notes and use all commercially reasonable efforts to issue on or prior to 30 business days, or longer if required by the federal securities laws, after the date on which the exchange offer registration statement was declared effective by the SEC, new notes in exchange for all private notes tendered prior to that date in the exchange offer.
      We are making the exchange offer to satisfy certain of our obligations under the registration rights agreement. We filed a copy of the registration rights agreement as an exhibit to the exchange offer registration statement.
Resale of Exchange Notes
      Under existing interpretations of the Securities Act of 1933 by the staff of the SEC contained in several no-action letters to third parties, we believe that the new notes will generally be freely transferable by holders who have validly participated in the exchange offer without further registration under the Securities Act of 1933 (assuming the truth of certain representations required to be made by each holder of notes, as set forth below). For additional information on the staff’s position, we refer you to the following no-action letters: Exxon Capital Holdings Corporation, available April 13, 1988; Morgan Stanley & Co. Incorporated, available June 5, 1991; and Shearman & Sterling, available July 2, 1993. However, any purchaser of private notes who is one of our “affiliates” or who intends to participate in the exchange offer for the purpose of distributing the new notes or who is a broker-dealer who purchased private notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933:

•	will not be able to tender its private notes in the exchange offer;

•	will not be able to rely on the interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any sale or transfer of the private notes unless such sale or transfer is made pursuant to an exemption from these requirements.
      If you wish to exchange private notes for new notes in the exchange offer, you will be required to make representations in a letter of transmittal which accompanies this prospectus, including that:

•	you are not our “affiliate” (as defined in Rule 405 under the Securities Act of 1933);

•	any new notes to be received by you will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the new notes in violation of the provisions of the Securities Act of 1933;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of new notes; and

•	if you are a broker-dealer, you acquired the private notes for your own account as a result of market-making or other trading activities (and as such, you are a “participating broker-dealer”), you have not entered into any arrangement or understanding with American Real Estate Partners, L.P. or an affiliate of American Real Estate Partners, L.P. to distribute the new notes and you will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of the new notes.

      Rule 405 under the Securities Act of 1933 provides that an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.
      The SEC has taken the position that participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and accordingly may fulfill their prospectus delivery requirements with respect to the new notes, other than a resale of an unsold allotment from the original sale of the notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we have agreed to use commercially reasonable efforts to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements, to use the prospectus contained in the exchange offer registration statement in connection with the resale of the new notes for a period of 270 days from the issuance of the new notes.
Terms of the Exchange Offer
      This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all private notes which are properly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the expiration date. After authentication of the new notes by the trustee or an authentication agent, we will issue and deliver $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding private notes accepted in the exchange offer. Holders may tender some or all of their private notes in the exchange offer in denominations of $1,000 and integral multiples thereof.
      The form and terms of the new notes are identical in all material respects to the form and terms of the private notes, except that:

(1) the offering of the new notes has been registered under the Securities Act of 1933;

(2) the new notes generally will not be subject to transfer restrictions or have registration rights; and

(3) certain provisions relating to liquidated damages on the private notes provided for under certain circumstances will be eliminated.
      The new notes will evidence the same debt as the private notes. The new notes will be issued under and entitled to the benefits of the indenture.
      As of the date of this prospectus, $480 million aggregate principal amount of the private notes is outstanding. In connection with the issuance of the private notes, we made arrangements for the private notes to be issued and transferable in book-entry form through the facilities of the Depository Trust Company acting as a depositary. The new notes will also be issuable and transferable in book-entry form through the Depository Trust Company.
      The exchange offer is not conditioned upon any minimum aggregate principal amount of private notes being tendered. However, our obligation to accept private notes for exchange pursuant to the exchange offer is subject to certain customary conditions that we describe under “— Conditions” below.
      Holders who tender private notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of private notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “— Solicitation of Tenders; Fees and Expenses” for more detailed information regarding the expenses of the exchange offer.
      By executing or otherwise becoming bound by the letter of transmittal, you will be making the representations described under “— Procedures for Tendering” below.

Expiration Date; Extensions; Amendments
      The term “expiration date” will mean 5:00 p.m., New York City time, on                     , 2005, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which we extend the exchange offer.
      To extend the exchange offer, we will:

•	notify the exchange agent of any extension orally or in writing; and

•	notify the registered holders of the private notes by means of a press release or other public announcement, each before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.
      We reserve the right, in our reasonable discretion:

•	to delay accepting any private notes;

•	to extend the exchange offer; or

•	if any conditions listed below under “— Conditions” are not satisfied, to terminate the exchange offer by giving oral or written notice of the delay, extension or termination to the exchange agent.
      We will follow any delay in acceptance, extension or termination as promptly as practicable by oral or written notice to the registered holders. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders.
Interest on the New Notes
      Interest on the new notes will accrue from the last interest payment date on which interest was paid on the private notes surrendered in exchange for new notes or, if no interest has been paid on the private notes, from the issue date of the private notes, February 7, 2005. Interest on the new notes will be payable semi-annually on February 15 and August 15 of each year, commencing on August 15, 2005.
Procedures for Tendering
      You may tender your private notes in the exchange offer only if you are a registered holder of private notes. To tender in the exchange offer, you must:

•	complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;

•	have the signatures thereof guaranteed if required by the letter of transmittal; and

•	mail or otherwise deliver the letter of transmittal or such facsimile to the exchange agent, at the address listed below under “— Exchange Agent” for receipt prior to the expiration date.
      In addition, either:

•	the exchange agent must receive certificates for the private notes along with the letter of transmittal into its account at the Depository Trust Company pursuant to the procedure described under “— Book-Entry Transfer” before the expiration date;

•	the exchange agent must receive a timely confirmation of a book-entry transfer, if the procedure is available, into its account at the Depository Trust Company pursuant to the procedure described under “— Book-Entry Transfer” before the expiration date; or

•	you must comply with the procedures described under “Guaranteed Delivery Procedures.”
      Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

      The method of delivery of private notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that, instead of delivery by mail, you use an overnight or hand delivery service. In all cases, you should allow sufficient time to ensure delivery to the exchange agent prior to the expiration date. You should not send letters of transmittal or private notes to us. You may request that your respective brokers, dealers, commercial banks, trust companies or nominees effect the transactions described above for you.
      If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your private notes, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, prior to completing and executing the letter of transmittal and delivering your private notes, you must either:

•	make appropriate arrangements to register ownership of your private notes in your name; or

•	obtain a properly completed bond power from the registered holder.
      The transfer of record ownership may take considerable time unless private notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instruction” on the letter of transmittal; or

•	for the account of an “Eligible Institution” which is either:

•	a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

•	a commercial bank or trust company located or having an office or correspondent in the United States; or

•	otherwise an “eligible guarantor institution” within meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934.
An Eligible Institution must guarantee the signatures on a letter of transmittal or a notice of withdrawal described below under “— Withdrawal of Tenders.”
      If the letter of transmittal is signed by a person other than the registered holder, such private notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the private notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the private notes.
      If the letter of transmittal or any private notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, they must submit evidence satisfactory to us of their authority to so act with the letter of transmittal.
      The letter of transmittal will include representations to us as set forth under “Resale of Exchange Notes.”
      You should note that:

•	All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered private notes will be determined by us in our sole discretion, which determination will be final and binding;

•	We reserve the absolute right to reject any and all private notes not properly tendered or any private notes the acceptance of which would, in our judgment or the judgment of our counsel, be unlawful;

•	We also reserve the absolute right to waive any irregularities or conditions of tender as to particular private notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of private notes must be cured within such time as we shall determine;

•	Although we intend to notify holders of defects or irregularities with respect to any tender of private notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to tenders of private notes, nor shall any of them incur any liability for failure to give such notification; and

•	Tenders of private notes will not be deemed to have been made until such irregularities have been cured or waived. Any private notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Book-Entry Transfer
      The exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the private notes at the Depository Trust Company for the purpose of facilitating the exchange offer. Any financial institution that is a participant in the Depository Trust Company’s system may make book-entry delivery of private notes by causing the Depository Trust Company to transfer such private notes into the exchange agent’s account with respect to the private notes in accordance with the Depository Trust Company’s Automated Tender Offer Program procedures for such transfer. However, the exchange for the private notes so tendered will only be made after timely confirmation of such book-entry transfer of private notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by the Depository Trust Company and received by the exchange agent and forming a part of the confirmation of a book-entry transfer, which states that the Depository Trust Company has received an express acknowledgment from a participant that is tendering private notes that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against the participant.
      Although delivery of private notes may be effected through book-entry transfer into the exchange agent’s account at the Depository Trust Company, you must transmit and the exchange agent must receive, the letter of transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantee and all other required documents prior to the expiration date, or you must comply with the guaranteed delivery procedures described below. Delivery of documents to the Depository Trust Company does not constitute delivery to the exchange agent.
Guaranteed Delivery Procedures
      If you wish to tender your private notes but your private notes are not immediately available, or time will not permit your private notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may effect a tender if:

(1) the tender is made through an Eligible Institution;

(2) prior to the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery

•	stating the name and address of the holder, the certificate number or numbers of such holder’s private notes and the principal amount of such private notes tendered;

•	stating that the tender is being made thereby; and

•	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or a facsimile thereof, together with the certificate(s) representing the private notes to be tendered in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent’s account at the Depository Trust Company of private notes delivered electronically, and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the exchange agent; and

(3) such properly completed and executed letter of transmittal, or a facsimile thereof, together with the certificate(s) representing all tendered private notes in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent’s account at the Depository Trust Company of private notes delivered electronically and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.
      Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your private notes according to the guaranteed delivery procedures described above.
Withdrawal of Tenders
      Except as otherwise provided in this prospectus, you may withdraw tenders of private notes at any time prior to the expiration date.
      For a withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth this prospectus prior to the expiration date. Any such notice of withdrawal must:

•	specify the name of the person who deposited the private notes to be withdrawn;

•	identify the private notes to be withdrawn, including the certificate number or number and principal amount of such private notes or, in the case of private notes transferred by book-entry transfer, the name and number of the account at the Depository Trust Company to be credited; and

•	be signed in the same manner as the original signature on the letter of transmittal by which such private notes were tendered, including any required signature guarantee.
      We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices, and our determination shall be final and binding on all parties. We will not deem any properly withdrawn private notes to have been validly tendered for purposes of the exchange offer, and we will not issue new notes with respect those private notes unless you validly retender the withdrawn private notes. You may retender properly withdrawn private notes following one of the procedures described above under “— Procedures for Tendering” at any time prior to the expiration date.
Conditions
      Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the new notes for, any private notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the private notes, if:

•	the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC;

•	an action or proceeding has been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer;

•	there has been proposed, adopted or enacted any law, rule or regulation that, in our reasonable judgment would impair materially our ability to consummate the exchange offer; or

•	all governmental approvals which we deem necessary for the completion of the exchange offer have not been obtained.

      If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:

•	refuse to accept any private notes and return all tendered private notes to you;

•	extend the exchange offer and retain all private notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the private notes; or

•	waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered private notes that have not been withdrawn.
      If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the private notes.
Exchange Agent
      We have appointed Wilmington Trust Company, the trustee under the indenture, as exchange agent for the exchange offer. You should send all executed letters of transmittal to the exchange agent at one of the addresses set forth below. In such capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of directions of our company. You should direct questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal and requests for a notice of guaranteed delivery to the exchange agent addressed as follows:
By Certified or Registered Mail:
Wilmington Trust Company
DC-1626 Processing Unit
P.O. Box 8861
Wilmington, DE 19899-8861
By Overnight Courier or Hand Delivery:
Wilmington Trust Company
Corporate Capital Markets
1100 North Market Street
Wilmington, DE 19890-1626
By Facsimile:
(302) 636-4145
Confirm By Telephone:
(302) 636-6470
      Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.
      The trustee does not assume any responsibility for and makes no representation as to the validity or adequacy of this prospectus or the notes.
Solicitation of Tenders; Fees And Expenses
      We will pay all expenses of soliciting tenders pursuant to the exchange offer. We are making the principal solicitation by mail. Our officers and regular employees may make additional solicitations in person or by telephone or telecopier.
      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection therewith.
      We also may pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the private notes and in handling or forwarding tenders for exchange.

      We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.
      We will pay all transfer taxes, if any, applicable to the exchange of private notes for new notes pursuant to the exchange offer. If, however, certificates representing new notes or private notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the private notes tendered, or if tendered private notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of private notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed by us directly to such tendering holder.
Consequences of Failure to Exchange
      Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Private notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities. Accordingly, those private notes may be resold only:

•	to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act of 1933;

•	in a transaction meeting the requirements of Rule 144 under the Securities Act of 1933;

•	outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act of 1933;

•	in accordance with another exemption from the registration requirements of the Securities Act of 1933 and based upon an opinion of counsel if we so request;

•	to us; or

•	pursuant to an effective registration statement.
      In each case, the private notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF
AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
      The unaudited pro forma condensed consolidated financial statement information set forth below is presented to reflect the pro forma effects of the following transactions as if they occurred on the dates indicated as discussed below:

(i) The Acquisitions; and

(ii) The issuance of $480.0 million of Senior Notes due 2013 at an interest rate of 7 1/8% per annum in February 2005.
      The Acquisitions will be accounted for as a combination of entities under common control and are recorded at the historical basis of the entities as of the date acquired by AREP. AREP will prepare restated financial statements to include the historical financial position and results of operations up to the date of the Acquisitions for periods that the entities were under common control. The unaudited condensed historical combined balance sheet at March 31, 2005 included herein includes the combination of NEG Holding, GB Holdings and Panaco, which presentation AREP anticipates will be materially consistent with AREP’s presentation of its actual consolidated balance sheet after the consummation of the Acquisitions.
      The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Acquisitions had occurred on March 31, 2005. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2005 gives effect to the unaudited pro forma adjustments necessary to account for the Acquisitions.
      The unaudited pro forma condensed historical combined statements of earnings for each of the years ended December 31, 2004, 2003 and 2002 (1) combine the historical consolidated statements of earnings of NEG Holding and GB Holdings for each such year, which financial statements are included elsewhere in this prospectus, and (2) reflects the combination of such companies during a period of common control, which presentation AREP anticipates will be materially consistent with AREP’s presentation of restated consolidated statements of earnings after the consummation of the Acquisitions.
      The unaudited pro forma condensed consolidated statements of earnings for the three months ended March 31, 2005 (1) combine the historical consolidated statements of earnings of NEG Holding, GB Holdings and Panaco for the three months ended March 31, 2005 which financial statements are included elsewhere in this prospectus, and (2) reflect the combination of such companies during a period of common control, which presentation AREP anticipates will be materially consistent with AREP’s presentation of restated consolidated statements of earnings after the consummation of the Acquisitions.
      The unaudited pro forma condensed consolidated financial statement information is based on, and should be read together with (1) AREP’s consolidated financial statements as of March 31, 2005 (unaudited) and for the three months ended March 31, 2005 and 2004 (unaudited) and for the years ended December 31, 2004, 2003 and 2002, (2) AREP’s supplemental consolidated financial statements included elsewhere in this prospectus, giving effect to the acquisition of TransTexas on April 6, 2005 for $180.0 million of cash, (3) the consolidated financial statements as of March 31, 2005 (unaudited) and for the three months ended March 31, 2005 and 2004 (unaudited) and for the years ended December 31, 2004, 2003 and 2002 of each of NEG Holding and GB Holdings, and (4) the financial statements as of December 31, 2004 and for the three months ended March 31, 2005 and 2004 (unaudited) and for the year ended December 31, 2004 of Panaco.

AMERICAN REAL ESTATE PARTNERS, L.P.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2005

	Historical(1)
							Pro Forma	Pro Forma
	AREP	NEG		GB	Intercompany	Historical	Adjustments	Intercompany
	(Supplemental)(2)	Holding	Panaco	Holdings	Adjustments	Combined	Acquisitions(1)(2)	Adjustments(3)	Pro Forma

	(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$1,250,074	$10,999	$9,721	$14,929	$	$1,285,723	$(180,000)	$	$1,105,723
Investment in U.S. Government and Agency obligations	68,894					68,894			68,894
Marketable equity and debt securities	68,497					68,497			68,497
Due from brokers	147,223					147,223			147,223
Restricted cash	28,537					28,537			28,537
Receivables and other assets	52,567	19,992	25,642	16,421	(11,549)	103,073			103,073
Real estate leased to others under the financing method	3,740					3,740			3,740
Properties held for sale	33,995					33,995			33,995
Current portion of investment in debt securities of affiliates	5,429				(5,429)	—			—
Current portion of deferred tax asset	2,685		3,567			6,252			6,252

Total current assets	1,661,641	30,991	38,930	31,350	(16,978)	1,745,934	(180,000)	—	1,565,934
Investment in U.S. Government and Agency obligations	5,533					5,533			5,533
Other investments	244,602					244,602	466,000	(466,000)	244,602
Land and construction-in- progress	106,000					106,000			106,000
Real estate leased to others:
Accounted for under the financing method	75,949					75,949			75,949
Accounted for under the operating method, net	51,127					51,127			51,127
Oil and gas properties, net	180,241	245,216	96,319			521,776			521,776
Hotel, casino and resort operating properties, net:
Hotel and Casino	288,890			168,237		457,127			457,127
Hotel and resorts	46,041					46,041			46,041
Deferred finance costs and other assets	24,831	4,052	19,632	17,467		65,982			65,982
Long-term portion of investment in debt securities of affiliates	91,864				(91,864)	—			—
Investment in NEG Holding LLC	97,693				(97,693)	—			—
Equity interest in GB Holdings, Inc.	9,138				(9,138)	—			—
Equity investment	—	2,170				2,170			2,170
Deferred tax asset	52,147		21,340			73,487			73,487

Total	$2,935,697	$282,429	$176,221	$217,054	$(215,673)	$3,395,728	$286,000	$(466,000)	$3,215,728

AMERICAN REAL ESTATE PARTNERS, L.P.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET — (Continued)

	Historical(1)
								Pro Forma	Pro Forma
	AREP	NEG			GB	Intercompany	Historical	Adjustments	Intercompany
	(Supplemental)(2)	Holding	Panaco		Holdings	Adjustments	Combined	Acquisitions(1)(2)	Adjustments(3)	Pro Forma

	(In thousands)
LIABILITIES AND PARTNERS’/ SHAREHOLDERS’ EQUITY
Current Liabilities
Current portion of mortgages payable	$4,205	$	$		$	$	$4,205	$	$	$4,205
Mortgages on properties held for sale	20,372						20,372			20,372
Due to affiliate	10,000					(10,000)	—			—
Line of credit	—				4,000		4,000			4,000
Current portion note payable	—				43,741		43,741			43,741
Current portion of long-term debt	—			5,429		(5,429)	—			—
Accounts payable and other liabilities	96,814	35,699		15,029	22,500	(207)	169,835			169,835
Securities sold not yet purchased	83,750						83,750			83,750

Total current liabilities	215,141	35,699		20,458	70,241	(15,636)	325,903	—	—	325,903

Other liabilities	28,133	13,782		2,258	5,881	(1,342)	48,712			48,712
Mortgages payable:
Real estate leased to others	55,614						55,614			55,614
Senior secured notes payable and credit facility	215,000						215,000			215,000
Senior unsecured notes payable, net	350,679						350,679			350,679
Senior unsecured notes payable	480,000						480,000			480,000
Long-term debt, net of current portion	—	66,834		31,214	66,259	(95,138)	69,169			69,169
Asset retirement obligation	3,999	3,116		33,600			40,715			40,715
Preferred limited partnership units	108,006						108,006			108,006

Total long-term liabilities	1,241,431	83,732		67,072	72,140	(96,480)	1,367,895	—	—	1,367,895

Warrants in Atlantic Coast Entertainment Holdings, Inc.	—				43,587	(43,587)	—			—

Commitments and contingencies
Minority interests	—					16,808	16,808			16,808
Partners’/Shareholders Equity	’
Limited partners equity	1,383,913						1,383,913	466,000	(6,773)	1,843,140
General partner equity	107,133						107,133		(433,230)	(326,097)
Treasury units at cost	(11,921)						(11,921)			(11,921)
Shareholders’ equity	—	162,998		88,691	31,086	(76,778)	205,997	(180,000)	(25,997)	—

Partners’/ Shareholders’ equity	1,479,125	162,998		88,691	31,086	(76,778)	1,685,122	286,000	(466,000)	1,505,122

Total	$2,935,697	$282,429		$176,221	$217,054	$(215,673)	$3,395,728	$286,000	$(466,000)	$3,215,728

AMERICAN REAL ESTATE PARTNERS, L.P.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
Three Months Ended March 31, 2005

	Historical(1)

	AREP	NEG			GB	Intercompany	Historical	Debt
	(Supplemental)(2)	Holding	Panaco		Holdings	Adjustments	Combined	Offering(5)	Pro Forma

	(In thousands, except unit and per unit data)
Revenues:
Hotel and casino operating income	$82,838	$	$		$39,965	$(136)	$122,667	$	$122,667
Land, house and condominium sales	8,279						8,279		8,279
Interest income on financing leases	1,966						1,966		1,966
Interest income on U.S. Government and Agency obligations and other investments	12,902			132	107	(602)	12,539		12,539
Rental income	2,035						2,035		2,035
Hotel and resort operating income	5,563						5,563		5,563
Oil and gas operating income	15,422	25,490		12,707			53,619		53,619
Accretion of investment in NEG Holding LLC	9,893					(9,893)	—		—
NEG management fee	2,108					(2,108)	—		—
Dividend and other income	4,206						4,206		4,206
Equity in losses of equity method investees	(986)					986	—		—

	144,226	25,490		12,839	40,072	(11,753)	210,874	—	210,874

Expenses:
Hotel and casino operating expenses	57,624				37,468	(304)	94,788		94,788
Cost of land, house and condominium sales	7,047						7,047		7,047
Hotel and resort operating expenses	5,405						5,405		5,405
Oil and gas operating expenses	2,866	6,449		5,551		(2,108)	12,758		12,758
Interest expense	19,265	916		604	2,451	(1,074)	22,162	3,575	25,737
Depreciation, depletion and amortization	16,167	6,688		4,842	4,026		31,723		31,723
General and administrative expenses	7,610						7,610		7,610
Property expenses	952						952		952

	116,936	14,053		10,997	43,945	(3,486)	182,445	3,575	186,020

Operating income (loss)	27,290	11,437		1,842	(3,873)	(8,267)	28,429	(3,575)	24,854
Other gains and (losses):
Other losses	(180)						(180)		(180)
Unrealized gains on securities sold short	21,704						21,704		21,704
Gain on sales and disposition of real estate and other assets	186				4		190		190
Debt restructuring/ reorganization costs	—				(24)		(24)		(24)
Change in fair value of derivative contracts	(9,813)	(22,620)		(6,336)			(38,769)		(38,769)
Minority interest	—					932	932		932

Income (loss) from continuing operations before income taxes	39,187	(11,183)		(4,494)	(3,893)	(7,335)	12,282	(3,575)	8,707
Income tax (expense) benefit	(4,782)			1,624	(247)		(3,405)		(3,405)

Income (loss) from continuing operations	$34,405	$(11,183)		$(2,870)	$(4,140)	$(7,335)	$8,877	$(3,575)	$5,302

Income from continuing operations attributable to:
Limited partners	$38,940								$10,416
General partner	(4,535)								(5,114)

	$34,405								$5,302

Income from continuing operations per LP unit:
Basic earnings:
Income from continuing operations per LP unit	$0.84								$0.17

Weighted average units outstanding	46,098,284								62,167,250

Diluted earnings:
Income from continuing operations per LP unit	$0.81								$0.17

Weighted average units and equivalent partnership units outstanding	49,857,622								62,167,250

AMERICAN REAL ESTATE PARTNERS, L.P.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
Year Ended December 31, 2004

						Other Pro Forma Adjustments

								Panaco
	Historical(1)							Intercompany
								and
	AREP	NEG	GB	Intercompany	Historical			Bankruptcy	Debt	Prior Debt
	(Supplemental)(2)	Holding	Holdings	Adjustments	Combined	Panaco(1)		Adjustment(4)	Offering(5)	Offering(6)	Pro Forma

	(In thousands, except unit and per unit data)
Revenues:
Hotel and casino operating income	$299,981	$	$171,243	$(359)	$470,865	$		$	$	$	$470,865
Land, house and condominium sales	26,591				26,591						26,591
Interest income on financing leases	9,880				9,880						9,880
Interest income on U.S. Government and Agency obligations and other investments	44,376	449	422	(156)	45,091		684	(684)			45,091
Rental income	7,916				7,916						7,916
Hotel and resort operating income	16,211				16,211						16,211
Accretion of investment in NEG Holding LLC	34,432			(34,432)	—						—
NEG management fee	6,887			(6,887)	—						—
Dividend and other income	3,616				3,616		48				3,664
Equity in losses of equity method investees	(2,113)	(519)		2,113	(519)						(519)
Oil and gas operating income	58,419	78,727			137,146		51,234				188,380

	506,196	78,657	171,665	(39,721)	716,797		51,966	(684)	—	—	768,079

Expenses:
Hotel and casino operating expenses	227,603		154,252	(639)	381,216						381,216
Cost of land, house and condominium sales	18,486				18,486						18,486
Hotel and resort operating expenses	12,730				12,730						12,730
Interest expense	49,669	2,716	11,115	(4,754)	58,746		2,517	(2,321)	35,263	12,285	106,490
Depreciation, depletion and amortization	68,291	21,647	14,898		104,836		25,965				130,801
General and administrative expenses	20,952				20,952						20,952
Property expenses	4,340				4,340						4,340
Oil and gas operating expenses	13,816	25,172		(6,162)	32,826		18,095	(725)			50,196
Provision for loss on real estate	3,150				3,150						3,150

	419,037	49,535	180,265	(11,555)	637,282		46,577	(3,046)	35,263	12,285	728,361

Operating income (loss)	87,159	29,122	(8,600)	(28,166)	79,515		5,389	2,362	(35,263)	(12,285)	39,718
Other gains and (losses):
Gain on sale of other assets	1,680				1,680						1,680
Gain on sale of marketable equity and debt securities and other investments	40,159				40,159						40,159
Unrealized losses on securities sold short	(23,619)				(23,619)						(23,619)
Impairment loss on equity interest in GB Holdings, Inc.	(15,600)				(15,600)						(15,600)
Gain on retirement/ restructuring of debt	—				—		51,268	(51,268)			—
Gain on restructuring of payables	—				—		12,495	(12,495)			—
Gain (loss) on sale and disposition of real estate and other assets	5,262		(152)		5,110		(76)				5,034
Severance tax refund	4,468				4,468						4,468
Debt restructuring/ reorganization costs	—		(3,084)		(3,084)		(7,355)	7,355			(3,084)
Minority interest	(812)			2,886	2,074						2,074

AMERICAN REAL ESTATE PARTNERS, L.P.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS — (Continued)

						Other Pro Forma Adjustments

							Panaco
	Historical(1)						Intercompany
							and
	AREP	NEG	GB	Intercompany	Historical		Bankruptcy	Debt	Prior Debt
	(Supplemental)(2)	Holding	Holdings	Adjustments	Combined	Panaco(1)	Adjustment(4)	Offering(5)	Offering(6)	Pro Forma

	(In thousands, except unit and per unit data)
Income (loss) from continuing operations before income taxes	98,697	29,122	(11,836)	(25,280)	90,703	61,721	(54,046)	(35,263)	(12,285)	50,830
Income tax (expense) benefit	(17,326)		(986)		(18,312)	22,877				4,565

Income (loss) from continuing operations	$81,371	$29,122	$(12,822)	$(25,280)	$72,391	$84,598	$(54,046)	$(35,263)	$(12,285)	$55,395

Income from continuing operations attributable to:
Limited partners	$71,456									$45,997
General partner	9,915									9,398

	$81,371									$55,395

Income from continuing operations per LP unit:
Basic earnings:
Income from continuing operations per LP unit	$1.55									$0.74

Weighted average units outstanding	46,098,284									62,167,250

Diluted earnings:
Income from continuing operations per LP unit	$1.48									$0.74

Weighted average units and equivalent partnership units outstanding	51,542,312									62,167,250

AMERICAN REAL ESTATE PARTNERS, L.P.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
Year Ended December 31, 2003

	Historical(1)

	AREP	NEG		Intercompany	Historical
	(Supplemental)(2)	Holding	GB Holdings	Adjustments	Combined

	(In $000’s)
Revenues:
Hotel and casino operating income	$262,811	$	$167,749	$(191)	$430,369
Land, house and condominium sales	13,265				13,265
Interest income on financing leases	13,115				13,115
Interest income on U.S. Government and Agency					—
obligations and other investments	22,592	587	627	(115)	23,691
Rental income	7,092				7,092
Hotel and resort operating income	12,376				12,376
Accretion of investment in NEG Holding LLC	30,142			(30,142)	—
NEG management fee	6,629			(6,629)	—
Dividend and other income	3,211	125			3,336
Equity in losses of equity method investees	(3,466)	(102)		3,466	(102)
Oil and gas operating income	20,899	77,606			98,505

	388,666	78,216	168,376	(33,611)	601,647

Expenses:
Hotel and casino operating expenses	216,857		156,556	(191)	373,222
Cost of land, house and condominium sales	9,129				9,129
Hotel and resort operating expenses	8,773				8,773
Interest expense	27,057	1,538	12,581	(7,147)	34,029
Depreciation, depletion and amortization	40,571	23,686	14,123		78,380
General and administrative expenses	14,081				14,081
Property expenses	4,472				4,472
Oil and gas operating expenses	5,028	23,080		(6,629)	21,479
Provision for loss on real estate	750				750

	326,718	48,304	183,260	(13,967)	544,315

Operating income (loss)	61,948	29,912	(14,884)	(19,644)	57,332
Other gains and (losses):
Gain (loss) on sale of marketable equity and debt securities and other investments	2,607	(954)			1,653
Loss on sale of other assets	(1,503)		(28)		(1,531)
Write-down of equity securities available for sale	(19,759)				(19,759)
Gain on sale and disposition of real estate	7,121				7,121
Debt restructuring/reorganization costs	—		(1,843)		(1,843)
Minority interest	(1,266)			3,987	2,721

Income (loss) from continuing operations before income taxes	49,148	28,958	(16,755)	(15,657)	45,694
Income tax benefit (expense)	16,750		(958)		15,792

Income (loss) from continuing operations	$65,898	$28,958	$(17,713)	$(15,657)	$61,486

Income from continuing operations attributable to:
Limited partners	$48,573				$44,249
General partner	17,325				17,237

	$65,898				$61,486

Income from continuing operations per LP unit:
Basic earnings:
Income from continuing operations per LP unit	$1.00				$0.72

Weighted average units outstanding	46,098,284				57,856,905

Diluted earnings:
Income from continuing operations per LP unit	$0.94				$0.70

Weighted average units and equivalent partnership units outstanding	54,489,943				66,248,564

AMERICAN REAL ESTATE PARTNERS, L.P.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
Year Ended December 31, 2002

	Historical(1)

					Intercompany	Historical
	AREP	NEG Holding		GB Holdings	Adjustments	Combined

	(In thousands)
Revenues:
Hotel and casino operating income	$250,023	$		$$189,917	$(28)	439,912
Land, house and condominium sales	76,024					76,024
Interest income on financing leases	14,722					14,722
Interest income on U.S. Government and Agency obligations and other investments	30,569		1,791	1,067	(546)	32,881
Rental income	6,852					6,852
Hotel and resort operating income	12,921					12,921
Accretion of investment in NEG Holding LLC	32,879				(32,879)	—
NEG management fee	7,637				(7,637)	—
Dividend and other income	2,720		175			2,895
Equity in earnings of equity method investees	305				(305)	—
Oil and gas operating income	—		35,901			35,901

	434,652		37,867	190,984	(41,395)	622,108

Expenses:
Hotel and casino operating expenses	217,938			170,567	(28)	388,477
Cost of land, house and condominium sales	54,640					54,640
Hotel and resort operating expenses	10,536					10,536
Interest expense	27,297		96	12,195	(7,578)	32,010
Depreciation, depletion and amortization	23,646		15,509	13,292		52,447
General and administrative expenses	14,134					14,134
Property expenses	3,862					3,862
Oil and gas operating expenses	—		16,556		(7,637)	8,919
Provision for loss on real estate	3,212					3,212
Loss on impairment of fixed assets	—			1,282		1,282

	355,265		32,161	197,336	(15,243)	569,519

Operating income(loss)	79,387		5,706	(6,352)	(26,152)	52,589
Other gains and (losses):
Gain on sale of marketable equity and debt securities and other investments	—		8,712			8,712
Loss on sale of other assets	(353)			(185)		(538)
Write-down of equity securities available for sale	(8,476)					(8,476)
Gain on sale and disposition of real estate	8,990					8,990
Unrealized loss on financial instruments/short sale	—		(347)			(347)
Loss on limited partnership interests	(3,750)					(3,750)
Dividend expense	—		(145)			(145)
Minority interest	(1,943)				1,648	(295)

Income(loss) from continuing operations before income taxes	73,855		13,926	(6,537)	(24,504)	56,740
Income tax expense	(10,096)			(784)		(10,880)

Income(loss) from continuing operations	$63,759		$13,926	$(7,321)	$(24,504)	$45,860

Income(loss) from continuing operations attributable to:
Limited partners	$56,369					$38,826
General partner	7,390					7,034

	$63,759					$45,860

Income(loss) from continuing operations per LP unit:
Basic earnings:
Income from continuing operations	$1.12					$0.59

Weighted average units outstanding	46,098,284					57,856,905

Diluted earnings:
Income(loss) from continuing operations per LP unit	$1.00					$0.57

Weighted average units and equivalent partnership units outstanding	56,466,698					68,225,319

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENT INFORMATION
(1) Gives effect to the following pending transactions:
      We have entered into purchase agreements with affiliates of Mr. Icahn to acquire the following:

•	The membership interest in NEG Holding for 11,344,828 Depositary Units valued at $329.0 million.

•	100% of the equity of Panaco for 4,310,345 Depositary Units valued at $125.0 million.

•	Approximately 41.2% of the outstanding common stock of GB Holdings and approximately 11.3% of the fully diluted common stock of Atlantic Holdings for 413,793 Depositary Units valued at $12.0 million, plus 206,897 units valued at $6.0 million if certain earnings targets are met during 2005 and 2006.
      The Acquisitions will be accounted for as a combination of entities under common control and are recorded at the historical basis of the entities being acquired as of and for the periods for which the entities were under common control.
      Although Panaco emerged from bankruptcy on November 16, 2004, the six weeks of operations during this period were not material. For purposes of the pro forma financial statements, the acquisition of Panaco was considered effective as of December 31, 2004.
      None of the pending Acquisitions is conditioned upon the closing of the others. We may not complete all or any of the pending Acquisitions. For purposes of the pro forma presentations, we have assumed the closing of all pending Acquisitions.
      The intercompany adjustments reflect the elimination of intercompany amounts necessary to prepare consolidated financial statements. These adjustments are summarized as follows:

(a)	Pro Forma Condensed Consolidated Balance Sheet at March 31, 2005

•	The elimination of AREP’s $97.7 million investment in NEG Holding, since NEG Holding is now consolidated.

•	The elimination of AREP’s $9.1 million equity interest in GB Holdings, since GB Holdings is now consolidated.

•	The elimination of AREP’s $63.9 million investment in the Atlantic Holdings 3% Notes due 2008 or the Atlantic Holdings Notes, and the elimination of the corresponding debt of Atlantic Holdings.

•	The elimination of $2.2 million of deferred consent fees for both AREP and GB Holdings related to AREP’s consent, in July 2004, to an exchange of GB Holdings 11% notes due 2005 for the Atlantic Holdings Notes.

•	The elimination of AREP’s share of warrants in Atlantic Holdings, valued at $33.8 million. The warrants owned by AREP after the Acquisitions represent approximately 77.5% of the outstanding warrants. The remaining approximate 22.5% of the warrants in Atlantic Holdings, valued at $9.8 million, have been reclassified to minority interests.

•	The recording of the minority interest in GB Holdings of $7.0 million.

•	The elimination of AREP’s $36.6 million investment in the outstanding term loans of Panaco, Inc., or the Panaco Debt, plus accrued interest and the elimination of the corresponding debt of Panaco.

•	The elimination of a $10.0 million receivable/payable between AREP and Panaco.

(b)	Pro Forma Condensed Consolidated Statement of Earnings for the Three Months Ended March 31, 2005

•	The elimination of AREP’s $9.9 million accretion of investment in NEG Holding, since NEG Holding is now consolidated.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENT INFORMATION — (Continued)

•	The elimination of AREP’s $1.0 million equity in losses of GB Holdings, since GB Holdings is now consolidated.

•	The elimination of AREP’s $2.1 million management fee from NEG Holding, since NEG Holding is now consolidated.

•	The elimination of a $0.1 million administrative charge between ACEP and GB Holdings.

•	The elimination of $0.2 million of amortization of deferred consent fees between AREP and GB Holdings.

•	The elimination of $0.5 million of related party interest expense paid by GB Holdings to Mr. Icahn and affiliates.

•	The recording of a credit to minority interest expense on GB Holdings of $0.9 million.

•	The elimination of $0.6 million of interest expense/income recorded by Panaco/ AREP on the term loans of Panaco.

(c)	Pro Forma Condensed Consolidated Statement of Earnings for the Year Ended December 31, 2004

•	The elimination of AREP’s $34.4 million accretion of investment in NEG Holding, since NEG Holding is now consolidated.

•	The elimination of AREP’s $2.1 million equity in losses of GB Holdings, since GB Holdings is now consolidated.

•	The elimination of AREP’s $6.2 million management fee from NEG Holding, since NEG Holding is now consolidated.

•	The elimination of a $0.3 million administrative charge between ACEP and GB Holdings.

•	The elimination of $0.3 million of amortization of deferred consent fees between AREP and GB Holdings.

•	The elimination of $4.8 million of related party interest expense paid by GB Holdings to Mr. Icahn and affiliates.

•	The recording of a credit to minority interest expense on GB Holdings of $2.9 million.

(d)	Pro Forma Condensed Consolidated Statement of Earnings for the Year Ended December 31, 2003

•	The elimination of AREP’s $30.1 million accretion of investment in NEG Holding, since NEG Holding is now consolidated.

•	The elimination of AREP’s $3.5 million equity in losses of GB Holdings, since GB Holdings is now consolidated.

•	The elimination of AREP’s $6.6 million management fee from NEG Holding, since NEG Holding is now consolidated.

•	The elimination of a $0.2 million administrative charge between ACEP, a consolidated subsidiary of AREP and GB Holdings.

•	The elimination of $0.1 million of interest income and expense between NEG Holding and NEG, Inc., a consolidated subsidiary of AREP.

•	The elimination of $7.0 million of related party interest expense paid by GB Holdings to Mr. Icahn and affiliates.

•	The recording of a credit to minority interest expense on GB Holdings of $4.0 million, representing 22.5% of the loss of GB Holdings.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENT INFORMATION — (Continued)
(e) Pro Forma Condensed Consolidated Statement of Earnings for the Year Ended December 31, 2002

•	The elimination of AREP’s $32.9 million accretion of investment in NEG Holding, since NEG Holding is now consolidated.

•	The elimination of AREP’s $0.3 million equity in earnings of GB Holdings, since GB Holdings is now consolidated.

•	The elimination of AREP’s $7.6 million management fee from NEG Holding, since NEG Holding is now consolidated.

•	The elimination of $0.5 million of interest income and expense between NEG Holding and NEG.

•	The elimination of $7.0 million of related party interest expense paid by GB Holdings to Mr. Icahn and affiliates.

•	The recording of a debit to minority interest on GB Holdings of $2.9 million, representing 22.5% of the loss of GB Holdings.
(2) Gives effect to the following completed transaction:
      On April 6, 2005, we purchased from affiliates of Mr. Icahn 100% of the equity of TransTexas for $180.0 million in cash. The acquisition was accounted for as a combination of entities under common control and the supplemental consolidated financial statements for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004 and 2003 give effect to the inclusion of the results of TransTexas since August 28, 2003, the date it emerged from bankruptcy. The supplemental consolidated financial statements are included elsewhere in this prospectus.
(3) The pro forma intercompany adjustments also reflect the elimination of intercompany amounts necessary to prepare consolidated financial statements. These adjustments are summarized as follows:

Pro Forma Condensed Consolidated Balance Sheet at March 31, 2005

•	The elimination of AREP’s $466 million pro forma investment in the Acquisitions.

•	The allocation of the change in equity as a result of the transaction between the general partner and the limited partners.
(4) Reflects the following adjustments for Panaco:

•	The reduction of interest expense and interest income that results from the effect of its bankruptcy.

•	The elimination of related party interest expense following emergence from bankruptcy in November 2004.

•	The elimination of $0.7 million management fee paid to AREP, following emergence from bankruptcy.

•	The elimination of $51.3 million of gain on retirement/restructuring of debt, $12.5 million gain on restructuring of payables and $7.4 million debt restructuring/reorganization costs related to the emergence from bankruptcy.
(5) Reflects interest expense related to the issuance of $480.0 million of Senior Notes.
(6) Reflects interest expense and amortization of costs from the beginning of the period presented, (January 1), related to the issuance of notes from prior debt offerings. The prior debt offerings consisted of 7.85% senior secured notes due 2012 in the principal amount of $215.0 million, issued by American Casino & Entertainment Properties LLC and American Casino & Entertainment Properties Finance Corp in January 2004, and 8 1/8% senior notes due 2012 in the principal amount of $353.0 million issued by AREP and AREP Finance in May 2004.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
      The following table summarizes certain selected historical consolidated financial data of AREP, which you should read in conjunction with its financial statements and the related notes contained in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from the Form 8-K filed on June 20, 2005. The selected historical consolidated financial data as of December 31, 2004 and 2003, and for the years ended December 31, 2004, 2003 and 2002, have each been derived from our audited consolidated financial statements at those dates and for those periods, contained elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 2002 and 2001 and for the year ended December 31, 2001 have each been derived from our audited consolidated financial statements at that date and for that period, not contained in this prospectus. The selected historical consolidated financial data as of and for the year ended December 31, 2000 has been derived from our consolidated financial statements (unaudited) at that date and for that period. The selected historical consolidated financial data as of March 31, 2005 and for the three months ended March 31, 2005 and 2004 are unaudited. For the three month periods ended March 31, 2005 and 2004, all adjustments, consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of the interim consolidated financial statements, have been included. Results for the three months ended March 31, 2005 and 2004 are not necessarily indicative of the results for the full year.

	Three Months Ended
	March 31,		Year Ended December 31,

	2005	2004	2004	2003	2002	2001	2000

	(In $000’s, except per unit amounts)
Total revenues	$130,623	$102,219	$452,012	$368,946	$434,652	$414,545	$378,179

Operating income	$25,670	$24,142	$88,837	$68,979	$79,387	$63,938	$66,356
Other gains (losses):
Gain on sale of marketable equity and debt securities	—	28,857	40,159	2,607	—	6,749	—
Unrealized gains (losses) on securities sold short	21,704	—	(23,619)	—	—	—	—
Impairment loss on equity interest in GB Holdings, Inc.	—	—	(15,600)	—	—	—	—
(Loss) gain on sale of other assets	(180)	(4)	—	(1,503)	(353)	27	—
Gain on sales and disposition of real estate	186	6,047	5,262	7,121	8,990	1,737	6,763
Write-down of marketable equity and debt securities and other investments	—	—	—	(19,759)	(8,476)	—	—
(Loss) gain on limited partnership interests	—	—	—	—	(3,750)	—	3,461
Minority interest	—	—	—	—	(1,943)	(450)	(2,747)

Income from continuing operations before income taxes	47,380	59,042	95,039	57,445	73,855	72,001	73,833
Income tax (expense) benefit	(7,650)	(6,169)	(16,763)	1,573	(10,096)	25,664	379

Income from continuing operations	39,730	52,873	78,276	59,018	63,759	97,655	74,212

Discontinued operations:
Income from discontinued operations	957	3,218	7,500	7,653	6,937	7,944	6,260
Gain on sales and disposition of real estate	18,723	6,929	75,197	3,353	—	—	—

Total income from discontinued operations	19,680	10,147	82,697	11,006	6,937	7,944	6,260

Net earnings	$59,410	$63,020	$160,973	$70,024	$70,696	$105,609	$80,472

Net Earnings Attributable to:
Limited partners	$58,228	$57,608	$152,507	$59,360	$63,168	$66,190	$72,225
General partner	1,182	5,412	8,466	10,664	7,528	39,419	8,247

Net earnings	$59,410	$63,020	$160,973	$70,024	$70,696	$105,609	$80,472

	Three Months Ended
	March 31,		Year Ended December 31,

	2005	2004	2004	2003	2002(1)	2001(1)	2000(1)

	(In $000’s except per unit amounts)
Net earnings per limited partnership unit:
Basic earnings:
Income from continuing operations	$0.84	$1.03	$1.55	$1.00	$1.12	$1.17	$1.35
Income from discontinued operations	0.42	0.22	1.76	0.24	0.15	0.17	0.13

Basic earnings per LP Unit	$1.26	$1.25	$3.31	$1.24	$1.27	$1.34	$1.48

Weighted average limited partnership units outstanding	46,098,284	46,098,284	46,098,284	46,098,284	46,098,284	46,098,284	46,098,284

Diluted earnings:
Income from continuing operations	$0.81	$0.93	$1.48	$0.94	$1.00	$1.05	$1.18
Income from discontinued operations	0.39	0.19	1.57	0.19	0.12	0.14	0.11

Diluted earnings per LP Unit	$1.20	$1.12	$3.05	$1.13	$1.12	$1.19	$1.29

Weighted average limited partnership units and equivalent partnership units outstanding	49,857,622	52,499,303	51,542,312	54,489,943	56,466,698	55,599,112	56,157,079

Other financial data:
Capital expenditures (excluding property acquisitions)	$4,781	$1,658	$16,221	$33,324	$21,896	$68,199	$52,598

		At December 31,
	At March 31,
	2005	2004	2003	2002(1)	2001(1)	2000(1)

	(In $000’s)
Balance Sheet Data:
Cash and cash equivalents	$1,245,762	$762,708	$487,498	$79,540	$83,975	$172,621
Hotel, casino and resort operating properties	334,931	339,492	340,229	335,121	339,201	264,566
Investment in U.S. Government and Agency obligations	5,533	102,331	61,573	336,051	313,641	475,267
Other investments	244,602	245,948	50,328	54,216	10,529	4,289
Total assets	2,775,685	2,263,057	1,646,606	1,706,031	1,721,100	1,566,597
Mortgages payable	4,205	91,896	180,989	171,848	166,808	182,049
Senior secured notes payable — 7.85%	215,000	215,000	—	—	—	—
Senior unsecured notes payable — 8 1/8%	830,679	350,598	—	—	—	—
Senior unsecured notes payable — 7 1/8%	480,000	—	—	—	—	—
Liability for preferred limited partnership units(1)	108,006	106,731	101,649	—	—	—
Partners’ equity	$1,360,142	$1,303,126	$1,270,214	$1,245,437	$1,136,452	$1,154,400

(1)	On July 1, 2003, we adopted Statement of Financial Accounting Standards No. 150 (SFAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 requires that a financial instrument, which is an unconditional obligation, be classified as a liability. Previous guidance required an entity to include in equity financial instruments that the entity could redeem in either cash or stock. Pursuant to SFAS 150, our preferred units, which are an unconditional obligation, have been reclassified from “Partners’ equity” to a liability account in the consolidated balance sheets and the preferred pay-in-kind distribution for the period from July 1, 2003 to December 31, 2003 of $2.4 million and all future distributions have been and will be recorded as “Interest expense” in the consolidated statements of earnings.

SELECTED SUPPLEMENTAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA
      The following table summarizes certain supplemental and unaudited pro forma consolidated financial data for AREP, to give effect to the acquisition of TransTexas accounted for in a manner similar to a pooling of interests, which you should read in conjunction with AREP’s supplemental financial statements and the related notes contained in this prospectus and “Management’s Discussion and Analysis of Supplemental Financial Condition and Results of Operations.” The selected historical supplemental consolidated financial data as of December 31, 2004 and 2003, and for the years ended December 31, 2004 and 2003, have each been derived from our audited supplemental consolidated financial statements at those dates and for those periods, contained elsewhere in this prospectus. The selected historical supplemental consolidated financial data as of March 31, 2005 and for the three months ended March 31, 2005 and 2004 have each been derived from our unaudited supplemental consolidated financial statements contained elsewhere in this prospectus. For the three months ended March 31, 2005 and 2004, all adjustments consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of the interim supplemental consolidated financial statements have been included. Results for the three months ended March 31, 2005 and 2004 are not necessarily indicative of the results for the full year. The selected unaudited pro forma consolidated financial data as of March 31, 2005 (unaudited) and December 31, 2004 and 2003 and for the three months ended March 31, 2005 (unaudited) and the years ended December 31, 2004, 2003 and 2002 should be read in conjunction with the unaudited pro forma consolidated financial data and related notes contained elsewhere in this prospectus.

	Three Months Ended March 31,			Year Ended December 31,

	2005	2004	2005	2004	2004	2003	2003	2002

	(Supplemental)	(Supplemental)	(Pro Forma)	(Supplemental)	(Pro Forma)	(Supplemental)	(Pro Forma)	(Pro Forma)
	(In $000’s, except per unit amounts)
Total revenues	$144,226	$116,452	$210,874	$506,196	$768,079	$388,666	$601,647	$622,108

Operating income	$27,290	$22,533	$24,854	$87,159	$39,718	$61,948	$57,332	$52,589
Other gains (losses):
Gain on sale of marketable equity and debt securities	—	28,857	—	40,159	40,159	2,607	1,653	8,712
Unrealized gains (losses) on securities sold short	21,704	—	21,704	(23,619)	(23,619)	—	—	(347)
Change in fair market value of derivative contract	(9,813)	—	(38,769)	—	—	—	—	—
Impairment loss on equity interest in GB Holdings, Inc.	—	—	—	(15,600)	(15,600)	—	—	—
(Loss) gain on sale of other assets	(180)	(4)	(180)	1,680	1,680	(1,503)	(1,531)	(538)
Gain on sales and disposition of real estate	186	6,047	190	5,262	5,034	7,121	7,121	8,990
Write-down of marketable equity and debt securities and other investments	—	—	—	—	—	(19,759)	(19,759)	(8,476)
Loss on limited partnership interests	—	—	—	—	—	—	—	(3,750)
Debt restructuring/ reorganization costs	—	—	(24)	—	(3,084)	—	(1,843)	—
Severance tax refund	—	—	—	4,468	4,468	—	—	—
Dividend expense	—	—	—	—	—	—	—	(145)
Minority interest	—	(39)	932	(812)	2,074	(1,266)	2,721	(295)

Income from continuing operations before income taxes	39,187	57,394	8,707	98,697	50,830	49,148	45,694	56,740
Income tax (expense) benefit	(4,782)	(5,966)	(3,405)	(17,326)	4,565	16,750	15,792	(10,880)

Income from continuing operations	$34,405	$51,428	$5,302	$81,371	$55,395	$65,898	$61,486	$45,860

	Three Months Ended March 31,			Year Ended December 31,

	2005	2004	2005	2004	2004	2003	2003	2002

	(Supplemental)	(Supplemental)	(Pro Forma)	(Supplemental)	(Pro Forma)	(Supplemental)	(Pro Forma)	(Pro Forma)
	(In $000’s, except per unit amounts)
Discontinued operations:
Income from discontinued operations	957	3,218		7,500		7,653
Gain on sales and disposition of real estate	18,723	6,929		75,197		3,353

Total income from discontinued operations	19,680	10,147		82,697		11,006

Net earnings	$54,085	$61,575		$164,068		$76,904

Net earnings attributable to:
Limited partners	$58,228	$57,608		$152,507		$59,360
General partner	(4,143)	3,967		11,561		17,544

Net earnings	$54,085	$61,575		$164,068		$76,904

Net earnings per limited partnership unit:
Basic earnings:
Income from continuing operations	$0.84	$1.03	$0.17	$1.55	$0.74	$1.00	$0.72	$0.59

Income from discontinued operations	0.42	0.22		1.76		0.24

Basic earnings per LP unit	$1.26	$1.25		$3.31		$1.24

Weighted average limited partnership units outstanding	46,098,284	46,098,284	62,167,250	46,098,284	62,167,250	46,098,284	57,856,905	57,856,905

Diluted earnings:
Income from continuing operations	$0.81	$0.93	$0.17	$1.48	$0.74	$0.94	$0.70	$0.57

Income from discontinued operations	0.39	0.19		1.57		0.19

Diluted earnings per LP unit	$1.20	$1.12		$3.05		$1.13

Weighted average limited partnership units outstanding	49,857,622	52,499,303	62,167,250	51,542,312	62,167,250	54,489,942	66,248,564	68,225,319

Other financial data:
Capital expenditures (excluding property acquisitions)	$25,852	$6,106		$63,749	$150,854	$33,957	$86,841	$60,776
Book value per unit				$30.97	$23.76

	At March 31,		At December 31,

	2005	2005 (Pro	2004	2004 (Pro	2003
	(Supplemental)	Forma)	(Supplemental)	Forma)	(Supplemental)

	(In $000’s)
Balance Sheet Data:
Cash and cash equivalents	$1,250,074	$1,105,723	$768,918	$1,097,810	$504,369
Hotel, casino and resort operating properties	334,931	503,168	339,492	511,132	340,229
Oil and gas properties	180,241	521,776	168,136	506,900	168,921
Investment in U.S. Government and Agency Obligations	74,427	74,427	102,331	102,331	61,573
Other investments	244,602	244,602	245,948	245,948	50,328
Total assets	2,935,697	3,215,728	2,408,189	3,179,167	1,831,573
Mortgages payable	80,191	80,191	91,896	91,896	180,989
Senior secured note payable 7.85% due 2012	215,000	215,000	215,000	215,000	—
Senior unsecured notes payable 8 1/8% due 2012	350,679	350,679	350,598	830,598	—
Senior unsecured notes payable 7 1/8% due 2013	480,000	480,000	—	—	—
Liability for preferred limited partnership units	108,006	108,006	106,731	106,731	101,649
Partner’s equity	1,479,125	1,505,122	1,427,435	1,477,355	1,393,347
Capital Expenditures:
As reported	$25,852	N/A	$63,750	$63,750	$33,957
Panaco	N/A	N/A	1,994	N/A	N/A
GB Holdings, Inc.	N/A	N/A	17,378	N/A	N/A
NEG Holding	N/A	N/A	67,732	N/A	N/A

	$25,852	N/A	$63,750	$150,854	$33,957

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
SUPPLEMENTAL FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
      We are a diversified holding company engaged in a variety of businesses. Our primary business strategy is to continue to grow our core businesses, including real estate, gaming and entertainment, and oil and gas. In addition, we seek to acquire undervalued assets and companies that are distressed or in out of favor industries.
      Our businesses currently include rental real estate; real estate development; hotel and resort operations; hotel and casino operations; oil and gas exploration and production; and investments in equity and debt securities. We may also seek opportunities in other sectors, including energy, industrial manufacturing, insurance and asset management.
      In continuation of our strategy to grow our core businesses, we have recently acquired, and have entered into agreements to acquire, additional gaming and entertainment and oil and gas assets from affiliates of Mr. Icahn.
      To capitalize on favorable real estate market conditions and the mature nature of our commercial real estate portfolio, we have offered our rental real estate portfolio for sale. During the year ended December 31, 2004, we sold 57 rental real estate properties for approximately $245.4 million. These properties were encumbered by mortgage debt of approximately $93.8 million that we repaid from the sale proceeds. As of December 31, 2004, we owned 71 rental real estate properties with a book value of approximately $196.3 million, individually encumbered by mortgage debt which aggregated approximately $91.9 million. As of December 31, 2004, we had entered into conditional sales contracts or letters of intent for 15 rental real estate properties. Selling prices for the properties covered by the contracts or letters of intent would total approximately $97.9 million. These properties are encumbered by mortgage debt of approximately $36.0 million. Because of the conditional nature of sales contracts and letters of intent, we cannot be certain that these properties will be sold. We continue to seek purchasers for our remaining rental real estate portfolio. We cannot be certain that we will receive offers satisfactory to us or, if we receive offers, any of the properties will ultimately be sold at prices acceptable to us. In the three months ended March 31, 2005, we sold four rental real estate properties and a golf resort for approximately $51.9 million which were encumbered by mortgage debt of approximately $10.7 million that was repaid from the sale proceeds.
      Of the five properties, we sold one financing lease property for approximately $8.4 million encumbered by mortgage debt of approximately $3.8 million. The carrying value of this property was approximately $8.2 million; therefore, we recognized a gain on sale of approximately $0.2 million in the three months ended March 31, 2005, which is included in income from continuing operations. We sold four operating properties for approximately $43.5 million encumbered by mortgage debt of approximately $6.9 million. The carrying value of these properties was approximately $24.8 million. We recognized a gain on sale of approximately $18.7 million in the three months ended March 31, 2005, which is included in income from discontinued operations.
      At March 31, 2005, we had 11 properties under contract or as to which letters of intent had been executed by potential purchasers, all of which contracts or letters of intent are subject to purchaser’s due diligence and other closing conditions. Selling prices for the properties covered by the contracts or letters of intent would total approximately $45.5 million. These properties are encumbered by mortgage debt of approximately $25.3 million. At March 31, 2005, the carrying value of these properties is approximately $29.1 million. In accordance with generally accepted accounting principles, or GAAP, only the real estate operating properties under contract or letter of intent, but not the financing lease properties, were reclassified to “Properties Held for Sale” and the related income and expense reclassified to “Income from Discontinued Operations.”
      Historically, substantially all of our real estate assets leased to others have been net-leased to single corporate tenants under long-term leases. With certain exceptions, these tenants are required to pay all expenses relating to the leased property and therefore we are not typically responsible for payment of expenses, such as maintenance, utilities, taxes and insurance associated with such properties.

      Expenses relating to environmental clean-up related to our development and rental real estate operations have not had a material effect on our earnings, capital expenditures or competitive position. We believe that substantially all such costs would be the responsibility of the tenants pursuant to lease terms. While most tenants have assumed responsibility for the environmental conditions existing on their leased property, there can be no assurance that we will not be deemed to be a responsible party or that the tenant will bear the costs of remediation. Also, as we acquire more operating properties, our exposure to environmental clean-up costs may increase. We have completed Phase I environmental site assessments on most of our properties through third-party consultants. Based on the results of these Phase I environmental site assessments, the environmental consultant has recommended that certain sites may have environmental conditions that should be further reviewed. We have notified each of the responsible tenants to attempt to ensure that they cause any required investigation and/or remediation to be performed and most tenants continue to take appropriate action. However, if the tenants fail to perform responsibilities under their leases referred to above, we could potentially be liable for these costs. Based on the limited number of Phase II environmental site assessments that have been conducted by the consultants, there can be no accurate estimate of the need for or extent of any required remediation, or the costs thereof. Phase I environmental site assessments will also be performed in connection with new acquisitions and with such property refinancings as we may deem necessary and appropriate. We are in the process of updating our Phase I environmental site assessments for certain of our environmentally sensitive properties. Approximately 75 updates were completed in 2003. No additional material environmental conditions were discovered. Although we conducted environmental investigations in 2004 for newly acquired properties and no environmental concerns were disclosed by such investigations, we did not conduct any updates to the Phase I environmental site assessments for our remaining portfolio in 2004.
      We have made investments in the gaming industry through our ownership of Stratosphere Casino Hotel & Tower in Las Vegas, Nevada and through our purchase of securities of the entity which owns The Sands Hotel and Casino in Atlantic City, New Jersey. One of our subsidiaries, formed for this purpose, entered into an agreement in January 2004 to acquire two Las Vegas hotels and casinos, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder, from Mr. Icahn and an entity affiliated with Mr. Icahn, for aggregate consideration of $125.9 million. Upon obtaining all approvals necessary under gaming laws, the acquisition was completed in May 2004. We have entered into an agreement with affiliates of Mr. Icahn pursuant to which we will acquire approximately 41.2% of the outstanding common stock of GB Holdings and approximately 11.3% of the fully diluted common stock of Atlantic Holdings, the indirect owner of The Sands Hotel and Casino. We are considering additional gaming industry investments. These investments may include acquisitions from, or be made in conjunction with, our affiliates, provided that the terms thereof are fair and reasonable to us.
      We have entered into agreements with affiliates of Mr. Icahn to purchase the other membership interest in NEG Holding and 100% of the equity of Panaco, an oil and gas exploration and production company. On April 6, 2005, we completed the purchase of TransTexas for $180.0 million of cash. NEG Operating, TransTexas and Panaco are affected by extensive regulation through various federal, state and local laws and regulations relating to the exploration for and development, production, gathering and marketing of oil and gas. NEG Operating, TransTexas and Panaco are also subject to numerous environmental laws, including but not limited to, those governing management of waste, protection of water, air quality, the discharge of materials into the environment, and preservation of natural resources. Non-compliance with environmental laws and the discharge of oil, natural gas, or other materials into the air, soil or water may give rise to liabilities to the government and third parties, including civil and criminal penalties, and may require us to incur costs to remedy the discharge. Laws and regulations protecting the environment have become more stringent in recent years, and may in certain circumstances impose retroactive, strict, and joint and several liabilities rendering entities liable for environmental damage without regard to negligence or fault. We cannot assure you that new laws and regulations, or modifications of or new interpretations of existing laws and regulations, will not substantially increase the cost of compliance or otherwise adversely affect our oil and gas operations and financial condition or that material indemnity claims will not arise with respect to properties that we acquire. While we do not anticipate incurring material costs in connection with environmental compliance and remediation, we cannot guarantee that material costs will not be incurred.
      In accordance with generally accepted accounting principles, or GAAP, assets transferred between entities under common control are accounted for at historical costs similar to a pooling of interests and the financial statements of previously separate companies for periods prior to the acquisition are (and, in the case of the pending acquisitions, following the closing of the acquisitions, will be) restated on a combined basis.
Supplemental Results of Operations

Three Months Ended March 31, 2005 Compared to Three Months Ended March 31, 2004
      Gross revenues increased by $27.8 million, or 23.9%, during the three months ended March 31, 2005 as compared to the same period in 2004. This increase reflects increases of $8.0 million in interest income on U.S. government and agency obligations and other investments, $7.9 million in hotel and casino operating income, $4.2 million in hotel and resort operating income, $3.4 million in dividend and other income, $3.3 million in land, house and condominium sales, $2.0 million in accretion of investment in NEG Holding LLC and $0.6 million in NEG management fees, partially offset by decreases of $1.0 million in interest income on financing leases and $0.6 million in equity in earnings of GB Holdings. The increase in interest income on U.S. government and agency obligations and other investments is primarily due to increased interest income from the senior debt proceeds, increased interest income from other investment and increased interest income on debt securities of affiliates. The increase in hotel and casino operating income is primarily due to an increase in casino, hotel and food and beverage revenues. Hotel and resort operating income increased primarily due to the acquisition of the Grand Harbor development. The increase in land, house and condominium sales is primarily due to an increase in the number of units sold.
      Expenses increased by $23.0 million, or 24.5%, during the three months ended March 31, 2005 as compared to the same period in 2004. This increase reflects increases of $12.1 million in interest expense, $4.0 million in hotel and resorts operating expenses, $3.7 million in the cost of land, house and condominium sales, $3.4 million in hotel and casino operating expenses, and $3.2 million in general and administrative expenses partially offset by decreases of $2.2 million in depreciation and amortization and $0.1 million in property expenses. The increase in interest expense is primarily attributable to interest on the senior notes issued by us in May 2004 and February 2005, respectively. The increase in hotel and resort operating expenses is primarily due to the Grand Harbor acquisition. The increase in costs of land, house and condominium sales is due to increased sales as noted above. The increase in hotel and casino operating expenses is primarily attributable to increased costs associated with increased revenues. The increase in general and administrative expenses is primarily attributable to expenses incurred by NEG in connection with the increase in NEG management fees, legal fees, the addition of Grand Harbor and state and local franchise taxes in connection with the 2004 property sales.
      Operating income increased during the three months ended March 31, 2005 by $4.8 million compared to the same period in 2004 as detailed above.
      Earnings from land, house and condominium operations decreased by $0.4 million in the three months ended March 31, 2005 compared to the same period in 2004 due to a decrease in margins on units sold.
      Earnings from hotel and casino operating properties increased by $4.4 million during the three months ended March 31, 2005 due to increased revenues throughout the properties.
      A gain on property transactions from continuing operations of $0.2 million was recorded in the three months ended March 31, 2005 as compared to $6.0 million in the same period in 2004.
      Other losses of $0.2 million were recorded in the three months ended March 31, 2005. There were no significant other losses in 2004.
      A gain on sale of marketable equity securities of $28.9 million was recorded in the three months ended March 31, 2004. There were no such gains in the comparable period of 2005.
      Unrealized gains on securities sold short of $21.7 million were recorded in the three months ended March 31, 2005. There were no such gains in 2004.
      Income from continuing operations before income taxes decreased by $18.2 million in the three months ended March 31, 2005 as compared to the same period in 2004 as detailed above.

      Income tax expense of $4.8 million was recorded in the three months ended March 31, 2005 as compared to $6.0 million in the same period in 2004. Income tax expense was recorded by our corporate subsidiaries, NEG, TransTexas and American Casino.
      Income from continuing operations decreased by $17.0 million in the three months ended March 31, 2005 as compared to the same period in 2004 as detailed above.
      Income from discontinued operations increased by $9.5 million in the three months ended March 31, 2005, as compared to the same period in 2004 due to gains on property dispositions.
      Net earnings for the three months ended March 31, 2005 decreased by $7.5 million as compared to the three months ended March 31, 2004, primarily due to decreased gain on sales of real estate from continuing operations ($5.9 million) and decreased gain on sale of marketable equity securities ($28.9 million), partially offset by unrealized gains on securities sold short ($21.7 million) and in the 2005 period increased income from discontinued operations ($9.5 million).
Calendar Year 2004 Compared to Calendar Year 2003
      Gross revenues increased by $117.5 million, or 30.2%, during 2004 as compared to 2003. This increase reflects increases of $37.5 million in oil and gas operating revenues, $37.1 million in hotel and casino operating revenues, $21.8 million in interest income on U.S. government and agency obligations and other investments, $13.3 million in land, house and condominium sales, $4.3 million in accretion of investment in NEG Holding LLC, $3.8 million in hotel and resort operating income, $0.3 million in NEG management fees, $1.4 million in equity in earnings of GB Holdings, $0.8 million in rental income, and $0.4 million in dividend and other income. These increases were partially offset by a decrease of $3.2 million in interest income on financing leases. The increase in oil and gas operating income was due to a full year of income for TransTexas compared to four months in 2003. The increase in hotel and casino operating income is primarily due to an increase in casino, hotel, and food and beverage revenues. The increase in interest income on U.S. government and agency obligations and other investments is primarily due to the repayment of two mezzanine loans, on which interest was accruing, and increased interest income from other investments. The increase in land, house and condominium sales is primarily due to sales of higher priced units. The increase in NEG management fees is primarily due to management fees received from Panaco. NEG entered into a management agreement with Panaco in November 2004. The decrease in interest income on financing leases is primarily due to property sales and reclassifications.
      Expenses increased by $92.3 million, or 28.3%, during 2004, as compared to 2003. This increase reflects increases of $22.6 million in interest expense, $10.7 million in hotel and casino operating expenses, $9.4 million in cost of land, house and condominium sales, $8.8 million in oil and gas operating expenses, $6.9 million in general and administrative expenses, $27.7 million in depreciation, depletion and amortization, $4.0 million in hotel and resort operating expenses and $2.4 million in provision for loss on real estate. These increases were partially offset by a decrease of $0.2 million in property expenses. The increase in interest expense is primarily attributable to interest on the $215 million principal amount of 7.85% senior secured notes issued by American Casino, the $353 million principal amount of 8 1/8% senior notes issued by us in May 2004 and interest expense pertaining to preferred limited partnership pay-in-kind distribution. The increase in hotel and casino operating expenses is primarily attributable to increased costs associated with increased revenues. The increase in the land, house and condominium expenses is primarily attributable to increased sales as discussed above. The increase in oil and gas operating expenses of $8.8 million was due to a full year of expenses in 2004 compared to four months in 2003. The increase in general and administrative expenses is primarily attributable to expenses incurred in connection with the increase in NEG management fees and as a result of the Grand Harbor acquisition in July 2004. The increase in depreciation, depletion and amortization is primarily due to increased depreciation and amortization with respect to American Casino and a full year of depletion with respect to TransTexas compared to four months in 2003.
      Operating income increased during 2004 by $25.3 million, or 40.9%, to $87.2 million from $61.9 million in 2003, as detailed above.
      Earnings from land, house and condominium operations increased by $4.0 million or 96.0% to $8.1 million in 2004 due to sales of higher priced units. Based on current information, sales are expected to decrease in early 2005. However, we currently expect that the effects of the acquisition of Grand Harbor, completed in July 2004, and the approval in March 2004 of a 35 unit sub-division in Westchester County, New York, should provide increased earnings from these operations in the second half of 2005.
      Earnings from hotel and casino operating properties increased by $26.4 million, or 57.4%, to $72.4 million during 2004 due to increased revenues at each of our three properties.
      Earnings from oil and gas operating properties increased by $28.7 million, or 180.5% to $44.6 million.
      Gains on sales of property transactions and other assets from continuing operations increased by $1.3 million or 23.2%, to $6.9 million, in 2004.
      A gain on sale of marketable debt securities of $40.2 million was recorded in 2004, as compared to a gain of $2.6 million in 2003.
      A write-down of marketable equity and debt securities and other investments of $19.8 million was recorded in 2003. There was no such write-down in 2004.
      Unrealized losses on securities sold short of $23.6 million was recorded in 2004. There were no such losses in 2003. At March 1, 2005, the $23.6 million of unrealized losses has been reversed and a net gain of $3 million recorded.
      An impairment loss on equity interest in GB Holdings, Inc. of $15.6 million was recorded in 2004. The impairment reflects the price, $12 million, subject to increases up to $6 million based upon Atlantic Holdings meeting earnings targets in 2005 and 2006, used in the agreement to purchase, from an affiliate of Mr. Icahn, shares of GB Holdings common stock representing approximately 41.2% of the outstanding GB Holdings common stock. The purchase price pursuant to the agreement was less than our carrying value, approximately $26.2 million, for the approximately 36.3% of the outstanding GB Holdings common stock that we own. There was no such loss in 2003.
      A severance tax refund of $4.5 million was received in 2004. No such refund was received in 2003.
      Minority interest in the net earnings of TransTexas was $0.8 million in 2004 as compared to $1.3 million during 2003.
      Income from continuing operations before income taxes increased by $49.5 million in 2004 as compared to 2003, as detailed above.
      Income tax expense of $17.3 million was recorded in 2004 as compared to a $16.8 million income tax benefit in 2003 due to a reduction in the tax valuation allowance in 2003. Income tax expense was recorded by our corporate subsidiaries NEG, TransTexas and American Casino.
      Income from continuing operations increased by $15.5 million, or 23.5%, to $81.4 million in 2004.
      Income from discontinued operations increased by $71.7 million to $82.7 million in 2004. This reflects our decision to capitalize on favorable real estate markets and the mature nature of our commercial real estate portfolio, which resulted in gains on property dispositions.
      Net earnings for 2004 increased by $87.2 million, or 113.3%, to $164.1 million. This primarily was attributable to increased income from discontinued operations ($71.7 million), increased gain on marketable debt securities ($37.6 million), increased net oil and gas operating income ($28.7 million), increased net hotel and casino operating income ($26.4 million) and increased interest income ($21.8 million). These gains were partially offset by increased depreciation, depletion and amortization ($27.7 million) increased interest expense ($22.6 million), increase in unrealized losses on securities sold short ($23.6 million), increased income tax expense ($34.1 million) and impairment loss on equity interest in GB Holdings, Inc. ($15.6 million). Net earnings in 2003 also was affected by a write down of other investments of $19.8 million.
      Upon completion of the acquisitions described in Note 29 of the consolidated financial statements, we will consolidate the financial statements of NEG Holding, Panaco, and GB Holdings. Certain intercompany transactions will be eliminated. As a result, certain intercompany transactions will be eliminated, including, along others, the equity interest in GB Holdings for which we recorded an impairment loss in 2004, and NEG management fees.

Calendar Year 2003 Compared to Calendar Year 2002
      Gross revenues decreased by $46.0 million, or 10.6%, during 2003 as compared to 2002. This decrease reflects decreases of (1) $62.8 million in land, house and condominium sales, (2) $8.0 million in interest income on U.S. government and agency obligations and other investments, (3) $3.8 million in equity in earnings of GB Holdings, Inc., (4) $2.7 million in accretion of investment in NEG Holding, (5) $1.6 million in financing lease income, (6) $1.0 million in NEG management fee and (7) $0.5 million in hotel and resort operating income, partially offset by increases of $20.9 million in oil and gas operating income, $12.8 million in hotel and casino operating income, $0.2 million in rental income, $0.5 million in dividend and other income. The decrease in land, house and condominium sales is primarily due to a decrease in the number of units sold, as the Grassy Hollow, Gracewood and Stone Ridge properties were depleted by sales. During 2003, Hammond Ridge received necessary approvals and, along with Penwood, have commenced lot sales. The decrease in interest income on U.S. government and agency obligations and other investments is primarily attributable to the prepayment of a loan to Mr. Icahn in 2003 and a decline in interest rates on U.S. Government and Agency obligations as higher rate bonds were called in 2002. The decrease in equity in earnings of GB Holdings, Inc. is due to decreased casino revenue primarily attributable to a reduction in the number of table games as new slot machines were added in 2002. This business strategy had a negative effect on casino operations and was changed in 2003 to focus on the mid to high-end slot customer with a balanced table game business. The decrease in accretion of investment in NEG Holding is primarily attributable to priority distributions received from NEG Holding in 2003. The decrease in financing lease income is the result of lease expirations, reclassifications of financing leases and normal financing lease amortization. The decrease in NEG management fee was due to a decrease in costs associated with NEG. The decrease in rental income is primarily attributable to property dispositions. The increase in hotel and casino operating income is primarily attributable to an increase in hotel, food and beverage revenues and a decrease in promotional allowances. The average daily room rate, or ADR, at the Stratosphere increased $3 to $51 and percentage occupancy increased approximately 0.2% to 89.8%. The ADR at Arizona Charlie’s Decatur decreased $1 to $43 and percentage occupancy increased 10.9% to 85.3%. The ADR at Arizona Charlie’s Boulder increased less than $1 to $43 and percentage occupancy increased 0.5% to 55.7%.
      Expenses decreased by $28.5 million, or 8.0%, during 2003 as compared to 2002. This decrease reflects decreases of $45.5 million in the cost of land, house and condominium sales, $1.8 million in hotel and resort operating expenses, $1.1 million in hotel and casino operating expenses and $2.5 million in provision for loss on real estate, partially offset by increases of $5.0 million in oil and gas operating expenses, $0.6 million in rental property expenses and $16.9 million in depreciation, depletion and amortization. The decrease in the cost of land, house and condominium sales is due to decreased sales. Costs as a percentage of sales decreased from 72% in 2002 to 69% in 2003. The decrease in hotel and resort operating expenses is due to a decrease in payroll and related expenses. The decrease in hotel and casino operating expenses is primarily attributable to a decrease in selling, general and administrative expenses. Costs as a percentage of sales decreased from 87% in 2002 to 83% in 2003. A provision for loss on real estate of $0.8 million was recorded in 2003 as compared to $3.2 million in 2002. In 2002, there were more properties vacated due to tenant bankruptcies than in 2003. The increase in oil and gas operating expenses was due to no activity during 2002. The increase in depreciation, depletion and amortization was due to the inclusion of TransTexas in our operating results for four months in 2003.
      Operating income decreased during 2003 by $17.4 million compared to 2002 as detailed above.
      Earnings from land, house and condominium operations decreased significantly in 2003 compared to 2002 due to a decline in inventory of completed units available for sale. Based on current information, sales will increase moderately during 2004. However, municipal approval of land inventory or the purchase of approved land is required to continue this upward trend into 2005 and beyond.
      Earnings from hotel, casino and resort properties could be constrained by recessionary pressures, international tensions and competition.
      Earnings from oil and gas operations were $45.4 million in 2003 as compared to $33.4 million in 2002. The increase was due to the inclusion of TransTexas in our operating results in 2003.

      Gain on property transactions from continuing operations decreased by $1.9 million during 2003 as compared to 2002 due to the size and number of transactions.
      A loss on sale of other assets of $1.5 million was recorded in 2003 as compared to $0.4 million loss in 2002.
      A write-down of marketable equity and debt securities and other investments of $19.8 million, pertaining to our investment in the Philip notes, was recorded in 2003 as compared to a write-down of $8.5 million in 2002. These write downs relate to our investment in Philip Services Corp., which filed for bankruptcy protection in June 2003.
      A write-down of a limited partnership investment of $3.8 million was recorded in 2002. There was no such write-down in 2003.
      A gain on sale of marketable equity securities of $2.6 million was recorded in 2003. There was no such gain in 2002.
      Minority interest in the net earnings of Stratosphere Corporation was $1.9 million during 2002. As a result of the acquisition of the minority interest in December 2002, there was no minority interest in Stratosphere in 2003 or thereafter. Minority interest in the net earnings of TransTexas was $1.3 million during 2003.
      Income from continuing operations before income taxes decreased by $24.7 million in 2003 as compared to 2002, as detailed above.
      An income tax benefit of $16.8 million was recorded in 2003 as compared to an expense of $10.1 million in 2002. The effective tax rate on earnings of taxable subsidiaries was positively affected in 2003 by a reduction in the valuation allowance in deferred tax assets. We expect our effective tax rate on earnings of taxable subsidiaries to increase significantly in 2004.
      Income from continuing operations increased by $2.1 million in 2003 as compared to 2002, as detailed above.
      Income from discontinued operations increased by $4.1 million in 2003 as compared to 2002, primarily due to gains on property dispositions.
      Net earnings for 2003 increased by $6.2 million as compared to 2002 primarily due to oil and gas net operating income of $15.9 million in 2003, decreased income tax expense of $26.8 million, decreased write-down of limited partnership interests of $3.8 million, increased earnings from hotel and casino operations of $13.9 million, increased gain on the sale of marketable equity securities of $2.6 million and an increase in income from discontinued operations of $4.1 million which was partially offset by an increase in depreciation, depletion and amortization of $16.9 million, an increase in the write-down of marketable equity and debt securities and other investments of $11.3 million, decreased earnings from land, house and condominium operations of $17.2 million, decreased interest income of $8.0 million and decreased equity in earnings of GB Holdings of $3.8 million.
Liquidity and Capital Resources
March 31, 2005 and 2004
      Net cash provided by operating activities was $37.0 million for the three months ended March 31, 2005 as compared to $39.3 million in the comparable period of 2004. This decrease was primarily due to an increase in restricted cash ($8.7 million), an increase in due from brokers ($2.5 million), a decrease in accounts payable and accrued expenses ($11.6 million) and a decrease in discontinued operations ($2.4 million), partially offset by an increase in cash flow from other operations ($0.1 million), a decrease in receivables and other assets ($14.1 million), a decrease in land and construction-in-progress ($6.4 million), and an increase in deferred income tax expense ($2.3 million).
      Net cash provided by operating activities was $98.0 million for 2004 as compared to $32.9 million for 2003. This increase of $65.1 million was primarily due to an increase in oil and gas operations ($28.7 million) and hotel and casino operations ($26.4 million), an increase in interest income ($21.8 million), repayment of accounts payable and accrued expenses in 2003 and increased accounts payable and accrued expenses in 2004

($134.6 million) and an increase in cash flow from other operations ($10.0 million), partially offset by an increase in interest expense ($22.6 million), an increase in due from brokers ($123.0 million) and an increase in receivables and other assets ($14.2 million).
      The following table reflects, at March 31, 2005, our contractual cash obligations, subject to certain conditions, due over the indicated periods and when they come due (in $millions):

	Less Than			After
	1 Year	1-3 Years	3-5 Years	5 Years	Total

Mortgages payable	$4.2	$8.9	$29.3	$37.8	$80.2
Acquisition of TransTexas	180.0	—	—	—	180.0
Senior secured notes payable	—	—	—	215.0	215.0
Senior unsecured notes payable	—	—	—	833.0	833.0
Senior debt interest	78.3	159.5	159.5	211.3	608.6
Construction and development obligations	44.5	15.8	—	—	60.3

Total	$307.0	$184.2	$188.8	$1,297.1	$1,977.1

Mortgages
      During the three months ended March 31, 2005 and 2004, approximately $1.0 million and $1.7 million of mortgage principal amounts were repaid. During the years ended December 31, 2004 and 2003, approximately $5.2 million and $6.5 million, respectively, of mortgage principal were repaid. These amounts do not include mortgage debt repaid in connection with sales of real estate. In 2004, mortgage financing proceeds were $10.0 million on commercial condo units located New York City. In May 2003, we obtained mortgage financing in the principal amount of $20.0 million on a distribution facility located in Windsor Locks, Connecticut. We intend to use asset sale, financing and refinancing proceeds for new investments.
Long-Term Debt
      In January 2004, ACEP issued senior secured notes due 2012. The notes, in the aggregate principal amount of $215.0 million, bear interest at the rate of 7.85% per annum. ACEP used the proceeds of the offering for the Arizona Charlie’s acquisitions, to repay intercompany indebtedness and for distributions to AREH. ACEP also has a $20.0 million credit facility. The restrictions imposed by ACEP’s senior secured notes and the credit facility likely will preclude our receiving payments from the operations of our principal hotel and gaming properties. ACEP accounted for 67% of our revenues and 34% of our operating income in 2004.
      ACEP’s 7.85% senior secured notes due 2012 restrict the payment of cash dividends or distributions by ACEP, the purchase of its equity interests, the purchase, redemption, defeasance or acquisition of debt subordinated to ACEP’s notes and investments as “restricted payments.” ACEP’s notes also prohibit the incurrence of debt, or the issuance of disqualified or preferred stock, as defined, by ACEP, with certain exceptions, provided that ACEP may incur debt or issue disqualified stock if, immediately after such incurrence or issuance, the ratio of consolidated cash flow to fixed charges (each as defined) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional indebtedness is incurred or disqualified stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis giving effect to the debt incurrence or issuance. As of March 31, 2005, this ratio was 1.1 to 1.0. The ACEP notes also restrict the creation of liens, the sale of assets, mergers, consolidations or sales of substantially all of its assets, the lease or grant of a license, concession, other agreements to occupy, manage or use our assets, the issuance of capital stock of restricted subsidiaries and certain related party transactions. The ACEP notes allow ACEP to incur indebtedness, among other things, of up to $50 million under credit facilities, non-recourse financing of up to $15 million to finance the construction, purchase or lease of personal or real property used in its business, permitted affiliate subordinated indebtedness (as defined), the issuance of additional 7.85% senior secured notes due 2012 in an aggregate principal amount not to exceed 2.0 times net cash proceeds received from equity offerings and permitted affiliate subordinated debt, and additional indebtedness of up to $10.0 million.

      Additionally, ACEP’s senior secured revolving credit facility allows for borrowings of up to $20.0 million, including the issuance of letters of credit of up to $10.0 million. Loans made under the senior secured revolving facility will mature and the commitments under them will terminate in January 2008. At March 31, 2005, there were not any borrowings or letters of credit outstanding under the facility. The facility contains restrictive covenants similar to those contained in the 7.85% senior secured notes due 2012. In addition, the facility requires that, as of the last date of each fiscal quarter, ACEP’s ratio of net property, plant and equipment for key properties, as defined, to consolidated first lien debt be not less than 5.0 to 1.0 and ACEP’s ratio of consolidated first lien debt to consolidated cash flow not be more than 1.0 to 1.0. At March 31, 2005, these ratios were 86.3 to 1.0 and 0.0 to 1.0, respectively.
      On May 12, 2004, we and AREP Finance issued senior notes due 2012. The notes, in the aggregate principal amount of $353.0 million, and priced at 99.266% of principal amount, bear interest at a rate of 8 1/8% per annum. The notes are guaranteed by AREH. Net proceeds from the offering have been and will continue to be used for general business purposes, including to pursue our primary business strategy of acquiring undervalued assets in either our existing lines of business or other businesses and to provide additional capital to grow our existing businesses.
      On February 7, 2005, we and AREP Finance issued senior notes due 2013. The notes, in the aggregate principal amount of $480 million, bear interest at a rate of 7 1/8% per annum. The notes are guaranteed by AREH. Net proceeds from the offering have been used to fund the acquisition of TransTexas and to pay related fees and expenses, and will be used for general business purposes.
      Our 8 1/8% senior notes due 2012 and 7 1/8% notes due 2013 restrict the payment of cash dividends or distributions, the purchase of equity interests or the purchase, redemption, defeasance or acquisition of debt subordinated to the 8 1/8% senior notes due 2012 and 7 1/8% notes due 2013. The notes also restrict the incurrence of debt, or the issuance of disqualified stock, as defined, with certain exceptions, provided that we may incur debt or issue disqualified stock if, immediately after such incurrence or issuance, the ratio of the aggregate principal amount of all outstanding indebtedness of AREP and its subsidiaries on a consolidated basis to the tangible net worth of AREP and its subsidiaries on a consolidated basis would have been less than 1.75 to 1.0. As of March 31, 2005, such ratio was 0.76 to 1.0. In addition, both issues of notes require that on each quarterly determination date that the Fixed Charge Coverage Ratio of us and the guarantor of the notes (currently only AREH) for the four consecutive fiscal quarters most recently completed prior to such quarterly determination date be at least 1.5 to 1.0. For the four quarters ended March 31, 2005, such ratio was 2.44 to 1.0. If the ratio is less than 1.5 to 1.0, we will be deemed to have satisfied this test if there is deposited cash, which together with cash previously deposited for such purpose and not released, equal to the amount of interest payable on the notes for one year. If, at any subsequent quarterly determination date, the ratio is at least 1.5 to 1.0, the deposited funds will be released to us. The notes also require, on each quarterly determination date, that the ratio of total unencumbered assets, as defined, to the principal amount of unsecured indebtedness, as defined, be greater than 1.5 to 1.0 as of the last day of the most recently completed fiscal quarter. As of March 31, 2005, this ratio was 2.90 to 1.0. The notes also restrict the creation of liens, mergers, consolidations and sales of substantially all of our assets, and transactions with affiliates. As of March 31, 2005, based upon these tests, on a pro forma basis, giving effect to the issuance of the 7 1/8% notes due 2013, we and AREH could have incurred up to approximately $1.5 billion of additional indebtedness.
      The operating subsidiary of NEG Holding, of which we have agreed to acquire a membership interest, has a credit agreement which contains covenants that have the effect of restricting dividends or distributions. These, together with the ACEP indenture and the indenture governing the notes, likely will preclude our receiving payments from the operations of our principal hotel and casino and certain of our oil and gas properties.
Asset Sales and Purchases
      In the three months ended March 31, 2005, we sold four rental real estate properties and a golf resort for approximately $51.9 million which were encumbered by mortgage debt of approximately $10.7 million. The mortgage debt was repaid from the sale proceeds. Net proceeds from the sale or disposal of portfolio properties totaled approximately $41.2 million in the three months ended March 31, 2005. During the comparable period of 2004, net proceeds totaled approximately $25.3 million.
      Of the five properties, we sold one financing lease property for approximately $8.4 million which was encumbered by mortgage debt of approximately $3.8 million. The carrying value of this property was approximately $8.2 million; therefore, we recognized a gain on sale of approximately $0.2 million in the three months ended March 31, 2005, which is included in income from continuing operations. We sold four operating properties for approximately $43.5 million which was encumbered by mortgage debt of approximately $6.9 million. The carrying value of these properties was approximately $24.8 million. We recognized a gain on the sale of approximately $18.7 million in the three months ended March 31, 2005, which is included in income from discontinued operations.
      During the year ended December 31, 2004, we sold 57 rental real estate properties for approximately $245.4 million, which were encumbered by mortgage debt of approximately $93.8 million which was repaid from the sales proceeds. As of December 31, 2004, we had entered into conditional sales contracts or letters of intent for 15 additional rental real estate properties, all of which contracts or letters of intent are subject to purchaser’s due diligence and other closing conditions. Selling prices for the properties covered by the contracts or letters of intent would total approximately $97.9 million. These properties are encumbered by mortgage debt of approximately $36.0 million.
      Net proceeds from the sale or disposal of portfolio properties totaled approximately $151.6 million in the year ended December 31, 2004. During 2003, net sales proceeds totaled approximately $20.6 million.
      At March 31, 2005, we had 11 properties under contract or as to which letters of intent had been executed by the potential purchaser, all of which contracts or letters of intent are subject to purchaser’s due diligence and other closing conditions. Selling prices for the properties covered by the contracts or letters of intent would total approximately $45.5 million. These properties are encumbered by mortgage debt of approximately $25.3 million.
Capital Expenditures
      Capital expenditures for real estate, oil and gas operations, hotel and casino and hotel and resort operations were approximately $4.8 million and $1.7 million during the three months ended March 31, 2005 and 2004, respectively, and $63.8 million and $34.0 million during the years ended December 31, 2004 and 2003, respectively. In the year ended December 31, 2004, we acquired a property for approximately $14.6 million, a hotel and resort property for approximately $16.5 million and development property for approximately $62.2 million, the latter two acquired in the Grand Harbor acquisition.
Leases
      In 2003, 17 leases covering 17 rental real estate properties and representing approximately $2.2 million in annual rentals expired. Twelve leases originally representing $1.6 million in annual rental income were renewed for $1.4 million in annual rentals. Such renewals are generally for a term of five years. Five properties with annual rental income of $0.6 million were not renewed.
      In 2004, 11 leases covering 11 rental real estate properties and representing approximately $1.8 million in annual rentals expired. Eight leases representing $1.5 million in annual rental income were renewed for $1.5 million in annual rentals. Such renewals are generally for a term of five years. Three properties with annual rentals of $0.3 million were not renewed.
      In 2005, 14 leases covering 24 rental real estate properties representing approximately $3.6 million in annual rentals are scheduled to expire. Six leases representing approximately $2.9 million in annual rentals were renewed for approximately $2.9 million. Such renewals are generally for a term of 10 years. Three properties with annual rentals of approximately $0.2 million have not been renewed. The status of five properties with annual rentals of approximately $0.5 million has not yet been determined.

Distributions
      On March 31, 2004, we distributed to holders of record of our preferred units, as of March 12, 2004, 489,657 additional preferred units. Pursuant to the terms of the preferred units, on March 4, 2005, we declared our scheduled annual preferred unit distribution payable in additional preferred units at the rate of 5% of the liquidation preference of $10.00. On March 31, 2005, we distributed to holders of record as of March 15, 2005, 514,133 additional preferred units. In March 2005, the number of authorized preferred units was increased to 10,900,000.
      Our preferred units are subject to redemption at our option on any payment date, and the preferred units must be redeemed by us on or before March 31, 2010. The redemption price is payable, at our option, subject to the indenture, either all in cash or by the issuance of depositary units, in either case, in an amount equal to the liquidation preference of the preferred units plus any accrued but unpaid distributions thereon.

Cash and Cash Equivalents
      Our cash and cash equivalents and investment in U.S. government and agency obligations increased by $455.1 million during the three months ended March 31, 2005 primarily due to proceeds from the issuance of our 7 1/8% senior notes due 2013 ($471.5 million), property sales proceeds ($41.2 million), cash provided by operations ($27.3 million) and repayment of affiliates’ debt securities ($2.7 million), partially offset by purchase of equity securities ($66.3 million), repayment of affiliate debt ($16.6 million), capital expenditures ($4.8 million) and other ($6.4 million).
      Our cash and cash equivalents and investment in U.S. government and agency obligations increased by $305.3 million during the year ended December 31, 2004 primarily due to proceeds from the issuance of our 8 1/8% senior notes due 2012 and ACEP’s 7.85% senior secured notes due 2012 in the aggregate ($565.4 million), property sales proceeds ($151.6 million), proceeds from the sale of marketable equity in the aggregate and debt securities ($90.6 million), repayment of mezzanine loans ($49.1 million), cash provided by operations ($98.0 million), guaranteed payment from NEG Holding ($16.0 million), proceeds from mortgages payable ($10.0 million) and proceeds from the sale of other assets ($3.8 million) partially offset by the purchase of debt securities ($245.2 million), purchase of the Arizona Charlies’ ($125.9 million), the Grand Harbor and Oak Harbor acquisition ($78.6 million), purchase of debt securities of affiliates ($65.5 million), purchase of Atlantic Holdings debt ($36 million), repayment of affiliate debt ($25.0 million), capital expenditures ($63.8 million), rental real estate acquisitions ($14.6 million), periodic principal payments ($14.6 million) and other ($10.0 million).
      Of our cash and cash equivalents at December 31, 2004, approximately $75.2 million is at ACEP. The terms of ACEP’s 7.85% senior secured notes and its revolving credit facility restrict dividends and distributions to us, as well as redemptions of equity interests and other transactions that would make the cash available to AREP and its other subsidiaries.
      We received net proceeds of approximately $471.5 million from the issuance, in February 2005, of our 7 1/8% senior notes due 2013. Our cash has been used to fund the $180 million acquisition of TransTexas, and for general business purposes, including to pursue our primary business strategy of acquiring undervalued assets in either our existing lines of business or other businesses and to provide additional capital to grow our businesses.

Acquisitions
      On April 6, 2005, we acquired 100% of the equity of TransTexas, an oil and gas exploration and production company, for a purchase price of $180.0 million in cash.
      During December 2004, we acquired the following:

•	$27.5 million aggregate principal amount of term notes issued by TransTexas, or the TransTexas Notes, for $28.2 million in cash, which included $0.7 million of accrued interest through December 6, 2004;

•	All of the membership interests of Mid River, the assets of which consist of $38.0 million principal amount of term loans outstanding under the term loan and security agreement, dated as of November 16, 2004, among Panaco, as borrower, the lenders (as defined therein) and Mid River as administrative agent, or the Panaco Debt, and $0.1 million of accrued interest, through December 6, 2004, for $38.1 million in cash; and

•	$37.0 million principal amount of 3% notes due 2008 issued by Atlantic Coast Entertainment Holdings LLC, or Atlantic Holdings, or the Atlantic Holdings Notes, for $36.0 million in cash.
      On May 26, 2004, ACEP acquired two Las Vegas hotels and casinos, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder, from Mr. Icahn and an entity affiliated with Mr. Icahn, for aggregate consideration of $125.9 million. At the closing of those acquisitions, AREH transferred 100% of the common stock of Stratosphere to ACEP. As a result, ACEP owns and operates three gaming and entertainment properties in the Las Vegas metropolitan area.
      In October 2003, pursuant to a purchase agreement dated as of May 16, 2003, we acquired all of the debt and 50% of the equity securities of NEG from entities affiliated with Mr. Icahn for an aggregate consideration of approximately $148.1 million plus approximately $6.7 million of accrued interest on the debt securities.
      In July 2004, we acquired Grand Harbor and Oak Harbor, two waterfront communities in Vero Beach, Florida. The communities include three golf courses, a tennis complex, fitness center, beach club and an assisted living facility. In addition, we acquired approximately 400 acres of land to the north of Grand Harbor which currently has entitlements to build approximately 600 homes and an 18 hole golf course. The total purchase price was approximately $75.0 million.
      In January 2004, we purchased a 34,422 square foot commercial condominium unit in New York City for approximately $14.5 million.
Off-Balance Sheet Arrangements
      We do not have any off-balance sheet arrangements. As of March 31, 2005, AREH was the sole guarantor of each of the 8 1/8% senior notes due 2012 and the 7 1/8% senior notes due 2013 issued by us. In conjunction with our issuance of each series of the senior notes, we loaned AREH substantially all of the proceeds from the issuance of those notes on substantially similar terms as those contained in the notes. Since AREH’s financial statements already reflect this obligation, AREH does not expect the guarantees to have a material impact on its financial condition, revenues, expenses or results of operations.
Critical Accounting Policies and Estimates
      Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles, or GAAP. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Among others, estimates are used when accounting for valuation of investments, recognition of casino revenues and promotional allowances and estimated costs to complete its land, house and condominium developments. Estimates and assumptions are evaluated on an ongoing basis and are based on historical and other factors believed to be reasonable under the circumstances. The results of these estimates may form the basis of the carrying value of certain assets and liabilities and may not be readily apparent from other sources. Actual results, under conditions and circumstances different from those assumed, may differ from estimates.
      We accounted for our acquisitions of NEG, TransTexas and the Arizona Charlie’s hotels and casinos as assets transferred between entities under common control which requires that they be accounted for at historical costs similar to a pooling of interests. NEG’s investment in NEG Holding constitutes a variable interest entity. In accordance with GAAP, we have determined that NEG is not the primary beneficiary of NEG Holding and therefore we do not consolidate NEG Holding in our consolidated financial statements.
      We believe the following accounting policies are critical to our business operations and the understanding of results of operations and affect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of
      Long-lived assets held and used by us and long-lived assets to be disposed of, are reviewed for impairment whenever events or changes in circumstances, such as vacancies and rejected leases, indicate that the carrying amount of an asset may not be recoverable.

      In performing the review for recoverability, we estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows, undiscounted and without interest charges, is less than the carrying amount of the asset an impairment loss is recognized. Measurement of an impairment loss for long-lived assets that we expect to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Commitments and Contingencies — Litigation
      On an ongoing basis, we assess the potential liabilities related to any lawsuits or claims brought against us. While it is typically very difficult to determine the timing and ultimate outcome of such actions, we use our best judgment to determine if it is probable that we will incur an expense related to the settlement or final adjudication of such matters and whether a reasonable estimation of such probable loss, if any, can be made. In assessing probable losses, we make estimates of the amount of insurance recoveries, if any. We accrue a liability when we believe a loss is probable and the amount of loss can be reasonably estimated. Due to the inherent uncertainties related to the eventual outcome of litigation and potential insurance recovery, it is possible that certain matters may be resolved for amounts materially different from any provisions or disclosures that we have previously made.

Marketable Equity and Debt Securities and Investment in U.S. Government and Agency Obligations
      Investments in equity and debt securities are classified as either held-to-maturity or available for sale for accounting purposes. Investment in U.S. government and agency obligations are classified as available for sale. Available for sale securities are carried at fair value on our balance sheet. Unrealized holding gains and losses are excluded from earnings and reported as a separate component of partners’ equity. Held-to-maturity securities are recorded at amortized cost.
      A decline in the market value of any held-to-maturity security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Dividend income is recorded when declared and interest income is recognized when earned.

Mortgages and Notes Receivable
      We have generally not recognized any profit in connection with the property sales in which certain purchase money mortgages receivable were taken back. Such profits are being deferred and will be recognized when the principal balances on the purchase money mortgages are received.
      We engage in real estate lending, including making second mortgage or secured mezzanine loans to developers for the purpose of developing single-family homes, luxury garden apartments or commercial properties. These loans are subordinate to construction financing and we target an interest rate in excess of 20% per annum. However interest is not paid periodically and is due at maturity or earlier from unit sales or refinancing proceeds. We defer recognition of interest income on mezzanine loans pending receipt of principal and interest payments.

Revenue Recognition
      Revenue from real estate sales and related costs are recognized at the time of closing primarily by specific identification. We follow the guidelines for profit recognition set forth by Financial Accounting Standards Board (FASB) Statement No. 66, Accounting for Sales of Real Estate.

Casino Revenues and Promotional Allowances
      We recognize revenues in accordance with industry practice. Casino revenue is recorded as the net win from gaming activities, the difference between gaming wins and losses. Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Revenues include the retail value of rooms, food and beverage and other items that are provided to customers on a complimentary basis. A corresponding amount is deducted as promotional allowances. The cost of such complimentaries is included in “Hotel and casino operating expenses.” We also reward customers, through the use of loyalty programs, with points based on amounts wagered, that can be redeemed for a specified period of time for cash. We deduct the cash incentive amounts from casino revenue.

Natural Gas Production Imbalances
      We account for natural gas production imbalances using the sales method, whereby we recognize revenue on all natural gas sold to our customers notwithstanding the fact its ownership may be less than 100% of the natural gas sold. We record liabilities for imbalances greater than our proportionate share of remaining natural gas reserves.

Hedging Agreements
      From time to time, we enter into commodity price swap agreements (the Hedge Agreements) to reduce our exposure to price risk in the spot market for natural gas. We follow Statement of Financial Accounting Standards No. 133 (SFAS 133), Accounting for Derivative Instruments and Hedging Activities, which was amended by Statement of Financial Accounting Standards No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. These pronouncements established accounting and reporting standards for derivative instruments and for hedging activities, which generally require recognition of all derivatives as either assets or liabilities in the balance sheet at their fair value. The accounting for changes in fair value depends on the intended use of the derivative and its resulting designation. We elected not to designate these instruments as hedges for accounting purposes, accordingly both realized and unrealized gains and losses are included in oil and natural gas sales.

Oil and Natural Gas Properties
      We utilize the full cost method of accounting for our crude oil and natural gas properties. Under the full cost method, all productive and nonproductive costs incurred in connection with the acquisition, exploration and development of crude oil and natural gas reserves are capitalized and amortized on the units-of-production method based upon total proved reserves. The costs of unproven properties are excluded from the amortization calculation until the individual properties are evaluated and a determination is made as to whether reserves exist. Conveyances of properties, including gains or losses on abandonments of properties, are treated as adjustments to the cost of crude oil and natural gas properties, with no gain or loss recognized.
      Under the full cost method, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% per year (the ceiling limitation). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, abandonment costs, and certain production related and ad-valorem taxes are deducted. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant indefinitely, except for changes, which are fixed and determinable by existing contracts. The net book value is compared to the ceiling limitation on a quarterly basis.

Accounting for Asset Retirement Obligations
      We account for our asset retirement obligation under Statement of Financial Accounting Standards No. 143 (SFAS 143), Accounting for Asset Retirement Obligations. SFAS 143 provides accounting requirements for costs associated with legal obligations to retire tangible, long-lived assets. Under SFAS 143, an asset retirement obligation is needed at fair value in the period in which it is incurred by increasing the carrying amount for the related long-lived asset. In each subsequent period, the liability is accreted to its present value and the capitalized cost is depreciated over the useful life of the related asset.

Income Taxes
      No provision has been made for federal, state or local income taxes on the results of operations generated by partnership activities as such taxes are the responsibility of the partners. Stratosphere Corporation, NEG and TransTexas, our corporate subsidiaries, account for their income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.

      Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
      Management periodically evaluates all evidence, both positive and negative, in determining whether a valuation allowance to reduce the carrying value of deferred tax assets is still needed. In 2004 and 2003, we concluded, based on the projected allocations of taxable income, that our corporate subsidiaries, NEG, Stratosphere and TransTexas, more likely than not will realize a partial benefit from their deferred tax assets and loss carryforwards. Ultimate realization of the deferred tax asset is dependent upon, among other factors, our corporate subsidiaries’ ability to generate sufficient taxable income within the carryforward periods and is subject to change depending on the tax laws in effect in the years in which the carryforwards are used.

Properties
      Properties held for investment, other than those accounted for under the financing method, are carried at cost less accumulated depreciation unless declines in the value of the properties are considered other than temporary at which time the property is written down to net realizable value. Properties held for sale are carried at the lower of cost or net realizable value. Such properties are no longer depreciated and their operations are included in discontinued operations. A property is classified as held for sale at the time we determine that the criteria in SFAS 144 have been met.

BUSINESS
Introduction
      AREP is a diversified holding company engaged in a variety of businesses. Our primary business strategy is to continue to grow our core businesses, including real estate, gaming and entertainment, and oil and gas. In addition, we seek to acquire undervalued assets and companies that are distressed or in out of favor industries.
      Our businesses currently include rental real estate; real estate development; hotel and resort operations; hotel and casino operations; oil and gas exploration and production; and investments in equity and debt securities. We may also seek opportunities in other sectors, including energy, industrial manufacturing and insurance and asset management.
      In continuation of our strategy to grow our core businesses, we have recently acquired, and have entered into agreements to acquire, additional gaming and entertainment, real estate and oil and gas assets from unrelated parties and affiliates of Mr. Icahn.

•	American Casino & Entertainment Properties LLC. On May 26, 2004, our subsidiary, American Casino & Entertainment Properties LLC, or ACEP, acquired two Las Vegas hotels and casinos, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder for aggregate consideration of $125.9 million. At that date, AREH transferred 100% of the common stock of Stratosphere Corporation, which owns and operates the Stratosphere Hotel in Las Vegas, Nevada, to ACEP.

•	Grand Harbor and Oak Harbor. In July 2004, we acquired Grand Harbor and Oak Harbor, two waterfront communities in Vero Beach, Florida. The communities include three golf courses, a tennis complex, fitness center, beach club and an assisted living facility. In addition, we acquired approximately 400 acres of land to the north of Grand Harbor which currently has entitlements to build approximately 600 homes and an 18 hole golf course. The total purchase price was approximately $75.0 million.

•	NEG Holding LLC. We currently own 50.01% of the outstanding common stock of NEG, and all of its approximately $148.6 million aggregate principal amount of notes. NEG owns a membership interest in NEG Holding LLC. NEG Holding owns 100% of NEG Operating LLC, an oil and gas exploration and production company. We have entered into an agreement to acquire the other membership interest in NEG Holding for an aggregate of up to 11,344,828 of depositary units, valued at $29.00 per unit, or an aggregate of up to $329 million. The number of depositary units is subject to reduction based upon NEG Holding’s oil and gas reserve reports, as of January 21, 2005, to be prepared by an independent reserve engineering firm.

•	TransTexas Gas Corporation. On December 6, 2004, we purchased $27.5 million aggregate principal amount of term notes issued by TransTexas, or the TransTexas Notes, which constitutes 100% of the outstanding term notes of TransTexas. On April 6, 2005, we completed the acquisition of 100% of the equity of TransTexas, an oil and gas exploration and production company, for a purchase price of $180.0 million in cash.

•	Panaco, Inc. On December 6, 2004, we purchased $38.0 million aggregate principal amount of term loans issued by Panaco, which constitutes 100% of the outstanding term loans of Panaco, or the Panaco Debt. We have entered into an agreement to acquire 100% of the equity of Panaco, an oil and gas exploration and production company, for up to 4,310,345 depositary units, valued at $29.00 per unit, or an aggregate of up to $125.0 million.

•	GB Holdings, Inc. We currently own approximately 36.3% of the outstanding common stock of GB Holdings. On December 27, 2004, we purchased $37.0 million principal amount of the 3% notes due September 2008 issued by GB Holdings’ subsidiary, Atlantic Holdings, bringing our ownership of that debt to approximately $63.9 million principal amount, or approximately 96.4% of the principal amount outstanding. The notes may be paid in full, at the option of the holders of a majority of their principal amount, with common stock of Atlantic Holdings. Atlantic Holdings owns 100% of ACE Gaming LLC, the owner and operator of The Sands Hotel and Casino located in Atlantic City, New Jersey. We have entered into an agreement to acquire an additional approximate 41.2% of the outstanding common stock of GB Holdings and approximately 11.3% of the fully diluted common stock of Atlantic Holdings for an aggregate of 413,793 depositary units, valued at $29.00 per unit, or an aggregate of $12.0 million plus up to an additional 206,897 depositary units, valued at $29.00 per unit, or an additional $6.0 million, if Atlantic Holdings meets certain earnings targets during 2005 and 2006. On May 17, 2005, we (1) converted $28.8 million in principal amount of the Atlantic Holdings Notes into 1,898,181 shares of Atlantic Holdings common stock and (2) exercised warrants to acquire 997,620 shares of Atlantic Holdings common stock. Also on May 17, 2005, affiliates of Mr. Icahn exercised warrants to acquire 1,133,283 shares of Atlantic Holdings common stock. As a result of these transactions AREP and the affiliates of Mr. Icahn collectively own approximately 58.3% of the outstanding common stock of Atlantic Holding. Upon completion of this acquisition, we will own approximately 77.5% of the outstanding GB Holdings common stock and approximately 58.3% of the common stock of Atlantic Holdings.

Pending Acquisitions

Oil and Gas
      The following describes the terms of the agreements for the acquisitions of NEG Holding, Panaco and GB Holding, which acquisitions have not been completed.

NEG Holding LLC
      On January 21, 2005, we entered into a membership interest purchase agreement with Gascon, Cigas, and Astral, pursuant to which we will purchase Gascon’s managing membership interest in NEG Holding for a purchase price of up to 11,344,828 of our depositary units, valued at $29.00 per unit, or an aggregate of up to $329.0 million. Gascon, Cigas and Astral are all directly or indirectly wholly owned by Mr. Icahn. The number of depositary units to be issued was based on NEG Holding’s estimates of its and its subsidiaries’ oil and gas reserves. The reserve estimates are subject to confirmation by independent oil and gas reserve engineers, and the number of depositary units to be issued is subject to reduction, but not an increase, in accordance with the reserves determined by the engineers. The other member of NEG Holding is NEG, of which 50.01% of the common stock is owned by us. The NEG purchase agreement contains customary representations and warranties, indemnification provisions, covenants regarding the conduct of business prior to closing and conditions to closing.
      The closing of the transactions contemplated by the NEG purchase agreement is subject to the satisfaction or waiver of certain conditions, including, for each of the parties, no action or proceeding by any governmental authority or other person shall have been instituted or threatened which (1) might have a material adverse effect on NEG Holding or (2) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of the purchase agreement or the consummation of the transactions contemplated by the purchase agreement. With respect to us, the closing of the transactions contemplated by the NEG purchase agreement is also subject to (1) the satisfaction or waiver of the condition that no material adverse change with respect to NEG Holding shall have occurred and no event shall have occurred which, in our reasonable judgment, is reasonably likely to have a material adverse effect and (2) the receipt of NEG Holding’s oil and gas reserve reports. Gascon has agreed to indemnify us, up to a maximum liability equal to the purchase price, against, and agreed to hold us harmless from, any and all losses we incur associated with any breach of or any inaccuracy in any representation or warranty made by Cigas and Astral or Gascon, as applicable, in the purchase agreement, or any breach of or failure by Cigas and Astral to perform any of their respective covenants or obligations set out or contemplated in the NEG purchase agreement. A company wholly-owned by Mr. Icahn has agreed to guarantee all the duties and obligations of Gascon under the NEG purchase agreement.
      NEG Holding is developing and exploiting existing properties by drilling development and exploratory wells, and recompleting and reworking existing wells. NEG Holding anticipates that it will continue its drilling operations on existing properties and will selectively participate in drilling opportunities generated by third parties. NEG Holding also seeks to acquire existing producing properties or interests in them.

Panaco, Inc.
      On January 21, 2005, we and National Offshore LP, or National Offshore, the 1% general partnership interest of which and the 99% limited partnership interest of which are owned, respectively, by two limited liability companies, each of which is a wholly-owned subsidiary of ours, entered into an agreement and plan of merger with Highcrest, Arnos Corp., or Arnos, and Panaco pursuant to which Panaco will merge with and into National Offshore, all of the common stock of Panaco will be canceled and cease to exist, and Highcrest and Arnos will be paid merger consideration of up to 4,310,345 depositary units, valued at $29.00 per unit, or an aggregate of up to $125.0 million. Highcrest and Arnos are indirectly wholly-owned by Mr. Icahn. The number of depositary units to be issued was based on Panaco’s estimates of its oil and gas reserves. The reserve estimates are subject to confirmation by independent oil and gas reserve engineers, and the number of depositary units to be issued is subject to reduction, but not an increase, in accordance with the reserves determined by the engineers. Immediately following the merger, we will contribute each of the general partner and limited partner interests of National Offshore to AREH and AREH will contribute such limited partnership interest to AREP Oil & Gas. The Panaco merger agreement contains customary representations and warranties, indemnification provisions, covenants regarding the conduct of business prior to closing and conditions to closing.
      The closing of the transactions contemplated by the Panaco merger agreement is subject to the satisfaction or waiver of certain conditions, including, for each of the parties, no action or proceeding by any governmental authority or other person shall have been instituted or threatened which (1) might have a material adverse effect on Panaco or (2) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of the merger agreement or the consummation of the transactions contemplated by the merger agreement. With respect to National Offshore, the closing of the transactions contemplated by the Panaco merger agreement is also subject to (1) the satisfaction or waiver of the condition that no material adverse change with respect to Panaco shall have occurred and no event shall have occurred which, in the reasonable judgment of National Offshore, is reasonably likely to have a material adverse effect and (2) the receipt of Panaco’s oil and gas reserve reports. The condition that Panaco’s oil and gas reserve reports be received has been satisfied. Highcrest and Arnos have agreed to indemnify National Offshore, up to a maximum liability equal to the purchase price, against, and agreed to hold it harmless from, any and all losses it incurs associated with any breach of or any inaccuracy in any representation or warranty made by Highcrest and Arnos in the merger agreement, or any breach of or failure by Highcrest and Arnos to perform any of their covenants or obligations set out or contemplated in the merger agreement. A company wholly-owned by Mr. Icahn has agreed to guarantee all duties and obligations of Highcrest and Arnos under the Panaco merger agreement.
      Panaco is an oil and gas exploration and production company focused primarily on opportunities in the Gulf Coast Region and offshore opportunities in the Gulf of Mexico. Panaco is in the business of selling oil and gas, produced on properties it leases, to third party purchasers. It obtains reserves of crude oil and gas by either buying them from others or drilling developmental and exploratory wells on acquired properties. It acquires producing properties with a view toward further exploitation and development, capitalizing on 3-D seismic and advanced directional drilling technology to recover reserves that were bypassed or previously overlooked. Highcrest and Arnos acquired Panaco upon its emergence from bankruptcy in November 2004.

Gaming and Entertainment

GB Holdings, Inc. (The Sands)
      On January 21, 2005, we entered into a purchase agreement with Cyprus, LLC, or Cyprus, pursuant to which we will purchase 4,121,033 shares of common stock of GB Holdings and 1,133,284 shares of common stock of Atlantic Holdings. Cyprus is indirectly wholly-owned by Mr. Icahn. The purchase price to be paid under the Sands purchase agreement for these securities is 413,793 depositary units, valued at $29.00 per unit, or an aggregate of $12.0 million, plus up to an additional 206,897 depositary units, valued at $29.00 per unit, or an aggregate of $6.0 million, to be paid after closing if Atlantic Holdings meets certain earnings targets during 2005 and 2006. On May 23, 2005, we entered into Amendment No. 1 to the Sands Purchase Agreement. The amendment amends Annex A to the Sands Purchase Agreement to include, among the securities to be purchased by us, shares of Atlantic Holdings common stock acquired by Cyprus through the exercise of warrants. The Sands purchase agreement contains customary representations and warranties, indemnification provisions, covenants regarding the conduct of business prior to closing and conditions to closing.
      The closing of the transactions contemplated by the Sands purchase agreement is subject to the satisfaction or waiver of certain conditions, including, for each of the parties, no action or proceeding by any governmental authority or other person shall have been instituted or threatened which (1) might have a material adverse effect on GB Holdings or Atlantic Holdings or (2) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of the purchase agreement or the consummation of the transactions contemplated by the purchase agreement. With respect to us, the closing of the Sands purchase agreement is also subject to the satisfaction or waiver of the conditions (1) that no material adverse change with respect to GB Holdings or Atlantic Holdings shall have occurred and no event shall have occurred which, in our reasonable judgment, is reasonably likely to have a material adverse effect and (2) that the GB Holdings and Atlantic Holdings Securities are released from a bank pledge. The condition that the bank pledge encumbering the GB Holdings common stock be removed has been satisfied. Cyprus has agreed to indemnify us against, and agreed to hold us harmless from, any and all losses we incur associated with any breach of or any inaccuracy in any representation or warranty made by Cyprus in the purchase agreement, or any breach of or failure by Cyprus to perform any of its covenants or obligations set out or contemplated in the purchase agreement. A company wholly-owned by Mr. Icahn has agreed to guarantee all duties and obligations of Cyprus under the Sands purchase agreement.
      GB Holdings has no operating activities. Its significant asset is its investment in Atlantic Holdings, which is the parent company of ACE Gaming LLC. The principal business activity of ACE Gaming is its ownership and operation of The Sands Hotel and Casino. The Sands Hotel and Casino is located in Atlantic City, New Jersey, on approximately 6.1 acres of land one-half block from the Boardwalk at Brighton Park between Indiana Avenue and Dr. Martin Luther King, Jr. Boulevard. The Sands Hotel and Casino facility currently consists of a casino and simulcasting facility with approximately 78,000 square feet of gaming space containing approximately 2,200 slot machines and 73 table games; two hotels with a total of 620 rooms, including 170 suites; five restaurants; two cocktail lounges; two private lounges for invited guests; an 800-seat cabaret theater; retail space; an adjacent nine-story office building with approximately 77,000 square feet of office space for its executive, financial and administrative personnel; the “People Mover,” an elevated, enclosed, one-way moving sidewalk connecting The Sands Hotel and Casino to the Boardwalk using air rights granted by an easement from the City of Atlantic City and garage and surface parking for approximately 1,750 vehicles.

Unitholder Approval
      Under the rules of the New York Stock Exchange, the issuance of depositary units pursuant to the NEG Purchase Agreement, the Panaco merger agreement and the Sands Purchase Agreement requires the approval of the holders of our depositary units. The solicitation of consent of holders of our depositary units expires at 5 p.m. Eastern Standard Time on June 28, 2005. The written consent of affiliates of Mr. Icahn, as record owners of more than a majority of the depositary units, is sufficient to approve the issuance of the depositary units in connection with the Acquisitions. Mr. Icahn intends to have consents executed and delivered that approve the issuance of the depositary units.
Rental Real Estate Investments
      Our rental real estate operations consist primarily of retail, office and industrial properties leased to single corporate tenants. Historically, substantially all of our real estate assets leased to others have been net-leased under long-term leases. With certain exceptions, these tenants are required to pay all expenses relating to the leased property and, therefore, we are not typically responsible for payment of expenses, including maintenance, utilities, taxes, insurance or any capital items associated with such properties.

      To capitalize on favorable real estate market conditions and the mature nature of our commercial real estate portfolio, we have offered for sale our rental real estate portfolio. During the year ended December 31, 2004, we sold 57 rental real estate properties for approximately $245.4 million. These properties were encumbered by mortgage debt of approximately $93.8 million that we repaid from the sale proceeds. As of December 31, 2004, we owned 71 rental real estate properties with a book value of approximately $196.3 million, individually encumbered by mortgage debt which aggregated approximately $91.9 million. As of March 31, 2005, we had entered into conditional sales contracts or letters of intent for 11 rental real estate properties. Selling prices for the properties covered by the contracts or letters of intent would total approximately $45.5 million. These properties are encumbered by mortgage debt of approximately $25.3 million. Because of the conditional nature of sales contracts and letters of intent, we cannot be certain that these properties will be sold. We continue to seek purchasers for our remaining rental real estate portfolio. We cannot be certain that we will receive offers satisfactory to us or, if we receive offers, any of the properties will ultimately be sold at prices acceptable to us. From April 1, 2005 through May 31, 2005, we sold five of these rental real estate properties for approximately $3.1 million. These properties were unencumbered by mortgage debt.
      We continue to seek opportunities to acquire additional rental real estate properties. While we believe opportunities in real estate related acquisitions continue to remain available, there is increasing competition for these opportunities and the increased competition affects price and the ability to find quality assets that provide attractive returns.
Real Estate Development
      Our residential home development operations focus primarily on the construction and sale of single-family homes, custom-built homes, multi-family homes and residential lots in subdivisions and in planned communities. Our home building business is managed by Bayswater Development L.L.C., our wholly-owned subsidiary. Our long-term investment horizon and operational expertise allow us to acquire properties with limited current income and complex entitlement and development issues.
      Bayswater currently is developing seven residential subdivisions in New York, Florida and Massachusetts. In New York, Bayswater is developing two high-end residential subdivisions in Westchester County: Penwood, located in Bedford, and Hammond Ridge, located in Armonk and New Castle. Bayswater also is seeking approval to develop Pondview Estates which is located in Patterson and Kent in Putnam County, New York. In Naples, Florida, Bayswater is building, developing and selling Falling Waters, a condominium development. In Cape Cod, Massachusetts, Bayswater is pursuing the development of our New Seabury property, a proposed luxury second-home waterfront community. In July 2004, we acquired Grand Harbor and Oak Harbor, residential waterfront communities in Vero Beach, Florida.
      Penwood. Located in Bedford, New York, Penwood consists of 44 lots situated on 297 acres. The development is approximately one hour from Manhattan. Homes are situated on lots that range from 2.1 acres to 14.5 acres. Homes range in size from 5,400 square feet to 9,600 square feet. The average selling price of a Penwood home is $2.4 million, with a range of sales prices between $2.0 million and $3.4 million. As of December 31, 2004, we have sold 33 of the 44 units and one unit was under contract.
      Hammond Ridge. Located in Armonk and New Castle, New York, Hammond Ridge consists of 37 single-family lots situated on 220 acres. The development is approximately 40 minutes from Manhattan. We acquired the land through the purchase and foreclosure of a bank loan. At the time of acquisition, the land was unentitled. Purchasers of Hammond Ridge units may select one of many home designs and many options and upgrades that we offer or customize designs. The average selling price of a Hammond Ridge home is $2.1 million, with a range of prices between $1.6 million and $2.8 million. From January 2004, when sales commenced, through December 31, 2004, we have executed sale contracts for 16 of the 37 homes.
      Pondview Estates. Located in Patterson and Kent, New York, Pondview Estates is a townhouse condominium development on a 91-acre wooded hillside overlooking an on-site pond. We expect to build a 50-townhouse condominiums once final approvals are granted. Pre-sales are expected to begin in 2005.

      Falling Waters. Located in Naples, Florida, Falling Waters is a 793-unit condominium development on 158 acres located approximately ten minutes from downtown Naples, Florida. It is a gated community with 24-hour security. The average selling price is $200,000. As of December 31, 2004, there were 175 units remaining to be constructed, 170 of which have been pre-sold and five of which remain to be sold.
      Grand Harbor and Oak Harbor. On July 22, 2004, we completed the acquisition of these two waterfront communities in Vero Beach, Florida. As of December 31, 2004, approximately 900 homes had been built and sold in the communities. Grand Harbor and Oak Harbor include properties in various stages of development, including 364 improved lots and 36 substantially finished homes ready for sale. In addition, we acquired approximately 400 acres of land to the north of Grand Harbor which currently has entitlements to build approximately 600 homes and an 18 hole golf course. The total purchase price for the Grand Harbor and Oak Harbor communities and the additional entitled land was approximately $75.0 million.
      New Seabury Development. Located in Cape Cod, Massachusetts, New Seabury is a 381 acre resort community overlooking Nantucket Sound and Martha’s Vineyard. There are approximately 178 acres of land for development. We acquired the property in bankruptcy in 1998 after community members voted in favor of our involvement.
      Construction has been delayed by a dispute with the Cape Cod Commission, a Massachusetts regional planning body that claims that it has jurisdiction to review and approve our proposed development. We commenced litigation to contest the Commission’s decision to exercise jurisdiction and a Massachusetts court has ruled that a development proposal of up to 278 residential units and 145,000 square feet of commercial space is exempt from the Commission’s jurisdiction. The parties began settlement discussions in late 2004 and on May 12, 2005, the Commission voted in favor of the settlement agreement resolving the litigation. The settlement agreement defines the limits of New Seabury’s exempt development projects and establishes development “performance standards” to preserve the quality of environmental resource areas. Under these guidelines, the agreement will allow New Seabury to develop an additional 450 residences, recreational amenities and commercial space within New Seabury. New Seabury Properties anticipates beginning the first phase of its development plans during the summer of 2005.
      Additional Developments. We have invested and expect to continue to invest in undeveloped land and development properties. We are highly selective in making investments in residential home development. Currently we are reviewing a wide variety of potential developments in New York and Florida.
Hotel and Resort Operations
      New Seabury Resort. New Seabury is a resort community overlooking Nantucket Sound and Martha’s Vineyard in Cape Cod, Massachusetts. In addition to our residential development at New Seabury, we operate a full-service resort. The property currently includes a golf club with two 18 hole championship golf courses, the Popponesset Inn, which is a casual waterfront dining and wedding facility, a private beach club, a fitness center and a 16 court tennis facility.
      We invested a total of $28.0 million to acquire our interest in New Seabury and have invested approximately $30.0 million in additional improvements through December 31, 2004. We have replaced an outdated clubhouse with a 42,000 square foot state of the art facility which includes indoor and outdoor dining, a clubroom, banquet facilities, conference capability, a pro shop, locker rooms, a snack bar and indoor cart storage. We have constructed a 300,000 gallon per day wastewater treatment plant for resort facilities and future development. We have built a new 2,500 square foot state of the art poolside fitness center. We have reconfigured and reconstructed the Dunes Golf Course. We have invested capital to reconfigure our two championship golf courses and maintain their status as a high-end private facility.
      Grand Harbor and Oak Harbor. In addition to the residential development at Grand Harbor and Oak Harbor, we acquired three golf courses, a tennis complex, fitness center, beach club and clubhouses and an assisted living facility located adjacent to the Intracoastal Waterway in Vero Beach, Florida.

Hotel and Casino Operations
      Our primary hotel, casino and resort operations consist of our ownership of Stratosphere Casino Hotel & Tower, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder in Las Vegas, Nevada. Since we acquired the Stratosphere in 1998, we have invested approximately $118.0 million to, among other things, build a 1,000-room hotel tower. We acquired Arizona Charlie’s Decatur and Arizona Charlie’s Boulder from Mr. Icahn and his affiliates for approximately $125.9 million in May 2004. We also own approximately 36.3% of the common stock of the holding company that indirectly owns and operates The Sands Hotel and Casino.

Stratosphere
      The Stratosphere is situated on approximately 31 acres of land located at the northern end of the Las Vegas Strip. We believe the Stratosphere is one of the most recognized landmarks in Las Vegas. The Stratosphere offers the tallest free-standing observation tower in the United States and, at 1,149 feet, it is the tallest building west of the Mississippi River. The Tower includes an award-winning 336-seat revolving restaurant with unparalleled views of Las Vegas, known as the Top of the World, and the highest indoor/outdoor observation deck in Las Vegas. The Tower also features the three highest amusement rides in the world, for which we charge a price of $5 to $9 per ride. On March 10, 2005, we launched a fourth thrill ride, Insanity, designed to spin passengers in a centrifugal motion at 40-miles per hour over the edge of the Tower. In addition, the Tower has a cocktail lounge, a wedding chapel and event space.
      The Stratosphere’s casino contains approximately 80,000 square feet of gaming space, with approximately 1,400 slot machines, 48 table games and a race and sports book. Seven themed restaurants and four lounges, two of which feature live entertainment, are all located adjacent to the casino. These facilities have been designed to enable convenient access to the casino. For the years ended December 31, 2004, 2003 and 2002, approximately 70.6%, 70.1% and 72.4%, respectively, of the Stratosphere’s gaming revenue was generated by slot machine play and 27.4%, 28.0% and 26.8%, respectively, by table games. The Stratosphere derives its other gaming revenue from the race and sports book, which primarily serves to attract customers for slot machines and table games.
      The hotel has 2,444 rooms, including 131 suites. The hotel amenities include a 67,000 square foot pool and a recreation area with a café, cocktail bar, private cabanas and a fitness center located on the 8th floor. Beach Club 25, located on the 25th floor, provides a secluded adult pool. The Stratosphere is currently in the process of refurbishing approximately 1,400 of its guest rooms, which is expected to be completed in 2005. In addition, we own land which is suitable for additional development, if we determine the opportunity exists.
      The retail center, located on the second floor of the base building, occupies approximately 110,000 square feet of developed retail space. The retail center contains 43 shops, six of which are food venues, and 15 merchant kiosks. Adjacent to the retail center is the 640-seat showroom that currently offers afternoon and evening shows, which are designed to appeal to the wide spectrum of value-minded visitors who come to Las Vegas. The Stratosphere’s entertainment includes American Superstars, a celebrity tribute featuring today’s and yesterday’s hottest stars, and Viva Las Vegas, Las Vegas’ longest-running daytime show now in its twelfth year, featuring singing, dancing, comedy and specialty acts, and Bite, a vampire-themed adult review. The retail center also includes a full-service salon and spa. The parking facility accommodates approximately 4,000 cars.
      The Stratosphere utilizes the unique amenities of its Tower to attract visitors. Gaming products, hotel rooms, entertainment and food and beverage products are priced to appeal to the value-conscious middle-market Las Vegas visitor. The Top of the World restaurant, however, caters to higher-end customers. Stratosphere offers competitive payout ratios for its slot machines and video poker machines and competitive odds for its table games and sports book products. Stratosphere offers attractive and often unique table games, including Single Zero Roulette and Ten Times Odds on Craps, that provide patrons with odds that are better than the standard odds at other Las Vegas casinos. The Stratosphere participates in our Ultimate Rewards Club which provides members with cash and/or complimentaries at the casino, which can be used at Arizona

Charlie’s Decatur or Arizona Charlie’s Boulder. Advertising and promotional campaigns are designed to maximize hotel room occupancy, visits to the Tower and attract and retain players on property.

Arizona Charlie’s Decatur
      Arizona Charlie’s Decatur opened in April 1988 as a full-service hotel and casino geared toward residents of Las Vegas and surrounding communities. Arizona Charlie’s Decatur is located on approximately 17 acres of land four miles west of the Las Vegas Strip in the heavily populated west Las Vegas area. The property is easily accessible from Route 95, a major highway in Las Vegas.
      Arizona Charlie’s Decatur contains approximately 52,000 square feet of gaming space with approximately 1,500 slot machines, 15 table games, a race and sports book, a 24-hour bingo parlor, a Keno lounge and a 16-seat poker lounge. Approximately 68% of the slot machines at Arizona Charlie’s Decatur are video poker games. Arizona Charlie’s Decatur emphasizes video poker because it is popular with local players and generates, as a result, high volumes of play and casino revenue. For the years ended December 31, 2004, 2003 and 2002, approximately 90.0%, 90.8% and 91.3%, respectively, of the property’s gaming revenue was generated by slot machine play and 5.1%, 5.0% and 5.7%, respectively, by table games. Arizona Charlie’s Decatur derives its other gaming revenue from bingo, Keno, poker and the race and sports book, which primarily serve to attract customers for slot machines and table games.
      Arizona Charlie’s Decatur currently has 258 rooms, including nine suites. Hotel customers include local residents and their out-of-town guests, as well as those business and leisure travelers who, because of location and cost considerations, choose not to stay on the Las Vegas Strip or at other hotels in Las Vegas.
      Arizona Charlie’s Decatur provides complimentary entertainment as a component of its overall customer appeal. The Naughty Ladies Saloon, features a variety of entertainment, including live bands, musician showcase nights and jam sessions. Arizona Charlie’s Decatur has focused on the appeal of its entertainment programming in order to retain its customers and increase the play at its casino.
      Arizona Charlie’s Decatur markets its hotel and casino primarily to local residents of Las Vegas and the surrounding communities. We believe that the property’s pricing and gaming odds make it one of the best values in the gaming industry and that its gaming products, hotel rooms, restaurants and other amenities attract local customers in search of reasonable prices, smaller casinos and more attentive service. Arizona Charlie’s Decatur also tailors its selection of slot machines and table games, to local casino patrons. Slot machines include video poker machines and table games include double-deck, hand-dealt black jack. In addition, the casino features a selection of games that invite personal interaction and which we believe are set for higher payout rates than those at other Las Vegas casinos generally.

Arizona Charlie’s Boulder
      Arizona Charlie’s Boulder opened in 1988 as a stand-alone hotel and RV park. The full-service casino opened in May 2000. Arizona Charlie’s Boulder is situated on approximately 24 acres of land located on Boulder Highway, in an established retail and residential neighborhood in the eastern metropolitan area of Las Vegas. The property is easily accessible from I-515, the most heavily traveled east/west highway in Las Vegas.
      Arizona Charlie’s Boulder contains approximately 41,000 square feet of gaming space with approximately 850 slot machines, 14 table games, a race and sports book and a 24-hour bingo parlor. Approximately 65% of the slot machines at Arizona Charlie’s Boulder are video poker games. Arizona Charlie’s Boulder emphasizes video poker because it is popular with local players and generates, as a result, high volumes of play and casino revenue. For the years ended December 31, 2002, 2003 and 2004 approximately 92.9%, 86.9% and 89.1%, respectively, of gaming revenue was generated by slot machine play and 10.4%, 9.3% and 7.0%, respectively, by table games. Arizona Charlie’s Boulder derives its other gaming revenue from bingo and the race and sports book, which primarily serve to attract customers for slot machines and table games.
      Arizona Charlie’s Boulder currently has 303 rooms, including 221 suites. Hotel customers include local residents and their out-of-town guests, as well as those business and leisure travelers who, because of location and cost considerations, choose not to stay on the Las Vegas Strip or at other hotels in Las Vegas. We recently renovated our hotel room interiors.
      Arizona Charlie’s Boulder provides complimentary entertainment as a component of its overall customer appeal. Palace Grand, features live bands at no charge.
      Arizona Charlie’s Boulder also has an RV park. With 30- to 70-foot pull through stations and over 200 spaces, it is one of the largest short-term RV parks on the Boulder Strip. The RV park offers a range of services, including laundry facilities, game and exercise rooms, swimming pool, whirlpool and shower facilities, which are included in the nightly, weekly or monthly rates.
      Arizona Charlie’s Boulder markets its hotel and casino primarily to residents of Las Vegas and the surrounding communities. We believe that its pricing and gaming odds make it one of the best values in the gaming industry and that its gaming products, hotel rooms, restaurants, and other amenities attract local customers in search of reasonable prices, smaller casinos and more attentive service. Arizona Charlie’s Boulder also tailors its selection of slot machines, including many diverse video poker machines, and table games, including double-deck hand-dealt blackjack, to local casino patrons. In addition, the casino features a selection of games that invite personal interaction and which we believe are set for higher payout rates than those at other Las Vegas casinos generally.

The Sands Hotel and Casino
      We own approximately 3.6 million shares of common stock of GB Holdings, representing approximately 36.3% of its outstanding common stock and, including the recent purchase of $37.0 million principal amount of the Atlantic Holdings Notes, own approximately $63.9 million principal amount, or approximately 96.4%, of the Atlantic Holdings Notes. We also own approximately 10.0% of the fully diluted common stock of Atlantic Holdings. GB Holdings owns 100% of Atlantic Holdings. Atlantic Holdings owns 100% of ACE Gaming, the owner and operator of The Sands Hotel and Casino. The Sands Hotel and Casino is located in Atlantic City, New Jersey on approximately 6.1 acres of land one-half block from the Boardwalk at Brighton Park between Indiana Avenue and Dr. Martin Luther King, Jr. Boulevard. The Sands Hotel and Casino facility currently consists of a casino and simulcasting facility with approximately 78,000 square feet of gaming space, two hotels with a total of 620 rooms, and related amenities. ACEP personnel provide certain executive management services to The Sands Hotel and Casino.
      On July 22, 2004, GB Holdings and Atlantic Holdings consummated an exchange offer in which Atlantic Holdings offered to exchange $110.0 million principal amount of its secured notes due September 2008 with an interest rate of 3% per annum payable at maturity, for $110.0 million principal amount of 11% secured notes due September 2005 of GB Property Funding, Inc., a wholly-owned subsidiary of GB Holdings. In the exchange offer, holders of 60.2% of the outstanding principal amount of the 11% secured notes due September 2005, including the 58.2% held by Mr. Icahn and affiliated companies, including AREP, exchanged those notes. Upon completion of the exchange offer, approximately $43.7 million principal amount of GB Holdings debt was outstanding and approximately $66.3 million principal amount of Atlantic Holdings debt was outstanding, $26.9 million of which was owned by AREH and $37.0 million of which was owned by affiliates of Mr. Icahn. The Atlantic Holdings Notes may be paid in full, at the option of the holders of a majority of their principal amount, with common stock of Atlantic Holdings. The transaction also included the following:

•	The indenture for the 11% secured notes due September 2005 was amended to remove certain provisions and covenants and release the liens on The Sands Hotel and Casino’s assets that secured the notes;

•	The Sands Hotel and Casino’s assets were transferred to a wholly-owned subsidiary of Atlantic Holdings, ACE Gaming; and

•	The 3% notes due September 2008 were secured by a pledge of all of the assets of ACE Gaming, including The Sands Hotel and Casino.

      The GB Holdings common stockholders received warrants, that are exercisable, following the occurrence of certain events, for 27.5% of the fully diluted common stock of Atlantic Holdings.
      GB Holdings and Atlantic Holdings are reporting companies under the Securities Exchange Act of 1934 and each separately files with the Securities and Exchange Commission annual, quarterly and current reports that are available to the public free of charge either from the SEC website at http://www.sec.gov.
Oil and Gas

National Energy Group, Inc.
      In October 2003, pursuant to a purchase agreement dated as of May 16, 2003, we acquired certain debt and equity securities of NEG from entities affiliated with Mr. Icahn for an aggregate consideration of approximately $148.1 million plus approximately $6.7 million of accrued interest on the debt securities. The agreement was reviewed and approved by our Audit Committee which was advised by independent financial advisors and legal counsel. The securities acquired were $148.6 million in principal amount of debt securities, or the NEG Notes, representing all of NEG’s outstanding debt securities, and 5,584,044 shares of common stock of NEG. As a result of this transaction and the acquisition by us of additional shares of common stock of NEG, we currently beneficially own 50.01% of the outstanding common stock of NEG. The remaining shares of common stock of NEG are publicly held. NEG is a reporting company under the Securities Exchange Act of 1934 and separately files with the Securities and Exchange Commission annual, quarterly and current reports that are available to the public free of charge either from NEG or at the SEC website at http://www.sec.gov.
      NEG owns a membership interest in NEG Holding. The other membership interest in NEG Holding is held by Gascon, an affiliate of Mr. Icahn. Gascon is the managing member of NEG Holding. NEG Holding owns NEG Operating which is engaged in the business of oil and gas exploration and production with properties located on-shore in Texas, Louisiana, Oklahoma and Arkansas. NEG Operating’s oil and gas properties are managed by NEG. We have agreed to acquire the membership interest in NEG Holding owned by Gascon.
      Pursuant to the NEG Holding operating agreement between NEG and Gascon, distributions from NEG Holding to NEG and Gascon are made in the following order: (1) Guaranteed payments are to be paid to NEG, calculated on an annual interest rate of 10.75% on the outstanding priority amount. The priority amount is equal to the amount of the NEG Notes due to us. As of December 31, 2004, the priority amount was $148.6 million. The guaranteed payments will be made on a semi-annual basis; (2) The priority amount is to be paid to NEG. Such payment is to occur by November 6, 2006; (3) An amount equal to the priority amount and all guaranteed payments paid to NEG, plus any additional capital contributions made by Gascon, less any distributions previously made to Gascon, is to be paid to Gascon; (4) An amount equal to the aggregate annual interest (calculated at prime plus 1/2% on the sum of the guaranteed payments), plus any unpaid interest for prior years (calculated at prime plus 1/2% on the sum of the guaranteed payments), less any distributions previously made by NEG Holding to Gascon, is to be paid to Gascon; and (5) After the above distributions have been made, any additional distributions will be made in accordance with the ratio of NEG’s and Gascon’s respective capital accounts, as defined in the operating agreement.
      The operating agreement further contains a provision that allows Gascon, or its successor, at any time, in its sole discretion, to redeem NEG’s membership interest at a price equal to the fair market value of the interest determined as if NEG Holding had sold all of its assets for fair market value and liquidated. A determination of the fair market value of such assets will be made by an independent third party jointly engaged by Gascon and NEG, unless otherwise agreed.
      The management and operation of NEG Operating is being undertaken by NEG pursuant to a management agreement which NEG has entered into with NEG Operating. However, neither NEG’s officers nor directors will control the strategic direction of NEG Operating’s oil and gas business, including oil and gas drilling and capital investments, which is controlled by the managing member of NEG Holding, currently Gascon. The management agreement provides that NEG will manage NEG Operating’s oil and gas assets and business until the earlier of November 1, 2006, or such time as NEG Operating no longer owns any of the managed oil and gas properties. NEG’s employees conduct the day-to-day operations of NEG Operating’s oil and gas properties, and all costs and expenses incurred in the operation of the oil and gas properties are borne by NEG Operating; although the management agreement provides that the salary of NEG’s Chief Executive Officer will be 70% attributable to the managed oil and gas properties, and the salaries of each of the General Counsel and Chief Financial Officer will be 20% attributable to the managed oil and gas properties. In exchange for NEG’s management services, NEG Operating pays NEG a management fee equal to 115% of the actual direct and indirect administrative and reasonable overhead costs incurred by NEG in operating the oil and gas properties which either NEG or NEG Operating may seek to change within the range of 110%-115%, as such change is warranted. However, the parties have agreed to consult with each other to ensure that the administrative and reasonable overhead costs attributable to the managed properties are properly reflected in the management fee paid to NEG. In addition, NEG Operating has agreed to indemnify NEG to the extent it incurs any liabilities in connection with its operation of the assets and properties of NEG Operating, except to the extent of its gross negligence or misconduct. NEG recorded $6.2 million as a management fee for NEG Operating for the year ended December 31, 2004.
      On August 28, 2003, NEG and TransTexas entered into a management agreement pursuant to which NEG provides management and administrative services with respect to TransTexas’ oil and gas operations. As consideration for performance of these services, TransTexas is required to pay to NEG a monthly fee of $312,500. The agreement will terminate (1) 90 days following a written notice of termination by NEG, (2) as may be mutually agreed by NEG and TransTexas, (3) 30 days following a written notice of termination by TransTexas or (4) 30 days following any day where a majority of the TransTexas board of directors ceases to be comprised of High River’s designees unless the newly-constituted board of directors agrees to waive application of this termination. NEG recorded $4.7 million as a management fee for TransTexas for the year ended December 31, 2004.
      On November 16, 2004, NEG and Panaco entered into a management agreement pursuant to which NEG provides management and administrative services with respect to Panaco’s oil and gas operations. As consideration for performance of these services, Panaco is required to pay to NEG a monthly fee equal to 115% of the actual direct and indirect administrative costs incurred by NEG. The agreement will terminate (1) 90 days following a written notice of termination by either Panaco or NEG, (2) as may be mutually agreed by NEG and Panaco or (3) 30 days following any day where the Panaco board of directors ceases to be comprised of one or more members who are not affiliates of NEG unless such members agree to waive application of this termination provision. NEG recorded $0.7 million as a management fee for Panaco for the year ended December 31, 2004.
TransTexas Operations
      We acquired TransTexas on April 6, 2005. Pursuant to the TransTexas merger agreement, TransTexas merged with and into National Onshore and National Onshore was the surviving entity. The following presents information concerning TransTexas operations which now are conducted through National Onshore and its subsidiaries. All references to TransTexas are to such operations and the related assets.
      TransTexas and its wholly-owned subsidiaries, Galveston Bay Pipeline and Galveston Bay Processing engaged in the exploration, production and transmission of natural gas and oil, primarily in South Texas, including the Eagle Bay field in Galveston Bay and the Southwest Bonus field in Wharton County. Its exploration and production activities consist of geological and geophysical evaluation of current and prospective properties, the acquisition of mineral interests in prospects and the drilling, development and operation of leased properties for the production and sale of natural gas, condensate and crude oil. TransTexas operates substantially all of its producing properties.
      On November 14, 2002, TransTexas, Galveston Bay Pipeline and Galveston Bay Processing filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division. The bankruptcy cases were jointly administered. TransTexas, Galveston Bay Pipeline and Galveston Bay Processing operated their businesses and managed their properties as debtors in possession. On August 28, 2003, TransTexas, Galveston Bay Processing and Galveston Bay Pipeline emerged from their joint Chapter 11 bankruptcy proceedings pursuant to the Confirmation Order of the Bankruptcy Court and the Plan of Reorganization proposed by Thornwood.
Principal Areas of Operations
      The following table sets forth TransTexas’ proved reserves of oil and gas by principal areas of operation as of December 31, 2004.

	Oil (including
	Natural Gas		Natural Gas
	Liquids)	Natural Gas	Equivalent
	(MBbls)	(MMcf)	(MMcfe)	% of Total

Area:
Eagle Bay	2,210	8,909	22,166	37.4%
Southwest Bonus	264	12,994	14,579	24.6
Other Areas	44	22,209	22,475	38.0

Total	2,518	44,112	59,220	100.0%

      The following table sets forth TransTexas’ production by principal area of production for the year ended December 31, 2004.

	Oil (including
	Natural Gas		Natural Gas
	Liquids)	Natural Gas	Equivalent
	(MBbls)	(MMcf)	(MMcfe)	% of Total

Area:
Eagle Bay	869	3,122	8,336	73.8%
Southwest Bonus	44	2,143	2,407	21.3
Other Areas	6	523	559	4.9

Total	919	5,788	11,302	100.0%

      Eagle Bay. At December 31, 2004, approximately 37.4% (22.2 Bcfe) of TransTexas’ proved reserves were located in Eagle Bay. As of December 31, 2004, TransTexas has successfully drilled and completed 12 wells in the Eagle Bay field. It intends to drill additional development wells in Eagle Bay as part of its strategy to further increase reserves and production and has identified additional drilling locations from 3-D seismic data. As of December 31, 2004, TransTexas owned a 75% working interest in approximately 6,211 net acres in the Eagle Bay area. Production from the Eagle Bay field represents 73.8% of TransTexas’ total production.
      Southwest Bonus. At December 31, 2004, approximately 24.6% (14.6 Bcfe) of TransTexas’ proved reserves were located in the Southwest Bonus field. As of January  31, 2003, TransTexas had successfully drilled 22 wells in the Southwest Bonus field and held a 97% working interest covering approximately 4,652 net acres in the Southwest Bonus field. TransTexas has identified additional drilling locations from 3-D seismic data. Production from the Southwest Bonus field represents 21.3% of TransTexas’ production.
      Other Areas. TransTexas also has an inventory of exploration and exploitation prospects along the Upper Texas Gulf Coast which it continues to assemble as part of its strategy to increase reserves and production. Its primary focus is to seek areas that it believes are under-exploited and are along the trend with existing proved fields and where 3-D seismic data indicates additional hydrocarbon potential.
Oil and Gas Reserves
      TransTexas’ reserves are located in the continental United States. TransTexas’ reserve report was prepared using constant prices and costs in accordance with published guidelines of the SEC. The net weighted average prices used in TransTexas’ reserve report as of December 31, 2004 were $38.59 per barrel of oil and $5.84 per Mcf of natural gas. As of December 31, 2004, TransTexas has total proved reserves of 44,112 MMcf of natural gas and 2.518 MBbls of condensate and oil. The estimation of reserves and future net revenues can be materially affected by the oil and gas prices used in preparing the reserve report.
      The following table sets forth information for TransTexas’ total proved reserves of oil and gas and the PV 10% of estimated future net revenues from such reserves, as of December 31, 2004.

	Oil (including
	Natural Gas		Natural Gas
	Liquids)	Natural Gas	Equivalent
	(in MBbls)	(in MMcf)	(MMcfe)	PV 10%

				(in thousands)
Proved Developed Reserves	2,411	26,179	40,645	$143,750
Proved Undeveloped Reserves	107	17,933	18,575	21,397

Total Proved Reserves	2,518	44,112	59,220	$165,147

Oil and Gas Production Economics
      The following table shows the approximate net production attributable to TransTexas’ oil and gas interests, the average sales price per barrel of oil and Mcf of natural gas produced, and the average unit economics per Mcfe, or thousand cubic feet gas equivalent, related to TransTexas oil and gas production for the periods indicated. Information relating to properties acquired or disposed of is reflected in this table only since or up to the closing date of their respective acquisition or sale.

	Year Ended		Year Ended
	January 31,		December 31,

	2002	2003	2003	2004

Production:
Natural Gas (MMcf)	22.5	10.7	6.5	5.8
Natural Gas Liquids (MMgals)	40.1	31.3	12.7	13.1
Condensate and oil (MBbls)	1,286.0	860.0	454.0	370.0
Average sales prices:
Gas (dry) (per Mcf)	$3.89	$3.38	$5.03	5.33
Natural Gas Liquids (per gallon)	0.36	0.33	0.50	.64
Condensate and oil (per Bbl)	23.63	25.93	31.12	31.21
Average lifting cost per Mcfe(1)	0.49	0.59	0.61	.58

(1)	Condensate and oil are converted to a common unit of measure on the basis of six Mcf of natural gas to one barrel of condensate or oil. The components of production costs may vary substantially among wells depending on the methods of recovery employed and other factors.
Productive Wells
      The following table sets forth TransTexas’ interests in productive wells, by principal area of operation, as of December 31, 2004.

	Oil		Natural Gas		Total

	Gross	Net	Gross	Net	Gross	Net

Area:
Eagle Bay	1	.75	7	5.25	8	6.0
Southwest Bonus	0	0	23	21.00	23	21.0
Other areas	3	.42	11	7.98	14	8.40

Total	4	1.17	41	34.23	45	35.40

Leasehold Acreage
      The following table shows the approximate gross and net acres in which TransTexas had a leasehold interest, by principal area of operation, as of December 31, 2004.

			Undeveloped
	Developed Acreage		Acreage

	Gross	Net	Gross	Net

Area:
Eagle Bay	3,231	2,412	6,227	3,799
Southwest Bonus	4,434	4,300	529	352
Other areas	7,825	5,532	28,744	22,069

Total	15,490	12,244	35,500	26,220

      TransTexas acquires a leasehold interest in the properties to be explored. The leases grant the lessee the right to explore for and extract oil and gas from a specified area. Lease rentals usually consist of a fixed annual charge made prior to obtaining production. Once production has been established, a royalty is paid to the lessor based upon the gross proceeds from the sale of oil and gas. Once wells are drilled, a lease generally continues as long as production of oil and gas continues. In some cases, leases may be acquired in exchange for a commitment to drill or finance the drilling of a specified number of wells to predetermined depths.
      Substantially all of TransTexas’ producing oil and gas properties are located on leases held by TransTexas for an indeterminate number of years as long as production is maintained. All of TransTexas’ non-producing acreage is held under leases from mineral owners or a government entity which expire at varying dates. TransTexas is obligated to pay annual delay rentals to the lessors of certain properties in order to prevent the leases from terminating.

Drilling Activity
      The following table sets forth TransTexas’ exploration and development drilling results for the 12 months ended January 31, 2002 and 2003 and the eleven months ended December 31, 2003 and twelve months ended December 31, 2004.

	Year Ended January 31,				Eleven Months
					Ended		Year Ended
					December 31,		December 31,
	2002		2003		2003		2004

	Gross	Net	Net	Gross	Net	Gross	Net	Gross

Exploratory Wells(1):
Productive(2)	1	1	—	—	0	0	4.55	5
Non-Productive	1	1	—	—	0	0	.79	3

Total	2	2	—	—	0	0	5.34	8

Development Wells(1):
Productive(2)	12	11	—	—	1.4	2	1	1
Non-Productive	1	1	—	—	0	0	0	0

Total	13	12	—	—	1.4	2	1	1

(1)	The number of net wells is the sum of the fractional working interests owned in gross wells.

(2)	Productive wells consist of producing wells and wells capable of production, including gas wells awaiting pipeline connection. Wells that are completed in more than one producing zone are counted as one well.
      TransTexas’ business strategy is to utilize its experience in drilling and operating wells to find, develop and produce reserves at a low cost. Its long-term goal is to convert unproven acreage to proved reserves by drilling in under-exploited areas. In order to meet our long-term goals, TransTexas’ strategy is to drill wells in areas of the Upper Texas Gulf Coast where 3-D seismic data indicates productive potential and to drill development wells in its proven producing areas such as the Eagle Bay field and Southwest Bonus field.

Transportation, Processing and Marketing
      TransTexas has entered into various agreements for the gathering, transportation, processing and sale of substantially all of its natural gas and natural gas liquids produced from its Eagle Bay prospects. TransTexas monitors its transportation needs closely and is actively in discussions with pipeline companies regarding additional agreements in order to meet potential future production increases.
      Galveston Bay Processing operates onshore facilities, located 60 miles east of Houston at Winnie, Texas, to separate produced natural gas and condensate, dehydrate and treat natural gas for the removal of carbon dioxide and stabilize condensate from Eagle Bay field.
      TransTexas has entered into contracts with Kinder Morgan Ship Channel Pipeline, LP for transportation of its production from the Eagle Bay field to the Winnie facilities at a fixed negotiated rate.
      TransTexas has entered into a gas purchase contract with Kinder Morgan Tejas Pipeline, L.P. (formerly Tejas Gas Marketing, LLC) covering the sale by TransTexas of substantially all of its residue gas production from the Eagle Bay field. The agreement provides for a price payable for the first fifty percent (50%) of the first of the month nominated MMBtu at a price based on a published first of the month industry index. The remaining fifty percent (50%) of the first of the month nominated volume is sold each day at a price based on a published daily industry index.
      TransTexas and Duke Energy Field Services, LP entered into a gas gathering and processing contract to gather and process the high-Btu natural gas produced from the Eagle Bay field leaving the Winnie facilities for a negotiated fee. TransTexas can elect to process ethane, at its sole discretion on a monthly basis, from the net recovered natural gas liquids attributable to TransTexas’ gas and is priced based on prevailing market prices. TranTexas has the right to market 100% of its allocable residue gas in kind at the tailgate of the “Duke” plant.
      For the year ended December 31, 2004, three purchasers represented approximately 96% of the consolidated natural gas, condensate and natural gas liquids revenues of TransTexas. TransTexas believes that the loss of any single purchaser would not have a material adverse effect on TransTexas due to the availability of other purchasers for TransTexas’ production at comparable prices.

Panaco
      On December 6, 2004, we purchased from affiliates of Mr. Icahn all the membership interests of Mid River, the assets of which consist of $38.0 million principal amount, or 100%, of the Panaco Debt. As noted above, we have entered into an agreement with affiliates of Mr. Icahn to purchase 100% of the equity of Panaco.
Investments
      We also seek to purchase undervalued securities to maximize our returns. Undervalued securities are those which we believe may have greater inherent value than indicated by their then current trading price and may present the opportunity for “activist” bondholders or shareholders to act as catalysts to realize value. The equity securities in which we may invest may include common stocks, preferred stocks and securities convertible into common stocks, as well as warrants to purchase these securities. The debt securities and obligations in which we may invest include bonds, debentures, notes, mortgage-related securities and municipal obligations. Certain of these securities may include lower rated securities which may provide the potential for higher yields and therefore may entail higher risks. In addition, we may engage in various investment techniques, including options and futures transactions, foreign currency transactions and leveraging for hedging or other purposes.
      The undervalued securities in which we invest may be undervalued due to market inefficiencies, may relate to opportunities in which economic or market trends have not been identified and reflected in market value, or may include complex or not readily followed securities. Less favorable financial reports, lowered credit ratings, revised industry forecasts or sudden legal complications may result in market inefficiencies and undervalued situations. We may determine to establish an ownership position through the purchase of debt or equity securities of such entities and then negotiate for the ownership or effective control of some or all of the underlying equity in such assets.
      During 2004, our significant investment activity included:

•	the purchase for approximately $205.8 million of an aggregate of approximately $278.1 million principal amount of secured bank debt of WestPoint Stevens Inc. Approximately $193.6 million principal amount is secured by a first priority lien of certain assets of WestPoint, and approximately $84.5 million principal amount is secured by a second priority lien. WestPoint currently is operating as a debtor in possession under Chapter 11 of the U.S. Bankruptcy Code;

•	the purchase of an aggregate of approximately $71.8 million of secured bank debt of Union Power Partners L.P. and Panda Gila River L.P., independent power producers, for a purchase price of approximately $39.3 million. No interest is currently being received on this debt;

•	the sale, for $82.3 million, of approximately $86.9 million principal amount of corporate debt securities which we purchased for approximately $45.1 million, recognizing a gain of $37.2 million; and

•	the short sale of approximately 2.5 million shares of common stock of a company in bankruptcy.
      On February 28, 2005, WestPoint and certain of its subsidiaries entered into an asset purchase agreement with New Textile Holding Co. and New Textile Co., for the sale of substantially all of WestPoint’s assets pursuant to Section 363 of the U.S. Bankruptcy Code. The consummation of the transactions contemplated by the asset purchase agreement is subject to the receipt of any higher or better offers through a bidding process. We are exploring our alternatives with respect to WestPoint Stevens which, among other things, may include bidding for the assets or objecting to the asset purchase agreements with New Textile Holding Co. and New Textile Co.
      Our real estate lending operations consist of making second mortgage or secured mezzanine loans to developers and existing property owners for the purpose of developing single-family homes, luxury garden apartments or commercial properties. This financing may provide for a contractual rate of interest to be paid as well as providing for a participation in the profits of the development. The security for these loans is a pledge of the developers’ ownership interest in the properties and may also include a second mortgage on the property. These loans are subordinate to construction financing and are generally referred to as mezzanine loans. Our mezzanine loans have historically accrued interest at approximately 22% per annum. Bayswater’s home building infrastructure and expertise allow us to evaluate financing opportunities relating to residential properties and complete developments when necessary.
      On April 30, 2004, we received approximately $16.7 million for the prepayment of a mezzanine loan. The principal amount of the loan was $11.0 million. The prepayment included approximately $5.7 million of accrued interest which was recognized as interest income in the year ended December 31, 2004. In June and July of 2004, we received approximately $43.3 million in repayment of a mezzanine loan. The payment included $31.0 million of principal and accrued interest of approximately $12.3 million. Interest income of approximately $12.3 million was recognized in the year ended December 31, 2004. As of December 31, 2004, we did not own any mezzanine loans.
      We held one second mortgage loan in the principal amount of $7.0 million which was repaid in August 2004.
      We conduct our activities in a manner so as not to be deemed an investment company under the Investment Company Act of 1940. Generally, this means that we do not intend to invest in securities as our primary business and that no more than 40% of our total assets will be invested in investment securities as such term is defined in the Investment Company Act. In addition, we intend to structure our investments so as to continue to be taxed as a partnership rather than as a corporation under the applicable publicly traded partnership rules of the Internal Revenue Code of 1986, as amended.

Real Estate Leasing Activities
      In 2005, 14 leases covering 24 of our properties representing approximately $3.6 million in annual rentals are scheduled to expire. Of the 14 leases, six leases representing approximately $2.9 million in annual rentals were renewed for annual rentals of approximately $2.9 million. These renewals are generally for a term of 10 years. Three properties with annual rentals of approximately $0.2 million will not be renewed. The status of five properties with annual rentals of approximately $0.5 million has not yet been determined.
      In many of our leases, the tenant has an option to renew at the same rents it is currently paying and in many of the leases the tenant also has an option to purchase the property. We believe that tenants acting in their best interests will renew those leases which are at below market rents, and permit leases for properties that are less marketable, either as a result of the condition of the property or its location, or are at above-market rents to expire. We expect that it may be difficult and time consuming to re-lease or sell those properties that existing tenants decline to re-let or purchase and that we may be required to incur expenditures to renovate such properties for new tenants. We also may become responsible for the payment of certain operating expenses, including maintenance, utilities, taxes, insurance and environmental compliance costs associated with such properties which are presently the responsibility of the tenant.
Bankruptcies and Defaults
      We are aware that 19 of our present and former tenants in our rental real estate business have been or are currently involved in some type of bankruptcy or reorganization. Under the U.S. Bankruptcy Code, a tenant may assume or reject its unexpired lease. In the event a tenant rejects its lease, the U.S. Bankruptcy Code limits the amount of damages a landlord is permitted to claim in the bankruptcy proceeding as a result of the lease termination. Generally, a claim resulting from a rejection of an unexpired lease is a general unsecured claim. When a tenant rejects a lease, there can be no assurance that we will be able to relet the property at an equivalent rental. As a result of tenant bankruptcies, we have incurred and expect, at least in the near term, to continue to incur certain property expenses and other related costs. Thus far, these costs have consisted largely of legal fees, real estate taxes and property operating expenses. Of our 19 present and former tenants known to be involved in bankruptcy proceedings or reorganization, 14 have rejected their leases, affecting 37 properties, all of which have been vacated. These rejections have had an adverse impact on annual net cash flow including both the decrease in revenues from lost rents, as well as increased operating expenses.
Insurance
      We carry customary insurance for our properties and business segments. However, we do not insure net lease properties where the tenant provides appropriate amounts of insurance. We determine on a property by property basis whether or not to obtain terrorism insurance coverage.
Employees
      We and our consolidated subsidiaries have approximately 6,000 full and part-time employees, which number fluctuates due to the seasonal nature of certain of our businesses. Most of the employees are employed by our subsidiaries. Approximately 1,300 employees of Stratosphere are covered by three collective bargaining agreements. We believe we currently have sufficient staffing to operate effectively our day-to-day business.
Competition

Real Estate
      Competition in leasing and buying and selling real property remains strong. Many of our tenants have rights to renew at prior rental rates. Our experience is that tenants will renew below market leases and permit leases that are less marketable or at above market rents to expire, making it difficult for us to relet or sell on favorable terms properties vacated by tenants.

      Competition for the acquisition of approved land for development has intensified and we have not been able to replenish our approved land inventory. Competition for the sale of developed land, houses and condominiums is also strong in certain areas of the country. We compete in these areas with national real estate developers, some of which have greater financial resources than we do.
      Competition for investments of the types we intend to pursue has been increasing in recent years, including that from a number of investment funds and REITS that have raised capital for such investments, resulting in, among other things, higher prices for such investments. Such investments have become competitive to source and the increased competition may have an adverse impact on the spreads and our ability to find quality assets at appropriate yields. While we believe our capital base may enable us to gain a competitive advantage over certain other purchasers of real estate by allowing us to respond quickly and make all cash transactions without financing contingencies where appropriate, there can be no assurance that this will be the case.

Hotel and Casino Operations
      Investments in the gaming and entertainment industries involve significant competitive pressures and political and regulatory considerations. In recent years, there have been many new gaming establishments opened as well as facility expansions, providing increased supply of competitive products and properties in the industry, which may adversely affect our operating margins and investment returns. The hotel and casino industry is highly competitive. Hotels located on or near the Las Vegas Strip compete primarily with other Las Vegas strip hotels and with a few major hotels in downtown Las Vegas. Stratosphere also competes with a large number of hotels and motels located in and near Las Vegas. Stratosphere’s Tower competes with all other forms of entertainment, recreational activities and other attractions in and near Las Vegas and elsewhere. Many of our competitors offer more products than we do and have greater name recognition and may have greater resources.
      The Sands Hotel and Casino faces intense competition from the eleven other existing Atlantic City casinos, including the newly opened Borgata. According to reports of the Casino Control Commission, the twelve Atlantic City casinos currently offer approximately 1.4 million square feet of gaming space. The Sands Hotel and Casino also competes with legalized gaming from casinos located on Native American tribal lands. Legalized casino gaming in the State of New York, northern New Jersey or certain areas of Pennsylvania or in other venues that are more convenient to those areas, could have a material adverse effect on The Sands Hotel and Casino.
Properties

Rental Real Estate
      As of March 31, 2005, we owned 67 separate real estate assets, excluding our real estate development, hotel and resort operations, hotel and casino operations and real estate assets related to our oil and gas operations. These primarily consist of fee and leasehold interests and, to a limited extent, interests in real estate mortgages, in 22 states. Most of these properties are net-leased to single corporate tenants. Approximately 85% of these properties are currently net-leased, 4% are operating properties and 11% are vacant.

      The following table summarizes the type, number per type and average net effective rent per square foot of such properties:

	Number of	Average Net Effective
Type of Property	Properties	Rent Per Square Foot(1)

Retail	27	$4.54
Industrial	11	$2.51
Office	18	$10.01
Supermarkets	4	$6.44
Banks	3	$3.11
Other	4	N/A

(1)	Based on net-lease rentals.
      The following table summarizes the number of such properties in each region specified below:

Number of
Location of Property	Properties

United States:
Southeast	34
Northeast	13
South Central	3
Southwest	1
North Central	15
Northwest	1
      For each of the years ended December 31, 2004, 2003 and 2002, no single real estate asset or series of assets leased to the same lessee accounted for more than 10% of our gross revenues.

Real Estate Development
      We own, primarily through our Bayswater subsidiary, residential development properties. Bayswater, a real estate investment, management and development company, focuses primarily on the construction and sale of single-family houses, multi-family homes and lots in subdivisions and planned communities and raw land for residential development.
      Our New Seabury development includes land for future residential and commercial development. See “Legal Proceedings.”
      We own the waterfront communities of Grand Harbor and Oak Harbor in Vero Beach, Florida. These communities include properties in various stages of development and we also own 400 acres of land to the north of Grand Harbor which has entitlements to build additional homes.

Hotel and Casino Operations
      We own and operate the Stratosphere Tower, Casino & Hotel, located in Las Vegas, Nevada, which is centered around the Stratosphere Tower, the tallest free-standing observation tower in the United States. The hotel and entertainment facility has 2,444 rooms and suites, a 80,000 square foot casino and related amenities.
      We own Arizona Charlie’s Decatur and Arizona Charlie’s Boulder. Arizona Charlie’s Decatur has 258 hotel rooms and a 52,000 square foot casino and related amenities. Arizona Charlie’s Boulder has 303 hotel rooms and a 41,000 square foot casino and related amenities.

      We own 36.3% of the common stock in GB Holdings, the indirect parent company of The Sands Hotel and Casino. The Sands Hotel and Casino, located in Atlantic City, New Jersey, contains 620 rooms and suites, a 78,000 square foot casino and related amenities.
Hotel and Resort Operations
      We own a resort property in New Seabury, Massachusetts. The New Seabury resort is comprised of two golf courses, other recreational facilities, condominium and time share units.
      Our Grand Harbor and Oak Harbor properties in Vero Beach, Florida include golf courses, tennis courts, fitness centers, beach clubs and clubhouses.
Legal Proceedings
      We are from time to time parties to various legal proceedings arising out of our businesses. We believe however, that other than the proceedings discussed below, there are no proceedings pending or threatened against us which, if determined adversely, would have a material adverse effect on our business, financial condition, results of operations or liquidity.
New Seabury
      In January 2002, the Cape Cod Commission, a Massachusetts regional planning body created in 1989, concluded that our New Seabury development is within its jurisdiction for review and approval. We believe that the proposed residential, commercial and recreational development is in substantial compliance with a special permit issued for the property in 1964 and is therefore exempt from the Commission’s jurisdiction and that the Commission is barred from exercising jurisdiction pursuant to a 1993 settlement agreement between the commission and a prior owner of the New Seabury property.
      In February 2002, New Seabury Properties L.L.C., our subsidiary and owner of the property, filed in Barnstable County Massachusetts Superior Court, a civil complaint appealing the decision by the commission, and a separate civil complaint to find the commission in contempt of the settlement agreement. The court subsequently consolidated the two complaints into one proceeding and in July 2003, the parties each filed cross motions for summary judgment.
      The parties began settlement discussions in late 2004 and on May 12, 2005, the Commission voted in favor of the settlement agreement resolving the litigation. The settlement agreement defines the limits of New Seabury’s exempt development projects and establishes development “performance standards” to preserve the quality of environmental resource areas. Under these guidelines, the agreement will allow New Seabury to develop an additional 450 residences, recreational amenities and commercial space within New Seabury. New Seabury Properties anticipates beginning the first phase of its development plans during the summer of 2005.

REGULATION

Rental Real Estate and Real Estate Development

Environmental Matters
      Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. If any such substances were found in or on any property invested in by us, we could be exposed to liability and be required to incur substantial remediation costs. The presence of such substances or the failure to undertake proper remediation may adversely affect the ability to finance, refinance or dispose of such property. We will generally require that properties in which we invest will be subject to a Phase I environmental site assessment, which involves record review, visual site assessment and personnel interviews, but does not involve invasive procedures such as air and soil sampling or groundwater analysis. There can be no assurance, however, that these evaluations will reveal all potential liabilities or that future property uses or conditions or changes in applicable environmental laws and regulations or activities at nearby properties will not result in the creation of environmental liabilities with respect to a property.
      Most of our properties continue to be net-leased to single corporate tenants, and we believe these tenants would be responsible for any environmental conditions existing on our properties they lease. Normally, therefore, such conditions should not have a material adverse effect on the financial statements or competitive position. Many of the properties acquired by us in connection with our formation in 1987 were not subjected to any type of environmental site assessment at the time of the acquisition. Consequently, we undertook to have Phase I environmental site assessments completed on most of our properties. We believe that under the terms of the net leases with our tenants, the costs of any environmental problems would be the responsibility of such tenants. While most tenants have assumed responsibility for the environmental conditions existing on their leased property, there can be no assurance that we will not be deemed to be a responsible party or that the tenant will bear the cost of remediation. Also, if we acquire more operating properties, our exposure to environmental cleanup costs may increase.
      In some cases, the Phase I environmental site assessments completed on certain properties indicate that they may have environmental conditions that should be further reviewed. We have notified the responsible tenants to attempt to ensure that they cause any required investigation and/or remediation to be performed and most tenants continue to take appropriate action. However, if the tenants fail to perform responsibilities under their leases in respect of such sites, we may be liable for investigation or remediation costs. However, as a limited number of Phase II environmental site assessments have been conducted by us, there can be no accurate estimate of the need for or extent of any required remediation. Approximately 75 updates to Phase I environmental site assessments were completed in 2003. Although we conducted environmental investigations in 2004 for newly acquired properties and no environmental concerns were disclosed by such investigations, we did not conduct any updates to the Phase I environmental site assessment for our remaining portfolio in 2004.
      We could also become liable for environmental clean-up costs if a bankrupt or insolvent tenant were unable to pay such costs. Environmental problems may also delay or impair our ability to sell, refinance or re-lease particular properties, resulting in decreased income and increased cost to us. While we attempt to sell properties “as is” and transfer any environmental liability to the purchaser, we could incur liability based on our past ownership or operation of divested properties.

Other Property Matters
      Under Title III of the Americans with Disabilities Act of 1990 and its rules or ADA, in order to protect individuals with disabilities, owners and certain tenants of public accommodations including hotels, casinos, resorts, offices and shopping centers, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable,” as defined in the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals.
      Except for certain properties operated by us, we believe that the existing net leases require the tenants of many of our properties to comply with the ADA. If a tenant does not comply with the ADA or rejects its lease in bankruptcy without complying with the ADA, we may ultimately have to bear the expense of complying with the ADA.
      If we acquire more operating properties, we may be required to make expenditures to bring such properties into compliance with the ADA and other applicable laws.
Hotel and Casino Operations

Nevada

Introduction
      The ownership and operation of casino gaming facilities in the State of Nevada are subject to the Nevada Gaming Control Act and the regulations made under such Act, as well as various local ordinances. The gaming operations of our casinos are subject to the licensing and regulatory control of the Nevada Gaming Commission and the Nevada State Gaming Control Board. Our casinos’ operations are also subject to regulation by the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas. These agencies are referred to herein collectively as the Nevada Gaming Authorities.

Policy Concerns of Gaming Laws
      The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy. These public policy concerns include, among other things:

•	preventing unsavory or unsuitable persons from being directly or indirectly involved with gaming at any time or in any capacity;

•	establishing and maintaining responsible accounting practices and procedures;

•	maintaining effective controls over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs, and safeguarding assets and revenue, providing reliable recordkeeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;

•	preventing cheating and fraudulent practices; and

•	providing a source of state and local revenue through taxation and licensing fees.
      Changes in these laws, regulations and procedures could have significant negative effects on our gaming operations and our financial condition and results of operations.

Owner and Operator Licensing Requirements
      Our casinos are licensed by the Nevada Gaming Authorities as corporate and limited liability company licensees, which we refer to herein as company licensees. Under their gaming licenses, our casinos are required to pay periodic fees and taxes. The gaming licenses are not transferable.
      To date, our casino properties have obtained all gaming licenses necessary for the operation of their existing gaming operations; however, gaming licenses and related approvals are privileges under Nevada law, and we cannot assure you that any new gaming license or related approvals that may be required in the future will be granted, or that any existing gaming licenses or related approvals will not be limited, conditioned, suspended or revoked or will be renewed.

Our Registration Requirements
      We have been registered by the Nevada Gaming Commission as a publicly traded corporation, which we refer to as a registered company for the purposes of the Nevada Gaming Control Act. API, AREH, Beckton and AREH’s direct and indirect subsidiaries AEP, ACEP, Stratosphere Corporation and Charlie’s Holding, LLC have been registered by the Nevada Gaming Commission as holding companies.
      Periodically, we will be required to submit detailed financial and operating reports to the Nevada Gaming Commission and to provide any other information that the Nevada Gaming Commission may require. Substantially all of our material loans, leases, sales of securities and similar financing transactions must be reported to, or approved by, the Nevada Gaming Commission.

Individual Licensing Requirements
      No person may become a stockholder or member of, or receive any percentage of the profits of, a non-publicly traded holding or intermediary company or company licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. The Nevada Gaming Authorities may investigate any individual who has a material relationship to or material involvement with us to determine whether the individual is suitable or should be licensed as a business associate of a gaming licensee. We and certain of our officers, directors and key employees are required to file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. An applicant for licensing or an applicant for a finding of suitability must pay or must cause to be paid all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensing, the Nevada Gaming Authorities have the jurisdiction to disapprove a change in a corporate position.
      If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. In addition, the Nevada Gaming Commission may require us to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Nevada.

Consequences of Violating Gaming Laws
      If the Nevada Gaming Commission decides that we have violated the Nevada Gaming Control Act or any of its regulations, it could limit, condition, suspend or revoke our registrations and gaming licenses. In addition, we and the persons involved could be subject to substantial fines for each separate violation of the Nevada Gaming Control Act, or of the regulations of the Nevada Gaming Commission, at the discretion of the Nevada Gaming Commission. Further, the Nevada Gaming Commission could appoint a supervisor to conduct the operations of our casinos and, under specified circumstances, earnings generated during the supervisor’s appointment (except for the reasonable rental value of the premises) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any of our gaming licenses and the appointment of a supervisor could, and revocation of any gaming license would, have a significant negative effect on our gaming operations.

Requirements for Beneficial Securities Holders
      Regardless of the number of shares held, any beneficial holder of our voting securities may be required to file an application, be investigated and have that person’s suitability as a beneficial holder of voting securities determined if the Nevada Gaming Commission has reason to believe that the ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the beneficial holder of the voting securities who must be found suitable is a corporation, partnership, limited partnership, limited liability company or trust, it must submit detailed business and financial information including a list of its beneficial owners. The applicant must pay all costs of the investigation incurred by the Nevada Gaming Authorities in conducting any investigation.
      The Nevada Gaming Control Act requires any person who acquires more than 5% of the voting securities of a registered company to report the acquisition to the Nevada Gaming Commission. The Nevada Gaming Control Act requires beneficial owners of more than 10% of a registered company’s voting securities to apply to the Nevada Gaming Commission for a finding of suitability within 30 days after the Chairman of the Nevada State Gaming Control Board mails the written notice requiring such filing. Under certain circumstances, an “institutional investor,” as defined in the Nevada Gaming Control Act, which acquires more than 10%, but not more than 15%, of the registered company’s voting securities may apply to the Nevada Gaming Commission for a waiver of a finding of suitability if the institutional investor holds the voting securities for investment purposes only. In certain circumstances, an institutional investor that has obtained a waiver can hold up to 19% of a registered company’s voting securities for a limited period of time and maintain the waiver. An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board at directors of the registered company, a change in the corporate charter, bylaws, management, policies or operations of the registered company, or any of its gaming affiliates, or any other action which the Nevada Gaming Commission finds to be inconsistent with holding the registered company’s voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include:

•	voting on all matters voted on by stockholders or interest holders;

•	making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and

•	other activities that the Nevada Gaming Commission may determine to be consistent with such investment intent.

Consequences of Being Found Unsuitable
      Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Gaming Commission or by the Chairman of the Nevada State Gaming Control Board, or who refuses or fails to pay the investigative costs incurred by the Nevada Gaming Authorities in connection with the investigation of its application, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of any voting security or debt security of a registered company beyond the period of time as may be prescribed by the Nevada Gaming Commission may be guilty of a criminal offense. We will be subject to disciplinary action if, after we receive notice that a person is unsuitable to hold an equity interest or to have any other relationship with, we:

•	pay that person any dividend or interest upon any voting securities;

•	allow that person to exercise, directly or indirectly, any voting right held by that person;

•	pay remuneration in any form to that person for services rendered or otherwise; or

•	fail to pursue all lawful efforts to require the unsuitable person to relinquish such person’s voting securities including, if necessary, the immediate purchase of the voting securities for cash at fair market value.

Gaming Laws Relating to Securities Ownership
      The Nevada Gaming Commission may, in its discretion, require the holder of any debt or similar securities of a registered company to file applications, be investigated and be found suitable to own the debt or other security of the registered company if the Nevada Gaming Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the Nevada Gaming Commission decides that a person is unsuitable to own the security, then under the Nevada Gaming Control Act, the registered company can be sanctioned, including the loss of its approvals if, without the prior approval of the Nevada Gaming Commission, it:

•	pays to the unsuitable person any dividend, interest or any distribution whatsoever;

•	recognizes any voting right by the unsuitable person in connection with the securities;

•	pays the unsuitable person remuneration in any form; or

•	makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.
      We are required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make the disclosure may be grounds for finding the record holder unsuitable. We will be required to render maximum assistance in determining the identity of the beneficial owner of any of our voting securities. The Nevada Gaming Commission has the power to require the stock certificates of any registered company to bear a legend indicating that the securities are subject to the Nevada Gaming Control Act and certain subject to restrictions imposed by applicable gaming laws. To date, this requirement has not been imposed on us.

Approval of Public Offerings
      Neither we nor any of our affiliates may make a public offering of our securities without the prior approval of the Nevada Gaming Commission if the proceeds from the offering are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for those purposes or for similar transactions. Any offer by us to exchange notes (including the 7.125% senior notes due 2013 issued on February 7, 2005) for publicly registered notes will require the review of, and prior approval by, the Nevada Gaming Authorities. The Nevada Commission has granted us prior approval to make public offerings for a period of two years expiring in May 2006, subject to certain conditions. This approval, the shelf approval, may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board and must be renewed at the end of the two-year approval period. The shelf approval applies to any affiliated company wholly owned by us, or an affiliate, which is a publicly traded corporation or would thereby become a publicly traded corporation pursuant to a public offering. The shelf approval includes approval for Stratosphere Gaming Corp. to guarantee any security issued by, or to hypothecate its assets to secure the payment or performance of any obligations evidenced by a security issued by, us or an Affiliate in a public offering under the shelf approval. The shelf approval also includes approval for us to place restrictions upon the transfer of, and to enter into agreements not to encumber the equity securities of our subsidiaries licensed or registered in Nevada, as applicable, in conjunction with public offerings made under the shelf approval. The shelf approval does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

Approval of Changes in Control
      As a registered company, we must obtain prior approval of the Nevada Gaming Commission with respect to a change in control through:

•	merger;

•	consolidation;

•	stock or asset acquisitions;

•	management or consulting agreements; or

•	any act or conduct by a person by which the person obtains control of us.

      Entities seeking to acquire control of a registered company must satisfy the Nevada State Gaming Control Board and Nevada Gaming Commission with respect to a variety of stringent standards before assuming control of the registered company. The Nevada Gaming Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.

Approval of Defensive Tactics
      The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licenses or affecting registered companies that are affiliated with the operations permitted by Nevada gaming licenses may be harmful to stable and productive corporate gaming. The Nevada Gaming Commission has established a regulatory scheme to reduce the potentially adverse effects of these business practices upon Nevada’s gaming industry and to further Nevada’s policy to:

•	assure the financial stability of corporate gaming operators and their affiliates;

•	preserve the beneficial aspects of conducting business in the corporate form; and

•	promote a neutral environment for the orderly governance of corporate affairs.
As a registered company, we may need to obtain approvals from the Nevada Gaming Commission before we can make exceptional repurchases of voting securities above our current market price and before a corporate acquisition opposed by management can be consummated. The Nevada Gaming Control Act also requires prior approval of a plan of recapitalization proposed by a registered company’s board of directors in response to a tender offer made directly to its stockholders for the purpose of acquiring control.

Fees and Taxes
      License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the licensed subsidiaries respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon:

•	a percentage of gross revenues received;

•	the number of gaming devices operated; or

•	the number of table games operated.
      Our casinos are also subject to a state payroll tax based on the wages paid to their employees.

Foreign Gaming Investigations
      Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with those persons, or licensees, and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada State Gaming Control Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada State Gaming Control Board of the licensee’s or registrant’s participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Gaming Commission. Licensees and registrants are required to comply with the reporting requirements imposed by the Nevada Gaming Control Act. A licensee or registrant is also subject to disciplinary action by the Nevada Gaming Commission if it:

•	knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation;

•	fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations;

•	engages in any activity or enters into any association that is unsuitable because it poses an unreasonable threat to the control of gaming in Nevada, reflects, or tends to reflect, discredit or disrepute upon the State of Nevada or gaming in Nevada, or is contrary to the gaming policies of Nevada;

•	engages in activities or enters into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees; or

•	employs, contracts with or associates with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of unsuitability.

License for Conduct of Gaming and Sale of Alcoholic Beverages
      The conduct of gaming activities and the service and sale of alcoholic beverages by our casinos are subject to licensing, control and regulation by the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas. In addition to approving our casinos, the Clark County Liquor and Gaming License Board and the City of Las Vegas have the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming license. All licenses are revocable and are not transferable. The county and city agencies have full power to limit, condition, suspend or revoke any license. Any disciplinary action could, and revocation would, have a substantial negative impact upon our operations.

New Jersey

Introduction
      Casino gaming is strictly regulated in Atlantic City under the New Jersey Casino Control Act, or NJCCA, and the regulations of the New Jersey Casino Control Commission, or New Jersey Commission, which affect virtually all aspects of the operations of The Sands Hotel and Casino. The NJCCA and regulations affecting Atlantic City casino licensees concern primarily the financial stability, integrity and character of casino operators, their employees, their debt and equity security holders and others financially interested in casino operations; the nature of hotel and casino facilities; the operation methods (including rules of games and credit granting procedures); and financial and accounting practices used in connection with casino operations. A number of these regulations require practices that are different from those in casinos in Nevada and elsewhere, and some of these regulations result in casino operating costs greater than those in comparable facilities in Nevada and elsewhere. The following is only a summary of the applicable provisions of the NJCCA. It does not purport to be a full description and is qualified in its entirety by reference to the NJCCA and such other applicable laws and regulations.

New Jersey Gaming Regulations
      In general, the NJCCA and the regulations promulgated thereunder contain detailed provisions concerning, among other things:

•	the granting and renewal of casino licenses;

•	the suitability of the approved hotel facility, and the amount of authorized casino space and gaming units permitted therein;

•	the qualification of natural persons and entities related to the casino licensee;

•	the licensing of certain employees and vendors of casino licensees;

•	the rules of the games;

•	the selling and redeeming of gaming chips;

•	the granting and duration of credit and the enforceability of gaming debts;

•	management control procedures, accounting and cash control methods and reports to gaming agencies;

•	the security standards;

•	the manufacture and distribution of gaming equipment; and

•	the simulcasting of horse races by casino licensees, advertising, entertainment and alcoholic beverages.

Casino Control Commission
      The ownership and operation of hotel and casino facilities in Atlantic City are the subject of strict state regulation under the NJCCA. The New Jersey Commission is empowered to regulate a wide spectrum of gaming and non-gaming related activities and to approve the form of ownership and financial structure of not only a casino licensee, but also its entity qualifiers and intermediary and holding companies and any other related entity required to be qualified.

Casino License
      No casino hotel facility may operate unless the appropriate license and approvals are obtained from the New Jersey Commission, which has broad discretion with regard to the issuance, renewal, revocation and suspension of such licenses and approvals, which are non-transferable. The qualification criteria with respect to the holder of a casino license include its financial stability, integrity and responsibility; the integrity and adequacy of its financial resources which bear any relation to the casino project; its good character, honesty and integrity; and the sufficiency of its business ability and casino experience to establish the likelihood of a successful, efficient casino operation. A plenary license authorizes the operation of a casino with the games authorized in an operation certificate issued by the New Jersey Commission, and the operation certificate may be issued only on a finding that the casino conforms to the requirements of the NJCCA and applicable regulations that the casino is prepared to entertain the public. Under such determination, ACE Gaming, LLC, trading as The Sands Casino Hotel, has been issued a plenary casino license. The plenary license issued to The Sands Hotel and Casino was renewed by the New Jersey Commission on September 29, 2004 for four years through September 2008. The New Jersey Commission may reopen license hearings at any time, and must reopen a licensing hearing at the request of the New Jersey Division of Gaming Enforcement.
      To be considered financially stable, a licensee must demonstrate the following abilities: to pay winning wagers when due; to achieve an annual gross operating profit; to pay all local, state and federal taxes when due; to make necessary capital and maintenance expenditures to insure that it has a superior first-class facility; and to pay, exchange, refinance or extend debts which will mature or become due and payable during the license term.
      In the event a licensee fails to demonstrate financial stability, the New Jersey Commission may take such action as it deems necessary to fulfill the purposes of the NJCCA and protect the public interest, including: issuing conditional licenses, approvals or determinations; establishing an appropriate cure period; imposing reporting requirements; placing restrictions on the transfer of cash or the assumption of liabilities; requiring reasonable reserves or trust accounts; denying licensure; or appointing a conservator. See “— Conservatorship.”
      Pursuant to the NJCCA and the regulations and precedent of the New Jersey Commission, no entity may hold a casino license unless each officer, director, principal employee, person who directly or indirectly holds any beneficial interest or ownership in the licensee, each person who in the opinion of the New Jersey Commission has the ability to control or elect a majority of the board of directors of the licensee (other than a banking or other licensed lending institution which makes a loan or holds a mortgage or other lien acquired in the ordinary course of business) and any lender, underwriter, agent or employee of the licensee or other person whom the New Jersey Commission may consider appropriate, obtains and maintains qualification approval from the New Jersey Commission. Qualification approval means that such person must, but for residence, individually meet the qualification requirements as a casino key employee.

Control Persons
      Any entity qualifier or intermediary of a holding company, such as AREP, is required to register with the New Jersey Commission and meet the same basic standards for approval as a casino licensee; provided, however, that the New Jersey Commission, with the concurrence of the Director of the Division of Gaming Enforcement, may waive compliance by a publicly-traded corporate holding company with the requirement that an officer, director, lender, underwriter, agent or employee thereof, or person directly or indirectly holding a beneficial interest or ownership of the securities thereof, individually qualify for approval under casino key employee standards so long as the New Jersey Commission and the Director of the Division of Gaming Enforcement are, and remain, satisfied that such officer, director, lender, underwriter, agent or employee is not significantly involved in the activities of the casino licensee, or that such security holder does not have the ability to control the publicly-traded corporate holding company or elect one or more of its directors. Persons holding 5.0% or more of the equity securities of such holding company are presumed to have the ability to control the company or elect one or more of its directors and will, unless this presumption is rebutted, be required to individually qualify. Equity securities are defined as any voting stock or any security similar to or convertible into or carrying a right to acquire any security having a direct or indirect participation in the profits of the issuer.

Financial Sources
      The New Jersey Commission may require all financial backers, investors, mortgagees, bond holders and holders of notes or other evidence of indebtedness, either in effect or proposed, which bear any relation to any casino project, including holders of publicly-traded securities of an entity which holds a casino license or is an entity qualifier, subsidiary or holding company of a casino licensee, to qualify as financial sources. In the past, the New Jersey Commission has waived the qualification requirement for holders of less than 15.0% of a series of publicly-traded mortgage bonds so long as the bonds remained widely distributed and freely traded in the public market and the holder had no ability to control the casino licensee. The New Jersey Commission may require holders of less than 15.0% of a series of debt to qualify as financial sources even if not active in the management of the issuer or casino licensee.

Institutional Investors
      An institutional investor is defined by the NJCCA as any retirement fund administered by a public agency for the exclusive benefit of federal, state or local public employees; any investment company registered under the Investment Company Act of 1940, as amended; any collective investment trust organized by banks under Part Nine of the Rules of the Comptroller of the Currency; any closed end investment trust; any chartered or licensed life insurance company or property and casualty insurance company; any banking and other chartered or licensed lending institution; any investment advisor registered under the Investment Advisers Act of 1940, as amended; and such other persons as the New Jersey Commission may determine for reasons consistent with the policies of the NJCCA.
      An institutional investor may be granted a waiver by the New Jersey Commission from financial source or other qualification requirements applicable to a holder of publicly-traded securities, in the absence of a prima facie showing by the Division of Gaming Enforcement that there is any cause to believe that the holder may be found unqualified, on the basis of New Jersey Commission findings that: (1) its holdings were purchased for investment purposes only and, upon request by the New Jersey Commission, it files a certified statement to the effect that it has no intention of influencing or affecting the affairs of the issuer, the casino licensee or its holding or intermediary companies; provided, however, that the institutional investor will be permitted to vote on matters put to the vote of the outstanding security holders; and (2) if (x) the securities are debt securities of a casino licensee’s holding or intermediary companies or another subsidiary company of the casino licensee’s holding or intermediary companies which is related in any way to the financing of the casino licensee and represent either (A) 20.0% or less of the total outstanding debt of the company or (B) 50.0% or less of any issue of outstanding debt of the company, (y) the securities are equity securities and represent less than 10.0% of the equity securities of a casino licensee’s holding or intermediary companies or (z) the securities so held exceed such percentages, upon a showing of good cause. There can be no assurance, however, that the New Jersey Commission will make such findings or grant such waiver and, in any event, an institutional investor may be required to produce for the New Jersey Commission or the Antitrust Division of the Department of Justice upon request, any document or information which bears any relation to such debt or equity securities.

Ownership and Transfer of Securities
      The NJCCA imposes certain restrictions upon the issuance, ownership and transfer of securities of a regulated company and defines the term “security” to include instruments which evidence a direct or indirect beneficial ownership or creditor interest in a regulated company including, but not limited to mortgages, debentures, security agreements, notes and warrants. AREP is deemed to be a regulated company, and instruments evidencing a beneficial ownership or creditor interest therein, including the notes or a partnership interest, are deemed to be the securities of a regulated company.
      If the New Jersey Commission finds that a holder of such securities is not qualified under the NJCCA, it has the right to take any remedial action it may deem appropriate, including the right to force divestiture by such disqualified holder of such securities. In the event that certain disqualified holders fail to divest themselves of such securities, the New Jersey Commission has the power to revoke or suspend the casino license affiliated with the regulated company which issued the securities. If a holder is found unqualified, it is unlawful for the holder (1) to exercise, directly or through any trustee or nominee, any right conferred by such securities or (2) to receive any dividends or interest upon such securities or any remuneration, in any form, from its affiliated casino licensee for services rendered or otherwise.
      With respect to non-publicly-traded securities, the NJCCA and regulations of the New Jersey Commission require that the corporate charter or partnership agreement of a regulated company establish a right in the New Jersey Commission of prior approval with regard to transfers of securities, shares and other interests and an absolute right in the regulated company to repurchase at the market price or the purchase price, whichever is the lesser, any such security, share or other interest in the event that the New Jersey Commission disapproves a transfer. With respect to publicly-traded securities, such corporate charter or partnership agreement is required to establish that any such securities of the entity are held subject to the condition that if a holder thereof is found to be disqualified by the New Jersey Commission, such holder shall dispose of such securities.
      Under the terms of the indenture governing the notes, if a holder of the notes does not qualify under the NJCCA when required to do so, such holder must dispose of its interest in such securities, and the issuer of such securities may redeem the securities at the lesser of the outstanding amount or fair market value.

Conservatorship
      If, at any time, it is determined that The Sands Hotel and Casino, AREP or any other holding company, intermediary company or entity qualifier has violated the NJCCA or that any of such entities cannot meet the qualification requirements of the NJCCA, such entity could be subject to fines or the suspension or revocation of its license or qualification. If a casino license is suspended for a period in excess of 120 days or is revoked, or if the New Jersey Commission fails or refuses to renew such casino license, the New Jersey Commission could appoint a conservator to operate and dispose of such licensee’s casino hotel facilities. A conservator would be vested with title to all property of such licensee relating to the casino and the approved hotel subject to valid liens and/or encumbrances. The conservator would be required to act under the direct supervision of the New Jersey Commission and would be charged with the duty of conserving, preserving and, if permitted, continuing the operation of the casino hotel. During the period of the conservatorship, a former or suspended casino licensee is entitled to a fair rate of return out of net earnings, if any, on the property retained by the conservator. The New Jersey Commission may also discontinue any conservatorship action and direct the conservator to take such steps as are necessary to effect an orderly transfer of the property of a former or suspended casino licensee. Such events could result in an event of default under the terms of the indenture governing the notes.

Oil and Gas
      The oil and gas industry is subject to laws, regulations and other legal requirements enacted or adopted by federal, state and local, as well as foreign, authorities relating to protection of the environment and health and safety matters, including those legal requirements that govern discharges of substances into the air and water, the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites, groundwater quality and availability, plant and wildlife protection, reclamation and restoration of properties after drilling is completed.
      Oil and gas exploration, production, and related operations are subject to extensive rules and regulations promulgated by federal and state agencies. Failure to comply with such rules and regulations can result in substantial penalties and/or the revocation of permits or licenses necessary for our business. The regulatory burden on the oil and gas industry increases the cost of doing business and affects profitability. Because such rules and regulations are frequently amended or interpreted by federal and state agencies or jurisdictions, we are not able to predict the future cost or impact of complying with such laws.

Exploration and Production
      Exploration and development operations are subject to various types of regulation at the federal, state, and local levels. Such regulation includes requiring permits for the drilling of wells; maintaining bonding requirements in order to drill or operate wells; and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, and the plugging and abandoning of wells. Operations are also subject to various conservation regulations and rules to protect the correlative rights of mineral interest owners. These include the regulation of the size of drilling and spacing units or proration units, the density of wells which may be drilled, and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration, while other states rely on voluntary pooling of land and leases. In addition, some state conservation laws establish maximum rates of production from oil and gas wells, generally prohibit the venting or flaring of natural gas, and impose certain requirements regarding the ratability of production. The effect of these regulations is to limit the amounts of oil and gas that can be produced from wells and to limit the number of wells or the locations at which wells can be drilled. Legislation in Oklahoma and regulatory action in Texas governs the methodology by which the regulatory agencies establish permissible monthly production allowables. We cannot predict what effect any change in prorationing regulations might have on production and sales of natural gas.
      Certain oil, gas and mineral leases are granted by the federal government and administered by various federal agencies. Such leases require compliance with detailed federal regulations and orders which regulate, among other matters, drilling and operations on these leases and calculation and disbursement of royalty payments to the federal government. The Mineral Lands Leasing Act of 1920 places limitations on the number of acres under federal leases that may be owned in any one state.

Environmental Protection and Occupational Safety
      NEG Holding, Panaco and TransTexas each is subject to numerous federal, state and local laws and regulations governing the release of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas, and impose substantial liabilities for pollution resulting from operations. Moreover, the recent trend toward stricter standards in environmental legislation and regulation is likely to continue. Because such laws and regulations are frequently changed, we cannot predict the ultimate cost and effects of such compliance.
      The Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, also known as the “Superfund” law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to have contributed to the release or threatened release of a “hazardous substance” into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances. Under CERCLA, such persons or companies may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources. Also, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury, property damage, and recovery of response costs allegedly caused by hazardous substance released into the environment. In addition, the U.S. Oil Pollution Act of 1990, or OPA, and regulations promulgated pursuant thereto impose a variety of regulations on responsible parties related to the prevention of oil spills and liability for damages resulting from such spills. The OPA establishes strict liability for owners of facilities that are the site of a release of oil into “waters of the United States.” While OPA liability more typically applies to facilities near substantial bodies of water, at least one district court has held that OPA liability can attach if the contamination could enter waters that may flow into navigable waters. The Resource Conservation and Recovery Act, or RCRA, and regulations promulgated thereunder govern the generation, storage, transfer and disposal of hazardous wastes. RCRA, however, currently excludes from the definition of hazardous wastes “drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal energy.” Because of this exclusion, many of the operations of NEG Holding, Panaco and TransTexas are exempt from RCRA regulation. Nevertheless, each must comply with RCRA regulations for any of its operations that do not fall within the RCRA exclusion (such as painting activities or use of solvents). On August 8, 1998, EPA added four petroleum refining wastes to the list of RCRA hazardous wastes. The impact of this change is not likely to be any more burdensome on us than to any other similarly situated company involved in oil and gas exploration and production. Because oil and gas exploration, production and other activities have been conducted at some of our properties by previous owners and operators, materials from these operations may remain on some of the properties and in some instances require remediation. In addition, NEG Holding, Panaco and TransTexas each has agreed to indemnify some sellers of producing properties from whom it has acquired reserves against certain liabilities for environmental claims associated with such properties. There can be no guarantee that such costs will not result in future material expenditures. Additionally, in the course of routine oil and gas operations, surface spills and leaks, including casing leaks of oil or other materials occasionally occur, and as a result, NEG Holding, Panaco and TransTexas could incur costs for waste handling and environmental compliance. Moreover, NEG Holding, Panaco and TransTexas are able to control directly the operations of only those wells for which any of them acts as the operator. Notwithstanding the lack of control over wells in which any of them owns an interest but are operated by others, the failure of the operator to comply with applicable environmental regulations may, in certain circumstances, be attributable to NEG Holding, Panaco and TransTexas.
      NEG, Panaco and TransTexas also are subject to laws and regulations concerning occupational safety and health. While it is not anticipated that we will be required in the near future to expend amounts that are material in the aggregate to overall operations by reason of occupational safety and health laws and regulations, we are unable to predict the ultimate cost of future compliance.

MANAGEMENT
      The following table sets forth certain information, as of May 1, 2005, concerning the directors and executive officers of API and American Real Estate Finance Corp.

Name	Age	Position

Carl C. Icahn	69	Chairman of the Board
William A. Leidesdorf	59	Director
James L. Nelson	55	Director
Jack G. Wasserman	68	Director
Keith A. Meister	31	Chief Executive Officer of API and Chief Executive Officer and President of AREP Finance
Jon F. Weber	46	President of API
Martin L. Hirsch	49	Executive Vice President and Director of Acquisitions and Development
John P. Saldarelli	63	Vice President, Chief Financial Officer, Secretary and Treasurer
      The names, offices held and ages of certain key employees of our subsidiaries are as follows:

Name	Age	Position

Bob Alexander	72	President and Chief Executive Officer, National Energy Group, Inc.
Richard P. Brown	57	President, Chief Executive Officer and Director, American Casino & Entertainment Properties LLC
      Carl C. Icahn has served as Chairman of the Board and a director of Starfire Holding Corporation, or Starfire, (formerly Icahn Holding Corporation), a privately-held holding company, and Chairman of the Board and a director of various subsidiaries of Starfire, since 1984. Mr. Icahn is and has been since 1994 a majority shareholder, the Chairman of the Board and a Director of American Railcar Industries, Inc., or ARI, a Missouri corporation. ARI is primarily engaged in the business of manufacturing, managing, leasing and selling of railroad freight and tank cars. Mr. Icahn has also been Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968.
      Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the oil and gas business and casino entertainment business. Mr. Icahn has been a director of Cadus Pharmaceutical Corporation, a firm that holds various biotechnology patents, since 1993. From August 1998 to August 2002, Mr. Icahn served as Chairman of the Board of Maupintour Holding LLC (f/k/a/ Lowestfare.com, LLC), an internet travel reservations company. From October 1998 through May, 2004, Mr. Icahn was the President and a director of Stratosphere Corporation, which operates the Stratosphere Hotel and Casino.
      Since September 29, 2000, Mr. Icahn has served as the Chairman of the Board of GB Holdings, Inc. In January 2003, Mr. Icahn became Chairman of the Board and a director of XO Communications, Inc., a telecommunications company. Mr. Icahn has been a director of Blockbuster, Inc. since May 11, 2005.
      William A. Leidesdorf has served as a Director of API since March 26, 1991 and as a Director of AREP Finance since inception. Mr. Leidesdorf is also a Director of Renco Steel Group, Inc. and its subsidiary, WCI Steel, Inc., a steel producer which filed for Chapter 11 bankruptcy protection in September 2003. Since June 1997, Mr. Leidesdorf has been an owner and a managing director of Renaissance Housing, LLC, a company primarily engaged in acquiring multifamily residential properties. From April 1995 through December 1997,

Mr. Leidesdorf acted as an independent real estate investment banker. Since December 29, 2003, Mr. Leidesdorf has served as a Director of American Entertainment Properties Corp. and American Casino & Entertainment Properties Finance Corp., or ACEP Finance, which are our indirect subsidiaries. Since May 20, 2005, Mr. Leidesdorf has served as a director of Atlantic Coast Entertainment Holdings, Inc. Mr. Leidesdorf has been licensed by the New Jersey State Casino Control Commission and the Nevada State Gaming Control Commission.
      James L. Nelson has served as a Director of API since June 12, 2001 and as a Director of AREP Finance since inception. From 1986 until the present, Mr. Nelson has been Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company. From March 1998 through 2003, Mr. Nelson was Chairman and Chief Executive Officer of Orbit Aviation, Inc. a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients. From August 1995 until July 1999, he was Chief Executive Officer and Co-Chairman of Orbitex Management, Inc. Mr. Nelson currently serves as a Director of Viskase Corporation, a closely-held supplier for the meat and poultry business. Until March 2001, he was on the Board of Orbitex Financial Services Group, a financial services company in the mutual fund sector. Since December 29, 2003, Mr. Nelson has served as a Director of American Entertainment Properties Corp. and ACEP Finance, which are our indirect subsidiaries. Since May 20, 2005, Mr. Nelson has served as a director of Atlantic Coast Entertainment Holdings, Inc. Mr. Nelson has been licensed by the New Jersey State Casino Control Commission and the Nevada State Gaming Control Commission.
      Jack G. Wasserman has served as a Director of API since December 3, 1993 and as a Director of AREP Finance since inception. Mr. Wasserman is an attorney and a member of the Bars of New York, Florida and the District of Columbia. From 1966 until 2001, he was a senior partner of Wasserman, Schneider, Babb & Reed, a New York-based law firm and its predecessors. Since September 2001, Mr. Wasserman has been engaged in the practice of law as a sole practitioner. Mr. Wasserman has been licensed by the New Jersey State Casino Control Commission and the Nevada State Gaming Control Commission and, at the latter’s direction, is an independent member and Chairman of the Stratosphere Compliance Committee. Since December 29, 2003, Mr. Wasserman has served as a Director of American Entertainment Properties Corp. and ACEP Finance, which are our indirect subsidiaries. Mr. Wasserman is not a member of the Stratosphere’s Board of Directors. Since December 1, 1998, Mr. Wasserman has been a Director of National Energy Group, Inc. In 2003, National Energy Group, Inc. became our subsidiary. Mr. Wasserman is also a Director of Cadus Corporation, a publicly traded biotechnology company. Since May 20, 2005, Mr. Wasserman has served as a director of Atlantic Coast Entertainment Holdings, Inc. Affiliates of Mr. Icahn are controlling shareholders of each of these companies. Mr. Wasserman has been a director of Triarc Companies, Inc., a publicly traded diversified holding company, since March 2004. Mr. Wasserman serves on the Audit and Compensation Committees of Triarc.
      Keith A. Meister has served as President and Chief Executive Officer of API since August 2003 and of AREP Finance since inception. He continues to serve as a senior investment analyst of High River Limited Partnership, a company owned and controlled by Mr. Icahn, a position he has held since June 2002. Mr. Meister is also a Senior Investment Analyst of Icahn Partners LP and Icahn Partners Master Fund LP. He is also a director of Icahn Fund Ltd., which is the feeder fund of Icahn Partners Master Fund LP. Icahn Partners LP and Icahn Partners Master Fund LP are private investment funds controlled by Mr. Icahn. From March 2000 through 2001, Mr. Meister co-founded and served as co-president of J Net Ventures, a venture capital fund focused on investments in information technology and enterprise software businesses. From 1997 through 1999, Mr. Meister served as an investment professional at Northstar Capital Partners, an opportunistic real estate investment partnership. Prior to Northstar, Mr. Meister served as an investment analyst in the investment banking group at Lazard Freres. He also serves on the Boards of Directors of the following companies: XO Communications, Inc., a company that is majority-owned by various entities controlled by Mr. Icahn; TransTexas Gas Corporation; and Scientia Corporation, a private health care venture company in which we hold less than a 10% equity interest. Since December 29, 2003, Mr. Meister has served as a Director of American Entertainment Properties Corp. and ACEP Finance, which are our indirect subsidiaries.

      Jon F. Weber has served as President of API since April 26, 2005. From April 2003 through April 2005, Mr. Weber served as Head of Portfolio Company Operations and Chief Financial Officer at Icahn Associates Corp., an entity controlled by Carl C. Icahn, who controls API and, through affiliates, owns approximately 86.5% of our depositary units. Since May 2003, Mr. Weber has been a Director of Viskase Companies, Inc. and was the Chief Executive Officer of Viskase Companies, Inc. from May 2003 to October 2004. Since January 2004, he has served as a director of Philip Services Corporation, a metal recycling and industrial services company affiliated with Mr. Icahn, and he was the Chief Executive Officer of Philip Services Corporation from January 2004 though April 2005. Mr. Weber served as Chief Financial Officer of venture-backed companies QuantumShift Inc. and Alchemedia Ltd. from October 2001 to July 2002 and November 2000 to October 2001, respectively. From May 1998 to November 2000, Mr. Weber served as Managing Director — Investment Banking for JP Morgan Chase and its predecessor, Chase Manhattan Bank, in São Paulo, Brazil. Previously, Mr. Weber was an investment banker at Morgan Stanley and Salomon Brothers. Mr. Weber began his career as a corporate lawyer.
      Martin L. Hirsch has served as a Vice President of API since 1991 and of AREP Finance since inception. Mr. Hirsch focuses on investment, management and disposition of real estate properties and other assets. On March 23, 2000, Mr. Hirsch was elected to serve as Executive Vice President and Director of Acquisitions and Development of API. From January 1986 to January 1991, Mr. Hirsch was a Vice President of Integrated Resources, Inc. where he was involved in the acquisition of commercial real estate properties and asset management. In 1985 and 1986, Mr. Hirsch was a Vice President of Hall Financial Group where he was involved in acquiring and financing commercial and residential properties. Mr. Hirsch has been a director of National Energy Group, Inc. since 1998. Since September 29, 2000 Mr. Hirsch served as a director of GB Property Funding Inc. from September 29, 2000 until July 22, 2004 and of Greate Bay Hotel and Casino, Inc. from February 28, 2001 until July 22, 2004. Mr. Hirsch has served as a Director of GB Holdings, Inc.
      John P. Saldarelli has served as Vice President, Secretary and Treasurer of API since March 18, 1991 and as Chief Financial Officer since June 2000 and of AREP Finance since inception. Mr. Saldarelli was President of Bayswater Realty Brokerage Corp. from June 1987 until November 19, 1993, and Vice President of Bayswater Realty & Capital Corp. from September 1979 until April  15, 1993. Mr. Saldarelli served as a Director of Stratosphere from October, 1998 until May 2004. Mr. Saldarelli served as a director of GB Property Funding, Inc. and Greate Bay Hotel and Casino, Inc. from February 28, 2001 until July 22, 2004. Since February 28, 2001, Mr. Saldarelli has served as a Director of GB Holdings, Inc.
      Richard P. Brown has served as the President and Chief Executive Officer of ACEP; and President, Chief Executive Officer and a director of American Entertainment Properties Corp. and ACEP Finance since inception. Mr. Brown has over 12 years experience in the gaming industry. Mr. Brown has been the President and Chief Executive Officer of each of the Stratosphere, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder since June 2002. From January 2001 to June 2002, he served as Chief Operating Officer for all three properties. Prior to joining Stratosphere Gaming Corp. in March 2000 as Executive Vice President of Marketing, Mr. Brown held executive positions with Harrah’s Entertainment and Hilton Hotels Corporation. Mr. Brown also serves as President and Chief Executive Officer of GB Holdings, Inc., and of Atlantic Coast Entertainment Holdings, Inc. which owns and operates The Sands Hotel and Casino.
      Bob G. Alexander has served as President and Chief Executive Officer of NEG since November, 1998. Mr. Alexander has served as President and Chief Executive Officer and a director of TransTexas and Panaco since August 2003 and November 2004, respectively. A founder of Alexander Energy Corporation, Mr. Alexander has served on the Board of Directors of NEG since Alexander Energy Corporation merged into NEG on August 29, 1996. From 1998 until the merger, he served as Chairman of the Board, President and Chief Executive Officer of Alexander Energy Corporation. From 1976 to 1980, he served as Vice President and General Manager of the Northern Division of Reserve Oil, Inc. and President of Basin Drilling Corp., subsidiaries of Reserve Oil and Gas Company.
      Each executive officer and director will hold office until his successor is elected or qualified.
      There are no family relationships between or among any of our directors and/or executive officers.

      If distributions (which are payable in kind) are not made to the holders of our 5% cumulative pay-in-kind preferred units on any two payment dates, which need not be consecutive, the holders of more than 50% of all outstanding preferred units, including API and its affiliates, voting as a class, will be entitled to appoint two nominees for our Board of Directors. Holders of preferred units owning at least 10% of all outstanding preferred units, including API and its affiliates to the extent that they are holders of preferred units, may call a meeting of the holders of preferred units to elect such nominees. Once elected, the nominees will be appointed to our Board of Directors by Mr. Icahn. As directors, the nominees will, in addition to their other duties as directors, be specifically charged with reviewing all future distributions to the holders of our preferred units. Such additional directors shall serve until the full distributions accumulated on all outstanding preferred units have been declared and paid or set apart for payment. If and when all accumulated distributions on the preferred units have been declared and paid or set aside for payment in full, the holders of preferred units shall be divested of the special voting rights provided by the failure to pay such distributions, subject to revesting in the event of each and every subsequent default. Upon termination of such special voting rights attributable to all holders of preferred units with respect to payment of distributions, the term of office of each director nominated by the holders of preferred units pursuant to such special voting rights shall terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of directors designated by the preferred units. The holders of the preferred units have no other rights to participate in our management and are not entitled to vote on any matters submitted to a vote of the holders of depositary units.
Audit Committee
      James L. Nelson, William A. Leidesdorf and Jack G. Wasserman serve on our audit committee. We believe that the audit committee members are “independent” as defined in the currently applicable listing standards of the New York Stock Exchange. A copy of the audit committee charter is available on our website at www.areplp.com/files/pdf/audit committee charter.pdf or may be obtained without charge by writing to American Real Estate Partners, L.P., 100 South Bedford Road, Mount Kisco, NY 10549, attention John P. Saldarelli.
      Our audit committee meets formally at least once every quarter, and more often if necessary. In addition to the functions set forth in its charter, the audit committee reviews potential conflicts of interest which may arise, between us and API and its affiliates. The General Partner and its affiliates may not receive duplicative fees.
      The functions of our audit committee as set forth in the Partnership Agreement include (1) the review of our financial and accounting policies and procedures; (2) the review of the results of audits of the books and records made by our outside auditors, (3) the review of allocations of overhead expenses in connection with the reimbursement of expenses to API and its affiliates, and (4) the review and approval of related party transactions and conflicts of interest in accordance with the terms of our partnership agreement.
      Our Board of Directors has determined that we do not have an “audit committee financial expert,” within the meaning of Item 401(h) of Regulation S-K, serving on our audit committee. We believe that each member of the audit committee is financially literate and possesses sufficient experience, both professionally and by virtue of his service as a director and member of the audit committee of API, to be fully capable of discharging his duties as a member of our audit committee. However, none of the members of our audit committee has a professional background in accounting or “preparing, auditing, analyzing or evaluating financial statements”. If our audit committee determines that it requires additional financial expertise, it will either engage professional advisers or seek to recruit a member who would qualify as an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K.
      Jack G. Wasserman has been chosen to preside and currently presides at executive sessions of our non-management directors.
      Interested parties may directly communicate with the presiding director or with non-management directors as a group by directing all inquiries to our ethics hotline at (877) 888-0002.

Executive Compensation
      The following table sets forth information in respect of the compensation of the Chief Executive Officer and each of the other most highly compensated executive officers of AREP as of December 31, 2004 for services in all capacities to AREP for the fiscal years ended December 31, 2004, 2003 and 2002.
Summary Compensation Table(1)

	Annual Compensation

				All Other
(a)		Salary	Bonus	Compensation
Name and Principal Position	Year	($)	($)	($)(3)

Keith A. Meister(2)	2004	227,308	—	—
President and Chief Executive Officer	2003	73,150	—	—
2002	—	—	—
Martin L. Hirsch(2)(3)	2004	295,000	200,000	4,000
Executive Vice President and Director of Acquisitions and Development	2003	269,923	50,000	4,000
	2002	231,000	24,500	3,667
John P. Saldarelli(2)(3)	2004	191,100	22,932	3,819
Vice President, Chief Financial Officer, Secretary and	2003	182,200	18,200	4,000
Treasurer	2002	182,000	8,400	3,666
Richard P. Brown	2004	461,155	250,000	8,335
President and Chief Executive Officer,	2003	316,154	20,000	8,315
American Casino & Entertainment Properties LLC	2002	274,988	20,000	6,459
Bob Alexander	2004	300,000	175,000	—
President and Chief Executive Officer, National Energy	2003	300,000	150,000	—
Group, Inc.	2002	300,000	—	—

(1)	Pursuant to applicable regulations, certain columns of the Summary Compensation Table and each of the remaining tables have been omitted, as there has been no compensation awarded to, earned by or paid to any of the named executive officers by us, or by API, which was subsequently reimbursed by us, required to be reported in those columns or tables, excepted as noted below.

(2)	On August 18, 2003, Keith A. Meister was elected President and Chief Executive Officer. Mr. Meister devotes approximately 50% of his time to the performance of services for AREP and its subsidiaries. Messrs. Saldarelli and Hirsch devote all of their time to the performance of services for AREP and its subsidiaries.

(3)	Represent matching contributions under AREP’s 401(k) plan. In 2004, AREP made matching contributions to the employee’s individual plan account in the amount of one-third (1/3) of the first six (6%) percent of gross salary contributed by the employee.
      Each of our executive officers may perform services for our affiliates which are reimbursed to us. However, Mr. Meister devotes approximately 50% of his time, to services for our businesses. He is compensated by affiliates of Mr. Icahn for the services he provides in connection with their businesses. His compensation from such affiliates includes a base salary and additional compensation, including incentive compensation.
Director Compensation
      Directors who are also audit committee members received quarterly fees of $7,500 in 2004 and may receive additional compensation for special committee assignments. In 2004, Messrs. Wasserman, Nelson and Leidesdorf received audit and special committee fees of $50,030, $41,217 and $41,020, respectively. Mr. Icahn does not receive director’s fees or other fees or compensation from us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table provides information, as of May 1, 2005, as to the beneficial ownership of the Depositary Units and preferred units for (1) each person known to us to be the beneficial owner of more than 5% of either our Depositary Units and preferred units, (2) each director of API, (3) each of our named executive officers and (4) all directors and executive officers of API as a group.

	Beneficial			Beneficial
	Ownership of		Percent	Ownership of	Percent
Name of Beneficial Owner	Depositary Units		of Class	Preferred Units	of Class

Carl C. Icahn(1)	39,896,836	(2)	86.5%	9,346,044	86.5%	(2)
William A. Leidesdorf	—		—	—	—
James L. Nelson	—		—	—	—
Jack G. Wasserman	—		—	—	—
Keith A. Meister	—		—	—	—
Jon F. Weber	—		—	—	—
Martin L. Hirsch	—		—	—	—
John P. Saldarelli	—		—	—	—
Bob Alexander	—		—	—	—
Richard P. Brown	—		—	—	—
All directors and executive officers, as a group (ten persons)	39,896,836	(2)	86.5%	9,346,044	86.5%	(2)

(1)	Carl C. Icahn, through affiliates, is the beneficial owner of the 39,896,836 depositary units set forth above and may also be deemed to be the beneficial owner of the 700 depositary units owned of record by API Nominee Corp., which in accordance with state law are in the process of being turned over to the relevant state authorities as unclaimed property; however, Mr. Icahn disclaims such beneficial ownership. The foregoing is exclusive of a 1.99% ownership interest which API holds by virtue of its 1% general partner interest in each of us and AREH. Furthermore, pursuant to a registration rights agreement entered into by affiliates of Mr. Icahn we have agreed to pay any expenses incurred in connection with two demand and unlimited piggy-back registrations requested by affiliates of Mr. Icahn.

(2)	Does not include up to 16,275,863 depositary units that may be issued upon the closing of the pending Acquisitions. If all such units were issued, then Mr. Icahn would be the beneficial owner of 46,172,699 depositary units, representing approximately 90.1% of the depositary units.
      Mr. Icahn, through certain affiliates, currently owns 100% of API and approximately 86.5% of the outstanding depositary units and preferred units. Applicable pension and tax laws make each member of a “controlled group” of entities, generally defined as entities in which there is at least an 80% common ownership interest, jointly and severally liable for certain pension plan obligations of any member of the controlled group. These pension obligations include ongoing contributions to fund the plan, as well as liability for any unfunded liabilities that may exist at the time the plan is terminated. In addition, the failure to pay these pension obligations when due may result in the creation of liens in favor of the pension plan or the Pension Benefit Guaranty Corporation, or the PBGC, against the assets of each member of the controlled group.
      As a result of the more than 80% ownership interest in us by Mr. Icahn’s affiliates, we and our subsidiaries are subject to the pension liabilities of all entities in which Mr. Icahn has a direct or indirect ownership interest of at least 80%. One such entity, ACF Industries LLC, or ACF, is the sponsor of several pension plans that are underfunded by a total of approximately $23.7 million on an ongoing actuarial basis and $175.4 million if those plans were terminated, as most recently reported by the plans’ actuaries. These liabilities could increase or decrease, depending on a number of factors, including future changes in promised benefits, investment returns, and the assumptions used to calculate the liability. As a member of the ACF controlled group, we would be liable for any failure of ACF to make ongoing pension contributions or to pay the unfunded liabilities upon a termination of the ACF pension plans. In addition, other entities now or in the future within the controlled group that includes us may have pension plan obligations that are, or may become, underfunded and we would be liable for any failure of such entities to make ongoing pension contributions or to pay the unfunded liabilities upon a termination of such plans.
      The current underfunded status of the ACF pension plans requires ACF to notify the PBGC of certain “reportable events,” such as if we cease to be a member of the ACF controlled group, or if we make certain extraordinary dividends or stock redemptions. This reporting obligation could cause us to seek to delay or reconsider the occurrence of such reportable events.
      Starfire, which is 100% owned by Mr. Icahn, has undertaken to indemnify us and our subsidiaries from losses resulting from any imposition of pension funding or termination liabilities that may be imposed on us and our subsidiaries or our assets as a result of being a member of the Icahn controlled group. The Starfire indemnity provides, among other things that so long as such contingent liabilities exist and could be imposed on AREP. Starfire will not make any distributions to its stockholders that would reduce its net worth to below $250 million. Nonetheless, Starfire may not be able to fund its indemnification obligations to us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Transactions with our General Partner and its Affiliates

Preferred and Depositary Units
      Mr. Icahn, in his capacity as majority unitholder, will not receive any additional benefit with respect to distributions and allocations of profits and losses not shared on a pro rata basis by all other unitholders. In addition, Mr. Icahn has confirmed to us that neither he nor any of his affiliates will receive any fees from us in consideration for services rendered in connection with non-real estate related investments by us. We may determine to make investments in which Mr. Icahn or his affiliates have independent investments in such assets. We may enter into other transactions with API and its affiliates, including, without limitation, buying and selling assets from or to API or its affiliates and participating in joint venture investments in assets with API or its affiliates, whether real estate or non-real estate related, provided the terms of all such transactions are fair and reasonable to us. Furthermore, it should be noted that our partnership agreement provides that API and its affiliates are permitted to have other business interests and may engage in other business ventures of any nature whatsoever, and may compete directly or indirectly with our business. Mr. Icahn and his affiliates currently invest in and perform investment management services with respect to assets that may be similar to those we may invest in and intend to continue to do so; pursuant to the partnership agreement, however, we shall not have any right to participate therein or receive or share in any income or profits derived therefrom. Pursuant to a registration rights agreement, Mr. Icahn has certain registration rights with regard to the preferred units.
      For the years ended December 31, 2004 and 2003, we made no payments with respect to the depositary units owned by API. However, in 2004 and 2003, API was allocated approximately $3.3 million and approximately $1.2 million, respectively, of our net earnings (exclusive of the earnings of NEG and the Arizona Charlie’s entities allocated to API prior to the acquisitions of NEG and of the Arizona Charlie’s entities) as a result of its combined 1.99% general partner interests in us and AREH.
      On March 31, 2004, affiliates of Mr. Icahn received 423,856 preferred units as part of our scheduled annual preferred unit distribution. These affiliates received an additional 445,043 preferred units on March 31, 2005 as part of our scheduled annual preferred unit distribution.
      Pursuant to a registration rights agreement, Mr. Icahn has certain registration rights with regard to the depositary units.

Oil and Gas
          Purchase of Debt
      On December 6, 2004, AREP Oil & Gas, which is our indirect subsidiary, pursuant to a purchase agreement and related assignment and assumption agreement, each dated as of that date, with Thornwood, purchased $27.5 million aggregate principal amount of the TransTexas Notes. The purchase price for the TransTexas Notes was $28.2 million, which equaled the principal amount of the TransTexas Notes plus accrued but unpaid interest. The TransTexas Notes are payable in five annual installments, the first four of which are of $5 million, with the final installment of the unpaid principal payable on August 28, 2008. Interest is payable semi-annually on March 1 and September 1, at the rate of 10% per annum. The TransTexas Notes are secured by a first priority lien on all of TransTexas’ assets. Thornwood and TransTexas each was controlled by Mr. Icahn.
      On December 6, 2004, AREP Oil & Gas, pursuant to a membership interest purchase agreement and related assignment and assumption agreement, each dated as of that date, by and among AREP Oil & Gas, as purchaser, and Arnos, High River and Hopper Investments, as sellers, purchased all of the membership interests of Mid River for an aggregate purchase price of $38.1 million. The assets of Mid River consisted of $38.0 million principal amount of the Panaco Debt. The purchase price for the membership interests in Mid River equaled the outstanding principal amount of the Panaco Debt, plus accrued but unpaid interest. The principal is payable in 27 equal quarterly installments of $1.4 million commencing on March 15, 2005, through and including September 15, 2011. Interest is payable quarterly at a rate per annum equal to the LIBOR daily floating rate plus four percent. The term loan is secured by first priority liens on all of Panaco’s assets. Each of the sellers and Panaco was controlled by Mr. Icahn.
      Each of the purchases described above was separately approved by our audit committee. Our audit committee was advised as to each transaction by independent financial advisors and legal counsel. Our audit committee received fairness opinions which opined that, as of the date of each transaction, the consideration to be paid by AREP Oil & Gas was fair, from a financial point of view, to AREP.
          NEG Holding Ownership
      NEG owns a membership interest in NEG Holding. The other membership interest in NEG Holding is held by Gascon. Gascon is the managing member of NEG Holding. NEG Holding owns NEG Operating which is engaged in the business of oil and gas exploration and production with properties located on-shore in Texas, Louisiana, Oklahoma and Arkansas. NEG Operating owns interests in wells managed by NEG. Under the NEG Holding operating agreement, NEG is to receive guaranteed payments of approximately $32.0 million and a priority distribution of approximately $148.6 million before Gascon receives any distributions. The NEG Holding operating agreement contains a provision that allows Gascon, or its successor, at any time, in its sole discretion, to redeem NEG’s membership interest in NEG Holding at a price equal to the fair market value of the interest determined as if NEG Holding had sold all of its assets for fair market value and liquidated. A determination of the fair market value of such assets will be made by an independent third party jointly engaged by Gascon and NEG.
          Management Agreements
      The management and operation of each of NEG Operating, TransTexas (and National Onshore, its successor) and Panaco is undertaken by NEG pursuant to a separate management agreement with each. In 2004, NEG recorded management fees of $6.2 million, $4.7 million and $0.7 million from NEG Operating, TransTexas and Panaco, respectively.

Purchase Agreements
      On January 21, 2005, we entered into a purchase agreement with Gascon, Cigas and Astral Gas pursuant to which we will purchase Gascon’s membership interest in NEG Holding in consideration for up to 11,344,828 depositary units, valued at $29.00 per unit, or an aggregate of up to $329.0 million. The number of depositary units to be issued was based on NEG Holding’s estimates of its and its subsidiaries’ oil and gas reserves. The reserve estimates are subject to confirmation by independent oil and gas reserve engineers. Alternatively, if we do not obtain the consent of NEG Operating’s bank lenders or refinance such debt, we will purchase all of Gascon’s general partnership interests owned by Cigas and Astral Gas for the same consideration described above. The only material asset of Gascon consists of its managing membership interest in NEG Holding. Gascon, Cigas and Astral are controlled by Mr. Icahn.
      On April 6, 2005, National Onshore, an indirect wholly-owned subsidiary of AREP Oil & Gas, pursuant to an agreement and plan of merger with Highcrest dated January 21, 2005 acquired TransTexas for a purchase price of $180.0 million in cash. Highcrest is controlled by Mr. Icahn.
      On January 21, 2005, National Offshore, an indirect wholly-owned subsidiary of AREP, entered into an agreement and plan of merger with Highcrest and Arnos, pursuant to which Panaco will merge with and into National Offshore in consideration for up to 4,310,345 depositary units, valued at $29.00 per unit, or an aggregate of up to $125.0 million. The number of depositary units to be issued was based on Panaco’s estimates of its oil and gas reserves, and the number of depositary units to be issued is subject to reduction, but not an increase in accordance with the reserves determined by the engineers, is subject to reduction based upon Panaco’s oil and gas reserve reports as of January 21, 2005, to be prepared by an independent reserve engineering firm. Highcrest and Arnos are controlled by Mr. Icahn.
      Each of the acquisition agreements entered into on January 21, 2005 was separately approved by our audit committee. Our audit committee was advised as to each transaction by independent financial advisors and legal counsel. Our audit committee obtained fairness options which opined that, as of the date of each transaction, the consideration to be paid by the respective purchasers was fair, from a financial point of view, to AREP.

Hotel and Casino Operations
      On January 5, 2004, ACEP, our wholly-owned subsidiary, entered into an agreement to acquire two Las Vegas hotels and casinos, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder from Mr. Icahn and an entity affiliated with Mr. Icahn, for aggregate consideration of $125.9 million. The closing of the acquisition occurred on May 26, 2004. The terms of the acquisition were approved by our audit committee, which received an opinion from its financial advisors as to the fairness of the consideration to be paid from a financial point of view.
      As of May 26, 2004, we entered into an intercompany services arrangement with Atlantic Holdings, the owner of The Sands Hotel and Casino in Atlantic City, New Jersey, which is controlled by affiliates of Mr. Icahn. We are compensated based upon an allocation of salaries plus an overhead charge of 15% of the salary allocation, and reimbursement of reasonable out-of-pocket expenses. During 2004, we billed for services provided in an amount equal to approximately $387,500.
      As of December 31, 2004, we were owed approximately $388,000 for reimbursable expenses from related parties.
      On December 27, 2004, AREP Sands, pursuant to a note purchase agreement, dated as of that date, with Barberry and Cyprus, purchased $37.0 million principal amount of 3% Notes due 2008 issued by Atlantic Holdings for cash consideration of $36.0 million. Interest on the notes is payable in kind, accreting annually at a rate of 3%. The notes are convertible, under certain circumstances, into 65.909 shares of common stock of Atlantic Holdings for each $1,000 of principal amount of such notes and are secured by all existing and future assets of Atlantic Holdings and ACE Gaming. Each of Cyprus and Barberry is controlled by Mr. Icahn.
      The purchase described above was approved by our audit committee. Our audit committee received advice from its independent financial advisors and legal counsel. Our audit committee received a fairness opinion from its financial advisors to the effect that, as of the date of the transaction, the consideration to be paid by AREP Sands for the notes was fair, from a financial point of view, to AREP.
      On January 21, 2005, we entered into a purchase agreement with Cyprus, pursuant to which we will acquire approximately 41.2% of the outstanding common stock of GB Holdings and approximately 11.3% of the fully diluted common stock of Atlantic Holdings in consideration for 413,793 depositary units, valued at $29.00 per unit, or an aggregate of $12.0 million, plus up to an additional 206,897 depositary units, valued at $29.00 per unit, or an aggregate of up to $6.0 million, if Atlantic Holdings meets certain earnings targets during 2005 and 2006.
      The purchase agreement entered into as of January 21, 2005 was separately approved by our audit committee. Our audit committee was advised as to this transaction by independent financial advisors and legal counsel. Our audit committee received a fairness opinion which opined that, as of the date of this transaction, the consideration to be paid by AREP was fair, from a financial point of view, to AREP.

Partnership Provisions Concerning Property Management
      API and its affiliates may receive fees in connection with the acquisition, sale, financing, development, construction, marketing and management of new properties acquired by us. As development and other new properties are acquired, developed, constructed, operated, leased and financed, API or its affiliates may perform acquisition functions, including the review, verification and analysis of data and documentation with respect to potential acquisitions, and perform development and construction oversight and other land development services, property management and leasing services, either on a day-to-day basis or on an asset management basis, and may perform other services and be entitled to fees and reimbursement of expenses relating thereto, provided the terms of such transactions are fair and reasonable to us in accordance with our partnership agreement and customary to the industry. It is not possible to state precisely what role, if any, API or any of its affiliates may have in the acquisition, development or management of any new investments. Consequently, it is not possible to state the amount of the income, fees or commissions API or its affiliates might be paid in connection therewith since the amount thereof is dependent upon the specific circumstances of each investment, including the nature of the services provided, the location of the investment and the amount customarily paid in such locality for such services. Subject to the specific circumstances surrounding each transaction and the overall fairness and reasonableness thereof to us, the fees charged by API and its affiliates for the services described below generally will be within the ranges set forth below:

•	Property Management and Asset Management Services. To the extent that we acquire any properties requiring active management (e.g., operating properties that are not net-leased) or asset management services, including on site services, we may enter into management or other arrangements with API or its affiliates. Generally, it is contemplated that under property management arrangements, the entity managing the property would receive a property management fee (generally 3% to 6% of gross rentals for direct management, depending upon the location) and under asset management arrangements, the entity managing the asset would receive an asset management fee (generally .5% to 1% of the appraised value of the asset for asset management services, depending upon the location) in payment for its services and reimbursement for costs incurred.

•	Brokerage and Leasing Commissions. We also may pay affiliates of API real estate brokerage and leasing commissions (which generally may range from 2% to 6% of the purchase price or rentals depending on location; this range may be somewhat higher for problem properties or lesser-valued properties).

•	Lending Arrangements. API or its affiliates may lend money to, or arrange loans for, us. Fees payable to API or its affiliates in connection with such activities include mortgage brokerage fees (generally .5% to 3% of the loan amount), mortgage origination fees (generally .5% to 1.5% of the loan amount) and loan servicing fees (generally .10% to .12% of the loan amount), as well as interest on any amounts loaned by API or its affiliates to us.

•	Development and Construction Services. API or its affiliates may also receive fees for development services, generally 1% to 4% of development costs, and general contracting services or construction management services, generally 4% to 6% of construction costs.
      There were not any fees paid under these provisions during 2004, 2003 or 2002.
Other Related Transactions
      As of December, 2004, we owned approximately 443,000 shares, or 4.4%, of common stock of Philip Services Corporation and $0.1 million principal amount of unsecured, subordinated payment-in-kind debt. The debt matures December 31, 2010 and bears interest at 3.6% per annum. Philip is an affiliate of Mr. Icahn.
      For the years ended December 31, 2004 and 2003, we paid approximately $325,000 and $273,000, respectively, to XO Communications, Inc., our affiliate, for telecommunication services.
      In 1997, we entered into a license agreement for a portion of office space from an affiliate of API. Pursuant to the license agreement, we have the non-exclusive use of approximately 2,275 square feet for which we pay monthly rent of $11,185 plus 10.77% of certain “additional rent.” The agreement which expired in May 2004, has been extended on a month-to-month basis. For the year ended December 31, 2004, we paid an affiliate of API approximately $162,000, of rent in connection with this licensing agreement. The terms of such license agreement were reviewed and approved by our audit committee.
      We may also enter into other transactions with API and its affiliates, including, without limitation, buying and selling properties and borrowing and lending funds from or to API or its affiliates, joint venture developments and issuing securities to API or its affiliates in exchange for, among other things, assets that they now own or may acquire in the future, provided the terms of such transactions are fair and reasonable to us. API is also entitled to reimbursement by us for all allocable direct and indirect overhead expenses, including, but not limited to, salaries and rent, incurred in connection with the conduct of our business.
      In addition, our employees may, from time to time, provide services to affiliates of API, with us being reimbursed therefor. Reimbursement to us by such affiliates in respect of such services is subject to review and approval by our audit committee. For the year ended December 31, 2004, we received approximately $80,000 for such services. Also, an affiliate of API provided certain administrative services to us for the amount of approximately $82,000 in the year ended December 31, 2004.

DESCRIPTION OF PREFERRED UNITS AND OF CERTAIN
INDEBTEDNESS AND OTHER OBLIGATIONS
Cumulative Pay-In-Kind Preferred Units
      Each cumulative pay-in-kind preferred unit has a liquidation preference of $10.00 and entitles the holder to receive distributions, payable solely in additional preferred units, at the rate of $.50 per preferred unit per annum (which is equal to a rate of 5% of the liquidation preference of the unit), payable annually on March 31 of each year, each referred to as a payment date. On any payment date, we, with the approval of our audit committee, may opt to redeem all, but not less than all, of the preferred units for a price, payable either in all cash or by issuance of additional depositary units, equal to the liquidation preference of the preferred units, plus any accrued but unpaid distributions the preferred units. On March 31, 2010, we must redeem all, but not less than all, of the preferred units on the same terms as any optional redemption. As of March 31, 2005, there were 10,800,397 preferred units outstanding, including 514,133 units issued on March 31, 2005 as a dividend on the previously outstanding preferred units.
      In February 2005, we increased the number of authorized preferred units to 10,900,000.
8 1/8% Senior Notes Due 2012
      On May 12, 2004, we and AREP Finance issued senior notes due 2012 in a private placement transaction. The notes, in the aggregate principal amount of $353.0 million, and priced at 99.266%, bear interest at a rate of 8 1/8% per annum. The notes are guaranteed by AREH.
      Our 8 1/8% senior notes due 2012 restrict the payment of cash dividends or distributions, the purchase of equity interests or the purchase, redemption, defeasance or acquisition of debt subordinated to the 8 1/8% senior notes due 2012. The notes also restrict the incurrence of debt, or the issuance of disqualified stock, as defined, with certain exceptions, provided that we may incur debt or issue disqualified stock if, immediately after such incurrence or issuance, the ratio of the aggregate principal amount of all outstanding indebtedness to tangible net worth of AREP would have been less than 1.75 to 1.0. In addition, the notes require that on each quarterly determination date that the Fixed Charge Coverage Ratio of us and the guarantor of the notes (currently only AREH) for the four consecutive fiscal quarters most recently completed prior to such quarterly determination date be at least 1.5 to 1.0. If the ratio is less than 1.5 to 1.0, we will be deemed to have satisfied this test if there is deposited cash, which together with cash previously deposited for such purpose and not released, equal to the amount of interest payable on the notes for one year. If at any subsequent quarterly determination date, the ratio is at least 1.5 to 1.0, such deposited funds will be released to us. The notes also require, on each quarterly determination date, that the ratio of total unencumbered assets, as defined, to the principal amount of unsecured indebtedness, as defined, be greater than 1.5 to 1.0 as of the last day of the most recently completed fiscal quarter. The notes also restrict the creation of liens, mergers, consolidations and sales of substantially all of our assets, and transactions with affiliates.
NEG Operating Credit Facility
      On December 29, 2003, NEG Operating, a wholly-owned subsidiary of NEG Holding, entered into the Credit Agreement with certain commercial lending institutions, including Mizuho Corporate Bank, Ltd. as the Administrative Agent and the Bank of Texas, N.A. and the Bank of Nova Scotia as Co-Agents. The Credit Agreement provides for a loan commitment amount of up to $100.0 million and a letter of credit commitment of up to $15.0 million (provided, the outstanding aggregate amount of the unpaid borrowings, plus the aggregate undrawn face amount of all outstanding letters of credit may not exceed the borrowing base under the Credit Agreement). The Credit Agreement provides further that the amount available to NEG Operating at any time is subject to certain restrictions, covenants, conditions and changes in the borrowing base calculation. NEG Operating has pledged a continuing security interest in all of its oil and gas properties and its equipment, inventory, contracts, fixtures and proceeds related to its oil and gas business.
      At NEG Operating’s option, interest on borrowings under the Credit Agreement bear interest at a rate based upon either the prime rate or the LIBOR rate plus, in each case, an applicable margin that, in the case of prime rate loans, can fluctuate from 0.75%to 1.50% per annum, and, in the case of LIBOR rate loans, can fluctuate from 1.75% to 2.50% per annum. Fluctuations in the applicable interest rate margins are based upon NEG Operating’s total usage of the amount of credit available under the Credit Agreement, with the applicable margins increasing as NEG Operating’s total usage of the amount of the credit available under the Credit Agreement increases.
      Pursuant to the terms of a pledge agreement, in order to secure the performance of the obligations of NEG Operating (1) each of NEG and Gascon have pledged their respective membership interests in NEG Holding (such interests constituting 100% of the outstanding equity membership interest of NEG Holding); (2) NEG Holding has pledged its 100% equity membership interest in NEG Operating; and (3) NEG Operating has pledged its 100% equity membership interest in its subsidiary, Shana National LLC. If under the Credit Agreement an event of default occurs and is continuing, the collateral agent may enforce certain rights and remedies, including, but not limited to the sale of the collateral (including the pledged interests), the transfer of all or part of the collateral to the collateral agent or its nominee and/or the execution of all endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or part of the collateral.
      The Credit Agreement requires, among other things, semiannual engineering reports covering oil and gas properties, and maintenance of certain financial ratios, including the maintenance of a minimum interest coverage, a current ratio, and a minimum tangible net worth. Other than the encumbrance of their respective membership interests in NEG Holding and their indemnification of the collateral agent, as set forth in the pledge agreement, neither NEG nor Gascon has incurred any obligations under the Credit Agreement, nor does either act as guarantor of the obligations of NEG Operating or of any other guarantor or other entity under the Credit Agreement.
American Casino & Entertainment Properties LLC 7.85% Senior Secured Notes Due 2012
      In January 2004, our subsidiary, ACEP, and its subsidiary, ACEP Finance, issued senior secured notes due 2012. The notes, in the aggregate principal amount of $215.0 million, bear interest at the rate of 7.85% per annum. The notes are guaranteed by the subsidiaries of ACEP and the notes and guarantees are secured by a second-priority security interest, subject to certain customary exceptions, in substantially all of ACEP’s and the guarantors’ assets, including the capital stock or other equity interests of the subsidiaries that own the Stratosphere, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder.
      The notes restrict the ability of ACEP, subject to certain exceptions, to incur additional debt; pay dividends and make distributions; make certain investments; repurchase stock; create liens; enter into transactions with affiliates; enter into sale and leaseback transactions; merge or consolidate; and transfer, lease or sell assets. The restrictions, among other things, limit dividends, distributions and other transfers by ACEP and its subsidiaries to us, as well as loans and other transactions between us and ACEP and its subsidiaries.
American Casino & Entertainment Properties LLC Bank Credit Facility
      In January 2004, in connection with the $215.0 million senior secured note offering, a syndicate of lenders provided a non-amortizing $20.0 million revolving credit facility to ACEP. The commitments are available to ACEP and its subsidiaries in the form of revolving loans, and include a letter of credit facility (subject to a $10.0 million sublimit). Loans made under the senior secured revolving credit facility will mature and the commitments under them will terminate on January 29, 2008.
      The senior secured revolving credit facility is jointly, severally and unconditionally guaranteed by the subsidiaries of ACEP that also guarantee the notes. This indebtedness is ACEP’s and the guarantors’ senior secured debt and ranks equally with all of ACEP’s and the guarantors’ existing and future senior secured debt. However, the senior secured revolving credit facility and the guarantees in respect thereof are secured by a first-priority security interest in the note collateral, while the notes issued by ACEP are secured by a second-priority security interest in the note collateral.

      The loans under the senior secured revolving credit facility will bear interest, at ACEP’s option, at a rate per annum equal to (a) a LIBOR rate plus a spread payable monthly, bi-monthly or quarterly, or (b) a base rate plus a spread, payable quarterly. ACEP will pay administration fees, commitment fees, letter of credit fees and certain expenses and provide certain indemnities that are customary for a financing of this type.
      The senior secured revolving credit facility contains customary affirmative covenants. The negative covenants are similar to those contained in the indenture with respect to ACEP’s notes. However, certain of those covenants are more restrictive than those contained in the indenture, including certain financial covenants with which ACEP must comply on an ongoing basis.
Atlantic Holdings Credit Facility
      On November 12, 2004, Atlantic Holdings and ACE Gaming entered into a Loan and Security Agreement, by and among Atlantic Holdings, as borrower, ACE Gaming, as guarantor, and Fortress Credit Corp., as lender, and certain related ancillary documents, pursuant to which, Fortress agreed to make available to Atlantic Holdings a senior secured revolving credit line providing for loans of up to $10 million, to be used for working capital purposes in the operation of The Sands Hotel and Casino.
      All loans are payable in full by no later than the day immediately prior to the one-year anniversary of the loan agreement, or any earlier date on which the loans are required to be paid in full, by acceleration or otherwise, pursuant to the loan agreement. The outstanding principal balance of the loan agreement will accrue interest at a fixed rate to be set monthly which is equal to one month LIBOR (but not less than 1.5%), plus 8% per annum. In addition to interest payable on the principal balance outstanding from time to time under the loan agreement, Atlantic Holdings is required to pay to Fortress an unused line fee for each preceding three-month period during the term of the loan agreement in an amount equal to .35% of the excess of the available commitment over the average outstanding monthly balance during such preceding three-month period. The loans are secured by a first lien and security interest on all of Atlantic Holdings’ and ACE Gaming’s personal property and a first mortgage on The Sands Hotel and Casino.
      The loan agreement requires that Atlantic Holdings and ACE Gaming maintain minimum EBITDA of $12,500,000, for each 12 month period ended each January 1, April 1, July 1 and October 1. Atlantic Holdings may not permit its ratio of total debt, as defined, to EBITDA to exceed 6.25 to 1.0, measured annually on a trailing 12 month basis to the lender’s satisfaction. The loan agreement prohibits a change in the ownership interests of ACE Gaming, the transfer of any ownership interest in ACE Gaming from that existing on the date of the loan agreement without the prior written consent of the lender, any merger, consolidation, disposition or other reorganization of ACE Gaming and any change in the ownership interests of Atlantic Holdings or ACE Gaming that exceeds 20% other than certain specified transfers, including the transfer of common stock, warrants or notes of Atlantic Holdings by any existing holder thereof to one or more of its affiliates.
      Fortress may terminate its obligation to advance and declare the unpaid balance of the loans, or any part of them, immediately due and payable upon the occurrence and during the continuance of customary defaults which include payment default, covenant defaults, bankruptcy type defaults, attachments, judgments, the occurrence of certain material adverse events, criminal proceedings, and defaults by Atlantic Holdings or ACE Gaming under certain other agreements.
Atlantic Coast Entertainment Holdings, Inc. 3% Notes due 2008 and Warrants to Purchase Common Stock
      As of May 17, 2005, Atlantic Holdings had outstanding approximately $37.5 million principal amount of 3% notes due 2008, of which we owned approximately $35.1 million, or approximately 93.6%, principal amount. Interest on the notes accrues annually but is not payable until maturity. The notes mature (1) September 29, 2008 or (2) upon demand of holders of a majority of the aggregate principal amount of the notes outstanding. If holders of a majority of the aggregate principal amount of notes demand payment, all principal and accrued interest under all notes will be satisfied by exchange for Atlantic Holdings common stock. If holders of a majority of the aggregate principal amount of the notes elect, each holder may convert its notes, in whole or part, into Atlantic Holdings common stock. The conversion ratio is 65.909 shares of Atlantic Holdings common stock per $1,000 principal amount, subject to adjustment for certain events.
      The notes are secured by a lien on all of Atlantic Holdings’ and ACE Gaming’s assets. The lien is subordinate to the lien of the lender under Atlantic Holdings’ credit facility. The notes are assumable by a third party acquirer and will be neither callable (by a third party acquirer) nor puttable as a result of a sale or change of control.
      The notes prohibit restricted payments, including dividends or other distributions to direct or indirect holders of capital stock of Atlantic Holdings, the purchase, defeasance, redemption or other acquisition or retirement for value of Atlantic Holdings capital stock or of indebtedness subordinate to the notes. The notes also limit asset sales, the creation of liens, sale leaseback transactions and affiliate transactions.
      Events of default include: (1) failure to make payments on any principal or interest of the notes; (2) default or breach in the performance of any warranty or covenant of the notes (which remains uncured for more than 60 days following notice of such breach); (3) defaults on the payment of principal or premium for any debt of Atlantic Holdings or its subsidiaries aggregating $5.0 million or more prior to the stated maturity date of such debt; (4) notification to the trustee of action to be taken to collect on any indebtedness in excess of $5.0 million which resulted from an event of default under an agreement evidencing such indebtedness; (5) judgment entered into against Atlantic Holdings or its subsidiaries for more than $10.0 million under certain conditions; (6) certain events of bankruptcy or insolvency; (7) alteration of security documents with respect to the notes which adversely affects the creditors; (8) all gaming activity at The Sands Hotel and Casino ceases substantially for more than 60 consecutive days, except if it is a result of an event of loss; and (9) Atlantic Holdings or its affiliates lose the legal right to own or operate The Sands Hotel and Casino for more than 60 consecutive days.
      As of May 17, 2005, Atlantic Holdings had outstanding 2.3 million warrants to purchase, at an exercise price of $0.01 per share, an aggregate of 600,000 shares of Atlantic Holdings common stock. The warrants are currently exercisable.
GB Holdings, Inc. 11% Notes due 2005
      GB Holdings has outstanding $43.7 million principal amount of 11% notes due 2005. Interest is payable on September 29 and March 29 of each year and the notes mature on September 29, 2005. The notes are redeemable, at GB Holdings’ option, on not less than 30 days or more than 60 days notice at the specified redemption price, together with accrued interest, if any, to the redemption date. The notes limit the sale of assets. Events of default include default in payment or principal or premium at maturity or of interest for 30 days, failure to cure within 60 days following notice, a default in performance or breach of any of the covenants or warranties and certain bankruptcy or insolvency events.
Mortgage Loans
      Properties owned by AREP and its subsidiaries are subject to mortgages in an aggregate principal amount of approximately $80.2 million as of March 31, 2005. Maturities of the mortgage loans range from October 2007 through October 31, 2014. Contractual future principal payments are as follows: 2005, $3.2 million; 2006, $4.2 million; 2007, $4.5 million; 2008, $23.7 million; 2009, $6.4 million; and 2010-2014, $38.2 million. The mortgages relate to our rental real estate portfolio, which we are offering for sale, and we will pay mortgages with respect to properties that we sell from the related sale proceeds or the mortgages will be assumed by the purchasers. All mortgages are non-recourse to us and AREH, except for indemnification obligations customary for non-recourse financing. Interest rates range from 4.02% per annum to 8.25% per annum.

DESCRIPTION OF NOTES
General
      You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the word “AREP” refers only to American Real Estate Partners, L.P., the words “AREP Finance” refer only to AREP Finance, the word “AREH” refers only to American Real Estate Holdings Limited Partnership, and the word “API” refers only to American Property Investors, Inc. and not to any of their respective Subsidiaries. For the avoidance of doubt, AREH will be deemed to be a Subsidiary of AREP for so long as AREH remains a Guarantor. The term “Issuers” refers to AREP and AREP Finance, collectively.
      The Issuers issued the private notes, and will issue the new notes, under an indenture among the Issuers, AREH, as guarantor, and Wilmington Trust Company, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.
      The following description is a summary of the material provisions of the indenture. It does not restate the indenture in entirety. We urge you to read the indenture because it and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture and the registration rights agreement.
      For the avoidance of doubt, the inclusion of exceptions to the provisions (including covenants and definitions) set forth herein will not be interpreted to imply that the matters permitted by the exception would be limited by the terms of such provisions but for such exceptions.
      The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.
Brief Description of the Notes and the Note Guarantee
The Notes
      The notes:

•	will be the general unsecured obligation of each of the Issuers;

•	will be pari passu in right of payment to all existing and future senior Indebtedness of each of the Issuers;

•	will be senior in right of payment to any future subordinated Indebtedness of each of the Issuers; and

•	will be effectively subordinated to the secured Indebtedness of the Issuers to the extent of the value of the collateral securing such Indebtedness. As of March 31, 2005, the Issuers did not have any secured Indebtedness.
The Note Guarantee
      The Guarantee of the notes:

•	will be the general unsecured obligation of AREH;

•	will be pari passu in right of payment to all existing and future senior Indebtedness of AREH;

•	will be senior in right of payment to any future subordinated Indebtedness of AREH; and

•	will be effectively subordinated to the secured Indebtedness of AREH to the extent of the value of the collateral securing such Indebtedness. As of March 31, 2005, AREH had $80.2 million of secured Indebtedness.

      The operations of AREP are conducted through its Subsidiaries (including AREH) and, therefore, AREP depends on the cash flow of AREP’s Subsidiaries and AREH to meet its obligations, including its obligations under the notes. The notes will not be guaranteed by any of AREP’s Subsidiaries other than AREH. The notes and the guarantee will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of AREP’s Subsidiaries (other than AREH). Any right of the Issuers or AREH to receive assets of any of their Subsidiaries (other than AREH) upon that Subsidiary’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary’s creditors, except to the extent that any of the Issuers or AREH is itself recognized as a creditor of that Subsidiary, in which case the claims of the Issuers and AREH would still be subordinate in right of payment to any security in the assets of the Subsidiary and any Indebtedness of the Subsidiary senior to that held by the Issuers or AREH. The covenants of the notes do not restrict the ability of AREP’s Subsidiaries, other than AREH, from incurring additional Indebtedness or creating liens, nor do the covenants of the notes restrict the ability of AREH, AREP or its Subsidiaries from making investments or entering into sale and leaseback transactions.
Principal, Maturity and Interest
      The Issuers will issue $480.0 million in aggregate principal amount of notes. The Issuers may issue additional notes (“Additional Notes”) from time to time. Any offering of Additional Notes is subject to the covenant “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” In the case of each series, the notes and any Additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemption and offers to purchase. The Issuers will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on February 15, 2013.
      Interest on the notes will accrue at the rate of 7 1/8% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2005. Interest on overdue principal and interest and Liquidated Damages, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. The Issuers will make each interest payment to the holders of record on the immediately preceding February 1 and August 1.
      Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Methods of Receiving Payments on the Notes
      If a noteholder holds at least $2.0 million aggregate principal amount of notes, such holder may give wire transfer instructions to AREP and the Issuers will instruct the trustee to pay all principal, interest and premium and Liquidated Damages, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders. In addition, all payments will be subject to the applicable rules and procedures of the settlement systems (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Paying Agent and Registrar for the Notes
      The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuers or any of their Subsidiaries (including AREH) may act as paying agent or registrar.

Transfer and Exchange
      A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
Note Guarantee
      The notes will be guaranteed by AREH. AREP may, at its option, add subsidiary Guarantors to the notes. Each Guarantor’s obligations under its Note Guarantee will be limited as necessary to prevent the Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the guarantor.”
      Any Guarantor’s Note Guarantee will be released:

(1) upon the substitution of a successor to AREH or other release as described under the heading “Certain Covenants — Merger, Consolidation or Sale of Assets”; and

(2) upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “— Covenant Defeasance” and “— Satisfaction and Discharge.”
Optional Redemption
      At any time prior to February 15, 2008, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of notes (including Additional Notes) issued under the indenture at a redemption price of 107 1/8% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, however, that:

(1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by AREP and its Subsidiaries (including any Guarantor)); and

(2) the redemption occurs within 60 days of the date of the closing of such Equity Offering.
      Except pursuant to the preceding paragraph, the notes will not be redeemable at the Issuers’ option prior to February 15, 2009.
      On or after February 15, 2009, the Issuers may redeem all or a part of the notes upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on one of the years indicated below:

Year	Percentage

2009	103.563%
2010	101.781%
2011 and thereafter	100.000%

Mandatory Disposition Pursuant to Gaming Laws
      If any Gaming Authority requires that a holder or Beneficial Owner of notes be licensed, qualified or found suitable under any applicable Gaming Law and such holder or Beneficial Owner:

(1) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority; or

(2) is denied such license or qualification or not found suitable; AREP shall then have the right, at its option:

(1) to require each such holder or Beneficial Owner to dispose of its notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (1) or (2) above, or

(2) to redeem the notes of each such holder or Beneficial Owner, in accordance with Rule 14e-1 of the Exchange Act, if applicable, at a redemption price equal to the lowest of:

(a) the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption, the date 30 days after such holder or Beneficial Owner is required to apply for a license, qualification or finding of suitability (or such shorter period that may be required by any applicable Gaming Authority) if such holder or Beneficial Owner fails to do so (“Application Date”) or of the date of denial of license or qualification or of the finding of unsuitability by such Gaming Authority;

(b) the price at which such holder or Beneficial Owner acquired the notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption, the Application Date or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority; and

(c) such other lesser amount as may be required by any Gaming Authority.
      Immediately upon a determination by a Gaming Authority that a holder or Beneficial Owner of the notes will not be licensed, qualified or found suitable and must dispose of the notes, the holder or Beneficial Owner will, to the extent required by applicable Gaming Laws, have no further right:

(1) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the notes, the Note Guarantee or the indenture; or

(2) to receive any interest, Liquidated Damages, dividend, economic interests or any other distributions or payments with respect to the notes and the Note Guarantee or any remuneration in any form with respect to the notes and the Note Guarantee from the Issuers, any Note Guarantor or the trustee, except the redemption price referred to above.
      AREP shall notify the trustee in writing of any such redemption as soon as practicable. Any holder or Beneficial Owner that is required to apply for a license, qualification or a finding of suitability will be responsible for all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities and the Issuers and any Note Guarantor will not reimburse any holder or Beneficial Owner for such expense.
Mandatory Redemption
      The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders
Change of Control
      If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control offer on the terms set forth in the indenture. In the Change of Control offer, the Issuers will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.
      On the Change of Control payment date, the Issuers will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the Change of Control offer;

(2) deposit with the paying agent an amount equal to the Change of Control payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.
      The paying agent will promptly mail to each holder of notes properly tendered the Change of Control payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Issuers will publicly announce the results of the Change of Control offer on or as soon as practicable after the Change of Control payment date.
      The provisions described above that require the Issuers to make a Change of Control offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
      The Issuers will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control offer.
      The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition by AREP or AREH of “all or substantially all” of its properties or assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of AREP or AREH to another Person or group may be uncertain. In addition, under certain circumstances the definition of Change of Control excludes certain sales, leases transfers, conveyances or other dispositions even if they constitute “all or substantially all” of the properties or assets of AREP or AREH.

Certain Covenants
Restricted Payments
      AREP will not, and will not permit any of its Subsidiaries (including any Guarantor) to:

(1) declare or pay any dividend or make any other distribution on account of AREP’s or any of its Subsidiaries’ (including any Guarantor’s) Equity Interests or to the holders of AREP’s or any of its Subsidiaries’ (including AREH’s) Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of AREP or to AREP or a Subsidiary of AREP (including AREH));

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving AREP) any Equity Interests of AREP; or

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of AREP or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among AREP and any of its Subsidiaries (including any Guarantor)), except a payment of interest, Other Liquidated Damages or principal at the Stated Maturity on such subordinated Indebtedness (all such payments and other actions set forth in these clauses (1) through (3) (except as excluded therein) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) AREP or any Guarantor would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by AREP and its Subsidiaries (including any Guarantor) after May 12, 2004 (excluding Restricted Payments permitted by clauses (2), (3), (4), (6) and (8) of the next succeeding paragraph) is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of AREP for the period (taken as one accounting period) from July 1, 2006 to the end of AREP’s most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); provided, however, that to the extent any payments of Tax Amounts were not deducted in the calculation of Consolidated Net Income during the applicable period, for purposes of this clause (a), such payments of Tax Amounts will be deducted from Consolidated Net Income, plus

(b) 100% of the aggregate net cash proceeds received by AREP since May 12, 2004 as a contribution to its equity capital or from the issue or sale of Equity Interests of AREP (excluding Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of AREP that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of AREP (including AREH)).

      So long as no Default or Event of Default has occurred and is continuing or would be caused thereby (except with respect to clauses (6) and (8), which payments will be permitted notwithstanding an Event of Default), the preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption or payment within 60 days after the date of declaration of the dividend or giving of the redemption notice or becoming irrevocably obligated to make such payment, as the case may be, if at the date of declaration or notice or becoming irrevocably obligated to make such payment, the dividend or payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of AREP (including any Guarantor)) of, Equity Interests (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to AREP; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of AREP or any Guarantor that is contractually subordinated to the notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the declaration or payment of any dividend or distribution by a Subsidiary of AREP (including any Guarantor) to the holders of its Equity Interests; provided, that if any such dividend or distribution is paid to an Affiliate of the Principal (other than AREP or any of its Subsidiaries (including any Guarantor)), that any such dividend or distribution is paid on a pro rata basis to all holders (including AREP or any of its Subsidiaries (including any Guarantor)) that hold securities whose terms (either contractually or by law) entitle them to the same distribution upon which such dividend or distribution is paid;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of AREP or any Subsidiary of AREP (including any Guarantor) held by any member of AREP’s (or any of its Subsidiaries’ (including any Guarantors)) management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million;

(6) for so long as AREP is a partnership or otherwise a pass-through entity for federal income tax purposes for any period, AREP may make cash distributions to its equity holders or partners in an amount not to exceed the Tax Amount for such period; provided that a distribution of the Tax Amount shall be made no earlier than 20 days prior to the due date for such tax (or the date that quarterly estimated taxes are required to be paid) that would be payable by AREP if it were a Delaware corporation;

(7) the purchase, redemption or retirement for value of Capital Stock of AREP not owned by the Principal or any Affiliate of the Principal, provided that (a) AREP would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) after giving effect to such purchase, redemption or retirement, the Partners’ Equity is at least $1.0 billion;

(8) the payment of dividends on the Preferred Units in the form of additional Preferred Units or other Capital Stock of AREP (that is not Disqualified Stock) or the payment of cash dividends on the Preferred Units in lieu of fractional Preferred Units; provided that the aggregate amount of cash under this clause (8) does not exceed $100,000 in any calendar year;

(9) the purchase, redemption or retirement for value of the Preferred Units on or before March 31, 2010, provided that (a) AREP would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) after giving effect to such purchase, redemption or retirement, the Partners’ Equity is at least $1.0 billion; and

(10) other Restricted Payments in an aggregate amount not to exceed $50.0 million since the date of the indenture.
      For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (10) above, or is permitted to be made pursuant to the first paragraph of this covenant, AREP shall, in its sole discretion, classify (or later reclassify, in whole or in part, in its sole discretion) such Restricted Payment in any manner that complies with this covenant.
      The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by AREP or such Subsidiary (including AREH), as the case may be, pursuant to the Restricted Payment.
Incurrence of Indebtedness and Issuance of Preferred Stock
      Neither AREP nor any Guarantor will create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and neither AREP nor any Guarantor will issue any Disqualified Stock; provided, however, that AREP or any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if immediately after giving effect to the incurrence of additional Indebtedness (including Acquired Debt) or issuance of Disqualified Stock (including a pro forma application of the net proceeds therefrom), the ratio of the aggregate principal amount of all outstanding Indebtedness (excluding Indebtedness incurred pursuant to clauses (4), (7) and (8) of the following paragraph and any Hedging Obligations of AREP’s Subsidiaries that are not Guarantors) of AREP and its Subsidiaries (including any Guarantor) on a consolidated basis determined in accordance with GAAP (including an amount of Indebtedness equal to the principal amount of any Guarantees by AREP or its Subsidiaries (including any Guarantor) of any Indebtedness of a Person (that is not AREP or a Subsidiary) to the extent such Guarantees were not included in computing AREP’s or its Subsidiaries’ (including any Guarantor’s) outstanding Indebtedness) to the Tangible Net Worth of AREP and its Subsidiaries (including any Guarantor) on a consolidated basis, would have been less than 1.75 to 1.
      The preceding paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by AREP or any Guarantor of Indebtedness represented by the notes to be issued on the date of the indenture and the exchange notes to be issued pursuant to the registration rights agreement;

(2) the incurrence by AREP or any Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (1), (2) or (9) of this paragraph or any Existing Indebtedness;

(3) the incurrence by AREP or any Guarantor of intercompany Indebtedness between or among AREP and any of its Subsidiaries (including AREH) or the issuance of Disqualified Stock by any Guarantor to AREP;

(4) the incurrence by AREP or any Guarantor of Hedging Obligations that are incurred in the normal course of business;

(5) the incurrence by AREP or any Guarantor of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(6) the incurrence by AREP or any Guarantor of the Existing Indebtedness;

(7) Indebtedness arising from any agreement entered into by AREP or AREH providing for indemnification, purchase price adjustment or similar obligations, in each case, incurred or assumed in connection with an asset sale;

(8) Indebtedness of AREP or any Guarantor attributable to Bad Boy Guarantees; and

(9) the incurrence by AREP or any Guarantor of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $10.0 million at any one time outstanding.
      Neither AREP nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of AREP or any Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the Note Guarantee, as applicable, on substantially identical terms; provided, however, that no Indebtedness of AREP or any Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of AREP or any Guarantor for purposes of this paragraph solely by virtue of being unsecured or secured to a lesser extent or on a junior Lien basis.
      To the extent AREP or any Guarantor incurs any intercompany Indebtedness, (a) if AREP or any Guarantor is the obligor on such Indebtedness, such Indebtedness (other than intercompany Indebtedness of any Guarantor to or from AREP or another Guarantor) must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes and (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than AREP or a Subsidiary of AREP (including any Guarantor) and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either AREP or a Subsidiary of AREP (including any Guarantor) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by AREP or any Guarantor, that is not intercompany Indebtedness; provided that in the case of clause (a), that no restriction on the payment of principal, interest or other obligations in connection with such intercompany Indebtedness shall be required by such subordinated terms except during the occurrence and continuation of a Default or Event of Default.
      For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (9) above or is entitled to be incurred pursuant to the first paragraph of this covenant, in each case, as of the date of incurrence thereof, AREP shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this covenant and such Indebtedness will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by AREP.
      The accrual of interest, the accretion or amortization of original issue discount, the payment of interest or Other Liquidated Damages on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that AREP or any Guarantor may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
      The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.
Limitation on Liens
      Neither AREP nor any Guarantor will, (a) issue, assume or guarantee any Indebtedness if such Indebtedness is secured by a Lien upon, or (b) secure any then outstanding Indebtedness by granting a Lien upon, any Principal Property of AREP or any Guarantor, now owned or hereafter acquired by AREP or any Guarantor, without effectively providing that the notes and the Note Guarantee shall be secured equally and ratably with such Indebtedness, except that the foregoing restrictions shall not apply to:

(1) Liens on any Principal Property acquired after the Issuance Date to secure or provide for the payment of the purchase price or acquisition cost thereof;

(2) Liens on Principal Property acquired after the Issuance Date existing at the time such Principal Property is acquired;

(3) Liens on any Principal Property acquired from a corporation merged with or into AREP or any Guarantor;

(4) Liens in favor of AREP or any Guarantor;

(5) Liens in existence on any Principal Property on the Issuance Date;

(6) Liens on any Principal Property constituting unimproved real property constructed or improved after the Issuance Date to secure or provide for the payment or cost of such construction or improvement;

(7) Liens in favor of, or required by, governmental authorities;

(8) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insure carriers under insurance arrangements;

(9) Liens for taxes, assessments or governmental charges or statutory liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business or in the improvement or repair of any Principal Property not yet due or which are being contested in good faith by appropriate proceedings;

(10) any judgment attachment or judgment Lien not constituting an Event of Default;

(11) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business and in the improvement or repair of any Principal Property and which obligations are not expressly prohibited by the indenture;

(12) Liens to secure Indebtedness of AREP or any Guarantor attributable to Bad Boy Guarantees;

(13) Liens in favor of the trustee and required by the covenant “Maintenance of Interest Coverage”;

(14) Liens to secure margin Indebtedness; provided that such Liens are secured solely by the applicable margin securities; or

(15) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) through (xiv), inclusive;

provided that in the case of clauses (1), (2) and (3) such Liens shall only extend to the Principal Property so acquired (including through any merger or consolidation) and not to any other Principal Property of AREP or any Guarantor.
Maintenance of Interest Coverage
      On each Quarterly Determination Date, the Fixed Charge Coverage Ratio of AREP and the Guarantors will be at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly Determination Date; provided that, in the event that the Fixed Charge Coverage Ratio of AREP and the Guarantors is less than 1.5 to 1.0 for such four consecutive fiscal quarters, the Issuers shall be deemed to have satisfied this maintenance test if there is deposited, within 2 Business Days of such Quarterly Determination Date, an amount in cash such that the deposited funds, together with any funds previously deposited pursuant to this covenant (and that have not been paid out or otherwise released) are in an amount equal to the Issuers’ obligations to pay interest on the notes for one year; provided further, that the Issuers shall grant to the trustee, on behalf of the holders of the notes, a first priority security interest in such deposited funds. At any subsequent Quarterly Determination Date, if the Fixed Charge Coverage Ratio of AREP and the Guarantors is at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly Determination Date, such deposited funds will be released from the security interest granted to the trustee and paid to or at the direction of AREP.
Maintenance of Total Unencumbered Assets
      On each Quarterly Determination Date, the ratio of Total Unencumbered Assets to the then outstanding principal amount of the Unsecured Indebtedness will be greater than 1.5 to 1.0 as of the last day of the fiscal quarter most recently completed.
Compliance with Law
      AREP will, and will cause its Subsidiaries (including any Guarantor) to, comply in all material respects with all applicable laws, rules and regulations.
No Investment Company
      Neither AREP nor any Guarantor will register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
Merger, Consolidation or Sale of Assets
      AREP will not: (1) consolidate or merge with or into another Person (whether or not AREP, is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of AREP in one or more related transactions, to another Person; unless:

(1) either: (a) AREP is the surviving entity, or (b) the Person formed by or surviving any such consolidation or merger (if other than AREP) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than AREP) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of AREP under the notes, the indenture and the registration rights agreement and upon such assumption such Person will become the successor to, and be substituted for, AREP thereunder and all references to AREP in each thereof shall then become references to such Person and such Person shall thereafter be able to exercise every right and power of AREP thereunder;

(3) immediately after such transaction no Default or Event of Default exists;

(4) AREP or the Person formed by or surviving any such consolidation or merger (if other than AREP), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock; and

(5) AREP has delivered to the trustee an Officers’ Certificate and opinion of counsel, which may be an opinion of in-house counsel of AREP or an Affiliate, each stating that such transaction complies with the terms of the indenture.
      Clauses (1), (2) or (4) above will not apply to or be required to be complied with in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of AREP’s properties or assets to:

(1) an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change AREP into a corporation or other form of business entity or to change the jurisdiction of formation of AREP and such transaction does not cause the realization of any material federal or state tax liability that will be paid by AREP or any of its Subsidiaries (including AREH). For purposes of this paragraph, the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Tangible Net Worth of AREP and its Subsidiaries (including AREH) on a consolidated basis; or

(2) any Person; provided that AREP receives consideration in Cash Equivalents and marketable securities with an aggregate Fair Market Value determined at the time of the execution of such relevant agreement of at least $1.0 billion for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of AREP’s properties or assets. In any transaction referred to in this clause (2), and subject to the terms and conditions thereof, the trustee shall, without the need of any action by the noteholders, (x) confirm that such Person shall not be liable for and release such Person from, any obligation of AREP’s under the indenture and the notes and (y) release any Guarantor from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.
      AREP or the Person formed by or surviving any merger or consolidation will not have to comply with clause (4) above in connection with any merger or consolidation if the effect of the merger or consolidation is to cause the Capital Stock of AREP not owned by the Principal or any Affiliate of the Principal to be retired or extinguished for consideration that was provided by the Principal or an Affiliate of the Principal (other than AREP or its Subsidiaries (including AREH) or the Person formed by or surviving any merger or consolidation) and the Partners’ Equity immediately after giving effect to the merger or consolidation is not less than the Partners’ Equity immediately prior to such merger or consolidation.
      In addition, AREP may not lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. In the case of a lease of all or substantially all of the assets of AREP, AREP will not be released from its obligations under the notes or the indenture, as applicable.
      AREH will not: (1) consolidate or merge with or into another Person (whether or not AREH, is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of AREH in one or more related transactions, to another Person; unless:

(1) either: (a) AREH is the surviving entity, or (b) the Person formed by or surviving any such consolidation or merger (if other than AREH) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than AREH) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of AREH under the Note Guarantee (and becomes a Guarantor), the notes, the indenture and the registration rights agreement, and upon such assumption such Person will become the successor to, and be substituted for, AREH thereunder, and all references to AREH in each thereof shall than become references to such Person and such Person shall thereafter be able to exercise every right and power of AREH thereunder;

(3) immediately after such transaction no Default or Event of Default exists;

(4) AREH or the Person formed by or surviving any such consolidation or merger (if other than AREP), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock; and

(5) AREH has delivered to the trustee an Officers’ Certificate and opinion of counsel which may be an opinion of in-house counsel of AREP or an Affiliate, each stating that such transaction complies with the terms of the indenture.
      Clauses (1), (2) or (4) above will not apply to or be required to be complied with in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of AREH’s properties or assets to:

(1) an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change AREH into a corporation or other form of business entity or to change the jurisdiction of formation of AREH and such transaction does not cause the realization of any material federal or state tax liability that will be paid by AREH or any of its Subsidiaries. For purposes of this paragraph, the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Tangible Net Worth of AREP and its Subsidiaries (including AREH) on a consolidated basis;

(2) any Person; provided that AREP receives consideration in Cash Equivalents and marketable securities with an aggregate Fair Market Value determined at the time of the execution of such relevant agreement of at least $1.0 billion for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of AREH’s properties or assets; or

(3) any Person; provided that AREH receives consideration in Cash Equivalents and marketable securities with an aggregate Fair Market Value determined at the time of the execution of such relevant agreement of at least $1.0 billion for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of AREH’s properties or assets and AREH remains a Subsidiary of AREP.
      In any transaction referred to in clause (2) or (3) above, and subject to the terms and conditions thereof, the trustee shall, without the need of any action by the noteholders, (x) confirm that such other Person shall not be liable for and shall be released from any obligation of AREP’s or AREH’s under the indenture, the notes and the Note Guarantees, and (y) release any Guarantor from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.
      This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among AREP, AREH or any one or more Guarantors; or

(2) any sale, assignment, transfer, conveyance or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents, or any purchase of property and assets, including, without limitation, securities, debt obligations or Capital Stock, with Cash Equivalents.
Transactions with Affiliates
      AREP will not, and will not permit any of its Subsidiaries (including any Guarantor) to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, any Affiliate of AREP (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are not materially less favorable to AREP or the relevant Subsidiary (including any Guarantor) than those that would have been obtained in a comparable transaction by AREP or such Subsidiary (including any Guarantor) with an unrelated Person as determined in good faith by the Board of Directors of AREP; and

(2) AREP delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors of AREP set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of AREP; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to AREP or such Subsidiary (including any Guarantor) of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of recognized standing.
      The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by AREP or any of its Subsidiaries (including any Guarantor) in the ordinary course of business and payments pursuant thereto including payments or reimbursement of payments by API with respect to any such agreement, plan or arrangement entered into by API with respect to or for the benefit of officers or directors of API (other than any such agreements, plans or arrangements entered into by AREP or any of its Subsidiaries (including AREH) with Carl Icahn (other than employee benefit plans and officer or director indemnification agreements generally applicable to officers and directors of API, AREP or its Subsidiaries (including AREH));

(2) transactions between or among AREP, any Guarantor and/or their respective Subsidiaries (except any Subsidiaries of which Carl Icahn or Affiliates of Carl Icahn (other then AREP, AREH or their Subsidiaries) own more than 10% of the Voting Stock);

(3) payment (or reimbursement of payments by API) of directors’ fees to Persons who are not otherwise Affiliates of AREP;

(4) any issuance of Equity Interests (other than Disqualified Stock) and Preferred Unit Distributions of AREP to Affiliates of AREP;

(5) Restricted Payments that do not violate the provisions of the indenture described above under the caption “— Restricted Payments”;

(6) transactions between AREP and/or any of its Subsidiaries (including any Guarantor), on the one hand, and other Affiliates, on the other hand, for the provision of goods or services in the ordinary course of business by such other Affiliates; provided that such other Affiliate is in the business of providing such goods or services in the ordinary course of business to unaffiliated third parties and the terms and pricing for such goods and services overall are not less favorable to AREP and/or its

Subsidiaries (including AREH) than the terms and pricing upon which such goods and services are provided to unaffiliated third parties;

(7) the provision or receipt of accounting, financial, management, information technology and other ancillary services to or from Affiliates, provided that AREP or its Subsidiaries (including any Guarantor) in the case of the provision of such services, are paid a fee not less than its out of pocket costs and allocated overhead (including a portion of salaries and benefits) and in the case of the receipt of such services, paid a fee not more than such Person’s out-of-pocket costs and allocated overhead (including a portion of salaries and benefits), in each case, as determined by AREP in its reasonable judgment;

(8) the license of a portion of office space pursuant to a license agreement, dated as of February 1, 1997, between AREP and an Affiliate of API and any renewal thereof;

(9) the payment to API and reimbursements of payments made by API of expenses relating to AREP’s, AREH’s or any Guarantors’ status as a public company;

(10) services provided and payments received by NEG from NEG Operating LLC, TransTexas Gas Corporation and Panaco, Inc. pursuant to the NEG Management Agreements;

(11) the pledge by NEG of its interest in the Capital Stock of NEG Holding LLC pursuant to the NEG Credit Agreement;

(12) the exchange by AREH of its GB Securities for other securities of GB Holdings, Inc.; provided that such exchange is on terms no less favorable to AREH as the exchange of GB Securities offered to other non-Affiliated Persons;

(13) payments by AREH, AREP or any Subsidiary to API in connection with services provided to AREH, AREP or any Subsidiary in accordance with the AREP Partnership Agreement; and

(14) the Acquisitions.

Reports
      Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Issuers will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.
      All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuers’ consolidated financial statements by the Issuers’ certified independent accountants. In addition, the Issuers will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and, if the SEC will not accept such a filing, will post the reports on its website within those time periods.
      If, at any time, the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuers will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuers’ filings for any reason, the Issuers will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Issuers were required to file those reports with the SEC.

      In addition, the Issuers agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Events of Default and Remedies
      The following constitutes an Event of Default:

(1) default in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on the notes;

(2) default for 30 days or more in the payment when due of interest or Liquidated Damages on the notes;

(3) failure by the Issuers to call or cause to be called for redemption or to purchase or cause to be called any notes, in each case when required under the indenture;

(4) failure by AREP or any Guarantor for 30 days after written notice from the trustee to comply with the provisions described under the captions “— Restricted Payments” or “— Incurrence of Indebtedness and Issuance of Preferred Stock”;

(5) failure by AREP or any Guarantor for 30 days after written notice from the trustee to comply with the provisions described under the captions “— Maintenance of Interest Coverage” or “— Maintenance of Total Unencumbered Assets”;

(6) failure by the Issuers or any Guarantor for 60 days after notice from the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of their other agreements in the indenture or the notes or the Note Guarantee;

(7) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers or any Guarantor or default on any Guarantee by the Issuers or AREH of Indebtedness, whether such Indebtedness or Guarantee now exists or is created after the Issuance Date, which default (a) is caused by a failure to pay when due at final maturity (giving effect to any grace period or waiver related thereto) the principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness as to which AREP or any Guarantor is obligated to pay, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity as to which AREP or any Guarantor is obligated to pay, aggregates $10.0 million or more;

(8) failure by the Issuers or any Guarantor to pay final judgments aggregating in excess of $10.0 million, which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days after such judgment becomes a final judgment;

(9) except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or AREH or any other Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(10) certain events of bankruptcy or insolvency with respect to AREP or any Guarantor that is a Significant Subsidiary.
      If any Event of Default (other than by reason of bankruptcy or insolvency) occurs and is continuing, the holders of more than 25% in principal amount of the then outstanding notes may declare the principal, premium, if any, interest, Liquidated Damages, if any, and any other monetary obligations on all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers or any Guarantor that is a

Significant Subsidiary all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law or the indenture that the trustee determines may be unduly prejudicial to the rights of other holders of notes or that may involve the trustee in personal liability. The trustee may withhold from holders of notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the interests of the holders of the notes. In addition, the trustee shall have no obligation to accelerate the notes if in the best judgment of the trustee acceleration is not in the best interest of the holders of the notes.
      At any time after a declaration of acceleration with respect to the notes and subject to certain conditions, the holders of a majority in aggregate principal amount of notes outstanding may rescind and cancel such acceleration and its consequences.
      The holders of at least a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any note held by a non-consenting holder.
      The Issuers will be required to deliver to the trustee annually a statement regarding compliance with the indenture, and the Issuers will be required, within ten Business Days, upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders
      No director, officer, employee, incorporator, manager (or managing member) direct or indirect member, partner or stockholder of the Issuers, AREH, API or any additional Guarantor shall have any liability for any obligations of the Issuers, AREH, API or any additional Guarantor under the notes, the indenture, any Note Guarantee or for any claim based on, in respect of, or by reason of such obligations or its creation. Each holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.
Covenant Defeasance
      The Issuers may, at their option and at any time, elect to have their obligations and the obligations of any of their Subsidiaries or AREH released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and, thereafter, any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes or any Note Guarantee. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.
      In order to exercise Covenant Defeasance:

(1) the Issuers must irrevocably deposit, or cause to be deposited, with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, interest and Liquidated Damages, if any, due on the outstanding notes on the stated maturity date or on the applicable redemption date, as the case may be, in accordance with the terms of the indenture;

(2) no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit;

(3) such Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;

(4) the Issuers shall have delivered to the trustee an opinion of counsel, which may be an opinion of in-house counsel to AREP or an Affiliate, containing customary assumptions and exceptions, to the effect that upon and immediately following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable law;

(5) the Issuers shall have delivered to the trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of AREP or others; and

(6) the Issuers shall have delivered to the trustee an Officers’ Certificate and an opinion of counsel in the United States, which may be an opinion of in-house counsel to AREP or an Affiliate (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Covenant Defeasance have been complied with.
Satisfaction and Discharge
      The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to AREP, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation (1) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (2) will become due and payable within one year or (3) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the reasonable expense of the Issuers, and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal and premium, if any, and accrued but unpaid interest to the date of maturity or redemption;

(2) no Default of Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuers are a party or by which the Issuers are bound;

(3) the Issuers have paid or caused to be paid all sums payable by it under the indenture; and

(4) the Issuers or any Guarantor have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.
      In addition, the Issuers must deliver an Officers’ Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Amendment, Supplement and Waiver
      Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Note Guarantee may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for notes), and any existing default or compliance with any provision of the indenture, the notes or the Note Guarantee may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes).
      Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a nonconsenting holder of notes):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes;

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, premium or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

(7) release AREH or any other Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(8) make any change in the foregoing amendment and waiver provisions.
      Notwithstanding the foregoing, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee together may amend or supplement the indenture, any Note Guarantee or the notes to cure any ambiguity, defect or inconsistency, to comply with the covenant relating to mergers, consolidations and sales of assets, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of the Issuers’ or any Guarantor’s obligations to holders of the notes and any Note Guarantee in the case of a merger, consolidation or asset sale, to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal rights under the indenture of any such holder.
Concerning the Trustee
      The indenture will contain certain limitations on the rights of the trustee, should it become a creditor of the Issuers or AREH, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign.
      The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture will provide that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
Governing Law
      The indenture and the notes will be, subject to certain exceptions, governed by and construed in accordance with the internal laws of the State of New York, without regard to the choice of law rules thereof.

The issuance of the notes and the Note Guarantee will also be subject to a certain extent to the laws of the jurisdiction of formation of AREP.
Additional Information
      Any holder of the notes may obtain a copy of the indenture without charge by writing to American Real Estan Partners, L.P., Attn: Chief Financial Officer at 100 South Bedford Road, Mt. Kisco, New York 10549.
Book-Entry, Delivery and Form
      The new notes will be issued in one or more notes in global form or Global Notes. Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. The Global Notes will be deposited upon issuance with the trustee as custodian for DTC or its nominee, in each case for credit to account of a direct or indirect participant in DTC, as described below.
      Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.
      In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
      Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to such extent.
      So long as the Global Note Holder is the registered owner of any notes, the Global Note Holder will be considered the sole holder under the indenture of any notes evidenced by the Global Notes. Beneficial owners of notes evidenced by the Global Notes will not be considered the owners of holders of the notes under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither the issuers nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any record of DTC relating to the notes.
Depository Procedures
      The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
      DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
      Payments in respect of the principal of, and interest and premium, if any, and Liquidated Damages, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
      DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
      Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
      Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
      DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.
      Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
      A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary;

(2) the Issuers, at their option, notify the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes.
      In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Exchange of Certificated Notes for Global Notes
      Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.
Same Day Settlement and Payment
      The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.
      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions
      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
      “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
      “API” means American Property Investors, Inc.
      “Acquisitions” means:

(1) AREP’s purchase of Gascon Partners’ membership interest of NEG Holding LLC pursuant to a purchase agreement with Gascon Partners dated January 21, 2005 or, alternatively, if AREP does not obtain the consent of NEG Operating’s bank lenders or refinance such debt, AREP’s purchase of all of the general partnership interests of Gascon Partners;

(2) National Onshore LP’s merger with TransTexas Gas Corporation pursuant to an agreement and plan of Merger dated January 21, 2005;

(3) National Offshore LP’s merger with Panaco, Inc. pursuant to an agreement and plan of merger dated January 21, 2005;

(4) AREP’s purchase of approximately 41.2% of the outstanding common stock of GB Holdings, Inc. and warrants to purchase approximately 11.3% of the fully diluted common stock of Atlantic Coast Entertainment Holdings, Inc. pursuant to a purchase agreement with Cyrus, LLC dated January 21, 2005; and

(5) the transactions contemplated by clauses (1) through (4), above, including but not limited to the registration rights agreement to be entered into between AREP and the other signatories thereto.
      “AREH” means American Real Estate Holdings Limited Partnership.
      “AREP” means American Real Estate Partners, L.P.
      “AREP Finance” means American Real Estate Finance Corp.
      “AREP Partnership Agreement” means AREP’s Amended and Restated Agreement of Limited Partnership, dated May 12, 1987 as amended February 22, 1995 and August 16, 1996.
      “Bad Boy Guarantees” means the Indebtedness of any specified Person attributable to “bad boy” indemnification or Guarantees, which Indebtedness would be non-recourse to AREP and AREH other than recourse relating to the specific events specified therein, which such events shall be usual and customary exceptions typically found in non-recourse financings at such time as determined by management in its reasonable judgment.

      “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
      “Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the Board of Directors of the managing member; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.
      “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such jurisdictions are authorized or required by law or other governmental action to close.
      “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
      “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
      “Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and, in each case, maturing within one year after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.
      “Cash Flow of AREP and the Guarantors” means, with respect to any period, the Net Income of AREP and the Guarantors for such period plus, without duplication:

(1) provision for taxes based on income or profits of AREP and the Guarantors or any payments of Tax Amounts by AREP for such period, to the extent that such provision for taxes or such payments of Tax Amounts were deducted in computing such Net Income of AREP or any Guarantor; plus

(2) the Fixed Charges of AREP or any Guarantor for such period, to the extent that such Fixed Charges of AREP and such Guarantor were deducted in computing such Net Income of AREP and such Guarantor; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of AREP and any Guarantor for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Net Income of AREP and any Guarantor; minus

(4) non-cash items increasing such Net Income of AREP and any Guarantor for such period, other than the accrual of revenue in the ordinary course of business, in each case, consolidating such amounts for AREP and any Guarantor but excluding any net income, provision for taxes, fixed charges, depreciation, amortization or other amounts of any of the Subsidiaries of AREP (other than any Guarantor) and otherwise determined in accordance with GAAP; provided, further, that the Net Income of AREP and any Guarantor shall include income from investments or Subsidiaries of AREP (other than any Guarantor) but only to the extent such income is realized in Cash Equivalents by AREP or any Guarantor.
      “Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition by AREP or AREH (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of AREP or AREH to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Principal or a Related Party; provided, however, that (x) if AREP or AREH receives consideration in Cash Equivalents and marketable securities with an aggregate Fair Market Value determined at the time of the execution of each relevant agreement of at least $1.0 billion for such sale, lease, transfer, conveyance or other disposition of properties or assets, then such transaction shall not be deemed a Change of Control and (y) any sale, assignment, transfer or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents or purchase of property, assets or Capital Stock with Cash Equivalents, will not constitute a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets for purposes of this clause (1);

(2) the adoption of a plan relating to the liquidation or dissolution of AREP;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Principal or the Related

Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of a Controlling Entity of AREP, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of the Board of Directors of the Controlling Entity are not Continuing Directors; or

(5) for so long as AREP is a partnership, upon any general partner of AREP ceasing to be an Affiliate of the Principal or a Related Party.

      “Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.
      “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of net income (loss) of such Person, on a consolidated basis with its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends; provided that:

(1) the Net Income of any Person that is accounted for by the equity method of accounting or that is a Subsidiary will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person;

(2) the Net Income of any of its Subsidiaries will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and

(3) the cumulative effect of a change in accounting principles will be excluded.
      “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of AREP who:

(1) was a member of such Board of Directors on the date of the indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of the Principal or any of the Related Parties or with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
      “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of Voting Stock, by agreement or otherwise.
      “Controlling Entity” means (1) for so long as AREP is a partnership, any general partner of AREP, (2) if AREP is a limited liability company, any managing member of AREP or (3) if AREP is a corporation, AREP.
      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require AREP or any Guarantor to repurchase such Capital Stock upon the occurrence of a change of control, event of loss, an asset sale or other special redemption event will not constitute Disqualified Stock if the terms of such Capital Stock provide that AREP or any Guarantor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments” or where the funds to pay for such repurchase was from the net cash proceeds of such

Capital Stock and such net cash proceeds was set aside in a separate account to fund such repurchase. Furthermore, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require AREP or any Guarantor to redeem such Capital Stock, including, without limitation, upon maturity will not constitute Disqualified Stock if the terms of such Capital Stock provide that AREP or any Guarantor may redeem such Capital Stock for other Capital Stock that is not Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that AREP and its Subsidiaries (including any Guarantor) may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. For the avoidance of doubt, and by way of example, the Preferred Units, as in effect on the date of the indenture, do not constitute Disqualified Stock.
      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
      “Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of AREP (other than an offer and sale relating to equity securities issuable under any employee benefit plan of AREP) or a capital contribution in respect of Capital Stock (other than Disqualified Stock) of AREP.
      “Existing Indebtedness” means up to $394.4 million in aggregate principal amount of Indebtedness of AREP and any Guarantor, in existence on the Issuance Date, until such amounts are repaid.
      “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of AREP (unless otherwise provided in the indenture).
      “Fixed Charge Coverage Ratio of AREP and the Guarantors” means the ratio of the Cash Flow of AREP and the Guarantors for such period to the Fixed Charges of AREP and the Guarantors for such period. In the event that AREP, the Guarantors or any Guarantor incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio of AREP and the Guarantors is being calculated and on or prior to the Quarterly Determination Date for which the calculation of the Fixed Charge Coverage Ratio of AREP and the Guarantors is being made (the “Calculation Date”), then the Fixed Charge Coverage Ratio of AREP and the Guarantors will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person, including through mergers or consolidations, or any Person acquired by the specified Person, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2) the Cash Flow of AREP and the Guarantors attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges of AREP and the Guarantors attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that such Fixed Charges of AREP and the Guarantors are equal to or less than the Cash Flow of AREP and the Guarantors from the related discontinued operation excluded under clause (3) for such period; and

(4) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

      “Fixed Charges of AREP and the Guarantors” means, with respect to any period, the sum, without duplication, of:

(1) the interest expense of AREP, and any Guarantor for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the interest expense of AREP and any Guarantor that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by AREP or any Guarantor (other than Bad Boy Guarantees unless such Bad Boy Guarantee is called upon) or secured by a Lien on assets of AREP or any additional Guarantor, whether or not such Guarantee or Lien is called upon; provided that for purposes of calculating interest with respect to Indebtedness that is Guaranteed or secured by a Lien, the principal amount of Indebtedness will be calculated in accordance with the last two paragraphs of the definition of Indebtedness; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of AREP, other than dividends on preferred stock to the extent payable in Equity Interests of AREP (other than Disqualified Stock) or dividends on preferred equity payable to AREP, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of AREP (however, for so long as AREP is a partnership or otherwise a pass-through entity for federal income tax purposes, the combined federal, state and local income tax rate shall be the rate that was utilized to calculate the Tax Amount of AREP to the extent that the Tax Amount was actually distributed with respect to such period (and if less than the Tax Amount is distributed, such rate shall be proportionately reduced) and if no Tax Amount was actually distributed with respect to such period, such combined federal, state and local income tax rate shall be zero), expressed as a decimal; provided that this clause (4) will not include any Preferred Unit Distribution paid in additional Preferred Units, in each case, determined on a consolidated basis between AREP and any Guarantor but on a non-consolidated basis with the Subsidiaries of AREP (other than any Guarantor) and otherwise in accordance with GAAP.
      “GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date. For the purposes of the indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.
      “Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or other national government, any state, province or any city or other political subdivision, including, without limitation, the State of Nevada or the State of New Jersey, whether now or hereafter existing, or any officer or official thereof and any other agency with authority thereof to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Principal, its Related Parties, the Issuers or any of their respective Subsidiaries or Affiliates.
      “Gaming Law” means any gaming law or regulation of any jurisdiction or jurisdictions to which the Issuers or any of their Subsidiaries (including AREH) is, or may at any time after the issue date be, subject.
      “GB Securities” means the 11% notes due 2005 issued by GB Property Funding Corp.

      “Government Instrumentality” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, court, tribunal, commission, bureau or entity or any arbitrator with authority to bind a party at law.
      “Government Securities” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.
      “Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
      “Guarantor” means any Subsidiary of AREP (initially only AREH) that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.
      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,
      if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
      The amount of any Indebtedness outstanding as of any date attributable to a Guarantee shall be the maximum principal amount guaranteed by such specified Person as of such date.
      The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness with original issue discount, (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness and (c) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of (x) the Fair Market Value of such assets at the date of determination and (y) the amount of the Indebtedness of the other Person to the extent so secured. Notwithstanding anything in the indenture to the contrary, Indebtedness of AREP, AREH or any Note Guarantor shall not include any Indebtedness that has been either satisfied and discharged or defeased through covenant defeasance or legal defeasance.
      “Issuance Date” means the closing date for the sale and original issuance of the notes.
      “Issuers” means AREP and AREP Finance, collectively.
      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
      “Liquidated Damages” means all liquidated damages then owing pursuant to the registration rights agreement.
      “NEG” means National Energy Group, Inc.
      “NEG Credit Agreement” means the credit agreement, dated as of December  29, 2003, among NEG Operating LLC, certain commercial lending institutions party thereto, including Mizuho Corporate Bank, Ltd. as the administrative agent, Bank of Texas N.A. and Bank of Nova Scotia as co-agents.
      “NEG Management Agreements” means the management agreement dated September 12, 2001, between NEG and NEG Operating LLC, the management agreement dated August 28, 2003, between NEG and TransTexas Gas Corporation and the management agreement dated November 16, 2004, between NEG and Panaco, Inc., each as in effect on the date hereof.
      “Net Income” means, with respect to any specified Person for any four consecutive fiscal quarter period, the net income (loss) of such Person determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
      “Note Guarantee” means the Guarantee by any Subsidiary of AREP of the Issuers’ obligations under the indenture and the notes, executed pursuant to the provisions of the indenture which initially will only be by AREH.
      “notes” means AREP’s 7 1/8% senior notes issued under the indenture, including any Additional Notes issued.
      “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
      “Offering Memorandum” means this offering memorandum dated February 1, 2005.
      “Officer” means with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.
      “Officers’ Certificate” means a certificate signed on behalf of API or AREP Finance by two Officers (or if a limited liability company, two Officers of the managing member of such limited liability company) of API or AREP Finance, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of API or AREP Finance that meets the requirements set forth in the indenture.
      “Other Liquidated Damages” means liquidated damages arising from a registration default under a registration rights agreement with respect to the registration of subordinated Indebtedness permitted to be incurred under the indenture.
      “Partners’ Equity” with respect to any Person means as of any date, the partners’ equity as of such date shown on the consolidated balance sheet of such Person and its Subsidiaries or if such Person is not a partnership, the comparable line-item on a balance sheet, each prepared in accordance with GAAP.
      “Permitted Refinancing Indebtedness” means any Indebtedness of AREP or any Guarantor issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of AREP or any Guarantor (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, and Other Liquidated Damages, incurred in connection therewith);

(2) in the case of any Indebtedness other than notes redeemed in accordance with “— Mandatory Disposition Pursuant to Gaming Laws,” such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.
      “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
      “Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.
      “Preferred Units” means AREP’s 5% Cumulative Pay-in-Kind Redeemable Preferred Units payable on or before March 31, 2010.
      “Preferred Unit Distribution” means the scheduled annual Preferred Unit distribution, payable on March 31 of each year in additional Preferred Units at the rate of 5% of the liquidation preference of $10.00 per Preferred Unit.
      “Principal” means Carl Icahn.
      “Principal Property” of a specified Person means any property, assets or revenue of such Person now owned or hereafter acquired.
      “Quarterly Determination Date” means, in connection with AREP’s first, second and third fiscal quarters, the earlier of (i) the date AREP would have been required to file a quarterly report with the SEC on Form 10-Q if AREP were required to file such reports and (ii) the date AREP files its quarterly report with the SEC on Form  10-Q. In connection with AREP’s fourth fiscal quarter, the earlier of (i) the date AREP would have been required to file an annual report with the SEC on Form 10-K if AREP were required to file such a report and (ii) the date AREP files its annual report with the SEC on Form 10-K.

      “Related Parties” means (1) Carl Icahn, any spouse and any child, stepchild, sibling or descendant of Carl Icahn, (2) any estate of Carl Icahn or any person under clause (1), (3) any person who receives a beneficial interest in any estate under clause (2) to the extent of such interest, (4) any executor, personal administrator or trustee who holds such beneficial interest in AREP for the benefit of, or as fiduciary for, any person under clauses (1), (2) or (3) to the extent of such interest and (5) any corporation, partnership, limited liability company, trust, or similar entity, directly or indirectly owned or Controlled by Carl Icahn or any other person or persons identified in clauses (1), (2) or (3).
      “SEC” means the United States Securities and Exchange Commission.
      “Secured Indebtedness” of any specified Person means any Indebtedness secured by a Lien upon the property of such Person.
      “Securities Act” means the Securities Act of 1933, as amended.
      “Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issuance Date.
      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value, or principal prior to the date originally scheduled for the payment or accretion thereof.
      “Subordinated Indebtedness” means any Indebtedness that by its terms is expressly subordinated in right of payment in any respect (either in the payment of principal or interest) to the payment of principal, Liquidated Damages or interest on the notes.
      “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total Voting Stock is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
      For the avoidance of doubt, AREH will be deemed to be a Subsidiary of AREP so long as AREH remains a Guarantor.
      “Tangible Net Worth” of any specified Person as of any date means, the total shareholders’ equity (or if such Person were not a corporation, the equivalent account) of such Person and its Subsidiaries on a consolidated basis determined in conformity with GAAP less any and all goodwill and other intangible assets reflected on the consolidated balance sheet of such Person as of the last day of the fiscal quarter most recently completed before the date of determination for which financial statements are then available, but taking into account any change in total shareholders’ equity (or the equivalent account) as a result of any (x) Restricted Payments made, (y) asset sales or (z) contributions to equity or from the issuance or sale of Equity Interests (excluding Disqualified Stock) or from the exchange or conversion (other than to Disqualified Stock) of Disqualified Stock or debt securities, completed since such fiscal quarter end.
      “Tax Amount” means, for any period, the combined federal, state and local income taxes, including estimated taxes, that would be payable by AREP if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such period and owned 100% of AREH; provided, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if AREP were a Delaware corporation shall be taken into account; provided, further that (i) if there is an adjustment in the amount of the Taxable Income for any period, an appropriate positive or negative adjustment shall be made in the Tax

Amount, and if the Tax Amount is negative, then the Tax Amount for succeeding periods shall be reduced to take into account such negative amount until such negative amount is reduced to zero and (ii) any Tax Amount other than amounts relating to estimated taxes shall be computed by a nationally recognized accounting firm (but, including in any event, AREP’s auditors). Notwithstanding anything to the contrary, the Tax Amount shall not include taxes resulting from AREP’s change in the status to a corporation for tax purposes.
      “Taxable Income” means, for any period, the taxable income or loss of AREP for such period for federal income tax purposes.
      “Total Unencumbered Assets” means, as of any Quarterly Determination Date, the book value of all of the assets of AREP and any Guarantor (including, without limitation, the Capital Stock of their Subsidiaries, but excluding goodwill and intangibles) that do not secure, by a Lien, any portion of any Indebtedness (other than assets secured by a Lien in favor of the notes and such assets are not secured by a Lien in favor of any other Indebtedness) as of such date (determined on a consolidated basis between AREP and any Guarantor but not on a consolidated basis with their Subsidiaries and otherwise in accordance with GAAP).
      “Unsecured Indebtedness” of AREP, AREH and any additional Guarantor means any Indebtedness of such Person that is not Secured Indebtedness.
      “Voting Stock” means, with respect to any Person that is (a) a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency, (b) a limited liability company, membership interests entitled to manage, or to elect or appoint the Persons that will manage the operations or business of the limited liability company, or (c) a partnership, partnership interests entitled to elect or replace the general partner thereof.
      “Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
      The following general discussion summarizes certain material United States federal income tax consequences that apply to beneficial owners of the private notes who:

(1) acquired the private notes at their original issue price for cash,

(2) exchange the private notes for new notes in this exchange offer, and

(3) held the private notes and hold the new notes as “capital assets” (generally, for investment) as defined in the Internal Revenue Code of 1986, as amended, the Code.
      This summary, however, does not consider state, local or foreign tax laws. In addition, it does not include all of the rules which may affect the United States tax treatment of your investment in the notes. For example, special rules not discussed here may apply to you if you are:

•	A broker-dealer, a dealer in securities or a financial institution;

•	An S corporation;

•	A bank;

•	A thrift;

•	An insurance company;

•	A tax-exempt organization;

•	A partnership or other pass-through entity;

•	Subject to the alternative minimum tax provisions of the Code;

•	Holding the private notes or the new notes as part of a hedge, straddle or other risk reduction or constructive sale transaction;

•	A person with a “functional currency” other than the U.S. dollar; or

•	A United States expatriate.
      If you are a partner in a partnership which holds the new notes, you should consult your own tax advisor regarding special rules that may apply.
      This summary is based on the Code and applicable Treasury Regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service with respect to the statements made and the conclusions reached in this summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions.
      Each holder is urged to consult his tax advisor regarding the specific federal, state, local, and foreign income and other tax considerations of participating in this exchange offer and holding the new notes.
Exchange of Private Notes for New Notes
      The exchange of the private notes for the new notes pursuant to this exchange offer should not be a taxable event for U.S. federal income tax purposes. Accordingly, holders participating in this exchange offer should not recognize any income, gain or loss in connection with the exchange. In addition, immediately after the exchange, any such holder should have the same adjusted tax basis and holding period in the new notes as it had in the private notes, immediately before the exchange.

Consequences of Holding the New Notes
United States Holders
      If you are a “United States Holder,” as defined below, this section applies to you. Otherwise, the section “Non-United States Holders,” applies to you.
Definition of United States Holder
      You are a “United States Holder” if you are the beneficial owner of a new note and you are, for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation organized under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income tax regardless of its sources; or

•	a trust if a court within the United States can exercise primary supervision over the administration of the trust and one or more U.S. persons has authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996, and treated as a domestic trust on August 19, 1996, and it has elected to continue to be treated as a U.S. person.
Taxation of Stated Interest
      Generally, you must include the interest on the new notes in your gross income as ordinary income:

•	when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

•	when you receive it, if you use the cash method of accounting for United States federal income tax purposes.
Sale or Other Taxable Disposition of the New Notes
      You will generally recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a new note. The amount of your gain or loss will equal the difference between the amount you receive for the new note (in cash or other property, valued at fair market value), except to the extent amounts received are attributable to accrued interest on the note, and your adjusted tax basis in the new note. Your tax basis in the new note generally will equal the price you paid for the private note that was exchanged for the new note. Your gain or loss will generally be long-term capital gain or loss if your holding period for the new note is more than one year at the time of the sale, exchange, redemption, retirement or other taxable disposition. Otherwise, it will be short-term capital gain or loss. For this purpose, your holding period for the new note should include your holding period for the private note that was exchanged for the new note. Long-term capital gains recognized in years beginning before December 31, 2008 by certain non-corporate holders are generally taxed at a maximum rate of 15%. The ability to deduct capital losses is subject to limitations. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income.
Information Reporting and Backup Withholding
      We will report to certain holders of the new notes and to the IRS the amount of any interest paid on the new notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments. You may be subject to a backup withholding tax when you receive interest payments on a new note or proceeds upon the sale or other disposition of the new note. Certain holders (including, among others, corporations, financial institutions and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. In addition, the backup withholding tax will not apply to you if you provide to us or our paying agent your correct social security or other taxpayer identification number, or TIN, in the prescribed manner unless:

•	the IRS notifies us or our paying agent that the TIN you provided is incorrect;

•	you underreport interest and dividend payments that you receive on your tax return and the IRS notifies us or our paying agent that withholding is required; or

•	you fail to certify under penalties of perjury that you are not subject to backup withholding.
      The backup withholding tax rate is currently 28%. Any amounts withheld from a payment to you under the backup withholding rules may be credited against your United States federal income tax liability, and may entitle you to a refund, provided the required information is properly furnished to the Internal Revenue Service on a timely basis.
      You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedures for obtaining such exemption.
Non-United States Holders
      The following general discussion is limited to the United States federal income tax consequences relevant to a “Non-United States Holder.” A “Non-United States Holder” is any beneficial owner of a new note if such owner is, for United States federal income tax purposes, a nonresident alien, or a corporation, estate, or trust that is not a United States Holder.
Interest
      Portfolio Interest Exemption. You will generally not be subject to United States federal income tax or withholding tax on interest paid or accrued on the new notes if:

•	you do not own, actually or constructively, 10% or more of our capital or profits interests;

•	you are not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•	you are not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•	such interest is not effectively connected with the conduct by you of a trade or business in the United States; and

•	either (i) you represent that you are not a United States person for United States federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury, or (ii) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds the new note on your behalf, certifies to us or our paying agent under penalties of perjury that it has received IRS Form W-8BEN (or a suitable substitute form) from you or from another qualifying financial institution intermediary, and provides a copy of the Form W-8BEN (or a suitable substitute form) to us or our paying agent. United States Federal Income or Withholding Tax If Interest Is Not Portfolio Interest. If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption described above, you may be subject to a 30% withholding tax on the gross amount of interest payments, unless reduced or eliminated by an applicable income tax treaty.
      However, income from payments or accruals of interest that is effectively connected with the conduct by you of a trade or business in the United States will be subject to United States federal income tax on a net basis at a rate applicable to United States persons generally (and, if paid to corporate holders, may also be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate). If payments are subject to United States federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to United States withholding tax so long as you provide us or our paying agent with a properly executed IRS Form W-8ECI.

      Non-United States Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of the branch profits tax, or other rules different from those described above. Generally, in order to claim any treaty benefits you must submit a properly executed IRS Form W-8BEN. Reporting. We may report annually to the IRS and to you the amount of interest paid to you, and the tax withheld, if any, with respect to you.
Sale or Other Disposition of New Notes
      You will generally not be subject to United States federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of a new note unless such gain is effectively connected with the conduct by you of a trade or business within the United States. Any gain that is effectively connected with the conduct by you of a trade or business within the United States will be subject to United States federal income tax on a net basis at the rates generally applicable to United States persons as described above.
Backup Withholding and Information Reporting
      Payments From United States Office. If you receive payment of interest or principal directly from us or through the United States office of a custodian, nominee, agent or broker, you may be subject to both backup withholding and information reporting.
      With respect to interest payments made on the new notes, however, backup withholding and information reporting will not apply if you certify, generally on a Form W-8BEN (or Form W-8ECI) or suitable substitute form, that you are not a United States person in the manner described above under the heading “Non-United States Holders — Interest,” or you otherwise establish an exemption.
      Moreover, with respect to proceeds received on the sale, exchange, redemption, or other disposition of a new note, backup withholding or information reporting generally will not apply if you properly provide, generally on Form W-8BEN (or Form W-8ECI) or a suitable substitute form, a statement that you are an “exempt foreign person” for purposes of the broker reporting rules, and other required information. If you are not subject to United States federal income or withholding tax on the sale or other disposition of a new note, as described above under the heading “Non-United States Holders-Interest — Sale or Other Disposition of New Notes,” you will generally qualify as an “exempt foreign person” for purposes of the broker reporting rules.
      Payments From Foreign Office. If payments of principal and interest are made to you outside the United States by or through the foreign office of your foreign custodian, nominee or other agent, or if you receive the proceeds of the sale of a new note through a foreign office of a “broker,” as defined in the pertinent United States Treasury Regulations, you will generally not be subject to backup withholding or information reporting. You will however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that you are a United States person. You will also be subject to information reporting, but not backup withholding, if the payment is made by a foreign office of a custodian, nominee, agent or broker that has certain relationships to the United States unless the broker has in its records documentary evidence that you are a Non-United States Holder and certain other conditions are met.
      Refunds. Any amounts withheld from a payment to you under the backup withholding rules may be credited against your United States federal income tax liability, and may entitle you to a refund, provided the required information is properly furnished to the Internal Revenue Service on a timely basis.
      The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting interest and withholding also may be made available to the tax authorities in the country in which a Non-United States Holder is a resident under the provisions of an applicable income tax treaty or other agreement.
      The preceding summary is for general information only and is not tax advice. Please consult your own tax advisor to determine the tax consequences of purchasing, holding and disposing of the notes under your particular circumstances.

PLAN OF DISTRIBUTION
      Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 270 days after the expiration date (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                          , 200 , all dealers effecting transactions in the new notes may be required to deliver a prospectus.
      We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      Furthermore, any broker-dealer that acquired any of its old notes directly from us:

•	may not rely on the applicable interpretation of the staff of the Commission’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (May 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.
      For a period of 270 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
      The validity of the notes offered by this prospectus and certain legal matters in connection with the exchange offer will be passed upon for us by DLA Piper Rudnick Gray Cary US LLP, New York, New York.

EXPERTS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS AND INDEPENDENT ACCOUNTANTS
American Real Estate Partners, L.P. and American Real Estate Holdings Limited Partnership
      The consolidated historical and supplemental financial statements and schedule of AREP as of December 31, 2004 and for the year ended December 31, 2004 and the consolidated historical and supplemental financial statements of AREH as of December 31, 2004 and for the year ended December 31, 2004 included and incorporated by reference in this prospectus have each been audited by Grant Thornton LLP, independent registered public accounting firm, as stated in its reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.
      The consolidated financial statements of American Real Estate Partners, L.P. as of December 31, 2003 and for each of the years in the two-year period ended December 31, 2003, and the consolidated financial statements of American Real Estate Holdings Limited Partnership as of December 31, 2003 and for each of the years in the two-year period ended December 31, 2003, each included herein, have been included in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
      The consolidated supplemental financial statements of American Real Estate Partners, L.P. as of December 31, 2003 and for each of the years in the two-year period ended December 31, 2003, and the consolidated supplemental financial statements of American Real Estate Holdings Limited Partnership as of December 31, 2003 and for each of the years in the two-year period ended December 31, 2003, each included herein, have been included in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the supplemental consolidated financial statements state that the supplemental consolidated financial statements give effect to the merger with TransTexas Gas Corporation on April 6, 2005, which has been accounted for in a manner similar to a pooling-of-interests.
American Property Investors, Inc.
      The balance sheet of American Property Investors, Inc., as of December 31, 2004, included in this prospectus has been audited by Grant Thornton LLP, independent accountants, as stated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.
GB Holdings, Inc.
      On June 15, 2005, KPMG LLP advised GB Holdings, Inc. that it has resigned, and that the client-auditor relationship between GB Holdings Inc. and KPMG had ceased. The consolidated financial statements of GB Holdings, Inc. and subsidiaries as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004 have been included in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2004 consolidated financial statements contains an explanatory paragraph that states that GB Holdings’ recurring net losses, net working capital deficiency and significant debt obligations which are due within one year raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. During the three year period ended December 31, 2004 and the interim period proceeding receipt of KPMG’s letter, there were no (1) disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG would have caused it to make reference to the subject matter of the disagreements in connection with its report or (2) “reportable events” as such item is defined in Item 304 (a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

NEG Holding LLC
      The consolidated financial statements of NEG Holding LLC as of December 31, 2004 and for the year ended December 31, 2004 included in this prospectus have been audited by Grant Thornton LLP, independent registered public accounting firm, as stated in its reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.
      The consolidated financial statements of NEG Holding LLC as of December 31, 2003 and for each of the years in the two-year period ended December 31, 2003 included herein and in the registration statement, have been included in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, which report refers to a change in the method of accounting for asset retirement obligations, and upon the authority of said firm as experts in accounting and auditing.
Panaco, Inc.
      The financial statements of Panaco, Inc. (Debtor-in-Possession) as of December 31, 2004, 2003 and 2002 and for each of the three years in the period ended December 31, 2004, included in this prospectus, have been audited by Pannell Kerr Forster of Texas, P.C., independent registered public accounting firm, as stated in its report appearing herein.
INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
TransTexas Gas Corporation
      The estimated reserve evaluations and related calculations, as of December 31, 2004, for properties of TransTexas Gas Corporation located in Alabama, North Dakota, and Texas and managed by National Energy Group, Inc. have been included in this prospectus in reliance upon the authority of Netherland, Sewell & Associates, Inc., independent petroleum engineering consultants, as experts in petroleum engineering.
WHERE YOU CAN FIND MORE INFORMATION
      AREP files annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. The Exchange Act file number for its SEC filings is 1-9516. You may read any document AREP files at the SEC’s public reference rooms at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference rooms. AREP files information electronically with the SEC. AREP’s SEC filings are available from the SEC’s Internet site at http: //www.sec.gov.
      This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our common stock. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. You may inspect the registration statement, including exhibits, at the SEC’s public reference facilities or internet site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.
INCORPORATION OF AREP DOCUMENTS BY REFERENCE
      The SEC allows AREP to “incorporate by reference” into this prospectus the information AREP files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the AREP documents listed below, and they shall be deemed to be a part hereof:

•	Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 15, 2005.

•	Amended Annual Report on Form 10-K/ A for the year ended December 31, 2004, filed on April 14, 2005.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 10, 2005.

•	Current Reports on Form 8-K, filed on AREP on January 5, 2005, January 27, 2005, February 2, 2005, February 10, 2005, April 7, 2005, May 10, 2005, May 27, 2005, June 3, 2005, and June 20, 2005.
      All documents and reports filed by AREP with the SEC (other than Current Reports on Form 8-K containing only Regulation FD disclosure furnished under Item 7.01 of Form 8-K or containing other disclosure furnished under Item 8.01 of Form  8-K, unless otherwise indicated therein) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed incorporated herein by reference and shall be deemed to be part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any subsequently filed document or report that also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document. We will provide copies of these documents, other than exhibits, free of charge, to any person, including any beneficial owner, who receives this prospectus upon written or oral request of such person. To request a copy, you should contact AREP at its headquarters which are located at 100 South Bedford Road, Mt. Kisco, New York 10549, Attention: Chief Financial Officer.

INDEX TO FINANCIAL STATEMENTS

American Real Estate Partners, L.P.
Report of Independent Registered Public Accounting Firm	F-4
Report of Independent Registered Public Accounting Firm	F-5
Consolidated Balance Sheets as of March 31, 2005 (unaudited), December 31, 2004 and 2003	F-6
Consolidated Statements of Earnings for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002	F-7
Consolidated Statements of Changes in Partners’ Equity and Comprehensive Income for the three months ended March 31, 2005 (unaudited), and the years ended December 31, 2004, 2003 and 2002	F-8
Consolidated Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002	F-9
Notes to Consolidated Financial Statements	F-14
Schedule III — Real Estate Owned and Revenues Earned (by tenant or guarantor, as applicable)	F-52
American Real Estate Partners, L.P. Supplemental Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-63
Report of Independent Registered Public Accounting Firm	F-64
Supplemental Consolidated Balance Sheets as of March 31, 2005 (unaudited), December 31, 2004 and 2003	F-65
Supplemental Consolidated Statements of Earnings for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002	F-66
Supplemental Consolidated Statements of Changes in Partners’ Equity and Comprehensive Income for the three months ended March 31, 2005 (unaudited) and the years ended December 31, 2004, 2003 and 2002	F-68
Supplemental Consolidated Statements of Cash Flows for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002	F-70
Notes to Supplemental Consolidated Financial Statements	F-75
American Real Estate Holdings Limited Partnership
Report of Independent Registered Public Accounting Firm	F-118
Report of Independent Registered Public Accounting Firm	F-119
Consolidated Balance Sheets as of March 31, 2005 (unaudited), December 31, 2004 and 2003	F-120
Consolidated Statements of Earnings for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002	F-121
Consolidated Statements of Changes in Partners’ Equity and Comprehensive Income for the three months ended March 31, 2005 (unaudited) and the years ended December 31, 2004, 2003 and 2002	F-122
Consolidated Statements of Cash Flows for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002	F-123
Notes to Consolidated Financial Statements	F-125
American Real Estate Holdings Limited Partnership Supplemental Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-159
Report of Independent Registered Public Accounting Firm	F-160
Supplemental Consolidated Balance Sheets as of March 31, 2005 (unaudited), December 31, 2004 and 2003	F-161
Supplemental Consolidated Statements of Earnings for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002	F-162

Supplemental Consolidated Statements of Changes in Partners’ Equity and Comprehensive Income for the three months ended March 31, 2005 (unaudited) and the years ended December 31, 2004, 2003 and 2002	F-163
Supplemental Consolidated Statements of Cash Flows for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002	F-164
Notes to Supplemental Consolidated Financial Statements	F-166
American Property Investors, Inc.
Independent Auditors’ Report	F-207
Balance Sheet as of December 31, 2004	F-208
Notes to Financial Statements	F-209
NEG Holding LLC
Report of Independent Registered Public Accounting Firm	F-212
Report of Independent Registered Public Accounting Firm	F-213
Consolidated Balance Sheets as of December 31, 2004 and 2003	F-214
Consolidated Statements of Operations for the years ended December 31, 2004, 2003 and 2002	F-215
Consolidated Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002	F-216
Consolidated Statements of Members’ Equity for the years ended December 31, 2004, 2003 and 2002	F-217
Notes to Consolidated Financial Statements	F-218
Consolidated Balance Sheet as of March 31, 2005 (unaudited)	F-233
Consolidated Statements of Operations for the three months ended March 31, 2005 and 2004 (unaudited)	F-234
Consolidated Statements of Cash Flows for the three months ended March 31, 2005 and 2004 (unaudited)	F-235
Consolidated Statements of Members’ Equity for the three months ended March 31, 2005 (unaudited)	F-236
Notes to Consolidated Financial Statements for the three months ended March 31, 2005 and 2004 (unaudited)	F-237
Panaco, Inc.
Report of Independent Registered Public Accounting Firm	F-242
Balance Sheets as of December 31, 2004 and Debtor-In-Possession as of December 31, 2003	F-243
Statements of Operations for the years ended December 31, 2004, 2003 and 2002	F-244
Statements of Changes in Stockholders’ Equity (Deficit) for the years ended December 31, 2004, 2003 and 2002	F-245
Statement of Cash Flows for the years ended December 31, 2004, 2003 and 2002	F-246
Notes to Financial Statements	F-247
Balance Sheet as of March 31, 2005 (unaudited)	F-264
Statements of Operations for the three months ended March 31, 2005 and 2004 (unaudited)	F-265
Statements of Changes in Shareholders’ Equity as December 31, 2004 and March 31, 2005 (unaudited)	F-266
Statements of Cash Flows for the three months ended March 31, 2005 and 2004 (unaudited)	F-267
Notes to Financial Statements for the three months ended March 31, 2005 and 2004 (unaudited)	F-268
GB Holdings, Inc. and Subsidiaries
Report of Independent Registered Public Accounting Firm	F-274
Consolidated Balance Sheets as of December 31, 2004 and 2003	F-275
Consolidated Statement of Operations for the years ended December 31, 2004, 2003 and 2002	F-276

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Partners of
American Real Estate Partners, L.P.
      We have audited the accompanying consolidated balance sheet of American Real Estate Partners, L.P. and Subsidiaries as of December 31, 2004, and the related consolidated statements of earnings, changes in partners’ equity and comprehensive income, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Real Estate Partners, L.P. and Subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
      Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The financial statement Schedule III, Real Estate Owned and Revenues Earned, is presented for purposes of additional analysis and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ GRANT THORNTON LLP
New York, New York
June 2, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Partners
American Real Estate Partners, L.P.:
      We have audited the accompanying consolidated balance sheet of American Real Estate Partners, L.P. and subsidiaries as of December 31, 2003, and the related consolidated statements of earnings, changes in partners’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2003. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule III for the years ended December 31, 2003 and 2002. These consolidated financial statements and the financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Real Estate Partners, L.P. and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

/s/ KPMG LLP
New York, New York
September 5, 2004

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
March 31, 2005 (Unaudited) and December 31, 2004 and 2003
(In $000’s except per unit amounts)

	March 31,	December 31,

	2005	2004	2003

	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents (Note 2)	$1,245,762	$762,708	$487,498
Investment in U.S. government and agency obligations (Note 4)	68,894	96,840	52,583
Marketable equity and debt securities (Note 5)	68,497	2,248	55,826
Due from brokers (Note 6)	147,223	123,001	—
Restricted cash	28,537	19,856	15,058
Receivables and other current assets	43,066	51,575	43,420
Real estate leased to others:
Current portion of lease amortization for leases accounted for under the financing method (Note 8)	3,740	3,912	5,738
Properties held for sale (Notes 9 and 15)	33,995	58,021	128,813
Current portion of investment in debt securities of affiliates (Note 12)	10,429	10,429	—
Current portion of deferred tax asset (Note 23)	2,685	2,685	2,982

Total current assets	1,652,828	1,131,275	791,918
Investment in U.S. government and agency obligations (Note 4)	5,533	5,491	8,990
Other investments (Note 7)	244,602	245,948	50,328
Land and construction-in-progress (Note 15)	106,000	106,537	43,459
Real estate leased to others:
Accounted for under the financing method (Notes 8, 15 and 16)	75,949	85,281	131,618
Accounted for under the operating method, net of accumulated depreciation (Notes 9, 15 and 16)	51,127	49,118	76,443
Hotel, casino and resort operating properties, net of accumulated depreciation:
American Casino & Entertainment Properties LLC (Notes 10 and 17)	288,890	289,360	298,703
Hotel and resorts (Notes 9 and 11)	46,041	50,132	41,526
Deferred finance costs and other assets, net	24,669	21,038	3,833
Long-term portion of investment in debt securities of affiliates (Note 12)	114,364	115,075	24,696
Investment in NEG Holding LLC (Note 14)	97,693	87,800	69,346
Equity interest in GB Holdings, Inc. (The Sands Hotel and Casino)(Note 13)	9,138	10,603	30,854
Deferred tax asset (Note 23)	58,851	65,399	74,892

Total	$2,775,685	$2,263,057	$1,646,606

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Current portion of mortgages payable (Notes 8, 9 and 16)	$4,205	$3,700	$4,892
Mortgages on properties held for sale (Notes 9 and 16)	20,372	27,477	82,861
Accounts payable, accrued expenses and other current liabilities (Note 20)	76,100	81,793	45,774
Securities sold not yet purchased (Note 6)	83,750	90,674	—
Credit facility due affiliates (Notes 14 and 17)	—	—	25,000

Total current liabilities	184,427	203,644	158,527

Other liabilities	21,817	23,239	22,980
Long-term portion of mortgages payable (Notes 8, 9 and 16)	55,614	60,719	93,236
Senior secured notes payable and credit facility (Note 18)	215,000	215,000	—
Senior unsecured notes payable-8 1/8% due 2012-net of unamortized discount of $2,321 and $2,402 at March 31, 2005 and December 31, 2004 (Note 19)	350,679	350,598	—
Senior unsecured notes payable-7 1/8% due 2013	480,000	—	—
Preferred limited partnership units:
$10 liquidation preference, 5% cumulative pay-in-kind; 10,900,000 authorized; 10,800,397, 10,286,264 and 9,796,607 issued and outstanding as of March 31, 2005 and December 31, 2004 and 2003 (Note 24)	108,006	106,731	101,649

Total long-term liabilities	1,231,116	756,287	217,865

Commitments and contingencies (Notes 3 and 24):
Partners’ Equity:
Limited partners:
Depositary units; 47,850,000 authorized; 47,235,484 outstanding	1,383,913	1,328,031	1,184,870
General partner	(11,850)	(12,984)	97,265
Treasury units at cost:
1,137,200 depositary units (Note 28)	(11,921)	(11,921)	(11,921)

Partners’ equity (Notes 2 and 3)	1,360,142	1,303,126	1,270,214

Total	$2,775,685	$2,263,057	$1,646,606

See notes to consolidated financial statements.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
Three Months Ended March 31, 2005 and 2004 (Unaudited) and
Years Ended December 31, 2004, 2003 and 2002
(In $000’s except unit and per unit amounts)

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Revenues:
Hotel and casino operating income (Note 10)	$82,838	$75,009	$299,981	$262,811	$250,023
Land, house and condominium sales	8,279	5,014	26,591	13,265	76,024
Interest income on financing leases	1,966	2,936	9,880	13,115	14,722
Interest income on U.S. Government and Agency obligations and other investments (Notes 2 and 7)	13,554	4,889	44,418	22,583	30,569
Rental income	2,035	2,027	7,916	7,092	6,852
Hotel and resort operating income (Note 11)	5,563	1,335	16,211	12,376	12,921
Accretion of investment in NEG Holding LLC (Note 14)	9,893	7,904	34,432	30,142	32,879
NEG management fee	3,275	2,619	11,563	7,967	7,637
Dividend and other income (Notes 5 and 7)	4,206	834	3,133	3,061	2,720
Equity in (loss) earnings of GB Holdings, Inc. (Note 13)	(986)	(348)	(2,113)	(3,466)	305

	130,623	102,219	452,012	368,946	434,652

Expenses:
Hotel and casino operating expenses (Note 10)	57,624	54,243	227,603	216,857	217,938
Cost of land, house and condominium sales	7,047	3,358	18,486	9,129	54,640
Hotel and resort operating expenses (Note 11)	5,405	1,424	12,730	8,773	10,536
Interest expense (Notes 15, 16, 17, 18, 19 and 22)	19,161	6,181	46,099	21,103	27,297
Depreciation and amortization	7,154	7,422	29,815	24,802	23,646
General and administrative expenses (Note 3)	7,610	4,364	20,952	14,081	14,134
Property expenses	952	1,085	4,340	4,472	3,862
Provision for losses on real estate	—	—	3,150	750	3,212

	104,953	78,077	363,175	299,967	355,265

Operating income	25,670	24,142	88,837	68,979	79,387
Other gains and (losses):
(Loss) on sale of other assets	(180)	(4)	—	(1,503)	(353)
Gain on sale of marketable equity and debt securities	—	28,857	40,159	2,607	—
Unrealized losses on securities sold short (Note 6)	21,704	—	(23,619)	—	—
Impairment loss on equity interest in GB Holdings, Inc. (Note 13)	—	—	(15,600)	—	—
Write-down of marketable equity and debt securities and other investments (Note 5)	—	—	—	(19,759)	(8,476)
Gain on sales and disposition of real estate (Note 15)	186	6,047	5,262	7,121	8,990
Loss on limited partnership interests	—	—	—	—	(3,750)
Minority interest in net earnings of Stratosphere Corporation (Note 10)	—	—	—	—	(1,943)

Income from continuing operations before income taxes	47,380	59,042	95,039	57,445	73,855
Income tax (expense) benefit (Note 23)	(7,650)	(6,169)	(16,763)	1,573	(10,096)

Income from continuing operations	39,730	52,873	78,276	59,018	63,759

Discontinued operations:
Income from discontinued operations	957	3,218	7,500	7,653	6,937
Gain on sales and disposition of real estate	18,723	6,929	75,197	3,353	—

Total income from discontinued operations	19,680	10,147	82,697	11,006	6,937

Net earnings	$59,410	$63,020	$160,973	$70,024	$70,696

Net earnings attributable to (Note 1):
Limited partners	$58,228	$57,608	$152,507	$59,360	$63,168
General partner	1,182	5,412	8,466	10,664	7,528

	$59,410	$63,020	$160,973	$70,024	$70,696

Net earnings per limited partnership unit (Notes 2 and 21):
Basic earnings:
Income from continuing operations	$0.84	$1.03	$1.55	$1.00	$1.12
Income from discontinued operations	$0.42	0.22	1.76	0.24	0.15

Basic earnings per LP unit	$1.26	$1.25	$3.31	$1.24	$1.27

Weighted average limited partnership units outstanding	46,098,284	46,098,284	46,098,284	46,098,284	46,098,284

Diluted earnings:
Income from continuing operations	$0.81	$0.93	$1.48	$0.94	$1.00
Income from discontinued operations	0.39	0.19	1.57	0.19	0.12

Diluted earnings per LP unit	$1.20	$1.12	$3.05	$1.13	$1.12

Weighted average limited partnership units and equivalent partnership units outstanding	49,857,622	52,499,303	51,542,312	54,489,943	56,466,698

See notes to consolidated financial statements.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’
EQUITY AND COMPREHENSIVE INCOME
Three Months Ended March 31, 2005 (Unaudited) and
Years Ended December 31, 2004, 2003 and 2002

		Limited Partners’
		Equity
	General
	Partner’s			Held in Treasury		Total
	Equity	Depositary	Preferred			Partners’
	(Deficit)	Units	Units	Amounts	Units	Equity

	(In $000’s)
Balance, December 31, 2001	$58,846	$996,701	$92,198	$(11,921)	1,137	1,135,824
Comprehensive income:
Net earnings	7,528	63,168	—	—	—	70,696
Reclassification of unrealized loss on sale of debt securities	211	10,384	—	—	—	10,595
Adjustment to reverse unrealized loss on investment securities reclassified to notes receivable	131	6,451	—	—	—	6,582
Net unrealized losses on securities available for sale	(5)	(237)	—	—	—	(242)

Comprehensive income	7,865	79,766	—	—	—	87,631
Net adjustment for acquisition of minority interest (Note 10)	21,151	—	—	—	—	21,151
Pay-in-kind distribution (Note 22)	—	(4,610)	4,610	—	—	—
Capital contribution to American Casino (Note 10)	831	—	—	—	—	831

Balance, December 31, 2002	88,693	1,071,857	96,808	(11,921)	1,137	1,245,437
Comprehensive income:
Net earnings	10,664	59,360	—	—	—	70,024
Reclassification of unrealized loss on sale of debt securities	15	746	—	—	—	761
Net unrealized gains on securities available for sale	183	8,991	—	—	—	9,174
Sale of marketable equity securities available for sale	(6)	(274)	—	—	—	(280)

Comprehensive income	10,856	68,823	—	—	—	79,679
Pay-in-kind distribution (Note 22)	—	(2,391)	2,391	—	—	—
Change in deferred tax asset valuation allowance related to book-tax differences existing at time of bankruptcy (Note 23)	524	46,581	—	—	—	47,105
Capital distribution (Note 10)	(2,808)	—	—	—	—	(2,808)
Reclassification of Preferred LP units to liabilities (Note 22)	—	—	(99,199)	—	—	(99,199)

Balance, December 31, 2003	97,265	1,184,870	—	(11,921)	1,137	1,270,214
Comprehensive income:
Net earnings	8,466	152,507	—	—	—	160,973
Reclassification of unrealized gains on marketable securities sold	(190)	(9,378)	—	—	—	(9,568)
Net unrealized gains on securities available for sale	1	32	—	—	—	33

Comprehensive income	8,277	143,161	—	—	—	151,438
Capital distribution from American Casino (Note 10)	(17,916)	—	—	—	—	(17,916)
Capital contribution to American Casino (Note 10)	22,800	—	—	—	—	22,800
Arizona Charlie’s acquisition (Note 10)	(125,900)	—	—	—	—	(125,900)
Change in deferred tax asset related to acquisition of Arizona Charlie’s	2,490	—	—	—	—	2,490

Balance, December 31, 2004	(12,984)	1,328,031	—	(11,921)	1,137	1,303,126
Comprehensive income:
Net earnings	1,182	58,228	—	—	—	59,410
Net unrealized losses on securities available for sale	(48)	(2,346)	—	—	—	(2,394)

Comprehensive income	1,134	55,882	—	—	—	57,016

Balance, March 31, 2005	$(11,850)	$1,383,913	$—	$(11,921)	$1,137	$1,360,142

      Accumulated other comprehensive income (loss) at March 31, 2005 (unaudited) and December 31, 2004, 2003 and 2002 was $(2,517), $(122), $9,174 and $(242), respectively.
See notes to consolidated financial statements.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31, 2005 and 2004 (Unaudited) and
Years Ended December 31, 2004, 2003 and 2002
(In $000’s)

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Cash flows from operating activities:
Income from continuing operations	$39,730	$52,873	$78,276	$59,018	$63,759
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	7,154	7,422	29,815	24,802	23,646
Preferred LP unit interest expense	1,286	1,225	5,082	2,450	—
Gain on sale of marketable equity securities	—	(28,857)	(40,159)	(2,607)	—
Unrealized losses on securities sold short	(21,704)	—	23,619	—	—
Impairment loss on equity interest in GB Holdings, Inc.	—	—	15,600	—	—
Gain on sales and disposition of real estate	(186)	(6,047)	(5,262)	(7,121)	(8,990)
Loss on limited partnership interests			—	—	3,750
Loss on sale of assets	180	4	96	1,503	353
Provision for loss on real estate	—	—	3,150	750	3,212
Write-down of marketable equity and debt securities and other investments	—	—	—	19,759	8,476
Minority interest in net earnings of Stratosphere Corporation	—	—	—	—	1,943
Equity in losses (earnings) of GB Holdings, Inc.	986	348	2,113	3,466	(305)
Deferred gain amortization	(510)	(510)	(2,038)	(2,038)	(2,038)
Accretion of investment in NEG Holding LLC	(9,893)	(7,904)	(34,432)	(30,142)	(32,879)
Deferred income tax expense (benefit)	6,548	1,615	13,946	(5,875)	9,785
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other assets	8,457	(6,755)	(10,234)	(299)	2,944
Increase in due from brokers	(2,518)	—	(123,001)	—	—
Increase (decrease) in land and construction-in-progress	5,950	(455)	(1,626)	(4,106)	24,215
Increase in restricted cash	(8,682)	—	(4,798)	(13,095)	—
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(505)	12,717	92,476	(37,328)	271

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
Three Months Ended March 31, 2005 and 2004 (Unaudited) and
Years Ended December 31, 2004, 2003 and 2002
(In $000’s)

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Net cash provided by continuing operations	26,293	25,676	42,623	9,137	98,142

Total income from discontinued operations	19,680	10,147	82,697	11,006	6,937
Depreciation and amortization	31	210	1,244	5,129	4,464
Net gain from property transactions	(18,723)	(6,929)	(75,197)	(3,353)	—

Net cash provided by discontinued operations	988	3,428	8,744	12,782	11,401

Net cash provided by operating activities	27,281	29,104	51,367	21,919	109,543

Cash flows from investing activities:
Increase (decrease) in other investments	—	351	2,942	(28,491)	(23,200)
Repayments of mezzanine loans included in other investments	—	—	49,130	12,200	23,000
Net proceeds from the sales and disposition of real estate	4,650	11,346	16,790	15,290	20,513
Principal payments received on leases accounted for under the financing method	908	1,112	4,219	5,310	5,941
Principal payments received on investments in debt securities of affiliates	2,700	—	—	—	—
Purchase of debt securities included in other investments	—	—	(245,166)	—	—
Purchase of debt securities of affiliates	—	—	(65,500)	—	—
Purchase of Atlantic Holdings debt included in debt securities due from affiliates	—	—	(36,000)	—	—
Acquisition of Arizona Charlies’	—	—	(125,900)	—	—
Additions to hotel, casino and resort operating property	(4,781)	(1,492)	(16,203)	(32,911)	(21,715)
Acquisition of hotel and resort operating property	—	—	(16,463)	—	—
Acquisitions of rental real estate	—	(14,583)	(14,583)	—	(18,226)
Acquisition of land and construction in progress	—	—	(61,845)	—	—
Additions to rental real estate	—	(166)	(18)	(413)	(181)
(Increase) decrease in investment in U.S. Government and Agency Obligations (Note 2)	27,903	(61,077)	(40,757)	274,478	(22,410)

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
Three Months Ended March 31, 2005 and 2004 (Unaudited) and
Years Ended December 31, 2004, 2003 and 2002
(In $000’s)

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Increase in marketable equity and debt securities	(66,250)	—	—	(45,140)	(4,415)
Increase in restricted cash	—	(219,313)	—	—	—
Proceeds from sale of marketable equity and debt securities	—	64,471	90,614	3,843	—
Decrease in note receivable from affiliate	—	—	—	250,000	—
Decrease in minority interest in Stratosphere Corp.	—	—	—	—	(44,744)
Decrease in investment in Stratosphere Corp.	—	—	—	788	—
Investment in NEG, Inc.	—	—	—	(148,101)	—
Guaranteed payment from NEG Holding LLC	—	—	15,979	18,229	21,653
Priority distribution from NEG Holding LLC	—	—	—	40,506	—
Decrease in due to affiliate	—	—	—	—	(68,491)
Other	—	(50)	(194)	560	197

Net cash (used in) provided by investing activities from continuing operations	(34,870)	(219,401)	(442,955)	366,148	(132,078)
Cash flows from investing activities from discontinued operations:
Net proceeds from the sales and disposition of real estate	36,582	7,392	134,789	5,336	—

Net cash (used in) provided by investing activities	1,712	(212,009)	(308,166)	371,484	(132,078)

Cash flows from financing activities:
Partners’ Equity:
Distributions to members	—	—	(17,916)	—	—
Member’s contribution	—	—	22,800	—	—
Contributions to American Casino	—	—	—	—	598
Debt:
Repayment of credit facilities	—	—	—	(2,904)	(5,000)
Proceeds from credit facility	—	—	—	7,780	17,220
Proceeds from Senior Notes Payable	480,000	215,000	565,409	—	—
Decrease in due to affiliates	(16,602)	—	(24,925)	—	—
Proceeds from mortgages payable	—	—	10,000	20,000	12,700
Payments on mortgages payable	—	—	—	(3,837)	(462)

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
Three Months Ended March 31, 2005 and 2004 (Unaudited) and
Years Ended December 31, 2004, 2003 and 2002
(In $000’s)

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Periodic principal payments	(1,003)	(1,738)	(5,248)	(6,484)	(7,198)
Debt issuance costs	(8,334)	(7,515)	(18,111)	—	—
Other	—	—	—	—	242

Net cash provided by financing activities	454,061	205,747	532,009	14,555	18,100

Net increase (decrease) in cash and cash equivalents	483,054	22,842	275,210	407,958	(4,435)
Cash and cash equivalents, beginning of year	762,708	500,593	487,498	79,540	83,975

Cash and cash equivalents at end of year	$1,245,762	$523,435	$762,708	$487,498	$79,540

Supplemental information:
Cash payments for interest, net of amounts capitalized	$9,517	$5,667	$44,258	$65,110	$37,176

Supplemental schedule of noncash investing and financing activities:
Reclassification of real estate to operating lease	$3,068	$—	$—	$5,065	$13,403
Reclassification from hotel and resort operating properties	—	(6,395)	(6,428)	—	—
Reclassification of real estate from financing lease	(358)	—	(1,920)	(5,065)	(13,503)
Reclassification of real estate from operating lease	(411)	(14,353)	(38,452)	(126,263)	—
Reclassification of real estate to property held for sale	716	20,748	46,800	126,263	100
Reclassification from properties held for sale	(3,015)	—	—	—	—
Decrease in other investments	—	—	—	(3,453)	—
Decrease in deferred income	—	—	—	2,565	—
Increase in real estate accounted for under the operating method	—	—	—	888	—
Reclassification from marketable equity and debt securities	—	—	—	—	(20,494)
Reclassification from receivable and other assets	—	—	—	(1,631)	—
Reclassification to other investments	—	—	—	1,631	20,494

	$—	$—	$—	$—	$—

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
Three Months Ended March 31, 2005 and 2004 (Unaudited) and
Years Ended December 31, 2004, 2003 and 2002
(In $000’s)

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Net unrealized gains (losses) on securities available for sale	$(2,394)	$2,378	$33	$9,174	$(242)

Increase in equity and debt securities	$805	$300	$1,740	$1,200	$2,890

Contribution of note from NEG Holding LLC	$—	$—	$—	$10,940	$—

Change in tax asset related to acquisition	$—	$—	$2,490	$—	$—

See notes to consolidated financial statements.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002

1.	Description of Business and Basis of Presentation
      American Real Estate Partners, L.P. and its subsidiaries (the “Company” or “AREP”) are engaged in the following operating businesses: (1) rental real estate; (2) hotel, casino and resort operations; (3) land, house and condominium development; (4) participation and management of oil and gas operating properties; and (5) investment in securities, including investment in other entities and marketable equity and debt securities.
      As a result of the Company’s expansion into non-real estate businesses, the Company has changed the presentation of its 2005 and 2004 Consolidated Balance Sheets to a classified basis. The 2003 Consolidated Balance Sheet has been reclassified to conform to the 2005 and 2004 presentation.
      On July 1, 1987, American Real Estate Holdings Limited Partnership (the “Subsidiary” or “AREH”), in connection with an exchange offer (the “Exchange”), entered into merger agreements with American Real Estate Partners, L.P. and each of thirteen separate limited partnerships (collectively, the “Predecessor Partnerships”), pursuant to which the Subsidiary acquired all the assets, subject to the liabilities of the Predecessor Partnerships.
      By virtue of the Exchange, the Subsidiary owns the assets, subject to the liabilities, of the Predecessor Partnerships. The Company owns a 99% limited partner interest in AREH. AREH, the operating partnership, was formed to hold the investments of and conduct the business operations of the Company. Substantially all of the assets and liabilities of the Company are owned by AREH and substantially all operations are conducted through AREH. American Property Investors, Inc. (the “General Partner”) owns a 1% general partner interest in both the Subsidiary and the Company, representing an aggregate 1.99% general partner interest in the Company and the Subsidiary. The General Partner is owned and controlled by Mr. Carl C. Icahn (“Icahn” or “Mr. Icahn”).
      On August 16, 1996, the Company amended its Partnership Agreement to permit non-real estate related acquisitions and investments to enhance unitholder value and further diversify its assets. Under the Amendment, investments may include equity and debt securities of domestic and foreign issuers. The portion of the Company’s assets invested in any one type of security or any single issuer are not limited.
      The Company will conduct its activities in such a manner so as not to be deemed an investment company under the Investment Company Act of 1940 (the “1940 Act”). Generally, this means that no more than 40% of the Company’s total assets will be invested in investment securities, as such term is defined in the 1940 Act. In addition, the Company does not intend to invest in securities as its primary business and will structure its investments to continue to be taxed as a partnership rather than as a corporation under the applicable publicly traded partnership rules of the Internal Revenue Code.
      As of May 1, 2005, affiliates of the General Partner owned 9,346,044 Preferred Units, or 86.5%, and 39,896,836 Depositary Units or 86.5%.

2.	Summary of Significant Accounting Policies
      Principles of Consolidations. The consolidated financial statements include the accounts of AREP and its majority-owned subsidiaries in which control can be exercised. The Company is considered to have control if it has a direct or indirect ability to make decisions about an entity’s activities through voting or similar rights. The Company uses the guidance set forth in AICPA Statement of Position No. 78-9, Accounting for Investments in Real Estate Ventures, with respect to its investments in partnerships and limited liability companies. In addition, the Company uses the guidance of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, or FIN 46R, whereby an interest in a variable interest entity where the Company is deemed to be the primary beneficiary would be consolidated. The Company is

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
not deemed to be the primary beneficiary, as defined, with respect to National Energy Group, Inc.’s (“NEG”) investment in NEG Holding, LLC (“Holding LLC”). The Company accounts for its residual equity investment in Holding LLC in accordance with APB 18 (See Note 14). All material intercompany balances and transactions are eliminated.
      Investments in affiliated companies determined to be voting interest entities in which AREP owns between 20% and 50%, and therefore exercises significant influence, but which it does not control, are accounted for using the equity method. The Company accounts for its 36% interest in GB Holdings on the equity basis.
      In accordance with generally accepted accounting principles, assets transferred between entities under common control are accounted for at historical costs similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to the acquisition are restated on a combined basis.
      All adjustments which, in the opinion of management, are necessary to fairly present the results for the interim period have been made.
      Net Earnings Per Limited Partnership Unit. Basic earnings per LP Unit are based on net earnings as adjusted prior to the July 1, 2003, preferred pay-in-kind distribution to Preferred Unitholders. The resulting net earnings available for limited partners are divided by the weighted average number of depositary limited partnership units outstanding.
      Diluted earnings per LP Unit uses net earnings attributable to limited partner interests, as adjusted after July 1, 2003 for the preferred pay-in-kind distributions as the numerator with the denominator based on the weighted average number of units and equivalent units outstanding. The Preferred Units are considered to be equivalent units. The number of limited partnership units used in the calculation of diluted income per limited partnership unit increased as follows: 3,759,338, 6,401,019, 5,444,028, 8,391,659, and 10,368,414 limited partnership units for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively, to reflect the effects of the dilutive preferred units.
      For accounting purposes, NEG’s earnings prior to the NEG acquisition in October 2003 and Arizona Charlie’s earnings prior to its acquisition in May 2004 have been allocated to the General Partner and therefore excluded from the computation of basic and diluted earnings per limited partnership unit.
      Cash and Cash Equivalents. The Company considers short-term investments, which are highly liquid with original maturities of three months or less at date of purchase, to be cash equivalents. Included in cash and cash equivalents at March 31, 2005 (unaudited) and December 31, 2004 and 2003 are investments in government-backed securities of approximately $1,105,289,000, $658,534,000 and $378,000,000, respectively.
      Restricted Cash. Restricted Cash consists of funds held by third parties in connection with tax free property exchanges pursuant to Internal Revenue Code Section 1031.
      Marketable Equity and Debt Securities, Investment in U.S. Government and Agency Obligations and Other Investments. Investments in equity and debt securities are classified as either trading, held-to-maturity or available for sale for accounting purposes. Trading securities are valued at quoted market value at each balance sheet date with the unrealized gains or losses reflected in the Consolidated Statements of Earnings. Investments in U.S. Government and Agency Obligations are classified as available for sale. Available for sale securities are carried at fair value on the balance sheet of the Company. Unrealized holding gains and losses are excluded from earnings and reported as a separate component of Partners’ Equity and when sold are reclassified out of Partners’ Equity based on specific identification. Held-to-maturity securities are recorded at amortized cost.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
      A decline in the market value of any held-to-maturity or available for sale security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Dividend income is recorded when declared and interest income is recognized when earned.

Other investments
      a. The Company accounts for secured bank debt acquired at a discount for which the Company believes it is not probable that the undiscounted future cash collection will be sufficient to recover the face amount of the loan and constructive interest utilizing the cost recovery method in accordance with Practice Bulletin 6, “Amortization of Discounts on Certain Acquired Loans.” For secured bank debt acquired at a discount where recovery is probable, the Company amortizes the discount on the loan over the period in which the payments are probable of collection, only if the amounts are reasonably estimable and the ultimate collectibility of the acquisition amount of the loan and the discount is probable. The Company evaluates collectibility for every loan at each balance sheet date.
      SOP 03-03, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer,” which is effective for fiscal years beginning after December 15, 2004, limits the yield that may be accreted to the excess of the Company’s estimate of undiscounted cash flows expected to be collected over the Company’s initial investment in a loan. The Company does not expect that the adoption of this SOP will have a significant impact on its financial statements.
      b. The Company has generally not recognized any profit in connection with the property sales in which certain purchase money mortgages receivable were taken back. Such profits are being deferred and will be recognized when the principal balances on the purchase money mortgages are received.
      c. The Company has provided development financing for certain real estate projects. The security for these loans is either a second mortgage or a pledge of the developers’ ownership interest in the properties. Such loans are subordinate to construction financing and are generally referred to as mezzanine loans. Generally, interest is not paid periodically but is due at maturity or earlier from unit sales or refinancing proceeds. The Company defers recognition of interest income on mezzanine loans pending receipt of all principal payments.
      Income Taxes. No provision has been made for federal, state or local income taxes on the results of operations generated by partnership activities, as such taxes are the responsibility of the partners. American Entertainment Properties Corp., the parent of American Casino & Entertainment Properties LLC (“American Casino”), and NEG, the Company’s corporate subsidiaries, account for their income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
      Leases. The Company leases to others substantially all its real property under long-term net leases and accounts for these leases in accordance with the provisions of Financial Accounting Standards Board Statement No. 13, “Accounting for Leases,” as amended. This Statement sets forth specific criteria for determining whether a lease is to be accounted for as a financing lease or an operating lease.
      a. Financing Method. Under this method, minimum lease payments to be received plus the estimated value of the property at the end of the lease are considered the gross investment in the lease. Unearned

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
income, representing the difference between gross investment and actual cost of the leased property, is amortized to income over the lease term so as to produce a constant periodic rate of return on the net investment in the lease.
      b. Operating Method. Under this method, revenue is recognized as rentals become due and expenses (including depreciation) are charged to operations as incurred.
      Properties. Properties held for investment, other than those accounted for under the financing method, are carried at cost less accumulated depreciation unless declines in the values of the properties are considered other than temporary, at which time the property is written down to net realizable value. A property is classified as held for sale at the time management determines that the criteria in SFAS 144 have been met. Properties held for sale are carried at the lower of cost or net realizable value. Such properties are no longer depreciated and their operations are included in discontinued operations. As a result of the reclassification of certain real estate to properties held for sale during the three months ended March 31, 2005 (unaudited) and the years ended December 31, 2004 and 2003, income and expenses of such properties are reclassified to discontinued operations for all prior periods. If management determines that a property classified as held for sale no longer meets the criteria in SFAS 144, the property is reclassified as held for use.
      Depreciation. Depreciation is principally computed using the straight-line method over the estimated useful life of the particular property or property components, which range from 3 to 45 years.
      Use of Estimates. Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates. The more significant estimates include the valuation of (1) long-lived assets; (2) mortgages and notes receivable; (3) marketable equity and debt securities and other investments; (4) costs to complete for land, house and condominium developments; (5) gaming- related liability and loyalty programs; and (6) deferred tax assets.

Revenue and Expense Recognition
      1. Revenue from real estate sales and related costs are recognized at the time of closing primarily by specific identification. The Company follows the guidelines for profit recognition set forth by Financial Accounting Standards Board (FASB) Statement No. 66, “Accounting for Sales of Real Estate.”
      2. Casino revenues and promotional allowances — The Company recognizes revenues in accordance with industry practice. Casino revenue is the net win from gaming activities (the difference between gaming wins and losses). Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Revenues include the retail value of rooms, food and beverage and other items that are provided to customers on a complimentary basis. A corresponding amount is deducted as promotional allowances. Hotel and restaurant revenue is recognized when services are performed. The cost of such complimentaries is included in “Hotel and casino operating expenses.”
      The Company also rewards customers, through the use of loyalty programs with points based on amounts wagered, that can be redeemed for a specified period of time for cash. The Company deducts the cash incentive amounts from casino revenue.
      3. Sales, advertising and promotion — These costs are expensed as incurred and were approximately $6.9 million, $6.3 million, $28.8 million, $22.9 million and $18.1 million for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
      Land and Construction-in-Progress. These costs are stated at the lower of cost or net realizable value. Interest is capitalized on expenditures for long-term projects until a salable condition is reached. The capitalization rate is based on the interest rate on specific borrowings to fund the projects.
      Investment in NEG Holding LLC. Due to the substantial uncertainty that the Company will receive any distribution above the priority and guaranteed payment amounts, the Company accounts for its investment in Holding LLC as a preferred investment whereby guaranteed payment amounts received and receipts of the priority distribution amount are recorded as reductions in the investment and income is recognized from accretion of the investment up to the priority distribution amount, including the guaranteed payments (based on the interest method). See Note 14. Following receipt of the guaranteed payments and priority distributions, the residual interest in the investment will be valued at zero.
      The Company periodically evaluates the carrying amount of its investment in Holding LLC to determine whether current events or circumstances warrant adjustments to the carrying value and/or revisions to accretion of income. The Company currently believes that no such impairment has occurred and that no revision to the accretion of income is warranted.
      Accounting for Impairment of a Loan. If it is probable that, based upon current information, the Company will be unable to collect all amounts due according to the contractual terms of a loan agreement, the Company considers the asset to be “impaired.” Reserves are established against impaired loans in amounts equal to the difference between the recorded investment in the asset and either the present value of the cash flows expected to be received, or the fair value of the underlying collateral if foreclosure is deemed probable or if the loan is considered collateral dependent.
      Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Long-lived assets held and used by the Company and long-lived assets to be disposed of, are reviewed for impairment whenever events or changes in circumstances, such as vacancies and rejected leases, indicate that the carrying amount of an asset may not be recoverable.
      In performing the review for recoverability, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset an impairment loss is recognized. Measurement of an impairment loss for long-lived assets that the Company expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

3.	Related Party Transactions
      a. On May 26, 2004, American Casino acquired two Las Vegas casino/hotels, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder from Mr. Icahn and an entity affiliated with Mr. Icahn, for aggregate consideration of $125.9 million. Mr. Icahn is Chairman of the Board of American Property Investors, Inc. The terms of the transactions were approved by the Audit Committee of the Board of Directors of the General Partner (“Audit Committee”) which was advised by its independent financial advisor and by counsel. (See Note 9).
      b. At December 31, 2002, the Company had a $250 million note receivable from Mr. Icahn, Chairman of the General Partner, which was repaid in October 2003. Interest income of approximately $7.9 million and $9.9 million was earned on this loan in the years ended December 31, 2003 and 2002, respectively, and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Consolidated Statements of Earnings.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
      c. In 1997, the Company entered into a license agreement for a portion of office space from an affiliate. The license agreement dated as of February 1, 1997 expired May 22, 2004 and has been extended on a month to month basis. Pursuant to the license agreement, the Company has the non-exclusive use of approximately 2,275 square feet of office space and common space for which it paid $11,185 plus 10.77% of “additional rent”. In the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, the Company paid such affiliate approximately $39,000, $39,000, $162,000, $159,000 and $153,000 respectively, in connection with this licensing agreement. The terms of such sublease were reviewed and approved by the Audit Committee. If the Company must vacate the space, it believes there will be adequate alternative space available.
      d. American Casino billed the Sands Hotel and Casino (the “Sands”) approximately $136,000, $50,000, $387,500, $191,000 and $27,900, respectively, for administrative services performed by Stratosphere personnel during the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002.
      e. NEG received management fees from affiliates of approximately $3.3 million, $2.6 million, $11.6 million, $8.0 million and $7.6 million in the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively.
      f. For the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, the Company paid approximately $228,000, $61,000, $325,000, $273,000 and $160,900, respectively, to an affiliate of the General Partner for telecommunication services, XO Communications, Inc.
      g. See Note 12b. and c. regarding the purchase of TransTexas and Panaco debt, respectively, from Icahn affiliates.
      h. See Note 12a. regarding the purchase of Atlantic Holdings Notes from Icahn affiliates.
      i. See Note 17 regarding additional related party obligations.
      j. See Note 29 regarding subsequent events.

4.	Investment in U.S. Government and Agency Obligations
      The Company has investments in U.S. Government and Agency Obligations whose maturities range from January 2005 to December 2008 as follows (in $millions):

	March 31,		December 31,

	2005		2004		2003

	Cost	Carrying	Cost	Carrying	Cost	Carrying
	Basis	Value	Basis	Value	Basis	Value

	(Unaudited)
Available for Sale:
Matures in:
less than 1 year	$68.9	$68.9	$96.8	$96.8	$52.8	$52.6
2-5 years	5.6	5.5	5.6	5.5	9.0	9.0

	$74.5	$74.4	$102.4	$102.3	$61.8	$61.6

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002

5.	Marketable Equity and Debt Securities (in $millions)

	March 31,		December 31,

	2005		2004		2003

	Cost	Carrying	Cost	Carrying	Cost	Carrying
	Basis	Value	Basis	Value	Basis	Value

	(Unaudited)
Available for Sale:
Philip Service Corporation(a):
Equity	$—	$—	$—	$—	$—	$—
Corporate bonds(b)	—	—	—	—	45.1	51.6
Other	72.4	68.5	2.2	2.2	1.3	4.2

Total	$72.4	$68.5	$2.2	$2.2	$46.4	$55.8

      a. At December 31, 2002, the Company owned the following approximate interests in Philip Service Corporation (“Philip”): (1) 1.8 million common shares, (2) $14.2 million in secured term debt, and (3) $10.9 million in accreted secured convertible payment-in-kind debt. The Company had an approximate 7% equity interest in Philip and an Icahn affiliate had an approximate 38% equity interest. Icahn affiliates also owned term and payment-in-kind debt.
      The market value of Philip’s common stock declined steadily since it was acquired by the Company. In 2002, based on a review of Philip’s financial statements, management of the Company deemed the decrease in value to be other than temporary. As a result, the Company wrote down its investment in Philip’s common stock by charges to earnings of $8,476,000 and charges to other comprehensive income (“OCI”) of $761,000 in the year ended December 31, 2002. This investment had been previously written down by approximately $6.8 million in charges to earnings. The Company’s adjusted carrying value of Philip’s common stock was approximately $200,000 at December 31, 2002.
      In June 2003, Philip announced that it and most of its wholly owned U.S. subsidiaries filed voluntary petitions under Chapter 11 of the Federal Bankruptcy Code.
      In the year ended December 31, 2003, management of the Company determined that it was appropriate to write-off the balance of its investment in the Philip’s common stock by a charge to earnings of approximately $961,000; of this amount $761,000 was previously charged to other comprehensive income in 2002, which was reversed in 2003, and included in the $961,000 charge to earnings.
      Approximately $6.6 million of charges to OCI were reversed and the investments were reclassified at their original cost to “Other investments” at December 31, 2002. These adjustments had no effect on the Company’s reported earnings for the year ended December 31, 2002.
      In 2003, the cost basis of the debt was approximately $22.1 million. As previously mentioned, Philip filed for bankruptcy protection in June 2003. Management of the Company reviewed Philip’s financial statements, bankruptcy documents and the prices of recent purchases and sales of the debt and determined this investment to be impaired. Based upon this review, management concluded the fair value of the debt to be approximately $3.3 million; therefore, the Company recorded a write-down of approximately $18.8 million by a charge to earnings which was included in “Write-down of marketable equity and debt securities and other investments” in the Consolidated Statements of Earnings in the year ended December 31, 2003. In December 2003, the Company sold two-thirds of its term and paid-in-kind (“PIK”) debt with a basis of $2.2 million for $2.6 million, generating a gain of $0.4 million.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
      Philip emerged from bankruptcy on December 31, 2003 as a private company controlled by an Icahn affiliate. The Company’s remaining interest in the debt was delivered and exchanged for approximately 443,000 common shares representing a 4.4% equity interest in the new Philip, valued at the carrying value of the debt at December 31, 2004 of $0.7 million.
      b. In December 2003, the Company acquired approximately $86.9 million principal amount of corporate bonds for approximately $45.1 million. These bonds were classified as available for sale securities. Available for sale securities are carried at fair value on the balance sheet. Unrealized holding gains and losses are excluded from earnings and reported as a separate component of Partners’ Equity. At December 31, 2003, the carrying value of the bonds was approximately $51.6 million and accumulated other comprehensive income (“OCI”) was approximately $6.5 million. This OCI was reversed in the year ended December 31, 2004 upon the sale of corporate bonds. In the year ended December 31, 2004, the Company sold the debt securities for approximately $82.3 million, recognizing a gain of $37.2 million.
      c. In the three months ended March 31, 2005 (unaudited), the Company purchased approximately $66.5 million of equity securities. Such securities are treated as available for sale. In the three months ended March 31, 2005 (unaudited), the Company recorded in Partners’ Equity approximately $2.4 million of unrealized losses on such securities.

6.	Due from Brokers
      In November and December 2004 and during the first quarter of 2005, the Company sold short certain equity securities which resulted in the following (in $000’s): a. $147,223 at March 31, 2005 (unaudited) and $123,001 at December 31, 2004 — Due From Brokers — Net proceeds from short sales of equity securities and cash collateral held by brokerage institutions against our short sales.
      b. $83,750 at March 31, 2005 (unaudited) and $90,674 at December 31, 2004 — Securities Sold Not Yet Purchased — Our obligation to cover the short sales of equity securities described above. The Company recorded unrealized losses on securities sold short of $21.7 million and $23.6 million in the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004 reflecting an increase in price in the securities sold short. This amount has been recorded in the consolidated statements of earnings for the three months ended March 31, 2005 (unaudited) and the year then ended in the respective caption. The Company recorded unrealized gains on securities sold short of $21.7 million in the three months ended March 31, 2005 (unaudited) reflecting a decrease in price of the securities sold short. This amount has been recorded in the consolidated statements of earnings for the three months ended March 31, 2005 in the respective caption.

7.	Other Investments (in $000’s)

	Balance at	Balance at
	March 31,	December 31,

	2005	2004	2003

	(Unaudited)
Peninsula/ Hampton & Alex Hotel(a) and(b)	$—	$—	$42,030
WestPoint Stevens(c)	205,850	205,850	—
Union Power Partners L.P. and Panda Gila River L.P.(d)	37,973	39,316	—
Other	779	782	8,298

	$244,602	$245,948	$50,328

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
      a. On November 30, 2000, the Company entered into a mezzanine loan agreement to fund $23 million in two tranches to an unaffiliated borrower. The funds were to be used for certain initial development costs associated with a 65 unit condominium property located at 931 1st Avenue in New York City. The first tranche of $10 million was funded on November 30, 2000 and provided for interest accruing at a rate of 25% per annum, with principal and interest due at maturity, May 29, 2003. Also, in November 2000, approximately $3.7 million of the second tranche of the loan was funded. The balance of approximately $9.3 million was funded in installments during 2001. The second tranche provided for interest accruing at a rate of 21.5% per annum, with principal and interest due at maturity, November 29, 2002. The loans were payable at any time from the proceeds of unit sales, after satisfaction of senior debt of approximately $45 million. The loans were secured by the pledge of membership interests in the entity that owns the real estate. In May 2002, the Company received approximately $31.3 million for prepayment of the mezzanine loans. The balance of the prepayment of $8.3 million represented accrued interest ($7.9 million) and exit fees ($0.4 million), which amounts were recognized as “Interest income on U.S. Government and Agency obligations and other investments” and “Dividend and other income” respectively, in the Consolidated Statements of Earnings for the year ended December 31, 2002.
      b. At December 31, 2002, the Company had funded two mezzanine loans for approximately $23.2 million and had commitments to fund, under certain conditions, additional advances of approximately $5 million. Both loans had an interest rate of 22% per annum compounded monthly. The Peninsula loan, for a Florida condominium development, which had a term of 24 months from the date of funding, February 2002, was repaid in full in 2003. Approximately $6.8 million of interest income was recorded and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Consolidated Statements of Earnings for the year ended December 31, 2003. The Alex Hotel loan, for a New York City hotel with approximately 200 rooms, had a term of 36 months from the closing date, April 2002. At December 31, 2003, accrued interest of approximately $4.4 million had been deferred for financial statement purposes pending receipt of principal and interest payments in connection with this loan. Origination fees of $3.0 million have been received in connection with one of the mezzanine loans and approximately $1.5 million and $1.1 million has been recognized in “Dividend and other income” in the Consolidated Statements of Earnings in the years ended December 31, 2003 and 2002 respectively. In February 2003, the Company funded the Hampton mezzanine loan for approximately $30 million on a Florida condominium development. The loan was due in 18 months with one six month extension and had an interest rate of 22% per annum compounded monthly. At December 31, 2003, accrued interest of approximately $6.7 million had been deferred for financial statement purposes pending receipt of principal and interest payments in connection with this loan. On April 30, 2004, the Company received approximately $16.7 million for the prepayment of the Alex Hotel loan. The principal amount of the loan was $11 million. The prepayment included approximately $5.7 million of accrued interest, which was recognized as interest income in the year ended December 31, 2004.
      c. In 2004, the Company purchased approximately $278.1 million principal amount of secured bank debt of WestPoint Stevens, a company currently operating as a debtor in possession under Chapter 11 of the U.S. Bankruptcy Code, for a purchase price of approximately $205.8 million. Approximately $193.6 million principal amount is secured by a first priority lien of certain assets of WestPoint and approximately $5.1 million and $84.5 million principal amount is secured by a second priority lien. Interest income totaled approximately $7.2 million in the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004 and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Consolidated Statements of Earnings for the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004. Based on the latest available information, the Company has not accreted this debt and does not believe that an other than temporary impairment has been identified.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
      d. In 2004, the Company purchased approximately $71.8 million of secured bank debt of Union Power Partners L.P. and Panda Gila River L.P. for a purchase price of approximately $39.3 million. No interest is currently being received on this debt. Based on the latest available information, the Company has not accreted this debt and does not believe that an other than temporary impairment has been identified.

8.	Real Estate Leased to Others Accounted for Under the Financing Method
      Real estate leased to others accounted for under the financing method is summarized as follows (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Minimum lease payments receivable	$87,846	$97,725	$161,785
Unguaranteed residual value	43,422	48,980	74,651

	131,268	146,705	236,436
Less unearned income	51,579	57,512	99,080

	79,689	89,193	137,356
Less current portion of lease amortization	3,740	3,912	5,738

	$75,949	$85,281	$131,618

      The following is a summary of the anticipated future receipts of the minimum lease payments receivable at December 31, 2004 (in $000’s):

Year Ending December 31,	Amount

2005	$11,941
2006	11,746
2007	10,832
2008	9,476
2009	9,255
Thereafter	44,475

$97,725

      At December 31, 2004, approximately $73,144,000 and $107,543,000, respectively, of the net investment in financing leases was pledged to collateralize the payment of nonrecourse mortgages payable.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002

9.	Real Estate Leased to Others Accounted for Under the Operating Method
      a. Real estate leased to others accounted for under the operating method is summarized as follows (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Land	$13,286	$13,666	$24,040
Commercial Buildings	52,672	45,972	83,252

	65,958	59,638	107,292
Less accumulated depreciation	14,831	10,520	30,849

	$51,127	$49,118	$76,443

      The following is a summary of the anticipated future receipts of minimum lease payments under non-cancelable leases at December 31, 2004 (in $000’s):

Year Ending December 31,	Amount

2005	$7,186
2006	6,232
2007	5,649
2008	5,383
2009	5,001
Thereafter	19,753

$49,204

      At December 31, 2004 and 2003, approximately $14,166,000 and $15,630,000, respectively, of net real estate leased to others was pledged to collateralize the payment of non-recourse mortgages payable.
      b. Property held for sale (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Leased to others	$40,035	$74,444	$146,416
Vacant	450	450	2,550

	40,485	74,894	148,966
Less accumulated depreciation	6,490	16,873	20,153

	$33,995	$58,021	$128,813

      At December 31, 2004 and 2003, approximately $34,881,000 and $105,984,000, respectively, of real estate held for sale was pledged to collateralize the payment of non-recourse mortgages payable.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
      The following is a summary of income from discontinued operations (in $000’s) including the hotel resort properties described in note 11:

	Three Months Ended
	March 31,		December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Rental income	$1,462	$5,871	$15,658	$23,093	$21,073
Hotel and resort operating income	709	1,064	3,868	6,128	5,676

	2,171	6,935	19,526	29,221	26,749

Mortgage interest expense	399	1,726	3,858	7,208	6,737
Depreciation and amortization	31	210	1,244	5,130	4,464
Property expenses	147	1,107	3,123	3,549	3,409
Hotel and resort operating expenses	637	674	3,801	5,681	5,202

	1,214	3,717	12,026	21,568	19,812

Income from discontinued operations	$957	$3,218	$7,500	$7,653	$6,937

10.	Hotel and Casino Operating Properties
      In September 2000, Stratosphere’s Board of Directors approved a going private transaction proposed by the Company and an affiliate of Icahn. On February 1, 2001 the Company entered into a merger agreement with Stratosphere under which the Company would acquire the remaining shares of Stratosphere that it did not currently own. The Company owned approximately 51% of Stratosphere and Mr. Icahn owned approximately 38.6%. The Company, subject to certain conditions, agreed to pay approximately $44.3 million for the outstanding shares of Stratosphere not currently owned by it. Stratosphere stockholders not affiliated with Icahn would receive a cash price of $45.32 per share and Icahn related stockholders would receive a cash price of $44.33 per share. This transaction was completed in December 2002 after shareholders’ approval.
      The acquisition by the Company of the minority shares not owned by an Icahn affiliate has been accounted for as a purchase in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 141, “Business Combinations.” The acquisition by the Company of the common stock held by an Icahn affiliate has been recorded at historical cost. The excess of the affiliate’s historical cost over the amount of the cash disbursed, which amounted to $21,151,000, has been accounted for as an addition to the General Partner’s equity.
      On January 5, 2004, American Casino, an indirect wholly-owned subsidiary of the Company, entered into an agreement to acquire two Las Vegas casino/hotels, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder, from Carl C. Icahn and an entity affiliated with Mr. Icahn, for an aggregate consideration of $125.9 million. Upon obtaining all approvals necessary under gaming laws, the acquisition was completed on May 26, 2004. The terms of the transactions were approved by the Audit Committee, which was advised by its independent financial advisor and by counsel. As previously contemplated, upon closing, the Company transferred 100% of the common stock of Stratosphere to American Casino. As a result, following the acquisition and contributions, American Casino owns and operates three gaming and entertainment properties in the Las Vegas metropolitan area. The Company consolidates American Casino and its subsidiaries in the Company’s financial statements. In accordance with generally accepted accounting principles, assets transferred between entities under common control are accounted for at historical costs similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to the acquisition are

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
restated on a combined basis. The Company’s December 31, 2003 and 2002 consolidated financial statements have been restated to reflect the acquisition of Arizona Charlie’s Decatur and Arizona Charlie’s Boulder.
      Earnings, capital contributions and distributions of the two Arizona Charlie’s entities prior to the acquisition have been allocated to the General Partner. In accordance with the purchase agreement, prior to the acquisition, capital contributions of $22.8 million were received from and capital distributions of $17.9 million were paid to affiliates of Mr. Icahn. The assets acquired and liabilities assumed in this acquisition have been accounted for at historical cost. A reduction of $125.9 million, reflecting the purchase price, has been made to the General Partner’s equity in May 2004.
      Also in January 2004, American Casino closed on its offering of senior secured notes due 2012. The Notes, in the aggregate principal amount of $215 million, bear interest at the rate of 7.85% per annum. The proceeds were held in escrow pending receipt of all approvals necessary under gaming laws and certain other conditions in connection with the acquisition of Arizona Charlie’s Decatur and Arizona Charlie’s Boulder. Upon satisfaction of all closing conditions on May 26, 2004, the proceeds of the offering were released from escrow. American Casino used the proceeds of the offering for the acquisition, to repay intercompany indebtedness and for distributions to the Company.
      American Casino’s operations for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002 have been included in “Hotel and casino operating income and expenses” in the Consolidated Statements of Earnings. Hotel and casino operating expenses include all expenses except for depreciation and amortization and income tax provision. Such expenses have been included in “Depreciation and amortization expense” and “Income tax expense” in the Consolidated Statements of Earnings. American Casino’s depreciation and amortization expense was $5.4 million, $5.9 million, $23.5 million, $20.2 million and $20.2 million for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively. American Casino’s income tax provision was $4.5 million, $4.4 million, $10.1 million and $4.9 million for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004 and 2002, respectively. American Casino recorded an income tax benefit of $1.8 million for the year ended December 31, 2003.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
      The amount of revenues and expenses attributable to casino, hotel and restaurants, respectively, is summarized as follows:

	Three Months Ended
	March 31,		Year Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)		(In $000’s)
Hotel and casino operating income:
Casino	$47,729	$42,592	$167,972	$147,888	$143,057
Hotel	15,793	13,888	54,653	47,259	44,263
Food and beverage	17,076	16,701	66,953	59,583	56,349
Tower, retail, and other income	8,206	7,976	33,778	30,336	28,247

Gross revenues	88,804	81,157	323,356	285,066	271,916
Less promotional allowances	(5,966)	(6,148)	(23,375)	(22,255)	(21,893)

Net revenues	$82,838	$75,009	$299,981	$262,811	$250,023

Hotel and casino operating expenses:
Casino	$15,900	$15,696	$61,985	$61,284	$59,879
Hotel	6,023	5,596	24,272	22,074	20,142
Food and beverage	12,376	11,620	48,495	44,990	43,393
Other operating expenses	3,619	3,151	14,131	13,524	14,505
Selling, general, and administrative	19,706	18,180	78,720	74,985	80,019

Total expenses	$57,624	$54,243	$227,603	$216,857	$217,938

      The ownership and operation of the Las Vegas casinos are subject to the Nevada Gaming Control Act and regulations promulgated thereunder, various local ordinances and regulations, and are subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board, and various other county and city regulatory agencies, including the City of Las Vegas.
      American Casino’s property and equipment consist of the following as of March 31, 2005 (unaudited) and December 31, 2004 and 2003 (in $000’s):

	March 31,	December 31,

	2005	2004	2003

	(Unaudited)
Land and improvements, including land held for development	$47,274	$47,210	$47,041
Building and improvements	221,847	221,314	220,280
Furniture, fixtures and equipment	112,379	108,595	98,586
Construction in progress	7,577	7,348	7,224

	389,077	384,467	373,131
Less accumulated depreciation and amortization	100,187	95,107	74,428

	$288,890	$289,360	$298,703

      Included in property and equipment at March 31, 2005 (unaudited) and both December 31, 2004 and 2003 are assets recorded under capital leases of $3.6 million, $4.0 million and $4.0 million, respectively.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
      In connection with the purchase of the master lease from Strato-Retail, American Casino assumed lessor responsibilities for various non-cancelable operating leases for certain retail space. The future minimum lease payments to be received under these leases for years subsequent to December 31, 2004 are as follows:

Years Ending December 31,	(In $000s)

2005	$5,877
2006	4,778
2007	3,615
2008	2,177
2009	1,224
Thereafter	959

Total Payments	$18,630

      The above minimum rental income does not include contingent retail income contained within certain retail operating leases. In addition, American Casino is reimbursed by lessees for certain operating expenses.

11.	Hotel and Resort Operating Properties
      a. The Company owns a hotel and resort property that is part of a master planned community situated in the town of Mashpee, located on Cape Cod in Massachusetts. This property includes two golf courses, other recreational facilities, condominium and time share units and land for future development.
      Total initial costs of approximately $28 million were classified as follows: approximately $17.4 million as “Hotel and resort operating properties”, $8.9 million as “Land and construction-in-progress” and $1.7 million as “Receivables and other current assets” on the Consolidated Balance Sheet.
      Resort operations have been included in the “Hotel and resort operating income and expenses” in the Consolidated Statements of Earnings. Net hotel and resort operations for this property (“hotel and resort operating income” less “hotel and resort operating expenses”) resulted in income (loss) of approximately $(257,000), $(240,000), $2,243,000, $3,033,000 and $1,909,000 for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003, and 2002, respectively. Hotel and resort operating expenses include all expenses except for approximately $700,000, $600,000, $2,544,000, $2,451,000 and $1,833,000 for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002 of depreciation and amortization, respectively, which is included in such caption in the Consolidated Statements of Earnings.
      Resort operations are highly seasonal in nature with peak activity occurring from June to September.
      b. The Company owned a hotel located in Miami, Florida which had a carrying value of approximately $6.4 million at December 31, 2003, and was unencumbered by any mortgages. Approximately $1.3 million of capital improvements were completed in the year ended December 31, 2002.
      The Company had a management agreement for the operation of the hotel with a national management organization. As a result of the decision to sell the property in 2004, the operating results for the hotel have been reclassified to discontinued operations for all periods. Net hotel and resort operations (“hotel and resort operating revenues” less “hotel and resort operating expenses”) totaled approximately $306,000, $596,000 and $494,000 for the years ended December 31, 2004, 2003 and 2002, respectively and have been included in discontinued operations in the Consolidated Statements of Earnings. Depreciation expense of $0, $210,000

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
and $374,000 for the years ended December 31, 2004, 2003 and 2002, respectively, have been included in discontinued operations in the Consolidated Statements of Earnings.
      In 2004, the Company sold the hotel located in Miami, Florida for a loss of approximately $0.9 million which included a license termination fee of approximately $0.7 million.
      c. During the three months ended March 31, 2005 (unaudited), the Company sold a golf resort in Tampa, Florida for $8.5 million resulting in a gain on sale of $5.7 million. Net hotel and resort operations for this property totaling approximately $41,000, $61,000, $(378,000), $(311,000) and $(156,000) for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively, have been reclassified to discontinued operations.

12.	Investment in Debt Securities of Affiliates (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Atlantic Holdings/GB Holdings(a)	$60,650	$60,004	$24,696
TransTexas(b)	27,500	27,500	—
Panaco(c)	36,643	38,000	—

	$124,793	$125,504	$24,696
Less current portion	(10,429)	(10,429)	—

	$114,364	$115,075	$24,696

      a. In 1998 and 1999, the Company acquired an interest in the Sands, located in Atlantic City, New Jersey, by purchasing the principal amount of approximately $31.4 million of First Mortgage Notes (“Notes”) issued by GB Property Funding Corp. (“GB Property”). GB Property was organized as a special purpose entity for the borrowing of funds by Greate Bay Hotel and Casino, Inc. (“Greate Bay”). The purchase price for such notes was approximately $25.3 million. An affiliate of the General Partner also made an investment in the Notes of GB Property. A total of $185 million of such Notes were issued.
      Greate Bay owned and operated the Sands, a destination resort complex, located in Atlantic City, New Jersey. On January 5, 1998, GB Property and Greate Bay filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code to restructure its long term debt.
      In July 2000, the U.S. Bankruptcy Court ruled in favor of the reorganization plan proposed by affiliates of the General Partner which provided for an additional investment of $65 million by the Icahn affiliates in exchange for a 46% equity interest, with bondholders (which also includes the Icahn affiliates) to receive $110 million in new notes of GB Property First Mortgage (“GB Notes”) and a 54% equity interest. The plan, which became effective September 29, 2000, provided the Icahn affiliates with a controlling interest.
      As required by the New Jersey Casino Control Act (the “Casino Control Act”), the Partnership Agreement was amended to provide that securities of the Company are held subject to the condition that if a holder thereof is found to be disqualified by the Casino Control Commission, pursuant to the provisions of the Casino Control Act, such holder shall dispose of his interest in the Company in accordance with the Casino Control Act.
      At December 31, 2003, the Company owned approximately $26.9 million principal amount of GB Notes which were accounted for a held-to-maturity securities. These notes bore interest of 11% per annum and were

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
due to mature in September 2005. The carrying value of these notes at December 31, 2003 was approximately $24.7 million.
      As part of the Atlantic Holdings Consent Solicitation and Offer to Exchange further described in Note 13, the Company tendered its GB Notes and received $26.9 million of 3% Notes due 2008 issued by Atlantic Coast Entertainment Holdings, Inc. (the “Atlantic Holdings Notes”).
      On December 27, 2004, the Company purchased approximately $37.0 million principal amount of the Atlantic Holdings Notes from two Icahn affiliates for cash consideration of $36.0 million. As a result, the Company owns approximately 96.4% of the outstanding Atlantic Holdings Notes. The carrying value of the Atlantic Holdings Notes at March 31, 2005 (unaudited) and December 31, 2004 is approximately $60.7 million and $60 million, respectively. Interest income of approximately $0.5 million, $0.7 million and $2.5 million in the three months ended March 31, 2005 and 2004 (unaudited) and the year ended December 31, 2004, respectively, and $2.9 million was recognized in each of the years ended December 31, 2003 and 2002.
      b. On December 6, 2004, the Company purchased from affiliates of Mr. Icahn $27,500,000 aggregate principal amount, or 100%, of the outstanding term notes issued by TransTexas (the “TransTexas Notes”). The purchase price was $28,245,890, which equals the principal amount of the TransTexas Notes plus accrued but unpaid interest. The notes are payable annually in equal consecutive annual payments of $5,000,000, with the final installment due August 28, 2008. Interest is payable semi-annually in February and August at the rate of 10% per annum. Interest income of approximately $687,500 and $196,000 was recognized in the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004, respectively, and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Consolidated Statements of Earnings in the year then ended. The TransTexas Notes are secured by a first priority lien on all of TransTexas assets. TransTexas is indirectly controlled by Mr. Icahn. See Note 29.
      c. On December 6, 2004, the Company purchased all of the membership interests of Mid River LLC (“Mid River”) from Icahn affiliates for an aggregate purchase price of $38,125,999. The assets of Mid River consist of $38,000,000 principal amount of term loans of Panaco (the “Panaco Debt”). The purchase price included accrued but unpaid interest. The principal is payable in twenty-seven equal quarterly installments of the unpaid principal of $1,357,143 commencing on March 15, 2005, through and including September 15, 2011. Interest is payable quarterly at a rate per annum equal to the LIBOR daily floating rate plus four percent, which was 6.346% at December 31, 2004. Interest income of $400,822, $155,991 was recognized in the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004, respectively, and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Consolidated Statements of Earnings for the year then ended. See Note 29.

13.	Equity Interest in GB Holdings, Inc.
      At December 31, 2003, the Company owned approximately 3.6 million shares, or 36.3%, of GB Holdings, Inc. (“GB Holdings”), the holding company for the Sands (See Note 12). The Company also owned approximately $26.9 million principal amount of GB Notes.
      On June 30, 2004, GB Holdings announced that its stockholders approved the transfer of the Sands to its wholly-owned subsidiary, Atlantic Holdings, in connection with the restructuring of GB Holdings debt.
      On July 22, 2004, Atlantic Holdings announced that its Consent Solicitation and Offer to Exchange, in which it offered to exchange the Atlantic Holdings Notes for GB Notes, expired and approximately $66 million principal amount of the GB Notes (approximately 60% of the outstanding GB Notes) were tendered to Atlantic Holdings for exchange. On July 23, 2004, 10 million warrants were distributed, on a pro

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
rata basis, to stockholders. The warrants, under certain conditions, will allow the holders to purchase common stock of Atlantic Holdings at a purchase price of $.01 per share, representing 27.5% of the outstanding common stock of Atlantic Holdings, on a fully diluted basis. Mr. Icahn and his affiliated companies hold approximately 77.5% of the GB Holdings stock and held approximately 58.2% of the GB Notes, of which the Company owns approximately 36.3% of the common stock and held approximately 24.5% of the debt. This debt is included in “Investment in debt securities of Affiliates” in the consolidated balance sheets. The Company and Mr. Icahn tendered all of their GB Notes in the exchange. The Company received:

•	$26,914,500 principal amount of the Atlantic Holdings Notes;

•	$3,620,753 in cash representing accrued interest on the GB Notes and $100 per $1,000 in principal amount of the GB Notes; and

•	3,627,711 warrants, which under certain conditions will allow the Company to purchase approximately 998,000 shares of common stock at $.01 per share of Atlantic Holdings, representing approximately 10% of the outstanding common stock of Atlantic Holdings, on a fully diluted basis.
      The Company reflects its equity interest in GB Holdings as “Equity interest in GB Holdings, Inc.” in the Consolidated Balance Sheets.
      The Company owns warrants to purchase, upon the occurrence of certain events, approximately 10.0% of the fully diluted common stock of Atlantic Holdings. Atlantic Holdings owns 100% of ACE Gaming LLC, the owner and operator of the Sands. The Company has entered into an agreement with affiliates of Mr. Icahn, to acquire an additional approximate 41.2% of the outstanding common stock of GB Holdings and warrants to purchase, upon the occurrence of certain events, an additional approximate 11.3% of the fully diluted common stock of Atlantic Holdings for an aggregate of $12.0 million of depositary units, plus an aggregate of up to $6.0 million of Depositary Units, if Atlantic Holdings meets certain earnings targets during 2005 and 2006. See Note 29 regarding the Company’s agreement to purchase an approximate 41.2% interest in GB Holdings from an affiliate of Mr. Icahn. Upon consummation of the purchase agreement, we will own approximately 77.5% of the outstanding GB Holdings common stock and warrants to purchase, upon the occurrence of certain events, approximately 21.3% of the fully diluted common stock of Atlantic Holdings.
      In the year ended December 31, 2004, the Company recorded an impairment loss of $15.6 million on its equity investment in GB Holdings. The purchase price pursuant to the agreement described above was less than our carrying value, approximately $26.2 million, for the approximately 36.3% of the outstanding GB Holdings common stock that the Company owns. In the March 31, 2005 (unaudited) Form 10-Q of GB Holdings, there was a working capital deficit of approximately $39 million and there was approximately $40 million of debt maturing in September 2005.

14.	National Energy Group

a.	National Energy Group, Inc.
      In October 2003, pursuant to a Purchase Agreement dated as of May 16, 2003, the Company acquired certain debt and equity securities of NEG from entities affiliated with Mr. Icahn for an aggregate cash consideration of approximately $148.1 million plus approximately $6.7 million in cash of accrued interest on the debt securities. The agreement was reviewed and approved by the Audit Committee, which was advised by its independent financial advisor and legal counsel. The securities acquired were $148,637,000 in principal amount of outstanding 10 3/4% Senior Notes due 2006 of NEG and 5,584,044 shares of common stock of NEG. As a result of the foregoing transaction and the acquisition by the Company of additional securities of NEG prior to the closing, the Company beneficially owns in excess of 50% of the outstanding common stock of NEG.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
      NEG owns a 50% interest in Holding LLC, the other 50% interest in Holding LLC is held by Gascon Partners (“Gascon”) an Icahn affiliate and managing member. Holding LLC owns NEG Operating LLC (“Operating LLC”) which owns operating oil and gas properties managed by NEG. Under the Holding LLC operating agreement, as of September 30, 2004, NEG is to receive guaranteed payments of approximately $39.9 million in addition to a priority distribution of approximately $148.6 million before the Icahn affiliate receives any monies. Due to the substantial uncertainty that NEG will receive any distribution above the priority and guaranteed payments amounts, NEG accounts for its investment in Holding LLC as a preferred investment.
      In connection with a credit facility obtained by Holding LLC, NEG and Gascon have pledged as security their respective interests in Holding LLC.
See Note 29 pertaining to additional oil and gas acquisitions.

b.	Investment in NEG Holding LLC
      As explained below, NEG’s investment in Holding LLC is recorded as a preferred investment. The initial investment was recorded at historical carrying value of the net assets contributed with no gain or loss recognized on the transfer. The Company currently assesses its investment in Holding LLC through a cash flow analysis to determine if Holding LLC will have sufficient cash flows to fund the guaranteed payments and priority distribution. This analysis is done on a quarterly basis. Holding LLC is required to make SFAS 69 disclosures on an annual basis, which include preparation of reserve reports by independent engineers and cash flow projections. These cash flow projections are the basis for the cash flow analysis. The Company follows the conceptual guidance of SFAS 144 “Accounting for the Impairment of Long-Lived Assets” in assessing any potential impairments in Holding LLC.
      Summarized financial information for Holding LLC is as follows (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Current assets	$30,991	$23,146	$33,415
Noncurrent assets(1)	251,438	237,127	190,389

Total assets	$282,429	$260,273	$223,804

Current liabilities	$35,699	$22,456	$14,253
Noncurrent liabilities	83,732	63,636	48,514

Total liabilities	119,431	86,092	62,767
Members’ equity	162,998	174,181	161,037

Total liabilities and members’ equity	$282,429	$260,273	$223,804

(1)	Primarily oil and gas properties

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002

	Three Months Ended
	March 31,		Year Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)		(in $000’s)
Total revenues	$2,870	$25,569	$78,727	$77,606	$35,900
Costs and expenses	(13,137)	(11,044)	(47,313)	(46,766)	(32,064)

Operating income	(10,267)	14,525	31,414	30,840	3,836
Other income (expense)	(916)	(358)	(2,292)	30	10,090

Net income	$(11,183)	$14,167	$29,122	$30,870	$13,926

      In August 2000, pursuant to a plan of reorganization, Holding LLC was formed. Prior to September 2001, NEG owned and operated certain oil and gas properties. In September 2001, NEG contributed oil and natural gas properties in exchange for Holding LLC’s obligation to pay the Company the guaranteed payments and priority distributions. The Company also received a 50% membership interest in Holding LLC. Gascon also contributed oil and natural gas assets and cash in exchange for future payments and a 50% membership interest. The Holding LLC operating agreement requires the payment of guaranteed payments and priority distributions to NEG in order to pay interest on senior debt and the principal amount of the debt of $148.6 million in 2006. After the receipt by NEG of the guaranteed payments and priority distributions that total approximately $300 million, the agreement requires the distribution of an equal amount to Gascon. Holding LLC is contractually obligated to make the guaranteed payments and priority distributions to NEG and Gascon before any distributions can be made to the LLC interest.
      NEG originally recorded its investment in Holding LLC at the historical cost of the oil and gas properties contributed into the LLC. In evaluating the appropriate accounting to be applied to this investment, NEG anticipated it will collect the guaranteed payments and priority distributions through 2006. However, based on cash flow projections prepared by the management of Holding LLC and its reserve engineers, there is substantial uncertainty that there will be any residual value in Holding LLC subsequent to the payment of the amounts required to be paid to Gascon. Due to this uncertainty, NEG has been accrediting its investment in Holding LLC, the value of its preferred interest at the implicit rate of interest up to the guaranteed payments and priority distributions collected through 2006, recognizing the accretion income in earnings. Accretion income is periodically adjusted for changes in the timing of cash flows, if necessary due to unscheduled cash distributions. Receipt of guaranteed payments and the priority distribution are recorded as reductions in the preferred investment in Holding LLC. The preferred investment in Holding LLC is evaluated quarterly for other than temporary impairment. The rights of NEG upon liquidation of Holding LLC are identical to those described above and the Company considered those rights in determining the appropriate presentation.
      Because of the continuing substantial uncertainty that there will be any residual value in Holding LLC after the guaranteed payments and priority distributions, no income other than the accretion is currently being given accounting recognition. NEG’s preferred investment will be reduced to zero upon collection of the priority distributions in 2006. After that date, NEG will continue to monitor payments made to Gascon and, at such time as it would appear that there is any residual value to NEG’s 50% interest in Holding LLC, it would receive accounting recognition. Throughout, and up to this point, NEG believes that the 50% interest in Holding LLC represents a residual interest that is currently valued at zero. The Company accounts for its residual equity investment in Holding LLC in accordance with APB 18.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
      The following is a roll forward of the Investment in Holding LLC as of March 31, 2005 (unaudited) and December 31, 2004 and 2003 (in $000s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Investment in Holding LLC at beginning of period	$87,800	$69,346	$108,880
Priority distribution from Holding LLC	—	—	(51,446)
Guaranteed payment from Holding LLC	—	(15,978)	(18,230)
Accretion of investment in Holding LLC	9,893	34,432	30,142

Investment in Holding LLC at end of period	$97,693	$87,800	$69,346

      The Holding LLC Operating Agreement requires that distributions shall be made to both NEG and Gascon as follows:

1. Guaranteed payments are to be paid to NEG, calculated on an annual interest rate of 10.75% on the outstanding priority distribution amount. The priority distribution amount includes all outstanding debt owed to entities owned or controlled by Carl C. Icahn, including the amount of NEG’s 10.75% Senior Notes. As of March 31, 2005 (unaudited) and December 31, 2004, the priority distribution amount was $148.6 million which equals the amount of NEG’s 10.75% Senior Notes due the Company. The guaranteed payments will be made on a semi-annual basis.

2. The priority distribution amount is to be paid to NEG. Such payment is to occur by November 6, 2006.

3. An amount equal to the priority distribution amount and all guaranteed payments paid to NEG, plus any additional capital contributions made by Gascon, less any distribution previously made by NEG to Gascon, is to be paid to Gascon.

4. An amount equal to the aggregate annual interest (calculated at prime plus 1/2% on the sum of the guaranteed payments), plus any unpaid interest for prior years (calculated at prime plus 1/2% on the sum of the guaranteed payments), less any distributions previously made by NEG to Gascon, is to be paid to Gascon.

5. After the above distributions have been made, any additional distributions will be made in accordance with the ratio of NEG’s and Gascon’s respective capital accounts.
      In addition, the Holding LLC Operating Agreement contains a provision that allows Gascon at any time, in its sole discretion, to redeem the membership interest in Holding LLC at a price equal to the fair market value of such interest determined as if Holding LLC had sold all of its assets for fair market value and liquidated. Since all of the NEG’s operating assets and oil and natural gas properties have been contributed to Holding LLC, as noted above, following such a redemption, NEG’s principal assets would consist solely of its cash balances.
      c. See Note 29 pertaining to additional oil and gas acquisitions.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002

15.	Significant Property Transactions
      Information on significant property transactions during the three months ended March 31, 2005 (unaudited) and the three-year period ended December 31, 2004 is as follows:
      a. In September 2002, the Company purchased an industrial building located in Nashville, Tennessee for approximately $18.2 million. The building was constructed in 2001 and is fully leased to two tenants, Alliance Healthcare and Jet Equipment & Tools Inc., with leases expiring in 2011. The annual net operating income was anticipated to be approximately $1.6 million increasing to approximately $1.9 million by 2011. In October 2002, the Company closed a $12.7 million non-recourse mortgage loan on the Nashville, Tennessee property. The loan bore interest at 6.4% per annum and was due to mature in ten years. Required payments were interest only for the first three years and then principal amortization would commence based on a thirty-year amortization schedule. In June 2004, the Company sold the property for a selling price of $19.2 million. A gain of approximately $1.4 million was recognized in the year ended December 31, 2004 and is included in discontinued operations in the Consolidated Statements of Earnings.
      At December 31, 2003, the property had a carrying value of approximately $18,066,000 and was encumbered by a non-recourse mortgage in the amount of $12,700,000.
      b. In October 2002, the Company sold a property located in North Palm Beach, Florida for a selling price of $3.5 million. A gain of approximately $2.4 million was recognized in the year ended December 31, 2002.
      c. In October 2003, the Company sold a property located in Columbia, Maryland to its tenant for a selling price of $11 million. A gain of approximately $5.8 million was recognized in the year ended December 31, 2003.
      d. In the year ended December 31, 2004, the Company sold 57 rental real estate properties for approximately $245 million which were encumbered by mortgage debt of approximately $94 million which was repaid from the sales proceeds.
      In the year ended December 31, 2004, of the 57 properties, the Company sold nine financing lease properties for approximately $43.6 million. The properties were encumbered by mortgage debt of approximately $26.8 million which was repaid from the sales proceeds. The carrying value of these properties was approximately $38.3 million; therefore, the Company recognized a gain on sale of approximately $5.3 million in the year ended December 31, 2004, which is included in income from continuing operations in the Consolidated Statements of Earnings.
      In the year ended December 31, 2004, of the 57 properties, the Company sold 48 operating and held for sale properties for approximately $201.8 million. The properties were encumbered by mortgage debt of approximately $67 million which was repaid from the sales proceeds. The carrying value of these properties was approximately $126.6 million. The Company recognized a gain on sale of approximately $75.2 million in year ended December 31, 2004, which is included in income from discontinued operations in the Consolidated Statements of Earnings.
      In the three months ended March 31, 2005 (unaudited), the Company sold four rental real estate properties and a golf resort for approximately $51.9 million which were encumbered by mortgage debt of approximately $10.7 million repaid from the sale proceeds.
      Of the five properties, the Company sold one financing lease property for approximately $8.4 million encumbered by mortgage debt of approximately $3.8 million. The carrying value of this property was approximately $8.2 million; therefore, the Company recognized a gain on sale of approximately $0.2 million in the three months ended March 31, 2005 (unaudited), which is included in income from continuing operations.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
The Company sold four operating properties for approximately $43.5 million encumbered by mortgage debt of approximately $6.9 million. The carrying value of these properties was approximately $24.8 million. The Company recognized a gain on sale of approximately $18.7 million in the three months ended March 31, 2005 (unaudited), which is included in income from discontinued operations.
      At March 31, 2005, the Company had 11 properties under contract or as to which letters of intent had been executed by potential purchasers, all of which contracts or letters of intent are subject to purchaser’s due diligence and other closing conditions. Selling prices for the properties covered by the contracts or letters of intent would total approximately $45.5 million. These properties are encumbered by mortgage debt of approximately $25.3 million. At March 31, 2005, the carrying value of these properties is approximately $29.1 million. In accordance with generally accepted accounting principles, only the real estate operating properties under contract or letter of intent, but not the financing lease properties, were reclassified to “Properties Held for Sale” and the related income and expense reclassified to “Income from Discontinued Operations.”
      e. In January 2004, in conjunction with its reinvestment program, the Company purchased a 34,422 square foot commercial condominium unit (“North Moore Condos”) located in New York City for approximately $14.5 million. The unit contains a Citibank branch, a furniture store and a restaurant. Current annual rent income from the three tenants is approximately $1,289,000. The Company obtained mortgage financing of $10 million for this property in April 2004. The mortgage bears interest at the rate of 5.73% per annum, and matures in March 2014. Annual debt service is $698,760.
      f. In July 2004, the Company purchased two Vero Beach, Florida waterfront communities, Grand Harbor and Oak Harbor (“Grand Harbor”), including their respective golf courses, tennis complex, fitness center, beach club and clubhouses. The acquisition also included properties in various stages of development, including land for future residential development, improved lots and finished residential units ready for sale. The purchase price was approximately $75 million, which included approximately $62 million of land and construction in progress. The Company plans to invest in the further development of these properties and the enhancement of the existing infrastructure.

16.	Mortgages Payable
      Mortgages payable, all of which are nonrecourse to the Company, are summarized as follows (in $000’s):

				Balance at
			Balance at	December 31,
		Annual Principal	March 31,
Range of Interest Rates	Range of Maturities	and Interest Payment	2005	2004	2003

			(Unaudited)
5.630%-8.250%	10/15/07-10/01/14	$9,373	$80,191	$91,896	$180,989

Less current portion and mortgages on properties held for sale			(24,577)	(31,177)	(87,753)

			$55,614	$60,719	$93,236

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
      The following is a summary of the contractual future principal payments of the mortgages (in $000’s):

Year Ending December 31,	Amount

2005	$4,759
2006	5,116
2007	11,428
2008	24,385
2009	7,211
2010-2014	38,997

$91,896

      a. See Note 15a. for Mid-South Logistics financing in October 2002.
      b. On May 16, 2003, the Company executed a mortgage note secured by a distribution facility located in Windsor Locks, Connecticut and obtained funding in the principal amount of $20 million. The loan bears interest at 5.63% per annum and matures on June 1, 2013. Annual debt service is approximately $1,382,000 based on a 30 year amortization schedule.
      c. See Note 15e. for North Moore Condo financing in April 2004.

17.	Senior Notes and Credit Facilities Due Affiliates
      a. At December 31, 2002, NEG had $10.9 million outstanding under its existing $100 million credit facility with Arnos, an Icahn affiliate. Arnos continued to be the holder of the credit facility; however, the $10.9 million note outstanding under the credit facility was contributed to Holding LLC as part of Gascon’s contribution to Holding LLC on September 12, 2001. In December 2001, the maturity date of the credit facility was extended to December 31, 2003 and NEG was given a waiver of compliance with respect to any and all covenant violations. NEG was not in compliance with the minimum interest coverage ratio at September 30, 2002; and December 31, 2002 and the current ratio at December 31, 2002, however, in December 2001, NEG was given a waiver of compliance with respect to any and all covenant violations through December 31, 2003.
      On March 26, 2003, Holding LLC distributed the $10.9 million note outstanding under NEG’s revolving credit facility as a priority distribution to NEG, thereby canceling the note. Also, on March 26, 2003, NEG, Arnos and Operating LLC entered into an agreement to assign the credit facility to Operating LLC. Effective with this assignment, Arnos amended the credit facility to increase the revolving commitment to $150 million, increase the borrowing base to $75.0 million and extend the revolving due date until June 30, 2004. Concurrently, Arnos extended a $42.8 million loan to Operating LLC under the amended credit facility. Operating LLC then distributed $42.8 million to Holding LLC which, thereafter, made a $40.5 million priority distribution and a $2.3 million guaranteed payment to NEG. NEG utilized these funds to pay the entire amount of the long-term interest payable on the Notes and interest accrued thereon outstanding on March 27, 2003. The Arnos facility was canceled on December 29, 2003 in conjunction with a third party bank financing.
      b. On September 24, 2001, Arizona Charlie’s, Inc., the predecessor entity to Arizona Charlie’s, LLC, which was acquired by American Casino in May 2004, refinanced the remaining principal balance of $7.9 million on a prior note payable to Arnos Corp., an affiliate of Mr. Icahn. The note bore interest at the prime rate plus 1.50% (5.75% per annum at December 31, 2002), with a maturity of June 2004, and was collateralized by all the assets of Arizona Charlie’s, Inc. The note was repaid during November 2003. During

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
the years ended December 31, 2003 and 2002, Arizona Charlie’s, Inc. paid interest expense of $0.1 million and $0.4 million, respectively.
      c. During fiscal year 2002, Fresca, LLC, which was acquired by American Casino in May 2004, entered into an unsecured line of credit in the amount of $25.0 million with Starfire Holding Corporation (“Starfire”), an affiliate of Mr. Icahn. The outstanding balance, including accrued interest, was due and payable on January 2, 2007. As of December 31, 2003, Fresca, LLC had $25.0 million outstanding. The note bore interest on the unpaid principal balance from January 2, 2002 until maturity at the rate per annum equal to the prime rate, as established by Fleet Bank, from time to time, plus 2.75%. Interest was payable semi-annually in arrears on the first day of January and July, and at maturity. The note was guaranteed by Mr. Icahn. The note was repaid during May 2004. During the years ended December 31, 2004, 2003 and 2002, Fresca, LLC paid $0.7 million, $1.2 million and $0.4 million, respectively.

18.	Senior Secured Notes Payable and Credit Facility
      In January 2004, American Casino closed on its offering of senior secured notes due 2012. The notes, in the aggregate principal amount of $215 million, bear interest at the rate of 7.85% per annum. The notes have a fixed annual interest rate of 7.85% per annum, which will be paid every six months on February 1 and August 1, commencing August 1, 2004. The notes will mature on February 1, 2012. The proceeds were held in escrow pending receipt of all approvals necessary under gaming laws and certain other conditions in connection with the acquisition of Arizona Charlie’s Decatur and Arizona Charlie’s Boulder. Upon satisfaction of all closing conditions on May 26, 2004, the proceeds of the offering were released from escrow. American Casino used the proceeds of the offering for the acquisition of Arizona Charlie’s Decatur and Boulder, to repay intercompany indebtedness and for distributions to the Company. The notes are recourse only to, and are secured by a lien on the assets of, American Casino and certain of its subsidiaries. The notes restrict the ability of American Casino and its restricted subsidiaries, subject to certain exceptions, to: incur additional debt; pay dividends and make distributions; make certain investments; repurchase stock; create liens; enter into transactions with affiliates; enter into sale and leaseback transactions; merge or consolidate; and transfer, lease or sell assets. As of March 31, 2005 (unaudited) and December 31, 2004, American Casino is in compliance with all terms and conditions of the notes. The notes were issued in an offering not registered under the Securities Act of 1933. At the time American Casino issued the notes, it entered into a registration rights agreement in which it agreed to exchange the notes for new notes which have been registered under the Securities Act of 1933. On October 26, 2004, the SEC declared effective American Casino’s registration statement. The exchange offer was consummated on December 1, 2004.
      The Company recorded approximately $4.2 million, $2.9 million and $15.6 million of interest expense on the notes payable in the three months ended March 31, 2005 and 2004 (unaudited) and the year ended December 31, 2004 which is included in “Interest expense” in the Consolidated Statements of Earnings for the year then ended.
      A syndicate of lenders has provided to American Casino a non-amortizing $20.0 million revolving credit facility. The commitments are available to the Company in the form of revolving loans, and include a letter of credit facility (subject to $10.0 million sublimit). Loans made under the senior secured revolving facility will mature and the commitments under them will terminate on January 29, 2008. There were no borrowings outstanding under the facility at December 31, 2004.
      Of the Company’s cash and cash equivalents at March 31, 2005 (unaudited) and December 31, 2004, approximately $85.9 million and $75.2 million in cash is at American Casino which is subject to the restrictions of its notes and the revolving credit facility.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
      The fair value of American Casino’s long-term debt is based on the quoted market prices for the same or similar issues or on the current rates offered to us for debt of the same remaining maturities. As such, the estimated fair value of long-term debt outstanding is approximately $224.7 million and $229.0 million as of March 31, 2005 (unaudited) and December 31, 2004, respectively.

19.	Senior Unsecured Notes Payable
      On May 12, 2004, the Company closed on its offering of senior notes due 2012. The notes, in the aggregate principal amount of $353 million, were priced at 99.266%. The notes have a fixed annual interest rate of 8 1/8%, which will be paid every six months on June 1 and December 1, commencing December 1, 2004. The notes will mature on June 1, 2012. AREH is a guarantor of the debt; however, no other subsidiaries guarantee payment on the notes. American Real Estate Finance Corp. (“AREF”), a wholly-owned subsidiary of the Company, was formed solely for the purpose of serving as a co-issuer of the debt securities. AREF will not have any operations or assets and will not have any revenues. The Company intends to use the proceeds of this offering for general business purposes, including its primary business strategy of acquiring undervalued assets in its existing lines of business or other businesses and to provide additional capital to grow its existing businesses. The notes restrict the ability of the Company, subject to certain exceptions, to, among other things; incur additional debt; pay dividends or make distributions; repurchase stock; create liens; and enter into transactions with affiliates. As of March 31, 2005 (unaudited) and December 31, 2004, the Company is in compliance with all terms and conditions of the notes. The notes were issued in an offering not registered under the Securities Act of 1933. At the time the Company issued the notes, the Company entered into a registration rights agreement in which the Company agreed to exchange the notes for new notes which have been registered under the Securities Act of 1933. On November 8, 2004, the SEC declared effective the Company’s registration statement. The exchange offer was consummated on December 15, 2004.
      The fair value of the Company’s long-term debt is based on the quoted market prices for the same or similar issues or on the current rates offered to us for debt of the same remaining maturities. As such, the estimated fair value of long-term debt outstanding is approximately $375 million as of December 31, 2004.
      The Company recorded approximately $7.1 million and $18.5 million of interest expense on the notes payable in the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004 which is included in “Interest expense” in the Consolidated Statements of Earnings for the year then ended.
      On February 7, 2005, the Company and its subsidiary, AREF, closed on their offering of senior notes due 2013. The notes, in the aggregate principal amount of $480 million, were priced at 100% of principal amount. The notes have a fixed annual interest rate of 7 1/8%, which will be paid every six months on February 15 and August 15, commencing August 15, 2005. The notes will mature on February 15, 2013. AREF, a wholly owned subsidiary of the Company was formed solely for the purpose of serving as co-issuer of the notes, AREF does not have any operations or assets and does not have any revenues. The AREH is a guarantor of the debt; however, no other subsidiaries guarantee payment on the notes. Simultaneously, the Company loaned AREH $474 million which was net of a discount of $6 million. The loan is under the same terms and conditions as the Company’s Senior Notes due in 2013. The Company intends to use the proceeds of the offering, together with depositary units to be issued by the Company, to fund the acquisitions described in Note 29 to pay related fees and expenses and for general business purposes. The notes restrict the ability of the Company and AREH, subject to certain exceptions, to, among other things; incur additional debt; pay dividends or make distributions; repurchase stock; create liens; and enter into transactions with affiliates. The notes were issued in an offering not registered under the Securities Act of 1933. At the time the Company issued the notes, the Company entered into a registration rights agreement in which it agreed to exchange the notes for new notes which have been registered under the Securities Act of 1933. If the registration statement is not filed with the SEC by August 8, 2005 or if the registration statement is not declared effective by the

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
SEC on or prior to December 5, 2005 or if the Company fails to consummate an exchange offer in which we issued notes registered under the Securities Act of 1933 in exchange for the privately issued notes within 30 business days after December 5, 2005, then the Company will pay, as liquidated damages, $.05 per week per $1,000 principal amount for the first 90 day period following such failure, increasing by an additional $.05 per week of $1,000 principal amount for each subsequent 90 day period, until all failures are cured.

20.	Accounts Payable, Accrued Expenses and Other Current Liabilities
      Accounts payable, accrued expenses and other liabilities consist of the following (in $000’s):

	March 31,	December 31,

	2005	2004	2003

Accrued liabilities	$11,617	$11,463	$11,951
Accrued payroll	10,984	11,113	12,507
Due to Panaco, Inc.	—	16,242	—
Other	53,499	42,975	21,316

	$76,100	$81,793	$45,774

21.	Earnings Per Limited Partnership Unit
      Basic earnings per LP unit are based on net earnings attributable to limited partners, and in period prior to July 1, 2003, adjusted for the preferred pay-in-kind distribution to Preferred Unitholders. The resulting net earnings available for limited partners are divided by the weighted average number of shares of limited partnership units outstanding.
      Diluted earnings per LP unit are based on earnings before the preferred pay-in-kind distribution as the numerator with the denominator based on the weighted average number of units and equivalent units outstanding. The Preferred Units are considered to be equivalent units.

Net Income Per Unit
      Basic net income per American Real Estate Partners, L.P. Unit is derived by dividing net income attributable to the limited partners by the basic weighted average number of American Real Estate Partners, L.P. Units outstanding for each period. Diluted earnings per American Real Estate Partners, L.P. Unit is derived by adjusting net income attributable to the limited partners for the assumed dilutive effect of the

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
redemption of the Preferred LP Units (“Diluted Earnings”) and dividing Diluted Earnings by the diluted earnings weighted average number of American Real Estate Partners, L.P. Units outstanding for each period.

	Three Months Ended
	March 31,		Year Ended December 31,

	2005	2004	2004	2003	2002

	In $000’s (except per unit data)
Attributable to Limited Partners:
Basic income from continuing operations	$38,940	$47,663	$71,476	$48,588	$56,380
Add Preferred LP Unit distribution	1,259	1,201	4,981	4,792	4,518

Income before discontinued operations	40,199	48,864	76,457	53,380	60,898
Income from discontinued operations	19,288	9,945	81,031	10,772	6,788

Diluted earnings	$59,487	$58,809	$157,488	$64,152	$67,686

Weighted average limited partnership units outstanding	46,098,284	46,098,284	46,098,284	46,098,284	46,098,284
Dilutive effect of redemption of Preferred LP Units	3,759,338	6,401,019	5,444,028	8,391,659	10,368,414

Weighed average limited partnership units and equivalent partnership units outstanding	49,857,622	52,499,303	51,542,312	54,489,943	56,466,698

Basic earnings:
Income from continuing operations	$0.84	$1.03	$1.55	$1.00	$1.12
Income from discontinued operations	0.42	0.22	1.76	0.24	0.15

Basic earnings per LP unit	$1.26	$1.25	$3.31	$1.24	$1.27

Diluted earnings:
Income from continuing operations	$0.81	$0.93	$1.48	$0.94	$1.00
Income from discontinued operations	0.39	0.19	1.57	0.19	0.12

Diluted earnings per LP unit	$1.20	$1.12	$3.05	$1.13	$1.12

22.	Preferred Units
      Pursuant to rights offerings consummated in 1995 and 1997, Preferred Units were issued. The Preferred Units have certain rights and designations, generally as follows. Each Preferred Unit has a liquidation preference of $10.00 and entitles the holder thereof to receive distributions thereon, payable solely in additional Preferred Units, at the rate of $.50 per Preferred Unit per annum (which is equal to a rate of 5% of the liquidation preference thereof), payable annually on March 31 of each year (each, a “Payment Date”). On any Payment Date commencing with the Payment Date on March 31, 2000, the Company, with the approval of the Audit Committee of the Board of Directors of the General Partner, may opt to redeem all, but not less than all, of the Preferred Units for a price, payable either in all cash or by issuance of additional

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
Depositary Units, equal to the liquidation preference of the Preferred Units, plus any accrued but unpaid distributions thereon. On March 31, 2010, the Company must redeem all, but not less than all, of the Preferred Units on the same terms as any optional redemption.
      Pursuant to the terms of the Preferred Units, on February 25, 2004, the Company declared its scheduled annual preferred unit distribution payable in additional Preferred Units at the rate of 5% of the liquidation preference of $10 per unit. The distribution was payable March 31, 2004 to holders of record as of March 12, 2004. A total of 489,657 additional Preferred Units were issued. At December 31, 2004 and 2003, 10,286,264 and 9,796,607 Preferred Units are issued and outstanding, respectively. In February 2004, the number of authorized Preferred LP units was increased to 10,400,000.
      Pursuant to the terms of the Preferred Units, on March 4, 2005, the Company declared its scheduled annual preferred unit distribution payable in additional Preferred Units at the rate of 5% of the liquidation preference of $10. The distribution is payable on March 31, 2005 to holders of record as of March 15, 2005. A total of 514,133 additional Preferred Units were issued. At March 31, 2005, 10,800,397 Preferred Units are issued and outstanding. In addition, the Company increased the number of authorized Preferred Units to 10,900,000.
      On July 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 150 (SFAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 requires that a financial instrument, which is an unconditional obligation, be classified as a liability. Previous guidance required an entity to include in equity financial instruments that the entity could redeem in either cash or stock. Pursuant to SFAS 150 the Company’s Preferred Units, which are an unconditional obligation, have been reclassified from “Partners’ equity” to a liability account in the consolidated Balance Sheets and the preferred pay-in-kind distribution for the period from July 1, 2003 to December 31, 2003 of $2,449,000 and all future distributions have been and will be recorded as “Interest expense” in the Supplemental Consolidated Statements of Earnings.
      The Company recorded $5.1 million and $2.4 million of interest expense in the years ended December 31, 2004 and 2003, respectively, in connection with the Preferred LP units distribution. These amounts are included in “Interest expense” in the Supplemental Consolidated Statements of Earnings for the years then ended.

23.	Income Taxes (in $000’s)

	December 31,

	2004	2003

The difference between the book basis and the tax basis of the net assets of the Company, not directly subject to income taxes, is as follows:
Book basis of AREH net assets excluding American Casino and NEG	$1,319,566	$1,149,418
Excess of tax over book	120,820	79,238

Tax basis of net assets	$1,440,386	$1,228,656

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002

a.	Corporate Income Taxes
      (i) The Company’s corporate subsidiaries recorded the following income tax (expense) benefit attributable to continuing operations for American Casino and NEG for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002 (in $000’s):

	March 31,		December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Current	$(1,102)	$(4,554)	$(2,626)	$(4,302)	$(311)
Deferred	(6,548)	(1,615)	(14,137)	5,875	(9,785)

	$(7,650)	$(6,169)	$(16,763)	$1,573	$(10,096)

      (ii) The tax effect of significant differences representing net deferred tax assets (the difference between financial statement carrying values and the tax basis of assets and liabilities) for the Company is as follows at March 31, 2005 (unaudited) and December 31, 2004 and 2003 (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

Deferred tax assets:
Depreciation	$38,424	$39,209	$39,858
Net operating loss carryforwards	30,741	32,176	30,942
Investment in Holding LLC	1,927	5,333	18,845
Other	5,032	5,954	5,962

	76,124	82,672	95,607
Valuation allowance	(14,588)	(14,588)	(17,733)

Subtotal	61,536	68,084	77,874
Less current portion	(2,685)	(2,685)	(2,982)

Net deferred tax assets	$58,851	$65,399	$74,892

      At December 31, 2004 and 2003, American Casino had net operating loss carryforwards available for federal income tax purposes of approximately $16.0 million and $28.5 million, respectively, which begin expiring in 2020.
      (iii) The provision (benefit) for income taxes differs from the amount computed at the federal statutory rate as a result of the following:

	Year Ended December 31,

	2004	2003	2002

Federal statutory rate	35.0%	35.0%	35.0%
Tax deduction not given book benefit	0.0%	5.0%	0.0%
Income not subject to taxation	(25.3)%	(15.0)%	(22.9)%
Valuation allowance	(1.7)%	(27.3)%	(0.5)%
Other	1.2%	0.1%	0.3%

	9.2%	(2.2)%	11.9%

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002

Corporate Income Taxes
      SFAS 109 requires a “more likely than not” criterion be applied when evaluating the realizability of a deferred tax asset. As of December 31, 2002, given Stratosphere’s history of losses for income tax purposes, the volatility of the industry within which the Stratosphere operates, and certain other factors, Stratosphere had established a valuation allowance for the deductible temporary differences, including the excess of the tax basis of the Stratosphere’s assets over the basis of such assets for financial statement purposes and the tax carryforwards. However, at December 31, 2003, based on various factors including the current earnings trend and future taxable income projections, Stratosphere determined that it was more likely than not that the deferred tax assets will be realized and removed the valuation allowance. In accordance with SFAS 109, the tax benefit of any deferred tax asset that existed on the effective date of a reorganization should be reported as a direct addition to contributed capital. Stratosphere has deferred tax assets relating to both before and after Stratosphere emerged from bankruptcy in September of 1998. The net decrease in the valuation allowance was $79.3 million, of which a net amount of $47.5 million was credited to partners’ equity in the year ended December 31, 2003.
      Additionally, American Casino’s acquisition of Arizona Charlie’s, LLC and Fresca, LLC in May 2004 resulted in a net increase in the tax basis of assets in excess of book basis. As a result, the Company recognized an additional deferred tax asset of approximately $2.5 million from the transaction. Pursuant to SFAS 109, the benefit of the deferred tax asset from this transaction is credited directly to equity.
      At December 31, 2004 and 2003, NEG had net operating loss carryforwards available for federal income tax purposes of approximately $75.9 and $58.0 million, respectively, which begin expiring in 2009. Net operating loss limitations may be imposed as a result of subsequent changes in stock ownership of NEG. Prior to the formation of Holding LLC, the income tax benefit associated with the loss carryforwards had not been recognized since, in the opinion of management, there was not sufficient positive evidence of future taxable income to justify recognition of a benefit. Upon the formation of Holding LLC, management again evaluated all evidence, both positive and negative, in determining whether a valuation allowance to reduce the carrying value of deferred tax assets was still needed and concluded, based on the projected allocations of taxable income by Holding LLC, NEG more likely than not will realize a partial benefit from the loss carryforwards. In accordance with SFAS 109, NEG recorded a deferred tax asset of $25.5 million as of December 31, 2002, $25.9 million as of December 31, 2003, and $19.3 million as of December 31, 2004. Ultimate realization of the deferred tax asset is dependent upon, among other factors, NEG’s ability to generate sufficient taxable income within the carryforward periods and is subject to change depending on the tax laws in effect in the years in which the carryforwards are used. As a result of the recognition of expected future income tax benefits, subsequent periods will reflect a full effective tax rate provision.

24.	Commitments and Contingencies
      a. In January 2002, the Cape Cod Commission, (the “Commission”), a Massachusetts regional planning body created in 1989, concluded that AREP’s New Seabury development is within its jurisdiction for review and approval (the “Administrative Decision”). It is the Company’s position that the proposed residential, commercial and recreational development is in substantial compliance with a special permit issued for the property in 1964 and is therefore exempt from the Commission’s jurisdiction and that the Commission is barred from exercising jurisdiction pursuant to a 1993 settlement agreement between the Commission and a prior owner of the New Seabury property (the “Settlement Agreement”).
      In February 2002, New Seabury Properties L.L.C. (“New Seabury”), an AREP subsidiary and owner of the property, filed in Barnstable County Massachusetts Superior Court, a civil complaint appealing the Administrative Decision by the Commission, and a separate civil complaint to find the Commission in

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
contempt of the Settlement Agreement. The Court subsequently consolidated the two complaints into one proceeding. In July 2003, New Seabury and the Commission filed cross motions for summary judgment.
      Also, in July 2003, in accordance with a Court ruling, the Commission reconsidered the question of its jurisdiction over the initial development proposal and over a modified development proposal that New Seabury filed in March 2003. The Commission concluded that both proposals are within its jurisdiction (the Second Administrative Decision). In August 2003, New Seabury filed in Barnstable County Massachusetts Superior Court another civil complaint appealing the Commission’s second decision and petitioning the court to find the Commission in contempt of the settlement agreement.
      In November 2003, the Court ruled in New Seabury’s favor on its July 2003 motion for partial summary judgment, finding that the special permit remains valid and that the modified development proposal is in substantial compliance with the Special Permit and therefore exempt from the Commission’s jurisdiction; the Court did not yet rule on the initial proposal to build 675 residential/hotel units and 80,000 square feet of commercial space. Under the modified development proposal New Seabury could potentially develop up to 278 residential units and 145,000 square feet of commercial space. In February 2004, the court consolidated the three complaints into one proceeding. In March 2004, New Seabury and the Commission each moved for Summary Judgment to dispose of remaining claims under all three complaints and to obtain a final judgment from the Court. The Court heard arguments in June 2004 and took matters under advisement. The Commission and New Seabury filed a joint motion to delay, until May 6, 2005, any ruling by the court on New Seabury’s pending motion for summary judgment and the Commission’s pending cross-motion for summary judgment. The parties are now in settlement discussions. A proposed settlement was endorsed by the Commission Staff and presented at a public hearing of the Executive Committee on April 21, 2005. (See note 29).
      b. The General Partner monitors all tenant bankruptcies and defaults and may, when it deems it necessary or appropriate, establish additional reserves for such contingencies.
      c. In addition, in the ordinary course of business, the Company, its subsidiaries and other companies in which the Company has invested are parties to various legal actions. In management’s opinion, the ultimate outcome of such legal actions will not have a material effect on the Company’s consolidated financial statements taken as a whole.

25.	Employee Benefit Plans
      a. Employees of the Company who are members of various unions are covered by union-sponsored, collectively bargained, multi-employer health and welfare and defined benefit pension plans. The Company recorded expenses for such plans of approximately $1,767,000, $2,010,000, $8,100,000, $7,600,000 and $6,500,000 for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively. The Company does not have information from the plans’ sponsors with respect to the adequacy of the plans’ funding status.
      b. The Company has retirement savings plans under Section 401(k) of the Internal Revenue Code covering its non-union employees. The plans allow employees to defer, within prescribed limits, a portion of their income on a pre-tax basis through contributions to the plans. The Company currently matches, within prescribed limits, up to 6.25% of eligible employees’ compensation at rates up to 50% of the employee’s contribution. The Company recorded charges for matching contributions of approximately $179,000, $146,000, $794,000, $714,000 and $981,000, for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002

26.	Fair Value of Financial Instruments
      The carrying amount of cash and cash equivalents, receivables, investment in debt securities of affiliates and accounts payable, accrued expenses and other liabilities and the Preferred Limited Partnership Units Liability are carried at cost, which approximates their fair value.

Other Investments
      The fair values of the mortgages and notes receivable past due, in process of foreclosure, or for which foreclosure proceedings are pending, are based on the discounted cash flows of the underlying lease. The fair values of the mortgages and notes receivable satisfied after year end are based on the amount of the net proceeds received.
      The fair values of the mortgages and notes receivable which are current are based on the discounted cash flows of their respective payment streams.
      The approximate estimated fair values of other investments held as of March 31, 2005 (unaudited) and December 31, 2004 and 2003 are summarized as follows (in $000’s):

	At March 31, 2005		At December 31, 2004		At December 31, 2003

	Net	Estimated	Net	Estimated	Net	Estimated
	Investment	Fair Value	Investment	Fair Value	Investment	Fair Value

Total	$244,602	$247,600	$245,948	$248,900	$50,328	$55,000

      The net investment at March 31, 2005 (unaudited) and December 31, 2004 and 2003 is equal to the carrying amount of the mortgage receivable less any deferred income recorded.

Mortgages Payable
      The approximate estimated fair values of the mortgages payable as of March 31, 2005, (unaudited), December 31, 2004 and 2003 are summarized as follows (in $000’s):

	At March 31, 2005		At December 31, 2004		At December 31, 2003

	Carrying	Estimated	Carrying	Estimated	Carrying	Estimated
	Value	Value	Value	Fair Value	Value	Fair Value

Total	$80,191	$81,955	$91,896	$93,900	$180,989	$185,000

Limitations
      Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

27.	Segment Reporting
      The Company is engaged in six operating segments consisting of the ownership and operation of (1) rental real estate, (2) hotel and resort operating properties, (3) hotel and casino operating properties, (4) property development, (5) investment in securities including investment in other limited partnerships and marketable equity and debt securities and (6) investment in oil and gas operating properties. The Company’s reportable segments offer different services and require different operating strategies and management expertise.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
      Non-segment revenue to reconcile to total revenue consists primarily of interest income on treasury bills and other investments. Non-segment assets to reconcile to total assets includes investment in U.S. Government and Agency obligations, cash and cash equivalents, receivables and other assets.
      The accounting policies of the segments are the same as those described in Note 2.
      The Company assesses and measures segment operating results based on segment earnings from operations as disclosed below. Segment earnings from operations is not necessarily indicative of cash available to fund cash requirements nor synonymous with cash flow from operations.
      The revenues, net earnings, assets and real estate investment capital expenditures for each of the reportable segments are summarized as follows for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended and as of December 31, 2004, 2003, and 2002 (in $000’s):

	Three Months Ended		Year Ended
	March 31,		December 31,

	2005	2004	2004	2003	2002

Revenues:
Hotel & casino operating properties	$81,852	$74,661	$297,868	$259,345	$250,328
Land, house and condominium sales	8,279	5,014	26,591	13,265	76,024
Rental real estate	4,001	4,963	17,796	20,207	21,574
Hotel & resort operating properties	5,563	1,335	16,211	12,376	12,921
Oil & gas operating properties	13,168	10,523	45,995	38,109	40,516
Other investments	11,092	4,763	34,241	13,874	15,283

Subtotal	123,955	101,259	438,702	357,176	416,646
Reconciling items	6,668 (1)	960 (1)	13,310 (1)	11,770 (1)	18,006 (1)

Total revenues	$130,623	$102,219	$452,012	$368,946	$434,652

Net earnings:
Segment earnings:
Hotel & casino operating properties	$24,228	$20,418	$70,265	$42,488	$32,390
Land, house and condominium sales	1,232	1,656	6,355	4,136	21,384
Oil & gas operating properties	10,113	8,092	34,849	30,879	33,411
Rental real estate	3,049	3,878	12,863	14,368	14,206
Hotel and resort operating properties	158	(89)	2,674	4,220	2,679
Other investments	11,092	4,763	34,241	13,874	15,283

Total segment earnings	49,872	38,718	161,247	109,965	119,353
Interest income	6,668	960	13,310	11,770	18,006
Interest expense	(19,161)	(6,181)	(46,099)	(21,103)	(27,297)
General and administrative expenses	(4,555)	(1,933)	(9,806)	(6,851)	(7,029)
Depreciation and amortization	$(7,154)	$(7,422)	$(29,815)	$(24,802)	$(23,646)

Operating Income	$25,670	$24,142	$88,837	$68,979	$79,387
Gain on sales and disposition of real estate from continuing operations	186	6,047	5,262	7,121	8,990
(Loss) gain on sale of assets	(180)	(4)	—	(1,503)	(353)
Loss on sale of limited partnership interests	—	—	—	—	(3,750)
Write-down of marketable equity and debt securities and other investments	—	—	—	(19,759)	(8,476)
Gain on sale of marketable equity securities	—	28,857	40,159	2,607	—
Unrealized losses on securities sold short	21,704	—	(23,619)	—	—
Impairment loss on equity interest in GB Holdings, Inc.	—	—	(15,600)	—	—

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002

	Three Months Ended		Year Ended
	March 31,		December 31,

	2005	2004	2004	2003	2002

Minority interest in net earnings of Stratosphere Corp.	—	—	—	—	(1,943)
Income tax (expense) benefit	(7,650)	(6,169)	(16,763)	1,573	(10,096)
Income from discontinued operations	19,680	10,147	82,697	11,006	6,937
General partner’s share of net income	1,182	5,412	(8,466)	(10,664)	(7,528)

Net earnings-limited partners’ unitholders	$58,228	$57,608	$152,507	$59,360	$63,168

(1)	Primarily interest income on U.S. Government and Agency obligations and other short-term investments and Icahn note receivable.

		December 31,
	March 31,
	2005	2004	2003	2002

	(Unaudited)
Assets:
Rental real estate	$164,811	$196,332	$340,062	$359,700
Hotel and casino operating properties	288,890	289,360	298,703	290,775
Land and construction-in-progress	106,000	106,537	43,459	40,415
Hotel and resort operating properties	46,041	50,132	41,526	44,346
Other investments	466,252	472,103	231,050	479,104

	1,071,994	1,114,464	954,800	1,214,340
Reconciling items	1,703,691	1,148,593	691,806	491,691

Total	$2,775,685	$2,263,057	$1,646,606	$1,706,031

Real estate investment capital expenditures:
Acquisitions:
Rental real estate	$—	$14,583	$—	$18,226
Land and construction-in-progress	—	61,845	—	—
Hotel and casino operating properties	—	125,900	—	—
Hotel and resort operating properties	—	16,463	—	—

	$—	$218,791	$—	$18,226

Developments:
Rental real estate	$—	$18	$413	$181
Land and construction-in-progress	—	17,947	—	1,138
Hotel and casino operating properties	4,711	13,589	31,844	19,133
Hotel and resort operating properties	70	2,614	1,067	2,582

	$4,781	$34,168	$33,324	$23,034

28.	Repurchase of Depositary Units
      The Company has previously been authorized to repurchase up to 1,250,000 Depositary Units. As of December 31, 2004, the Company has purchased 1,137,200 Depositary Units at an aggregate cost of approximately $11,921,000.

29.	Subsequent Events
      a. On January 21, 2005, the Company announced that it had entered into agreements to acquire additional oil and gas and gaming and entertainment assets in transactions with affiliates of Carl C. Icahn. The

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
aggregate consideration for the transactions is $652 million, subject to certain purchase price adjustments, of which $180 million is payable in cash and the balance is payable by the issuance of the Company’s limited partnership depositary units valued at $29 per unit. Mr. Icahn currently owns indirectly approximately 86.5% of the Company’s outstanding depositary and preferred units and indirectly owns 100% of the Company’s general partner, American Property Investors, Inc. Upon the closing of the transactions, Mr. Icahn will own approximately 90.1% of the Company’s outstanding depositary units and 86.5% of its preferred units, assuming no purchase price reductions. The transactions were approved by the Audit Committee of the Company’s general partner. The Audit Committee was advised as to the transactions by independent legal counsel and financial advisor. The Audit Committee obtained opinions that the consideration to be paid in the transactions was fair, from a financial point of view, to the Company.
      The transactions include the acquisition of the membership interest in Holding LLC other than that already owned by National Energy Group, Inc. (which is itself 50.02% owned by the Company); 100% of the equity of each of TransTexas Gas Corporation and Panaco, Inc., all of which will be consolidated under AREP Oil & Gas LLC, which is wholly owned by AREH; and approximately 41.2% of the common stock of GB Holdings and warrants to purchase, upon the occurrence of certain events, approximately 11.3% of the fully diluted common stock of its subsidiary, Atlantic Holdings, which owns 100% of ACE Gaming LLC, the owner and operator of the Sands. The closing of each of the transactions is subject to certain conditions, including approval by the depositary unitholders of the issuance of the depositary units with respect to the transactions for which the consideration is depositary units and the receipt of the oil and gas reserve reports as of January 21, 2005 for each of Holding LLC, TransTexas and Panaco.
      Prior to the transactions, each of the Company and Mr. Icahn’s affiliated companies owned oil and gas and gaming and entertainment assets. Upon completion of these transactions, all such assets held by Mr. Icahn’s affiliates will have been acquired by the Company. As a result of these transactions, the Company will have substantially increased its oil and gas holdings, as well as expanded its gaming and entertainment holdings.
      Before the acquisition of GB Holdings and Atlantic Holdings securities, the Company owned approximately 36.3% of the outstanding common stock of GB Holdings and warrants to purchase, upon the occurrence of certain events, approximately 10.0% of the fully diluted common stock of Atlantic Holdings. As a result of the transactions, the Company will own approximately 77.5% of the common stock of GB Holdings and warrants to purchase approximately 21.3% of the fully diluted common stock of Atlantic Holdings. The Company also owns approximately $63.9 million principal amount, or 96.4%, of the 3% senior notes due 2008 of Atlantic Holdings, which, upon the occurrence of certain events, are convertible into approximately 42.1% of the fully diluted common stock of Atlantic Holdings. If all outstanding Atlantic Holdings notes were converted and warrants exercised, the Company would own approximately 63.4% of the Atlantic Holdings common stock, GB Holdings would own approximately 28.8% of the Atlantic Holdings common stock and the remaining shares would be owned by the public.
      Between December 6, 2004 and December 27, 2004, the Company purchased (1) $27.5 million aggregate principal amount of the TransTexas Notes, (2) $38.0 million aggregate principal amount of the Panaco Debt, and (3) $37.0 million aggregate principal amount of Atlantic Holdings Notes, bringing the Company’s ownership of that debt to $63.9 million principal amount.
      On April 6, 2005, the Company completed the acquisition of TransTexas for $180.0 million in cash.
      b. On April 26, 2005, the Board of Directors of our General Partner appointed Jon F. Weber, 46 as President of API. Mr. Weber, who replaces Keith A. Meister as President of API, will assume day-to-day responsibility for our New York-based corporate operations. Mr. Meister will continue to serve as API’s Chief Executive Officer.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002
      c. In April 2005, the Company sold one property for approximately $2.1 million and will recognize a gain of $1.2 million with respect to this sale.
      d. The Company sold short certain equity securities. Such liability is recorded at market value at the balance sheet date and gains and losses are reflected in the statement of earnings. In the three months ended March 31, 2005, the Company recorded unrealized gains on securities sold short of approximately $21.7 million. However, based on market value at June 1, 2005, the Company would have unrealized losses of $32.9 million.
      e. On Thursday, May 12, 2005 the Cape Cod Commission voted in favor of the settlement agreement resolving the litigation that has been pending since January 2002 between the Commission and AREP’s subsidiary, New Seabury Properties, L.L.C. The May 12th agreement between New Seabury and the Commission resolves all outstanding litigation issues, defines the limits of New Seabury’s exempt development projects and establishes development “performance standards” to preserve the quality of environmental resource areas. Under these guidelines, the agreement will allow New Seabury to develop an additional 450 residences, recreational amenities and commercial space within New Seabury. New Seabury Properties anticipates beginning the first phase of its development plans during the summer of 2005.
      f. On May 17, 2005 AREP (1) converted $28.8 million in principal amount of 3% promissory notes issued by Atlantic Holdings in exchange for 1,898,181 shares of Atlantic Holdings common stock and (2) exercised warrants to acquire 997,620 shares of Atlantic Holdings common stock. Also on May 17, 2005, affiliates of Carl C. Icahn exercised warrants to acquire 1,133,283 shares of Atlantic Holdings common stock. As a result of these transactions AREP and the affiliates of Mr. Icahn collectively own approximately 58.3% of the outstanding common stock of Atlantic Holding.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002

30.	Quarterly Financial Data (unaudited) (in $000’s, Except Per Unit Data)

	Three Months Ended(1)

	March 31,		June 30,		September 30,		December 31,

	2004	2003	2004	2003	2004	2003	2004	2003

Revenues	$102,218	$92,416	$117,367	$89,531	$118,487	$94,423	$113,940	$92,576

Operating Income	$24,138	$16,110	$26,629	$15,635	$23,968	$16,962	$14,102	$20,272
Gains (losses) on property transactions	6,047	1,138	(226)	(272)	(10)	501	(549)	5,754
Loss on sale of assets	—	—	—	—	—	(311)	—	(1,192)
Gain on sale of marketable equity and debt securities	28,857	—	8,310	—	—	2,168	2,992	439
Unrealized losses on securities sold short	—	—	—	—	—	—	(23,619)	—
Impairment loss on equity interest in GB Holdings, Inc.	—	—	—	—	—	—	(15,600)	—
Write-down of marketable equity and debt securities	—	(961)	—	(18,798)	—	—	—	—

Income (loss) from continuing operations before income tax	59,042	16,287	34,713	(3,435)	23,958	19,320	(22,674)	25,273
Income tax (expense) benefit	(6,169)	(3,892)	(3,088)	(3,167)	(3,637)	(3,577)	(3,869)	12,209

Income (loss) from continuing operations	52,873	12,395	31,625	(6,602)	20,321	15,743	(26,543)	37,482
Income from discontinued operations	10,147	1,997	50,161	3,815	10,702	3,210	11,687	1,984

Net earnings (loss)	$63,020	$14,392	$81,786	$(2,787)	$31,023	$18,953	$(14,856)	$39,466

Net Earnings (loss) per limited Partnership unit(2):
Basic earnings:
Income (loss) from continuing operations	$1.03	$0.15	$0.65	$(0.21)	$0.43	$0.25	$(0.56)	$0.81
Income from discontinued operations	0.22	0.05	1.06	0.08	0.23	0.07	0.24	0.04

Basic earnings (loss) per LP unit	$1.25	$0.20	$1.71	$(0.13)	$0.66	$0.32	$(0.32)	$0.85

Diluted earnings:
Income (loss) from continuing operations	$0.93	$0.15	$0.60	$(0.21)	$0.41	$0.23	$(0.56)	$0.71
Income from discontinued operations	0.19	0.03	0.94	0.08	0.20	0.06	0.24	0.04

Diluted earnings (loss) per LP unit	$1.12	$0.18	$1.54	$(0.13)	$0.61	$0.29	$(0.32)	$0.75

(1)	All quarterly amounts have been reclassified for the effects of reporting discontinued operations.

(2)	Net earnings (loss) per unit is computed separately for each period and, therefore, the sum of such quarterly per unit amounts may differ from the total for the year.

Schedule III

AMERICAN REAL ESTATE PARTNERS, LP
a limited partnership
REAL ESTATE OWNED AND REVENUES EARNED

												Part 2 — Revenues earned for the Year Ended
				Part 1 — Real Estate Owned at December 31, 2004 — Accounted for Under the:								December 31, 2004

				Operating Method						Financing Method

									Rent due and
									Accrued or					Expended for
						Amount			Received in		Minimum Lease	Total		Interest,
						Carried at			Advance at		Payments Due	Revenue		Depreciation,		Net Income
		No. of	Amount of	Initial Cost	Cost of	Close of		Reserve for	End of	Net	and Accrued at	Applicable		Taxes, and		Applicable
	State	Locations	Encumbrances	to Company	Improvements	Period		Depreciation	Period	Investment	End of Period	to Period		Other Expenses		to Period

COMMERCIAL PROPERTY LAND AND BUILDING
Acme Markets, Inc. and FPBT of Penn	PA	1										$329,559	(3)	$13,739	(3)	$315,820
Alabama Power Company	AL	5										44,889		(13,675)		58,564
Amer Stores, Eckerd & Marburn	NJ	1										45,454	(3)	8,518	(3)	36,936
Atrium	VA	1										2,002,409	(3)	1,682,710	(3)	319,699
Best Products Co., Inc.	VA	1		$3,376,815	$(350,000)	$3,026,815		$257,538				114,217		487,522		(373,305)
Chesebrough-Pond ’s Inc.	CT	1										54,839	(3)	(9,000	)(3)	63,839
Collins Foods International, Inc.	OR	3										10,379	(3)	1,300	(3)	9,079
Collins Foods International, Inc.	CA	1										5,637	(3)	0	(3)	5,637
Dillon Companies, Inc.	MO	1										23,369	(3)	0	(3)	23,369
Dragon court	MA	1		3,744,706	37,571	3,782,277		308,037				143,148		718,750		(575,602)
Duke Power Co.	NC	1		3,464,225		3,464,225		458,819				797,177		114,705		682,472
Easco Corp.	NC	1		1,046,012		1,046,012	(2)	66,634				396,250		8,244		388,006
European American Bank and Trust Co.	NY	1										158,491	(3)	175,603	(3)	(17,112)
Farwell Bldg	MN	1										600,675	(3)	(215,173	)(3)	815,848
First National Supermarkets, Inc.	CT	1	$19,576,538							$18,937,655		1,779,799		1,148,329		631,470
Fisher Scientific Company	IL	1										56,086	(3)	0	(3)	56,086
Forte Hotels International, Inc.	NJ	1										441,288	(3)	7,747	(3)	433,541
Fox Grocery Company	WV	1		1,919,486		1,919,486		13,375				211,197		13,375		197,822
Gino’s, Inc.	OH	1		314,012		314,012		28,019				34,489		10,090		24,399
Golf Road	IL	1										364,321	(3)	(9,173	)(3)	373,494
Grand Union Co.	NY	1		874,765		874,765		104,090	$45			108,000		20,818		87,182
Grand Union Co.	VA	1										13,828	(3)	1,805	(3)	12,023
Whalen	NY	1		7,934,020		7,934,020	(2)	226,925				12,050		813,152		(801,102)
Gunite	IN	1										0	(3)	66,930	(3)	(66,930)
G.D. Searle & Co.	MN	1		339,358		339,358		172,501	(3,083)			37,000		2,562		34,438
G.D. Searle & Co.	IL	1										37,168	(3)	8,550	(3)	28,618
Integra A Hotel and Restaurant Co.	AL	2										127,984	(3)	2,646	(3)	125,338
Integra A Hotel and Restaurant Co.	IN	1										45,272	(3)	204	(3)	45,068
Integra A Hotel and Restaurant Co.	OH	1										39,770	(3)	0	(3)	39,770
Integra A Hotel and Restaurant Co.	MO	1		414,887		414,887		17,105				91,818		10,376		81,442
Integra A Hotel and Restaurant Co.	TX	1		438,097	(2,616)	435,481	(2)	16,744				103,960		0		103,960
Integra A Hotel and Restaurant Co.	MI	1										62,475	(3)	204	(3)	62,271
Intermountain Color	KY	1		560,444		560,444		523,715				97,802		5,453		92,349
J.C. Penney Company, Inc.	MA	1		2,484,262		2,484,262		1,987,410	(41,707)			250,244		3,850		246,394
Kings Buffet	FL	1		910,425		910,425		42,803	(279)			117,000		39,061		77,939
K-Mart Corporation	LA	1										0		31,394		(31,394)
K-Mart Corporation	WI	1										0	(3)	65,866	(3)	(65,866)
K-Mart Corporation	MN	1										0	(3)	85,348	(3)	(85,348)
K-Mart Corporation	IA	1								973,484		93,963		26,423		67,540
K-Mart Corporation	FL	1		2,636,000		2,636,000	(2)	1,899,765				251,420		6,815		244,605
K-Mart Corporation	FL											0		735		(735)
K-Mart Corporation	IL	1		600,000		600,000		31,732				62,322		58,800		3,522
Kobacker Stores, Inc.	MI	2		112,225		112,225			1,068	106,341	$2,412	24,142		461		23,681
Kobacker Stores, Inc.	KY	1		88,364		88,364			769	64,103	1,115	15,853		231		15,622
Kobacker Stores, Inc.	OH	4		198,031		198,031			1,851	187,753	4,117	48,933		461		48,472
Landmark Bancshares Corporation	MO	1								3,303,464		482,092		0		482,092
Louisiana Power and Light Company	LA	6		5,636,053		5,636,053		637,447				1,240,853		154,203		1,086,650
Louisiana Power and Light Company	LA	7		7,015,989		7,015,989		727,786				1,299,275		174,669		1,124,606
Marsh Supermarkets, Inc.	IN	1		5,001,933		5,001,933		3,229,039				506,300		131,479		374,821
Mid-South	TN	1										771,125	(3)	535,186	(3)	235,939
Montgomery Ward, Inc.	PA	1										156,267	(3)	(12,221	)(3)	168,488

Schedule III

AMERICAN REAL ESTATE PARTNERS, LP
a limited partnership
REAL ESTATE OWNED AND REVENUES EARNED

												Part 2 — Revenues earned for the Year Ended
				Part 1 — Real Estate Owned at December 31, 2004 — Accounted for Under the:								December 31, 2004

				Operating Method						Financing Method

									Rent Due
									and Accrued					Expended for
						Amount			or Received		Minimum Lease	Total		Interest,
						Carried at			in Advance at		Payments Due	Revenue		Depreciation,		Net Income
		No. of	Amount of	Initial Cost	Cost of	Close of		Reserve for	End of	Net	and Accrued at	Applicable		Taxes, and		Applicable
	State	Locations	Encumbrances	to Company	Improvements	Period		Depreciation	Period	Investment	End of Period	to Period		Other Expenses		to Period

COMMERCIAL PROPERTY LAND AND BUILDING
Montgomery Ward, Inc.	NJ	1										113,765	(3)	3,227	(3)	110,538
Morrison, Inc.	AL	1										0	(3)	44,213	(3)	(44,213)
Morrison, Inc.	GA	1										91,680		29,053		62,627
Morrison, Inc.	VA	1		904,766		904,766	(2)	32,502				0		39,460		(39,460)
Morrison, Inc.	VA	1		861,134		861,134		46,236				0		21,793		(21,793)
North Carolina National Bank	SC	2		1,450,047		1,450,047		671,374				56,238		80,407		(24,169)
North Carolina National Bank	SC	1		153,365		153,365	(2)	103,365				0		3,851		(3,851)
Occidental Petroleum Corp.	CA	1										0		38		(38)
Ohio Power Co. Inc.	OH	1								3,053,550		290,655		0		290,655
Park West	KY	1										641,691	(3)	428,744	(3)	212,947
Park West UPS	KY	1										932,538	(3)	596,187	(3)	336,351
Penske Corp.	OH	1										0	(3)	65,756	(3)	(65,756)
Pneumo Corp.	OH	1		1,629,713		1,629,713		123,285				243,750		54,793		188,957
Portland General Electric Company	OR	1	31,096,664							45,903,530		3,984,278		2,526,316		1,457,962
Rayovac	WI	1	14,855,137	22,065,852		22,065,852	(2)	2,243,143				2,788,657		1,224,533		1,564,124
Safeway Stores, Inc.	LA	1										48,984	(3)	1,545	(3)	47,439
Sams	MI	1		8,844,225		8,844,225	(2)	2,380,429				1,245,569		4,241		1,241,328
Smith’s Management Corp.	NV	1										0		810		(810)
Southland Corporation	FL	4		862,367		862,367		516,348				100,359		3,313		97,046
Staples	NY	1										136,332	(3)	21,304	(3)	115,028
Stone Container	WI	1	5,696,064	9,028,574		9,028,574	(2)	1,526,831	(75,748)			903,041		670,448		232,593
Stop & Shop	NY	1										137,100	(3)	0	(3)	137,100
Stop & Shop	NJ	1										55,565	(3)	45	(3)	55,520
Stop “N Shop Co., Inc.	VA	1		2,158,099		2,158,099		115,294				109,255		207,934		(98,679)
Super Foods Services, Inc.	MI	1	3,819,320							8,303,219		895,025		356,606		538,419
Telecom Properties, Inc.	OK	1										0		506		(506)
Telecom Properties, Inc.	KY	1		340,321		340,321		3,544				36,000		3,686		32,314
The A&P Company	MI	1										0	(3)	72,842	(3)	(72,842)
Tire Distribution Systems Inc.	TN	1										4,583	(3)	150	(3)	4,433
Tops Market	NY	1		262,357		262,357		30,311	(15,727)			31,453		6,062		25,391
Toys “R” Us, Inc.	TX	1										0		5,077		(5,077)
Waban	NY	1										261,122	(3)	22,972	(3)	238,150
Wetterau, Inc.	PA	1		400,000		400,000	(2)					0		44,785		(44,785)
Wetterau, Inc.	NJ	1		747,116		747,116		57,759				150,800		25,671		125,129
Wickes Companies, Inc.	CA	1										66,565	(3)	(12,192	)(3)	78,757
RESIDENTIAL PROPERTY LAND AND BUILDING
Crown Cliffs	AL	1	6,926,225	11,550,899	112,579	11,663,478	(1)(2)	4,107,054				2,078,098		1,650,167		427,931
COMMERCIAL PROPERTY — LAND
Foodarama Supermarkets, Inc.	NY	1										13,232	(3)	4,002	(3)	9,230
Foodarama Supermarkets, Inc.	PA	1										12,000	(3)	4,002	(3)	7,998
Gino’s, Inc.	PA	1										6,751	(3)	4,002	(3)	2,749
Gino’s, Inc.	MA	1										6,751	(3)	4,002	(3)	2,749
Gino’s, Inc.	NJ	1										6,751	(3)	4,002	(3)	2,749
J.C. Penney Company, Inc.	NY	1										917	(3)	0	(3)	917

Schedule III

AMERICAN REAL ESTATE PARTNERS, LP
a limited partnership
REAL ESTATE OWNED AND REVENUES EARNED

												Part 2 — Revenues Earned for the Year Ended
				Part 1 — Real Estate Owned at December 31, 2004 — Accounted for Under the:								December 31, 2004

				Operating Method						Financing Method

									Rent Due
									and Accrued					Expended for
						Amount			or Received		Minimum Lease			Interest,
						Carried at			in Advance at		Payments Due	Total Revenue		Depreciation,		Net Income
		No. of	Amount of	Initial Cost to	Cost of	Close of		Reserve for	End of	Net	and Accrued at	Applicable to		Taxes, and		Applicable to
	State	Locations	Encumbrances	Company	Improvements	Period		Depreciation	Period	Investment	End of Period	Period		Other Expenses		Period

COMMERCIAL PROPERTY LAND AND BUILDING
COMMERCIAL PROPERTY — BUILDING
AT&T	CA	1		2,569,705	2,830	2,572,535	(2)	82,237				462,931		153,631		309,300
Bank of America	GA	1								2,581,575		265,158		23,000		242,158
Baptist Hospital 1	TN	1										614,762		506,345		108,417
Baptist Hospital 2	TN	1										228,172		184,120		44,052
Harwood Square	IL	1		6,952,206	257,158	7,209,364	(2)	4,186,890				795,016		57,952		737,064
Safeway Stores, Inc.	CA	1										13,885	(3)	0	(3)	13,885
Toys “R” Us, Inc.	RI	1								745,050	10,430	72,394		0		72,394
United Life & Accident Ins. Co.	NH	1								2,894,284	(43,667)	252,370		5,207		247,163
Wickes Companies, Inc.	PA	1								2,138,678		527,221		902		526,319
North Moore	NY	1	9,925,579		14,583,060	14,583,060		416,659	(49,172)			1,122,237		1,110,043		12,194

			91,895,527	119,890,855	14,640,582	134,531,437		27,392,745	(181,983)	89,192,686	(25,593)	33,514,240		16,644,625		16,869,615

LESS HELD FOR SALE-OPERATING REAL ESTATE			(27,477,426)	(74,523,721)	(369,951)	(74,893,672)		(16,872,519)				(15,657,963)		(8,085,219)		(7,572,744)

			64,418,101	45,367,134	14,270,631	59,637,765		10,520,226	(181,983)	89,192,686	(25,593)	17,856,277		8,559,406		9,296,871

LESS CURRENT PORTION			(3,700,000)							(3,912,000)

HOTEL AND RESORT OPERATING PROPERTIES
New Seabury	MA			37,087,739	954,952	38,042,691		9,148,267				9,848,167		10,056,181		(208,014)
Holiday Inn	FL											1,602,255	(3)	1,297,717	(3)	304,538
Bayswater	FL			5,310,365	79,105	5,389,470		719,824				3,002,000		2,618,000		384,000
Grand Harbor	FL				16,893,964	16,893,964		326,262				5,626,869		7,169,226		(1,542,357)

			0	42,398,104	17,928,021	60,326,125		10,194,353	0	0	0	20,079,291		21,141,124		(1,061,833)

LESS HELD FOR SALE-HOTEL AND RESORT												(3,868,700)		(3,942,003)		73,303

			$60,718,101	$87,765,238	$32,198,652	$119,963,890		$20,714,579	$(181,983)	$85,280,686	$(25,593)	$34,066,868		$25,758,527		$8,308,341

(1)	The Company owns a 70% interest in the joint venture which owns this property.

(2)	Such properties are being classified as held for sale at 12/31/04.

(3)	Sold in 2004 and included in discontinued operations.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
REAL ESTATE OWNED AND REVENUES EARNED
Year Ended December 31, 2004 (in $000’s)
      1a. A reconciliation of the total amount at which real estate owned, accounted for under the operating method and hotel and resort operating properties, was carried at the beginning of the period, with the total at the close of the period, is shown below:

Balance — January 1, 2004	$161,158
Additions during period	32,866
Reclassifications during period from financing leases	1,919
Write downs	(350)
Reclassifications during period to assets held for sale	(74,720)
Disposals during period	(909)

Balance — December 31, 2004	$119,964

      b. A reconciliation of the total amount of accumulated depreciation at the beginning of the period, with the total at the close of the period, is shown below:

Balance — January 1, 2004	$43,189
Depreciation during period	5,274
Disposals during period	(42)
Reclassifications during period to assets held for sale	(27,706)

Balance — December 31, 2004	$20,715

Depreciation on properties accounted for under the operating method is computed using the straight-line method over the estimated life of the particular property or property components, which range from 20 to 45 years.
      2. A reconciliation of the total amount at which real estate owned, accounted for under the financing method, was carried at the beginning of the period, with the total at the close of the period, is shown below:

Balance — January 1, 2004	$137,356
Reclassifications during period to operating properties	(1,919)
Disposals during period	(42,044)
Amortization of unearned income	9,880
Minimum lease rentals received	(14,080)

Balance — December 31, 2004	$89,193

      3. The aggregate cost of real estate owned for Federal income tax purposes is $209,193 before accumulated depreciation.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
REAL ESTATE OWNED AND REVENUES EARNED — (Continued)
Year Ended December 31, 2004 (in $000’s)

4.	Net income applicable to the period in Schedule III is reconciled with net earnings as follows:

Net income applicable to financing and operating leases and hotel and resort operating properties	$8,308
Net income applicable to hotel and casino operations	36,649	(1)
Net income applicable to land, house and condominium sales	6,355
Net income applicable to oil and gas operations	28,186	(2)
Add:
Interest income on U.S. Government and Agency Obligations and other investments	44,418
Dividend and unallocated other income	3,133

	127,049

Deduct expenses not allocated:
General and administrative expenses	9,806
Non-mortgage interest expense	37,195
Other	7,974

	54,975

Operating income after income taxes	72,074
Gain on sale of marketable equity and debt securities	40,159
Gain on sale of real estate	5,262
Impairment loss on equity interest in GB Holdings, Inc.	(15,600)
Unrealized losses in securities sold sort	(23,619)

Income from continuing operations	78,276

Discontinued Operations:
Total Income from discontinued operations	82,697

Net Earnings	$160,973

(1)	Includes depreciation expense of $23,516 and $10,100 of income tax expense.

(2)	Includes income tax expense of $6,663.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
REAL ESTATE OWNED AND REVENUES EARNED
Year Ended December 31, 2003 (in $000’s)
      1a. A reconciliation of the total amount at which real estate owned, accounted for under the operating method and hotel and resort operating properties was carried at the beginning of the period, with the total at the close of the period, is shown below:

Balance — January 1, 2003	$303,460
Additions during period	1,675
Reclassifications during period from financing leases	5,065
Reclassifications during period to held for sale	(146,416)
Disposals during period	(2,626)

Balance December 31, 2003	$161,158

      b. A reconciliation of the total amount of accumulated depreciation at the beginning of the period, with the total at the close of the period, is shown below:

Balance — January 1, 2003	$54,978
Depreciation during period	8,605
Reclassifications during period to held for sale	(20,153)
Disposals during period	(241)

Balance — December 31, 2003	$43,189

      Depreciation on properties accounted for under the operating method is computed using the straight-line method over the estimated useful life of the particular property or property components, which range from 5 to 45 years.
      2. A reconciliation of the total amount at which real estate owned, accounted for under the financing method, was carried at the beginning of the period, with the total close of the period, is shown below:

Balance — January 1, 2003	$155,458
Reclassifications during period to operating properties	(5,065)
Disposals during period	(7,708)
Amortization of unearned income	13,115
Minimum lease rentals received	(18,444)

Balance — December 31, 2003	$137,356

      3. The aggregate cost of real estate owned for Federal income tax purposes is $377,539 before accumulated depreciation.
      4. Net income applicable to the period in Schedule III is reconciled with net earnings as follows:

Net income applicable to financing and operating leases and hotel and resort operating properties	$12,397
Net income applicable to hotel and casino operations	24,064	(1)
Net income applicable to land, house and condominium sales	4,136
Net income applicable to NEG, Inc.	19,522	(2)

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
REAL ESTATE OWNED AND REVENUES EARNED — (Continued)
Year Ended December 31, 2003 (in $000’s)

Add:
Interest income on U.S. Government and Agency Obligations and other investments	22,583
Dividend and unallocated other income	3,061

85,763

Deduct expenses not allocated:
General and administrative expenses	6,850
Nonmortgage interest expense	2,449
Other	5,912

15,211

Operating income after income taxes	70,552
Gain on sale of real estate	7,121
Write down of marketable equity and debt securities and other investments	(19,759)
Loss on sale of other assets	(1,503)
Gain on sale of marketable equity and debt securities	2,607

Income from continuing operations	59,018

Total income from discontinued operations	11,006

Net earnings	$70,024

(1)	Includes depreciation expense of $20,222 and income tax benefit of $1,798.

(2)	Includes income tax expense of $225 and interest expense of $11,165.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
REAL ESTATE OWNED AND REVENUES EARNED — (Continued)
Year Ended December 31, 2003 (in $000’s)
      1a. A reconciliation of the total amount at which real estate owned, accounted for under the operating method and hotel and resort operating properties, was carried at the beginning of the period, with the total at the close of the period, is shown below:

Balance — January 1, 2002	$273,887
Additions during period	20,886
Reclassifications during period from financing leases	13,503
Write downs	(1,992)
Disposals during period	(2,824)

Balance — December 31, 2002	$303,460

      b. A reconciliation of the total amount of accumulated depreciation at the beginning of the period, with the total at the close of the period, is shown below:

Balance — January 1, 2002	$48,057
Depreciation during period	7,105
Disposals during period	(184)

Balance — December 31, 2002	$54,978

      Depreciation on properties accounted for under the operating method is computed using the straight-line method over the estimated useful life of the particular property or property components, which range from 7 to 45 years.
      2. A reconciliation of the total amount at which real estate owned, accounted for under the financing method, was carried at the beginning of the period, with the total close of the period, is shown below:

Balance — January 1, 2002	$176,757
Reclassifications during period	(13,503)
Write downs	(257)
Disposals during period	(1,560)
Amortization of unearned income	14,722
Minimum lease rentals received	(20,663)
Other	(38)

Balance — December 31, 2002	$155,458

      3. The aggregate cost of real estate owned for Federal income tax purposes is $382,208 before accumulated depreciation.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
REAL ESTATE OWNED AND REVENUES EARNED — (Continued)
Year Ended December 31, 2003 (in $000’s)
      4. Net income applicable to the period in Schedule III is reconciled with net earnings as follows:

Net income applicable to financing and operating leases and hotel and resort operating properties	$13,198
Net income applicable to hotel and casino operations	6,845 (1)
Net income applicable to land, house and condominium sales	20,384
Net income applicable to NEG Inc.	9,415 (2)
Add:
Interest income on U.S. Government and Agency Obligations and other investments	30,569
Dividend and unallocated other income	2,720

83,131

Deduct expenses not allocated:
General and administrative expenses	7,029
Non-mortgage interest expense	5,306
Other	1,505

13,840

Operating income after income taxes	69,291
Gain on sale of real estate	8,990
Write down of equity securities	(8,476)
Loss on sale of other assets	(353)
Loss on limited partnership interests	(3,750)
Minority interest in net earnings of Stratosphere Corporation	(1,943)

Income from continuing operations	63,759

Total income from discontinued operations	6,937

Net earnings	$70,696

(1)	Includes depreciation expense of $20,209 and income tax expense of $4,970.

(2)	Includes income tax expense of $5,068 and interest expense of $18,964.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
REAL ESTATE OWNED AND RESERVE FOR DEPRECIATION BY STATE
(Accounted for Under the Operating Method)
December 31, 2004 (in $000’s)

	Amount at Which
	Carried at Close	Reserve for
State	of Year	Depreciation

Florida	$24,057	$1,606
Illinois	600	32
Indiana	5,002	3,229
Kentucky	989	527
Louisiana	12,621	1,365
Massachusetts	44,310	11,444
Michigan	112	0
Minnesota	339	173
Missouri	415	17
New Jersey	747	58
New York	15,751	551
North Carolina	3,464	459
Ohio	2,142	151
South Carolina	1,450	671
Virginia	6,046	419
West Virginia	1,919	13

	$119,964	$20,715

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
REAL ESTATE OWNED BY STATE
(Accounted for Under the Financing Method)
December 31, 2004 (in $000’s)

Net
State	Investment

Connecticut	$18,938
Georgia	2,583
Iowa	973
Kentucky	64
Michigan	8,410
Missouri	3,303
New Hampshire	2,894
Ohio	3,241
Oregon	45,903
Pennsylvania	2,139
Rhode Island	745

$89,193

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Partners of
American Real Estate Partners, L.P.
      We have audited the accompanying supplemental consolidated balance sheet of American Real Estate Partners, L.P. and Subsidiaries as of December 31, 2004, and the related supplemental consolidated statements of earnings, changes in partners’ equity and comprehensive income, and cash flows for the year then ended as restated for the acquisition of TransTexas Gas Corporation discussed in Note 1. These supplemental consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Real Estate Partners, L.P. and Subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP
New York, New York
June 2, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Partners
American Real Estate Partners, L.P.:
      We have audited the accompanying supplemental consolidated balance sheet of American Real Estate Partners, L.P. and subsidiaries as of December 31, 2003, and the related supplemental consolidated statements of earnings, changes in partners’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2003. These supplemental consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      The supplemental consolidated financial statements give retroactive effect to the merger of American Real Estate Partners, L.P. and subsidiaries and TransTexas Gas Corporation on April 6, 2005, which has been accounted for in a manner similar to a pooling-of-interests as described in Note 1 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in the financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of American Real Estate Partners, L.P. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.
      In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Real Estate Partners, L.P. and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of the consummation of the business combination.

/s/ KPMG LLP
New York, New York
May 4, 2005

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

		December 31,
	March 31,
	2005	2004	2003

	(In $000’s except per unit amounts)
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents (Note 2)	$1,250,074	$768,918	$504,369
Investment in U.S. government and agency obligations (Note 4)	68,894	96,840	52,583
Marketable equity and debt securities (Note 5)	68,497	2,248	55,826
Due from brokers (Note 6)	147,223	123,001	—
Restricted cash	28,537	19,856	15,058
Receivables and other current assets	52,567	59,274	51,780
Real estate leased to others:
Current portion of lease amortization for leases accounted for under the financing method (Note 8)	3,740	3,912	5,738
Properties held for sale (Notes 9 and 15)	33,995	58,021	128,813
Current portion of investment in debt securities of affiliates (Note 12)	5,429	5,429	—
Current portion of deferred tax asset (Note 23)	2,685	2,685	2,982

Total current assets	1,661,641	1,140,184	817,149
Investment in U.S. government and agency obligations (Note 4)	5,533	5,491	8,990
Other investments (Note 7)	244,602	245,948	50,328
Land and construction-in-progress (Note 15)	106,000	106,537	43,459
Real estate leased to others:
Accounted for under the financing method (Notes 8, 15 and 16)	75,949	85,281	131,618
Accounted for under the operating method, net of accumulated depreciation (Notes 9, 15 and 16)	51,127	49,118	76,443
Oil and gas properties, net (Notes 2 and 14)	180,241	168,136	168,921
Hotel, casino and resort operating properties, net of accumulated depreciation:
American Casino & Entertainment Properties LLC (Notes 10 and 17)	288,890	289,360	298,703
Hotel and resorts (Notes 9 and 11)	46,041	50,132	41,526
Deferred finance costs and other assets, net	24,831	21,200	4,095
Long-term portion of investment in debt securities of affiliates (Note 12)	91,864	92,575	24,696
Investment in NEG Holding LLC (Note 14)	97,693	87,800	69,346
Equity interest in GB Holdings, Inc. (The Sands Hotel and Casino)(Note 13)	9,138	10,603	30,854
Deferred tax asset (Note 23)	52,147	55,824	65,445

Total	$2,935,697	$2,408,189	$1,831,573

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Current portion of mortgages payable (Notes 8, 9 and 16)	$4,205	$3,700	$4,892
Mortgages on properties held for sale (Notes 9 and 16)	20,372	27,477	82,861
Accounts payable, accrued expenses and other current liabilities (Note 20)	96,814	95,877	55,880
Securities sold not yet purchased (Note 6)	83,750	90,674	—
Other debt due to affiliates (Notes 14 and 17)	10,000	—	30,000

Total current liabilities	215,141	217,728	173,633

Other liabilities	28,133	26,048	29,127
Long-term portion of mortgages payable (Notes 8, 9 and 16)	55,614	60,719	93,236
Senior secured notes payable (Note 18)	215,000	215,000	—
Senior unsecured notes payable 8 1/8% due 2012 — net of unamortized discount of $2,321 and $2,402 at March 31, 2005 and December 31, 2004 (Note 19)	350,679	350,598	—
Senior unsecured notes payable — 7 1/8% due 2013 (Note 19)	480,000	—	—
Asset retirement obligation (Note 2)	3,999	3,930	3,477
Due to affiliates (Notes 14 and 17)	—	—	27,500
Preferred limited partnership units:
$10 liquidation preference, 5% cumulative pay-in-kind; 10,400,000 authorized; 10,800,397, 10,286,264 and 9,796,607 issued and outstanding as of March 31, 2005, December 31, 2004 and 2003 (Note 22)	108,006	106,731	101,649

Total long-term liabilities	1,241,431	763,026	254,989

Minority interest (Note 14)	—	—	9,604

Commitments and contingencies (Notes 3 and 24):
Partners’ Equity:
Limited partners:
Depositary units; 47,850,000 authorized; 47,235,484 outstanding	1,383,913	1,328,031	1,184,870
General partner	107,133	111,325	220,398
Treasury units at cost:
1,137,200 depositary units (Note 28)	(11,921)	(11,921)	(11,921)

Partners’ equity (Notes 2 and 3)	1,479,125	1,427,435	1,393,347

Total	$2,935,697	$2,408,189	$1,831,573

See notes to supplemental consolidated financial statements.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(In $000’s except unit and per unit amounts)
	(Unaudited)
Revenues:
Hotel and casino operating income (Note 10)	$82,838	$75,009	$299,981	$262,811	$250,023
Land, house and condominium sales	8,279	5,014	26,591	13,265	76,024
Interest income on financing leases	1,966	2,936	9,880	13,115	14,722
Interest income on U.S. Government and Agency obligations and other investments (Notes 2 and 7)	12,902	4,944	44,376	22,592	30,569
Rental income	2,035	2,027	7,916	7,092	6,852
Hotel and resort operating income (Note 11)	5,563	1,335	16,211	12,376	12,921
Oil and gas operating income (Notes 2 and 14)	15,422	15,333	58,419	20,899	—
Accretion of investment in NEG Holding LLC (Note 14)	9,893	7,904	34,432	30,142	32,879
NEG management fee	2,108	1,464	6,887	6,629	7,637
Dividend and other income (Notes 5 and 7)	4,206	834	3,616	3,211	2,720
Equity in (loss) earnings of GB Holdings, Inc. (Note 13)	(986)	(348)	(2,113)	(3,466)	305

	144,226	116,452	506,196	388,666	434,652

Expenses:
Hotel and casino operating expenses (Note 10)	57,624	54,243	227,603	216,857	217,938
Cost of land, house and condominium sales	7,047	3,358	18,486	9,129	54,640
Oil and gas operating expense (Notes 2 and 14)	2,866	3,858	13,816	5,028	—
Hotel and resort operating expenses (Note 11)	5,405	1,424	12,730	8,773	10,536
Interest expense (Notes 15, 16, 17, 18, 19 and 22)	19,265	7,191	49,669	27,057	27,297
Depreciation, depletion and amortization	16,167	18,396	68,291	40,571	23,646
General and administrative expenses (Note 3)	7,610	4,364	20,952	14,081	14,134
Property expenses	952	1,085	4,340	4,472	3,862
Provision for losses on real estate	—	—	3,150	750	3,212

	116,936	93,919	419,037	326,718	355,265

Operating income	27,290	22,533	87,159	61,948	79,387
Other gains and (losses):
Gain (loss) on sale of other assets	(180)	(4)	1,680	(1,503)	(353)
Gain on sale of marketable equity and debt securities	—	28,857	40,159	2,607	—
Unrealized gains (losses) on securities sold short (Note 6)	21,704	—	(23,619)	—	—
Change in fair market value of derivative contract	(9,813)	—	—	—	—
Impairment loss on equity interest in GB Holdings, Inc. (Note 13)	—	—	(15,600)	—	—

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF EARNINGS — (Continued)

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(In $000’s except unit and per unit amounts)
	(Unaudited)
Write-down of marketable equity and debt securities and other investments (Note 5)	—	—	—	(19,759)	(8,476)
Gain on sales and disposition of real estate (Note 15)	186	6,047	5,262	7,121	8,990
Loss on limited partnership interests	—	—	—	—	(3,750)
Severance tax refund	—	—	4,468	—	—
Minority interest (Notes 10 and 14)	—	(39)	(812)	(1,266)	(1,943)

Income from continuing operations before income taxes	39,187	57,394	98,697	49,148	73,855
Income tax (expense) benefit (Note 23)	(4,782)	(5,966)	(17,326)	16,750	(10,096)

Income from continuing operations	34,405	51,428	81,371	65,898	63,759

Discontinued operations:
Income from discontinued operations	957	3,218	7,500	7,653	6,937
Gain on sales and disposition of real estate	18,723	6,929	75,197	3,353	—

Total income from discontinued operations	19,680	10,147	82,697	11,006	6,937

Net earnings	$54,085	$61,575	$164,068	$76,904	$70,696

Net earnings attributable to (Note 1):
Limited partners	$58,228	$57,608	$152,507	$59,360	$63,168
General partner	(4,143)	3,967	11,561	17,544	7,528

	$54,085	$61,575	$164,068	$76,904	$70,696

Net earnings per limited partnership unit (Notes 2 and 21):
Basic earnings:
Income from continuing operations	$0.84	$1.03	$1.55	$1.00	$1.12
Income from discontinued operations	0.42	0.22	1.76	0.24	0.15

Basic earnings per LP unit	$1.26	$1.25	$3.31	$1.24	$1.27

Weighted average limited partnership units outstanding	46,098,284	46,098,284	46,098,284	46,098,284	46,098,284

Diluted earnings:
Income from continuing operations	$0.81	$0.93	$1.48	$0.94	$1.00
Income from discontinued operations	$0.39	0.19	1.57	0.19	0.12

Diluted earnings per LP unit	$1.20	$1.12	$3.05	$1.13	$1.12

Weighted average limited partnership units and equivalent partnership units outstanding	49,857,622	52,499,303	51,542,312	54,489,943	56,466,698

See notes to supplemental consolidated financial statements.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’
EQUITY AND COMPREHENSIVE INCOME
For the Three Months Ended March 31, 2005, (Unaudited) and
Years Ended December 31, 2004, 2003 and 2002

		Limited Partners’ Equity
	General
	Partner’s			Held in Treasury		Total
	Equity	Depositary	Preferred			Partners’
	(Deficit)	Units	Units	Amounts	Units	Equity

	(In $000’s)
Balance, December 31, 2001	$58,846	$996,701	$92,198	$(11,921)	$1,137	$1,135,824
Comprehensive income:
Net earnings	7,528	63,168	—	—	—	70,696
Reclassification of unrealized loss on sale of debt securities	211	10,384	—	—	—	10,595
Adjustment to reverse unrealized loss on investment securities reclassified to notes receivable	131	6,451	—	—	—	6,582
Net unrealized losses on securities available for sale	(5)	(237)	—	—	—	(242)

Comprehensive income	7,865	79,766	—	—	—	87,631
Net adjustment for acquisition of minority interest (Note 10)	21,151	—	—	—	—	21,151
Pay-in-kind distribution (Note 22)	—	(4,610)	4,610	—	—	—
Capital contribution to American Casino (Note 10)	831	—	—	—	—	831

Balance, December 31, 2002	88,693	1,071,857	96,808	(11,921)	1,137	1,245,437
Comprehensive income:
Net earnings	17,544	59,360	—	—	—	76,904
Reclassification of unrealized loss on sale of debt securities	15	746	—	—	—	761
Net unrealized gains on securities available for sale	183	8,991	—	—	—	9,174
Sale of marketable equity securities available for sale	(6)	(274)	—	—	—	(280)

Comprehensive income	17,736	68,823	—	—	—	86,559
Pay-in-kind distribution (Note 22)	—	(2,391)	2,391	—	—	—
Change in deferred tax asset valuation allowance related to book-tax differences existing at time of bankruptcy (Note 23)	524	46,581	—	—	—	47,105
Capital distribution (Note 10)	(2,808)	—	—	—	—	(2,808)
Reclassification of Preferred LP units to liabilities (Note 22)	—	—	(99,199)	—	—	(99,199)
Net adjustment for TransTexas acquisition (Note 14)	116,253	—	—	—	—	116,253

Balance, December 31, 2003	220,398	1,184,870	—	(11,921)	1,137	1,393,347

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’
EQUITY AND COMPREHENSIVE INCOME — (Continued)
For the Three Months Ended March 31, 2005, (Unaudited) and
Years Ended December 31, 2004, 2003 and 2002

		Limited Partners’ Equity
	General
	Partner’s			Held in Treasury		Total
	Equity	Depositary	Preferred			Partners’
	(Deficit)	Units	Units	Amounts	Units	Equity

	(In $000’s)
Comprehensive income:
Net earnings	11,561	152,507	—	—	—	164,068
Reclassification of unrealized gains on marketable securities sold	(190)	(9,378)	—	—	—	(9,568)
Net unrealized gains on securities available for sale	1	32	—	—	—	33

Comprehensive income	11,372	143,161	—	—	—	154,533
Capital distribution from American Casino (Note 10)	(17,916)	—	—	—	—	(17,916)
Capital contribution to American Casino (Note 10)	22,800	—	—	—	—	22,800
Arizona Charlie’s acquisition (Note 10)	(125,900)	—	—	—	—	(125,900)
Distribution Change in deferred tax asset related to acquisition of Arizona Charlie’s	2,490	—	—	—	—	2,490
Distribution to General Partner relating to TransTexas’ purchase of minority interest and treasury shares (Note 14)	(1,919)	—	—	—	—	(1,919)

Balance, December 31, 2004	111,325	1,328,031	—	(11,921)	1,137	1,427,435
Comprehensive income:
Net earnings	(4,143)	58,228	—	—	—	54,085
Net unrealized losses on securities available for sale	(49)	(2,346)				(2,395)

Comprehensive income	(4,192)	55,882				51,690

Balance, March 31, 2005 (unaudited)	$107,133	$1,383,913	$—	$(11,921)	$1,137	$1,479,125

      Accumulated other comprehensive income (loss) at March 31, 2005, December 31, 2004, 2003 and 2002 was ($2,517), ($122), $9,174 and ($242), respectively.
See notes to supplemental consolidated financial statements.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Cash flows from operating activities:
Income from continuing operations	$34,405	$51,428	$81,371	$65,898	$63,759
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	16,099	18,316	67,959	41,173	23,646
Change in fair market value of derivative contracts	9,813	2,050	1,659	(373)	—
Note discount amortization	26	71	281	95	—
Accretion of discount on asset retirement obligation	69	80	332	96	—
Preferred LP interest expense	1,286	1,225	5,082	2,450	—
Gain on sale of marketable equity securities	—	(28,857)	(40,159)	(2,607)	—
Unrealized (gains) losses on securities sold short	(21,704)	—	23,619	—	—
Impairment loss on equity interest in GB Holdings, Inc.	—	—	15,600	—	—
Gain on sales and disposition of real estate	(186)	(6,047)	(5,262)	(7,121)	(8,990)
Loss on limited partnership interests	—	—	—	—	3,750
Loss (gain) on sale of assets	180	4	(1,584)	1,511	353
Provision for loss on real estate	—	—	3,150	750	3,212
Write-down of marketable equity and debt securities and other investments	—	—	—	19,759	8,476
Minority interest	—	39	812	1,266	1,943
Equity in losses (earnings) of GB Holdings, Inc.	986	348	2,113	3,466	(305)
Deferred gain amortization	(510)	(510)	(2,038)	(2,038)	(2,038)
Accretion of investment in NEG Holding LLC	(9,893)	(7,904)	(34,432)	(30,142)	(32,879)
Deferred income tax expense (benefit)	3,678	1,412	14,296	(22,256)	9,785
Changes in operating assets and liabilities:
Decrease (increase) in receivables and other assets	5,639	(8,414)	(10,442)	3,762	2,944
Increase in due from brokers	(2,518)		(123,001)	—	—
Decrease (increase) in land and construction-in-progress	5,950	(455)	(1,626)	(4,106)	24,215
Increase in restricted cash	(8,682)	—	(4,798)	(13,095)	—

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,404	13,046	96,280	(38,346)	271

Net cash provided by continuing operations	36,042	35,832	89,212	20,142	98,142

Total income from discontinued operations	19,680	10,147	82,697	11,006	6,937
Depreciation and amortization	31	210	1,244	5,129	4,464
Net gain from property transactions	(18,723)	(6,929)	(75,197)	(3,353)	—

Net cash provided by discontinued operations	988	3,428	8,744	12,782	11,401

Net cash provided by operating activities	37,030	39,260	97,956	32,924	109,543

Cash flows from investing activities:
Cash related to combination of TransTexas accounted for as a pooling of interest	—	—	—	15,312	—
Increase (decrease) in other investments	—	—	2,942	(28,491)	(23,200)
Repayments of mezzanine loans included in other investments	—	—	49,130	12,200	23,000
Decrease in mortgages and notes receivable	—	351	—	—	—
Net proceeds from the sales and disposition of real estate	4,650	11,346	16,790	15,290	20,513
Proceeds from sale of other assets	19	64	3,779	—	—
Principal payments received on leases accounted for under the financing method	908	1,112	4,219	5,310	5,941
Principal payments received on investments in debt securities of affiliates	2,700	—	—	—	—
Purchase of debt securities included in other investments	—	—	(245,166)	—	—
Purchase of debt securities of affiliates	—	—	(65,500)	—	—
Purchase of Atlantic Holdings debt included in debt securities due from affiliates	—	—	(36,000)	—	—
Acquisition of Arizona Charlies’	—	—	(125,900)	—	—

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Additions to hotel, casino and resort operating property	(4,781)	—	(16,203)	(32,911)	(21,715)
Acquisition of hotel and resort operating property	—	(1,492)	(16,463)	—	—
Acquisitions of rental real estate	—	(14,583)	(14,583)	—	(18,226)
Acquisition of land and construction in progress	—	—	(61,845)	—	—
Additions to rental real estate	—	(166)	(18)	(413)	(181)
Additions to oil and gas operating property	(21,071)	(6,106)	(47,528)	(633)	—
Decrease (increase) in investment in U.S. Government and Agency Obligations (Note 2)	27,903	(61,077)	(40,757)	274,478	(22,410)
Increase in marketable equity and debt securities	(66,250)	—	—	(45,140)	(4,415)
Proceeds from sale of marketable equity and debt securities	—	64,471	90,614	3,843	—
Decrease in note receivable from affiliate	—	—	—	250,000	—
Acquisition of minority interest in TransTexas	—	—	(4,136)	—	—
Decrease in minority interest in Stratosphere Corp.	—	—	—	—	(44,744)
Decrease in investment in Stratosphere Corp.	—	—	—	788	—
Investment in NEG, Inc.	—	—	—	(148,101)	—
Guaranteed payment from NEG Holding LLC	—	—	15,979	18,229	21,653
Priority distribution from NEG Holding LLC	—	—	—	40,506	—
Decrease in due to affiliate	—	—	—	—	(68,491)
Increase in restricted cash	—	(219,313)	—	—	—
Other	—	(50)	(194)	560	197

Net cash (used in) provided by investing activities from continuing operations	(55,922)	(225,443)	(490,840)	380,827	(132,078)
Cash flows from investing activities from discontinued operations:
Net proceeds from the sales and disposition of real estate	36,582	7,392	134,789	5,336	—

Net cash (used in) provided by investing activities	(19,340)	(218,051)	(356,051)	386,163	(132,078)

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Cash flows from financing activities:
Partners’ Equity:
Distributions to members	—	—	(17,916)	—	—
Member’s contribution	—	—	22,800	—	—
Contributions to American Casino	—	—	—	—	598
Debt:
Repayment of credit facilities	—	—	—	(2,904)	(5,000)
Proceeds from credit facility	—	—	—	7,780	17,220
Proceeds from Senior Notes Payable	480,000	215,000	565,409	—	—
Decrease in due to affiliates	(6,602)	—	(24,925)	—	—
Proceeds from mortgages payable	—	—	10,000	20,000	12,700
Payments on mortgages payable	—	—	—	(3,837)	(462)
Periodic principal payments	(1,598)	(3,721)	(14,613)	(15,297)	(7,198)
Debt issuance costs	(8,334)	(7,515)	(18,111)	—	—
Other	—	—	—	—	242

Net cash provided by financing activities	463,466	203,764	522,644	5,742	18,100

Net increase (decrease) in cash and cash equivalents	481,156	24,973	264,549	424,829	(4,435)
Cash and cash equivalents, beginning of period	768,918	517,464	504,369	79,540	83,975

Cash and cash equivalents at end of period	$1,250,074	$542,437	$768,918	$504,369	$79,540

Supplemental information:
Cash payments for interest, net of amounts capitalized	$9,612	$5,667	$48,015	$65,253	$37,176

Supplemental schedule of noncash investing and financing activities:
Reclassification of real estate to operating lease	$3,068	$—	$—	$5,065	$13,403
Reclassification from hotel and resort operating properties	—	(6,395)	(6,428)	—	—
Reclassification of real estate from financing lease	(358)	—	(1,920)	(5,065)	(13,503)
Reclassification of real estate from operating lease	(411)	(14,353)	(38,452)	(126,263)	—
Reclassification of real estate to property held for sale	716	20,748	46,800	126,263	100

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Reclassification of real estate from properties held for sale	(3,015)	—	—	—	—
Decrease in other investments	—	—	—	(3,453)	—
Decrease in deferred income	—	—	—	2,565	—
Increase in real estate accounted for under the operating method	—	—	—	888	—
Reclassification from marketable equity and debt securities	—	—	—	—	(20,494)
Reclassification from receivable and other assets	—	—	—	(1,631)
Reclassification to other investments	—	—	—	1,631	20,494

	$—	$—	$—	$—	$—

Net unrealized (losses) gains on securities available for sale	$(2,394)	$2,378	$33	$9,174	$(242)

Increase in equity and debt securities	$805	$300	$1,740	$1,200	$2,890

Contribution of note from NEG Holding LLC	$—	$—	$—	$10,940	$—

Change in tax asset related to acquisition	$—	$—	$2,490	$—	$—

See notes to supplemental consolidated financial statements.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005 (Unaudited) and December 31, 2004, 2003 and 2002

1.	Description of Business and Basis of Presentation
      American Real Estate Partners, L.P. and its subsidiaries (the “Company” or “AREP”) are engaged in the following operating businesses: (1) rental real estate; (2) hotel, casino and resort operations; (3) land, house and condominium development; (4) participation in and ownership of oil and gas operating properties; and (5) investment in securities, including investment in other entities and marketable equity and debt securities.
      As a result of the Company’s expansion into non-real estate businesses, the Company has changed the presentation of its 2005 and 2004 Consolidated Balance Sheets to a classified basis. The 2003 Consolidated Balance Sheet has been reclassified to conform to the 2005 and 2004 presentation.
      On July 1, 1987, American Real Estate Holdings Limited Partnership (the “Subsidiary” or “AREH”), in connection with an exchange offer (the “Exchange”), entered into merger agreements with American Real Estate Partners, L.P. and each of thirteen separate limited partnerships (collectively, the “Predecessor Partnerships”), pursuant to which the Subsidiary acquired all the assets, subject to the liabilities of the Predecessor Partnerships.
      By virtue of the Exchange, the Subsidiary owns the assets, subject to the liabilities, of the Predecessor Partnerships. The Company owns a 99% limited partner interest in AREH. AREH, the operating partnership, was formed to hold the investments of and conduct the business operations of the Company. Substantially all of the assets and liabilities of the Company are owned by AREH and substantially all operations are conducted through AREH. American Property Investors, Inc. (the “General Partner”) owns a 1% general partner interest in both the Subsidiary and the Company, representing an aggregate 1.99% general partner interest in the Company and the Subsidiary. The General Partner is owned and controlled by Mr. Carl C. Icahn (“Icahn” or “Mr. Icahn”).
      On August 16, 1996, the Company amended its Partnership Agreement to permit non-real estate related acquisitions and investments to enhance unitholder value and further diversify its assets. Under the Amendment, investments may include equity and debt securities of domestic and foreign issuers. The portion of the Company’s assets invested in any one type of security or any single issuer are not limited.
      The Company will conduct its activities in such a manner so as not to be deemed an investment company under the Investment Company Act of 1940 (the “1940 Act”). Generally, this means that no more than 40% of the Company’s total assets will be invested in investment securities, as such term is defined in the 1940 Act. In addition, the Company does not intend to invest in securities as its primary business and will structure its investments to continue to be taxed as a partnership rather than as a corporation under the applicable publicly traded partnership rules of the Internal Revenue Code.
      As of May 1, 2005, affiliates of the General Partner owned 9,346,044 Preferred Units, or 86.5%, and 39,896,836 Depositary Units or 86.5%.
      TransTexas Acquisition. On April 6, 2005, AREP Oil and Gas LLC, a wholly-owned subsidiary of the Company, acquired TransTexas Gas Corporation (“TransTexas”) from an entity affiliated with Mr. Icahn for $180.0 million in cash. TransTexas is considered a company under common control. Accordingly, the accompanying supplemental consolidated financial statements and footnotes include the assets and operations of TransTexas during the period of common control, commencing September 1, 2003. For the three months ended March 31, 2005 (unaudited), the year ended December 31, 2004 and the 4 months ended December 31, 2003 TransTexas’ revenue (in thousands) was approximately $15,457, $59,056 and $21,058, respectively. For the three months ended March 31, 2005 (unaudited), the year ended December 31, 2004 and the 4 months ended December 31, 2003 TransTexas’ net (loss) income was approximately ($5,325),

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
$3,095 and $6,880, respectively. Earnings (loss) prior to the acquisition have been allocated to the General Partner. (See notes 3 and 14.)

2.	Summary of Significant Accounting Policies
      Principles of Consolidation. The consolidated financial statements include the accounts of AREP and its majority-owned subsidiaries in which control can be exercised. The Company is considered to have control if it has a direct or indirect ability to make decisions about an entity’s activities through voting or similar rights. The Company uses the guidance set forth in AICPA Statement of Position No. 78-9, Accounting for Investments in Real Estate Ventures, with respect to its investments in partnerships and limited liability companies. In addition, the Company uses the guidance of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, or FIN 46R, whereby an interest in a variable interest entity where the Company is deemed to be the primary beneficiary would be consolidated. The Company is not deemed to be the primary beneficiary, as defined, with respect to National Energy Group, Inc.’s (“NEG”) investment in NEG Holding, LLC (“Holding LLC”). The Company accounts for its residual equity investment in Holding LLC in accordance with APB 18 (See Note 14). All material intercompany balances and transactions are eliminated.
      Investments in affiliated companies determined to be voting interest entities in which AREP owns between 20% and 50%, and therefore exercises significant influence, but which it does not control, are accounted for using the equity method. The Company accounts for its 36% interest in GB Holdings on the equity basis.
      In accordance with generally accepted accounting principles, assets transferred between entities under common control are accounted for at historical costs similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to the acquisition are restated on a combined basis.
      All adjustments which, in the opinion of management, are necessary to fairly present the results for the interim period have been made.
      Net Earnings Per Limited Partnership Unit. Basic earnings per LP Unit are based on net earnings as adjusted prior to the July 1, 2003, preferred pay-in-kind distribution to Preferred Unitholders. The resulting net earnings available for limited partners are divided by the weighted average number of depositary limited partnership units outstanding.
      Diluted earnings per LP Unit uses net earnings attributable to limited partner interests, as adjusted after July 1, 2003 for the preferred pay-in-kind distributions as the numerator with the denominator based on the weighted average number of units and equivalent units outstanding. The Preferred Units are considered to be equivalent units. The number of limited partnership units used in the calculation of diluted income per limited partnership unit increased as follows: 3,759,338, 6,401,019, 5,444,028, 8,391,659, and 10,368,414 limited partnership units for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively, to reflect the effects of the dilutive preferred units.
      For accounting purposes, NEG’s earnings prior to the NEG acquisition in October 2003, Arizona Charlie’s earnings prior to its acquisition in May 2004 and TransTexas’ earnings prior to its acquisition in April 2005 have been allocated to the General Partner and therefore excluded from the computation of basic and diluted earnings per limited partnership unit.
      Cash and Cash Equivalents. The Company considers short-term investments, which are highly liquid with original maturities of three months or less at date of purchase, to be cash equivalents. Included in cash and cash equivalents at March 31, 2005 (unaudited), December 31, 2004 and 2003 are investments in government-backed securities of approximately $1,105,289,000, $658,534,000 and $378,000,000, respectively.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Restricted Cash. Restricted Cash consists of funds held by third parties in connection with tax free property exchanges pursuant to Internal Revenue Code Section 1031.
      Marketable Equity and Debt Securities, Investment in U.S. Government and Agency Obligations and Other Investments. Investments in equity and debt securities are classified as either trading, held-to-maturity or available for sale for accounting purposes. Trading securities are valued at quoted market value at each balance sheet date with the unrealized gains or losses reflected in the Consolidated Statements of Earnings. Investments in U.S. Government and Agency Obligations are classified as available for sale. Available for sale securities are carried at fair value on the balance sheet of the Company. Unrealized holding gains and losses are excluded from earnings and reported as a separate component of Partners’ Equity and when sold are reclassified out of Partners’ Equity based on specific identification. Held-to-maturity securities are recorded at amortized cost.
      A decline in the market value of any held-to-maturity or available for sale security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Dividend income is recorded when declared and interest income is recognized when earned.

Oil and Natural Gas Properties
      The Company utilizes the full cost method of accounting for its crude oil and natural gas properties. Under the full cost method, all productive and nonproductive costs incurred in connection with the acquisition, exploration and development of crude oil and natural gas reserves are capitalized and amortized on the units-of-production method based upon total proved reserves. The costs of unproven properties are excluded from the amortization calculation until the individual properties are evaluated and a determination is made as to whether reserves exist. Conveyances of properties, including gains or losses on abandonments of properties, are treated as adjustments to the cost of crude oil and natural gas properties, with no gain or loss recognized.
      Under the full cost method, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% per year (the ceiling limitation). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, abandonment costs, and certain production related and ad-valorem taxes are deducted. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant indefinitely, except for changes, which are fixed and determinable by existing contracts. The net book value is compared to the ceiling limitation on a quarterly basis.
      The Company has not capitalized internal costs or interest with respect to its oil and gas activities.
      The Company is subject to extensive federal, state, and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environment effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.
      The Company’s operations are subject to all of the risks inherent in oil and natural gas exploration, drilling, and production. These hazards can result in substantial losses to the Company due to personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage, or suspension or operations. The Company maintains insurance of various types customary in the industry to cover its operations and believes it is insured prudently against certain of these risks. In addition, the Company maintains operator’s extra expense coverage that provides coverage for the care, custody and

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
controls of wells drilled by the Company. The Company’s insurance does not cover every potential risk associated with the drilling and production of oil and natural gas. As a prudent operator, the Company does maintain levels of insurance customary in the industry to limit its financial exposure in the event of a substantial environmental claim resulting from sudden and accidental discharges. However, 100% coverage is not maintained. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on the Company’s financial condition and results of operations. Moreover, no assurance can be given that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable. The Company believes that it operates in compliance with government regulations and in accordance with safety standards which meet or exceed industry standards.

Other Investments
      a. The Company accounts for secured bank debt acquired at a discount for which the Company believes it is not probable that the undiscounted future cash collection will be sufficient to recover the face amount of the loan and constructive interest utilizing the cost recovery method in accordance with Practice Bulletin 6, “Amortization of Discounts on Certain Acquired Loans.” For secured bank debt acquired at a discount where recovery is probable, the Company amortizes the discount on the loan over the period in which the payments are probable of collection, only if the amounts are reasonably estimable and the ultimate collectibility of the acquisition amount of the loan and the discount is probable. The Company evaluates collectibility for every loan at each balance sheet date.
      SOP 03-03, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer,” which is effective for fiscal years beginning after December 15, 2004, limits the yield that may be accreted to the excess of the Company’s estimate of undiscounted cash flows expected to be collected over the Company’s initial investment in a loan. The Company does not expect that the adoption of this SOP will have a significant impact on its financial statements.
      b. The Company has generally not recognized any profit in connection with the property sales in which certain purchase money mortgages receivable were taken back. Such profits are being deferred and will be recognized when the principal balances on the purchase money mortgages are received.
      c. The Company has provided development financing for certain real estate projects. The security for these loans is either a second mortgage or a pledge of the developers’ ownership interest in the properties. Such loans are subordinate to construction financing and are generally referred to as mezzanine loans. Generally, interest is not paid periodically but is due at maturity or earlier from unit sales or refinancing proceeds. The Company defers recognition of interest income on mezzanine loans pending receipt of all principal payments.
      Income Taxes. No provision has been made for federal, state or local income taxes on the results of operations generated by partnership activities, as such taxes are the responsibility of the partners. American Entertainment Properties Corp., the parent of American Casino & Entertainment Properties LLC (“American Casino”), TransTexas, and NEG, the Company’s corporate subsidiaries, account for their income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
      For income tax purposes, the taxable income or loss of TransTexas and its subsidiaries is included in the consolidated income tax return of the Starfire Holding Corp. (“Starfire”) controlled group. TransTexas and its subsidiaries entered into a tax allocation agreement with Starfire that provides for payments of tax liabilities to

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Starfire, calculated as if TransTexas and its subsidiaries filed a consolidated income tax return separate from the Starfire controlled group. Additionally, the agreement provides for payments from Starfire to TransTexas and its subsidiaries for any previously paid tax liabilities that are reduced as a result of subsequent determinations by any governmental authority, or as a result of any tax losses or credits that are allowed to be carried back to prior years.
      Leases. The Company leases to others substantially all its real property under long-term net leases and accounts for these leases in accordance with the provisions of Financial Accounting Standards Board Statement No. 13, “Accounting for Leases,” as amended. This Statement sets forth specific criteria for determining whether a lease is to be accounted for as a financing lease or an operating lease.
      Financing Method. Under this method, minimum lease payments to be received plus the estimated value of the property at the end of the lease are considered the gross investment in the lease. Unearned income, representing the difference between gross investment and actual cost of the leased property, is amortized to income over the lease term so as to produce a constant periodic rate of return on the net investment in the lease.
      Operating Method. Under this method, revenue is recognized as rentals become due and expenses (including depreciation) are charged to operations as incurred.
      Properties. Properties held for investment, other than those accounted for under the financing method, are carried at cost less accumulated depreciation unless declines in the values of the properties are considered other than temporary, at which time the property is written down to net realizable value. A property is classified as held for sale at the time management determines that the criteria in SFAS 144 have been met. Properties held for sale are carried at the lower of cost or net realizable value. Such properties are no longer depreciated and their operations are included in discontinued operations. As a result of the reclassification of certain real estate to properties held for sale during the three months ended March 31, 2005 (unaudited) income and expenses of such properties are reclassified to discontinued operations for all prior periods. If management determines that a property classified as held for sale no longer meets the criteria in SFAS 144, the property is reclassified as held for use.
      Depreciation. Depreciation is principally computed using the straight-line method over the estimated useful life of the particular property or property components, which range from 3 to 45 years.
      Use of Estimates. Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates. The more significant estimates include the valuation of (1) long-lived assets; (2) mortgages and notes receivable; (3) marketable equity and debt securities and other investments; (4) costs to complete for land, house and condominium developments; (5) gaming-related liability and loyalty programs; and (6) deferred tax assets.

Revenue and Expense Recognition
      1. Revenue from real estate sales and related costs are recognized at the time of closing primarily by specific identification. The Company follows the guidelines for profit recognition set forth by Statement of Financial Accounting Standards Board (FASB) Statement No. 66, Accounting for Sales of Real Estate.
      2. Casino revenues and promotional allowances — The Company recognizes revenues in accordance with industry practice. Casino revenue is the net win from gaming activities (the difference between gaming wins and losses). Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Revenues include the retail value of rooms, food and beverage and other items that are provided to customers on a complimentary basis. A corresponding amount is deducted as promotional

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
allowances. Hotel and restaurant revenue is recognized when services are performed. The cost of such complimentaries is included in “Hotel and casino operating expenses.”
      The Company also rewards customers, through the use of loyalty programs with points based on amounts wagered, that can be redeemed for a specified period of time for cash. The Company deducts the cash incentive amounts from casino revenue.
      3. Sales, advertising and promotion — These costs are expensed as incurred and were approximately $6.9 million, $6.3 million, $28.8 million, $22.9 million and $18.1 million in the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively.

Natural Gas Production Imbalances
      The Company accounts for natural gas production imbalances using the sales method, whereby the Company recognized revenue on all natural gas sold to its customers notwithstanding the fact its ownership may be less than 100% of the natural gas sold. Liabilities are recorded by the Company for imbalances greater than the Company’s proportionate share of remaining natural gas reserves. The Company had no gas balancing liabilities as of March 31, 2005 (unaudited), December 31, 2004 and 2003.

Hedging Agreements
      From time to time, the Company enters into commodity price swap agreements (the Hedge Agreements) to reduce its exposure to price risk in the spot market for natural gas and oil. The Company follows Statement of Financial Accounting Standards No. 133 (SFAS 133), Accounting for Derivative Instruments and Hedging Activities, which was amended by Statement of Financial Accounting Standards No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. These pronouncements established accounting and reporting standards for derivative instruments and for hedging activities, which generally require recognition of all derivatives as either assets or liabilities in the balance sheet at their fair value. The accounting for changes in fair value depends on the intended use of the derivative and its resulting designation.
      The following is a summary of natural gas and oil contracts entered into with Shell Trading (US) Company as of March 31, 2005 (unaudited).

			Fixed
Type Contract	Production Month	Volume per Month	Price	Floor	Ceiling

Fixed price	April-June 2004	300,000 MMBTU	$5.44	—	—
Fixed price	July-Sept 2004	300,000 MMUTU	$5.34	—	—
No cost collars	Oct-Dec 2004	300,000 MMBTU	—	$5.25	$5.90
No cost collars	Jan-Dec 2004	25,000 Bbls	—	$28.72	$31.90
No cost collars	Jan-Dec 2005	15,000 Bbls	—	$42.50	$46.00
No cost collars	Jan-Dec 2005	400,000 MMBTU	—	$6.00	$8.35
No cost collars	March-Dec 2005	9,000 Bbls	—	$44.50	$48.00
No cost collars	March-Dec 2005	210,000 MMBTU	—	$6.05	$7.30
No cost collars	Jan-Dec 2006	14,000 Bbls	—	$41.65	$45.25
No cost collars	Jan-Dec 2006	430,000 MMBTU	—	$6.00	$7.25

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The Company has elected not to designate these instruments as hedges for accounting purposes, accordingly both realized and unrealized gains and losses are included in oil and natural gas sales. The following summarizes the Company’s realized and unrealized gains and losses.

	March 31,	December 31,
	2005	2004

Realized (cash payments)	$232,695	$3,906,325
Valuation loss	9,812,799	1,658,809

	$10,045,494	$5,565,134

      A liability of $11,471,607, $1,658,808 and $0 was recorded at March 31, 2005 (unaudited), December 31, 2004 and 2003, respectively, representing the market value of the Company’s derivatives.

Accounting for Asset Retirement Obligations
      The Company accounts for its asset retirement obligations under Statement of Financial Accounting Standards No. 143 (SFAS 143), Accounting for Asset Retirement Obligations. SFAS 143 provides accounting requirements for costs associated with legal obligations to retire tangible, long-lived assets. Under SFAS 143, an asset retirement obligation is needed at fair value in the period in which it is incurred by increasing the carrying amount for the related long-lived asset. In each subsequent period, the liability is accreted to its present value and the capitalized cost is depreciated over the useful life of the related asset.
      The Company’s asset retirement obligation represents expected future costs to plug and abandon its wells, dismantle facilities, and reclamate sites at the end of the related assets’ useful lives. The following information reflects activity related to the Company’s asset retirement obligation for the three months ended March 31, 2005 (unaudited) and the years ended December 31, 2004 and 2003 (in thousands):

	2005	2004	2003

Balance, beginning of period	$3,930	$3,477	$3,375
Accretion expense	69	332	96
Additions	—	121	6

Balance, end of period	$3,999	$3,930	$3,477

      Land and Construction-in-Progress. These costs are stated at the lower of cost or net realizable value. Interest is capitalized on expenditures for long-term projects until a salable condition is reached. The capitalization rate is based on the interest rate on specific borrowings to fund the projects.
      Investment in NEG Holding LLC. Due to the substantial uncertainty that the Company will receive any distribution above the priority and guaranteed payment amounts, the Company accounts for its investment in Holding LLC as a preferred investment whereby guaranteed payment amounts received and receipts of the priority distribution amount are recorded as reductions in the investment and income is recognized from accretion of the investment up to the priority distribution amount, including the guaranteed payments (based on the interest method). See Note 14. Following receipt of the guaranteed payments and priority distributions, the residual interest in the investment will be valued at zero.
      The Company periodically evaluates the carrying amount of its investment in Holding LLC to determine whether current events or circumstances warrant adjustments to the carrying value and/or revisions to accretion of income. The Company currently believes that no such impairment has occurred and that no revision to the accretion of income is warranted.
      Accounting for Impairment of a Loan. If it is probable that, based upon current information, the Company will be unable to collect all amounts due according to the contractual terms of a loan agreement, the Company considers the asset to be “impaired.” Reserves are established against impaired loans in amounts

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
equal to the difference between the recorded investment in the asset and either the present value of the cash flows expected to be received, or the fair value of the underlying collateral if foreclosure is deemed probable or if the loan is considered collateral dependent.
      Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Long-lived assets held and used by the Company and long-lived assets to be disposed of, are reviewed for impairment whenever events or changes in circumstances, such as vacancies and rejected leases, indicate that the carrying amount of an asset may not be recoverable.
      In performing the review for recoverability, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset an impairment loss is recognized. Measurement of an impairment loss for long-lived assets that the Company expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Recently Issued Pronouncements
      On September 28, 2004, the SEC released Staff Accounting Bulletin (“SAB”) 106 regarding the application of SFAS 143, “Accounting for Asset Retirement Obligations (“AROs”),” by oil and gas producing companies following the full cost accounting method. Pursuant to SAB 106, oil and gas producing companies that have adopted SFAS 143 should exclude the future cash outflows associated with settling AROs (ARO liabilities) from the computation of the present value of estimated future net revenues for the purposes of the full cost ceiling calculation. In addition, estimated dismantlement and abandonment costs, net of estimated salvage values, that have been capitalized (ARO assets) should be included in the amortization base for computing depreciation, depletion and amortization expense. Disclosures are required to include discussion of how a company’s ceiling test and depreciation, depletion and amortization calculations are impacted by the adoption-of SFAS 143. SAB 106 is effective prospectively as of the beginning of the first fiscal quarter beginning after October 4, 2004. The adoption of SAB 106 is not expected to have a material impact on either the ceiling test calculation or depreciation, depletion and amortization.

3.	Related Party Transactions
      a. On April 6, 2005, AREP Oil and Gas LLC, a wholly owned subsidiary of the Company, acquired TransTexas from an entity affiliated with Mr. Icahn, for $180.0 million in cash. Mr. Icahn is Chairman of the Board of American Property Investors, Inc. The terms of the transaction were approved by the Audit Committee of the Board of Directors of the General Partner (“Audit Committee”) which was advised by its independent financial advisor and by its counsel. (See Note 14).
      b. On May 26, 2004, American Casino acquired two Las Vegas casino/hotels, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder from Mr. Icahn and an entity affiliated with Mr. Icahn, for aggregate consideration of $125.9 million. The terms of the transactions were approved by the Audit Committee, which was advised by its independent financial advisor and by counsel. (See Note 10).
      c. At December 31, 2002, the Company had a $250 million note receivable from Mr. Icahn, which was repaid in October 2003. Interest income of approximately $7.9 million and $9.9 million was earned on this loan in the years ended December 31, 2003 and 2002, respectively, and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Supplemental Consolidated Statements of Earnings.
      d. In 1997, the Company entered into a license agreement for a portion of office space from an affiliate. The license agreement dated as of February 1, 1997 expired May 22, 2004 and has been extended on a month to month basis. Pursuant to the license agreement, the Company has the non-exclusive use of approximately

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
2,275 square feet of office space and common space for which it paid $11,185 plus 10.77% of “additional rent”. In the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, the Company paid such affiliate approximately $39,000, $39,000, $162,000, $159,000 and $153,000 respectively, in connection with this licensing agreement. The terms of such sublease were reviewed and approved by the Audit Committee. If the Company must vacate the space, it believes there will be adequate alternative space available.
      e. American Casino billed the Sands Hotel and Casino (the “Sands”) approximately $136,000, $50,000, $387,500, $191,000 and $27,900, respectively, for administrative services performed by Stratosphere personnel during the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002.
      f. NEG received management fees from unconsolidated affiliates of approximately $3.3 million, $2.6 million, $6.9 million, $6.6 million and $7.6 million in the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively.
      g. For the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, the Company paid approximately $228,000, $61,000, $325,000, $273,000 and $160,900, respectively, to an affiliate of the General Partner for telecommunication services, XO Communications, Inc.
      h. See Note 14c. and 12b. regarding the purchase of TransTexas and Panaco debt, respectively, from Icahn affiliates.
      i. See Note 12a. regarding the purchase of Atlantic Holdings Notes from Icahn affiliates.
      j. See Note 17 regarding additional related party obligations.
      k. See Note 29 regarding subsequent events.
4.     Investment in U.S. Government and Agency Obligations
      The Company has investments in U.S. Government and Agency Obligations whose maturities range from January 2005 to December 2008 as follows (in $ millions):

			December 31,

	March 31, 2005		2004		2003

	Cost	Carrying	Cost	Carrying	Cost	Carrying
	Basis	Value	Basis	Value	Basis	Value

	(Unaudited)
Available for Sale:
Matures in:
less than 1 year	$68.9	$68.9	$96.8	$96.8	$52.8	$52.6
2-5 years	5.6	5.5	5.6	5.5	9.0	9.0

	$74.5	$74.4	$102.4	$102.3	$61.8	$61.6

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Marketable Equity and Debt Securities (in $Millions)

			December 31,

	March 31, 2005		2004		2003

	Cost	Carrying	Cost	Carrying	Cost	Carrying
	Basis	Value	Basis	Value	Basis	Value

	(Unaudited)
Available for Sale:
Philip Service Corporation(a):
Equity	$—	$—	$—	$—	$	$—
Corporate bonds(b)	—	—	—	—	45.1	51.6
Other(c)	72.4	68.5	2.2	2.2	1.3	4.2

Total	$72.4	$68.5	$2.2	$2.2	$46.4	$55.8

      a. At December 31, 2002, the Company owned the following approximate interests in Philip Service Corporation (“Philip”): (1) 1.8 million common shares, (2) $14.2 million in secured term debt, and (3) $10.9 million in accreted secured convertible payment-in-kind debt. The Company had an approximate 7% equity interest in Philip and an Icahn affiliate had an approximate 38% equity interest. Icahn affiliates also owned term and payment-in-kind debt.
      The market value of Philip’s common stock declined steadily since it was acquired by the Company. In 2002, based on a review of Philip’s financial statements, management of the Company deemed the decrease in value to be other than temporary. As a result, the Company wrote down its investment in Philip’s common stock by charges to earnings of $8,476,000 and charges to other comprehensive income (“OCI”) of $761,000 in the year ended December 31, 2002. This investment had been previously written down by approximately $6.8 million in charges to earnings. The Company’s adjusted carrying value of Philip’s common stock was approximately $200,000 at December 31, 2002.
      In June 2003, Philip announced that it and most of its wholly owned U.S. subsidiaries filed voluntary petitions under Chapter 11 of the Federal Bankruptcy Code.
      In the year ended December 31, 2003, management of the Company determined that it was appropriate to write-off the balance of its investment in the Philip’s common stock by a charge to earnings of approximately $961,000; of this amount $761,000 was previously charged to other comprehensive income in 2002, which was reversed in 2003, and included in the $961,000 charge to earnings.
      Approximately $6.6 million of charges to OCI were reversed and the investments were reclassified at their original cost to “Other investments” at December 31, 2002. These adjustments had no effect on the Company’s reported earnings for the year ended December 31, 2002.
      In 2003, the cost basis of the debt was approximately $22.1 million. As previously mentioned, Philip filed for bankruptcy protection in June 2003. Management of the Company reviewed Philip’s financial statements, bankruptcy documents and the prices of recent purchases and sales of the debt and determined this investment to be impaired. Based upon this review, management concluded the fair value of the debt to be approximately $3.3 million; therefore, the Company recorded a write-down of approximately $18.8 million by a charge to earnings which was included in “Write-down of marketable equity and debt securities and other investments” in the Supplemental Consolidated Statements of Earnings in the year ended December 31, 2003. In December 2003, the Company sold two-thirds of its term and paid-in-kind (“PIK”) debt with a basis of $2.2 million for $2.6 million, generating a gain of $0.4 million.
      Philip emerged from bankruptcy on December 31, 2003 as a private company controlled by an Icahn affiliate. The Company’s remaining interest in the debt was delivered and exchanged for approximately

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
443,000 common shares representing a 4.4% equity interest in the new Philip, valued at the carrying value of the debt at December 31, 2004 of $0.7 million.
      b. In December 2003, the Company acquired approximately $86.9 million principal amount of corporate bonds for approximately $45.1 million. These bonds were classified as available for sale securities. Available for sale securities are carried at fair value on the balance sheet. Unrealized holding gains and losses are excluded from earnings and reported as a separate component of Partners’ Equity. At December 31, 2003, the carrying value of the bonds was approximately $51.6 million and accumulated other comprehensive income (“OCI”) was approximately $6.5 million. This OCI was reversed in the year ended December 31, 2004 upon the sale of corporate bonds. In the year ended December 31, 2004, the Company sold the debt securities for approximately $82.3 million, recognizing a gain of $37.2 million.
      c. In the three months ended March 31, 2005 (unaudited), the Company purchased approximately $66.5 million of equity securities. Such securities are treated as available for sale. In the three months ended March 31, 2005 (unaudited), the Company recorded in Partners’ Equity approximately $2.4 million of unrealized losses on such securities.

6.	Due from Brokers
      In November and December 2004 and during the first quarter of 2005, the Company sold short certain equity securities which resulted in the following (in $000’s):
      a. $147,223 at March 31, 2005 (unaudited) and $123,001 at December 31, 2004 — Due From Brokers — Net proceeds from short sales of equity securities and cash collateral held by brokerage institutions against our short sales.
      b. $83,750 at March 31, 2005 (unaudited) and $90,674 at December 31, 2004 — Securities Sold Not Yet Purchased — Our obligation to cover the short sales of equity securities described above. The Company recorded unrealized losses on securities sold short of $23.6 million in the year ended December 31, 2004 reflecting an increase in price in the securities sold short. This amount has been recorded in the consolidated statements of earnings for the year then ended in the respective caption. The Company recorded unrealized gains on securities sold short of $21.7 million in the three months ended March 31, 2005 (unaudited) reflecting a decrease in price of the securities sold short. This amount has been recorded in the supplemental consolidated statements of earnings for the three months ended March 31, 2005 in the respective caption.

7.	Other Investments (in $000’s)

		Balance at
	Balance at	December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Peninsula/ Hampton & Alex Hotel(a) and (b)	$—	$—	$42,030
WestPoint Stevens(c)	205,850	205,850	—
Union Power Partners L.P. and Panda Gila River L.P.(d)	37,973	39,316	—
Other	779	782	8,298

	$244,602	$245,948	$50,328

      a. On November 30, 2000, the Company entered into a mezzanine loan agreement to fund $23 million in two tranches to an unaffiliated borrower. The funds were to be used for certain initial development costs associated with a 65 unit condominium property located at 931 1st Avenue in New York City. The first tranche of $10 million was funded on November 30, 2000 and provided for interest accruing at a rate of 25% per annum, with principal and interest due at maturity, May 29, 2003. Also, in November 2000,

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
approximately $3.7 million of the second tranche of the loan was funded. The balance of approximately $9.3 million was funded in installments during 2001. The second tranche provided for interest accruing at a rate of 21.5% per annum, with principal and interest due at maturity, November 29, 2002. The loans were payable at any time from the proceeds of unit sales, after satisfaction of senior debt of approximately $45 million. The loans were secured by the pledge of membership interests in the entity that owns the real estate. In May 2002, the Company received approximately $31.3 million for prepayment of the mezzanine loans. The balance of the prepayment of $8.3 million represented accrued interest ($7.9 million) and exit fees ($0.4 million), which amounts were recognized as “Interest income on U.S. Government and Agency obligations and other investments” and “Dividend and other income” respectively, in the Supplemental Consolidated Statements of Earnings for the year ended December 31, 2002.
      b. At December 31, 2002, the Company had funded two mezzanine loans for approximately $23.2 million and had commitments to fund, under certain conditions, additional advances of approximately $5 million. Both loans had an interest rate of 22% per annum compounded monthly. The Peninsula loan, for a Florida condominium development, which had a term of 24 months from the date of funding, February 2002, was repaid in full in 2003. Approximately $6.8 million of interest income was recorded and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Supplemental Consolidated Statements of Earnings for the year ended December 31, 2003. The Alex Hotel loan, for a New York City hotel with approximately 200 rooms, had a term of 36 months from the closing date, April 2002. At December 31, 2003, accrued interest of approximately $4.4 million had been deferred for financial statement purposes pending receipt of principal and interest payments in connection with this loan. Origination fees of $3.0 million have been received in connection with one of the mezzanine loans and approximately $1.5 million and $1.1 million has been recognized in “Dividend and other income” in the Supplemental Consolidated Statements of Earnings in the years ended December 31, 2003 and 2002 respectively. In February 2003, the Company funded the Hampton mezzanine loan for approximately $30 million on a Florida condominium development. The loan was due in 18 months with one six month extension and had an interest rate of 22% per annum compounded monthly. At December 31, 2003, accrued interest of approximately $6.7 million had been deferred for financial statement purposes pending receipt of principal and interest payments in connection with this loan. On April 30, 2004, the Company received approximately $16.7 million for the prepayment of the Alex Hotel loan. The principal amount of the loan was $11 million. The prepayment included approximately $5.7 million of accrued interest, which was recognized as interest income in the year ended December 31, 2004.
      c. In 2004, the Company purchased approximately $278.1 million principal amount of secured bank debt of WestPoint Stevens, a company currently operating as a debtor in possession under Chapter 11 of the U.S. Bankruptcy Code, for a purchase price of approximately $205.8 million. Approximately $193.6 million principal amount is secured by a first priority lien of certain assets of WestPoint and approximately $84.5 million principal amount is secured by a second priority lien. Interest income totaled approximately $5.1 million and $7.2 million in the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004 and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Supplemental Consolidated Statements of Earnings for the year then ended. Based on the latest available information, the Company has not accreted this debt and does not believe that an other than temporary impairment has been identified.
      d. In 2004, the Company purchased approximately $71.8 million of secured bank debt of Union Power Partners L.P. and Panda Gila River L.P. for a purchase price of approximately $39.3 million. No interest is currently being received on this debt. Based on the latest available information, the Company has not accreted this debt and does not believe that an other than temporary impairment has been identified.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Real Estate Leased to Others Accounted for Under the Financing Method
      Real estate leased to others accounted for under the financing method is summarized as follows (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Minimum lease payments receivable	$87,846	$97,725	$161,785
Unguaranteed residual value	43,422	48,980	74,651

	131,268	146,705	236,436
Less unearned income	51,579	57,512	99,080

	79,689	89,193	137,356
Less current portion of lease amortization	3,740	3,912	5,738

	$75,949	$85,281	$131,618

      The following is a summary of the anticipated future receipts of the minimum lease payments receivable at December 31, 2004 (in $000’s):

Year Ending December 31,	Amount

2005	$11,941
2006	11,746
2007	10,832
2008	9,476
2009	9,255
Thereafter	44,475

$97,725

      At December 31, 2004 and 2003, approximately $73,144,000 and $107,543,000, respectively, of the net investment in financing leases was pledged to collateralize the payment of nonrecourse mortgages payable.

9.	Real Estate Leased to Others Accounted for Under the Operating Method
      Real estate leased to others accounted for under the operating method is summarized as follows (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Land	$13,286	$13,666	$24,040
Commercial Buildings	52,672	45,972	83,252

	65,958	59,638	107,292
Less accumulated depreciation	14,831	10,520	30,849

	$51,127	$49,118	$76,443

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following is a summary of the anticipated future receipts of minimum lease payments under non-cancelable leases at December 31, 2004 (in $000’s):

Year Ending December 31,	Amount

2005	$7,186
2006	6,232
2007	5,649
2008	5,383
2009	5,001
Thereafter	19,753

$49,204

      At December 31, 2004 and 2003, approximately $14,166,000 and $15,630,000, respectively, of net real estate leased to others was pledged to collateralize the payment of non-recourse mortgages payable.
      Property held for sale (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Leased to others	$40,035	$74,444	$146,416
Vacant	450	450	2,550

	40,485	74,894	148,966
Less accumulated depreciation	6,490	16,873	20,153

	$33,995	$58,021	$128,813

      At December 31, 2004 and 2003, approximately $34,881,000 and $105,984,000, respectively, of real estate held for sale was pledged to collateralize the payment of non-recourse mortgages payable.
      The following is a summary of income from discontinued operations (in $000’s) including the hotel resort properties described in note 11:

	Three Months
	Ended March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Rental income	$1,462	$5,871	$15,658	$23,093	$21,073
Hotel and resort operating income	709	1,064	3,868	6,128	5,676

	2,171	6,935	19,526	29,221	26,749

Mortgage interest expense	399	1,726	3,858	7,208	6,737
Depreciation and amortization	31	210	1,244	5,130	4,464
Property expenses	147	1,107	3,123	3,549	3,409
Hotel and resort operating expenses	637	674	3,801	5,681	5,202

	1,214	3,717	12,026	21,568	19,812

Income from discontinued operations	$957	$3,218	$7,500	$7,653	$6,937

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Hotel and Casino Operating Properties
      In September 2000, Stratosphere’s Board of Directors approved a going private transaction proposed by the Company and an affiliate of Icahn. On February 1, 2001 the Company entered into a merger agreement with Stratosphere under which the Company would acquire the remaining shares of Stratosphere that it did not currently own. The Company owned approximately 51% of Stratosphere and Mr. Icahn owned approximately 38.6%. The Company, subject to certain conditions, agreed to pay approximately $44.3 million for the outstanding shares of Stratosphere not currently owned by it. Stratosphere stockholders not affiliated with Icahn would receive a cash price of $45.32 per share and Icahn related stockholders would receive a cash price of $44.33 per share. This transaction was completed in December 2002 after shareholders’ approval.
      The acquisition by the Company of the minority shares not owned by an Icahn affiliate has been accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. The acquisition by the Company of the common stock held by an Icahn affiliate has been recorded at historical cost. The excess of the affiliate’s historical cost over the amount of the cash disbursed, which amounted to $21,151,000, has been accounted for as an addition to the General Partner’s equity.
      On January 5, 2004, American Casino, an indirect wholly-owned subsidiary of the Company, entered into an agreement to acquire two Las Vegas casino/hotels, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder, from Carl C. Icahn and an entity affiliated with Mr. Icahn, for an aggregate consideration of $125.9 million. Upon obtaining all approvals necessary under gaming laws, the acquisition was completed on May 26, 2004. The terms of the transactions were approved by the Audit Committee, which was advised by its independent financial advisor and by counsel. As previously contemplated, upon closing, the Company transferred 100% of the common stock of Stratosphere to American Casino. As a result, following the acquisition and contributions, American Casino owns and operates three gaming and entertainment properties in the Las Vegas metropolitan area. The Company consolidates American Casino and its subsidiaries in the Company’s financial statements. In accordance with generally accepted accounting principles, assets transferred between entities under common control are accounted for at historical costs similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to the acquisition are restated on a combined basis. The Company’s December 31, 2003 and 2002 consolidated financial statements have been restated to reflect the acquisition of Arizona Charlie’s Decatur and Arizona Charlie’s Boulder.
      Earnings, capital contributions and distributions of the two Arizona Charlie’s entities prior to the acquisition have been allocated to the General Partner. In accordance with the purchase agreement, prior to the acquisition, capital contributions of $22.8 million were received from and capital distributions of $17.9 million were paid to affiliates of Mr. Icahn. The assets acquired and liabilities assumed in this acquisition have been accounted for at historical cost. A reduction of $125.9 million, reflecting the purchase price, has been made to the General Partner’s equity in May 2004.
      Also in January 2004, American Casino closed on its offering of senior secured notes due 2012. The Notes, in the aggregate principal amount of $215 million, bear interest at the rate of 7.85% per annum. The proceeds were held in escrow pending receipt of all approvals necessary under gaming laws and certain other conditions in connection with the acquisition of Arizona Charlie’s Decatur and Arizona Charlie’s Boulder. Upon satisfaction of all closing conditions on May 26, 2004, the proceeds of the offering were released from escrow. American Casino used the proceeds of the offering for the acquisition, to repay intercompany indebtedness and for distributions to the Company.
      American Casino’s operations for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002 have been included in “Hotel and casino operating income and expenses” in the Supplemental Consolidated Statements of Earnings. Hotel and casino operating expenses include all expenses except for depreciation and amortization and income tax provision. Such

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
expenses have been included in “Depreciation and amortization expense” and “Income tax expense” in the Supplemental Consolidated Statements of Earnings. American Casino’s depreciation and amortization expense was $5.4 million, $5.9 million, $23.5 million, $20.2 million and $20.2 million for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively. American Casino’s income tax provision was $4.5 million, $4.4 million, $10.1 million and $4.9 million for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004 and 2002, respectively. American Casino recorded an income tax benefit of $1.8 million for the year ended December 31, 2003.
      The amount of revenues and expenses attributable to casino, hotel and restaurants, respectively, is summarized as follows:

	Three Months Ended
	March 31,		Year Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)		(In $000’s)
Hotel and casino operating income:
Casino	$47,729	$42,592	$167,972	$147,888	$143,057
Hotel	15,793	13,888	54,653	47,259	44,263
Food and beverage	17,076	16,701	66,953	59,583	56,349
Tower, retail, and other income	8,206	7,976	33,778	30,336	28,247

Gross revenues	88,804	81,157	323,356	285,066	271,916
Less promotional allowances	(5,966)	(6,148)	(23,375)	(22,255)	(21,893)

Net revenues	$82,838	$75,009	$299,981	$262,811	$250,023

Hotel and casino operating expenses:
Casino	$15,900	$15,696	$61,985	$61,284	$59,879
Hotel	6,023	5,596	24,272	22,074	20,142
Food and beverage	12,376	11,620	48,495	44,990	43,393
Other operating expenses	3,619	3,151	14,131	13,524	14,505
Selling, general, and administrative	19,706	18,180	78,720	74,985	80,019

Total expenses	$57,624	$54,243	$227,603	$216,857	$217,938

      The ownership and operation of the Las Vegas casinos are subject to the Nevada Gaming Control Act and regulations promulgated thereunder, various local ordinances and regulations, and are subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board, and various other county and city regulatory agencies, including the City of Las Vegas.
      American Casino’s property and equipment consist of the following as of March 31, 2005 (unaudited) and December 31, 2004 and 2003 (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Land and improvements, including land held for development	$47,274	$47,210	$47,041
Building and improvements	221,847	221,314	220,280
Furniture, fixtures and equipment	112,379	108,595	98,586
Construction in progress	7,577	7,348	7,224

	389,077	384,467	373,131
Less accumulated depreciation and amortization	100,187	95,107	74,428

	$288,890	$289,360	$298,703

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Included in property and equipment at March 31, 2005 (unaudited) and both December 31, 2004 and 2003 are assets recorded under capital leases of $3.6 million, $4.0 million and $4.0 million, respectively.
      In connection with the purchase of the master lease from Strato-Retail, American Casino assumed lessor responsibilities for various non-cancelable operating leases for certain retail space. The future minimum lease payments to be received under these leases for years subsequent to December 31, 2004 are as follows:

(In $000s)

Years ending December 31,
2005	$5,877
2006	4,778
2007	3,615
2008	2,177
2009	1,224
Thereafter	959

Total Payments	$18,630

      The above minimum rental income does not include contingent retail income contained within certain retail operating leases. In addition, American Casino is reimbursed by lessees for certain operating expenses.

11.	Hotel and Resort Operating Properties
      a. The Company owns a hotel and resort property that is part of a master planned community situated in the town of Mashpee, located on Cape Cod in Massachusetts. This property includes two golf courses, other recreational facilities, condominium and time share units and land for future development.
      Total initial costs of approximately $28 million were classified as follows: approximately $17.4 million as “Hotel and resort operating properties”, $8.9 million as “Land and construction-in-progress” and $1.7 million as “Receivables and other current assets” on the Consolidated Balance Sheet.
      Resort operations have been included in the “Hotel and resort operating income and expenses” in the Supplemental Consolidated Statements of Earnings. Net hotel and resort operations for this property (“hotel and resort operating income” less “hotel and resort operating expenses”) resulted in income (loss) of approximately ($257,000), ($240,000) $2,243,000, $3,033,000 and $1,909,000 for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003, and 2002, respectively. Hotel and resort operating expenses include all expenses except for approximately $700,000, $600,000, $2,544,000, $2,451,000 and $1,833,000 for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002 of depreciation and amortization, respectively, which is included in such caption in the Supplemental Consolidated Statements of Earnings.
      Resort operations are highly seasonal in nature with peak activity occurring from June to September.
      b. The Company owned a hotel located in Miami, Florida which had a carrying value of approximately $6.4 million at December 31, 2003, and was unencumbered by any mortgages. Approximately $1.3 million of capital improvements were completed in the year ended December 31, 2002.
      The Company had a management agreement for the operation of the hotel with a national management organization. As a result of the decision to sell the property in 2004, the operating results for the hotel have been reclassified to discontinued operations for all periods. Net hotel and resort operations (“hotel and resort operating revenues” less “hotel and resort operating expenses”) totaled approximately $306,000, $596,000 and $494,000 for the years ended December 31, 2004, 2003 and 2002, respectively and have been included in discontinued operations in the Supplemental Consolidated Statements of Earnings. Depreciation expense of

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
$0, $210,000 and $374,000 for the years ended December 31, 2004, 2003 and 2002, respectively, have been included in discontinued operations in the Supplemental Consolidated Statements of Earnings.
      In 2004, the Company sold the hotel located in Miami, Florida for a loss of approximately $0.9 million which included a license termination fee of approximately $0.7 million.
      c. During the three months ended March 31, 2005, the Company sold a golf resort in Tampa, Florida for $8.5 million resulting in a gain on sale of $5.7 million. Net hotel and resort operations for this property totalling approximately $41,000, $61,000, ($378,000), ($311,000) and ($156,000) for the three months ended March 31, 2005 and 2004, and the years ended December 31, 2004, 2003 and 2002, respectively, have been reclassified to discontinued operations.

12.	Investment in Debt Securities of Affiliates (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

Atlantic Holdings/ GB Holdings(a)	$60,650	$60,004	$24,696
Panaco(b)	36,643	38,000	—

	97,293	98,004	24,696
Less current portion	(5,429)	(5,429)	—

	$91,864	$92,575	$24,696

      a. In 1998 and 1999, the Company acquired an interest in the Sands, located in Atlantic City, New Jersey, by purchasing the principal amount of approximately $31.4 million of First Mortgage Notes (“Notes”) issued by GB Property Funding Corp. (“GB Property”). GB Property was organized as a special purpose entity for the borrowing of funds by Greate Bay Hotel and Casino, Inc. (“Greate Bay”). The purchase price for such notes was approximately $25.3 million. An affiliate of the General Partner also made an investment in the Notes of GB Property. A total of $185 million of such Notes were issued.
      Greate Bay owned and operated the Sands, a destination resort complex, located in Atlantic City, New Jersey. On January 5, 1998, GB Property and Greate Bay filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code to restructure its long term debt.
      In July 2000, the U.S. Bankruptcy Court ruled in favor of the reorganization plan proposed by affiliates of the General Partner which provided for an additional investment of $65 million by the Icahn affiliates in exchange for a 46% equity interest, with bondholders (which also includes the Icahn affiliates) to receive $110 million in new notes of GB Property First Mortgage (“GB Notes”) and a 54% equity interest. The plan, which became effective September 29, 2000, provided the Icahn affiliates with a controlling interest.
      As required by the New Jersey Casino Control Act (the “Casino Control Act”), the Partnership Agreement was amended to provide that securities of the Company are held subject to the condition that if a holder thereof is found to be disqualified by the Casino Control Commission, pursuant to the provisions of the Casino Control Act, such holder shall dispose of his interest in the Company in accordance with the Casino Control Act.
      At December 31, 2003, the Company owned approximately $26.9 million principal amount of GB Notes which were accounted for a held-to-maturity securities. These notes bore interest of 11% per annum and were due to mature in September 2005. The carrying value of these notes at December 31, 2003 was approximately $24.7 million.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      As part of the Atlantic Holdings Consent Solicitation and Offer to Exchange further described in Note 13, the Company tendered its GB Notes and received $26.9 million of 3% Notes due 2008 issued by Atlantic Coast Entertainment Holdings, Inc. (the “Atlantic Holdings Notes”).
      On December 27, 2004, the Company purchased approximately $37.0 million principal amount of the Atlantic Holdings Notes from two Icahn affiliates for cash consideration of $36.0 million. As a result, the Company owns approximately 96.4% of the outstanding Atlantic Holdings Notes. The carrying value of the Atlantic Holdings Notes at March 31, 2005 (unaudited) and December 31, 2004 is approximately $60.7 million and $60 million, respectively. Interest income of approximately $0.5 million, $0.7 million; and $2.5 million was recognized in the three months ended March 31, 2005 and 2004 (unaudited) and the year ended December 31, 2004, respectively, and $2.9 million was recognized in each of the years ended December 31, 2003 and 2002.
      b. On December 6, 2004, the Company purchased all of the membership interests of Mid River LLC (“Mid River”) from Icahn affiliates for an aggregate purchase price of $38,125,999. The assets of Mid River consist of $38,000,000 principal amount of term loans of Panaco (the “Panaco Debt”). The purchase price included accrued but unpaid interest. The principal is payable in twenty-seven equal quarterly installments of the unpaid principal of $1,357,143 commencing on March 15, 2005, through and including September 15, 2011. Interest is payable quarterly at a rate per annum equal to the LIBOR daily floating rate plus four percent, which was 6.346% at December 31, 2004. Interest income of $400,822 and $155,991 was recognized in the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004, respectively, and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Supplemental Consolidated Statements of Earnings for the year then ended. (See Note 29).
13.     Equity Interest in GB Holdings, Inc.
      At December 31, 2003, the Company owned approximately 3.6 million shares, or 36.3%, of GB Holdings, Inc. (“GB Holdings”), the holding company for the Sands (See Note 12). The Company also owned approximately $26.9 million principal amount of GB Notes.
      On June 30, 2004, GB Holdings announced that its stockholders approved the transfer of the Sands to its wholly-owned subsidiary, Atlantic Holdings, in connection with the restructuring of GB Holdings debt.
      On July 22, 2004, Atlantic Holdings announced that its Consent Solicitation and Offer to Exchange, in which it offered to exchange the Atlantic Holdings Notes for GB Notes, expired and approximately $66 million principal amount of the GB Notes (approximately 60% of the outstanding GB Notes) were tendered to Atlantic Holdings for exchange. On July 23, 2004, 10 million warrants were distributed, on a pro rata basis, to stockholders. The warrants, under certain conditions, will allow the holders to purchase common stock of Atlantic Holdings at a purchase price of $.01 per share, representing 27.5% of the outstanding common stock of Atlantic Holdings, on a fully diluted basis. Mr. Icahn and his affiliated companies hold approximately 77.5% of the GB Holdings stock and held approximately 58.2% of the GB Notes, of which the Company owns approximately 36.3% of the common stock and held approximately 24.5% of the debt. This debt is included in “Investment in debt securities of Affiliates” in the consolidated balance sheets. The Company and Mr. Icahn tendered all of their GB Notes in the exchange. The Company received:

•	$26,914,500 principal amount of the Atlantic Holdings Notes;

•	$3,620,753 in cash representing accrued interest on the GB Notes and $100 per $1,000 in principal amount of the GB Notes; and

•	3,627,711 warrants, which under certain conditions will allow the Company to purchase approximately 998,000 shares of common stock at $.01 per share of Atlantic Holdings, representing approximately 10% of the outstanding common stock of Atlantic Holdings, on a fully diluted basis.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The Company reflects its equity interest in GB Holdings as “Equity interest in GB Holdings, Inc.” in the Supplemental Consolidated Balance Sheets.
      The Company owns warrants to purchase, upon the occurrence of certain events, approximately 10.0% of the fully diluted common stock of Atlantic Holdings. Atlantic Holdings owns 100% of ACE Gaming LLC, the owner and operator of the Sands. The Company has entered into an agreement with affiliates of Mr. Icahn, to acquire an additional approximate 41.2% of the outstanding common stock of GB Holdings and warrants to purchase, upon the occurrence of certain events, an additional approximate 11.3% of the fully diluted common stock of Atlantic Holdings for an aggregate of $12.0 million of depositary units, plus an aggregate of up to $6.0 million of Depositary Units, if Atlantic Holdings meets certain earnings targets during 2005 and 2006. See Note 29 regarding the Company’s agreement to purchase an approximate 41.2% interest in GB Holdings from an affiliate of Mr. Icahn. Upon consummation of the purchase agreement, we will own approximately 77.5% of the outstanding GB Holdings common stock and warrants to purchase, upon the occurrence of certain events, approximately 21.3% of the fully diluted common stock of Atlantic Holdings.
      In the year ended December 31, 2004, the Company recorded an impairment loss of $15.6 million on its equity investment in GB Holdings. The purchase price pursuant to the agreement described above was less than our carrying value, approximately $26.2 million, for the approximately 36.3% of the outstanding GB Holdings common stock that the Company owns. In the March 31, 2005 (unaudited) Form 10-Q of GB Holdings, there was a working capital deficit of approximately $39 million and there is approximately $40 million of debt maturing in September 2005.

14.	Oil and Gas Operating Properties

a. National Energy Group, Inc.
      In October 2003, pursuant to a Purchase Agreement dated as of May 16, 2003, the Company acquired certain debt and equity securities of NEG from entities affiliated with Mr. Icahn for an aggregate cash consideration of approximately $148.1 million plus approximately $6.7 million in cash of accrued interest on the debt securities. The agreement was reviewed and approved by the Audit Committee, which was advised by its independent financial advisor and legal counsel. The securities acquired were $148,637,000 in principal amount of outstanding 10 3/4% Senior Notes due 2006 of NEG and 5,584,044 shares of common stock of NEG. As a result of the foregoing transaction and the acquisition by the Company of additional securities of NEG prior to the closing, the Company beneficially owns in excess of 50% of the outstanding common stock of NEG.
      NEG owns a 50% interest in Holding LLC, the other 50% interest in Holding LLC is held by Gascon Partners (“Gascon”) an Icahn affiliate and managing member. Holding LLC owns NEG Operating LLC (“Operating LLC”) which owns operating oil and gas properties managed by NEG. Under the Holding LLC operating agreement, as of September 30, 2004, NEG is to receive guaranteed payments of approximately $39.9 million in addition to a priority distribution of approximately $148.6 million before the Icahn affiliate receives any monies. Due to the substantial uncertainty that NEG will receive any distribution above the priority and guaranteed payments amounts, NEG accounts for its investment in Holding LLC as a preferred investment.
      In connection with a credit facility obtained by Holding LLC, NEG and Gascon have pledged as security their respective interests in Holding LLC.

b. NEG Investment in NEG Holding LLC
      As explained below, NEG’s investment in Holding LLC is recorded as a preferred investment. The initial investment was recorded at historical carrying value of the net assets contributed with no gain or loss recognized on the transfer. The Company currently assesses its investment in Holding LLC through a cash

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
flow analysis to determine if Holding LLC will have sufficient cash flows to fund the guaranteed payments and priority distribution. This analysis is done on a quarterly basis. Holding LLC is required to make SFAS 69 disclosures on an annual basis, which include preparation of reserve reports by independent engineers and cash flow projections. These cash flow projections are the basis for the cash flow analysis. The Company follows the conceptual guidance of SFAS 144 “Accounting for the Impairment of Long-Lived Assets” in assessing any potential impairments in Holding LLC.
      Summarized financial information for Holding LLC is as follows (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Current assets	$30,991	$23,146	$33,415
Noncurrent assets(1)	251,438	237,127	190,389

Total assets	$282,429	$260,273	$223,804

Current liabilities	$35,699	$22,456	$14,253
Noncurrent liabilities	83,732	63,636	48,514

Total liabilities	119,431	86,092	62,767
Members’ equity	162,998	174,181	161,037

Total liabilities and members’ equity	$282,429	$260,273	$223,804

(1)	Primarily oil and gas properties

	Three Months Ended
	March 31,		Year Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Total revenues	$2,870	$25,569	$78,727	$77,606	$35,900
Costs and expenses	(13,137)	(11,044)	(47,313)	(46,766)	(32,064)

Operating income	(10,267)	14,525	31,414	30,840	3,836
Other income (expense)	(916)	(358)	(2,292)	30	10,090

Net (loss) income	$(11,183)	$14,167	$29,122	$30,870	$13,926

      In August 2000, pursuant to a plan of reorganization, Holding LLC was formed. Prior to September 2001, NEG owned and operated certain oil and gas properties. In September 2001, NEG contributed oil and natural gas properties in exchange for Holding LLC’s obligation to pay the Company the guaranteed payments and priority distributions. The Company also received a 50% membership interest in Holding LLC. Gascon also contributed oil and natural gas assets and cash in exchange for future payments and a 50% membership interest. The Holding LLC operating agreement requires the payment of guaranteed payments and priority distributions to NEG in order to pay interest on senior debt and the principal amount of the debt of $148.6 million in 2006. After the receipt by NEG of the guaranteed payments and priority distributions that total approximately $300 million, the agreement requires the distribution of an equal amount to Gascon. Holding LLC is contractually obligated to make the guaranteed payments and priority distributions to NEG and Gascon before any distributions can be made to the LLC interest.
      NEG originally recorded its investment in Holding LLC at the historical cost of the oil and gas properties contributed into the LLC. In evaluating the appropriate accounting to be applied to this investment, NEG anticipated it will collect the guaranteed payments and priority distributions through 2006. However, based on

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
cash flow projections prepared by the management of Holding LLC and its reserve engineers, there is substantial uncertainty that there will be any residual value in Holding LLC subsequent to the payment of the amounts required to be paid to Gascon. Due to this uncertainty, NEG has been accreting its investment in Holding LLC, the value of its preferred interest at the implicit rate of interest up to the guaranteed payments and priority distributions collected through 2006, recognizing the accretion income in earnings. Accretion income is periodically adjusted for changes in the timing of cash flows, if necessary due to unscheduled cash distributions. Receipt of guaranteed payments and the priority distribution are recorded as reductions in the preferred investment in Holding LLC. The preferred investment in Holding LLC is evaluated quarterly for other than temporary impairment. The rights of NEG upon liquidation of Holding LLC are identical to those described above and the Company considered those rights in determining the appropriate presentation.
      Because of the continuing substantial uncertainty that there will be any residual value in Holding LLC after the guaranteed payments and priority distributions, no income other than the accretion is currently being given accounting recognition. NEG’s preferred investment will be reduced to zero upon collection of the priority distributions in 2006. After that date, NEG will continue to monitor payments made to Gascon and, at such time as it would appear that there is any residual value to NEG’s 50% interest in Holding LLC, it would receive accounting recognition. Throughout, and up to this point, NEG believes that the 50% interest in Holding LLC represents a residual interest that is currently valued at zero. The Company accounts for its residual equity investment in Holding LLC in accordance with APB 18.
      The following is a roll forward of the Investment in Holding LLC as of March 31, 2005 (unaudited), December 31, 2004 and 2003 (in $000s):

		December 31,
	March 31,
	2005	2004	2003

Investment in Holding LLC at beginning of period	$87,800	$69,346	$108,880
Priority distribution from Holding LLC	—	—	(51,446)
Guaranteed payment from Holding LLC	—	(15,978)	(18,230)
Accretion of investment in Holding LLC	9,893	34,432	30,142

Investment in Holding LLC at end of period	$97,693	$87,800	$69,346

      The Holding LLC Operating Agreement requires that distributions shall be made to both NEG and Gascon as follows:

1. Guaranteed payments are to be paid to NEG, calculated on an annual interest rate of 10.75% on the outstanding priority distribution amount. The priority distribution amount includes all outstanding debt owed to entities owned or controlled by Carl C. Icahn, including the amount of NEG’s 10.75% Senior Notes. As of March 31, 2005 (unaudited) and December 31, 2004, the priority distribution amount was $148.6 million which equals the amount of NEG’s 10.75% Senior Notes due the Company. The guaranteed payments will be made on a semi-annual basis.

2. The priority distribution amount is to be paid to NEG. Such payment is to occur by November 6, 2006.

3. An amount equal to the priority distribution amount and all guaranteed payments paid to NEG, plus any additional capital contributions made by Gascon, less any distribution previously made by NEG to Gascon, is to be paid to Gascon.

4. An amount equal to the aggregate annual interest (calculated at prime plus 1/2% on the sum of the guaranteed payments), plus any unpaid interest for prior years (calculated at prime plus 1/2% on the sum of the guaranteed payments), less any distributions previously made by NEG to Gascon, is to be paid to Gascon.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5. After the above distributions have been made, any additional distributions will be made in accordance with the ratio of NEG’s and Gascon’s respective capital accounts.
      In addition, the Holding LLC Operating Agreement contains a provision that allows Gascon at any time, in its sole discretion, to redeem the membership interest in Holding LLC at a price equal to the fair market value of such interest determined as if Holding LLC had sold all of its assets for fair market value and liquidated. Since all of the NEG’s operating assets and oil and natural gas properties have been contributed to Holding LLC, as noted above, following such a redemption, NEG’s principal assets would consist solely of its cash balances.

c. TransTexas Gas Corporation
      1. On December 6, 2004, the Company purchased from affiliates of Mr. Icahn $27,500,000 aggregate principal amount, or 100%, of the outstanding term notes issued by TransTexas (the “TransTexas Notes”). The purchase price was $28,245,890, which equals the principal amount of the TransTexas Notes plus accrued but unpaid interest. The notes are payable annually in equal consecutive annual payments of $5,000,000, with the final installment due August 28, 2008. Interest is payable semi-annually in February and August at the rate of 10% per annum. The notes eliminate in consolidation due to the acquisition of TransTexas in April 2005.
      2. On January 21, 2005, the Company entered into an agreement to acquire TransTexas from an affiliate of Mr. Icahn for an aggregate consideration of $180.0 million in cash, subject to certain purchase price adjustments. The acquisition was completed on April 6, 2005 for total consideration of $180.0 million. The terms of the transaction were approved by the Audit Committee, which was advised by its independent financial advisor and by counsel.
      On November 14, 2002, TransTexas filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the “Bankruptcy Court”). The bankruptcy petition was filed in order to preserve cash and give TransTexas the opportunity to restructure its debt. TransTexas’ First Amended Joint Plan of Reorganization submitted by Thornwood Associates LP (“Thornwood”), as modified on July 8, 2003 (the “Plan”), was confirmed by the Bankruptcy Court on August 14, 2003 effective August 28, 2003 (“Effective Date”). Thornwood is an entity affiliated with Mr. Icahn.
      As of the Effective Date, the entity affiliated with Mr. Icahn owned 89% of the equity interest in TransTexas. During June 2004, the entity affiliated with Mr. Icahn acquired an additional 5.7% of the outstanding shares of TransTexas from certain minority interest holders. During December 2004, TransTexas purchased the remaining 5.3% of the outstanding shares from the minority interest holders. The difference between the purchase price for both acquisitions and the minority interest liability was treated as a purchase price adjustment which reduced the full cost pool.
      The Company consolidates TransTexas in the Company’s supplemental consolidated financial statements. In accordance with generally accepted accounting principles, assets transferred between entities under common control are accounted for at historical costs similar to a pooling of interests, and the financial statements of previously separate companies for periods since the Effective Date are restated on a combined basis.
      Earnings of TransTexas prior to the acquisition in April 2005 have been allocated to the General Partner. The assets acquired and liabilities assumed in this acquisition have been accounted for at historical cost. An increase of $116.3 million has been made to the General Partner’s equity at the Effective Date as a result of the acquisition. A reduction of $180.0 million, reflecting the purchase price, will be made to the General Partner’s equity in April 2005.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      3. Capitalized Costs
      Capitalized costs as of December 31, 2004 and 2003 relating to oil and gas producing activities are as follows (in $000’s):

	December 31,

	2004	2003

Proved Properties	$221,351	$182,193
Unproved Properties	—	—
Other property and equipment	540	2,369

Total	221,891	184,562
Less: Accumulated depreciation, depletion and amortization	(53,755)	(15,641)

	$168,136	$168,921

      Cost incurred in connection with property acquisition, exploration and development activities for the year ended December 31, 2004 and the period from August 28, 2003 to December 31, 2003 were as follows (in $000’s, except depletion rate):

	2004	2003

Development costs	$14,284	$556
Exploration costs	33,202	—

Total	$47,486	$556

Depletion rate per MCFe	$4.70	$4.39

      As of December 31, 2004 and 2003, all capitalized costs relating to oil and gas activities have been included in the full cost pool.

d. Supplemental Reserve Information (Unaudited)
      The accompanying tables present information concerning the Company’s oil and natural gas producing activities during the year ended December 31, 2004 and the period from August 28, 2003 to December 31, 2003 and are prepared in accordance with Statement of Financial Accounting Standards No. 69, “Disclosures about Oil and Gas Producing Activities.”
      Estimates of the Company’s proved reserves and proved developed reserves were prepared by Netherland, Sewell & Associates, Inc., an independent firm of petroleum engineers, based on data supplied by them to the Company. Estimates relating to oil and gas reserves are inherently imprecise and may be subject to substantial revisions due to changing prices and new information, such as reservoir performance, production data, additional drilling and other factors becomes available.
      Proved reserves are estimated quantities of oil, natural gas, condensate and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years form known reservoirs under existing economic and operating conditions. Natural gas liquids and condensate are included in oil reserves. Proved developed reserves are those proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Natural gas quantities represent gas volumes which include amounts that will be extracted as natural gas liquids. The Company’s

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
estimated net proved reserves and proved developed reserves of oil and condensate and natural gas for the year ended December 31, 2004 and for the period from August 28, 2003 to December 31, 2003 were as follows:

	December 31,

	2004		2003

	Oil and		Oil and
	Condensate		Condensate
	(barrels)	Gas (MCF)	(barrels)	Gas (MCF)

Proved Reserves:
Beginning of period	3,124,112	38,655,526	1,120,400	41,440,700
Increase (decrease) during the period attributable to:
Revisions of previous estimates	234,521	(5,630,633)	2,351,163	(308,688)
Extensions and discoveries	78,453	16,875,613	—	—
Sales of reserves	—	—	—	—
Production	(918,905)	(5,788,974)	(347,451)	(2,476,486)

End of period	2,518,181	44,111,532	3,124,112	38,655,526

Proved developed reserves:
Beginning of period	2,755,522	21,557,712	431,400	15,802,000
End of period(1)	2,410,912	26,179,029	2,755,522	21,557,712

(1)	includes proved developed non-producing reserves for 2004 and 2003 of 788,042 and 57,441 barrels of oil and 10,479,632 and 4,586,423 mcf of gas, respectively.

Standardized Measure Information
      The calculation of estimated future net cash flows in the following table assumed the continuation of existing economic conditions and applied year-end prices (except for future price changes as allowed by contract) of oil and gas to the expected future production of such reserves, less estimated future expenditures (based on current costs) to be incurred in developing and producing those reserves.
      The standardized measure of discounted future net cash flows does not purport, nor should it be interpreted, to present the fair market value of the Company’s oil and gas reserves. These estimates reflect proved reserves only and ignore, among other things, changes in prices and costs, revenues that could result from probable reserves which could become proved reserves in later years and the risks inherent in reserve estimates. The standardized measure of discounted future net cash flows relating to proved oil and gas reserves as of December 31, 2004 and 2003 is as follows:

Future cash inflows	$354,725,200	$313,032,000
Future production costs	78,680,400	59,113,600
Future development costs	54,721,925	35,690,500
Future income taxes	—	—
Future net cash flows	221,322,875	218,227,900

Annual discount (10%) for estimated timing of cash flows	60,105,800	53,790,300
Standardized measure of discounted future net cash flows	$161,217,075	$164,437,600

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Principle sources of change in the standardized measure of discounted future net cash flows for the year ended December 31, 2004 and the period from August 28, 2003 to December 31, 2003 was:

	2004	2003

Beginning of period	$164,437,600	$101,803,900
Sales, net of production costs	(47,635,549)	(16,761,000)
Net change in prices, net of production costs	(14,353,925)	31,943,125
Revisions of quantity estimates	(17,464,167)	44,507,391
Extensions and discoveries	74,451,060	—
Development costs incurred	14,056,670	556,000
Change in estimated future development costs	(28,921,504)	4,930,232
Accretion of discount	16,443,760	3,393,463
Changes in production rates and other	203,130	(5,935,511)

End of period	$161,217,075	$164,437,600

      During recent years, there have been significant fluctuations in the prices paid for crude oil in the world markets. This situation has had a destabilizing effect on crude oil posted prices in the United States, including the posted prices paid by purchasers of the Company’s crude oil. The net weighted average prices of crude oil and natural gas at December 31, 2004 and 2003, used in the above table were $38.60 and $25.91 per barrel of crude oil, respectively, and $5.84 and $6.00 per thousand cubic feet of natural gas, respectively.

e. See Note 29 pertaining to additional oil and gas acquisitions

15.	Significant Property Transactions
      Information on significant property transactions during the three month period ended March 31, 2005 (unaudited) and the three-year period ended December 31, 2004 is as follows:

a. In September 2002, the Company purchased an industrial building located in Nashville, Tennessee for approximately $18.2 million. The building was constructed in 2001 and is fully leased to two tenants, Alliance Healthcare and Jet Equipment & Tools Inc., with leases expiring in 2011. The annual net operating income was anticipated to be approximately $1.6 million increasing to approximately $1.9 million by 2011. In October 2002, the Company closed a $12.7 million non-recourse mortgage loan on the Nashville, Tennessee property. The loan bore interest at 6.4% per annum and was due to mature in ten years. Required payments were interest only for the first three years and then principal amortization would commence based on a thirty-year amortization schedule. In June 2004, the Company sold the property for a selling price of $19.2 million. A gain of approximately $1.4 million was recognized in the year ended December 31, 2004 and is included in discontinued operations in the Consolidated Statements of Earnings.

At December 31, 2003, the property had a carrying value of approximately $18,066,000 and was encumbered by a non-recourse mortgage in the amount of $12,700,000.

b. In October 2002, the Company sold a property located in North Palm Beach, Florida for a selling price of $3.5 million. A gain of approximately $2.4 million was recognized in the year ended December 31, 2002.

c. In October 2003, the Company sold a property located in Columbia, Maryland to its tenant for a selling price of $11 million. A gain of approximately $5.8 million was recognized in the year ended December 31, 2003.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

d. In the year ended December 31, 2004, of the 57 properties, the Company sold nine financing lease properties for approximately $43.6 million. The properties were encumbered by mortgage debt of approximately $26.8 million which was repaid from the sales proceeds. The carrying value of these properties was approximately $38.3 million; therefore, the Company recognized a gain on sale of approximately $5.3 million in the year ended December 31, 2004, which is included in income from continuing operations in the Supplemental Consolidated Statements of Earnings.
      In the year ended December 31, 2004, of the 57 properties, the Company sold 48 operating and held for sale properties for approximately $201.8 million. The properties were encumbered by mortgage debt of approximately $67 million which was repaid from the sales proceeds. The carrying value of these properties was approximately $126.6 million. The Company recognized a gain on sale of approximately $75.2 million in year ended December 31, 2004, which is included in income from discontinued operations in the Supplemental Consolidated Statements of Earnings.
      In the three months ended March 31, 2005 (unaudited), the Company sold four rental real estate properties and a golf resort for approximately $51.9 million which were encumbered by mortgage debt of approximately $10.7 million repaid from the sale proceeds.
      Of the five properties, the Company sold one financing lease property for approximately $8.4 million encumbered by mortgage debt of approximately $3.8 million. The carrying value of this property was approximately $8.2 million; therefore, the Company recognized a gain on sale of approximately $0.2 million in the three months ended March 31, 2005 (unaudited), which is included in income from continuing operations. The Company sold four operating properties for approximately $43.5 million encumbered by mortgage debt of approximately $6.9 million. The carrying value of these properties was approximately $24.8 million. The Company recognized a gain on sale of approximately $18.7 million in the three months ended March 31, 2005 (unaudited), which is included in income from discontinued operations.
      At March 31, 2005, the Company had 11 properties under contract or as to which letters of intent had been executed by potential purchasers, all of which contracts or letters of intent are subject to purchaser’s due diligence and other closing conditions. Selling prices for the properties covered by the contracts or letters of intent would total approximately $45.5 million. These properties are encumbered by mortgage debt of approximately $25.3 million. At March 31, 2005, the carrying value of these properties is approximately $29.1 million. In accordance with generally accepted accounting principles, only the real estate operating properties under contract or letter of intent, but not the financing lease properties, were reclassified to “Properties Held for Sale” and the related income and expense reclassified to “Income from Discontinued Operations.”
      e. In January 2004, in conjunction with its reinvestment program, the Company purchased a 34,422 square foot commercial condominium unit (“North Moore Condos”) located in New York City for approximately $14.5 million. The unit contains a Citibank branch, a furniture store and a restaurant. Current annual rent income from the three tenants is approximately $1,289,000. The Company obtained mortgage financing of $10 million for this property in April 2004. The mortgage bears interest at the rate of 5.73% per annum, and matures in March 2014. Annual debt service is $698,760.
      f. In July 2004, the Company purchased two Vero Beach, Florida waterfront communities, Grand Harbor and Oak Harbor (“Grand Harbor”), including their respective golf courses, tennis complex, fitness center, beach club and clubhouses. The acquisition also included properties in various stages of development, including land for future residential development, improved lots and finished residential units ready for sale. The purchase price was approximately $75 million, which included approximately $62 million of land and construction in progress. The Company plans to invest in the further development of these properties and the enhancement of the existing infrastructure.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Mortgages Payable
      Mortgages payable, all of which are nonrecourse to the Company, are summarized as follows (in $000’s):

			Balance At	Balance At December 31,
		Annual Principal	March 31,
Range of Interest Rates	Range of Maturities	and Interest Payment	2005	2004	2003

			(Unaudited)
5.630%-8.25%	10/15/07-10/01/14	$9,373	$80,191	$91,896	$180,989

Less current portion and mortgages on properties held for sale			(24,577)	(31,177)	(87,753)

			$55,614	$60,719	$93,236

      The following is a summary of the contractual future principal payments of the mortgages (in $000’s):

Year Ending December 31,	Amount

2005	$4,759
2006	5,116
2007	11,428
2008	24,385
2009	7,211
2010-2014	38,997

$91,896

      a. See Note 15a. for Mid-South Logistics financing in October 2002.
      b. On May 16, 2003, the Company executed a mortgage note secured by a distribution facility located in Windsor Locks, Connecticut and obtained funding in the principal amount of $20 million. The loan bears interest at 5.63% per annum and matures on June 1, 2013. Annual debt service is approximately $1,382,000 based on a 30 year amortization schedule.
      c. See Note 15e. for North Moore Condo financing in April 2004.

17.	Due to Affiliates
      a. At December 31, 2002, NEG had $10.9 million outstanding under its existing $100 million credit facility with Arnos, an Icahn affiliate. Arnos continued to be the holder of the credit facility; however, the $10.9 million note outstanding under the credit facility was contributed to Holding LLC as part of Gascon’s contribution to Holding LLC on September 12, 2001. In December 2001, the maturity date of the credit facility was extended to December 31, 2003 and NEG was given a waiver of compliance with respect to any and all covenant violations. NEG was not in compliance with the minimum interest coverage ratio at September 30, 2002; and December 31, 2002 and the current ratio at December 31, 2002, however, in December 2001, NEG was given a waiver of compliance with respect to any and all covenant violations through December 31, 2003.
      On March 26, 2003, Holding LLC distributed the $10.9 million note outstanding under NEG’s revolving credit facility as a priority distribution to NEG, thereby canceling the note. Also, on March 26, 2003, NEG, Arnos and Operating LLC entered into an agreement to assign the credit facility to Operating LLC. Effective with this assignment, Arnos amended the credit facility to increase the revolving commitment to $150 million, increase the borrowing base to $75.0 million and extend the revolving due date until June 30, 2004. Concurrently, Arnos extended a $42.8 million loan to Operating LLC under the amended credit facility. Operating LLC then distributed $42.8 million to Holding LLC which, thereafter, made a $40.5 million

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
priority distribution and a $2.3 million guaranteed payment to NEG. NEG utilized these funds to pay the entire amount of the long-term interest payable on the Notes and interest accrued thereon outstanding on March 27, 2003. The Arnos facility was canceled on December 29, 2003 in conjunction with a third party bank financing.
      b. On September 24, 2001, Arizona Charlie’s, Inc., the predecessor entity to Arizona Charlie’s, LLC, which was acquired by American Casino in May 2004, refinanced the remaining principal balance of $7.9 million on a prior note payable to Arnos Corp., an affiliate of Mr. Icahn. The note bore interest at the prime rate plus 1.50% (5.75% per annum at December 31, 2002), with a maturity of June 2004, and was collateralized by all the assets of Arizona Charlie’s, Inc. The note was repaid during November 2003. During the years ended December 31, 2003 and 2002, Arizona Charlie’s, Inc. paid interest expense of $0.1 million and $0.4 million, respectively.
      c. During fiscal year 2002, Fresca, LLC, which was acquired by American Casino in May 2004, entered into an unsecured line of credit in the amount of $25.0 million with Starfire Holding Corporation (“Starfire”), an affiliate of Mr. Icahn. The outstanding balance, including accrued interest, was due and payable on January 2, 2007. As of December 31, 2003, Fresca, LLC had $25.0 million outstanding. The note bore interest on the unpaid principal balance from January 2, 2002 until maturity at the rate per annum equal to the prime rate, as established by Fleet Bank, from time to time, plus 2.75%. Interest was payable semi-annually in arrears on the first day of January and July, and at maturity. The note was guaranteed by Mr. Icahn. The note was repaid during May 2004. During the years ended December 31, 2004, 2003 and 2002, Fresca, LLC paid $0.7 million, $1.2 million and $0.4 million, respectively.
      d. In connection with TransTexas’ plan of reorganization on the Effective Date, TransTexas as borrower, entered into the Restructured Oil and Gas (O&G) Note with Thornwood, as lender. The Restructured O&G Note is a term loan in the amount of $32.5 million and bears interest at a rate of 10% per annum. Interest is payable semi-annually commencing six months after the Effective Date. Annual principal payments in the amount of $5.0 million are due on the first through fourth anniversary dates of the Effective Date with the final principal payment of $12.5 million due on the fifth anniversary of the Effective Date. The Restructured O&G Note was purchased by the Company in December 2004 and is eliminated in consolidation.

18.	Senior Secured Notes Payable and Credit Facility
      In January 2004, American Casino closed on its offering of senior secured notes due 2012. The notes, in the aggregate principal amount of $215 million, bear interest at the rate of 7.85% per annum. The notes have a fixed annual interest rate of 7.85% per annum, which will be paid every six months on February 1 and August 1, commencing August 1, 2004. The notes will mature on February 1, 2012. The proceeds were held in escrow pending receipt of all approvals necessary under gaming laws and certain other conditions in connection with the acquisition of Arizona Charlie’s Decatur and Arizona Charlie’s Boulder. Upon satisfaction of all closing conditions on May 26, 2004, the proceeds of the offering were released from escrow. American Casino used the proceeds of the offering for the acquisition of Arizona Charlie’s Decatur and Boulder, to repay intercompany indebtedness and for distributions to the Company. The notes are recourse only to, and are secured by a lien on the assets of, American Casino and certain of its subsidiaries. The notes restrict the ability of American Casino and its restricted subsidiaries, subject to certain exceptions, to: incur additional debt; pay dividends and make distributions; make certain investments; repurchase stock; create liens; enter into transactions with affiliates; enter into sale and leaseback transactions; merge or consolidate; and transfer, lease or sell assets. As of March 31, 2005 (unaudited) and December 31, 2004, American Casino is in compliance with all terms and conditions of the notes. The notes were issued in an offering not registered under the Securities Act of 1933. At the time American Casino issued the notes, it entered into a registration rights agreement in which it agreed to exchange the notes for new notes which have been registered under the

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Securities Act of 1933. On October 26, 2004, the SEC declared effective American Casino’s registration statement. The exchange offer was consummated on December 1, 2004.
      The Company recorded approximately $4.2 million, $2.9 million and $15.6 million of interest expense on the notes payable in the three months ended March 31, 2005 and 2004 (unaudited) and the year ended December 31, 2004 which is included in “Interest expense” in the Supplemental Consolidated Statements of Earnings.
      A syndicate of lenders has provided to American Casino a non-amortizing $20.0 million revolving credit facility. The commitments are available to the Company in the form of revolving loans, and include a letter of credit facility (subject to $10.0 million sublimit). Loans made under the senior secured revolving facility will mature and the commitments under them will terminate on January 29, 2008. There were no borrowings outstanding under the facility at December 31, 2004.
      Of the Company’s cash and cash equivalents at March 31,2005 (unaudited) and December 31, 2004, approximately $85.9 million and $75.2 million in cash is at American Casino which is subject to the restrictions of its notes and the revolving credit facility.
      The fair value of American Casino’s long-term debt is based on the quoted market prices for the same or similar issues or on the current rates offered to us for debt of the same remaining maturities. As such, the estimated fair value of long-term debt outstanding is approximately $224.7 million and $229.0 million as of March 31, 2005 (unaudited) and December 31, 2004, respectively.

19.	Senior Unsecured Notes Payable
      On May 12, 2004, the Company closed on its offering of senior notes due 2012. The notes, in the aggregate principal amount of $353 million, were priced at 99.266%. The notes have a fixed annual interest rate of 8 1/8%, which will be paid every six months on June 1 and December 1, commencing December 1, 2004. The notes will mature on June 1, 2012. AREH is a guarantor of the debt; however, no other subsidiaries guarantee payment on the notes. American Real Estate Finance Corp. (“AREF”), a wholly-owned subsidiary of the Company, was formed solely for the purpose of serving as a co-issuer of debt securities. AREF does not have any operations or assets and does not have any revenues. The Company intends to use the proceeds of this offering for general business purposes, including its primary business strategy of acquiring undervalued assets in its existing lines of business or other businesses and to provide additional capital to grow its existing businesses. The notes restrict the ability of the Company, subject to certain exceptions, to, among other things; incur additional debt; pay dividends or make distributions; repurchase stock; create liens; and enter into transactions with affiliates. As of March 31, 2005 (unaudited) and December 31, 2004, the Company is in compliance with all terms and conditions of the notes. The notes were issued in an offering not registered under the Securities Act of 1933. At the time the Company issued the notes, the Company entered into a registration rights agreement in which the Company agreed to exchange the notes for new notes which have been registered under the Securities Act of 1933. On November 8, 2004, the SEC declared effective the Company’s registration statement. The exchange offer was consummated on December 15, 2004.
      The fair value of the Company’s long-term debt is based on the quoted market prices for the same or similar issues or on the current rates offered to us for debt of the same remaining maturities. As such, the estimated fair value of long-term debt outstanding is approximately $375 million as of December 31, 2004.
      The Company recorded approximately $7.1 million and $18.5 million of interest expense on the notes payable in the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004 which is included in “Interest expense” in the Supplemental Consolidated Statements of Earnings for the year then ended.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      On February 7, 2005, the Company and its subsidiary, American Real Estate Finance Corp. (“AREF”), closed on their offering of senior notes due 2013. The notes, in the aggregate principal amount of $480 million, were priced at 100% of principal amount. The notes have a fixed annual interest rate of 7 1/8%, which will be paid every six months on February 15 and August 15, commencing August 15, 2005. The notes will mature on February 15, 2013. AREF, a wholly owned subsidiary of the Company was formed solely for the purpose of serving as co-issuer of the notes, AREF does not have any operations or assets and does not have any revenues. AREH is a guarantor of the debt; however, no other subsidiaries guarantee payment on the notes. Simultaneously, the Company loaned AREH $474 million which was net of a discount of $6 million. The loan is under the same terms and conditions as the Company’s Senior Notes due in 2013. The Company intends to use the proceeds of the offering, together with depositary units to be issued by the Company, to fund the acquisitions described in Note 29 to pay related fees and expenses and for general business purposes. The notes restrict the ability of the Company and AREH, subject to certain exceptions, to, among other things; incur additional debt; pay dividends or make distributions; repurchase stock; create liens; and enter into transactions with affiliates. The notes were issued in an offering not registered under the Securities Act of 1933. At the time the Company issued the notes, the Company entered into a registration rights agreement in which it agreed to exchange the notes for new notes which have been registered under the Securities Act of 1933. If the registration statement is not filed with the SEC by August 8, 2005 or if the registration statement is not declared effective by the SEC on or prior to December 5, 2005 or if the Company fails to consummate an exchange offer in which we issued notes registered under the Securities Act of 1933 in exchange for the privately issued notes within 30 business days after December 5, 2005, then the Company will pay, as liquidated damages, $.05 per week per $1,000 principal amount for the first 90 day period following such failure, increasing by an additional $.05 per week of $1,000 principal amount for each subsequent 90 day period, until all failures are cured.

20.	Accounts Payable, Accrued Expenses and Other Current Liabilities
      Accounts payable, accrued expenses and other liabilities consist of the following (In $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Accrued liabilities	$11,617	$11,463	$11,951
Accrued payroll	10,984	11,113	12,507
Due to Panaco, Inc.	—	16,242	—
Other	74,213	57,059	31,422

	$96,814	$95,877	$55,880

21.	Earnings Per Limited Partnership Unit
      Basic earnings per LP unit are based on net earnings attributable to limited partners, and in period prior to July 1, 2003, adjusted for the preferred pay-in-kind distribution to Preferred Unitholders. The resulting net earnings available for limited partners are divided by the weighted average number of shares of limited partnership units outstanding.
      Diluted earnings per LP unit are based on earnings before the preferred pay-in-kind distribution as the numerator with the denominator based on the weighted average number of units and equivalent units outstanding. The Preferred Units are considered to be equivalent units.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Net Income Per Unit
      Basic net income per American Real Estate Partners, L.P. Unit is derived by dividing net income attributable to the limited partners by the basic weighted average number of American Real Estate Partners, L.P. Units outstanding for each period. Diluted earnings per American Real Estate Partners, L.P. Unit is derived by adjusting net income attributable to the limited partners for the assumed dilutive effect of the redemption of the Preferred LP Units (“Diluted Earnings”) and dividing Diluted Earnings by the diluted earnings weighted average number of American Real Estate Partners, L.P. Units outstanding for each period.

	Three Months Ended
	March 31,		December 31,

	2005	2004	2004	2003	2002

	(In $000’s except per unit data)
Attributable to Limited Partners:
Basic income from continuing operations	$38,940	$47,663	$71,476	$48,588	$56,380
Add Preferred LP Unit distribution	1,259	1,201	4,981	4,792	4,518

Income before discontinued operations	40,199	48,864	76,457	53,380	60,898
Income from discontinued operations	19,288	9,945	81,031	10,772	6,788

Diluted earnings	59,487	58,809	$157,488	$64,152	$67,686
Weighted average limited partnership units outstanding	46,098,284	46,098,284	46,098,284	46,098,284	46,098,284
Dilutive effect of redemption of Preferred LP Units	3,759,338	6,401,019	5,444,028	8,391,659	10,368,414

Weighed average limited partnership units and equivalent partnership units outstanding	49,857,622	52,499,303	51,542,312	54,489,943	56,466,698
Basic earnings:
Income from continuing operations	$0.84	$1.03	$1.55	$1.00	$1.12
Income from discontinued operations	0.42	0.22	1.76	0.24	0.15

Basic earnings per LP unit	$1.26	$1.25	$3.31	$1.24	$1.27

Diluted earnings:
Income from continuing operations	$0.81	$0.93	$1.48	$0.94	$1.00
Income from discontinued operations	0.39	0.19	1.57	0.19	0.12

Diluted earnings per LP unit	$1.20	$1.12	$3.05	$1.13	$1.12

22.	Preferred Units
      Pursuant to rights offerings consummated in 1995 and 1997, Preferred Units were issued. The Preferred Units have certain rights and designations, generally as follows. Each Preferred Unit has a liquidation preference of $10.00 and entitles the holder thereof to receive distributions thereon, payable solely in

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
additional Preferred Units, at the rate of $.50 per Preferred Unit per annum (which is equal to a rate of 5% of the liquidation preference thereof), payable annually on March 31 of each year (each, a “Payment Date”). On any Payment Date commencing with the Payment Date on March 31, 2000, the Company, with the approval of the Audit Committee of the Board of Directors of the General Partner, may opt to redeem all, but not less than all, of the Preferred Units for a price, payable either in all cash or by issuance of additional Depositary Units, equal to the liquidation preference of the Preferred Units, plus any accrued but unpaid distributions thereon. On March 31, 2010, the Company must redeem all, but not less than all, of the Preferred Units on the same terms as any optional redemption.
      Pursuant to the terms of the Preferred Units, on February 25, 2004, the Company declared its scheduled annual preferred unit distribution payable in additional Preferred Units at the rate of 5% of the liquidation preference of $10 per unit. The distribution was payable March 31, 2004 to holders of record as of March 12, 2004. A total of 489,657 additional Preferred Units were issued. At December 31, 2004 and 2003, 10,286,264 and 9,796,607 Preferred Units are issued and outstanding, respectively. In February 2004, the number of authorized Preferred LP units was increased to 10,400,000.
      Pursuant to the terms of the Preferred Units, on March 4, 2005, the Company declared its scheduled annual preferred unit distribution payable in additional Preferred Units at the rate of 5% of the liquidation preference of $10. The distribution was payable on March 31, 2005 to holders of record as of March 15, 2005. A total of 514,133 additional Preferred Units were issued. At March 31, 2005, 10,800,397 Preferred Units are issued and outstanding. In addition, the Company increased the number of authorized Preferred Units to 10,900,000.
      On July 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 150 (SFAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 requires that a financial instrument, which is an unconditional obligation, be classified as a liability. Previous guidance required an entity to include in equity financial instruments that the entity could redeem in either cash or stock. Pursuant to SFAS 150 the Company’s Preferred Units, which are an unconditional obligation, have been reclassified from “Partners’ equity” to a liability account in the consolidated Balance Sheets and the preferred pay-in-kind distribution for the period from July 1, 2003 to December 31, 2003 of $2,449,000 and all future distributions have been and will be recorded as “Interest expense” in the Supplemental Consolidated Statements of Earnings.
      The Company recorded $1.3 million, $1.2 million, $5.1 million and $2.4 million of interest expense in the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004 and 2003, respectively, in connection with the Preferred LP units distribution. These amounts are included in “Interest expense” in the Supplemental Consolidated Statements of Earnings for the years then ended.

23.	Income Taxes (in $000’s)
      The difference between the book basis and the tax basis of the net assets of the Company, not directly subject to income taxes, is as follows:

	December 31,

	2004	2003

Book basis of AREH net assets excluding American Casino, TransTexas and NEG	$1,319,566	$1,149,418
Excess of tax over book	120,820	79,238

Tax basis of net assets	$1,440,386	$1,228,656

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      a. Corporate income taxes
      (i) The Company’s corporate subsidiaries recorded the following income tax (expense) benefit attributable to continuing operations for American Casino, TransTexas and NEG for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002 (in $000’s):

	March 31,		December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Current	$(1,105)	$(4,655)	$(3,030)	$(5,506)	$(311)
Deferred	(3,677)	(1,311)	(14,296)	22,256	(9,785)

	$(4,782)	$(5,966)	$(17,326)	$16,750	$(10,096)

      (ii) The tax effect of significant differences representing net deferred tax assets (the difference between financial statement carrying values and the tax basis of assets and liabilities) for the Company is as follows at March 31, 2005 (unaudited), December 31, 2004 and 2003 (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Deferred tax assets:
Depreciation, depletion and amortization	$49,607	$54,489	$54,439
Net operating loss carryforwards	55,724	53,610	51,997
Investment in Holding LLC	1,927	5,333	18,845
Other	11,955	9,458	8,841

	119,213	122,890	134,122
Valuation allowance	(64,381)	(64,381)	(65,695)

Net deferred tax assets	54,832	58,509	68,427
Less current portion	(2,685)	(2,685)	(2,982)

Non-current net deferred tax assets	$52,147	$55,824	$65,445

      (iii) The provision (benefit) for income taxes differs from the amount computed at the federal statutory rate as a result of the following:

	Year Ended December 31,

	2004	2003	2002

Federal statutory rate	35.0%	35.0%	35.0%
Tax deduction not given book benefit	1.0	5.6	0.0
Income not subject to taxation	(24.2)	(15.2)	(22.3)
Valuation allowance	(2.3)	(51.8)	(0.5)
Other	0.0	(1.4)	0.3

	9.5%	(27.8)%	12.5%

      At December 31, 2004 and 2003, American Casino had net operating loss carryforwards available for federal income tax purposes of approximately $16.0 million and $28.5 million, respectively, which begin expiring in 2020.
      SFAS 109 requires a “more likely than not” criterion be applied when evaluating the realizability of a deferred tax asset. As of December 31, 2002, given Stratosphere’s history of losses for income tax purposes,

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
the volatility of the industry within which the Stratosphere operates, and certain other factors, Stratosphere had established a valuation allowance for the deductible temporary differences, including the excess of the tax basis of the Stratosphere’s assets over the basis of such assets for financial statement purposes and the tax carryforwards. However, at December 31, 2003, based on various factors including the current earnings trend and future taxable income projections, Stratosphere determined that it was more likely than not that the deferred tax assets will be realized and removed the valuation allowance. In accordance with SFAS 109, the tax benefit of any deferred tax asset that existed on the effective date of a reorganization should be reported as a direct addition to contributed capital. Stratosphere has deferred tax assets relating to both before and after Stratosphere emerged from bankruptcy in September of 1998. The net decrease in the valuation allowance was $79.3 million, of which a net amount of $47.5 million was credited to partners’ equity in the year ended December 31, 2003.
      Additionally, American Casino’s acquisition of Arizona Charlie’s, LLC and Fresca, LLC in May 2004 resulted in a net increase in the tax basis of assets in excess of book basis. As a result, the Company recognized an additional deferred tax asset of approximately $2.5 million from the transaction. Pursuant to SFAS 109, the benefit of the deferred tax asset from this transaction is credited directly to equity.
      At December 31, 2004 and 2003, NEG had net operating loss carryforwards available for federal income tax purposes of approximately $75.9 and $58.0 million, respectively, which begin expiring in 2009. Net operating loss limitations may be imposed as a result of subsequent changes in stock ownership of NEG. Prior to the formation of Holding LLC, the income tax benefit associated with the loss carryforwards had not been recognized since, in the opinion of management, there was not sufficient positive evidence of future taxable income to justify recognition of a benefit. Upon the formation of Holding LLC, management again evaluated all evidence, both positive and negative, in determining whether a valuation allowance to reduce the carrying value of deferred tax assets was still needed and concluded, based on the projected allocations of taxable income by Holding LLC, NEG more likely than not will realize a partial benefit from the loss carryforwards. In accordance with SFAS 109, NEG recorded a deferred tax asset of $25.5 million as of December 31, 2002, $25.9 million as of December 31, 2003, and $19.3 million as of December 31, 2004. Ultimate realization of the deferred tax asset is dependent upon, among other factors, NEG’s ability to generate sufficient taxable income within the carryforward periods and is subject to change depending on the tax laws in effect in the years in which the carryforwards are used. As a result of the recognition of expected future income tax benefits, subsequent periods will reflect a full effective tax rate provision.
      SFAS 109 requires a “more likely than not” criterion be applied when evaluating the realizability of a deferred tax asset. At the Confirmation Date, given TransTexas’s history of losses for income tax purposes, the volatility of the industry within which TransTexas operates, and certain other factors, TransTexas could not conclude it was more likely than not that it would recognize these tax benefits and established a valuation allowance for all the deferred tax assets. However, as of December 31, 2003, based on TransTexas’s current and projected taxable income, TransTexas determined that it is more likely than not that it will recognize a portion of its federal net operating loss carryforwards prior to their expiration. Accordingly, TransTexas has removed that portion of the valuation allowance previously booked against those assets resulting in a $14.4 million tax benefit recorded on the current income statement.
      At December 31, 2004 and 2003, TransTexas had net operating loss carryforwards available for federal income tax purposes of approximately $61.2 million and $60.2 million, respectively, which begin expiring in 2020. Utilization of the net operating loss carryforwards is subject to an annual limitation of approximately $2.2 million due to a change in control of ownership (as defined in the Internal Revenue Code). Any unused limitation amount in a given year may be carried forward and utilized in subsequent years.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

24.	Commitments and Contingencies
      a. In January 2002, the Cape Cod Commission, (the “Commission”), a Massachusetts regional planning body created in 1989, concluded that AREP’s New Seabury development is within its jurisdiction for review and approval (the “Administrative Decision”). It is the Company’s position that the proposed residential, commercial and recreational development is in substantial compliance with a special permit issued for the property in 1964 and is therefore exempt from the Commission’s jurisdiction and that the Commission is barred from exercising jurisdiction pursuant to a 1993 settlement agreement between the Commission and a prior owner of the New Seabury property (the “Settlement Agreement”).
      In February 2002, New Seabury Properties L.L.C. (“New Seabury”), an AREP subsidiary and owner of the property, filed in Barnstable County Massachusetts Superior Court, a civil complaint appealing the Administrative Decision by the Commission, and a separate civil complaint to find the Commission in contempt of the Settlement Agreement. The Court subsequently consolidated the two complaints into one proceeding. In July 2003, New Seabury and the Commission filed cross motions for summary judgment.
      Also, in July 2003, in accordance with a Court ruling, the Commission reconsidered the question of its jurisdiction over the initial development proposal and over a modified development proposal that New Seabury filed in March 2003. The Commission concluded that both proposals are within its jurisdiction (the Second Administrative Decision). In August 2003, New Seabury filed in Barnstable County Massachusetts Superior Court another civil complaint appealing the Commission’s second decision and petitioning the court to find the Commission in contempt of the settlement agreement.
      In November 2003, the Court ruled in New Seabury’s favor on its July 2003 motion for partial summary judgment, finding that the special permit remains valid and that the modified development proposal is in substantial compliance with the Special Permit and therefore exempt from the Commission’s jurisdiction; the Court did not yet rule on the initial proposal to build 675 residential/hotel units and 80,000 square feet of commercial space. Under the modified development proposal New Seabury could potentially develop up to 278 residential units and 145,000 square feet of commercial space. In February 2004, the court consolidated the three complaints into one proceeding. In March 2004, New Seabury and the Commission each moved for Summary Judgment to dispose of remaining claims under all three complaints and to obtain a final judgment from the Court. The Court heard arguments in June 2004 and took matters under advisement. The Commission and New Seabury filed a joint motion to delay, until May 6, 2005, any ruling by the court on New Seabury’s pending motion for summary judgment and the Commission’s pending cross-motion for summary judgment. The parties are now in settlement discussions. A proposed settlement agreement was endorsed by the Commission staff and presented at a public hearing of the Executive Committee on April 21, 2005. (See note 29).
      b. Environmental Matters
      TransTexas’ operations and properties are subject to extensive federal, state, and local laws and regulations relating to the generation, storage, handling, emission, transportation, and discharge of materials into the environment. Permits are required for various of TransTexas’ operations, and these permits are subject to revocation, modification, and renewal by issuing authorities. TransTexas also is subject to federal, state, and local laws and regulations that impose liability for the cleanup or remediation of property which has been contaminated by the discharge or release of hazardous materials or wastes into the environment. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines or injunctions, or both. TransTexas believes that it is in material compliance with applicable environmental laws and regulations. Noncompliance with such laws and regulations could give rise to compliance costs and administrative penalties. It is not anticipated that TransTexas will be required in the near future to expend amounts that are material to the financial condition or operations of TransTexas by reason of environmental laws and regulations, but because such laws and regulations are frequently changed and, as a result, may

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
impose increasingly strict requirements, TransTexas is unable to predict the ultimate cost of complying with such laws and regulations.
      c. The General Partner monitors all tenant bankruptcies and defaults and may, when it deems it necessary or appropriate, establish additional reserves for such contingencies.
      d. In addition, in the ordinary course of business, the Company, its subsidiaries and other companies in which the Company has invested are parties to various legal actions. In management’s opinion, the ultimate outcome of such legal actions will not have a material effect on the Company’s consolidated financial statements taken as a whole.

25.	Employee Benefit Plans
      a. Employees of the Company who are members of various unions are covered by union-sponsored, collectively bargained, multi-employer health and welfare and defined benefit pension plans. The Company recorded expenses for such plans of approximately $1,767,000, $2,010,000, $8,100,000, $7,600,000 and $6,500,000 for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively. The Company does not have information from the plans’ sponsors with respect to the adequacy of the plans’ funding status.
      b. The Company has retirement savings plans under Section 401(k) of the Internal Revenue Code covering its non-union employees. The plans allow employees to defer, within prescribed limits, a portion of their income on a pre-tax basis through contributions to the plans. The Company currently matches, within prescribed limits, up to 6.25% of eligible employees’ compensation at rates up to 50% of the employee’s contribution. The Company recorded charges for matching contributions of approximately $179,000, $146,000, $794,000, $714,000 and $981,000, for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively.

26.	Fair Value of Financial Instruments
      The carrying amount of cash and cash equivalents, receivables, investment in debt securities of affiliates and accounts payable, accrued expenses and other liabilities and the Preferred Limited Partnership Units Liability are carried at cost, which approximates their fair value.
      The Company sells crude oil and natural gas to various customers. In addition, the Company participates with other parties in the operation of crude oil and natural gas wells. Substantially all of the Company’s accounts receivable are due from either purchasers of crude oil and natural gas or participants in crude oil and natural gas wells for which the Company serves as the operator. Generally, operators of crude oil and natural gas properties have the right to offset future revenues against unpaid charges related to operated wells. Crude oil and natural gas sales are generally unsecured.

Other Investments
      The fair values of the mortgages and notes receivable past due, in process of foreclosure, or for which foreclosure proceedings are pending, are based on the discounted cash flows of the underlying lease. The fair values of the mortgages and notes receivable satisfied after year end are based on the amount of the net proceeds received.
      The fair values of the mortgages and notes receivable which are current are based on the discounted cash flows of their respective payment streams.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The approximate estimated fair values of other investments held as of March 31, 2005 (unaudited), December 31, 2004 and 2003 are summarized as follows (in $000’s):

	At March 31, 2005		At December 31, 2004		At December 31, 2003

	Net	Estimated	Net	Estimated	Net	Estimated
	Investment	Fair Value	Investment	Fair Value	Investment	Fair Value

Total	$244,602	$247,600	$245,948	$248,900	$50,328	$55,000

      The net investment at March 31, 2005 (unaudited), December 31, 2004 and 2003 is equal to the carrying amount of the mortgage receivable less any deferred income recorded.

Mortgages Payable
      The approximate estimated fair values of the mortgages payable as of March 31, 2005 (unaudited), December 31, 2004 and 2003 are summarized as follows (in $000’s):

	At March 31, 2005		At December 31, 2004		At December 31, 2003

	Carrying	Estimated	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value	Value	Fair Value

Total	$80,191	$81,955	$91,896	$93,900	$180,989	$185,000

Limitations
      Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.
      The Company is engaged in six operating segments consisting of the ownership and operation of (1) rental real estate, (2) hotel and resort operating properties, (3) hotel and casino operating properties, (4) property development, (5) investment in securities including investment in other limited partnerships and marketable equity and debt securities and (6) investment in oil and gas operating properties. The Company’s reportable segments offer different services and require different operating strategies and management expertise.
      Non-segment revenue to reconcile to total revenue consists primarily of interest income on treasury bills and other investments. Non-segment assets to reconcile to total assets includes investment in U.S. Government and Agency obligations, cash and cash equivalents, receivables and other assets.
      The accounting policies of the segments are the same as those described in Note 2.
      The Company assesses and measures segment operating results based on segment earnings from operations as disclosed below. Segment earnings from operations is not necessarily indicative of cash available to fund cash requirements nor synonymous with cash flow from operations.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The revenues, net earnings, assets and real estate investment capital expenditures for each of the reportable segments are summarized as follows for the three months ended March 31, 2005 and 2004 (unaudited) and for the years ended and as of December 31, 2004, 2003, and 2002 (in $000’s):

	March 31,		December 31,

	2005	2004	2004	2003	2002

Revenues:
Hotel & casino operating properties	$81,852	$74,661	$297,868	$259,345	$250,328
Land, house and condominium sales	8,279	5,014	26,591	13,265	76,024
Rental real estate	4,001	4,963	17,796	20,207	21,714
Hotel & resort operating properties	5,563	1,335	16,211	12,376	12,921
Oil & gas operating properties	27,423	24,701	99,738	57,670	40,516
Other investments	10,440	4,818	34,724	14,024	15,283

Subtotal	137,558	115,492	492,928	376,887	416,646
Reconciling items	6,668 (1)	960 (1)	13,268 (1)	11,779 (1)	18,006 (1)

Total revenues	$144,226	$116,452	$506,196	$388,666	$434,652

Net earnings:
Segment earnings:
Hotel & casino operating properties	$24,228	$20,418	$70,265	$42,488	$32,390
Land, house and condominium sales	1,232	1,656	6,355	4,136	21,384
Oil & gas operating properties	21,502	18,412	74,776	45,412	33,411
Rental real estate	3,049	3,878	12,863	14,368	14,206
Hotel and resort operating properties	158	(89)	2,674	4,220	2,679
Other investments	10,440	4,818	34,724	14,024	15,283

Total segment earnings	60,609	49,093	201,657	124,648	119,353
Interest income	6,668	960	13,268	11,779	18,006
Interest expense	(19,265)	(7,191)	(49,669)	(27,057)	(27,297)
General and administrative expenses	(4,555)	(1,933)	(9,806)	(6,851)	(7,029)
Depreciation, depletion, and amortization	(16,167)	(18,396)	(68,291)	(40,571)	(23,646)

Operating income	27,290	22,533	87,159	61,948	79,387
Gain on sales and disposition of real estate from continuing operations	186	6,047	6,942	7,121	8,990
(Loss) gain on sale of assets	(180)	(4)	—	(1,503)	(353)
Loss on sale of limited partnership interests	—	—	—	—	(3,750)
Write-down of marketable equity and debt securities and other investments	—	—	—	(19,759)	(8,476)
Gain on sale of marketable equity securities	—	28,857	40,159	2,607	—
Unrealized losses on securities sold short	21,704	—	(23,619)	—	—
Change in fair value of derivative contract	(9,813)	—	—	—	—
Impairment loss on equity interest in GB Holdings, Inc.	—	—	(15,600)	—	—
Severance tax refund	—	—	4,468	—	—
Minority interest	—	(39)	(812)	(1,266)	(1,943)

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	March 31,		December 31,

	2005	2004	2004	2003	2002

Income tax (expense) benefit	(4,782)	(5,966)	(17,326)	16,750	(10,096)
Income from discontinued operations	19,680	10,147	82,697	11,006	6,937
General partner’s share of net (income) loss	4,143	(3,967)	(11,561)	(17,544)	(7,528)

Net earnings — limited partners’ unitholders	$58,228	$57,608	$152,507	$59,360	$63,168

(1)	Primarily interest income on U.S. Government and Agency obligations and other short-term investments and Icahn note receivable.

27.	Segment Reporting

		December 31,
	March 31,
	2005	2004	2003	2002

Assets:
Rental real estate	$164,811	$196,332	$340,062	$359,700
Oil and gas properties	180,241	168,136	168,921	—
Hotel and casino operating properties	288,890	289,360	298,703	290,775
Land and construction-in-progress	106,000	106,537	43,459	40,415
Hotel and resort operating properties	46,041	50,132	41,526	44,346
Other investments	466,252	444,603	231,050	479,104

	1,252,235	1,255,100	1,123,721	1,214,340
Reconciling items	1,683,462	1,153,089	707,852	491,691

Total	$2,935,697	$2,408,189	$1,831,573	$1,706,031

Real estate investment capital expenditures:
Acquisitions:
Rental real estate	$—	$14,583	$—	$18,226
Land and construction-in-progress	—	61,845	—	—
Hotel and casino operating properties	—	125,900	—	—
Hotel and resort operating properties	—	16,463	—	—

	$—	$218,791	$—	$18,226

Developments:
Rental real estate	$—	$18	$413	$181
Oil and gas operating properties	21,071	47,529	633	—
Land and construction-in-progress	—	17,947	—	1,138
Hotel and casino operating properties	4,711	13,589	31,844	19,133
Hotel and resort operating properties	70	2,614	1,067	2,582

	$25,852	$81,697	$33,957	$23,034

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

28.	Repurchase of Depositary Units
      The Company has previously been authorized to repurchase up to 1,250,000 Depositary Units. As of December 31, 2004, the Company has purchased 1,137,200 Depositary Units at an aggregate cost of approximately $11,921,000.

29.	Subsequent Events
      a. On January 21, 2005, the Company announced that it had entered into agreements to acquire additional oil and gas and gaming and entertainment assets in transactions with affiliates of Carl C. Icahn. The aggregate consideration for the transactions is $652 million, subject to certain purchase price adjustments, of which $180 million is payable in cash and the balance is payable by the issuance of the Company’s limited partnership depositary units valued at $29 per unit. Mr. Icahn currently owns indirectly approximately 86.5% of the Company’s outstanding depositary and preferred units and indirectly owns 100% of the Company’s general partner, American Property Investors, Inc. Upon the closing of the transactions, Mr. Icahn will own approximately 90.1% of the Company’s outstanding depositary units and 86.5% of its preferred units, assuming no purchase price reductions. The transactions were approved by the Audit Committee of the Company’s general partner. The Audit Committee was advised as to the transactions by independent legal counsel and financial advisor. The Audit Committee obtained opinions that the consideration to be paid in the transactions was fair, from a financial point of view, to the Company.
      The transactions include the acquisition of the membership interest in Holding LLC other than that already owned by National Energy Group, Inc. (which is itself 50.02% owned by the Company); 100% of the equity of each of TransTexas Gas Corporation and Panaco, Inc., all of which will be consolidated under AREP Oil & Gas LLC, which is wholly owned by AREH; and approximately 41.2% of the common stock of GB Holdings and warrants to purchase, upon the occurrence of certain events, approximately 11.3% of the fully diluted common stock of its subsidiary, Atlantic Holdings, which owns 100% of ACE Gaming LLC, the owner and operator of the Sands. The closing of each of the transactions is subject to certain conditions, including approval by the depositary unitholders of the issuance of the depositary units with respect to the transactions for which the consideration is depositary units and the receipt of the oil and gas reserve reports as of January 21, 2005 for each of Holding LLC, TransTexas and Panaco.
      Prior to the transactions, each of the Company and Mr. Icahn’s affiliated companies owned oil and gas and gaming and entertainment assets. Upon completion of these transactions, all such assets held by Mr. Icahn’s affiliates will have been acquired by the Company. As a result of these transactions, the Company will have substantially increased its oil and gas holdings, as well as expanded its gaming and entertainment holdings.
      Before the acquisition of GB Holdings and Atlantic Holdings securities, the Company owned approximately 36.3% of the outstanding common stock of GB Holdings and warrants to purchase, upon the occurrence of certain events, approximately 10.0% of the fully diluted common stock of Atlantic Holdings. As a result of the transactions, the Company will own approximately 77.5% of the common stock of GB Holdings and warrants to purchase approximately 21.3% of the fully diluted common stock of Atlantic Holdings. The Company also owns approximately $63.9 million principal amount, or 96.4%, of the 3% senior notes due 2008 of Atlantic Holdings, which, upon the occurrence of certain events, are convertible into approximately 42.1% of the fully diluted common stock of Atlantic Holdings. If all outstanding Atlantic Holdings notes were converted and warrants exercised, the Company would own approximately 63.4% of the Atlantic Holdings common stock, GB Holdings would own approximately 28.8% of the Atlantic Holdings common stock and the remaining shares would be owned by the public.
      Between December 6, 2004 and December 27, 2004, the Company purchased (1) $27.5 million aggregate principal amount of the TransTexas Notes, (2) $38.0 million aggregate principal amount of the

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Panaco Debt, and (3) $37.0 million aggregate principal amount of Atlantic Holdings Notes, bringing the Company’s ownership of that debt to $63.9 million principal amount.
      On April 6, 2005, the Company completed the acquisition of TransTexas for $180.0 million in cash.
      b. On April 26, 2005, the Board of Directors of our General Partner appointed Jon F. Weber, 46 as President of API. Mr. Weber, who replaces Keith A. Meister as President of API, will assume day-to-day responsibility for our New York-based corporate operations. Mr. Meister will continue to serve as API’s Chief Executive Officer.
      c. In April 2005, the Company sold one property for approximately $2.1 million and will recognize a gain of $1.2 million with respect to this sale.
      d. The Company sold short certain equity securities. Such liability is recorded at market value at the balance sheet date and gains and losses are reflected in the statement of earnings. In the three months ended March 31, 2005, the Company recorded unrealized gains on securities sold short of approximately $21.7 million. However, based on market value at June 1, 2005, the Company would have unrealized losses of $32.9 million.
      e. On Thursday, May 12, 2005 the Cape Cod Commission voted in favor of the settlement agreement resolving the litigation that has been pending since January 2002 between the Commission and AREP’s subsidiary, New Seabury Properties, L.L.C. The May 12th agreement between New Seabury and the Commission resolves all outstanding litigation issues, defines the limits of New Seabury’s exempt development projects and establishes development “performance standards” to preserve the quality of environmental resource areas. Under these guidelines, the agreement will allow New Seabury to develop an additional 450 residences, recreational amenities and commercial space within New Seabury. New Seabury Properties anticipates beginning the first phase of its development plans during the summer of 2005.
      f. On May 17, 2005 AREP (1) converted $28.8 million in principal amount of 3% promissory notes issued by Atlantic Holdings in exchange for 1,898,181 shares of Atlantic Holdings common stock and (2) exercised warrants to acquire 997,620 shares of Atlantic Holdings common stock. Also on May 17, 2005, affiliates of Carl C. Icahn exercised warrants to acquire 1,133,283 shares of Atlantic Holdings common stock. As a result of these transactions AREP and the affiliates of Mr. Icahn collectively own approximately 58.3% of the outstanding common stock of Atlantic Holding.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

30.	Quarterly Financial Data (Unaudited) (in $000’s, Except Per Unit Data)

	Three Months Ended(1)

	March 31,		June 30,		September 30,		December 31,

	2004	2003	2004	2003	2004	2003	2004	2003

Revenues	$116,403	$92,416	$131,185	$89,531	$131,748	$98,154	$126,860	$108,565

Operating Income	$22,532	$16,110	$26,979	$15,635	$24,211	$11,988	$13,437	$18,215
Gains (losses) on property transactions	6,047	1,138	(226)	(272)	1,354	501	(233)	5,754
Loss on sale of assets	—	—	—	—	—	(311)	—	(1,192)
Gain on sale of marketable equity and debt securities	28,857	—	8,310	—	—	2,168	2,992	439
Unrealized losses on securities sold short	—	—	—	—	—	—	(23,619)	—
Impairment loss on equity interest in GB Holdings, Inc.	—	—	—	—	—	—	(15,600)	—
Write-down of marketable equity and debt securities	—	(961)	—	(18,798)	—	—	—	—
Severance tax refund	—	—	4,468	—	—	—	—	—
Minority interest	(39)	—	(487)	—	(123)	459	(163)	(1,725)

Income (loss) from continuing operations before income tax	57,397	16,287	39,044	(3,435)	25,442	14,805	(23,186)	21,491
Income tax (expense) benefit	(5,966)	(3,892)	(3,695)	(3,167)	(3,839)	(3,577)	(3,826)	27,386

Income (loss) from continuing operations	51,431	12,395	35,349	(6,602)	21,603	11,228	(27,012)	48,877
Income from discontinued operations	10,143	1,997	50,161	3,815	10,702	3,210	11,691	1,984

Net earnings (loss)	$61,574	$14,392	$85,510	$(2,787)	$32,305	$14,438	$(15,321)	$50,861

Net Earnings (loss) per limited Partnership unit(2):
Basic earnings:
Income (loss) from continuing operations	$1.03	$.15	$.65	$(.21)	$.43	$.25	$(.56)	$.81
Income from discontinued operations	.22	.05	1.06	.08	.23	.07	.24	.04

Basic earnings (loss) per LP unit	$1.25	$.20	$1.71	$(.13)	$.66	$.32	$(.32)	$.85

Diluted earnings:
Income (loss) from continuing operations	$.93	$.15	$.60	$(.21)	$.41	$.23	$(.56)	$.71
Income from discontinued operations	.19	.03	.94	.08	.20	.06	.24	.04

Diluted earnings (loss) per LP unit	$1.12	$.18	$1.54	$(.13)	$.61	$.29	$(.32)	$.75

(1)	All quarterly amounts have been reclassified for the effects of reporting discontinued operations.

(2)	Net earnings (loss) per unit is computed separately for each period and, therefore, the sum of such quarterly per unit amounts may differ from the total for the year.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Partners of American Real Estate Holdings Limited Partnership:
      We have audited the accompanying consolidated balance sheet of American Real Estate Holdings Limited Partnership and Subsidiaries as of December 31, 2004, and the related consolidated statements of earnings, changes in partners’ equity and comprehensive income, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Real Estate Holdings Limited Partnership and Subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP
New York, New York
June 2, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Partners
American Real Estate Holdings Limited Partnership:
      We have audited the accompanying consolidated balance sheet of American Real Estate Holdings Limited Partnership and subsidiaries as of December 31, 2003, and the related consolidated statements of earnings, changes in partners’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Real Estate Holdings Limited Partnership and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
New York, New York
September 5, 2004

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
March 31, 2005 (Unaudited) and December 31, 2004 and 2003
(In $000’s)

	March 31,	December 31,

	2005	2004	2003

	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents (Note 2)	$1,245,635	$762,581	$487,374
Investment in U.S. government and agency obligations (Note 4)	68,894	96,840	52,583
Marketable equity and debt securities (Note 5)	68,497	2,248	55,826
Due from brokers (Note 6)	147,223	123,001	—
Restricted cash	28,537	19,856	15,058
Receivables and other current assets	40,817	53,186	41,169
Real estate leased to others:
Current portion of lease amortization for leases accounted for under the financing method	3,740	3,912	5,738
Properties held for sale (Notes 9 and 15)	33,995	58,021	128,813
Current portion of investment in debt securities of affiliates (Note 12)	10,429	10,429	—
Current portion of deferred tax asset (Note 21)	2,685	2,685	2,982

Total current assets	1,650,452	1,132,759	789,543
Investment in U.S. government and agency obligations (Note 4)	5,533	5,491	8,990
Other investments (Note 7)	244,602	245,948	50,328
Land and construction-in-progress (Note 15)	106,000	106,537	43,459
Real estate leased to others:
Accounted for under the financing method (Notes 8, 15 and 16)	75,949	85,281	131,618
Accounted for under the operating method, net of accumulated depreciation (Notes 9, 15 and 16)	51,127	49,118	76,443
Hotel, casino and resort operating properties, net of accumulated depreciation:
American Casino & Entertainment Properties LLC (Notes 10 and 17)	288,890	289,360	298,703
Hotel and resorts (Notes 9 and 11)	46,041	50,132	41,526
Deferred finance costs and other assets, net	8,230	7,973	3,833
Long-term portion of investment in debt securities of affiliates (Note 12)	114,364	115,075	24,696
Investment in NEG Holding LLC (Note 14)	97,693	87,800	69,346
Equity interest in GB Holdings, Inc. (The Sands Hotel and Casino)(Note 13)	9,138	10,603	30,854
Due from American Real Estate Partners, L.P.	21,804	20,107	18,044
Deferred tax asset (Note 21)	58,851	65,399	74,892

Total	$2,778,674	$2,271,583	$1,662,275

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Current portion of mortgages payable (Notes 8, 9 and 16)	$4,205	$3,700	$4,892
Mortgages on properties held for sale (Notes 9 and 16)	20,372	27,477	82,861
Accounts payable, accrued expenses and other current liabilities (Note 20)	76,100	81,793	45,773
Securities sold not yet purchased (Note 6)	83,750	90,674	—
Credit facility due affiliates (Notes 14 and 17)	—	—	25,000

Total current liabilities	184,427	203,644	158,526

Other liabilities	21,806	23,239	22,980
Long-term portion of mortgages payable (Notes 8, 9 and 16)	55,614	60,719	93,236
Senior secured notes payable (Note 18)	215,000	215,000	—
Senior unsecured notes payable — American Real Estate Partners, L.P. — net of unamortized discount of $15,062 and $9,575 (Note 19)	817,938	343,425	—

Total long-term liabilities	1,110,358	642,383	116,216

Commitments and contingencies (Notes 3 and 22):
Partners’ Equity:
Limited partner	1,469,050	1,411,300	1,373,657
General partner	14,839	14,256	13,876

Partners’ equity (Notes 2 and 3)	1,483,889	1,425,556	1,387,533

Total	$2,778,674	$2,271,583	$1,662,275

See notes to consolidated financial statements.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
Three Months Ended March 31, 2005 and 2004 (unaudited) and
Years Ended December 31, 2004, 2003 and 2002
(In $000’s)

	Three Months
	Ended March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Revenues:
Hotel and casino operating income (Note 10)	$82,838	$75,009	$299,981	$262,811	$250,023
Land, house and condominium sales	8,279	5,014	26,591	13,265	76,024
Interest income on financing leases	1,966	2,936	9,880	13,115	14,722
Interest income on U.S. Government and Agency obligations and other investments (Notes 2 and 7)	13,554	4,889	44,418	22,583	30,569
Rental income	2,035	2,027	7,916	7,092	6,852
Hotel and resort operating income (Note 11)	5,563	1,335	16,211	12,376	12,921
Accretion of investment in NEG Holding LLC (Note 14)	9,893	7,904	34,432	30,142	32,879
NEG management fee	3,275	2,619	11,563	7,967	7,637
Dividend and other income (Notes 5 and 7)	4,206	834	3,133	3,061	2,720
Equity in (loss) earnings of GB Holdings, Inc. (Note 13)	(986)	(348)	(2,113)	(3,466)	305

	130,623	102,219	452,012	368,946	434,652

Expenses:
Hotel and casino operating expenses (Note 10)	57,624	54,243	227,603	216,857	217,938
Cost of land, house and condominium sales	7,047	3,358	18,486	9,129	54,640
Hotel and resort operating expenses (Note 11)	5,405	1,424	12,730	8,773	10,536
Interest expense (Notes 15, 16, 17, 18 and 19)	18,307	4,956	41,659	18,654	27,297
Depreciation and amortization	6,691	7,422	29,144	24,801	23,646
General and administrative expenses (Note 3)	7,610	4,364	20,952	14,081	14,134
Property expenses	952	1,085	4,340	4,472	3,862
Provision for losses on real estate	—	—	3,150	750	3,212

	103,636	76,852	358,064	297,517	355,265

Operating income	26,987	25,367	93,948	71,428	79,387
Other gains and (losses):
Loss on sale of other assets	(180)	(4)	—	(1,503)	(353)
Gain on sale of marketable equity and debt securities	—	28,857	40,159	2,607	—
Unrealized gains (losses) on securities sold short (Note 6)	21,704	—	(23,619)	—	—
Impairment loss on equity interest in GB Holdings, Inc. (Note 13)	—	—	(15,600)	—	—
Write-down of marketable equity and debt securities and other investments (Note 5)	—	—	—	(19,759)	(8,476)
Gain on sales and disposition of real estate (Note 15)	186	6,047	5,262	7,121	8,990
Minority interest in net earnings of Stratosphere Corporation (Note 10)	—	—	—	—	(1,943)

Income from continuing operations before income taxes	48,697	60,267	100,150	59,894	77,605
Income tax (expense) benefit (Note 21)	(7,650)	(6,169)	(16,763)	1,573	(10,096)

Income from continuing operations	41,047	54,098	83,387	61,467	67,509

Discontinued operations:
Income from discontinued operations	957	3,218	7,500	7,653	6,937
Gain on sales and disposition of real estate	18,723	6,929	75,197	3,353	—

Total income from discontinued operations	19,680	10,147	82,697	11,006	6,937

Net earnings	$60,727	$64,245	$166,084	$72,473	$74,446

Net earnings attributable to (Note 1):
Limited partners	$60,120	$63,603	$164,423	$71,748	$73,702
General partner	607	642	1,661	725	744

	$60,727	$64,245	$166,084	$72,473	$74,446

See notes to consolidated financial statements.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’
EQUITY AND COMPREHENSIVE INCOME
THREE MONTHS ENDED MARCH 31, 2005 (UNAUDITED) AND
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(In $000’s)

	General	Limited	Total
	Partner’s	Partner’s	Partners’
	Equity	Equity	Equity

Balance, December 31, 2001	$11,477	$1,136,268	$1,147,745
Comprehensive income:
Net earnings	744	73,702	74,446
Reclassification of unrealized loss on sale of debt securities	106	10,489	10,595
Adjustment to reverse unrealized loss on investment securities reclassified to notes receivable	66	6,516	6,582
Net unrealized losses on securities available for sale	(2)	(240)	(242)

Comprehensive income	914	90,467	91,381
Net adjustment for acquisition of minority interest (Note 10)	212	20,939	21,151
Capital contribution to American Casino (Note 10)	8	823	831

Balance, December 31, 2002	12,611	1,248,497	1,261,108
Comprehensive income:
Net earnings	725	71,748	72,473
Reclassification of unrealized loss on sale of debt securities	8	753	761
Net unrealized gains on securities available for sale	92	9,082	9,174
Sale of marketable equity securities available for sale	(3)	(277)	(280)

Comprehensive income	822	81,306	82,128
Change in deferred tax asset valuation allowance related to book-tax differences existing at time of bankruptcy (Note 21)	471	46,634	47,105
Capital distribution (Note 10)	(28)	(2,780)	(2,808)

Balance, December 31, 2003	13,876	1,373,657	1,387,533
Comprehensive income:
Net earnings	1,661	164,423	166,084
Reclassification of unrealized gains on marketable securities sold	(96)	(9,472)	(9,568)
Net unrealized losses on securities available for sale	—	33	33

Comprehensive income	1,565	154,984	156,549
Capital distribution from American Casino (Note 10)	(179)	(17,737)	(17,916)
Capital contribution to American Casino (Note 10)	228	22,572	22,800
Arizona Charlie’s acquisition (Note 10)	(1,259)	(124,641)	(125,900)
Change in deferred tax asset related to acquisition of Arizona Charlie’s	25	2,465	2,490

Balance, December 31, 2004	14,256	1,411,300	1,425,556
Comprehensive income:
Net earnings	607	60,120	60,727
Net unrealized losses on securities available for sale	(24)	(2,370)	(2,394)

Comprehensive income	583	57,750	58,333

Balance, March 31, 2005	$14,839	$1,469,050	$1,483,889

      Accumulated other comprehensive income (loss) at March 31, 2005 (unaudited) and December 31, 2004, 2003 and 2002 was ($2,517), $(122), $9,174 and ($242), respectively.
See notes to consolidated financial statements.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2005 AND 2004 (UNAUDITED) AND
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(In $000’s)

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Cash flows from operating activities:
Income from continuing operations	$41,047	$54,098	$83,387	$61,467	$67,509
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,691	7,422	29,144	24,801	23,646
Gain on sale of marketable equity securities	—	(28,857)	(40,159)	(2,607)	—
Unrealized losses on securities sold short	(21,704)	—	23,619	—	—
Impairment loss on equity interest in GB Holdings, Inc.	—	—	15,600	—	—
Gain on sales and disposition of real estate	(186)	(6,047)	(5,262)	(7,121)	(8,990)
Loss on sale of other assets	180	4	96	1,503	353
Provision for loss on real estate	—	—	3,150	750	3,212
Write-down of marketable equity and debt securities and other investments	—	—	—	19,759	8,476
Minority interest in net earnings of Stratosphere Corporation	—	—	—	—	1,943
Equity in losses (earnings) of GB Holdings, Inc.	986	348	2,113	3,466	(305)
Deferred gain amortization	(510)	(510)	(2,038)	(2,038)	(2,038)
Accretion of investment in NEG Holding LLC	(9,893)	(7,904)	(34,432)	(30,142)	(32,879)
Deferred income tax expense (benefit)	6,548	1,615	13,946	(5,875)	9,785
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other assets	8,457	(6,755)	(9,825)	(299)	2,943
Increase in due from brokers	(2,518)	—	(123,001)	—	—
(Increase) decrease in land and construction-in-progress	5,950	(455)	(1,626)	(4,105)	24,215
(Increase) decrease in restricted cash	(8,682)	13,095	(4,350)	(13,095)	—
Increase (decrease) in accounts payable, accrued expenses and other liabilities	8	12,841	92,476	(37,328)	271

Net cash provided by continuing operations	26,374	38,895	42,838	9,136	98,141

Total income from discontinued operations	19,680	10,147	82,697	11,006	6,937
Depreciation and amortization	31	210	1,244	5,130	4,464
Net gain from property transactions	(18,723)	(6,929)	(75,197)	(3,353)	—

Net cash provided by discontinued operations	988	3,428	8,744	12,783	11,401

Net cash provided by operating activities	27,362	42,323	51,582	21,919	109,542

Cash flows from investing activities:
(Increase) decrease in other investments	—	351	2,942	(28,491)	(23,200)
Repayments of mezzanine loans included in other investments	—	—	49,130	12,200	23,000
Net proceeds from the sales and disposition of real estate	4,650	11,346	16,790	15,290	20,513
Principal payments received on leases accounted for under the financing method	908	1,112	4,219	5,310	5,941
Principal payments received on investment in debt securities of affiliates	2,700	—	—	—	—
Purchase of debt securities included in other investments	—	—	(245,166)	—	—
Purchase of debt securities of affiliates	—	—	(65,500)	—	—
Purchase of Atlantic Holdings debt included in debt securities due from affiliates	—	—	(36,000)	—	—
Acquisition of Arizona Charlies’	—	—	(125,900)	—	—
Additions to hotel, casino and resort operating property	(4,781)	(1,492)	(16,203)	(32,911)	(21,715)
Acquisition of hotel and resort operating property	—	—	(16,463)	—	—
Acquisitions of rental real estate	—	(14,583)	(14,583)	—	(18,226)
Acquisition of land and construction in progress	—	—	(61,845)	—	—
Additions to rental real estate	—	(166)	(18)	(413)	(181)
(Increase) decrease in investment in U.S. Government and Agency Obligations (Note 2)	27,903	(61,077)	(40,757)	274,478	(22,410)
Increase in marketable equity and debt securities	(66,250)	—	—	(45,140)	(4,415)
Proceeds from sale of marketable equity and debt securities	—	64,471	90,614	3,843	—
Increase in restricted cash	—	(219,313)	—	—	—
Decrease in note receivable from affiliate	—	—	—	250,000	—
Decrease in minority interest in Stratosphere Corp.	—	—	—	—	(44,744)
Decrease in investment in Stratosphere Corp.	—	—	—	788	—
Guaranteed payment from NEG Holding LLC	—	—	15,979	18,229	21,653
Priority distribution from NEG Holding LLC	—	—	—	40,506	—
Increase (decrease) in due to affiliate	—	—	7,597	—	(68,491)
Investment in NEG, Inc.	—	—	—	(148,101)	—
Other	—	(50)	(194)	560	197

Net cash (used in) provided by investing activities from continuing operations	(34,870)	(219,401)	(435,358)	366,148	(132,078)
(continued on next page)

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
Three Months Ended March 31, 2005 and 2004 (unaudited) and
Years Ended December 31, 2004, 2003 and 2002

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

Cash flows from investing activities from discontinued operations:
Net proceeds from the sales and disposition of real estate	36,582	7,392	134,789	5,336	—

Net cash provided by (used in) investing activities	1,712	(212,009)	(300,569)	371,484	(132,078)

Cash flows from financing activities:
Partners’ Equity:
Distributions to members	—	—	(17,916)	—	—
Member’s contribution	—	—	22,800	—	—
Contributions to American Casino	—	—	—	—	598
Debt:
Repayment of credit facilities	—	—	—	(2,904)	(5,000)
Proceeds from credit facility	—	—	—	7,780	17,220
Proceeds from Senior Notes Payable	474,000	215,000	557,594	—	—
Decrease in due to affiliates	(10,683)	—	(24,925)	—	—
Proceeds from mortgages payable	—	—	10,000	20,000	12,700
Payments on mortgages payable	—	—	—	(3,837)	(462)
Periodic principal payments	(1,003)	(1,738)	(5,248)	(6,484)	(7,198)
Debt issuance costs	(8,334)	(7,515)	(18,111)	—	—
Other	—	—	—	—	242

Net cash provided by financing activities	453,980	205,747	524,194	14,555	18,100

Net increase (decrease) in cash and cash equivalents	483,054	36,061	275,207	407,958	(4,436)
Cash and cash equivalents, beginning of period	762,581	487,374	487,374	79,416	83,852

Cash and cash equivalents at end of period	$1,245,635	$523,435	$762,581	$487,374	$79,416

Supplemental information:
Cash payments for interest, net of amounts capitalized	$8,663	$4,442	$44,258	$65,110	$37,176

Supplemental schedule of noncash investing and financing activities:
Reclassification of real estate to operating lease	$3,068	$—	$—	$5,065	$13,403
Reclassification from hotel and resort operating properties	—	(6,395)	(6,428)	—	—
Reclassification of real estate from financing lease	(358)	—	(1,920)	(5,065)	(13,503)
Reclassification of real estate from operating lease	(411)	(14,353)	(38,452)	(126,263)	—
Reclassification of real estate to property held for sale	716	20,748	46,800	126,263	100
Reclassification of real estate from property held for sale	(3,015)	—	—	—	—
Decrease in other investments	—	—	—	(3,453)	—
Decrease in deferred income	—	—	—	2,565	—
Increase in real estate accounted for under the operating method	—	—	—	888	—
Reclassification from marketable equity and debt securities	—	—	—	—	(20,494)
Reclassification from receivable and other assets	—	—	—	(1,631)
Reclassification to other investments	—	—	—	1,631	20,494

	$—	$—	$—	$—	$—

Net unrealized (losses) gains on securities available for sale	$(2,394)	$2,378	$33	$9,174	$(242)

Increase in equity and debt securities	$805	$300	$1,740	$1,200	$2,890

Contribution of note from NEG Holding LLC	$—	$—	$—	$10,940	$—

Change in tax asset related to acquisition	$—	$—	$2,490	$—	$—

Change in deferred tax asset valuation allowance related to book-tax differences existing at time of bankruptcy	$—	$—	$—	$47,105	$—

See notes to consolidated financial statements.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 (UNAUDITED) AND DECEMBER 31, 2004, 2003 AND 2002

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
      American Real Estate Holdings Limited Partnership (“AREH” or the “Company”) is engaged in the following operating businesses: (1) rental real estate; (2) hotel, casino and resort operations; (3) land, house and condominium development, (4) participation and management of oil and gas operating properties; and (5) investment in securities, including investment in other entities and marketable equity and debt securities.
      As a result of the Company’s expansion into non-real estate businesses, the Company has changed the presentation of its 2005 and 2004 Consolidated Balance Sheets to a classified basis. The 2003 Consolidated Balance Sheet has been reclassified to conform to the 2005 and 2004 presentation.
      AREH is a limited partnership formed in Delaware on February 17, 1987. American Real Estate Partners, L.P. (“AREP” or the “Limited Partner”) is a master limited partnership formed in Delaware on February 17, 1987. AREP owns a 99% limited partner interest in the Company. American Property Investors, Inc. (the “General Partner”) owns a 1% general partner interest in both AREH and AREP representing an aggregate 1.99% general partner interest in the Company and AREP. The General Partner is owned and controlled by Mr. Carl C. Icahn.
      On July 1, 1987, the Company, in connection with an exchange offer (the “Exchange”), entered into merger agreements with AREP and each of thirteen separate limited partnerships (collectively, the “Predecessor Partnerships”), pursuant to which the Company acquired all the assets, subject to the liabilities of the Predecessor Partnerships. By virtue of the Exchange, the Company owns the assets, subject to the liabilities, of the Predecessor Partnerships.
      On August 16, 1996, the Company amended its Partnership Agreement to permit non-real estate related acquisitions and investments to enhance unitholder value and further diversify its assets. Under the Amendment, investments may include equity and debt securities of domestic and foreign issuers. The portion of the Company’s assets invested in any one type of security or any single issuer are not limited.
      The Company will conduct its activities in such a manner so as not to be deemed an investment company under the Investment Company Act of 1940 (the “1940 Act”). Generally, this means that no more than 40% of the Company’s total assets will be invested in investment securities, as such term is defined in the 1940 Act. In addition, the Company does not intend to invest in securities as its primary business and will structure its investments to continue to be taxed as a partnership rather than as a corporation under the applicable publicly traded partnership rules of the Internal Revenue Code.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      Principles of Consolidations — The consolidated financial statements include the accounts of AREH and its majority-owned subsidiaries in which control can be exercised. The Company is considered to have control if it has a direct or indirect ability to make decisions about an entity’s activities through voting or similar rights. The Company uses the guidance set forth in AICPA Statement of Position No. 78-9, Accounting for Investments in Real Estate Ventures, with respect to its investments in partnerships and limited liability companies. In addition, the Company uses the guidance of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, or FIN 46R, whereby an interest in a variable interest entity where the Company is deemed to be the primary beneficiary would be consolidated. The Company is not deemed to be the primary beneficiary, as defined, with respect to National Energy Group, Inc.’s (“NEG”) investment in NEG Holding, LLC (“Holding LLC”). The Company accounts for its residual equity investment in Holding LLC in accordance with APB 18 (see Note 14). All material intercompany balances and transactions are eliminated.
      Investments in affiliated companies determined to be voting interest entities in which AREH owns between 20% and 50%, and therefore exercises significant influence, but which it does not control, are

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
accounted for using the equity method. The Company accounts for its 36% interest in GB Holdings on the equity basis.
      In accordance with generally accepted accounting principles, assets transferred between entities under common control are accounted for at historical costs similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to the acquisition are restated on a combined basis.
      All adjustments which, in the opinion of management, are necessary to fairly present the results for the interim period have been made.
      Cash and Cash Equivalents — The Company considers short-term investments, which are highly liquid with original maturities of three months or less at date of purchase, to be cash equivalents. Included in cash and cash equivalents at March 31, 2005 (unaudited), December 31, 2004 and 2003 are investments in government-backed securities of approximately $1,105,289,000, $658,534,000 and $378,000,000, respectively.
      Restricted Cash — Restricted cash consists of funds held by third parties in connection with tax free property exchanges pursuant to Internal Revenue Code Section 1031.
      Marketable Equity and Debt Securities, Investment in U.S. Government and Agency Obligations and Other Investments — Investments in equity and debt securities are classified as either trading, held-to-maturity or available for sale for accounting purposes. Trading securities are valued at quoted market value at each balance sheet date with the unrealized gains or losses reflected in the Consolidated Statements of Earnings. Investments in U.S. Government and Agency Obligations are classified as available for sale. Available for sale securities are carried at fair value on the balance sheet of the Company. Unrealized holding gains and losses are excluded from earnings and reported as a separate component of Partners’ Equity and when sold are reclassified out of Partners’ Equity based on specific identification. Held-to-maturity securities are recorded at amortized cost.
      A decline in the market value of any held-to-maturity or available for sale security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Dividend income is recorded when declared and interest income is recognized when earned.

Other investments.
      a. The Company accounts for secured bank debt acquired at a discount for which the Company believes it is not probable that the undiscounted future cash collection will be sufficient to recover the face amount of the loan and constructive interest utilizing the cost recovery method in accordance with Practice Bulletin 6, “Amortization of Discounts on Certain Acquired Loans.” For secured bank debt acquired at a discount where recovery is probable, the Company amortizes the discount on the loan over the period in which the payments are probable of collection, only if the amounts are reasonably estimable and the ultimate collectibility of the acquisition amount of the loan and the discount is probable. The Company evaluates collectibility for every loan at each balance sheet date.
      SOP 03-03, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer,” which is effective for fiscal years beginning after December 15, 2004, limits the yield that may be accreted to the excess of the Company’s estimate of undiscounted cash flows expected to be collected over the Company’s initial investment in a loan. The Company does not expect that the adoption of this SOP will have a significant impact on its financial statements.
      b. The Company has generally not recognized any profit in connection with the property sales in which certain purchase money mortgages receivable were taken back. Such profits are being deferred and will be recognized when the principal balances on the purchase money mortgages are received.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      c. The Company has provided development financing for certain real estate projects. The security for these loans is either a second mortgage or a pledge of the developers’ ownership interest in the properties. Such loans are subordinate to construction financing and are generally referred to as mezzanine loans. Generally, interest is not paid periodically but is due at maturity or earlier from unit sales or refinancing proceeds. The Company defers recognition of interest income on mezzanine loans pending receipt of all principal payments.
      Income Taxes — No provision has been made for federal, state or local income taxes on the results of operations generated by partnership activities, as such taxes are the responsibility of the partners. American Entertainment Properties Corp., the parent of American Casino & Entertainment Properties LLC (“American Casino”), and NEG, the Company’s corporate subsidiaries, account for their income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
      Leases — The Company leases to others substantially all its real property under long-term net leases and accounts for these leases in accordance with the provisions of Financial Accounting Standards Board Statement No. 13, “Accounting for Leases,” as amended. This Statement sets forth specific criteria for determining whether a lease is to be accounted for as a financing lease or an operating lease.
      a. Financing Method-Under this method, minimum lease payments to be received plus the estimated value of the property at the end of the lease are considered the gross investment in the lease. Unearned income, representing the difference between gross investment and actual cost of the leased property, is amortized to income over the lease term so as to produce a constant periodic rate of return on the net investment in the lease.
      b. Operating Method-Under this method, revenue is recognized as rentals become due and expenses (including depreciation) are charged to operations as incurred.
      Properties — Properties held for investment, other than those accounted for under the financing method, are carried at cost less accumulated depreciation unless declines in the values of the properties are considered other than temporary, at which time the property is written down to net realizable value. A property is classified as held for sale at the time management determines that the criteria in SFAS 144 have been met. Properties held for sale are carried at the lower of cost or net realizable value. Such properties are no longer depreciated and their operations are included in discontinued operations. As a result of the reclassification of certain real estate to properties held for sale during the three months ended March 31, 2005 (unaudited) and the years ended December 31, 2004 and 2003, income and expenses of such properties are reclassified to discontinued operations for all prior periods. If management determines that a property classified as held for sale no longer meets the criteria in SFAS 144, the property is reclassified as held for use.
      Depreciation — Depreciation is principally computed using the straight-line method over the estimated useful life of the particular property or property components, which range from 3 to 45 years.
      Use of Estimates — Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates. The more significant estimates include the valuation of (1) long-lived assets, (2) mortgages and notes receivable, (3) marketable equity and debt securities and other investments, (4) costs to complete for land, house and condominium developments, (5) gaming-related liability and loyalty programs and (6) deferred tax assets.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Revenue and Expense Recognition-
      1. Revenue from real estate sales and related costs are recognized at the time of closing primarily by specific identification. The Company follows the guidelines for profit recognition set forth by Financial Accounting Standards Board (FASB) Statement No. 66, “Accounting for Sales of Real Estate.”
      2. Casino revenues and promotional allowances — The Company recognizes revenues in accordance with industry practice. Casino revenue is the net win from gaming activities (the difference between gaming wins and losses). Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Revenues include the retail value of rooms, food and beverage and other items that are provided to customers on a complimentary basis. A corresponding amount is deducted as promotional allowances. Hotel and restaurant revenue is recognized when services are performed. The cost of such complimentaries is included in “Hotel and casino operating expenses.”
      The Company also rewards customers, through the use of loyalty programs with points based on amounts wagered, that can be redeemed for a specified period of time for cash. The Company deducts the cash incentive amounts from casino revenue.
      3. Sales, advertising and promotion — These costs are expensed as incurred and were approximately $6.9 million, $6.3 million $28.8 million, $22.9 million and $18.1 million for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively.
      Land and Construction-in-Progress — These costs are stated at the lower of cost or net realizable value. Interest is capitalized on expenditures for long-term projects until a salable condition is reached. The capitalization rate is based on the interest rate on specific borrowings to fund the projects.
      Investment in NEG Holding LLC — Due to the substantial uncertainty that the Company will receive any distribution above the priority and guaranteed payment amounts, the Company accounts for its investment in Holding LLC as a preferred investment whereby guaranteed payment amounts received and receipts of the priority distribution amount are recorded as reductions in the investment and income is recognized from accretion of the investment up to the priority distribution amount, including the guaranteed payments (based on the interest method). See Note 14. Following receipt of the guaranteed payments and priority distributions, the residual interest in the investment will be valued at zero.
      The Company periodically evaluates the carrying amount of its investment in Holding LLC to determine whether current events or circumstances warrant adjustments to the carrying value and/or revisions to accretion of income. The Company currently believes that no such impairment has occurred and that no revision to the accretion of income is warranted.
      Accounting for Impairment of a Loan — If it is probable that, based upon current information, the Company will be unable to collect all amounts due according to the contractual terms of a loan agreement, the Company considers the asset to be “impaired.” Reserves are established against impaired loans in amounts equal to the difference between the recorded investment in the asset and either the present value of the cash flows expected to be received, or the fair value of the underlying collateral if foreclosure is deemed probable or if the loan is considered collateral dependent.
      Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of — Long-lived assets held and used by the Company and long-lived assets to be disposed of, are reviewed for impairment whenever events or changes in circumstances, such as vacancies and rejected leases, indicate that the carrying amount of an asset may not be recoverable.
      In performing the review for recoverability, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset an impairment loss

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
is recognized. Measurement of an impairment loss for long-lived assets that the Company expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

3.	RELATED PARTY TRANSACTIONS
      a. On May 26, 2004, American Casino acquired two Las Vegas casino/hotels, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder from Mr. Icahn and an entity affiliated with Mr. Icahn, for aggregate consideration of $125.9 million. Mr. Icahn is Chairman of the Board of the General Partner. The terms of the transactions were approved by the Audit Committee of the Board of Directors of the General Partner (“Audit Committee”) which was advised by its independent financial advisor and by counsel. (See Note 9).
      b. At December 31, 2002, the Company had a $250 million note receivable from Mr. Icahn, Chairman of the General Partner, which was repaid in October 2003. Interest income of approximately $7.9 million and $9.9 million was earned on this loan in the years ended December 31, 2003 and 2002, respectively, and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Consolidated Statements of Earnings.
      c. In 1997, the Company entered into a license agreement for a portion of office space from an affiliate. The license agreement dated as of February 1, 1997 expired May 22, 2004 and has been extended on a month to month basis. Pursuant to the license agreement, the Company has the non-exclusive use of approximately 2,275 square feet and common space for which it paid $11,185 plus 10.77% of additional rent. In the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, the Company paid such affiliate approximately $39,000, $39,000, $162,000, $159,000 and $153,000 respectively, in connection with this licensing agreement. The terms of such sublease were reviewed and approved by the Audit Committee. If the Company must vacate the space, it believes there will be adequate alternative space available.
      d. American Casino billed the Sands Hotel and Casino (the “Sands”) approximately $136,000, $50,000, $387,500, $191,000 and $27,900, respectively, for administrative services performed by Stratosphere personnel during the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002.
      e. NEG received management fees from affiliates of approximately $3.3 million, $2.6 million $11.6 million, $8.0 million and $7.6 million in the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively.
      f. For the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002 the Company paid approximately $228,000, $61,000, $325,000, $273,000 and $160,900 respectively, to an affiliate of the General Partner for telecommunication services, XO Communications, Inc.
      g. See Note 12b. and c. regarding the purchase of TransTexas and Panaco debt, respectively, from Icahn affiliates.
      h. See Note 12a. regarding the purchase of Atlantic Holdings Notes from Icahn affiliates.
      i. See Notes 17 and 19 regarding additional related party obligations.
      j. See Note 26 regarding subsequent events.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	INVESTMENT IN U.S. GOVERNMENT AND AGENCY OBLIGATIONS
      The Company has investments in U.S. Government and Agency Obligations whose maturities range from January 2005 to December 2008 as follows (in $ millions):

			December 31,

	March 31,
	2005		2004		2003

	(unaudited)
	Cost	Carrying	Cost	Carrying	Cost	Carrying
	Basis	Value	Basis	Value	Basis	Value

Available for Sale:
Matures in:
less than 1 year	$68.9	$68.9	$96.8	$96.8	$52.8	$52.6
2-5 years	5.6	5.5	5.6	5.5	9.0	9.0

	$74.5	$74.4	$102.4	$102.3	$61.8	$61.6

5.	MARKETABLE EQUITY AND DEBT SECURITIES (IN $ MILLIONS)

			December 31,

	March 31,
	2005		2004		2003

	(unaudited)
	Cost	Carrying	Cost	Carrying	Cost	Carrying
	Basis	Value	Basis	Value	Basis	Value

Available for Sale:
Philip Service Corporation(a):
Equity	$—	$—	$—	$—	$—	$—
Corporate bonds(b)	—	—	—	—	45.1	51.6
Other	72.4	68.5	2.2	2.2	1.3	4.2

Total	$72.4	$68.5	$2.2	$2.2	$46.4	$55.8

      a. At December 31, 2002, the Company owned the following approximate interests in Philip Service Corporation (“Philip”): (1) 1.8 million common shares, (2) $14.2 million in secured term debt, and (3) $10.9 million in accreted secured convertible payment-in-kind debt. The Company had an approximate 7% equity interest in Philip and an Icahn affiliate had an approximate 38% equity interest. Icahn affiliates also owned term and payment-in-kind debt.
      The market value of Philip’s common stock declined steadily since it was acquired by the Company. In 2002, based on a review of Philip’s financial statements, management of the Company deemed the decrease in value to be other than temporary. As a result, the Company wrote down its investment in Philip’s common stock by charges to earnings of $8,476,000 and charges to other comprehensive income (“OCI”) of $761,000 in the year ended December 31, 2002. This investment had been previously written down by approximately $6.8 million in charges to earnings. The Company’s adjusted carrying value of Philip’s common stock was approximately $200,000 at December 31, 2002.
      In June 2003, Philip announced that it and most of its wholly owned U.S. subsidiaries filed voluntary petitions under Chapter 11 of the Federal Bankruptcy Code.
      In the year ended December 31, 2003, management of the Company determined that it was appropriate to write-off the balance of its investment in the Philip’s common stock by a charge to earnings of

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
approximately $961,000; of this amount $761,000 was previously charged to other comprehensive income in 2002, which was reversed in 2003, and included in the $961,000 charge to earnings.
      Approximately $6.6 million of charges to OCI were reversed and the investments were reclassified at their original cost to “Other investments” at December 31, 2002. These adjustments had no effect on the Company’s reported earnings for the year ended December 31, 2002.
      In 2003, the cost basis of the debt was approximately $22.1 million. As previously mentioned, Philip filed for bankruptcy protection in June 2003. Management of the Company reviewed Philip’s financial statements, bankruptcy documents and the prices of recent purchases and sales of the debt and determined this investment to be impaired. Based upon this review, management concluded the fair value of the debt to be approximately $3.3 million; therefore, the Company recorded a write-down of approximately $18.8 million by a charge to earnings which was included in “Write-down of marketable equity and debt securities and other investments” in the Consolidated Statements of Earnings in the year ended December 31, 2003. In December 2003, the Company sold two-thirds of its term and paid-in-kind (“PIK”) debt with a basis of $2.2 million for $2.6 million, generating a gain of $0.4 million.
      Philip emerged from bankruptcy on December 31, 2003 as a private company controlled by an Icahn affiliate. The Company’s remaining interest in the debt was delivered and exchanged for approximately 443,000 common shares representing a 4.4% equity interest in the new Philip, valued at the carrying value of the debt at December 31, 2004 of $0.7 million.
      b. In December 2003, the Company acquired approximately $86.9 million principal amount of corporate bonds for approximately $45.1 million. These bonds were classified as available for sale securities. Available for sale securities are carried at fair value on the balance sheet. Unrealized holding gains and losses are excluded from earnings and reported as a separate component of Partners’ Equity. At December 31, 2003, the carrying value of the bonds was approximately $51.6 million and accumulated other comprehensive income (“OCI”) was approximately $6.5 million. This OCI was reversed in the year ended December 31, 2004, upon the sale of the corporate bonds. In the year ended December 31, 2004, the Company sold the debt securities for approximately $82.3 million, recognizing a gain of $37.2 million.
      c. In the three months ended March 31, 2005 (unaudited), the Company purchased approximately $66.5 million of equity securities. Such securities are treated as available for sale. In the three months ended March 31, 2005 (unaudited), the Company recorded in Partners’ Equity approximately $2.4 million of unrealized losses on such securities.

6.	DUE FROM BROKERS
      In November and December 2004 and during the first quarter of 2005, the Company sold short certain equity securities which resulted in the following (in $000’s):

a. $147,223 at March 31, 2005 (unaudited) and $123,001 at December 31, 2004 — Due From Brokers — Net proceeds from short sales of equity securities and cash collateral held by brokerage institutions against our short sales.

b. $83,750 at March 31, 2005 (unaudited) and $90,674 at December 31, 2004 — Securities Sold Not Yet Purchased — Our obligation to cover the short sales of equity securities described above. The Company recorded unrealized losses on securities sold short of $23.6 million in the year ended December 31, 2004 reflecting an increase in price in the securities sold short. This amount has been recorded in the consolidated statements of earnings for the year then ended in the respective caption. The Company recorded unrealized gains on securities sold short of $21.7 million in the three months ended March 31, 2005 (unaudited) reflecting a decrease in price of the securities sold short. This amount has

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

been recorded in the consolidated statements of earnings for the three months ended March 31, 2005 in the respective caption.

7.	OTHER INVESTMENTS (in $000’s)

		Balance at
	March 31,	December 31,

	2005	2004	2003

	(Unaudited)
Peninsula/ Hampton & Alex Hotel (a) and (b)	$—	$—	$42,030
WestPoint Stevens (c)	205,850	205,850	—
Union Power Partners L.P. and Panda Gila River L.P. (d)	37,973	39,316	—
Other	779	782	8,298

	$244,602	$245,948	$50,328

      a. On November 30, 2000, the Company entered into a mezzanine loan agreement to fund $23 million in two tranches to an unaffiliated borrower. The funds were to be used for certain initial development costs associated with a 65-unit condominium property located at 931 1st Avenue in New York City. The first tranche of $10 million was funded on November 30, 2000 and provided for interest accruing at a rate of 25% per annum, with principal and interest due at maturity, May 29, 2003. Also, in November 2000, approximately $3.7 million of the second tranche of the loan was funded. The balance of approximately $9.3 million was funded in installments during 2001. The second tranche provided for interest accruing at a rate of 21.5% per annum, with principal and interest due at maturity, November 29, 2002. The loans were payable at any time from the proceeds of unit sales, after satisfaction of senior debt of approximately $45 million. The loans were secured by the pledge of membership interests in the entity that owns the real estate. In May 2002, the Company received approximately $31.3 million for prepayment of the mezzanine loans. The balance of the prepayment of $8.3 million represented accrued interest ($7.9 million) and exit fees ($0.4 million), which amounts were recognized as “Interest income on U.S. Government and Agency obligations and other investments” and “Dividend and other income” respectively, in the Consolidated Statements of Earnings for the year ended December 31, 2002.
      b. At December 31, 2002, the Company had funded two mezzanine loans for approximately $23.2 million and had commitments to fund, under certain conditions, additional advances of approximately $5 million. Both loans had an interest rate of 22% per annum compounded monthly. The Peninsula loan, for a Florida condominium development, which had a term of 24 months from the date of funding, February 2002, was repaid in full in 2003. Approximately $6.8 million of interest income was recorded and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Consolidated Statements of Earnings for the year ended December 31, 2003. The Alex Hotel loan, for a New York City hotel with approximately 200 rooms, had a term of 36 months from the closing date, April 2002. At December 31, 2003, accrued interest of approximately $4.4 million had been deferred for financial statement purposes pending receipt of principal and interest payments in connection with this loan. Origination fees of $3.0 million have been received in connection with one of the mezzanine loans and approximately $1.5 million and $1.1 million has been recognized in “Dividend and other income” in the Consolidated Statements of Earnings in the years ended December 31, 2003 and 2002 respectively. In February 2003, the Company funded the Hampton mezzanine loan for approximately $30 million on a Florida condominium development. The loan was due in 18 months with one six month extension and had an interest rate of 22% per annum compounded monthly. At December 31, 2003, accrued interest of approximately $6.7 million had been deferred for financial statement purposes pending receipt of principal and interest payments in connection with this loan. On April 30, 2004, the Company received approximately $16.7 million for the prepayment of the Alex Hotel loan. The principal amount of the loan was $11 million. The prepayment included approximately

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
$5.7 million of accrued interest, which was recognized as interest income in the year ended December 31, 2004.
      c. In 2004, the Company purchased approximately $278.1 million principal amount of secured bank debt of WestPoint Stevens, a company currently operating as a debtor in possession under Chapter 11 of the U.S. Bankruptcy Code, for a purchase price of approximately $205.8 million. Approximately $193.6 million principal amount is secured by a first priority lien of certain assets of WestPoint and approximately $5.1 million and $84.5 million principal amount is secured by a second priority lien. Interest income totalled approximately $7.2 million in the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004 and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Consolidated Statements of Earnings for the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004. Based on the latest available information, the Company has not accreted this debt and does not believe that an other than temporary impairment has been identified.
      d. In 2004, the Company purchased approximately $71.8 million of secured bank debt of Union Power Partners L.P. and Panda Gila River L.P. for a purchase price of approximately $39.3 million. No interest is currently being received on this debt. Based on the latest available information, the Company has not accreted this debt and does not believe that an other than temporary impairment has been identified.

8.	REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE FINANCING METHOD
      Real estate leased to others accounted for under the financing method is summarized as follows (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(unaudited)
Minimum lease payments receivable	$87,846	$97,725	$161,785
Unguaranteed residual value	43,422	48,980	74,651

	131,268	146,705	236,436
Less unearned income	51,579	57,512	99,080

	79,689	89,193	137,356
Less current portion of lease amortization	3,740	3,912	5,738

	$75,949	$85,281	$131,618

      The following is a summary of the anticipated future receipts of the minimum lease payments receivable at December 31, 2004 (in $000’s):

Year Ending December 31,	Amount

2005	$11,941
2006	11,746
2007	10,832
2008	9,476
2009	9,255
Thereafter	44,475

$97,725

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      At December 31, 2004 and 2003, approximately $73,144,000 and $107,543,000, respectively, of the net investment in financing leases was pledged to collateralize the payment of nonrecourse mortgages payable.

9.	REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE OPERATING METHOD
      a. Real estate leased to others accounted for under the operating method is summarized as follows (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Land	$13,286	$13,666	$24,040
Commercial Buildings	52,672	45,972	83,252

	65,958	59,638	107,292
Less accumulated depreciation	14,831	10,520	30,849

	$51,127	$49,118	$76,443

      The following is a summary of the anticipated future receipts of minimum lease payments under non-cancelable leases at December 31, 2004 (in $000’s):

Year Ending December 31,	Amount

2005	$7,186
2006	6,232
2007	5,649
2008	5,383
2009	5,001
Thereafter	19,753

$49,204

      At December 31, 2004 and 2003, approximately $14,166,000 and $15,630,000, respectively, of net real estate leased to others was pledged to collateralize the payment of non-recourse mortgages payable.
      b. Property held for sale (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Leased to others	$40,035	$74,444	$146,416
Vacant	450	450	2,550

	40,485	74,894	148,966
Less accumulated depreciation	6,490	16,873	20,153

	$33,995	$58,021	$128,813

      At December 31, 2004 and 2003, approximately $34,881,000 and $105,984,000, respectively, of real estate held for sale was pledged to collateralize the payment of non-recourse mortgages payable.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following is a summary of income from discontinued operations (in $000’s) including the hotel resort properties described in Note 11:

	Three Months End
	March 31,		December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Rental income	$1,462	$5,871	$15,658	$23,093	$21,073
Hotel and resort operating income	709	1,064	3,868	6,128	5,676

	2,171	6,935	19,526	29,221	26,749

Mortgage interest expense	399	1,726	3,858	7,208	6,737
Depreciation and amortization	31	210	1,244	5,130	4,464
Property expenses	147	1,107	3,123	3,549	3,409
Hotel and resort operating expenses	637	674	3,801	5,681	5,202

	1,214	3,717	12,026	21,568	19,812

Income from discontinued operations	$957	$3,218	$7,500	$7,653	$6,937

10.	HOTEL AND CASINO OPERATING PROPERTIES
      In September 2000, Stratosphere’s Board of Directors approved a going private transaction proposed by the Company and an affiliate of Icahn. On February 1, 2001 the Company entered into a merger agreement with Stratosphere under which the Company would acquire the remaining shares of Stratosphere that it did not currently own. The Company owned approximately 51% of Stratosphere and Mr. Icahn owned approximately 38.6%. The Company, subject to certain conditions, agreed to pay approximately $44.3 million for the outstanding shares of Stratosphere not currently owned by it. Stratosphere stockholders not affiliated with Icahn would receive a cash price of $45.32 per share and Icahn related stockholders would receive a cash price of $44.33 per share. This transaction was completed in December 2002 after shareholders’ approval.
      The acquisition by the Company of the minority shares not owned by an Icahn affiliate has been accounted for as a purchase in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 141, “Business Combinations.” The acquisition by the Company of the common stock held by an Icahn affiliate has been recorded at historical cost. The excess of the affiliate’s historical cost over the amount of the cash disbursed, which amounted to $21,151,000, has been accounted for as an addition to the General Partner’s equity.
      On January 5, 2004, American Casino, an indirect wholly-owned subsidiary of the Company, entered into an agreement to acquire two Las Vegas casino/hotels, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder, from Carl C. Icahn and an entity affiliated with Mr. Icahn, for an aggregate consideration of $125.9 million. Upon obtaining all approvals necessary under gaming laws, the acquisition was completed on May 26, 2004. The terms of the transactions were approved by the Audit Committee, which was advised by its independent financial advisor and by counsel. As previously contemplated, upon closing, the Company transferred 100% of the common stock of Stratosphere to American Casino. As a result, following the acquisition and contributions, American Casino owns and operates three gaming and entertainment properties in the Las Vegas metropolitan area. The Company consolidates American Casino and its subsidiaries in the Company’s financial statements. In accordance with generally accepted accounting principles, assets transferred between entities under common control are accounted for at historical costs similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to the acquisition are restated on a combined basis. The Company’s December 31, 2003 and 2002 consolidated financial statements have been restated to reflect the acquisition of Arizona Charlie’s Decatur and Arizona Charlie’s Boulder.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Earnings, capital contributions and distributions of the two Arizona Charlie’s entities prior to the acquisition have been allocated to the General Partner. In accordance with the purchase agreement, prior to the acquisition, capital contributions of $22.8 million were received from and capital distributions of $17.9 million were paid to affiliates of Mr. Icahn. The assets acquired and liabilities assumed in this acquisition have been accounted for at historical cost. A reduction of $125.9 million, reflecting the purchase price, has been made to the General Partner’s equity in May 2004.
      Also in January 2004, American Casino closed on its offering of Senior Secured Notes Due 2012. The Notes, in the aggregate principal amount of $215 million, bear interest at the rate of 7.85% per annum. The proceeds were held in escrow pending receipt of all approvals necessary under gaming laws and certain other conditions in connection with the acquisition of Arizona Charlie’s Decatur and Arizona Charlie’s Boulder. Upon satisfaction of all closing conditions on May 26, 2004, the proceeds of the offering were released from escrow. American Casino used the proceeds of the offering for the acquisition, to repay intercompany indebtedness and for distributions to the Company.
      American Casino’s operations for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002 have been included in “Hotel and casino operating income and expenses” in the Consolidated Statements of Earnings. Hotel and casino operating expenses include all expenses except for depreciation and amortization and income tax provision. Such expenses have been included in “Depreciation and amortization expense” and “Income tax expense” in the Consolidated Statements of Earnings. American Casino’s depreciation and amortization expense was $5.4 million, $5.9 million, $23.5 million, $20.2 million and $20.2 million for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively. American Casino’s income tax provision was $4.5 million, $4.4 million, $10.1 million and $4.9 million for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004 and 2002, respectively. American Casino recorded an income tax benefit of $1.8 million for the year ended December 31, 2003.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The amount of revenues and expenses attributable to casino, hotel and restaurants, respectively, is summarized as follows:

	Three Months Ended
	March 31,		Year Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)		(in $000’s)
Hotel and casino operating income:
Casino	$47,729	$42,592	$167,972	$147,888	$143,057
Hotel	15,793	13,888	54,653	47,259	44,263
Food and beverage	17,076	16,701	66,953	59,583	56,349
Tower, retail, and other income	8,206	7,976	33,778	30,336	28,247

Gross revenues	88,804	81,157	323,356	285,066	271,916
Less promotional allowances	(5,966)	(6,148)	(23,375)	(22,255)	(21,893)

Net revenues	$82,838	$75,009	$299,981	$262,811	$250,023

Hotel and casino operating expenses:
Casino	$15,900	$15,696	$61,985	$61,284	$59,879
Hotel	6,023	5,596	24,272	22,074	20,142
Food and beverage	12,376	11,620	48,495	44,990	43,393
Other operating expenses	3,619	3,151	14,131	13,524	14,505
Selling, general, and administrative	19,706	18,180	78,720	74,985	80,019

Total expenses	$57,624	$54,243	$227,603	$216,857	$217,938

      The ownership and operation of the Las Vegas casinos are subject to the Nevada Gaming Control Act and regulations promulgated thereunder, various local ordinances and regulations, and are subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board, and various other county and city regulatory agencies, including the City of Las Vegas.
      American Casino’s property and equipment consist of the following as of March 31, 2005 (unaudited), December 31, 2004 and 2003 (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Land and improvements, including land held for development	$47,274	$47,210	$47,041
Building and improvements	221,847	221,314	220,280
Furniture, fixtures and equipment	112,379	108,595	98,586
Construction in progress	7,577	7,348	7,224

	389,077	384,467	373,131
Less accumulated depreciation and amortization	100,187	95,107	74,428

	$288,890	$289,360	$298,703

      Included in property and equipment at March 31, 2005 (unaudited) and both December 31, 2004 and 2003 are assets recorded under capital leases of $3.6 million, $4.0 million and $4.0 million, respectively.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In connection with the purchase of the master lease from Strato-Retail, American Casino assumed lessor responsibilities for various non-cancelable operating leases for certain retail space. The future minimum lease payments to be received under these leases for years subsequent to December 31, 2004 are as follows:

(in $000’s)

Years ending December 31,
2005	$5,877
2006	4,778
2007	3,615
2008	2,177
2009	1,224
Thereafter	959

Total payments	$18,630

      The above minimum rental income does not include contingent retail income contained within certain retail operating leases. In addition, American Casino is reimbursed by lessees for certain operating expenses.

11.	HOTEL AND RESORT OPERATING PROPERTIES
      a. The Company owns a hotel and resort property that is part of a master planned community situated in the town of Mashpee, located on Cape Cod in Massachusetts. This property includes two golf courses, other recreational facilities, condominium and time share units and land for future development.
      Total initial costs of approximately $28 million were classified as follows: approximately $17.4 million as “Hotel and resort operating properties”, $8.9 million as “Land and construction-in-progress” and $1.7 million as “Receivables and other current assets” on the Consolidated Balance Sheet.
      Resort operations have been included in the “Hotel and resort operating income and expenses” in the Consolidated Statements of Earnings. Net hotel and resort operations for this property (“hotel and resort operating income” less “hotel and resort operating expenses”) resulted in income (loss) of approximately ($257,000), ($240,000), $2,243,000, $3,033,000 and $1,909,000 for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003, and 2002, respectively. Hotel and resort operating expenses include all expenses except for approximately $700,000, $600,000, $2,544,000, $2,451,000 and $1,833,000 for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002 of depreciation and amortization, respectively, which is included in such caption in the Consolidated Statements of Earnings.
      Resort operations are highly seasonal in nature with peak activity occurring from June to September.
      b. The Company owned a hotel located in Miami, Florida which had a carrying value of approximately $6.4 million at December 31, 2003, and was unencumbered by any mortgages. Approximately $1.3 million of capital improvements were completed in the year ended December 31, 2002.
      The Company had a management agreement for the operation of the hotel with a national management organization. As a result of the decision to sell the property in 2004, the operating results for the hotel have been reclassified to discontinued operations for all periods. Net hotel and resort operations (“hotel and resort operating revenues” less “hotel and resort operating expenses”) totaled approximately $306,000, $596,000 and $494,000 for the years ended December 31, 2004, 2003 and 2002, respectively and have been included in discontinued operations in the Consolidated Statements of Earnings. Depreciation expense of $0, $210,000 and $374,000 for the years ended December 31, 2004, 2003 and 2002, respectively, have been included in discontinued operations in the Consolidated Statements of Earnings.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In 2004, the Company sold the hotel located in Miami, Florida for a loss of approximately $0.9 million which included a license termination fee of approximately $0.7 million.
      c. During the three months ended March 31, 2005, the Company sold a golf resort in Tampa, Florida for $8.5 million resulting in a gain on sale of $5.7 million. Net hotel and resort operations for this property totalling approximately $41,000, $61,000, ($378,000), ($311,000) and ($156,000) for the three months ended March 31, 2005 and 2004, and the years ended December 31, 2004, 2003 and 2002, respectively, have been reclassified to discontinued operations.

12.	INVESTMENT IN DEBT SECURITIES OF AFFILIATES (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Atlantic Holdings/GB Holdings(a)	$60,650	$60,004	$24,696
TransTexas(b)	27,500	27,500	—
Panaco(c)	36,643	38,000	—

	124,793	125,504	24,696
Less current portion	(10,429)	(10,429)	—

	$114,364	$115,075	$24,696

      a. In 1998 and 1999, the Company acquired an interest in the Sands, located in Atlantic City, New Jersey, by purchasing the principal amount of approximately $31.4 million of First Mortgage Notes (“Notes”) issued by GB Property Funding Corp. (“GB Property”). GB Property was organized as a special purpose entity for the borrowing of funds by Greate Bay Hotel and Casino, Inc. (“Greate Bay”). The purchase price for such notes was approximately $25.3 million. An affiliate of the General Partner also made an investment in the Notes of GB Property. A total of $185 million of such Notes were issued.
      Greate Bay owned and operated the Sands, a destination resort complex, located in Atlantic City, New Jersey. On January 5, 1998, GB Property and Greate Bay filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code to restructure its long term debt.
      In July 2000, the U.S. Bankruptcy Court ruled in favor of the reorganization plan proposed by affiliates of the General Partner which provided for an additional investment of $65 million by the Icahn affiliates in exchange for a 46% equity interest, with bondholders (which also includes the Icahn affiliates) to receive $110 million in new notes of GB Property First Mortgage (“GB Notes”) and a 54% equity interest. The plan, which became effective September 29, 2000, provided the Icahn affiliates with a controlling interest.
      As required by the New Jersey Casino Control Act (the “Casino Control Act”), the Partnership Agreement was amended to provide that securities of the Company are held subject to the condition that if a holder thereof is found to be disqualified by the Casino Control Commission, pursuant to the provisions of the Casino Control Act, such holder shall dispose of his interest in the Company in accordance with the Casino Control Act.
      At December 31, 2003, the Company owned approximately $26.9 million principal amount of GB Notes which were accounted for as held-to-maturity securities. These notes bore interest of 11% per annum and were due to mature in September 2005. The carrying value of these notes at December 31, 2003 was approximately $24.7 million.
      As part of the Atlantic Holdings Consent Solicitation and Offer to Exchange further described in Note 13, the Company tendered its GB Notes and received $26.9 million of 3% Notes due 2008 issued by Atlantic Coast Entertainment Holdings, Inc. (the “Atlantic Holdings Notes”).

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      On December 27, 2004, the Company purchased approximately $37.0 million principal amount of the Atlantic Holdings Notes from two Icahn affiliates for cash consideration of $36.0 million. As a result, the Company owns approximately 96.4% of the outstanding Atlantic Holdings Notes. The carrying value of the Atlantic Holdings Notes at March 31, 2005 (unaudited) and December 31, 2004 is approximately $60.7 million and $60 million, respectively. Interest income of approximately $0.5 million, $0.7 million and $2.5 million in the three months ended March 31, 2005 and 2004 (unaudited) and the year ended December 31, 2004, respectively, and $2.9 million was recognized in each of the years ended December 31, 2003 and 2002.
      b. On December 6, 2004, the Company purchased from affiliates of Mr. Icahn $27,500,000 aggregate principal amount, or 100%, of the outstanding term notes issued by TransTexas (the “TransTexas Notes”). The purchase price was $28,245,890, which equals the principal amount of the TransTexas Notes plus accrued but unpaid interest. The notes are payable annually in equal consecutive annual payments of $5,000,000, with the final installment due August 28, 2008. Interest is payable semi-annually in February and August at the rate of 10% per annum. Interest income of approximately $687,500 and $196,000 was recognized in the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004, respectively, and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Consolidated Statements of Earnings in the year then ended. The TransTexas Notes are secured by a first priority lien on all of TransTexas assets. TransTexas is indirectly controlled by Mr. Icahn. See Note 29.
      c. On December 6, 2004, the Company purchased all of the membership interests of Mid River LLC (“Mid River”) from Icahn affiliates for an aggregate purchase price of $38,125,999. The assets of Mid River consist of $38,000,000 principal amount of term loans of Panaco (the “Panaco Debt”). The purchase price included accrued but unpaid interest. The principal is payable in twenty-seven equal quarterly installments of the unpaid principal of $1,357,143 commencing on March 15, 2005, through and including September 15, 2011. Interest is payable quarterly at a rate per annum equal to the LIBOR daily floating rate plus four percent, which was 6.346% at December 31, 2004. Interest income of $400,822 and $155,991 was recognized in the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004, respectively, and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Consolidated Statements of Earnings for the year then ended. See Note 29.

13.	EQUITY INTEREST IN GB HOLDINGS, INC.
      At December 31, 2003, the Company owned approximately 3.6 million shares, or 36.3%, of GB Holdings, Inc. (“GB Holdings”), the holding company for the Sands (See Note 12). The Company also owned approximately $26.9 million principal amount of GB Property First Mortgage Notes (“GB Notes”).
      On June 30, 2004, GB Holdings announced that its stockholders approved the transfer of the Sands to its wholly-owned subsidiary, Atlantic Holdings, in connection with the restructuring of its debt.
      On July 22, 2004, Atlantic Holdings announced that its Consent Solicitation and Offer to Exchange, in which it offered to exchange the Atlantic Holdings Notes for GB Notes, expired and approximately $66 million principal amount of the GB Notes (approximately 60% of the outstanding GB Notes) were tendered to Atlantic Holdings for exchange. On July 23, 2004, 10 million warrants were distributed, on a pro rata basis, to stockholders. The warrants, under certain conditions, will allow the holders to purchase common stock of Atlantic Holdings at a purchase price of $.01 per share, representing 27.5% of the outstanding common stock of Atlantic Holdings on a fully diluted basis. Mr. Icahn and his affiliated companies hold approximately 77.5% of the GB Holdings stock and held approximately 58.2% of the original debt, of which the Company owns approximately 36.3% of the common stock and held approximately 24.5% of the debt. This

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
debt is included in “Investment in debt securities of Affiliates” in the consolidated balance sheets. The Company and Mr. Icahn tendered all of their GB Notes in the exchange. The Company received:

•	$26,914,500 principal amount of the Atlantic Holdings Notes;

•	$3,620,753 in cash representing accrued interest on the GB Notes and $100 per $1,000 in principal amount of the GB Notes; and

•	3,627,711 warrants, which under certain conditions will allow the Company to purchase approximately 998,000 shares of common stock at $.01 per share of Atlantic Holdings representing approximately 10% of the outstanding common stock of Atlantic Holdings, on a fully diluted basis.
      The Company reflects its equity interest in GB Holdings as “Equity interest in GB Holdings, Inc.” in the Consolidated Balance Sheets.
      The Company owns warrants to purchase, upon the occurrence of certain events, approximately 10.0% of the fully diluted common stock of Atlantic Holdings. Atlantic Holdings owns 100% of ACE Gaming LLC, the owner and operator of the Sands. The Company has entered into an agreement, with affiliates of Mr. Icahn, to acquire an additional approximate 41.2% of the outstanding common stock of GB Holdings and warrants to purchase, upon the occurrence of certain events, an additional approximate 11.3% of the fully diluted common stock of Atlantic Holdings for an aggregate of $12.0 million of depositary units, plus an aggregate of up to $6.0 million of Depositary Units, if Atlantic Holdings meets certain earnings targets during 2005 and 2006. See Note 29 regarding the Company’s agreement to purchase an approximate 41.2% interest in GB Holdings from an affiliate of Mr. Icahn. Upon consummation of the purchase agreement, we will own approximately 77.5% of the outstanding GB Holdings common stock and warrants to purchase, upon the occurrence of certain events, approximately 21.3% of the fully diluted common stock of Atlantic Holdings.
      In the year ended December 31, 2004, the Company recorded an impairment loss of $15.6 million on its equity investment in GB Holdings. The purchase price pursuant to the agreement described above was less than our carrying value, approximately $26.2 million, for the approximately 36.3% of the outstanding GB Holdings common stock that the Company owns. In the March 31, 2005 (unaudited) Form 10-Q of GB Holdings, there was a working capital deficit of approximately $39 million and there was approximately $40 million of debt maturing in September 2005.

14.	NATIONAL ENERGY GROUP
      a. National Energy Group, Inc.
      In October 2003, pursuant to a Purchase Agreement dated as of May 16, 2003, the Company acquired certain debt and equity securities of NEG from entities affiliated with Mr. Icahn for an aggregate cash consideration of approximately $148.1 million plus approximately $6.7 million in cash of accrued interest on the debt securities. The agreement was reviewed and approved by the Audit Committee, which was advised by its independent financial advisor and legal counsel. The securities acquired were $148,637,000 in principal amount of outstanding 10 3/4% Senior Notes due 2006 of NEG and 5,584,044 shares of common stock of NEG. As a result of the foregoing transaction and the acquisition by the Company of additional securities of NEG prior to the closing, the Company beneficially owns in excess of 50% of the outstanding common stock of NEG.
      NEG owns a 50% interest in Holding LLC, the other 50% interest in Holding LLC is held by Gascon Partners (“Gascon”) an Icahn affiliate and managing member. Holding LLC owns NEG Operating LLC (“Operating LLC”) which owns operating oil and gas properties managed by NEG. Under the Holding LLC operating agreement, as of September 30, 2004, NEG is to receive guaranteed payments of approximately $39.9 million in addition to a priority distribution of approximately $148.6 million before the Icahn affiliate receives any monies. Due to the substantial uncertainty that NEG will receive any distribution above the

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
priority and guaranteed payments amounts, NEG accounts for its investment in Holding LLC as a preferred investment.
      In connection with a credit facility obtained by Holding LLC, NEG and Gascon have pledged as security their respective interests in Holding LLC.
      See Note 26 pertaining to additional oil and gas acquisitions.
      b. Investment in NEG Holding LLC
      As explained below, NEG’s investment in Holding LLC is recorded as a preferred investment. The initial investment was recorded at historical carrying value of the net assets contributed with no gain or loss recognized on the transfer. The Company currently assesses its investment in Holding LLC through a cash flow analysis to determine if Holding LLC will have sufficient cash flows to fund the guaranteed payments and priority distribution. This analysis is done on a quarterly basis. Holding LLC is required to make SFAS 69 disclosures on an annual basis, which include preparation of reserve reports by independent engineers and cash flow projections. These cash flow projections are the basis for the cash flow analysis. The Company follows the conceptual guidance of SFAS 144 “Accounting for the Impairment of Long-Lived Assets” in assessing any potential impairments in Holding LLC.
      Summarized financial information for Holding LLC is as follows (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Current assets	$30,991	$23,146	$33,415
Noncurrent assets(1)	251,438	237,127	190,389

Total assets	$282,429	$260,273	$223,804

Current liabilities	$35,699	$22,456	$14,253
Noncurrent liabilities	83,732	63,636	48,514

Total liabilities	119,431	86,092	62,767
Members’ equity	162,998	174,181	161,037

Total liabilities and members’ equity	$282,429	$260,273	$223,804

(1)	Primarily oil and gas properties

	Three Months Ended
	March 31,		December 31,

	2005	2004	2004	2003	2002

	(Unaudited)		(In $000’s)
Total revenues	$2,870	$25,569	$78,727	$77,606	$35,900
Costs and expenses	(13,137)	(11,044)	(47,313)	(46,766)	(32,064)

Operating income	(10,267)	14,525	31,414	30,840	3,836
Other income (expense)	(916)	(358)	(2,292)	30	10,090

Net income	$(11,183)	$14,167	$29,122	$30,870	$13,926

      In August 2000, pursuant to a plan of reorganization, Holding LLC was formed. Prior to September 2001, NEG owned and operated certain oil and gas properties. In September 2001, NEG contributed oil and natural gas properties in exchange for Holding LLC’s obligation to pay the Company the guaranteed payments and priority distributions. The Company also received a 50% membership interest in Holding LLC. Gascon

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
also contributed oil and natural gas assets and cash in exchange for future payments and a 50% membership interest. The Holding LLC operating agreement requires the payment of guaranteed payments and priority distributions to NEG in order to pay interest on senior debt and the principal amount of the debt of $148.6 million in 2006. After the receipt by NEG of the guaranteed payments and priority distributions that total approximately $300 million, the agreement requires the distribution of an equal amount to Gascon. Holding LLC is contractually obligated to make the guaranteed payments and priority distributions to NEG and Gascon before any distributions can be made to the LLC interest.
      NEG originally recorded its investment in Holding LLC at the historical cost of the oil and gas properties contributed into the LLC. In evaluating the appropriate accounting to be applied to this investment, NEG anticipated it will collect the guaranteed payments and priority distributions through 2006. However, based on cash flow projections prepared by the management of Holding LLC and its reserve engineers, there is substantial uncertainty that there will be any residual value in Holding LLC subsequent to the payment of the amounts required to be paid to Gascon. Due to this uncertainty, NEG has been accreting its investment in Holding LLC, the value of its preferred interest at the implicit rate of interest up to the guaranteed payments and priority distributions collected through 2006, recognizing the accretion income in earnings. Accretion income is periodically adjusted for changes in the timing of cash flows, if necessary due to unscheduled cash distributions. Receipt of guaranteed payments and the priority distribution are recorded as reductions in the preferred investment in Holding LLC. The preferred investment in Holding LLC is evaluated quarterly for other than temporary impairment. The rights of NEG upon liquidation of Holding LLC are identical to those described above and the Company considered those rights in determining the appropriate presentation.
      Because of the continuing substantial uncertainty that there will be any residual value in Holding LLC after the guaranteed payments and priority distributions, no income other than the accretion is currently being given accounting recognition. NEG’s preferred investment will be reduced to zero upon collection of the priority distributions in 2006. After that date, NEG will continue to monitor payments made to Gascon and, at such time as it would appear that there is any residual value to NEG’s 50% interest in Holding LLC, it would receive accounting recognition. Throughout, and up to this point, NEG believes that the 50% interest in Holding LLC represents a residual interest that is currently valued at zero. The Company accounts for its residual equity investment in Holding LLC in accordance with APB 18.
      The following is a roll forward of the Investment in Holding LLC as of March 31, 2005 (unaudited), December 31, 2004 and 2003 (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Investment in Holding LLC at beginning of period	$87,800	$69,346	$108,880
Priority distribution from Holding LLC	—	—	(51,446)
Guaranteed payment from Holding LLC	—	(15,978)	(18,230)
Accretion of investment in Holding LLC	9,893	34,432	30,142

Investment in Holding LLC at end of period	$97,693	$87,800	$69,346

      The Holding LLC Operating Agreement requires that distributions shall be made to both NEG and Gascon as follows:

1. Guaranteed payments are to be paid to NEG, calculated on an annual interest rate of 10.75% on the outstanding priority distribution amount. The priority distribution amount includes all outstanding debt owed to entities owned or controlled by Carl C. Icahn, including the amount of NEG’s 10.75% Senior Notes. As of March 31, 2005 (unaudited) and December 31, 2004, the priority

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

distribution amount was $148.6 million which equals the amount of NEG’s 10.75% Senior Notes due the Company. The guaranteed payments will be made on a semi-annual basis.

2. The priority distribution amount is to be paid to NEG. Such payment is to occur by November 6, 2006.

3. An amount equal to the priority distribution amount and all guaranteed payments paid to NEG, plus any additional capital contributions made by Gascon, less any distribution previously made by NEG to Gascon, is to be paid to Gascon.

4. An amount equal to the aggregate annual interest (calculated at prime plus 1/2% on the sum of the guaranteed payments), plus any unpaid interest for prior years (calculated at prime plus 1/2% on the sum of the guaranteed payments), less any distributions previously made by NEG to Gascon, is to be paid to Gascon.

5. After the above distributions have been made, any additional distributions will be made in accordance with the ratio of NEG’s and Gascon’s respective capital accounts.
      In addition, the Holding LLC Operating Agreement contains a provision that allows Gascon at any time, in its sole discretion, to redeem the membership interest in Holding LLC at a price equal to the fair market value of such interest determined as if Holding LLC had sold all of its assets for fair market value and liquidated. Since all of the NEG’s operating assets and oil and natural gas properties have been contributed to Holding LLC, as noted above, following such a redemption, NEG’s principal assets would consist solely of its cash balances.
      c. See Note 26 pertaining to additional oil and gas acquisitions.

15.	SIGNIFICANT PROPERTY TRANSACTIONS
      Information on significant property transactions during the three months ended March 31, 2005 (unaudited) and the three-year period ended December 31, 2004 is as follows:

a. In September 2002, the Company purchased an industrial building located in Nashville, Tennessee for approximately $18.2 million. The building was constructed in 2001 and is fully leased to two tenants, Alliance Healthcare and Jet Equipment & Tools Inc., with leases expiring in 2011. The annual net operating income was anticipated to be approximately $1.6 million increasing to approximately $1.9 million by 2011. In October 2002, the Company closed a $12.7 million non-recourse mortgage loan on the Nashville, Tennessee property. The loan bore interest at 6.4% per annum and was due to mature in ten years. Required payments were interest only for the first three years and then principal amortization would commence based on a thirty-year amortization schedule. In June 2004, the Company sold the property for a selling price of $19.2 million. A gain of approximately $1.4 million was recognized in the year ended December 31, 2004 and is included in discontinued operations in the Consolidated Statements of Earnings.

At December 31, 2003, the property had a carrying value of approximately $18,066,000 and was encumbered by a non-recourse mortgage in the amount of $12,700,000.

b. In October 2002, the Company sold a property located in North Palm Beach, Florida for a selling price of $3.5 million. A gain of approximately $2.4 million was recognized in the year ended December 31, 2002.

c. In October 2003, the Company sold a property located in Columbia, Maryland to its tenant for a selling price of $11 million. A gain of approximately $5.8 million was recognized in the year ended December 31, 2003.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

d. In the year ended December 31, 2004, the Company sold 57 rental real estate properties for approximately $245 million which were encumbered by mortgage debt of approximately $94 million which was repaid from the sale proceeds.

In the year ended December 31, 2004, of the 57 properties, the Company sold nine financing lease properties for approximately $43.6 million. The properties were encumbered by mortgage debt of approximately $26.8 million which was repaid from the sales proceeds. The carrying value of these properties was approximately $38.3 million; therefore, the Company recognized a gain on sale of approximately $5.3 million in the year ended December 31, 2004, which is included in income from continuing operations in the Consolidated Statements of Earnings.

In the year ended December 31, 2004, of the 57 properties, the Company sold 48 operating and held for sale properties for approximately $201.8 million. The properties were encumbered by mortgage debt of approximately $67 million which was repaid from the sales proceeds. The carrying value of these properties was approximately $126.6 million. The Company recognized a gain on sale of approximately $75.2 million in year ended December 31, 2004, which is included in income from discontinued operations in the Consolidated Statements of Earnings.

In the three months ended March 31, 2005 (unaudited), the Company sold four rental real estate properties and a golf resort for approximately $51.9 million which were encumbered by mortgage debt of approximately $10.7 million repaid from the sale proceeds.

Of the five properties, the Company sold one financing lease property for approximately $8.4 million encumbered by mortgage debt of approximately $3.8 million. The carrying value of this property was approximately $8.2 million; therefore, the Company recognized a gain on sale of approximately $0.2 million in the three months ended March 31, 2005 (unaudited), which is included in income from continuing operations. The Company sold four operating properties for approximately $43.5 million encumbered by mortgage debt of approximately $6.9 million. The carrying value of these properties was approximately $24.8 million. The Company recognized a gain on sale of approximately $18.7 million in the three months ended March 31, 2005 (unaudited), which is included in income from discontinued operations.

At March 31, 2005, the Company had 11 properties under contract or as to which letters of intent had been executed by potential purchasers, all of which contracts or letters of intent are subject to purchaser’s due diligence and other closing conditions. Selling prices for the properties covered by the contracts or letters of intent would total approximately $45.5 million. These properties are encumbered by mortgage debt of approximately $25.3 million. At March 31, 2005, the carrying value of these properties is approximately $29.1 million. In accordance with generally accepted accounting principles, only the real estate operating properties under contract or letter of intent, but not the financing lease properties, were reclassified to “Properties Held for Sale” and the related income and expense reclassified to “Income from Discontinued Operations.”

e. In January 2004, in conjunction with its reinvestment program, the Company purchased a 34,422 square foot commercial condominium unit (“North Moore Condos”) located in New York City for approximately $14.5 million. The unit contains a Citibank branch, a furniture store and a restaurant. Current annual rent income from the three tenants is approximately $1,289,000. The Company obtained mortgage financing of $10 million for this property in April 2004. The mortgage bears interest at the rate of 5.73% per annum, and matures in March 2014. Annual debt service is $698,760.

f. In July 2004, the Company purchased two Vero Beach, Florida waterfront communities, Grand Harbor and Oak Harbor (“Grand Harbor”), including their respective golf courses, tennis complex, fitness center, beach club and clubhouses. The acquisition also included properties in various stages of development, including land for future residential development, improved lots and finished residential

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

units ready for sale. The purchase price was approximately $75 million, which included approximately $62 million of land and construction in progress. The Company plans to invest in the further development of these properties and the enhancement of the existing infrastructure.

16.	MORTGAGES PAYABLE
      Mortgages payable, all of which are nonrecourse to the Company, are summarized as follows (in $000’s):

			Balance at	Balance at December 31,
		Annual Principal and	March 31,
Range of Interest Rates	Range of Maturities	Interest Payment	2005	2004	2003

			(Unaudited)
5.630% — 8.250%	10/15/07–10/01/14	$9,373	$80,191	$91,896	$180,989

Less current portion and mortgages on properties held for sale			(24,577)	(31,177)	(87,753)

			$55,614	$60,719	$93,236

      The following is a summary of the contractual future principal payments of the mortgages as of December 31, 2004 (in $000’s):

Year Ending December 31,	Amount

2005	$4,759
2006	5,116
2007	11,428
2008	24,385
2009	7,211
2010 — 2014	38,997

$91,896

a. See Note 15a. for Mid-South Logistics financing in October 2002.

b. On May 16, 2003, the Company executed a mortgage note secured by a distribution facility located in Windsor Locks, Connecticut and obtained funding in the principal amount of $20 million. The loan bears interest at 5.63% per annum and matures on June 1, 2013. Annual debt service is approximately $1,382,000 based on a 30 year amortization schedule.

c. See Note 15e. for North Moore Condo financing in April 2004.

17.	SENIOR NOTES AND CREDIT FACILITIES DUE AFFILIATES
      a. At December 31, 2002, NEG had $10.9 million outstanding under its existing $100 million credit facility with Arnos, an Icahn affiliate. Arnos continued to be the holder of the credit facility; however, the $10.9 million note outstanding under the credit facility was contributed to Holding LLC as part of Gascon’s contribution to Holding LLC on September 12, 2001. In December 2001, the maturity date of the credit facility was extended to December 31, 2003 and NEG was given a waiver of compliance with respect to any and all covenant violations. NEG was not in compliance with the minimum interest coverage ratio at September 30, 2002; and December 31, 2002 and the current ratio at December 31, 2002, however, in December 2001, NEG was given a waiver of compliance with respect to any and all covenant violations through December 31, 2003.
      On March 26, 2003, Holding LLC distributed the $10.9 million note outstanding under NEG’s revolving credit facility as a priority distribution to NEG, thereby canceling the note. Also, on March 26, 2003, NEG, Arnos and Operating LLC entered into an agreement to assign the credit facility to Operating LLC. Effective

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
with this assignment, Arnos amended the credit facility to increase the revolving commitment to $150 million, increase the borrowing base to $75.0 million and extend the revolving due date until June 30, 2004. Concurrently, Arnos extended a $42.8 million loan to Operating LLC under the amended credit facility. Operating LLC then distributed $42.8 million to Holding LLC which, thereafter, made a $40.5 million priority distribution and a $2.3 million guaranteed payment to NEG. NEG utilized these funds to pay the entire amount of the long-term interest payable on the notes and interest accrued thereon outstanding on March 27, 2003. The Arnos facility was canceled on December 29, 2003 in conjunction with a third party bank financing.
      b. On September 24, 2001, Arizona Charlie’s, Inc., the predecessor entity to Arizona Charlie’s, LLC, which was acquired by American Casino in May 2004, refinanced the remaining principal balance of $7.9 million on a prior note payable to Arnos Corp., an affiliate of Mr. Icahn. The note bore interest at the prime rate plus 1.50% (5.75% per annum at December 31, 2002), with a maturity of June 2004, and was collateralized by all the assets of Arizona Charlie’s, Inc. The note was repaid during November 2003. During the years ended December 31, 2003 and 2002, Arizona Charlie’s, Inc. paid interest expense of $0.1 million and $0.4 million, respectively.
      c. During fiscal year 2002, Fresca, LLC, which was acquired by American Casino in May 2004, entered into an unsecured line of credit in the amount of $25.0 million with Starfire Holding Corporation (“Starfire”), an affiliate of Mr. Icahn. The outstanding balance, including accrued interest, was due and payable on January 2, 2007. As of December 31, 2003, Fresca, LLC had $25.0 million outstanding. The note bore interest on the unpaid principal balance from January 2, 2002 until maturity at the rate per annum equal to the prime rate, as established by Fleet Bank, from time to time, plus 2.75%. Interest was payable semi-annually in arrears on the first day of January and July, and at maturity. The note was guaranteed by Mr. Icahn. The note was repaid during May 2004. During the years ended December 31, 2004, 2003 and 2002, Fresca, LLC paid $0.7 million, $1.2 million and $0.4 million, respectively.

18.	SENIOR SECURED NOTES PAYABLE AND CREDIT FACILITY
      In January 2004, American Casino closed on its offering of senior secured notes due 2012. The notes, in the aggregate principal amount of $215 million, bear interest at the rate of 7.85% per annum. The notes have a fixed annual interest rate of 7.85% per annum, which will be paid every six months on February 1 and August 1, commencing August 1, 2004. The Notes will mature on February 1, 2012. The proceeds were held in escrow pending receipt of all approvals necessary under gaming laws and certain other conditions in connection with the acquisition of Arizona Charlie’s Decatur and Arizona Charlie’s Boulder. Upon satisfaction of all closing conditions on May 26, 2004, the proceeds of the offering were released from escrow. American Casino used the proceeds of the offering for the acquisition of Arizona Charlie’s Decatur and Boulder, to repay intercompany indebtedness and for distributions to the Company. The notes are recourse only to, and are secured by a lien on the assets of, American Casino and certain of its subsidiaries. The notes restrict the ability of American Casino and its restricted subsidiaries, subject to certain exceptions, to: incur additional debt; pay dividends and make distributions; make certain investments; repurchase stock; create liens; enter into transactions with affiliates; enter into sale and leaseback transactions; merge or consolidate; and transfer, lease or sell assets. As of March 31, 2005 (unaudited) and December 31, 2004, American Casino is in compliance with all terms and conditions of the notes. The notes were issued in an offering not registered under the Securities Act of 1933. At the time American Casino issued the notes, it entered into a registration rights agreement in which it agreed to exchange the notes for new notes which have been registered under the Securities Act of 1933. On October 26, 2004, the SEC declared effective American Casino’s registration statement. The exchange offer was consummated on December 1, 2004.
      The Company recorded approximately $4.2 million, $2.9 million and $15.6 million of interest expense on the notes payable in the three months ended March 31, 2005 and 2004 (unaudited) and the year ended

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004 which is included in “Interest expense” in the Consolidated Statements of Earnings for the year then ended.
      A syndicate of lenders has provided to American Casino a non-amortizing $20.0 million revolving credit facility. The commitments are available to the Company in the form of revolving loans, and include a letter of credit facility (subject to $10.0 million sublimit). Loans made under the senior secured revolving facility will mature and the commitments under them will terminate on January 29, 2008. There were no borrowings outstanding under the facility at December 31, 2004.
      Of the Company’s cash and cash equivalents at March 31, 2005 (unaudited) and December 31, 2004, approximately $85.9 million and $75.2 million in cash is at American Casino which is subject to the restrictions of its notes and the revolving credit facility.
      The fair value of American Casino’s long-term debt is based on the quoted market prices for the same or similar issues or on the current rates offered to us for debt of the same remaining maturities. As such, the estimated fair value of long-term debt outstanding is approximately $224.7 million and $229.0 million as of March 31, 2005 (unaudited) and December 31, 2004, respectively.
19.                 SENIOR UNSECURED NOTES PAYABLE — AMERICAN REAL ESTATE PARTNERS, L.P.
      On May 12, 2004, AREP and its subsidiary, American Real Estate Finance Corp. (“AREF”), closed on their offering of senior notes due 2012. The notes, in the aggregate principal amount of $353 million, were priced at 99.266%. The notes have a fixed annual interest rate of 8 1/8%, which will be paid every six months on June 1 and December 1, commencing December 1, 2004. The notes will mature on June 1, 2012. AREF, a wholly-owned subsidiary of AREP, was formed solely for the purpose of serving as a co-issuer of the notes. AREF does not have any operations or assets and does not have any revenues. The Company is a guarantor of the debt; however, no other subsidiaries guarantee payment on the notes. Simultaneously, AREP loaned the Company approximately $342.6 million which was net of a discount of approximately $10.4 million. The loan is under the same terms and conditions as AREP’s senior notes due 2012. The Company intends to use the proceeds of the offering for general business purposes, including to pursue its primary business strategy of acquiring undervalued assets in its existing lines of business or other businesses and to provide additional capital to grow its existing businesses. The notes restrict the ability of AREH and AREP, subject to certain exceptions, to, among other things; incur additional debt; pay dividends or make distributions; repurchase stock; create liens; and enter into transactions with affiliates. As of March 31, 2005 (unaudited) and December 31, 2004, the Company is in compliance with all terms and conditions of the notes. The notes were issued in an offering not registered under the Securities Act of 1933. At the time AREP issued the notes, AREP entered into a registration rights agreement in which it agreed to exchange the notes for new notes which have been registered under the Securities Act of 1933. On November 8, 2004, the SEC declared effective AREP’s registration statement. The exchange offer was consummated on December 15, 2004.
      The Company recorded $7.2 million and $19.2 million of interest in three months ended March 31, 2005 and the year ended December 31, 2004 in connection with these notes.
      On February 7, 2005, AREP and its subsidiary, AREF, closed on their offering of senior notes due 2013. The notes, in the aggregate principal amount of $480 million, were priced at 100% of principal amount. The notes have a fixed annual interest rate of 7 1/8%, which will be paid every six months on February 15 and August 15, commencing August 15, 2005. The notes will mature on February 15, 2013. AREF, a wholly owned subsidiary of the AREP was formed solely for the purpose of serving as co-issuer of the notes, AREF does not have any operations or assets and does not have any revenues. The Company is a guarantor of the debt; however, no other subsidiaries guarantee payment on the notes. Simultaneously, the AREP loaned the Company $474 million which was net of a discount of $6 million. The loan is under the same terms and conditions as AREP’s Senior Notes due in 2013. AREP intends to use the proceeds of the offering, together

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
with depositary units to be issued by AREP, to fund the acquisitions described in Note 29 to pay related fees and expenses and for general business purposes. The notes restrict the ability of AREP and the Company, subject to certain exceptions, to, among other things; incur additional debt; pay dividends or make distributions; repurchase stock; create liens; and enter into transactions with affiliates. The notes were issued in an offering not registered under the Securities Act of 1933. At the time AREP issued the notes, AREP entered into a registration rights agreement in which it agreed to exchange the notes for new notes which have been registered under the Securities Act of 1933. If the registration statement is not filed with the SEC by August 8, 2005 or if the registration statement is not declared effective by the SEC on or prior to December 5, 2005 or if AREP fails to consummate an exchange offer in which we issued notes registered under the Securities Act of 1933 in exchange for the privately issued notes within 30 business days after December 5, 2005, then AREP will pay, as liquidated damages, $.05 per week per $1,000 principal amount for the first 90 day period following such failure, increasing by an additional $.05 per week of $1,000 principal amount for each subsequent 90 day period, until all failures are cured.

20.	ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
      Accounts payable, accrued expenses and other liabilities consist of the following (in $000’s):

	March 31,	December 31,

	2005	2004	2003

Accrued liabilities	$11,617	$11,463	$11,951
Accrued payroll	10,984	11,113	12,507
Due to Panaco, Inc.	—	16,242	—
Other	53,499	42,975	21,315

	$76,100	$81,793	$45,773

21.	INCOME TAXES (in $000’s)

	December 31,

	2004	2003

The difference between the book basis and the tax basis of the net assets of the Company, not directly subject to income taxes, is as follows:
Book basis of AREH net assets excluding American Casino and NEG	$1,319,566	$1,149,418
Excess of tax over book	120,820	79,238

Tax basis of net assets	$1,440,386	$1,228,656

      a. Corporate income taxes

(i) The Company’s corporate subsidiaries recorded the following income tax (expense) benefit attributable to continuing operations for American Casino and NEG for the three months ended

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002 (in $000’s):

	March 31,		December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Current	$(1,102)	$(4,554)	$(2,626)	$(4,302)	$(311)
Deferred	(6,548)	(1,615)	(14,137)	5,875	(9,785)

	$(7,650)	$(6,169)	$(16,763)	$1,573	$(10,096)

(ii) The tax effect of significant differences representing net deferred tax assets (the difference between financial statement carrying values and the tax basis of assets and liabilities) for the Company is as follows at March 31, 2005 (unaudited), December 31, 2004 and 2003 (in $000’s):

	March 31,	December 31,

	2005	2004	2003

Deferred tax assets:
Depreciation	$38,424	$39,209	$39,858
Net operating loss carryforwards	30,741	32,176	30,942
Investment in Holding LLC	1,927	5,333	18,845
Other	5,032	5,954	5,962

	76,124	82,672	95,607
Valuation allowance	(14,588)	(14,588)	(17,733)

Subtotal	61,536	68,084	77,874
Less current portion	(2,685)	(2,685)	(2,982)

Net deferred tax assets — non current	$58,851	$65,399	$74,892

      At December 31, 2004 and 2003, American Casino had net operating loss carryforwards available for federal income tax purposes of approximately $16.0 million and $28.5 million, respectively, which begin expiring in 2020.

(iii) The provision (benefit) for income taxes differs from the amount computed at the federal statutory rate as a result of the following:

	Year Ended December 31,

	2004	2003	2002

Federal statutory rate	35.0%	35.0%	35.0%
Tax deduction not given book benefit	0.0%	5.0%	0.0%
Income not subject to taxation	(25.3)%	(15.0)%	(22.9)%
Valuation allowance	(1.7)%	(27.3)%	(0.5)%
Other	1.2%	0.1%	0.3%

	9.2%	(2.2)%	11.9%

      SFAS 109 requires a “more likely than not” criterion be applied when evaluating the realizability of a deferred tax asset. As of December 31, 2002, given Stratosphere’s history of losses for income tax purposes, the volatility of the industry within which the Stratosphere operates, and certain other factors, Stratosphere had established a valuation allowance for the deductible temporary differences, including the excess of the tax basis of the Stratosphere’s assets over the basis of such assets for financial statement purposes and the tax

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
carryforwards. However, at December 31, 2003, based on various factors including the current earnings trend and future taxable income projections, Stratosphere determined that it was more likely than not that the deferred tax assets will be realized and removed the valuation allowance. In accordance with SFAS 109, the tax benefit of any deferred tax asset that existed on the effective date of a reorganization should be reported as a direct addition to contributed capital. Stratosphere has deferred tax assets relating to both before and after Stratosphere emerged from bankruptcy in September of 1998. The net decrease in the valuation allowance was $79.3 million, of which a net amount of $47.5 million was credited to partners’ equity in the year ended December 31, 2003.
      Additionally, American Casino’s acquisition of Arizona Charlie’s, LLC and Fresca, LLC in May 2004 resulted in a net increase in the tax basis of assets in excess of book basis. As a result, the Company recognized an additional deferred tax asset of approximately $2.5 million from the transaction. Pursuant to SFAS 109, the benefit of the deferred tax asset from this transaction is credited directly to equity.
      At December 31, 2004 and 2003, NEG had net operating loss carryforwards available for federal income tax purposes of approximately $75.9 and $58.0 million, respectively, which begin expiring in 2009. Net operating loss limitations may be imposed as a result of subsequent changes in stock ownership of NEG. Prior to the formation of Holding LLC, the income tax benefit associated with the loss carryforwards had not been recognized since, in the opinion of management, there was not sufficient positive evidence of future taxable income to justify recognition of a benefit. Upon the formation of Holding LLC, management again evaluated all evidence, both positive and negative, in determining whether a valuation allowance to reduce the carrying value of deferred tax assets was still needed and concluded, based on the projected allocations of taxable income by Holding LLC, NEG more likely than not will realize a partial benefit from the loss carryforwards. In accordance with SFAS 109, NEG recorded a deferred tax asset of $25.5 million as of December 31, 2002, $25.9 million as of December 31, 2003, and $19.3 million as of December 31, 2004. Ultimate realization of the deferred tax asset is dependent upon, among other factors, NEG’s ability to generate sufficient taxable income within the carryforward periods and is subject to change depending on the tax laws in effect in the years in which the carryforwards are used. As a result of the recognition of expected future income tax benefits, subsequent periods will reflect a full effective tax rate provision.

22.	COMMITMENTS AND CONTINGENCIES
      a. In January 2002, the Cape Cod Commission, (the “Commission”), a Massachusetts regional planning body created in 1989, concluded that AREP’s New Seabury development is within its jurisdiction for review and approval (the “Administrative Decision”). It is the Company’s position that the proposed residential, commercial and recreational development is in substantial compliance with a special permit issued for the property in 1964 and is therefore exempt from the Commission’s jurisdiction and that the Commission is barred from exercising jurisdiction pursuant to a 1993 settlement agreement between the Commission and a prior owner of the New Seabury property (the “Settlement Agreement”).
      In February 2002, New Seabury Properties L.L.C. (“New Seabury”), an AREP subsidiary and owner of the property, filed in Barnstable County Massachusetts Superior Court, a civil complaint appealing the Administrative Decision by the Commission, and a separate civil complaint to find the Commission in contempt of the Settlement Agreement. The Court subsequently consolidated the two complaints into one proceeding. In July 2003, New Seabury and the Commission filed cross motions for summary judgment.
      Also, in July 2003, in accordance with a Court ruling, the Commission reconsidered the question of its jurisdiction over the initial development proposal and over a modified development proposal that New Seabury filed in March 2003. The Commission concluded that both proposals are within its jurisdiction (the Second Administrative Decision). In August 2003, New Seabury filed in Barnstable County Massachusetts Superior Court another civil complaint appealing the Commission’s second decision and petitioning the court to find the Commission in contempt of the settlement agreement.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In November 2003, the Court ruled in New Seabury’s favor on its July 2003 motion for partial summary judgment, finding that the special permit remains valid and that the modified development proposal is in substantial compliance with the Special Permit and therefore exempt from the Commission’s jurisdiction; the Court did not yet rule on the initial proposal to build 675 residential/hotel units and 80,000 square feet of commercial space. Under the modified development proposal New Seabury could potentially develop up to 278 residential units and 145,000 square feet of commercial space. In February 2004, the court consolidated the three complaints into one proceeding. In March 2004, New Seabury and the Commission each moved for Summary Judgment to dispose of remaining claims under all three complaints and to obtain a final judgment from the Court. The Court heard arguments in June 2004 and took matters under advisement. The Commission and New Seabury filed a joint motion to delay, until May 6, 2005, any ruling by the court on New Seabury’s pending motion for summary judgment and the Commission’s pending cross-motion for summary judgment. The parties are now in settlement discussions. A proposed settlement agreement was endorsed by the Commission Staff and presented at a public hearing of the Executive Committee on April 21, 2005. (See note 26).
      b. The General Partner monitors all tenant bankruptcies and defaults and may, when it deems it necessary or appropriate, establish additional reserves for such contingencies.
      c. In addition, in the ordinary course of business, the Company, its subsidiaries and other companies in which the Company has invested are parties to various legal actions. In management’s opinion, the ultimate outcome of such legal actions will not have a material effect on the Company’s consolidated financial statements taken as a whole.

23.	EMPLOYEE BENEFIT PLANS
      a. Employees of the Company who are members of various unions are covered by union-sponsored, collectively bargained, multi-employer health and welfare and defined benefit pension plans. The Company recorded expenses for such plans of approximately $1,767,000, $2,010,000, $8,100,000, $7,600,000 and $6,500,000 for the three months ended March 31, 2005 and 2004 (unaudited and the years ended December 31, 2004, 2003 and 2002, respectively. The Company does not have information from the plans’ sponsors with respect to the adequacy of the plans’ funding status.
      b. The Company has retirement savings plans under Section 401(k) of the Internal Revenue Code covering its non-union employees. The plans allow employees to defer, within prescribed limits, a portion of their income on a pre-tax basis through contributions to the plans. The Company currently matches, within prescribed limits, up to 6.25% of eligible employees’ compensation at rates up to 50% of the employee’s contribution. The Company recorded charges for matching contributions of approximately $179,000, $146,000, $794,000, $714,000 and $981,000, for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively.

24.	FAIR VALUE OF FINANCIAL INSTRUMENTS
      The carrying amount of cash and cash equivalents, receivables, investment in debt securities of affiliates, and accounts payable, accrued expenses and other liabilities are carried at cost, which approximates their fair value.

Other Investments
      The fair values of the mortgages and notes receivable past due, in process of foreclosure, or for which foreclosure proceedings are pending, are based on the discounted cash flows of the underlying lease. The fair values of the mortgages and notes receivable satisfied after year end are based on the amount of the net proceeds received.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The fair values of the mortgages and notes receivable which are current are based on the discounted cash flows of their respective payment streams.
      The approximate estimated fair values of other investments held as of March 31, 2005, (unaudited), December 31, 2004 and 2003 are summarized as follows (in $000’s):

	At March 31, 2005		At December 31, 2004		At December 31, 2003

	Net	Estimated	Net	Estimated	Net	Estimated
	Investment	Fair Value	Investment	Fair Value	Investment	Fair Value

Total	$244,602	$247,600	$245,948	$248,900	$50,328	$55,000

      The net investment at March 31, 2005 (unaudited), December 31, 2004 and 2003 is equal to the carrying amount of the mortgage receivable less any deferred income recorded.

Mortgages Payable
      The approximate estimated fair values of the mortgages payable as of March 31, 2005 (unaudited), December 31, 2004 and 2003 are summarized as follows (in $000’s):

	At March 31, 2005		At December 31, 2004		At December 31, 2003

	Carrying	Estimated	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value	Value	Fair Value

Total	$80,191	$81,955	$91,896	$93,900	$180,989	$185,000

Limitations
      Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

25.	SEGMENT REPORTING
      The Company is engaged in six operating segments consisting of the ownership and operation of (1) rental real estate, (2) hotel and resort operating properties, (3) hotel and casino operating properties, (4) property development, (5) investment in securities including investment in other limited partnerships and marketable equity and debt securities and (6) investment in oil and gas operating properties. The Company’s reportable segments offer different services and require different operating strategies and management expertise.
      Non-segment revenue to reconcile to total revenue consists primarily of interest income on treasury bills and other investments. Non-segment assets to reconcile to total assets includes investment in U.S. Government and Agency obligations, cash and cash equivalents, receivables and other assets.
      The accounting policies of the segments are the same as those described in Note 2.
      The Company assesses and measures segment operating results based on segment earnings from operations as disclosed below. Segment earnings from operations is not necessarily indicative of cash available to fund cash requirements nor synonymous with cash flow from operations.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The revenues, net earnings, assets and real estate investment capital expenditures for each of the reportable segments are summarized as follows for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended and as of December 31, 2004, 2003, and 2002 (in $000’s):

	March 31,				December 31,

	2005		2004		2004		2003		2002

Revenues:
Hotel & casino operating properties	$81,852		$74,661		$297,868		$259,345		$250,328
Land, house and condominium sales	8,279		5,014		26,591		13,265		76,024
Rental real estate	4,001		4,963		17,796		20,207		21,574
Hotel & resort operating properties	5,563		1,335		16,211		12,376		12,921
Oil & gas operating properties	13,168		10,523		45,995		38,109		40,516
Other investments	11,092		4,763		34,241		13,874		15,283

Subtotal	123,955		101,259		438,702		357,176		416,646
Reconciling items(1)	6,668	(1)	960	(1)	13,310	(1)	11,770	(1)	18,006	(1)

Total revenues	$130,623		$102,219		$452,012		$368,946		$434,652

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	March 31,		December 31,

	2005	2004	2004	2003	2002

	(unaudited)
Net earnings:
Segment earnings:
Hotel & casino operating properties	$24,228	$20,418	$70,265	$42,488	$32,390
Land, house and condominium sales	1,232	1,656	6,355	4,136	21,384
Oil & gas operating properties	10,113	8,092	34,849	30,879	33,411
Rental real estate	3,049	3,878	12,863	14,368	14,206
Hotel and resort operating properties	158	(89)	2,674	4,219	2,679
Other investments	11,092	4,763	34,241	13,874	15,283

Total segment earnings	49,872	38,718	161,247	109,964	119,353
Interest income	6,668	960	13,310	11,770	18,006
Interest expense	(18,307)	(4,956)	(41,659)	(18,654)	(27,297)
General and administrative expenses	(4,555)	(1,933)	(9,806)	(6,851)	(7,029)
Depreciation and amortization	(6,691)	(7,422)	(29,144)	(24,801)	(23,646)

Operating Income	26,987	25,367	93,948	71,428	79,387
Gain on sales and disposition of real estate from continuing operations	186	6,047	5,262	7,121	8,990
(Loss) on sale of other assets	(180)	(4)	—	(1,503)	(353)
Write-down of marketable equity and debt securities and other investments	—	—	—	(19,759)	(8,476)
Gain on sale of marketable equity securities	—	28,857	40,159	2,607	—
Unrealized losses on securities sold short	21,704	—	(23,619)	—	—
Impairment loss on equity interest in GB Holdings, Inc.	—	—	(15,600)	—	—
Minority interest in net earnings of Stratosphere Corp	—	—	—	—	(1,943)
Income tax (expense) benefit	(7,650)	(6,169)	(16,763)	1,573	(10,096)
Income from discontinued operations	19,680	10,147	82,697	11,006	6,937
General partner’s share of net income	(607)	(642)	(1,661)	(725)	(744)

Net earnings-limited partners	$60,120	$63,603	$164,423	$71,748	$73,702

(1)	Primarily interest income on U.S. Government and Agency obligations and other short-term investments and Icahn note receivable.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	March 31,	December 31,

	2005	2004	2003	2002

	(Unaudited)
Assets:
Rental real estate	$164,811	$196,332	$340,062	$359,700
Hotel and casino operating properties	288,890	289,360	298,703	290,775
Land and construction-in-progress	106,000	106,537	43,459	40,415
Hotel and resort operating properties	46,041	50,132	41,526	44,346
Other investments	466,252	472,103	231,050	479,104

	1,071,994	1,114,464	954,800	1,214,340
Reconciling items	1,706,680	1,157,119	707,475	510,945

Total	$2,778,674	$2,271,583	$1,662,275	$1,725,285

Real estate investment capital expenditures:
Acquisitions:
Rental real estate	$—	$14,583	$—	$18,226
Land and construction-in-progress	—	61,845	—	—
Hotel and casino operating properties	—	125,900	—	—
Hotel and resort operating properties	—	16,463	—	—

	$—	$218,791	$—	$18,226

Developments:
Rental real estate	$—	$18	$413	$181
Land and construction-in-progress	—	17,947	—	1,138
Hotel and casino operating properties	4,711	13,589	31,844	19,133
Hotel and resort operating properties	70	2,614	1,067	2,582

	$4,781	$34,168	$33,324	$23,034

26.	SUBSEQUENT EVENTS
      a. On January 21, 2005, the Company announced that it had entered into agreements to acquire additional oil and gas and gaming and entertainment assets in transactions with affiliates of Carl C. Icahn. The aggregate consideration for the transactions is $652 million, subject to certain purchase price adjustments, of which $180 million is payable in cash and the balance is payable by the issuance of the AREP’s limited partnership depositary units valued at $29 per unit. Mr. Icahn currently owns indirectly approximately 86.5% of the AREP’s outstanding depositary and preferred units and indirectly owns 100% of the Company’s general partner, American Property Investors, Inc. Upon the closing of the transactions, Mr. Icahn will own approximately 90.1% of the AREP’s outstanding depositary units and 86.5% of its preferred units, assuming no purchase price reductions. The transactions were approved by the Audit Committee of the Company’s general partner. The Audit Committee was advised as to the transactions by independent legal counsel and financial advisors. The Audit Committee obtained opinions that the consideration to be paid in the transactions was fair, from a financial point of view, to the Company.
      The transactions include the acquisition of the membership interest in Holding LLC other than that already owned by National Energy Group, Inc. (which is itself 50.01% owned by the Company); 100% of the equity of each of TransTexas Gas Corporation and Panaco, Inc., all of which will be consolidated under AREP

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Oil & Gas LLC, which is wholly owned by AREH; and approximately 41.2% of the common stock of GB Holdings and warrants to purchase, upon the occurrence of certain events, approximately 11.3% of the fully diluted common stock of its subsidiary, Atlantic Holdings, which owns 100% of ACE Gaming LLC, the owner and operator of the Sands. The closing of each of the transactions is subject to certain conditions, including approval by the depositary unitholders of the issuance of the depositary units with respect to the transactions for which the consideration is depositary units and the receipt of the oil and gas reserve reports as of January 21, 2005 for each of Holding LLC, TransTexas and Panaco.
      Prior to the transactions, each of the Company and Mr. Icahn’s affiliated companies owned oil and gas and gaming and entertainment assets. Upon completion of these transactions, all such assets held by Mr. Icahn’s affiliates will have been acquired by the Company. As a result of these transactions, the Company will have substantially increased its oil and gas holdings, as well as expanded its gaming and entertainment holdings.
      Before the acquisition of GB Holdings and Atlantic Holdings securities, the Company owned approximately 36.3% of the outstanding common stock of GB Holdings and warrants to purchase, upon the occurrence of certain events, approximately 10.0% of the fully diluted common stock of Atlantic Holdings. As a result of the transactions, the Company will own approximately 77.5% of the common stock of GB Holdings and warrants to purchase approximately 21.3% of the fully diluted common stock of Atlantic Holdings. The Company also owns approximately $63.9 million principal amount, or 96.4%, of the 3% senior notes due 2008 of Atlantic Holdings, which, upon the occurrence of certain events, are convertible into approximately 42.1% of the fully diluted common stock of Atlantic Holdings. If all outstanding Atlantic Holdings notes were converted and warrants exercised, the Company would own approximately 63.4% of the Atlantic Holdings common stock, GB Holdings would own approximately 28.8% of the Atlantic Holdings common stock and the remaining shares would be owned by the public.
      Between December 6, 2004 and December 27, 2004, the Company purchased (1) $27.5 million aggregate principal amount of the TransTexas Notes, (2) $38.0 million aggregate principal amount of the Panaco Debt and (3) $37.0 million aggregate principal amount of Atlantic Holdings Notes, bringing the Company’s ownership of that debt to $63.9 million principal amount.
      On April 6, 2005, the Company completed the acquisition of TransTexas for $180.0 million in cash.
      b. On April 26, 2005, the Board of Directors of our General Partner appointed Jon F. Weber, 46 as President of API. Mr. Weber, who replaces Keith A. Meister as President of API, will assume day-to-day responsibility for our New York-based corporate operations. Mr. Meister will continue to serve as API’s Chief Executive Officer.
      c. In April 2005, the Company sold one property for approximately $2.1 million and will recognize a gain of $1.2 million with respect to this sale.
      d. The Company sold short certain equity securities. Such liability is recorded at market value at the balance sheet date and gains and losses are reflected in the statement of earnings. In the three months ended March 31, 2005, the Company recorded unrealized gains on securities sold short of approximately $21.7 million. However, based on market value at June 1, 2005, the Company would have unrealized losses of $32.9 million.
      e. On Thursday, May 12, 2005 the Cape Cod Commission voted in favor of the settlement agreement resolving the litigation that has been pending since January 2002 between the Commission and AREP’s subsidiary, New Seabury Properties, L.L.C. The May 12th agreement between New Seabury and the Commission resolves all outstanding litigation issues, defines the limits of New Seabury’s exempt development projects and establishes development “performance standards” to preserve the quality of environmental resource areas. Under these guidelines, the agreement will allow New Seabury to develop an additional

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
450 residences, recreational amenities and commercial space within New Seabury. New Seabury Properties anticipates beginning the first phase of its development plans during the summer of 2005.
      f. On May 17, 2005 AREP (1) converted $28.8 million in principal amount of 3% promissory notes issued by Atlantic Holdings in exchange for 1,898,181 shares of Atlantic Holdings common stock and (2) exercised warrants to acquire 997,620 shares of Atlantic Holdings common stock. Also on May 17, 2005, affiliates of Carl C. Icahn exercised warrants to acquire 1,133,283 shares of Atlantic Holdings common stock. As a result of these transactions AREP and the affiliates of Mr. Icahn collectively own approximately 58.3% of the outstanding common stock of Atlantic Holding.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Partners of
American Real Estate Holdings Limited Partnership:
      We have audited the accompanying supplemental consolidated balance sheet of American Real Estate Holdings Limited Partnership and Subsidiaries as of December 31, 2004, and the related supplemental consolidated statements of earnings, changes in partners’ equity and comprehensive income, and cash flows for the year then ended as restated for the acquisition of TransTexas Gas Corporation discussed in Note 1. These supplemental consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Real Estate Holdings Limited Partnership and Subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP
New York, New York
June 2, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Partners
American Real Estate Holdings Limited Partnership:
      We have audited the accompanying supplemental consolidated balance sheet of American Real Estate Holdings Limited Partnership and subsidiaries as of December 31, 2003, and the related supplemental consolidated statements of earnings, changes in partners’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2003. These supplemental consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      The supplemental consolidated financial statements give retroactive effect to the merger of American Real Estate Holdings Limited Partnership and subsidiaries and TransTexas Gas Corporation on April 6, 2005, which has been accounted for in a manner similar to a pooling-of-interests as described in Note 1 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in the financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of American Real Estate Holdings Limited Partnership and subsidiaries after financial statements covering the date of consummation of the business combination are issued.
      In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Real Estate Holdings Limited Partnership and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of the consummation of the business combination.

/s/ KPMG LLP
New York, New York
May 4, 2005

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
MARCH 31, 2005 (UNAUDITED) AND DECEMBER 31, 2004 AND 2003
(In $000’s)

	March 31,	December 31,

	2005	2004	2003

	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents (Note 2)	1,249,947	$768,791	$504,245
Investment in U.S. government and agency obligations (Note 4)	68,894	96,840	52,583
Marketable equity and debt securities (Note 5)	68,497	2,248	55,826
Due from brokers (Note 6)	147,223	123,001	—
Restricted cash	28,537	19,856	15,058
Receivables and other current assets	50,318	60,885	49,529
Real estate leased to others:
Current portion of lease amortization for leases accounted for under the financing method	3,740	3,912	5,738
Properties held for sale (Notes 9 and 15)	33,995	58,021	128,813
Current portion of investment in debt securities of affiliates (Note 12)	5,429	5,429	—
Current portion of deferred tax asset (Note 21)	2,685	2,685	2,982

Total current assets	1,659,265	1,141,668	814,774
Investment in U.S. government and agency obligations (Note 4)	5,533	5,491	8,990
Other investments (Note 7)	244,602	245,948	50,328
Land and construction-in-progress (Note 15)	106,000	106,537	43,459
Real estate leased to others:
Accounted for under the financing method (Notes 8, 15 and 16)	75,949	85,281	131,618
Accounted for under the operating method, net of accumulated depreciation (Notes 9, 15 and 16)	51,127	49,118	76,443
Oil and gas properties, net	180,241	168,136	168,921
Hotel, casino and resort operating properties, net of accumulated depreciation:
American Casino & Entertainment Properties LLC (Notes 10 and 17)	288,890	289,360	298,703
Hotel and resorts (Notes 9 and 11)	46,041	50,132	41,526
Deferred finance costs and other assets, net	8,392	8,135	4,095
Long-term portion of investment in debt securities of affiliates (Note 12)	91,864	92,575	24,696
Investment in NEG Holding LLC (Note 14)	97,693	87,800	69,346
Equity interest in GB Holdings, Inc. (The Sands Hotel and Casino)(Note 13)	9,138	10,603	30,854
Due from American Real Estate Partners, L.P.	21,804	20,107	18,044
Deferred tax asset (Note 21)	52,147	55,824	65,445

Total	$2,938,686	$2,416,715	$1,847,242

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Current portion of mortgages payable (Notes 8, 9 and 16)	$4,205	$3,700	$4,892
Mortgages on properties held for sale (Notes 9 and 16)	20,372	27,477	82,861
Due to affiliates	10,000	—	—
Accounts payable, accrued expenses and other current liabilities (Note 20)	96,813	95,877	55,879
Securities sold not yet purchased (Note 6)	83,750	90,674	—
Credit facility due affiliates (Notes 14 and 17)	—	—	30,000

Total current liabilities	215,140	217,728	173,632

Other liabilities	28,122	26,048	29,127
Long-term portion of mortgages payable (Notes 8, 9 and 16)	55,614	60,719	93,236
Senior secured notes payable (Note 18)	215,000	215,000	—
Senior unsecured notes payable — American Real Estate Partners, L.P. — net of unamortized discount of $9,575 (Note 19)	817,938	343,425	—
Asset retirement obligation	3,999	3,930	3,477
Due to affiliate	—	—	27,500

Total long-term liabilities	1,120,673	649,122	153,340

Commitments and contingencies (Notes 3 and 22):
Minority Interest	—	—	9,604
Partners’ Equity:
Limited partner	1,463,778	1,411,300	1,373,657
General partner	139,095	138,565	137,009

Partners’ equity (Notes 2 and 3)	1,602,873	1,549,865	1,510,666

Total	2,938,686	$2,416,715	$1,847,242

See notes to supplemental consolidated financial statements.

AMERICAN REAL ESTATE HOLDING LIMITED PARTNERSHIP AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 (UNAUDITED) AND
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	Three Months
	Ended March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited) (In $000’s)
Revenues:
Hotel and casino operating income (Note 10)	$82,838	$75,009	$299,981	$262,811	$250,023
Land, house and condominium sales	8,279	5,014	26,591	13,265	76,024
Interest income on financing leases	1,966	2,936	9,880	13,115	14,722
Interest income on U.S. Government and Agency obligations and other investments (Notes 2 and 7)	12,902	4,944	44,376	22,592	30,569
Rental income	2,035	2,027	7,916	7,091	6,852
Hotel and resort operating income (Note 11)	5,563	1,335	16,211	12,376	12,921
Oil and gas operating income	15,422	15,333	58,419	20,899	—
Accretion of investment in NEG Holding LLC (Note 14)	9,893	7,904	34,432	30,142	32,879
NEG management fee	2,108	1,464	6,887	6,629	7,637
Dividend and other income (Notes 5 and 7)	4,206	834	3,616	3,211	2,720
Equity in (loss) earnings of GB Holdings, Inc. (Note 13)	(986)	(348)	(2,113)	(3,466)	305

	144,226	116,452	506,196	388,665	434,652

Expenses:
Hotel and casino operating expenses (Note 10)	57,624	54,243	227,603	216,857	217,938
Cost of land, house and condominium sales	7,047	3,358	18,486	9,129	54,640
Hotel and resort operating expenses (Note 11)	5,405	1,424	12,730	8,773	10,536
Oil and gas operating expenses	2,866	3,858	13,816	5,028	—
Interest expense (Notes 15, 16, 17, 18 and 19)	18,411	5,966	45,229	24,608	27,297
Depreciation and amortization	15,704	18,396	67,620	40,570	23,646
General and administrative expenses (Note 3)	7,610	4,364	20,952	14,081	14,134
Property expenses	952	1,085	4,340	4,472	3,862
Provision for losses on real estate		—	3,150	750	3,212

	115,619	92,694	413,926	324,268	355,265

Operating income	28,607	23,758	92,270	64,397	79,387
Other gains and (losses):
Gain (loss) on sale of other assets	(180)	(4)	1,680	(1,503)	(353)
Gain on sale of marketable equity and debt securities	—	—	40,159	2,607	—
Unrealized losses on securities sold short (Note 6)	21,704	—	(23,619)	—	—
Change in fair market value of derivative contract	(9,813)	—	—	—	—
Impairment loss on equity interest in GB Holdings, Inc. (Note 13)	—	—	(15,600)	—	—
Write-down of marketable equity and debt securities and other investments (Note 5)	—	28,857	—	(19,759)	(8,476)
Gain on sales and disposition of real estate (Note 15)	186	6,047	5,262	7,121	8,990
Severance tax refund	—	—	4,468	—	—
Minority interest in net earnings of Stratosphere Corporation (Note 10)	—	(39)	(812)	(1,266)	(1,943)

Income from continuing operations before income taxes	40,504	58,619	103,808	51,597	77,605
Income tax (expense) benefit (Note 21)	(4,782	(5,966)	(17,326)	16,750	(10,096)

Income from continuing operations	35,722	52,653	86,482	68,347	67,509

Discontinued operations:
Income from discontinued operations	957	3,218	7,500	7,653	6,937
Gain on sales and disposition of real estate	18,723	6,929	75,197	3,353	—

Total income from discontinued operations	19,680	10,147	82,697	11,006	6,937

Net earnings	$55,402	$62,800	$169,179	$79,353	$74,446

Net earnings attributable to (Note 1):
Limited partners	$54,848	$62,172	$167,487	$78,559	$73,702
General partner	$554	$628	1,692	794	744

	$55,402	$62,800	$169,179	$79,353	$74,446

See notes to supplemental consolidated financial statements.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’
EQUITY AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2005 (UNAUDITED)
AND YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(In $000’s)

	General	Limited	Total
	Partner’s	Partner’s	Partners’
	Equity	Equity	Equity

Balance, December 31, 2001	$11,477	$1,136,268	$1,147,745
Comprehensive income:
Net earnings	744	73,702	74,446
Reclassification of unrealized loss on sale of debt securities	106	10,489	10,595
Adjustment to reverse unrealized loss on investment securities reclassified to notes receivable	66	6,516	6,582
Net unrealized losses on securities available for sale	(2)	(240)	(242)

Comprehensive income	914	90,467	91,381
Net adjustment for acquisition of minority interest (Note 10)	212	20,939	21,151
Capital contribution to American Casino (Note 10)	8	823	831

Balance, December 31, 2002	12,611	1,248,497	1,261,108
Comprehensive income:
Net earnings	794	78,559	79,353
Reclassification of unrealized loss on sale of debt securities	8	753	761
Net unrealized gains on securities available for sale	92	9,082	9,174
Sale of marketable equity securities available for sale	(3)	(277)	(280)

Comprehensive income	891	88,117	89,008
Change in deferred tax asset valuation allowance related to book-tax differences existing at time of bankruptcy (Note 21)	471	46,634	47,105
Capital contribution to TransTexas	123,064	(6,811)	116,253
Capital distribution (Note 10)	(28)	(2,780)	(2,808)

Balance, December 31, 2003	137,009	1,373,657	1,510,666
Comprehensive income:
Net earnings	1,692	167,487	169,179
Reclassification of unrealized gains on marketable securities sold	(96)	(9,472)	(9,568)
Net unrealized losses on securities available for sale	—	33	33

Comprehensive income	1,596	158,048	159,644
Capital distribution from American Casino (Note 10)	(179)	(17,737)	(17,916)
Capital contribution to American Casino (Note 10)	228	22,572	22,800
Capital contribution to TransTexas	1,145	(3,064)	(1,919)
Arizona Charlie’s acquisition (Note 10)	(1,259)	(124,641)	(125,900)
Change in deferred tax asset related to acquisition of Arizona Charlie’s	25	2,465	2,490

Balance, December 31, 2004	138,565	1,411,300	1,549,865
Comprehensive income:
Net earnings	554	54,848	55,402
Net unrealized loss on securities available for sale	(24)	(2,370)	(2,394)

Comprehensive income	530	52,478	53,008

Balance, March 31, 2005	$139,095	$1,463,778	$1,602,873

      Accumulated other comprehensive income (loss) at March 31, 2005, December 31, 2004, 2003 and 2002 was $2,517, ($122), $9,174 and ($242), respectively.
See notes to supplemental consolidated financial statements.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 (UNAUDITED) AND
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)		(In $000’s)
Cash flows from operating activities:
Income from continuing operations	$35,722	$52,653	$86,482	$68,347	$67,509
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	15,636	18,316	67,288	41,172	23,646
Change in fair market value of restrictive contracts	9,813	2,050	1,659	(373)	—
Note discount amortization	26	71	281	95	—
Accretion of discount in asset retirement obligation	69	80	332	96	—
Gain on sale of marketable equity securities	—	(28,857)	(40,159)	(2,607)	—
Unrealized losses on securities sold short	(21,704)	—	23,619	—	—
Impairment loss on equity interest in GB Holdings, Inc.	—		15,600	—	—
Gain on sales and disposition of real estate	(186)	(6,047)	(5,262)	(7,121)	(8,990)
Loss on sale of other assets	180	4	(1,584)	1,511	353
Provision for loss on real estate	—	—	3,150	750	3,212
Minority interest	—	39	812	1,266	—
Write-down of marketable equity and debt securities and other investments	—	—	—	19,759	8,476
Minority interest in net earnings of Stratosphere Corporation	—	—	—	—	1,943
Equity in losses (earnings) of GB Holdings, Inc.	986	348	2,113	3,466	(305)
Deferred gain amortization	(510)	(510)	(2,038)	(2,038)	(2,038)
Accretion of investment in NEG Holding LLC	(9,893)	(7,904)	(34,432)	(30,142)	(32,879)
Deferred income tax expense (benefit)	3,678	1,412	14,509	(21,052)	9,785
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other assets	5,639	(8,414)	(10,033)	3,762	2,943
Increase in due from brokers	(2,518)	—	(123,001)	—	—
Increase (decrease) in land and construction-in-progress	5,950	(455)	(1,626)	(4,105)	24,215
Increase in restricted cash	(8,682)	13,095	(4,350)	(13,095)	—
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,917	13,170	96,067	(39,550)	271

Net cash provided by continuing operations	36,123	49,051	89,427	20,141	98,141

Total income from discontinued operations	19,680	10,147	82,697	11,006	6,937
Depreciation and amortization	31	210	1,244	5,130	4,464
Net gain from property transactions	(18,723)	(6,929)	(75,197)	(3,353)	—

Net cash provided by discontinued operations	988	3,428	8,744	12,783	11,401

Net cash provided by operating activities	37,111	52,479	98,171	32,924	109,542

Cash flows from investing activities:
Cash associated with acquisition	—	—	—	15,312	—
Purchase of minority interest	—	—	(4,136)	—	—
Increase (decrease) in other investments	—	—	2,942	(28,491)	(23,200)
Repayments of mezzanine loans included in other investments	—	—	49,130	12,200	23,000
Net proceeds from the sales and disposition of real estate	4,650	11,346	16,790	15,290	20,513
Proceeds from sale of other assets	19	64	3,779	—	—
Principal payments received on investments in debt securities of affiliates	2,700	—	—	—	—
Principal payments received on leases accounted for under the financing method	908	1,112	4,219	5,310	5,941
Purchase of debt securities included in other investments	—	—	(245,166)	—	—
Purchase of debt securities of affiliates	—	—	(65,500)	—	—
Purchase of Atlantic Holdings debt included in debt securities due from affiliates	—	—	(36,000)	—	—
Acquisition of Arizona Charlies’	—	—	(125,900)	—	—
Additions to hotel, casino and resort operating property	(4,781)	(1,492)	(16,203)	(32,911)	(21,715)
Acquisition of hotel and resort operating property	—	—	(16,463)	—	—
Acquisitions of rental real estate	—	(14,583)	(14,583)	—	(18,226)
Acquisition of land and construction in progress	—	—	(61,845)	—	—
Additions to rental real estate	—	(166)	(18)	(413)	(181)
Additions to oil gas operating property	(21,071)	(6,106)	(47,528)	(633)	—
Decrease (increase) in investment in U.S. Government and Agency Obligations (Note 2)	27,903	(61,077)	(40,757)	274,478	(22,410)
Increase in marketable equity and debt securities	(66,250)	—	—	(45,140)	(4,415)
Proceeds from sale of marketable equity and debt securities	—	64,471	90,614	3,843	—
Decrease in note receivable from affiliate	—	—	—	250,000	—
Decrease in mortgages and note receivable	—	351	—	—	—
Decrease in minority interest in Stratosphere Corp. —	—	—	—	—	(44,744)
Decrease in investment in Stratosphere Corp. —	—	—	—	788	—
Guaranteed payment from NEG Holding LLC	—	—	15,979	18,229	21,653
Priority distribution from NEG Holding LLC	—	—	—	40,506	—
Increase (decrease) in due to affiliate	—	—	7,597	—	(68,491)
Increase in restricted cash	—	(219,313)	—	—	—
Investment in NEG, Inc.	—	—	—	(148,101)	—
Other	—	(50)	(194)	560	197

Net cash (used in) provided by investing activities from continuing operations	(55,922)	(225,443)	(483,243)	380,827	(132,078)
(continued on next page)

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Cash flows from investing activities from discontinued operations:
Net proceeds from the sales and disposition of real estate	$36,582	$7,392	134,789	5,336	—

Net cash (used in) provided by investing activities	(19,340)	(218,051)	(348,454)	386,163	(132,078)

Cash flows from financing activities:
Partners’ Equity:
Distributions to members	—	—	(17,916)	—	—
Member’s contribution	—	—	22,800	—	—
Contributions to American Casino	—	—	—	—	598
Debt:
Repayment of credit facilities	—	—	—	(2,904)	(5,000)
Proceeds from credit facility	—	—	—	7,780	17,220
Proceeds from Senior Notes Payable	474,000	215,000	557,594	—	—
Decrease in due to affiliates	(683)	—	(24,925)	—	—
Proceeds from mortgages payable	—	—	10,000	20,000	12,700
Payments on mortgages payable	—	—	—	(3,837)	(462)
Periodic principal payments	(1,598)	(3,721)	(14,613)	(15,297)	(7,198)
Debt issuance costs	(8,334)	(7,515)	(18,111)	—	—
Other	—	—	—	—	242

Net cash provided by financing activities	463,385	203,764	514,829	5,742	18,100

Net increase (decrease) in cash and cash equivalents	481,156	38,192	264,546	424,829	(4,436)
Cash and cash equivalents, beginning of year	768,791	504,245	504,245	79,416	83,852

Cash and cash equivalents at end of year	$1,249,947	$542,437	$768,791	$504,245	$79,416

Supplemental information:
Cash payments for interest, net of amounts capitalized	$8,758	$4,442	$48,015	$65,253	$37,176

Supplemental schedule of noncash investing and financing activities:
Reclassification of real estate to operating lease	$3,068	$—	$—	$5,065	$13,403
Reclassification from hotel and resort operating properties	—	(6,395)	(6,428)	—	—
Reclassification of real estate from financing lease	(358)	—	(1,920)	(5,065)	(13,503)
Reclassification of real estate from operating lease	(411)	(14,353)	(38,452)	(126,263)	—
Reclassification of real estate to property held for sale	716	20,748	46,800	126,263	100
Decrease in other investments	—	—	—	(3,453)	—
Decrease in deferred income	—	—	—	2,565	—
Increase in real estate accounted for under the operating method	—	—	—	888	—
Reclassification from properties held for sale	(3,015)	—	—	—	—
Reclassification from marketable equity and debt securities	—	—	—	—	(20,494)
Reclassification from receivable and other assets	—	—	—	(1,631)
Reclassification to other investments	—	—	—	1,631	20,494

	$—	$—	$—	$—	$—

Net unrealized (losses) gains on securities available for sale	$(2,394)	$2,378	$33	$9,174	$(242)

Increase in equity and debt securities	$805	$300	$1,740	$1,200	$2,890

Contribution of note from NEG Holding LLC	—	—	$—	$10,940	$—

Change in tax asset related to acquisition	—	—	$2,490	$—	$—

Change in deferred tax asset valuation allowance related to book-tax differences existing at time of bankruptcy	—	—	$—	$47,105	$—

See notes to supplemental consolidated financial statements.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 (UNAUDITED) AND DECEMBER 31, 2004, 2003 AND 2002

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
      American Real Estate Holdings Limited Partnership (“AREH” or the “Company”) is engaged in the following operating businesses: (1) rental real estate; (2) hotel, casino and resort operations; (3) land, house and condominium development, (4) participation and management of oil and gas operating properties; and (5) investment in securities, including investment in other entities and marketable equity and debt securities.
      As a result of the Company’s expansion into non-real estate businesses, the Company has changed the presentation of its 2005 and 2004 Consolidated Balance Sheets to a classified basis. The 2003 Consolidated Balance Sheet has been reclassified to conform to the 2005 and 2004 presentation.
      AREH is a limited partnership formed in Delaware on February 17, 1987. American Real Estate Partners, L.P. (“AREP” or the “Limited Partner”) is a master limited partnership formed in Delaware on February 17, 1987. AREP owns a 99% limited partner interest in the Company. American Property Investors, Inc. (the “General Partner”) owns a 1% general partner interest in both AREH and AREP representing an aggregate 1.99% general partner interest in the Company and AREP. The General Partner is owned and controlled by Mr. Carl C. Icahn.
      On July 1, 1987, the Company, in connection with an exchange offer (the “Exchange”), entered into merger agreements with AREP and each of thirteen separate limited partnerships (collectively, the “Predecessor Partnerships”), pursuant to which the Company acquired all the assets, subject to the liabilities of the Predecessor Partnerships. By virtue of the Exchange, the Company owns the assets, subject to the liabilities, of the Predecessor Partnerships.
      On August 16, 1996, the Company amended its Partnership Agreement to permit non-real estate related acquisitions and investments to enhance unitholder value and further diversify its assets. Under the Amendment, investments may include equity and debt securities of domestic and foreign issuers. The portion of the Company’s assets invested in any one type of security or any single issuer are not limited.
      The Company will conduct its activities in such a manner so as not to be deemed an investment company under the Investment Company Act of 1940 (the “1940 Act”). Generally, this means that no more than 40% of the Company’s total assets will be invested in investment securities, as such term is defined in the 1940 Act. In addition, the Company does not intend to invest in securities as its primary business and will structure its investments to continue to be taxed as a partnership rather than as a corporation under the applicable publicly traded partnership rules of the Internal Revenue Code.
      TransTexas Acquisition — On April 6, 2005, AREP Oil and Gas LLC, a wholly-owned subsidiary of the Company, acquired TransTexas Gas Corporation (“TransTexas”) from an entity affiliated with Mr. Icahn for $180.0 million in cash. TransTexas is considered a company under common control. Accordingly, the accompanying supplemental consolidated financial statements and footnotes include the assets and operations of TransTexas during the period of common control, commencing September 1, 2003. For the three months ended March 31, 2005 (unaudited), the year ended December 31, 2004 and the 4 months ended December 31, 2003 TransTexas’ revenue (in thousands) was approximately $15,457, $59,056 and $21,058, respectively. For the three months ended March 31, 2005 (unaudited), the year ended December 31, 2004 and the 4 months ended December 31, 2003 TransTexas’ net (loss) income was approximately ($5,325), $3,095 and $6,880, respectively. Earnings (loss) prior to the acquisition have been allocated to the partner’s equity accounts in accordance with these partnership interests. (See notes 3 and 14.)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      Principles of Consolidations — The consolidated financial statements include the accounts of AREH and its majority-owned subsidiaries in which control can be exercised. The Company is considered to have control if it has a direct or indirect ability to make decisions about an entity’s activities through voting or similar

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
rights. The Company uses the guidance set forth in AICPA Statement of Position No. 78-9, Accounting for Investments in Real Estate Ventures, with respect to its investments in partnerships and limited liability companies. In addition, the Company uses the guidance of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, or FIN 46R, whereby an interest in a variable interest entity where the Company is deemed to be the primary beneficiary would be consolidated. The Company is not deemed to be the primary beneficiary, as defined, with respect to National Energy Group, Inc.’s (“NEG”) investment in NEG Holding, LLC (“Holding LLC”). The Company accounts for its residual equity investment in Holding LLC in accordance with APB 18 (see Note 14). All material intercompany balances and transactions are eliminated.
      Investments in affiliated companies determined to be voting interest entities in which AREH owns between 20% and 50%, and therefore exercises significant influence, but which it does not control, are accounted for using the equity method. The Company accounts for its 36% interest in GB Holdings on the equity basis.
      In accordance with generally accepted accounting principles, assets transferred between entities under common control are accounted for at historical costs similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to the acquisition are restated on a combined basis.
      All adjustments which, in the opinion of management, are necessary to fairly present the results for the interim period have been made.
      Cash and Cash Equivalents — The Company considers short-term investments, which are highly liquid with original maturities of three months or less at date of purchase, to be cash equivalents. Included in cash and cash equivalents at March 31, 2005, unaudited, December 31, 2004 and 2003 are investments in government-backed securities of approximately $1,105,289,000, $658,534,000 and $378,000,000, respectively.
      Restricted Cash — Restricted cash consists of funds held by third parties in connection with tax free property exchanges pursuant to Internal Revenue Code Section 1031.
      Marketable Equity and Debt Securities, Investment in U.S. Government and Agency Obligations and Other Investments — Investments in equity and debt securities are classified as either trading, held-to-maturity or available for sale for accounting purposes. Trading securities are valued at quoted market value at each balance sheet date with the unrealized gains or losses reflected in the Consolidated Statements of Earnings. Investments in U.S. Government and Agency Obligations are classified as available for sale. Available for sale securities are carried at fair value on the balance sheet of the Company. Unrealized holding gains and losses are excluded from earnings and reported as a separate component of Partners’ Equity and when sold are reclassified out of Partners’ Equity based on specific identification. Held-to-maturity securities are recorded at amortized cost.
      A decline in the market value of any held-to-maturity or available for sale security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Dividend income is recorded when declared and interest income is recognized when earned.

Oil and Natural Gas Properties
      The Company utilizes the full cost method of accounting for its crude oil and natural gas properties. Under the full cost method, all productive and nonproductive costs incurred in connection with the acquisition, exploration and development of crude oil and natural gas reserves are capitalized and amortized on the units-of-production method based upon total proved reserves. The costs of unproven properties are excluded from the amortization calculation until the individual properties are evaluated and a determination is made as to whether reserves exist. Conveyances of properties, including gains or losses on abandonments of properties, are treated as adjustments to the cost of crude oil and natural gas properties, with no gain or loss recognized.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Under the full cost method, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% per year (the ceiling limitation). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, abandonment costs, and certain production related and ad-valorem taxes are deducted. In calculating future net revenues, prices and costs in effect a the time of the calculation are held constant indefinitely, except for changes, which are fixed and determinable be existing contracts. The net book value is compared to the ceiling limitation on a quarterly basis.
      The Company has not capitalized internal costs or interest with respect to its oil and gas activities.
      The Company is subject to extensive federal, state, and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environment effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.
      The Company’s operations are subject to all of the risks inherent in oil and natural gas exploration, drilling, and production. These hazards can result in substantial losses to the Company due to personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage, or suspension of operations. The Company maintains insurance of various types customary in the industry to cover its operations and believes it is insured prudently against certain of these risks. In addition, the Company maintains operator’s extra expense coverage that provides coverage for the care, custody and controls of wells drilled by the Company. The Company’s insurance does not cover every potential risk associated with the drilling and production of oil and natural gas. As a prudent operator, the Company does maintain levels of insurance customary in the industry to limit its financial exposure in the event of a substantial environmental claim resulting from sudden and accidental discharges. However, 100% coverage is not maintained. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on the Company’s financial condition and results of operations. Moreover, no assurance can be given that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable. The Company believes that it operates in compliance with government regulations and in accordance with safety standards which meet or exceed industry standards.

Other investments.
      a. The Company accounts for secured bank debt acquired at a discount for which the Company believes it is not probable that the undiscounted future cash collection will be sufficient to recover the face amount of the loan and constructive interest utilizing the cost recovery method in accordance with Practice Bulletin 6, “Amortization of Discounts on Certain Acquired Loans.” For secured bank debt acquired at a discount where recovery is probable, the Company amortizes the discount on the loan over the period in which the payments are probable of collection, only if the amounts are reasonably estimable and the ultimate collectibility of the acquisition amount of the loan and the discount is probable. The Company evaluates collectibility for every loan at each balance sheet date.
      SOP 03-03, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer,” which is effective for fiscal years beginning after December 15, 2004, limits the yield that may be accreted to the excess of the Company’s estimate of undiscounted cash flows expected to be collected over the Company’s initial investment in a loan. The Company does not expect that the adoption of this SOP will have a significant impact on its financial statements.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      b. The Company has generally not recognized any profit in connection with the property sales in which certain purchase money mortgages receivable were taken back. Such profits are being deferred and will be recognized when the principal balances on the purchase money mortgages are received.
      c. The Company has provided development financing for certain real estate projects. The security for these loans is either a second mortgage or a pledge of the developers’ ownership interest in the properties. Such loans are subordinate to construction financing and are generally referred to as mezzanine loans. Generally, interest is not paid periodically but is due at maturity or earlier from unit sales or refinancing proceeds. The Company defers recognition of interest income on mezzanine loans pending receipt of all principal payments.
      Income Taxes — No provision has been made for federal, state or local income taxes on the results of operations generated by partnership activities, as such taxes are the responsibility of the partners. American Entertainment Properties Corp., the parent of American Casino & Entertainment Properties LLC (“American Casino”), TransTexas and NEG, the Company’s corporate subsidiaries, account for their income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
      For income tax purposes, the taxable income or loss of TransTexas and its subsidiaries is included in the consolidated income tax return of the Starfire Holding Corp. (“Starfire”) controlled group. TransTexas and its subsidiaries entered into a tax allocation agreement with Starfire that provides for payments of tax liabilities to Starfire, calculated as if TransTexas and its subsidiaries filed a consolidated income tax return separate from the Starfire controlled group. Additionally, the agreement provides for payments from Starfire to TransTexas and its subsidiaries for any previously paid tax liabilities that are reduced as a result of subsequent determinations by any governmental authority, or as a result of any tax losses or credits that are allowed to be carried back to prior years.
      Leases — The Company leases to others substantially all its real property under long-term net leases and accounts for these leases in accordance with the provisions of Financial Accounting Standards Board Statement No. 13, “Accounting for Leases,” as amended. This Statement sets forth specific criteria for determining whether a lease is to be accounted for as a financing lease or an operating lease.
      a. Financing Method-Under this method, minimum lease payments to be received plus the estimated value of the property at the end of the lease are considered the gross investment in the lease. Unearned income, representing the difference between gross investment and actual cost of the leased property, is amortized to income over the lease term so as to produce a constant periodic rate of return on the net investment in the lease.
      b. Operating Method-Under this method, revenue is recognized as rentals become due and expenses (including depreciation) are charged to operations as incurred.
      Properties — Properties held for investment, other than those accounted for under the financing method, are carried at cost less accumulated depreciation unless declines in the values of the properties are considered other than temporary, at which time the property is written down to net realizable value. A property is classified as held for sale at the time management determines that the criteria in SFAS 144 have been met. Properties held for sale are carried at the lower of cost or net realizable value. Such properties are no longer depreciated and their operations are included in discontinued operations. As a result of the reclassification of certain real estate to properties held for sale during the three months ended March 31, 2005 (unaudited), income and expenses of such properties are reclassified to discontinued operations for all prior periods. If

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
management determines that a property classified as held for sale no longer meets the criteria in SFAS 144, the property is reclassified as held for use.
      Depreciation — Depreciation is principally computed using the straight-line method over the estimated useful life of the particular property or property components, which range from 3 to 45 years.
      Use of Estimates — Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates. The more significant estimates include the valuation of (1) long-lived assets, (2) mortgages and notes receivable, (3) marketable equity and debt securities and other investments, (4) costs to complete for land, house and condominium developments, (5) gaming-related liability and loyalty programs and (6) deferred tax assets.

Revenue and Expense Recognition-
      1. Revenue from real estate sales and related costs are recognized at the time of closing primarily by specific identification. The Company follows the guidelines for profit recognition set forth by Financial Accounting Standards Board (FASB) Statement No. 66, “Accounting for Sales of Real Estate.”
      2. Casino revenues and promotional allowances — The Company recognizes revenues in accordance with industry practice. Casino revenue is the net win from gaming activities (the difference between gaming wins and losses). Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Revenues include the retail value of rooms, food and beverage and other items that are provided to customers on a complimentary basis. A corresponding amount is deducted as promotional allowances. Hotel and restaurant revenue is recognized when services are performed. The cost of such complimentaries is included in “Hotel and casino operating expenses.”
      The Company also rewards customers, through the use of loyalty programs with points based on amounts wagered, that can be redeemed for a specified period of time for cash. The Company deducts the cash incentive amounts from casino revenue.
      3. Sales, advertising and promotion — These costs are expensed as incurred and were approximately $6.9 million, $6.3 million, $28.8 million, $22.9 million and $18.1 million for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively.
          Natural Gas Production Imbalances
      The Company accounts for natural gas production imbalances using the sales method, whereby the Company recognized revenue on all natural gas sold to its customers notwithstanding the fact its ownership may be less than 100% of the natural gas sold. Liabilities are recorded by the Company for imbalances greater than the Company’s proportionate share of remaining natural gas reserves. The Company had no gas balancing liabilities as of March 31, 2005 (unaudited), December 31, 2004 and 2003.
          Hedging Agreements
      From time to time, the Company enters into commodity price swap agreements (the Hedge Agreements) to reduce its exposure to price risk in the spot market for natural gas and oil. The Company follows Statement of Financial Accounting Standards No. 133 (SFAS 133), Accounting for Derivative Instruments and Hedging Activities, which was amended by Statement of Financial Accounting Standards No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. These pronouncements established accounting and reporting standards for derivative instruments and for hedging activities, which generally require recognition of all derivatives as either assets or liabilities in the balance sheet at their fair

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
value. The accounting for changes in fair value depends on the intended use of the derivative and its resulting designation.
      The following is a summary of natural gas and oil contracts entered into with Shell Trading (US) Company as of March 31, 2005 (unaudited).

			Fixed
Type contract	Production Month	Volume per month	price	Floor	Ceiling

Fixed price	April-June 2004	300,000 MMBTU	$5.44	—	—
Fixed price	July-Sept 2004	300,000 MMUTU	$5.34	—	—
No cost collars	Oct-Dec 2004	300,000 MMBTU	—	$5.25	$5.50
No cost collars	Jan-Dec 2004	25,000 Bbls	—	$28.72	$31.90
No cost collars	Jan-Dec 2005	15,000 Bbls	—	$42.50	$46.50
No cost collars	Jan-Dec 2005	400,000 MMBTU	—	$6.00	$8.35
No cost collars	March-Dec 2005	9,000 Bbls	—	$44.50	$48.00
No cost collars	March-Dec 2005	210,000 MMBTU	—	$6.05	$7.30
No cost collars	Jan-Dec 2006	14,000 Bbls	—	$41.65	$45.25
No cost collars	Jan-Dec 2006	430,000 MMBTU	—	$6.00	$7.25
      The Company has elected not to designate these instruments as hedges for accounting purposes, accordingly both realized and unrealized gains and losses are included in oil and natural gas sales. The following summarizes the Company’s realized and unrealized gains and losses.

	March 31,	December 31,
	2005	2004

Realized (cash payments)	$232,695	$3,906,325
Valuation loss	9,812,799	1,658,809

	$10,045,494	$5,565,134

      A liability of $11,471,607, $1,658,808 and $0 was recorded at March 31, 2005 (unaudited), December 31, 2004 and 2003, respectively, representing the market value of the Company’s derivatives.
          Accounting for Asset Retirement Obligations
      The Company accounts for its asset retirement obligations under Statement of Financial Accounting Standards No. 143 (SFAS 143), Accounting for Asset Retirement Obligations. SFAS 143 provides accounting requirements for costs associated with legal obligations to retire tangible, long-lived assets. Under SFAS 143, an asset retirement obligation is needed at fair value in the period in which it is incurred by increasing the carrying amount for the related long-lived asset. In each subsequent period, the liability is accreted to its present value and the capitalized cost is depreciated over the useful life of the related asset.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The Company’s asset retirement obligation represents expected future costs to plug and abandon its wells, dismantle facilities, and reclamate sites at the end of the related assets’ useful lives. The following information reflects activity related to the Company’s asset retirement obligation for the three months ended March 31, 2005 (unaudited) and the years ended December 31, 2004 and 2003 (in thousands):

	2005	2004	2003

Balance, beginning of period	$3,930	$3,477	$3,375
Accretion expense	69	332	96
Additions	—	121	6

Balance, end of period	$3,999	$3,930	$3,477

      Land and Construction-in-Progress — These costs are stated at the lower of cost or net realizable value. Interest is capitalized on expenditures for long-term projects until a salable condition is reached. The capitalization rate is based on the interest rate on specific borrowings to fund the projects.
      Investment in NEG Holding LLC — Due to the substantial uncertainty that the Company will receive any distribution above the priority and guaranteed payment amounts, the Company accounts for its investment in Holding LLC as a preferred investment whereby guaranteed payment amounts received and receipts of the priority distribution amount are recorded as reductions in the investment and income is recognized from accretion of the investment up to the priority distribution amount, including the guaranteed payments (based on the interest method). See Note 14. Following receipt of the guaranteed payments and priority distributions, the residual interest in the investment will be valued at zero.
      The Company periodically evaluates the carrying amount of its investment in Holding LLC to determine whether current events or circumstances warrant adjustments to the carrying value and/or revisions to accretion of income. The Company currently believes that no such impairment has occurred and that no revision to the accretion of income is warranted.
      Accounting for Impairment of a Loan — If it is probable that, based upon current information, the Company will be unable to collect all amounts due according to the contractual terms of a loan agreement, the Company considers the asset to be “impaired.” Reserves are established against impaired loans in amounts equal to the difference between the recorded investment in the asset and either the present value of the cash flows expected to be received, or the fair value of the underlying collateral if foreclosure is deemed probable or if the loan is considered collateral dependent.
      Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of — Long-lived assets held and used by the Company and long-lived assets to be disposed of, are reviewed for impairment whenever events or changes in circumstances, such as vacancies and rejected leases, indicate that the carrying amount of an asset may not be recoverable.
      In performing the review for recoverability, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset an impairment loss is recognized. Measurement of an impairment loss for long-lived assets that the Company expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Recently Issued Pronouncements
      On September 28, 2004, the SEC released Staff Accounting Bulletin (“SAB”) 106 regarding the application of SFAS 143, “Accounting for Asset Retirement Obligations (“AROs”),” by oil and gas

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
producing companies following the full cost accounting method. Pursuant to SAB 106, oil and gas producing companies that have adopted SFAS 143 should exclude the future cash outflows associated with settling AROs (ARO liabilities) from the computation of the present value of estimated future net revenues for the purposes of the full cost ceiling calculation. In addition, estimated dismantlement and abandonment costs, net of estimated salvage values, that have been capitalized (ARO assets) should be included in the amortization base for computing depreciation, depletion and amortization expense. Disclosures are required to include discussion of how a company’s ceiling test and depreciation, depletion and amortization calculations are impacted by the adoption of SFAS 143. SAB 106 is effective prospectively as of the beginning of the first fiscal quarter beginning after October 4, 2004. The adoption of SAB 106 is not expected to have a material impact on either the ceiling test calculation or depreciation, depletion and amortization.

3.	RELATED PARTY TRANSACTIONS
      a. On April 6, 2005, AREP Oil and Gas LLC, a wholly owned subsidiary of the Company, acquired TransTexas from an entity affiliated with Mr. Icahn, for $180.0 million in cash. Mr. Icahn is Chairman of the Board of American Property Investors, Inc. The terms of the transaction were approved by the Audit Committee of the Board of Directors of the General Partner (“Audit Committee”) which was advised by its independent financial advisor and by its counsel. (See Note 14).
      b. On May 26, 2004, American Casino acquired two Las Vegas casino/hotels, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder from Mr. Icahn and an entity affiliated with Mr. Icahn, for aggregate consideration of $125.9 million. Mr. Icahn is Chairman of the Board of the General Partner. The terms of the transactions were approved by the Audit Committee of the Board of Directors of the General Partner (“Audit Committee”) which was advised by its independent financial advisor and by counsel. (See Note 9).
      c. At December 31, 2002, the Company had a $250 million note receivable from Mr. Icahn, Chairman of the General Partner, which was repaid in October 2003. Interest income of approximately $7.9 million and $9.9 million was earned on this loan in the years ended December 31, 2003 and 2002, respectively, and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Consolidated Statements of Earnings.
      d. In 1997, the Company entered into a license agreement for a portion of office space from an affiliate. The license agreement dated as of February 1, 1997 expired May 22, 2004 and has been extended on a month to month basis. Pursuant to the license agreement, the Company has the non-exclusive use of approximately 2,275 square feet and common space for which it paid $11,185 plus 10.77% of additional rent. In the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, the Company paid such affiliate approximately $39,000, $39,000, $162,000, $159,000 and $153,000 respectively, in connection with this licensing agreement. The terms of such sublease were reviewed and approved by the Audit Committee. If the Company must vacate the space, it believes there will be adequate alternative space available.
      e. American Casino billed the Sands Hotel and Casino (the “Sands”) approximately $136,000, $50,000, $387,500, $191,000 and $27,900, respectively, for administrative services performed by Stratosphere personnel during the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002.
      f. NEG received management fees from affiliates of approximately $3.3 million, $2.6 million, $6.9 million, $6.6 million and $7.6 million in the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively.
      g. For the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002 the Company paid approximately $228,000, $61,000, $325,000, $273,000 and $160,900 respectively, to an affiliate of the General Partner for telecommunication services, XO Communications, Inc.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      h. See Note 14c. and 12b. regarding the purchase of TransTexas and Panaco debt, respectively, from Icahn affiliates.
      i. See Note 12a. regarding the purchase of Atlantic Holdings Notes from Icahn affiliates.
      j. See Notes 17 and 19 regarding additional related party obligations.
      k. See Note 26 regarding subsequent events.

4.	INVESTMENT IN U.S. GOVERNMENT AND AGENCY OBLIGATIONS
      The Company has investments in U.S. Government and Agency Obligations whose maturities range from January 2005 to December 2008 as follows (in $ millions):

			December 31,

	March 31, 2005		2004		2003

	Cost	Carrying	Cost	Carrying	Cost	Carrying
	Basis	Value	Basis	Value	Basis	Value

	(Unaudited)
Available for Sale:
Matures in:
less than 1 year	$68.9	$68.9	$96.8	$96.8	$52.8	$52.6
2-5 years	5.6	5.5	5.6	5.5	9.0	9.0

	$74.5	$74.4	$102.4	$102.3	$61.8	$61.6

5.	MARKETABLE EQUITY AND DEBT SECURITIES (IN $ MILLIONS)

			December 31,

	March 31, 2005		2004		2003

	Cost	Carrying	Cost	Carrying	Cost	Carrying
	Basis	Value	Basis	Value	Basis	Value

Available for Sale:
Philip Service Corporation(a):
Equity	$—	$—	$—	$—	$—	$—
Corporate bonds(b)	—	—	—	—	45.1	51.6
Other	72.4	68.5	2.2	2.2	1.3	4.2

Total	$72.4	$68.5	$2.2	$2.2	$46.4	$55.8

      a. At December 31, 2002, the Company owned the following approximate interests in Philip Service Corporation (“Philip”): (1) 1.8 million common shares, (2) $14.2 million in secured term debt, and (3) $10.9 million in accreted secured convertible payment-in-kind debt. The Company had an approximate 7% equity interest in Philip and an Icahn affiliate had an approximate 38% equity interest. Icahn affiliates also owned term and payment-in-kind debt.
      The market value of Philip’s common stock declined steadily since it was acquired by the Company. In 2002, based on a review of Philip’s financial statements, management of the Company deemed the decrease in value to be other than temporary. As a result, the Company wrote down its investment in Philip’s common stock by charges to earnings of $8,476,000 and charges to other comprehensive income (“OCI”) of $761,000 in the year ended December 31, 2002. This investment had been previously written down by approximately $6.8 million in charges to earnings. The Company’s adjusted carrying value of Philip’s common stock was approximately $200,000 at December 31, 2002.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In June 2003, Philip announced that it and most of its wholly owned U.S. subsidiaries filed voluntary petitions under Chapter 11 of the Federal Bankruptcy Code.
      In the year ended December 31, 2003, management of the Company determined that it was appropriate to write-off the balance of its investment in the Philip’s common stock by a charge to earnings of approximately $961,000; of this amount $761,000 was previously charged to other comprehensive income in 2002, which was reversed in 2003, and included in the $961,000 charge to earnings.
      Approximately $6.6 million of charges to OCI were reversed and the investments were reclassified at their original cost to “Other investments” at December 31, 2002. These adjustments had no effect on the Company’s reported earnings for the year ended December 31, 2002.
      In 2003, the cost basis of the debt was approximately $22.1 million. As previously mentioned, Philip filed for bankruptcy protection in June 2003. Management of the Company reviewed Philip’s financial statements, bankruptcy documents and the prices of recent purchases and sales of the debt and determined this investment to be impaired. Based upon this review, management concluded the fair value of the debt to be approximately $3.3 million; therefore, the Company recorded a write-down of approximately $18.8 million by a charge to earnings which was included in “Write-down of marketable equity and debt securities and other investments” in the Consolidated Statements of Earnings in the year ended December 31, 2003. In December 2003, the Company sold two-thirds of its term and paid-in-kind (“PIK”) debt with a basis of $2.2 million for $2.6 million, generating a gain of $0.4 million.
      Philip emerged from bankruptcy on December 31, 2003 as a private company controlled by an Icahn affiliate. The Company’s remaining interest in the debt was delivered and exchanged for approximately 443,000 common shares representing a 4.4% equity interest in the new Philip, valued at the carrying value of the debt at December 31, 2004 of $0.7 million.
      b. In December 2003, the Company acquired approximately $86.9 million principal amount of corporate bonds for approximately $45.1 million. These bonds were classified as available for sale securities. Available for sale securities are carried at fair value on the balance sheet. Unrealized holding gains and losses are excluded from earnings and reported as a separate component of Partners’ Equity. At December 31, 2003, the carrying value of the bonds was approximately $51.6 million and accumulated other comprehensive income (“OCI”) was approximately $6.5 million. This OCI was reversed in the year ended December 31, 2004, upon the sale of the corporate bonds. In the year ended December 31, 2004, the Company sold the debt securities for approximately $82.3 million, recognizing a gain of $37.2 million.
      c. In the three months ended March 31, 2005 (unaudited), the Company purchased approximately $66.5 million of equity securities. Such securities are treated as available for sale. In the three months ended March 31, 2005 (unaudited), the Company recorded in Partners’ Equity approximately $2.4 million of unrealized losses on such securities.

6.	DUE FROM BROKERS
      In November and December 2004 and during the first quarter of 2005, the Company sold short certain equity securities which resulted in the following (in $000’s):

a. $147,223 at March 31, 2005 (unaudited) and $123,001 at December 31, 2004 — Due From Brokers — Net proceeds from short sales of equity securities and cash collateral held by brokerage institutions against our short sales.

b. $83,750 at March 31, 2005 (unaudited) and $90,674 at December 31, 2004 — Securities Sold Not Yet Purchased — Our obligation to cover the short sales of equity securities described above. The Company recorded unrealized losses on securities sold short of $23.6 million in the year ended December 31, 2004 reflecting an increase in price in the securities sold short. This amount has been

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recorded in the consolidated statements of earnings for the year then ended in the respective caption. The Company recorded unrealized gains on securities sold short of $21.7 million in the three months ended March 31, 2005 (unaudited) reflecting a decrease in price of the securities sold short. This amount has been recorded in the consolidated statements of earnings for the three months ended March 31, 2005 in the respective caption.

7.	OTHER INVESTMENTS (in $000’s)

		Balance at
		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Peninsula/ Hampton & Alex Hotel (a) and (b)	$—	$—	$42,030
WestPoint Stevens (c)	205,850	205,850	—
Union Power Partners L.P. and Panda Gila River L.P. (d)	37,973	39,316	—
Other	779	782	8,298

	$244,602	$245,948	$50,328

      a. On November 30, 2000, the Company entered into a mezzanine loan agreement to fund $23 million in two tranches to an unaffiliated borrower. The funds were to be used for certain initial development costs associated with a 65-unit condominium property located at 931 1st Avenue in New York City. The first tranche of $10 million was funded on November 30, 2000 and provided for interest accruing at a rate of 25% per annum, with principal and interest due at maturity, May 29, 2003. Also, in November 2000, approximately $3.7 million of the second tranche of the loan was funded. The balance of approximately $9.3 million was funded in installments during 2001. The second tranche provided for interest accruing at a rate of 21.5% per annum, with principal and interest due at maturity, November 29, 2002. The loans were payable at any time from the proceeds of unit sales, after satisfaction of senior debt of approximately $45 million. The loans were secured by the pledge of membership interests in the entity that owns the real estate. In May 2002, the Company received approximately $31.3 million for prepayment of the mezzanine loans. The balance of the prepayment of $8.3 million represented accrued interest ($7.9 million) and exit fees ($0.4 million), which amounts were recognized as “Interest income on U.S. Government and Agency obligations and other investments” and “Dividend and other income” respectively, in the Consolidated Statements of Earnings for the year ended December 31, 2002.
      b. At December 31, 2002, the Company had funded two mezzanine loans for approximately $23.2 million and had commitments to fund, under certain conditions, additional advances of approximately $5 million. Both loans had an interest rate of 22% per annum compounded monthly. The Peninsula loan, for a Florida condominium development, which had a term of 24 months from the date of funding, February 2002, was repaid in full in 2003. Approximately $6.8 million of interest income was recorded and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Consolidated Statements of Earnings for the year ended December 31, 2003. The Alex Hotel loan, for a New York City hotel with approximately 200 rooms, had a term of 36 months from the closing date, April 2002. At December 31, 2003, accrued interest of approximately $4.4 million had been deferred for financial statement purposes pending receipt of principal and interest payments in connection with this loan. Origination fees of $3.0 million have been received in connection with one of the mezzanine loans and approximately $1.5 million and $1.1 million has been recognized in “Dividend and other income” in the Consolidated Statements of Earnings in the years ended December 31, 2003 and 2002 respectively. In February 2003, the Company funded the Hampton mezzanine loan for approximately $30 million on a Florida condominium development. The loan was due in 18 months with one six month extension and had an interest rate of 22% per annum compounded monthly. At December 31, 2003, accrued interest of approximately $6.7 million had been

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
deferred for financial statement purposes pending receipt of principal and interest payments in connection with this loan. On April 30, 2004, the Company received approximately $16.7 million for the prepayment of the Alex Hotel loan. The principal amount of the loan was $11 million. The prepayment included approximately $5.7 million of accrued interest, which was recognized as interest income in the year ended December 31, 2004.
      c. In 2004, the Company purchased approximately $278.1 million principal amount of secured bank debt of WestPoint Stevens, a company currently operating as a debtor in possession under Chapter 11 of the U.S. Bankruptcy Code, for a purchase price of approximately $205.8 million. Approximately $193.6 million principal amount is secured by a first priority lien of certain assets of WestPoint and approximately $84.5 million principal amount is secured by a second priority lien. Interest income totalled approximately $5.1 million and $7.2 million in the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004 and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Consolidated Statements of Earnings for the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004. Based on the latest available information, the Company has not accreted this debt and does not believe that an other than temporary impairment has been identified.
      d. In 2004, the Company purchased approximately $71.8 million of secured bank debt of Union Power Partners L.P. and Panda Gila River L.P. for a purchase price of approximately $39.3 million. No interest is currently being received on this debt. Based on the latest available information, the Company has not accreted this debt and does not believe that an other than temporary impairment has been identified.

8.	REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE FINANCING METHOD
      Real estate leased to others accounted for under the financing method is summarized as follows (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Minimum lease payments receivable	$87,846	$97,725	$161,785
Unguaranteed residual value	43,422	48,980	74,651

	131,268	146,705	236,436
Less unearned income	51,579	57,512	99,080

	79,689	89,193	137,356
Less current portion of lease amortization	3,740	3,912	5,738

	$75,949	$85,281	$131,618

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following is a summary of the anticipated future receipts of the minimum lease payments receivable at December 31, 2004 (in $000’s):

Year Ending December 31,	Amount

2005	$11,941
2006	11,746
2007	10,832
2008	9,476
2009	9,255
Thereafter	44,475

$97,725

      At December 31, 2004 and 2003, approximately $73,144,000 and $107,543,000, respectively, of the net investment in financing leases was pledged to collateralize the payment of nonrecourse mortgages payable.

9.	REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE OPERATING METHOD
      a. Real estate leased to others accounted for under the operating method is summarized as follows (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Land	$13,286	$13,666	$24,040
Commercial Buildings	52,672	45,972	83,252

	65,958	59,638	107,292
Less accumulated depreciation	14,831	10,520	30,849

	$51,127	$49,118	$76,443

      The following is a summary of the anticipated future receipts of minimum lease payments under non-cancelable leases at December 31, 2004 (in $000’s):

Year Ending December 31,	Amount

2005	$7,186
2006	6,232
2007	5,649
2008	5,383
2009	5,001
Thereafter	19,753

$49,204

      At December 31, 2004 and 2003, approximately $14,166,000 and $15,630,000, respectively, of net real estate leased to others was pledged to collateralize the payment of non-recourse mortgages payable.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      b. Property held for sale (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Leased to others	$40,035	$74,444	$146,416
Vacant	450	450	2,550

	40,485	74,894	148,966
Less accumulated depreciation	6,490	16,873	20,153

	$33,995	$58,021	$128,813

      At December 31, 2004 and 2003, approximately $34,881,000 and $105,984,000, respectively, of real estate held for sale was pledged to collateralize the payment of non-recourse mortgages payable.
      The following is a summary of income from discontinued operations (in $000’s) including the hotel resort properties described in Note 11:

	Three Months Ended
	March 31,		December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Rental income	$1,462	$5,871	$15,658	$23,093	$21,073
Hotel and resort operating income	709	1,064	3,868	6,128	5,676

	2,171	6,935	19,526	29,221	26,749

Mortgage interest expense	399	1,726	3,858	7,208	6,737
Depreciation and amortization	31	210	1,244	5,130	4,464
Property expenses	147	1,107	3,123	3,549	3,409
Hotel and resort operating expenses	637	674	3,801	5,681	5,202

	1,214	3,717	12,026	21,568	19,812

Income from discontinued operations	$957	$3,218	$7,500	$7,653	$6,937

10.	HOTEL AND CASINO OPERATING PROPERTIES
      In September 2000, Stratosphere’s Board of Directors approved a going private transaction proposed by the Company and an affiliate of Icahn. On February 1, 2001 the Company entered into a merger agreement with Stratosphere under which the Company would acquire the remaining shares of Stratosphere that it did not currently own. The Company owned approximately 51% of Stratosphere and Mr. Icahn owned approximately 38.6%. The Company, subject to certain conditions, agreed to pay approximately $44.3 million for the outstanding shares of Stratosphere not currently owned by it. Stratosphere stockholders not affiliated with Icahn would receive a cash price of $45.32 per share and Icahn related stockholders would receive a cash price of $44.33 per share. This transaction was completed in December 2002 after shareholders’ approval.
      The acquisition by the Company of the minority shares not owned by an Icahn affiliate has been accounted for as a purchase in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 141, “Business Combinations.” The acquisition by the Company of the common stock held by an Icahn affiliate has been recorded at historical cost. The excess of the affiliate’s historical cost over the amount of the cash disbursed, which amounted to $21,151,000, has been accounted for as an addition to the General Partner’s equity.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      On January 5, 2004, American Casino, an indirect wholly-owned subsidiary of the Company, entered into an agreement to acquire two Las Vegas casino/hotels, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder, from Carl C. Icahn and an entity affiliated with Mr. Icahn, for an aggregate consideration of $125.9 million. Upon obtaining all approvals necessary under gaming laws, the acquisition was completed on May 26, 2004. The terms of the transactions were approved by the Audit Committee, which was advised by its independent financial advisor and by counsel. As previously contemplated, upon closing, the Company transferred 100% of the common stock of Stratosphere to American Casino. As a result, following the acquisition and contributions, American Casino owns and operates three gaming and entertainment properties in the Las Vegas metropolitan area. The Company consolidates American Casino and its subsidiaries in the Company’s financial statements. In accordance with generally accepted accounting principles, assets transferred between entities under common control are accounted for at historical costs similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to the acquisition are restated on a combined basis. The Company’s December 31, 2003 and 2002 consolidated financial statements have been restated to reflect the acquisition of Arizona Charlie’s Decatur and Arizona Charlie’s Boulder.
      Earnings, capital contributions and distributions of the two Arizona Charlie’s entities prior to the acquisition have been allocated to the General Partner. In accordance with the purchase agreement, prior to the acquisition, capital contributions of $22.8 million were received from and capital distributions of $17.9 million were paid to affiliates of Mr. Icahn. The assets acquired and liabilities assumed in this acquisition have been accounted for at historical cost. A reduction of $125.9 million, reflecting the purchase price, has been made to the General Partner’s equity in May 2004.
      Also in January 2004, American Casino closed on its offering of Senior Secured Notes Due 2012. The Notes, in the aggregate principal amount of $215 million, bear interest at the rate of 7.85% per annum. The proceeds were held in escrow pending receipt of all approvals necessary under gaming laws and certain other conditions in connection with the acquisition of Arizona Charlie’s Decatur and Arizona Charlie’s Boulder. Upon satisfaction of all closing conditions on May 26, 2004, the proceeds of the offering were released from escrow. American Casino used the proceeds of the offering for the acquisition, to repay intercompany indebtedness and for distributions to the Company.
      American Casino’s operations for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002 have been included in “Hotel and casino operating income and expenses” in the Consolidated Statements of Earnings. Hotel and casino operating expenses include all expenses except for depreciation and amortization and income tax provision. Such expenses have been included in “Depreciation and amortization expense” and “Income tax expense” in the Consolidated Statements of Earnings. American Casino’s depreciation and amortization expense was $5.4 million, $5.9 million, $23.5 million, $20.2 million and $20.2 million for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively. American Casino’s income tax provision was $4.5 million, $4.4 million, $10.1 million and $4.9 million for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004 and 2002, respectively. American Casino recorded an income tax benefit of $1.8 million for the year ended December 31, 2003.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The amount of revenues and expenses attributable to casino, hotel and restaurants, respectively, is summarized as follows:

	Three Months Ended
	March 31,		Year Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)		(In $000’s)
Hotel and casino operating income:
Casino	$47,729	$42,592	$167,972	$147,888	$143,057
Hotel	15,793	13,888	54,653	47,259	44,263
Food and beverage	17,076	16,701	66,953	59,583	56,349
Tower, retail, and other income	8,206	7,976	33,778	30,336	28,247

Gross revenues	88,804	81,157	323,356	285,066	271,916
Less promotional allowances	(5,966)	(6,148)	(23,375)	(22,255)	(21,893)

Net revenues	$82,838	$75,009	$299,981	$262,811	$250,023

Hotel and casino operating expenses:
Casino	$15,900	$15,696	$61,985	$61,284	$59,879
Hotel	6,023	5,596	24,272	22,074	20,142
Food and beverage	12,376	11,620	48,495	44,990	43,393
Other operating expenses	3,619	3,151	14,131	13,524	14,505
Selling, general, and administrative	19,706	18,180	78,720	74,985	80,019

Total expenses	$57,624	$54,243	$227,603	$216,857	$217,938

      The ownership and operation of the Las Vegas casinos are subject to the Nevada Gaming Control Act and regulations promulgated thereunder, various local ordinances and regulations, and are subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board, and various other county and city regulatory agencies, including the City of Las Vegas.
      American Casino’s property and equipment consist of the following as of March 31, 2005 (unaudited) December 31, 2004 and 2003 (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Land and improvements, including land held for development	$47,274	$47,210	$47,041
Building and improvements	221,847	221,314	220,280
Furniture, fixtures and equipment	112,379	108,595	98,586
Construction in progress	7,577	7,348	7,224

	389,077	384,467	373,131
Less accumulated depreciation and amortization	100,187	95,107	74,428

	$288,890	$289,360	$298,703

      Included in property and equipment at March 31, 2005 (unaudited) and both December 31, 2004 and 2003 are assets recorded under capital leases of $3.6 million, $4.0 million and $4.0 million, respectively.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In connection with the purchase of the master lease from Strato-Retail, American Casino assumed lessor responsibilities for various non-cancelable operating leases for certain retail space. The future minimum lease payments to be received under these leases for years subsequent to December 31, 2004 are as follows:

(In $000’s)

Years ending December 31,
2005	$5,877
2006	4,778
2007	3,615
2008	2,177
2009	1,224
Thereafter	959

Total payments	$18,630

      The above minimum rental income does not include contingent retail income contained within certain retail operating leases. In addition, American Casino is reimbursed by lessees for certain operating expenses.

11.	HOTEL AND RESORT OPERATING PROPERTIES
      a. The Company owns a hotel and resort property that is part of a master planned community situated in the town of Mashpee, located on Cape Cod in Massachusetts. This property includes two golf courses, other recreational facilities, condominium and time share units and land for future development.
      Total initial costs of approximately $28 million were classified as follows: approximately $17.4 million as “Hotel and resort operating properties”, $8.9 million as “Land and construction-in-progress” and $1.7 million as “Receivables and other current assets” on the Consolidated Balance Sheet.
      Resort operations have been included in the “Hotel and resort operating income and expenses” in the Consolidated Statements of Earnings. Net hotel and resort operations for this property (“hotel and resort operating income” less “hotel and resort operating expenses”) resulted in income (loss) of approximately ($257,000), ($240,000), $2,243,000, $3,033,000 and $1,909,000 for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003, and 2002, respectively. Hotel and resort operating expenses include all expenses except for approximately $700,000, $600,000, $2,544,000, $2,451,000 and $1,833,000 for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002 of depreciation and amortization, respectively, which is included in such caption in the Consolidated Statements of Earnings.
      Resort operations are highly seasonal in nature with peak activity occurring from June to September.
      b. The Company owned a hotel located in Miami, Florida which had a carrying value of approximately $6.4 million at December 31, 2003, and was unencumbered by any mortgages. Approximately $1.3 million of capital improvements were completed in the year ended December 31, 2002.
      The Company had a management agreement for the operation of the hotel with a national management organization. As a result of the decision to sell the property in 2004, the operating results for the hotel have been reclassified to discontinued operations for all periods. Net hotel and resort operations (“hotel and resort operating revenues” less “hotel and resort operating expenses”) totaled approximately $306,000, $596,000 and $494,000 for the years ended December 31, 2004, 2003 and 2002, respectively and have been included in discontinued operations in the Consolidated Statements of Earnings. Depreciation expense of $0, $210,000 and $374,000 for the years ended December 31, 2004, 2003 and 2002, respectively, have been included in discontinued operations in the Consolidated Statements of Earnings.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In 2004, the Company sold the hotel located in Miami, Florida for a loss of approximately $0.9 million which included a license termination fee of approximately $0.7 million.
      c. During the three months ended March 31, 2005, the Company sold a golf resort in Tampa, Florida for $8.5 million resulting in a gain on sale of $5.7 million. Net hotel and resort operations for this property totalling approximately $41,000, $61,000, ($378,000), ($311,000) and ($156,000) for the three months ended March 31, 2005 and 2004, and the years ended December 31, 2004, 2003 and 2002, respectively, have been reclassified to discontinued operations.

12.	INVESTMENT IN DEBT SECURITIES OF AFFILIATES (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Atlantic Holdings/GB Holdings(a)	$60,650	$60,004	$24,696
Panaco(c)	36,643	38,000	—

	97,293	98,004	24,696
Less current portion	(5,429)	(5,429)	—

	$91,864	$92,575	$24,696

      a. In 1998 and 1999, the Company acquired an interest in the Sands, located in Atlantic City, New Jersey, by purchasing the principal amount of approximately $31.4 million of First Mortgage Notes (“Notes”) issued by GB Property Funding Corp. (“GB Property”). GB Property was organized as a special purpose entity for the borrowing of funds by Greate Bay Hotel and Casino, Inc. (“Greate Bay”). The purchase price for such notes was approximately $25.3 million. An affiliate of the General Partner also made an investment in the Notes of GB Property. A total of $185 million of such Notes were issued.
      Greate Bay owned and operated the Sands, a destination resort complex, located in Atlantic City, New Jersey. On January 5, 1998, GB Property and Greate Bay filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code to restructure its long term debt.
      In July 2000, the U.S. Bankruptcy Court ruled in favor of the reorganization plan proposed by affiliates of the General Partner which provided for an additional investment of $65 million by the Icahn affiliates in exchange for a 46% equity interest, with bondholders (which also includes the Icahn affiliates) to receive $110 million in new notes of GB Property First Mortgage (“GB Notes”) and a 54% equity interest. The plan, which became effective September 29, 2000, provided the Icahn affiliates with a controlling interest.
      As required by the New Jersey Casino Control Act (the “Casino Control Act”), the Partnership Agreement was amended to provide that securities of the Company are held subject to the condition that if a holder thereof is found to be disqualified by the Casino Control Commission, pursuant to the provisions of the Casino Control Act, such holder shall dispose of his interest in the Company in accordance with the Casino Control Act.
      At December 31, 2003, the Company owned approximately $26.9 million principal amount of GB Notes which were accounted for as held-to-maturity securities. These notes bore interest of 11% per annum and were due to mature in September 2005. The carrying value of these notes at December 31, 2003 was approximately $24.7 million.
      As part of the Atlantic Holdings Consent Solicitation and Offer to Exchange further described in Note 13, the Company tendered its GB Notes and received $26.9 million of 3% Notes due 2008 issued by Atlantic Coast Entertainment Holdings, Inc. (the “Atlantic Holdings Notes”).

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      On December 27, 2004, the Company purchased approximately $37.0 million principal amount of the Atlantic Holdings Notes from two Icahn affiliates for cash consideration of $36.0 million. As a result, the Company owns approximately 96.4% of the outstanding Atlantic Holdings Notes. The carrying value of the Atlantic Holdings Notes at March 31, 2005 (unaudited) and December 31, 2004 is approximately $60.7 million and $60 million, respectively. Interest income of approximately $0.5 million, $0.7 million, and $2.5 million in the three months ended March 31, 2005 and 2004 (unaudited) and the year ended December 31, 2004, respectively, and $2.9 million was recognized in each of the years ended December 31, 2003 and 2002.
      b. On December 6, 2004, the Company purchased all of the membership interests of Mid River LLC (“Mid River”) from Icahn affiliates for an aggregate purchase price of $38,125,999. The assets of Mid River consist of $38,000,000 principal amount of term loans of Panaco (the “Panaco Debt”). The purchase price included accrued but unpaid interest. The principal is payable in twenty-seven equal quarterly installments of the unpaid principal of $1,357,143 commencing on March 15, 2005, through and including September 15, 2011. Interest is payable quarterly at a rate per annum equal to the LIBOR daily floating rate plus four percent, which was 6.346% at December 31, 2004. Interest income of $400,822 and $155,991 was recognized in the three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004, respectively, and is included in “Interest income on U.S. Government and Agency obligations and other investments” in the Consolidated Statements of Earnings for the year then ended. See Note 29.

13.	EQUITY INTEREST IN GB HOLDINGS, INC.
      At December 31, 2003, the Company owned approximately 3.6 million shares, or 36.3%, of GB Holdings, Inc. (“GB Holdings”), the holding company for the Sands (See Note 12). The Company also owned approximately $26.9 million principal amount of GB Property First Mortgage Notes (“GB Notes”).
      On June 30, 2004, GB Holdings announced that its stockholders approved the transfer of the Sands to its wholly-owned subsidiary, Atlantic Holdings, in connection with the restructuring of its debt.
      On July 22, 2004, Atlantic Holdings announced that its Consent Solicitation and Offer to Exchange, in which it offered to exchange the Atlantic Holdings Notes for GB Notes, expired and approximately $66 million principal amount of the GB Notes (approximately 60% of the outstanding GB Notes) were tendered to Atlantic Holdings for exchange. On July 23, 2004, 10 million warrants were distributed, on a pro rata basis, to stockholders. The warrants, under certain conditions, will allow the holders to purchase common stock of Atlantic Holdings at a purchase price of $.01 per share, representing 27.5% of the outstanding common stock of Atlantic Holdings on a fully diluted basis. Mr. Icahn and his affiliated companies hold approximately 77.5% of the GB Holdings stock and held approximately 58.2% of the original debt, of which the Company owns approximately 36.3% of the common stock and held approximately 24.5% of the debt. This debt is included in “Investment in debt securities of Affiliates” in the consolidated balance sheets. The Company and Mr. Icahn tendered all of their GB Notes in the exchange. The Company received:

•	$26,914,500 principal amount of the Atlantic Holdings Notes;

•	$3,620,753 in cash representing accrued interest on the GB Notes and $100 per $1,000 in principal amount of the GB Notes; and

•	3,627,711 warrants, which under certain conditions will allow the Company to purchase approximately 998,000 shares of common stock at $.01 per share of Atlantic Holdings representing approximately 10% of the outstanding common stock of Atlantic Holdings, on a fully diluted basis.
      The Company reflects its equity interest in GB Holdings as “Equity interest in GB Holdings, Inc.” in the Consolidated Balance Sheets.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The Company owns warrants to purchase, upon the occurrence of certain events, approximately 10.0% of the fully diluted common stock of Atlantic Holdings. Atlantic Holdings owns 100% of ACE Gaming LLC, the owner and operator of the Sands. The Company has entered into an agreement, with affiliates of Mr. Icahn, to acquire an additional approximate 41.2% of the outstanding common stock of GB Holdings and warrants to purchase, upon the occurrence of certain events, an additional approximate 11.3% of the fully diluted common stock of Atlantic Holdings for an aggregate of $12.0 million of depositary units, plus an aggregate of up to $6.0 million of Depositary Units, if Atlantic Holdings meets certain earnings targets during 2005 and 2006. See Note 29 regarding the Company’s agreement to purchase an approximate 41.2% interest in GB Holdings from an affiliate of Mr. Icahn. Upon consummation of the purchase agreement, we will own approximately 77.5% of the outstanding GB Holdings common stock and warrants to purchase, upon the occurrence of certain events, approximately 21.3% of the fully diluted common stock of Atlantic Holdings.
      In the year ended December 31, 2004, the Company recorded an impairment loss of $15.6 million on its equity investment in GB Holdings. The purchase price pursuant to the agreement described above was less than our carrying value, approximately $26.2 million, for the approximately 36.3% of the outstanding GB Holdings common stock that the Company owns. In the March 31, 2005 (unaudited) Form 10-Q of GB Holdings, there was a working capital deficit of approximately $39 million and there was approximately $40 million of debt maturing in September 2005.

14.	NATIONAL ENERGY GROUP
      a. National Energy Group, Inc.
      In October 2003, pursuant to a Purchase Agreement dated as of May 16, 2003, the Company acquired certain debt and equity securities of NEG from entities affiliated with Mr. Icahn for an aggregate cash consideration of approximately $148.1 million plus approximately $6.7 million in cash of accrued interest on the debt securities. The agreement was reviewed and approved by the Audit Committee, which was advised by its independent financial advisor and legal counsel. The securities acquired were $148,637,000 in principal amount of outstanding 10 3/4% Senior Notes due 2006 of NEG and 5,584,044 shares of common stock of NEG. As a result of the foregoing transaction and the acquisition by the Company of additional securities of NEG prior to the closing, the Company beneficially owns in excess of 50% of the outstanding common stock of NEG.
      NEG owns a 50% interest in Holding LLC, the other 50% interest in Holding LLC is held by Gascon Partners (“Gascon”) an Icahn affiliate and managing member. Holding LLC owns NEG Operating LLC (“Operating LLC”) which owns operating oil and gas properties managed by NEG. Under the Holding LLC operating agreement, as of September 30, 2004, NEG is to receive guaranteed payments of approximately $39.9 million in addition to a priority distribution of approximately $148.6 million before the Icahn affiliate receives any monies. Due to the substantial uncertainty that NEG will receive any distribution above the priority and guaranteed payments amounts, NEG accounts for its investment in Holding LLC as a preferred investment.
      In connection with a credit facility obtained by Holding LLC, NEG and Gascon have pledged as security their respective interests in Holding LLC.
      b. Investment in NEG Holding LLC
      As explained below, NEG’s investment in Holding LLC is recorded as a preferred investment. The initial investment was recorded at historical carrying value of the net assets contributed with no gain or loss recognized on the transfer. The Company currently assesses its investment in Holding LLC through a cash flow analysis to determine if Holding LLC will have sufficient cash flows to fund the guaranteed payments and priority distribution. This analysis is done on a quarterly basis. Holding LLC is required to make SFAS 69 disclosures on an annual basis, which include preparation of reserve reports by independent engineers and cash

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
flow projections. These cash flow projections are the basis for the cash flow analysis. The Company follows the conceptual guidance of SFAS 144 “Accounting for the Impairment of Long-Lived Assets” in assessing any potential impairments in Holding LLC.
      Summarized financial information for Holding LLC is as follows (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Current assets	$30,991	$23,146	$33,415
Noncurrent assets(1)	251,438	237,127	190,389

Total assets	$282,429	$260,273	$223,804

Current liabilities	$35,699	$22,456	$14,253
Noncurrent liabilities	83,732	63,636	48,514

Total liabilities	119,431	86,092	62,767
Members’ equity	162,998	174,181	161,037

Total liabilities and members’ equity	$282,429	$260,273	$223,804

(1)	Primarily oil and gas properties

	Three Months Ended
	March 31,		December 31,

	2005	2004	2004	2003	2002

	(Unaudited)		(In $000’s)
Total revenues	$2,870	$25,569	$78,727	$77,606	$35,900
Costs and expenses	(13,137)	(11,044)	(47,313)	(46,766)	(32,064)

Operating income	(10,267)	14,525	31,414	30,840	3,836
Other income (expense)	(916)	(358)	(2,292)	30	10,090

Net income	$(11,183)	$14,167	$29,122	$30,870	$13,926

      In August 2000, pursuant to a plan of reorganization, Holding LLC was formed. Prior to September 2001, NEG owned and operated certain oil and gas properties. In September 2001, NEG contributed oil and natural gas properties in exchange for Holding LLC’s obligation to pay the Company the guaranteed payments and priority distributions. The Company also received a 50% membership interest in Holding LLC. Gascon also contributed oil and natural gas assets and cash in exchange for future payments and a 50% membership interest. The Holding LLC operating agreement requires the payment of guaranteed payments and priority distributions to NEG in order to pay interest on senior debt and the principal amount of the debt of $148.6 million in 2006. After the receipt by NEG of the guaranteed payments and priority distributions that total approximately $300 million, the agreement requires the distribution of an equal amount to Gascon. Holding LLC is contractually obligated to make the guaranteed payments and priority distributions to NEG and Gascon before any distributions can be made to the LLC interest.
      NEG originally recorded its investment in Holding LLC at the historical cost of the oil and gas properties contributed into the LLC. In evaluating the appropriate accounting to be applied to this investment, NEG anticipated it will collect the guaranteed payments and priority distributions through 2006. However, based on cash flow projections prepared by the management of Holding LLC and its reserve engineers, there is substantial uncertainty that there will be any residual value in Holding LLC subsequent to the payment of the amounts required to be paid to Gascon. Due to this uncertainty, NEG has been accreting its investment in

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Holding LLC, the value of its preferred interest at the implicit rate of interest up to the guaranteed payments and priority distributions collected through 2006, recognizing the accretion income in earnings. Accretion income is periodically adjusted for changes in the timing of cash flows, if necessary due to unscheduled cash distributions. Receipt of guaranteed payments and the priority distribution are recorded as reductions in the preferred investment in Holding LLC. The preferred investment in Holding LLC is evaluated quarterly for other than temporary impairment. The rights of NEG upon liquidation of Holding LLC are identical to those described above and the Company considered those rights in determining the appropriate presentation.
      Because of the continuing substantial uncertainty that there will be any residual value in Holding LLC after the guaranteed payments and priority distributions, no income other than the accretion is currently being given accounting recognition. NEG’s preferred investment will be reduced to zero upon collection of the priority distributions in 2006. After that date, NEG will continue to monitor payments made to Gascon and, at such time as it would appear that there is any residual value to NEG’s 50% interest in Holding LLC, it would receive accounting recognition. Throughout, and up to this point, NEG believes that the 50% interest in Holding LLC represents a residual interest that is currently valued at zero. The Company accounts for its residual equity investment in Holding LLC in accordance with APB 18.
      The following is a roll forward of the Investment in Holding LLC as of March 31, 2005 (unaudited), December 31, 2004 and 2003 (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Investment in Holding LLC at beginning of period	$87,800	$69,346	$108,880
Priority distribution from Holding LLC	—	—	(51,446)
Guaranteed payment from Holding LLC	—	(15,978)	(18,230)
Accretion of investment in Holding LLC	9,893	34,432	30,142

Investment in Holding LLC at end of period	$97,693	$87,800	$69,346

      The Holding LLC Operating Agreement requires that distributions shall be made to both NEG and Gascon as follows:

1. Guaranteed payments are to be paid to NEG, calculated on an annual interest rate of 10.75% on the outstanding priority distribution amount. The priority distribution amount includes all outstanding debt owed to entities owned or controlled by Carl C. Icahn, including the amount of NEG’s 10.75% Senior Notes. As of March 31, 2005 (unaudited) and December 31, 2004, the priority distribution amount was $148.6 million which equals the amount of NEG’s 10.75% Senior Notes due the Company. The guaranteed payments will be made on a semi-annual basis.

2. The priority distribution amount is to be paid to NEG. Such payment is to occur by November 6, 2006.

3. An amount equal to the priority distribution amount and all guaranteed payments paid to NEG, plus any additional capital contributions made by Gascon, less any distribution previously made by NEG to Gascon, is to be paid to Gascon.

4. An amount equal to the aggregate annual interest (calculated at prime plus 1/2% on the sum of the guaranteed payments), plus any unpaid interest for prior years (calculated at prime plus 1/2% on the sum of the guaranteed payments), less any distributions previously made by NEG to Gascon, is to be paid to Gascon.

5. After the above distributions have been made, any additional distributions will be made in accordance with the ratio of NEG’s and Gascon’s respective capital accounts.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In addition, the Holding LLC Operating Agreement contains a provision that allows Gascon at any time, in its sole discretion, to redeem the membership interest in Holding LLC at a price equal to the fair market value of such interest determined as if Holding LLC had sold all of its assets for fair market value and liquidated. Since all of the NEG’s operating assets and oil and natural gas properties have been contributed to Holding LLC, as noted above, following such a redemption, NEG’s principal assets would consist solely of its cash balances.
      c. TransTexas Gas Corporation
      1. On December 6, 2004, the Company purchased from affiliates of Mr. Icahn $27,500,000 aggregate principal amount, or 100%, of the outstanding term notes issued by TransTexas (the “TransTexas Notes”). The purchase price was $28,245,890, which equals the principal amount of the TransTexas Notes plus accrued but unpaid interest. The notes are payable annually in equal consecutive annual payments of $5,000,000, with the final installment due August 28, 2008. Interest is payable semi-annually in February and August at the rate of 10% per annum. The notes eliminate in consolidation due to the acquisition of TransTexas in April 2005.
      2. On January 21, 2005, the Company entered into an agreement to acquire TransTexas from an affiliate of Mr. Icahn for an aggregate consideration of $180.0 million in cash, subject to certain purchase price adjustments. The acquisition was completed on April 6, 2005 for total consideration of $180.0 million. The terms of the transaction were approved by the Audit Committee, which was advised by its independent financial advisor and by counsel.
      On November 14, 2002, TransTexas filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the “Bankruptcy Court”). The bankruptcy petition was filed in order to preserve cash and give TransTexas the opportunity to restructure its debt. TransTexas’ First Amended Joint Plan of Reorganization submitted by Thornwood Associates LP (“Thornwood”), as modified on July 8, 2003 (the “Plan”), was confirmed by the Bankruptcy Court on August 14, 2003 effective August 28, 2003 (“Effective Date”). Thornwood is an entity affiliated with Mr. Icahn.
      As of the Effective Date, the entity affiliated with Mr. Icahn owned 89% of the equity interest in TransTexas. During June 2004, the entity affiliated with Mr. Icahn acquired an additional 5.7% of the outstanding shares of TransTexas from certain minority interest holders. During December 2004, TransTexas purchased the remaining 5.3% of the outstanding shares from the minority interest holders. The difference between the purchase price for both acquisitions and the minority interest liability was treated as a purchase price adjustment which reduced the full cost pool.
      The Company consolidates TransTexas in the Company’s supplemental consolidated financial statements. In accordance with generally accepted accounting principles, assets transferred between entities under common control are accounted for at historical costs similar to a pooling of interests, and the financial statements of previously separate companies for periods since the Effective Date are restated on a combined basis.
      Earnings of TransTexas prior to the acquisition in April 2005 have been allocated to the General Partner. The assets acquired and liabilities assumed in this acquisition have been accounted for at historical cost. An increase of $116.3 million has been made to the General Partner’s equity at the Effective Date as a result of the acquisition. A reduction of $180.0 million, reflecting the purchase price, will be made to the General Partner’s equity in April 2005.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      3. Capitalized Costs
      Capitalized costs as of December 31, 2004 and 2003 relating to oil and gas producing activities are as follows( in $000’s):

	December 31,

	2004	2003

Proved Properties	$221,351	$182,193
Unproved Properties	—	—
Other property and equipment	540	2,369

Total	221,891	184,562
Less: Accumulated depreciation, depletion and amortization	(53,755)	(15,641)

	$168,136	$168,921

      Cost incurred in connection with property acquisition, exploration and development activities for the year ended December 31, 2004 and the period from August 28, 2003 to December 31, 2003 were as follows (in $000’s, except depletion rate):

	2004	2003

Development costs	$14,284	$556
Exploration costs	33,202	—

Total	$47,486	$556

Depletion rate per MCFe	$4.70	$4.39

      As of December 31, 2004 and 2003, all capitalized costs relating to oil and gas activities have been included in the full cost pool.
      d. Supplemental Reserve Information (Unaudited)
      The accompanying tables present information concerning the Company’s oil and natural gas producing activities during the year ended December 31, 2004 and the period from August 28, 2003 to December 31, 2003 and are prepared in accordance with Statement of Financial Accounting Standards No. 69, “Disclosures about Oil and Gas Producing Activities.”
      Estimates of the Company’s proved reserves and proved developed reserves were prepared by Netherland, Sewell & Associates, Inc., an independent firm of petroleum engineers, based on data supplied by them to the Company. Estimates relating to oil and gas reserves are inherently imprecise and may be subject to substantial revisions due to changing prices and new information, such as reservoir performance, production data, additional drilling and other factors becomes available.
      Proved reserves are estimated quantities of oil, natural gas, condensate and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Natural gas liquids and condensate are included in oil reserves. Proved developed reserves are those proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Natural gas quantities represent gas volumes which include amounts that will be extracted as natural gas liquids. The Company’s

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
estimated net proved reserves and proved developed reserves of oil and condensate and natural gas for the year ended December 31, 2004 and for the period from August 28, 2003 to December 31, 2003 were as follows:

	December 31,

	2004		2003

	Oil and		Oil and
	Condensate		Condensate
	(barrels)	Gas (MCF)	(barrels)	Gas (MCF)

Proved Reserves:
Beginning of period	3,124,112	38,655,526	1,120,400	41,440,700
Increase (decrease) during the period attributable to:
Revisions of previous estimates	234,521	(5,630,633)	2,351,163	(308,688)
Extensions and discoveries	78,453	16,875,613	—	—
Sales of reserves	—	—	—	—
Production	(918,905)	(5,788,974)	(347,451)	(2,476,486)

End of period	2,518,181	44,111,532	3,124,112	38,655,526

Proved developed reserves:
Beginning of period	2,755,522	21,557,712	431,400	15,802,000
End of period(1)	2,410,912	26,179,029	2,755,522	21,557,712

(1)	includes proved developed non-producing reserves for 2004 and 2003 of 788,042 and 57,441 barrels of oil and 10,479,632 and 4,586,423 mcf of gas, respectively.
     Standardized Measure Information
      The calculation of estimated future net cash flows in the following table assumed the continuation of existing economic conditions and applied year-end prices (except for future price changes as allowed by contract) of oil and gas to the expected future production of such reserves, less estimated future expenditures (based on current costs) to be incurred in developing and producing those reserves.
      The standardized measure of discounted future net cash flows does not purport, nor should it be interpreted, to present the fair market value of the Company’s oil and gas reserves. These estimates reflect proved reserves only and ignore, among other things, changes in prices and costs, revenues that could result from probable reserves which could become proved reserves in later years and the risks inherent in reserve estimates. The standardized measure of discounted future net cash flows relating to proved oil and gas reserves as of December 31, 2004 and 2003 is as follows:

	2004	2003

Future cash inflows	$354,725,200	$313,032,000
Future production costs	78,680,400	59,113,600
Future development costs	54,721,925	35,690,500
Future income taxes	—	—

Future net cash flows	221,322,875	218,227,900
Annual discount (10%) for estimated timing of cash flows	60,105,800	53,790,300

Standardized measure of discounted future net cash flows	$161,217,075	$164,437,600

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Principle sources of change in the standardized measure of discounted future net cash flows for the year ended December 31, 2004 and the period from August 28, 2003 to December 31, 2003 was:

	2004	2003

Beginning of period	$164,437,600	$101,803,900
Sales, net of production costs	(47,635,549)	(16,761,000)
Net change in prices, net of production costs	(14,353,925)	31,943,125
Revisions of quantity estimates	(17,464,167)	44,507,391
Extensions and discoveries	74,451,060	—
Development costs incurred	14,056,670	556,000
Change in estimated future development costs	(28,921,504)	4,930,232
Accretion of discount	16,443,760	3,393,463
Changes in production rates and other	203,130	(5,935,511)

End of period	$161,217,075	$164,437,600

      During recent years, there have been significant fluctuations in the prices paid for crude oil in the world markets. This situation has had a destabilizing effect on crude oil posted prices in the United States, including the posted prices paid by purchasers of the Company’s crude oil. The net weighted average prices of crude oil and natural gas at December 31, 2004 and 2003, used in the above table were $38.60 and $25.91 per barrel of crude oil, respectively, and $5.84 and $6.00 per thousand cubic feet of natural gas, respectively.
      e. See Note 26 pertaining to additional oil and gas acquisitions.

15.	SIGNIFICANT PROPERTY TRANSACTIONS
      Information on significant property transactions during the three months ended March 31, 2005 (unaudited) and the three-year period ended December 31, 2004 is as follows:

a. In September 2002, the Company purchased an industrial building located in Nashville, Tennessee for approximately $18.2 million. The building was constructed in 2001 and is fully leased to two tenants, Alliance Healthcare and Jet Equipment & Tools Inc., with leases expiring in 2011. The annual net operating income was anticipated to be approximately $1.6 million increasing to approximately $1.9 million by 2011. In October 2002, the Company closed a $12.7 million non-recourse mortgage loan on the Nashville, Tennessee property. The loan bore interest at 6.4% per annum and was due to mature in ten years. Required payments were interest only for the first three years and then principal amortization would commence based on a thirty-year amortization schedule. In June 2004, the Company sold the property for a selling price of $19.2 million. A gain of approximately $1.4 million was recognized in the year ended December 31, 2004 and is included in discontinued operations in the Consolidated Statements of Earnings.

At December 31, 2003, the property had a carrying value of approximately $18,066,000 and was encumbered by a non-recourse mortgage in the amount of $12,700,000.

b. In October 2002, the Company sold a property located in North Palm Beach, Florida for a selling price of $3.5 million. A gain of approximately $2.4 million was recognized in the year ended December 31, 2002.

c. In October 2003, the Company sold a property located in Columbia, Maryland to its tenant for a selling price of $11 million. A gain of approximately $5.8 million was recognized in the year ended December 31, 2003.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

d. In the year ended December 31, 2004, the Company sold 57 rental real estate properties for approximately $245 million which were encumbered by mortgage debt of approximately $94 million which was repaid from the sale proceeds.

In the year ended December 31, 2004, of the 57 properties, the Company sold nine financing lease properties for approximately $43.6 million. The properties were encumbered by mortgage debt of approximately $26.8 million which was repaid from the sales proceeds. The carrying value of these properties was approximately $38.3 million; therefore, the Company recognized a gain on sale of approximately $5.3 million in the year ended December 31, 2004, which is included in income from continuing operations in the Consolidated Statements of Earnings.

In the year ended December 31, 2004, of the 57 properties, the Company sold 48 operating and held for sale properties for approximately $201.8 million. The properties were encumbered by mortgage debt of approximately $67 million which was repaid from the sales proceeds. The carrying value of these properties was approximately $126.6 million. The Company recognized a gain on sale of approximately $75.2 million in year ended December 31, 2004, which is included in income from discontinued operations in the Consolidated Statements of Earnings.

In the three months ended March 31, 2005 (unaudited), the Company sold four rental real estate properties and a golf resort for approximately $51.9 million which were encumbered by mortgage debt of approximately $10.7 million repaid from the sale proceeds.

Of the five properties, the Company sold one financing lease property for approximately $8.4 million encumbered by mortgage debt of approximately $3.8 million. The carrying value of this property was approximately $8.2 million; therefore, the Company recognized a gain on sale of approximately $0.2 million in the three months ended March 31, 2005 (unaudited), which is included in income from continuing operations. The Company sold four operating properties for approximately $43.5 million encumbered by mortgage debt of approximately $6.9 million. The carrying value of these properties was approximately $24.8 million. The Company recognized a gain on sale of approximately $18.7 million in the three months ended March 31, 2005 (unaudited), which is included in income from discontinued operations.

At March 31, 2005, the Company had 11 properties under contract or as to which letters of intent had been executed by potential purchasers, all of which contracts or letters of intent are subject to purchaser’s due diligence and other closing conditions. Selling prices for the properties covered by the contracts or letters of intent would total approximately $45.5 million. These properties are encumbered by mortgage debt of approximately $25.3 million. At March 31, 2005, the carrying value of these properties is approximately $29.1 million. In accordance with generally accepted accounting principles, only the real estate operating properties under contract or letter of intent, but not the financing lease properties, were reclassified to “Properties Held for Sale” and the related income and expense reclassified to “Income from Discontinued Operations.”

e. In January 2004, in conjunction with its reinvestment program, the Company purchased a 34,422 square foot commercial condominium unit (“North Moore Condos”) located in New York City for approximately $14.5 million. The unit contains a Citibank branch, a furniture store and a restaurant. Current annual rent income from the three tenants is approximately $1,289,000. The Company obtained mortgage financing of $10 million for this property in April 2004. The mortgage bears interest at the rate of 5.73% per annum, and matures in March 2014. Annual debt service is $698,760.

f. In July 2004, the Company purchased two Vero Beach, Florida waterfront communities, Grand Harbor and Oak Harbor (“Grand Harbor”), including their respective golf courses, tennis complex, fitness center, beach club and clubhouses. The acquisition also included properties in various stages of development, including land for future residential development, improved lots and finished residential

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

units ready for sale. The purchase price was approximately $75 million, which included approximately $62 million of land and construction in progress. The Company plans to invest in the further development of these properties and the enhancement of the existing infrastructure.

16.	MORTGAGES PAYABLE
      Mortgages payable, all of which are nonrecourse to the Company, are summarized as follows (in $000’s):

			Balance at	Balance at
			March 31,	December 31,
		Annual Principal and
Range of Interest Rates	Range of Maturities	Interest Payment	2005	2004	2003

			(Unaudited)
5.630% — 8.250%	10/15/07–10/01/14	$9,373	$80,191	$91,896	$180,989

Less current portion and mortgages on properties held for sale			(24,577)	(31,177)	(87,753)

			$55,614	$60,719	$93,236

      The following is a summary of the contractual future principal payments of the mortgages as of December 31, 2004 (in $000’s):

Year Ending December 31,	Amount

2005	$4,759
2006	5,116
2007	11,428
2008	24,385
2009	7,211
2010 — 2014	38,997

$91,896

a. See Note 15a. for Mid-South Logistics financing in October 2002.

b. On May 16, 2003, the Company executed a mortgage note secured by a distribution facility located in Windsor Locks, Connecticut and obtained funding in the principal amount of $20 million. The loan bears interest at 5.63% per annum and matures on June 1, 2013. Annual debt service is approximately $1,382,000 based on a 30 year amortization schedule.

c. See Note 15e. for North Moore Condo financing in April 2004.

17.	SENIOR NOTES AND CREDIT FACILITIES DUE AFFILIATES
      a. At December 31, 2002, NEG had $10.9 million outstanding under its existing $100 million credit facility with Arnos, an Icahn affiliate. Arnos continued to be the holder of the credit facility; however, the $10.9 million note outstanding under the credit facility was contributed to Holding LLC as part of Gascon’s contribution to Holding LLC on September 12, 2001. In December 2001, the maturity date of the credit facility was extended to December 31, 2003 and NEG was given a waiver of compliance with respect to any and all covenant violations. NEG was not in compliance with the minimum interest coverage ratio at September 30, 2002; and December 31, 2002 and the current ratio at December 31, 2002, however, in December 2001, NEG was given a waiver of compliance with respect to any and all covenant violations through December 31, 2003.
      On March 26, 2003, Holding LLC distributed the $10.9 million note outstanding under NEG’s revolving credit facility as a priority distribution to NEG, thereby canceling the note. Also, on March 26, 2003, NEG, Arnos and Operating LLC entered into an agreement to assign the credit facility to Operating LLC. Effective with this assignment, Arnos amended the credit facility to increase the revolving commitment to $150 million, increase the borrowing base to $75.0 million and extend the revolving due date until June 30, 2004.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Concurrently, Arnos extended a $42.8 million loan to Operating LLC under the amended credit facility. Operating LLC then distributed $42.8 million to Holding LLC which, thereafter, made a $40.5 million priority distribution and a $2.3 million guaranteed payment to NEG. NEG utilized these funds to pay the entire amount of the long-term interest payable on the notes and interest accrued thereon outstanding on March 27, 2003. The Arnos facility was canceled on December 29, 2003 in conjunction with a third party bank financing.
      b. On September 24, 2001, Arizona Charlie’s, Inc., the predecessor entity to Arizona Charlie’s, LLC, which was acquired by American Casino in May 2004, refinanced the remaining principal balance of $7.9 million on a prior note payable to Arnos Corp., an affiliate of Mr. Icahn. The note bore interest at the prime rate plus 1.50% (5.75% per annum at December 31, 2002), with a maturity of June 2004, and was collateralized by all the assets of Arizona Charlie’s, Inc. The note was repaid during November 2003. During the years ended December 31, 2003 and 2002, Arizona Charlie’s, Inc. paid interest expense of $0.1 million and $0.4 million, respectively.
      c. During fiscal year 2002, Fresca, LLC, which was acquired by American Casino in May 2004, entered into an unsecured line of credit in the amount of $25.0 million with Starfire Holding Corporation (“Starfire”), an affiliate of Mr. Icahn. The outstanding balance, including accrued interest, was due and payable on January 2, 2007. As of December 31, 2003, Fresca, LLC had $25.0 million outstanding. The note bore interest on the unpaid principal balance from January 2, 2002 until maturity at the rate per annum equal to the prime rate, as established by Fleet Bank, from time to time, plus 2.75%. Interest was payable semi-annually in arrears on the first day of January and July, and at maturity. The note was guaranteed by Mr. Icahn. The note was repaid during May 2004. During the years ended December 31, 2004, 2003 and 2002, Fresca, LLC paid $0.7 million, $1.2 million and $0.4 million, respectively.
      d. In connection with TransTexas’ plan of reorganization of the Effective Date, TransTexas as borrower, entered into the Restructured Oil and Gas (O&G) Note with Thornwood, as lender. The Restructured O&G Note is a term loan in the amount of $32.5 million and bears interest at a rate of 10% per annum. Interest is payable semi-annually commencing six months after the Effective Date. Annual principal payments in the amount of $5.0 million are due on the first through fourth anniversary dates of the Effective Date with the final principal payment of $12.5 million due on the fifth anniversary of the Effective Date. The Restructured O&G Note was purchased by the Company in December 2004 and is eliminated in consolidation.

18.	SENIOR SECURED NOTES PAYABLE AND CREDIT FACILITY
      In January 2004, American Casino closed on its offering of senior secured notes due 2012. The notes, in the aggregate principal amount of $215 million, bear interest at the rate of 7.85% per annum. The notes have a fixed annual interest rate of 7.85% per annum, which will be paid every six months on February 1 and August 1, commencing August 1, 2004. The Notes will mature on February 1, 2012. The proceeds were held in escrow pending receipt of all approvals necessary under gaming laws and certain other conditions in connection with the acquisition of Arizona Charlie’s Decatur and Arizona Charlie’s Boulder. Upon satisfaction of all closing conditions on May 26, 2004, the proceeds of the offering were released from escrow. American Casino used the proceeds of the offering for the acquisition of Arizona Charlie’s Decatur and Boulder, to repay intercompany indebtedness and for distributions to the Company. The notes are recourse only to, and are secured by a lien on the assets of, American Casino and certain of its subsidiaries. The notes restrict the ability of American Casino and its restricted subsidiaries, subject to certain exceptions, to: incur additional debt; pay dividends and make distributions; make certain investments; repurchase stock; create liens; enter into transactions with affiliates; enter into sale and leaseback transactions; merge or consolidate; and transfer, lease or sell assets. As of March 31, 2005 (unaudited) and December 31, 2004, American Casino is in compliance with all terms and conditions of the notes. The notes were issued in an offering not registered under the Securities Act of 1933. At the time American Casino issued the notes, it entered into a registration

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
rights agreement in which it agreed to exchange the notes for new notes which have been registered under the Securities Act of 1933. On October 26, 2004, the SEC declared effective American Casino’s registration statement. The exchange offer was consummated on December 1, 2004.
      The Company recorded approximately $4.2 million, $2.9 million and $15.6 million of interest expense on the notes payable in the three months ended March 31, 2005 and 2004 (unaudited) and the year ended December 31, 2004 which is included in “Interest expense” in the Consolidated Statements of Earnings for the year then ended.
      A syndicate of lenders has provided to American Casino a non-amortizing $20.0 million revolving credit facility. The commitments are available to the Company in the form of revolving loans, and include a letter of credit facility (subject to $10.0 million sublimit). Loans made under the senior secured revolving facility will mature and the commitments under them will terminate on January 29, 2008. There were no borrowings outstanding under the facility at December 31, 2004.
      Of the Company’s cash and cash equivalents at March 31, 2005 (unaudited) and December 31, 2004, approximately $85.9 million and $75.2 million in cash is at American Casino which is subject to the restrictions of its notes and the revolving credit facility.
      The fair value of American Casino’s long-term debt is based on the quoted market prices for the same or similar issues or on the current rates offered to us for debt of the same remaining maturities. As such, the estimated fair value of long-term debt outstanding is approximately $224.7 million and $229.0 million as of March 31, 2005 (unaudited) and December 31, 2004, respectively.
19.                 SENIOR UNSECURED NOTES PAYABLE — AMERICAN REAL ESTATE PARTNERS, L.P.
      On May 12, 2004, AREP and its subsidiary, American Real Estate Finance Corp. (“AREF”), closed on their offering of senior notes due 2012. The notes, in the aggregate principal amount of $353 million, were priced at 99.266%. The notes have a fixed annual interest rate of 8 1/8%, which will be paid every six months on June 1 and December 1, commencing December 1, 2004. The notes will mature on June 1, 2012. AREF, a wholly-owned subsidiary of AREP, was formed solely for the purpose of serving as a co-issuer of the notes. AREF does not have any operations or assets and does not have any revenues. The Company is a guarantor of the debt; however, no other subsidiaries guarantee payment on the notes. Simultaneously, AREP loaned the Company approximately $342.6 million which was net of a discount of approximately $10.4 million. The loan is under the same terms and conditions as AREP’s senior notes due 2012. The Company intends to use the proceeds of the offering for general business purposes, including to pursue its primary business strategy of acquiring undervalued assets in its existing lines of business or other businesses and to provide additional capital to grow its existing businesses. The notes restrict the ability of AREH and AREP, subject to certain exceptions, to, among other things; incur additional debt; pay dividends or make distributions; repurchase stock; create liens; and enter into transactions with affiliates. As of March 31, 2005 (unaudited) and December 31, 2004, the Company is in compliance with all terms and conditions of the notes. The notes were issued in an offering not registered under the Securities Act of 1933. At the time AREP issued the notes, AREP entered into a registration rights agreement in which it agreed to exchange the notes for new notes which have been registered under the Securities Act of 1933. On November 8, 2004, the SEC declared effective AREP’s registration statement. The exchange offer was consummated on December 15, 2004.
      The Company recorded $7.2 million and $19.2 million of interest in the three months ended March 31, 2005 and the year ended December 31, 2004 in connection with these notes.
      On February 7, 2005, AREP and its subsidiary, AREF, closed on their offering of senior notes due 2013. The notes, in the aggregate principal amount of $480 million, were priced at 100% of principal amount. The notes have a fixed annual interest rate of 7 1/8%, which will be paid every six months on February 15 and August 15, commencing August 15, 2005. The notes will mature on February 15, 2013. AREF, a wholly

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
owned subsidiary of the AREP was formed solely for the purpose of serving as co-issuer of the notes, AREF does not have any operations or assets and does not have any revenues. The Company is a guarantor of the debt; however, no other subsidiaries guarantee payment on the notes. Simultaneously, the AREP loaned the Company $474 million which was net of a discount of $6 million. The loan is under the same terms and conditions as AREP’s Senior Notes due in 2013. AREP intends to use the proceeds of the offering, together with depositary units to be issued by AREP, to fund the acquisitions described in Note 29 to pay related fees and expenses and for general business purposes. The notes restrict the ability of AREP and the Company, subject to certain exceptions, to, among other things; incur additional debt; pay dividends or make distributions; repurchase stock; create liens; and enter into transactions with affiliates. The notes were issued in an offering not registered under the Securities Act of 1933. At the time AREP issued the notes, AREP entered into a registration rights agreement in which it agreed to exchange the notes for new notes which have been registered under the Securities Act of 1933. If the registration statement is not filed with the SEC by August 8, 2005 or if the registration statement is not declared effective by the SEC on or prior to December 5, 2005 or if AREP fails to consummate an exchange offer in which we issued notes registered under the Securities Act of 1933 in exchange for the privately issued notes within 30 business days after December 5, 2005, then AREP will pay, as liquidated damages, $.05 per week per $1,000 principal amount for the first 90 day period following such failure, increasing by an additional $.05 per week of $1,000 principal amount for each subsequent 90 day period, until all failures are cured.

20.	ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
      Accounts payable, accrued expenses and other liabilities consist of the following (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Accrued liabilities	$11,617	$25,547	$22,057
Accrued payroll	10,984	11,113	12,507
Due to Panaco, Inc.	—	16,242	—
Other	74,213	42,975	21,315

	$96,814	$95,877	$55,879

21.	INCOME TAXES (in $000’s)

	December 31,

	2004	2003

The difference between the book basis and the tax basis of the net assets of the Company, not directly subject to income taxes, is as follows:
Book basis of AREH net assets excluding American Casino, TransTexas and NEG	$1,319,566	$1,149,418
Excess of tax over book	120,820	79,238

Tax basis of net assets	$1,440,386	$1,228,656

      a. Corporate income taxes

(i) The Company’s corporate subsidiaries recorded the following income tax (expense) benefit attributable to continuing operations for American Casino, TransTexas and NEG for the three months

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002 (in $000’s):

	March 31,		December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Current	$(1,105)	$(4,655)	$(3,030)	$(5,506)	$(311)
Deferred	(3,677)	(1,311)	(14,296)	22,256	(9,785)

	$(4,782)	$(5,966)	$(17,326)	$16,750	$(10,096)

(ii) The tax effect of significant differences representing net deferred tax assets (the difference between financial statement carrying values and the tax basis of assets and liabilities) for the Company is as follows at March 31, 2005 (unaudited), December 31, 2004 and 2003 (in $000’s):

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Deferred tax assets:
Depreciation	$49,607	$54,489	$54,439
Net operating loss carryforwards	55,724	53,610	51,997
Investment in Holding LLC	1,927	5,333	18,845
Other	11,955	9,458	8,841

	119,213	122,890	134,122
Valuation allowance	(64,381)	(64,381)	(65,695)

Subtotal	54,832	58,509	68,427
Less current portion	(2,685)	(2,685)	(2,982)

Net deferred tax assets — non current	$52,147	$55,824	$65,445

(iii) The provision (benefit) for income taxes differs from the amount computed at the federal statutory rate as a result of the following:

	Year Ended December 31,

	2004	2003	2002

Federal statutory rate	35.0%	35.0%	35.0%
Tax deduction not given book benefit	1.0	5.6	0.0
Income not subject to taxation	(24.2)	(15.2)	(22.3)
Valuation allowance	(2.3)	(51.8)	(0.5)
Other	0.0	(1.4)	0.3

	9.5%	(27.8)%	12.5%

      At December 31, 2004 and 2003, American Casino had net operating loss carryforwards available for federal income tax purposes of approximately $16.0 million and $28.5 million, respectively, which begin expiring in 2020.
      SFAS 109 requires a “more likely than not” criterion be applied when evaluating the realizability of a deferred tax asset. As of December 31, 2002, given Stratosphere’s history of losses for income tax purposes, the volatility of the industry within which the Stratosphere operates, and certain other factors, Stratosphere had established a valuation allowance for the deductible temporary differences, including the excess of the tax

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
basis of the Stratosphere’s assets over the basis of such assets for financial statement purposes and the tax carryforwards. However, at December 31, 2003, based on various factors including the current earnings trend and future taxable income projections, Stratosphere determined that it was more likely than not that the deferred tax assets will be realized and removed the valuation allowance. In accordance with SFAS 109, the tax benefit of any deferred tax asset that existed on the effective date of a reorganization should be reported as a direct addition to contributed capital. Stratosphere has deferred tax assets relating to both before and after Stratosphere emerged from bankruptcy in September of 1998. The net decrease in the valuation allowance was $79.3 million, of which a net amount of $47.5 million was credited to partners’ equity in the year ended December 31, 2003.
      Additionally, American Casino’s acquisition of Arizona Charlie’s, LLC and Fresca, LLC in May 2004 resulted in a net increase in the tax basis of assets in excess of book basis. As a result, the Company recognized an additional deferred tax asset of approximately $2.5 million from the transaction. Pursuant to SFAS 109, the benefit of the deferred tax asset from this transaction is credited directly to equity.
      At December 31, 2004 and 2003, NEG had net operating loss carryforwards available for federal income tax purposes of approximately $75.9 and $58.0 million, respectively, which begin expiring in 2009. Net operating loss limitations may be imposed as a result of subsequent changes in stock ownership of NEG. Prior to the formation of Holding LLC, the income tax benefit associated with the loss carryforwards had not been recognized since, in the opinion of management, there was not sufficient positive evidence of future taxable income to justify recognition of a benefit. Upon the formation of Holding LLC, management again evaluated all evidence, both positive and negative, in determining whether a valuation allowance to reduce the carrying value of deferred tax assets was still needed and concluded, based on the projected allocations of taxable income by Holding LLC, NEG more likely than not will realize a partial benefit from the loss carryforwards. In accordance with SFAS 109, NEG recorded a deferred tax asset of $25.5 million as of December 31, 2002, $25.9 million as of December 31, 2003, and $19.3 million as of December 31, 2004. Ultimate realization of the deferred tax asset is dependent upon, among other factors, NEG’s ability to generate sufficient taxable income within the carryforward periods and is subject to change depending on the tax laws in effect in the years in which the carryforwards are used. As a result of the recognition of expected future income tax benefits, subsequent periods will reflect a full effective tax rate provision.
      SFAS 109 requires a “more likely than not” criterion be applied when evaluating the realizability of a deferred tax asset. At the Confirmation Date, given TransTexas’s history of losses for income tax purposes, the volatility of the industry within which TransTexas operates, and certain other factors, TransTexas could not conclude it was more likely than not that it would recognize these tax benefits and established a valuation allowance for all the deferred tax assets. However, as of December 31, 2003, based on TransTexas’s current and projected taxable income, TransTexas determined that it is more likely than not that it will recognize a portion of its federal net operating loss carryforwards prior to their expiration. Accordingly, TransTexas has removed that portion of the valuation allowance previously booked against those assets resulting in a $14.4 million tax benefit recorded on the current income statement.
      At December 31, 2004 and 2003, TransTexas had net operating loss carryforwards available for federal income tax purposes of approximately $61.2 million and $60.2 million, respectively, which begin expiring in 2020. Utilization of the net operating loss carryforwards is subject to an annual limitation of approximately $2.2 million due to a change in control of ownership (as defined in the Internal Revenue Code). Any unused limitation amount in a given year may be carried forward and utilized in subsequent years.

22.	COMMITMENTS AND CONTINGENCIES
      a. In January 2002, the Cape Cod Commission, (the “Commission”), a Massachusetts regional planning body created in 1989, concluded that AREP’s New Seabury development is within its jurisdiction for review and approval (the “Administrative Decision”). It is the Company’s position that the proposed residential,

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
commercial and recreational development is in substantial compliance with a special permit issued for the property in 1964 and is therefore exempt from the Commission’s jurisdiction and that the Commission is barred from exercising jurisdiction pursuant to a 1993 settlement agreement between the Commission and a prior owner of the New Seabury property (the “Settlement Agreement”).
      In February 2002, New Seabury Properties L.L.C. (“New Seabury”), an AREP subsidiary and owner of the property, filed in Barnstable County Massachusetts Superior Court, a civil complaint appealing the Administrative Decision by the Commission, and a separate civil complaint to find the Commission in contempt of the Settlement Agreement. The Court subsequently consolidated the two complaints into one proceeding. In July 2003, New Seabury and the Commission filed cross motions for summary judgment.
      Also, in July 2003, in accordance with a Court ruling, the Commission reconsidered the question of its jurisdiction over the initial development proposal and over a modified development proposal that New Seabury filed in March 2003. The Commission concluded that both proposals are within its jurisdiction (the Second Administrative Decision). In August 2003, New Seabury filed in Barnstable County Massachusetts Superior Court another civil complaint appealing the Commission’s second decision and petitioning the court to find the Commission in contempt of the settlement agreement.
      In November 2003, the Court ruled in New Seabury’s favor on its July 2003 motion for partial summary judgment, finding that the special permit remains valid and that the modified development proposal is in substantial compliance with the Special Permit and therefore exempt from the Commission’s jurisdiction; the Court did not yet rule on the initial proposal to build 675 residential/hotel units and 80,000 square feet of commercial space. Under the modified development proposal New Seabury could potentially develop up to 278 residential units and 145,000 square feet of commercial space. In February 2004, the court consolidated the three complaints into one proceeding. In March 2004, New Seabury and the Commission each moved for Summary Judgment to dispose of remaining claims under all three complaints and to obtain a final judgment from the Court. The Court heard arguments in June 2004 and took matters under advisement. The Commission and New Seabury filed a joint motion to delay, until May 6, 2005, any ruling by the court on New Seabury’s pending motion for summary judgment and the Commission’s pending cross-motion for summary judgment. The parties are now in settlement discussions. A proposed settlement agreement was endorsed by the Commission staff and presented at a public hearing of the Executive Committee on April 21, 2005. (See note 26).
      b. Environmental Matters
      TransTexas’ operations and properties are subject to extensive federal, state, and local laws and regulations relating to the generation, storage, handling, emission, transportation, and discharge of materials into the environment. Permits are required for various of TransTexas’ operations, and these permits are subject to revocation, modification, and renewal by issuing authorities. TransTexas also is subject to federal, state, and local laws and regulations that impose liability for the cleanup or remediation of property which has been contaminated by the discharge or release of hazardous materials or wastes into the environment. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines or injunctions, or both. TransTexas believes that it is in material compliance with applicable environmental laws and regulations. Noncompliance with such laws and regulations could give rise to compliance costs and administrative penalties. It is not anticipated that TransTexas will be required in the near future to expend amounts that are material to the financial condition or operations of TransTexas by reason of environmental laws and regulations, but because such laws and regulations are frequently changed and, as a result, may impose increasingly strict requirements, TransTexas is unable to predict the ultimate cost of complying with such laws and regulations.
      c. The General Partner monitors all tenant bankruptcies and defaults and may, when it deems it necessary or appropriate, establish additional reserves for such contingencies.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      d. In addition, in the ordinary course of business, the Company, its subsidiaries and other companies in which the Company has invested are parties to various legal actions. In management’s opinion, the ultimate outcome of such legal actions will not have a material effect on the Company’s consolidated financial statements taken as a whole.

23.	EMPLOYEE BENEFIT PLANS
      a. Employees of the Company who are members of various unions are covered by union-sponsored, collectively bargained, multi-employer health and welfare and defined benefit pension plans. The Company recorded expenses for such plans of approximately $1,767,000, $2,010,000, $8,100,000, $7,600,000 and $6,500,000 for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively. The Company does not have information from the plans’ sponsors with respect to the adequacy of the plans’ funding status.
      b. The Company has retirement savings plans under Section 401(k) of the Internal Revenue Code covering its non-union employees. The plans allow employees to defer, within prescribed limits, a portion of their income on a pre-tax basis through contributions to the plans. The Company currently matches, within prescribed limits, up to 6.25% of eligible employees’ compensation at rates up to 50% of the employee’s contribution. The Company recorded charges for matching contributions of approximately $179,000, $146,000, $794,000, $714,000 and $981,000, for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004, 2003 and 2002, respectively.

24.	FAIR VALUE OF FINANCIAL INSTRUMENTS
      The carrying amount of cash and cash equivalents, receivables, investment in debt securities of affiliates and accounts payable, accrued expenses and other liabilities are carried at cost, which approximates their fair value.
      The Company sells crude oil and natural gas to various customers. In addition, the Company participates with other parties in the operation of crude oil and natural gas wells. Substantially all of the Company’s accounts receivable are due from either purchasers of crude oil and natural gas or participants in crude oil and natural gas wells for which the Company serves as the operator. Generally, operators of crude oil and natural gas properties have the right to offset future revenues against unpaid charges related to operated wells. Crude oil and natural gas sales are generally unsecured.

Other Investments
      The fair values of the mortgages and notes receivable past due, in process of foreclosure, or for which foreclosure proceedings are pending, are based on the discounted cash flows of the underlying lease. The fair values of the mortgages and notes receivable satisfied after year end are based on the amount of the net proceeds received.
      The fair values of the mortgages and notes receivable which are current are based on the discounted cash flows of their respective payment streams.
      The approximate estimated fair values of other investments held as of March 31, 2005 (unaudited), December 31, 2004 and 2003 are summarized as follows (in $000’s):

	At March 31, 2005		At December 31, 2004		At December 31, 2003

	Net	Estimated	Net	Estimated	Net	Estimated
	Investment	Fair Value	Investment	Fair Value	Investment	Fair Value

Total	$244,602	$247,600	$245,948	$248,900	$50,328	$55,000

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The net investment at March 31, 2005 (unaudited), December 31, 2004 and 2003 is equal to the carrying amount of the mortgage receivable less any deferred income recorded.

Mortgages Payable
      The approximate estimated fair values of the mortgages payable as of March 31, 2005 (unaudited), December 31, 2004 and 2003 are summarized as follows (in $000’s):

	At March 31, 2005		At December 31, 2004		At December 31, 2003

	Carrying	Estimated	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value	Value	Fair Value

Total	$80,191	$81,955	$91,896	$93,900	$180,989	$185,000

Limitations
      Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

25.	SEGMENT REPORTING
      The Company is engaged in six operating segments consisting of the ownership and operation of (1) rental real estate, (2) hotel and resort operating properties, (3) hotel and casino operating properties, (4) property development, (5) investment in securities including investment in other limited partnerships and marketable equity and debt securities and (6) investment in oil and gas operating properties. The Company’s reportable segments offer different services and require different operating strategies and management expertise.
      Non-segment revenue to reconcile to total revenue consists primarily of interest income on treasury bills and other investments. Non-segment assets to reconcile to total assets includes investment in U.S. Government and Agency obligations, cash and cash equivalents, receivables and other assets.
      The accounting policies of the segments are the same as those described in Note 2.
      The Company assesses and measures segment operating results based on segment earnings from operations as disclosed below. Segment earnings from operations is not necessarily indicative of cash available to fund cash requirements nor synonymous with cash flow from operations.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The revenues, net earnings, assets and real estate investment capital expenditures for each of the reportable segments are summarized as follows for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended and as of December 31, 2004, 2003, and 2002 (in $000’s):

	March 31,				December 31,

	2005		2004		2004	2003		2002

Revenues:
Hotel & casino operating properties	$81,852		$74,661		$297,868	$259,345		$250,328
Land, house and condominium sales	8,279		5,014		26,591	13,265		76,024
Rental real estate	4,001		4,963		17,796	20,206		21,574
Hotel & resort operating properties	5,563		1,335		16,211	12,376		12,921
Oil & gas operating properties	27,423		24,701		99,738	57,670		40,516
Other investments	10,440		4,818		34,682	14,033		15,283

Subtotal	137,558		115,492		492,886	376,895		416,646
Reconciling items(1)	6,668	(1)	960	(1)	13,310	11,770	(1)	18,006	(1)

Total revenues	$144,226		$116,452		$506,196	$388,665		$434,652

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	March 31,		December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Net earnings:
Segment earnings:
Hotel & casino operating properties	$24,228	$20,418	$70,265	$42,488	$32,390
Land, house and condominium sales	1,232	1,656	6,355	4,136	21,384
Oil & gas operating properties	11,689	18,412	48,665	35,907	33,411
Rental real estate	3,049	3,878	12,865	14,368	14,206
Hotel and resort operating properties	158	(89)	2,672	4,219	2,679
Other investments	10,440	4,818	63,790	23,538	15,283

Total segment earnings	50,796	49,093	201,615	124,656	119,353
Interest income	6,668	960	13,310	11,770	18,006
Interest expense	(18,411)	(5,966)	(45,229)	(24,608)	(27,297)
General and administrative expenses	(4,555)	(1,933)	(9,806)	(6,851)	(7,029)
Depreciation and amortization	(15,704)	(18,396)	(67,620)	(40,570)	(23,646)

Operating Income	18,794	23,758	92,270	64,397	79,387
Gain on sales and disposition of real estate from continuing operations	186	6,047	5,262	7,121	8,990
(Loss) on sale of other assets	(180)	(4)	1,680	(1,503)	(353)
Write-down of marketable equity and debt securities and other investments	—	—	—	(19,759)	(8,476)
Gain on sale of marketable equity securities	—	28,857	40,159	2,607	—
Unrealized losses on securities sold short	21,704	—	(23,619)	—	—
Impairment loss on equity interest in GB Holdings, Inc.	—	—	(15,600)	—	—
Severance tax refund	—	—	4,468	—	—
Minority interest	—	(39)	(812)	(1,266)	(1,943)
Income tax (expense) benefit	(4,782)	(5,966)	(17,326)	16,750	(10,096)
Income from discontinued operations	19,680	10,147	82,697	11,006	6,937
General partner’s share of net income	(554)	(628)	(1,692)	(794)	(744)

Net earnings-limited partners	$54,848	$62,172	$162,487	$78,559	$73,702

(1)	Primarily interest income on U.S. Government and Agency obligations and other short-term investments and Icahn note receivable.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		December 31,
	March 31,
	2005	2004	2003	2002

	(Unaudited)
Assets:
Rental real estate	$164,811	$196,332	$340,062	$359,700
Oil and gas properties	180,241	168,136	168,921	—
Hotel and casino operating properties	288,890	289,360	298,703	290,775
Land and construction-in-progress	106,000	106,537	43,459	40,415
Hotel and resort operating properties	46,041	50,132	41,526	44,346
Other investments	466,252	444,603	231,050	479,104

	1,252,235	1,255,100	1,123,721	1,214,340
Reconciling items	1,686,451	1,161,615	723,521	510,945

Total	$2,938,686	$2,416,715	$1,847,242	$1,725,285

Real estate investment capital expenditures:
Acquisitions:
Rental real estate	$—	$14,583	$—	$18,226
Land and construction-in-progress	—	61,845	—	—
Hotel and casino operating properties	—	125,900	—	—
Hotel and resort operating properties	—	16,463	—	—

	$—	$218,791	$—	$18,226

Developments:
Rental real estate	$—	$18	$413	$181
Oil and gas operating properties	21,071	47,529	633	—
Land and construction-in-progress	—	17,947	—	1,138
Hotel and casino operating properties	4,711	13,589	31,844	19,133
Hotel and resort operating properties	70	2,614	1,067	2,582

	$25,852	$81,697	$33,957	$23,034

26.	SUBSEQUENT EVENTS
      a. On January 21, 2005, the Company announced that it had entered into agreements to acquire additional oil and gas and gaming and entertainment assets in transactions with affiliates of Carl C. Icahn. The aggregate consideration for the transactions is $652 million, subject to certain purchase price adjustments, of which $180 million is payable in cash and the balance is payable by the issuance of the AREP’s limited partnership depositary units valued at $29 per unit. Mr. Icahn currently owns indirectly approximately 86.5% of the AREP’s outstanding depositary and preferred units and indirectly owns 100% of the Company’s general partner, American Property Investors, Inc. Upon the closing of the transactions, Mr. Icahn will own approximately 90.1% of the AREP’s outstanding depositary units and 86.5% of its preferred units, assuming no purchase price reductions. The transactions were approved by the Audit Committee of the Company’s general partner. The Audit Committee was advised as to the transactions by independent legal counsel and financial advisors. The Audit Committee obtained opinions that the consideration to be paid in the transactions was fair, from a financial point of view, to the Company.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The transactions include the acquisition of the membership interest in Holding LLC other than that already owned by National Energy Group, Inc. (which is itself 50.01% owned by the Company); 100% of the equity of each of TransTexas Gas Corporation and Panaco, Inc., all of which will be consolidated under AREP Oil & Gas LLC, which is wholly owned by AREH; and approximately 41.2% of the common stock of GB Holdings and warrants to purchase, upon the occurrence of certain events, approximately 11.3% of the fully diluted common stock of its subsidiary, Atlantic Holdings, which owns 100% of ACE Gaming LLC, the owner and operator of the Sands. The closing of each of the transactions is subject to certain conditions, including approval by the depositary unitholders of the issuance of the depositary units with respect to the transactions for which the consideration is depositary units and the receipt of the oil and gas reserve reports as of January 21, 2005 for each of Holding LLC, TransTexas and Panaco.
      Prior to the transactions, each of the Company and Mr. Icahn’s affiliated companies owned oil and gas and gaming and entertainment assets. Upon completion of these transactions, all such assets held by Mr. Icahn’s affiliates will have been acquired by the Company. As a result of these transactions, the Company will have substantially increased its oil and gas holdings, as well as expanded its gaming and entertainment holdings.
      Before the acquisition of GB Holdings and Atlantic Holdings securities, the Company owned approximately 36.3% of the outstanding common stock of GB Holdings and warrants to purchase, upon the occurrence of certain events, approximately 10.0% of the fully diluted common stock of Atlantic Holdings. As a result of the transactions, the Company will own approximately 77.5% of the common stock of GB Holdings and warrants to purchase approximately 21.3% of the fully diluted common stock of Atlantic Holdings. The Company also owns approximately $63.9 million principal amount, or 96.4%, of the 3% senior notes due 2008 of Atlantic Holdings, which, upon the occurrence of certain events, are convertible into approximately 42.1% of the fully diluted common stock of Atlantic Holdings. If all outstanding Atlantic Holdings notes were converted and warrants exercised, the Company would own approximately 63.4% of the Atlantic Holdings common stock, GB Holdings would own approximately 28.8% of the Atlantic Holdings common stock and the remaining shares would be owned by the public.
      Between December 6, 2004 and December 27, 2004, the Company purchased (1) $27.5 million aggregate principal amount of the TransTexas Notes, (2) $38.0 million aggregate principal amount of the Panaco Debt and (3) $37.0 million aggregate principal amount of Atlantic Holdings Notes, bringing the Company’s ownership of that debt to $63.9 million principal amount.
      On April 6, 2005, the Company completed the acquisition of TransTexas for $180.0 million in cash.
      b. On April 26, 2005, the Board of Directors of our General Partner appointed Jon F. Weber, 46 as President of API. Mr. Weber, who replaces Keith A. Meister as President of API, will assume day-to-day responsibility for our New York-based corporate operations. Mr. Meister will continue to serve as API’s Chief Executive Officer.
      c. In April 2005, the Company sold one property for approximately $2.1 million and will recognize a gain of $1.2 million with respect to this sale.
      d. The Company sold short certain equity securities. Such liability is recorded at market value at the balance sheet date and gains and losses are reflected in the statement of earnings. In the three months ended March 31, 2005, the Company recorded unrealized gains on securities sold short of approximately $21.7 million. However, based on market value at June 1, 2005, the Company would have unrealized losses of $32.9 million.
      e. On Thursday, May 12, 2005, the Cape Cod Commission voted in favor of the settlement agreement resolving the litigation that has been pending since January 2002 between the Commission and AREP’s subsidiary. New Seabury Properties, L.L.C. The May 12th agreement between New Seabury and the

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Commission resolves all outstanding litigation issues, defines the limits of New Seabury’s exempt development projects and establishes development “performance standards” to preserve the quality of environmental resource areas. Under these guidelines, the agreement will allow New Seabury to develop an additional 450 residences, recreational amenities and commercial space within New Seabury. New Seabury Properties anticipates beginning the first phase of its development plans during the summer of 2005.
      f. On May 17, 2005, AREP (1) converted $28.8 million in principal amount of 3% promissory notes issued by Atlantic Holdings in exchange for 1,898,181 shares of Atlantic Holdings common stock and (2) exercised warrants to acquire 997,620 shares of Atlantic Holdings common stock. Also on May 17, 2005, affiliates of Carl C. Icahn exercised warrants to acquire 1,133,283 shares of Atlantic Holdings common stock. As a result of these transactions AREP and the affiliates of Mr. Icahn collectively own approximately 58.3% of the outstanding common stock of Atlantic Holding.

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Board of Directors
American Property Investors, Inc.
      We have audited the accompanying balance sheet of American Property Investors, Inc. as of December 31, 2004. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
      We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.
      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of American Property Investors, Inc. as of December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP
New York, New York
April 27, 2005

AMERICAN PROPERTY INVESTORS, INC.
BALANCE SHEET DECEMBER 31, 2004

December 31,
2004

ASSETS
Cash and cash equivalents	$149,889
Investment in partnerships (Note B)	27,588,000
Accrued interest receivable (Note C)	59,538

$27,797,427

LIABILITIES AND STOCKHOLDER’S EQUITY
Accounts payable and accrued expenses	$15,198
Stockholder’s equity:
Common stock — $1 par value, 1,216 shares authorized, 216 shares outstanding	216
Additional paid-in capital	26,228,997
Note receivable from affiliate (Note C)	(9,500,000)
Retained earnings	11,053,016

Total stockholder’s equity	27,782,229

Total liabilities and stockholder’s equity	$27,797,427

The accompanying notes are an integral part of this statement.

AMERICAN PROPERTY INVESTORS, INC.
NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2004
Note A — Business and Summary of Significant Accounting Policies

1. Organization
      American Property Investors, Inc. (“API” or “the Company”) is the general partner of both American Real Estate Partners, L.P. (“AREP”) and American Real Estate Holdings Limited Partnership (“AREH”). API has a 1% general partnership interest in both AREP and AREH. API is a wholly-owned subsidiary of Becton Corporation (“Becton”) which in turn is owned by Carl C. Icahn. Mr. Icahn also owns, indirectly, approximately 86.5% of the limited partnership interests of AREP, a New York Stock Exchange master limited partnership.

2.	Cash and Cash Equivalents
      The Company considers all temporary cash investments with maturity at the date of purchase of three months or less to be cash equivalents.

3.	Use of Estimates
      Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statement to prepare this balance sheet in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

4.	Income Taxes
      The Company and its parent have elected and the stockholders have consented, under the applicable provisions of the Internal Revenue Code, to report their income for Federal income tax purposes as a Subchapter S Corporation. The stockholders report their respective shares of the net taxable income or loss on their personal tax returns. Accordingly, no liability has been accrued for current or deferred Federal income taxes related to the operations of the Company in the accompanying balance sheet. State and local taxes are de minimus.

5.	Investments in Partnerships
      The Company evaluates its investments in partially-owned entities in accordance with FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, or FIN 46R. If the partially-owned entity is a “variable interest entity,” or a “VIE,” and the Company is the “primary beneficiary” as defined in FIN 46R, the Company would account for such investment as if it were a consolidated subsidiary.
      For a partnership investment which is not a VIE or in which the Company is not the primary beneficiary, the Company follows the accounting set forth in AICPA Statement of Position No. 78-9 — Accounting for Investments in Real Estate Ventures (SOP 78-9). In accordance with this pronouncement, investments in joint ventures are accounted for under the equity method when its ownership interest is less than 50% and it does not exercise direct or indirect control. Factors that are considered in determining whether or not the Company exercises control include important rights of partners in significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representation and authority and other contractual rights of the partners. To the extent that the Company is deemed to control these entities, these entities would be consolidated.
      The Company has determined that the AREP and AREH partnerships are not VIEs and therefore it accounts for these investments under the equity method of accounting as the limited partners have important

AMERICAN PROPERTY INVESTORS, INC.
NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2004 — (Continued)
rights as defined in SOP 78-9. This investment was recorded initially at cost and was subsequently adjusted for equity in earnings or losses and cash contributions and distributions.
      On a periodic basis the Company evaluates whether there are any indicators that the value of its investments in partnerships are impaired. An investment is considered to be impaired if the Company’s estimate of the value of the investment is less than the carrying amount. The ultimate realization of the Company’s investments in partnerships is dependent on a number of factors including the performance of that entity and market conditions. If the Company determines that a decline in the value of a partnership is other than temporary, then the Company would record an impairment charge.
Note B — Investment in Partnerships
      The Company has a 1% general partnership interest in both AREP and AREH. AREP is the 99% limited partner and holding company of AREH which is involved in the following operating businesses: (i) rental real estate, (ii) hotel, casino and resort operations, (iii) land, house and condominium development, (iv) investment in oil and gas operating properties, and (v) investments in securities, including investments in other entities and marketable and debt securities.
      Summarized financial information for American Real Estate Partners, L.P. and subsidiaries as of December 31, 2004 is as follows (in thousands of dollars):

Cash and cash equivalents	$762,708
Investment in U.S. government and agency obligations	96,840
Due from brokers	123,001
Other current assets	148,726

Total current assets	1,131,275

Other investments	245,948
Land and construction-in-progress	106,537
Real estate leased to others	134,399
Hotel casino and resort operating properties	339,492
Investment in debt securities of affiliates	115,075
Investment in NEG Holding LLC	87,800
Other assets	102,531

Total assets	$2,263,057

Accounts payable, accrued expenses and other current liabilities	$81,793
Securities sold not yet purchased	90,674
Other current liabilities	31,177

Total current liabilities	203,644
Mortgages payable	60,719
Senior secured notes payable	215,000
Senior unsecured notes payable	350,598
Preferred limited partnership units	106,731
Other liabilities	23,239

Total liabilities	959,931
Partners’ equity	1,303,126

Total liabilities and partners’ equity	$2,263,057

General partners equity	$(12,984)

AMERICAN PROPERTY INVESTORS, INC.
NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2004 — (Continued)
      The carrying amount of the investment in partnerships on the Company’s balance sheet exceeds the underlying equity in the net assets of the partnerships by $40,572,000. This difference is as a result of adjustments reflected in AREP’s equity to account for certain acquisitions from affiliates of the general partner. The differences between the historical cost of companies acquired and the purchase price paid to the affiliates of the general partner were accounted for as contributions from or distributions to the general partner.
Note C — Note Receivable from Affiliate
      The Company has an unsecured demand note receivable due from Carl C. Icahn, in the amount of $9,500,000. Interest on the note accrues at the rate of 3.75% per annum and is payable on the last day of April and October. Interest has been paid through October 31, 2004.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Members
NEG Holding LLC:
      We have audited the accompanying consolidated balance sheet of NEG Holding LLC (“the Company”) and subsidiaries as of December 31, 2004, and the related consolidated statement of operations, members’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NEG Holding LLC and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP
Houston, Texas
March 4, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Members
NEG Holding LLC:
      We have audited the accompanying consolidated balance sheet of NEG Holding LLC (“the Company”) and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, members’ equity and cash flows for each of the years in the two-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NEG Holding LLC and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.
      As discussed in Note 8 to the consolidated financial statements, effective January 1, 2003, the Company changed its method of accounting for asset retirement obligations.

/s/ KPMG LLP
Dallas, Texas
March 12, 2004

NEG HOLDING LLC
CONSOLIDATED BALANCE SHEETS

	December 31,

	2004	2003

ASSETS
Current assets:
Cash and cash equivalents	$882,841	$15,401,433
Accounts receivable — oil and natural gas sales	18,220,105	13,214,537
Accounts receivable — joint interest and other (net of allowance of $104,000 in 2004 & 2003)	495,272	485,083
Notes receivable — other (net of allowance of $790,000 in 2004)	489,389	1,220,960
Derivative broker deposit	—	1,700,000
Drilling prepayments	858,114	1,106,871
Other	2,200,156	286,399

Total current assets	23,145,877	33,415,283

Oil and natural gas properties, at cost (full cost method):
Subject to ceiling limitation	573,069,515	507,250,803
Accumulated depreciation, depletion, and amortization	(343,485,274)	(322,443,045)

Net oil and natural gas properties	229,584,241	184,807,758

Other property and equipment	5,055,490	4,838,114
Accumulated depreciation	(4,063,781)	(3,746,317)

Net other property and equipment	991,709	1,091,797

Note receivable	3,090,000	1,827,000
Equity investment	2,379,108	1,698,000
Other long term assets	1,082,504	964,500

Total assets	$260,273,439	$223,804,338

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable — trade	$10,239,384	$2,879,138
Accounts payable — affiliate	1,595,235	411,731
Accounts payable — revenue	4,104,029	3,964,530
Prepayments from partners	90,186	265,871
Other	77,593	136,707
Derivative financial instruments	6,349,714	6,595,475

Total current liabilities	22,456,141	14,253,452
Long term liabilities:
Note payable	83,031	592,889
Gas balancing	897,852	818,621
Credit facility	51,833,624	43,833,624
Asset retirement obligation	3,055,240	3,268,381
Derivative financial instruments	7,766,144	—
Members’ equity	174,181,407	161,037,371

Total liabilities and members’ equity	$260,273,439	$223,804,338

The accompanying notes are an integral part of these financial statements.

NEG HOLDING LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2004	2003	2002

Revenues:
Oil and natural gas sales	$76,677,224	$75,740,373	$35,319,918
Field operations	326,960	297,069	403,933
Plant operations	1,723,305	1,568,502	177,049

Total revenue	78,727,489	77,605,944	35,900,900

Costs and expenses:
Lease operating	13,505,366	11,501,303	8,508,744
Field operations	334,443	397,669	420,188
Plant operations	680,066	577,003	68,767
Oil and natural gas production taxes	5,732,265	5,770,865	1,874,854
Depreciation, depletion and amortization	21,385,529	23,442,797	15,509,106
Accretion of asset retirement obligation	261,471	242,752	—
Amortization of loan cost	494,386	—	—
General and administrative	4,919,525	4,833,546	5,682,804

Total costs and expenses	47,313,051	46,765,935	32,064,463

Operating income	31,414,438	30,840,009	3,836,437
Other income (expense):
Interest expense	(2,222,009)	(1,538,048)	(96,491)
Interest income and other, net	299,327	472,337	1,245,204
Interest income from affiliate	149,650	114,867	546,228
Commitment fee income	—	125,000	175,000
Equity in loss on investment	(518,892)	(102,000)	—
Dividend expense	—	—	(145,200)
Gain (loss) on sale of securities	—	(953,790)	8,711,915
Unrealized loss on financial instruments/short sale	—	—	(346,992)

Income before cumulative effect of change in accounting principle	29,122,514	28,958,375	13,926,101
Cumulative effect of change in accounting principle	—	1,911,705	—

Net income	$29,122,514	$30,870,080	$13,926,101

The accompanying notes are an integral part of these financial statements.

NEG HOLDING LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2004	2003	2002

Operating Activities
Net income	$29,122,514	$30,870,080	$13,926,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	21,385,529	23,442,797	15,509,106
Change in fair market value of derivative contracts	7,520,383	2,987,013	3,608,462
Unrealized loss on financial instruments/short sale	—	—	346,992
Gain (loss) on sale of assets	(6,136)	—	7,058
Equity in loss on investment	518,892	102,000	—
Accretion of asset retirement obligation	261,471	242,752	—
Provision for doubtful account	790,000	—	—
Amortization of note costs	494,386	—	—
Cumulative effect of change in accounting principle	—	(1,911,705)	—
Changes in operating assets and liabilities:
Accounts receivable	(5,078,989)	(1,296,013)	(2,069,815)
Notes receivable	(1,258,198)	(1,831,802)	(2,774,968)
Drilling prepayments	248,758	(380,288)	(457,565)
Derivative broker deposit	1,700,000	100,000	(1,800,000)
Other current assets	(2,086,257)	(26,215)	912,577
Accounts payable and accrued liabilities	8,017,822	493,730	(566,450)

Net cash provided by operating activities	61,630,175	52,792,349	26,641,498

Investing Activities
Oil and natural gas exploration and development expenditures	(67,487,412)	(36,034,277)	(18,106,385)
Longfellow Ranch acquisition	—	—	(51,037,347)
Purchases of other property and equipment	(245,250)	(149,897)	(222,039)
Increase in restricted cash	—	—	(346,992)
Proceeds from sales of oil and natural gas properties	1,202,263	1,436,016	1,434,212
Equity investment	(1,200,000)	(1,800,000)	—

Net cash used in investing activities	(67,730,399)	(36,548,158)	(68,278,551)

Financing Activities
Proceeds from Arnos credit facility	—	46,756,377	—
Repayment of Arnos credit facility	—	(46,756,377)	—
Proceeds from Mizuho credit facility	8,000,000	43,833,624	—
Loan issuance costs	(439,890)	(951,697)	—
Guaranteed Payment to member	(15,978,478)	(18,228,781)	(21,652,819)
Priority Amount distribution to member	—	(40,506,072)	—

Net cash used in financing activities	(8,418,368)	(15,852,926)	(21,652,819)

Increase (decrease) in cash and cash equivalents	(14,518,592)	391,265	(63,289,872)
Cash and cash equivalents at beginning of period	15,401,433	15,010,168	78,300,040

Cash and cash equivalents at end of period	$882,841	$15,401,433	$15,010,168

Supplemental Cash Flow Information
Interest paid in cash	$1,713,136	$1,537,127	$96,491

Distribution of member note payable	$—	$10,939,750	$—

The accompanying notes are an integral part of these financial statements.

NEG HOLDING LLC
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

Members’
Equity

Balance at December 31, 2001	$207,568,612
Guaranteed Payment to member	(21,652,819)
Net income	13,926,101

Balance at December 31, 2002	$199,841,894
Guaranteed Payment to member	(18,228,781)
Priority Amount distribution to member	(51,445,822)
Net income	30,870,080

Balance at December 31, 2003	$161,037,371
Guaranteed Payment to member	(15,978,478)
Net income	29,122,514

Balance at December 31, 2004	$174,181,407

The accompanying notes are an integral part of these financial statements.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

1.	Background
      NEG Holding LLC (the “Company”), a Delaware limited liability company, was formed in August 2000. Start up costs of the Company were incurred by Gascon Partners (“Gascon”) and were not significant. No other activity occurred from August 2000 until the members’ contributions in September 2001. In exchange for an initial 50% membership interest in the Company, on September 12, 2001, but effective as of May 1, 2001, National Energy Group, Inc. (“NEG”) contributed to the Company all of its operating assets and oil and natural gas properties. In exchange for its initial 50% membership interest in the Company, Gascon contributed its sole membership interest in Shana National LLC, an oil and natural gas producing company, and cash, including a $10.9 million Revolving Note issued to Arnos Corp. (“Arnos”), evidencing the borrowings under the NEG revolving credit facility. In connection with the foregoing, the Company initially owns 100% of the membership interest in NEG Operating LLC (“Operating LLC”), a Delaware limited liability company. Gascon is currently the managing member of the Company. All of the oil and natural gas assets contributed by NEG and all of the oil and natural gas assets associated with Gascon’s contribution to the Company were transferred from the Company to Operating LLC on September 12, 2001, but effective as of May 1, 2001. Allocation of membership interest in the Company was based principally on the estimated fair value of the assets contributed as of May 1, 2001, with each member contributing assets of equal fair value. The following summarizes the historical book carrying value of the net assets contributed as of September 1, 2001.

	National Energy
	Group, Inc.	Gascon	Total

Current assets	$11,535,745	$97,183,477	$108,719,222
Net oil and natural gas properties	84,983,139	30,573,625	115,556,764
Hedge assets	4,807,689	—	4,807,689
Intercompany receivable	—	4,783,737	4,783,737

Total assets	$101,326,573	$132,540,839	$233,867,412

Current liabilities	$4,157,430	$2,657,190	$6,814,620
Long-term liabilities	940,033	1,377,782	2,317,815
Intercompany payable	4,783,737	—	4,783,737
Members’ equity	91,445,373	128,505,867	219,951,240

Total liabilities and members’ equity	$101,326,573	$132,540,839	$233,867,412

      The Holding LLC Operating Agreement entered into on September 12, 2001, contains a provision that allows Gascon at any time, in its sole discretion, to redeem NEG’s membership interest in the Company at a price equal to the fair market value of such interest determined as if the Company had sold all of its assets for fair market value and liquidated.
      The Company shall be dissolved and its affairs wound up in accordance with the Delaware Limited Liability Company Act and the Holding LLC Operating Agreement on December 31, 2024, unless the Company shall be dissolved sooner and its affairs wound up in accordance with the Delaware Limited Liability Company Act or the Holding LLC Operating Agreement.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Significant Accounting Policies

Consolidation
      The consolidated financial statements include the accounts of the Company, and its sole subsidiary Operating LLC. All significant intercompany transactions and balances have been eliminated.

Accounting Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents
      Cash and cash equivalents may include demand deposits, short-term commercial paper, and/or money-market investments with maturities of three months or less when purchased.

Oil and Natural Gas Properties
      The Company utilizes the full cost method of accounting for its crude oil and natural gas properties. Under the full cost method, all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of crude oil and natural gas reserves are capitalized and amortized on the units-of-production method based upon total proved reserves. The costs of unproven properties are excluded from the amortization calculation until the individual properties are evaluated and a determination is made as to whether reserves exist. Conveyances of properties, including gains or losses on abandonments of properties, are treated as adjustments to the cost of crude oil and natural gas properties, with no gain or loss recognized.
      Under the full cost method, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% per year (the ceiling limitation). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, abandonment costs, and certain production related and ad-valorem taxes are deducted. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant indefinitely, except for changes which are fixed and determinable by existing contracts. The net book value is compared to the ceiling limitation on a quarterly basis. The excess, if any, of the net book value above the ceiling limitation is required to be written off as a non-cash expense. The Company did not incur a ceiling writedown in 2002, 2003 and 2004. There can be no assurance that there will not be writedowns in future periods under the full cost method of accounting as a result of sustained decreases in oil and natural gas prices or other factors.
      The Company has capitalized internal costs of $1.0 million, $0.6 million, and $0.6 million for the years ended December 31, 2004, 2003 and 2002, respectively, as costs of oil and natural gas properties. Such capitalized costs include salaries and related benefits of individuals directly involved in the Company’s acquisition, exploration, and development activities based on a percentage of their salaries.
      The Company is subject to extensive federal, state, and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environment effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.
      The Company’s operations are subject to all of the risks inherent in oil and natural gas exploration, drilling and production. These hazards can result in substantial losses to the Company due to personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage, or suspension of operations. The Company maintains insurance of various types customary in the industry to cover its operations and believes it is insured prudently against certain of these risks. In addition, the Company maintains operator’s extra expense coverage that provides coverage for the care, custody and control of wells drilled by the Company. The Company’s insurance does not cover every potential risk associated with the drilling and production of oil and natural gas. As a prudent operator, the Company does maintain levels of insurance customary in the industry to limit its financial exposure in the event of a substantial environmental claim resulting from sudden and accidental discharges. However, 100% coverage is not maintained. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on the Company’s financial condition and results of operations. Moreover, no assurance can be given that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable. The Company believes that it operates in compliance with government regulations and in accordance with safety standards which meet or exceed industry standards.

Other Property and Equipment
      Other property and equipment includes furniture, fixtures, and other equipment. Such assets are recorded at cost and are depreciated over their estimated useful lives using the straight-line method.
      The Company’s investment in Longfellow Ranch Field includes a minority interest in a gas separation facility. This investment is included in the oil and natural gas properties and depleted over the life of the reserves.
      Maintenance and repairs are charged against income when incurred; renewals and betterments, which extend the useful lives of property and equipment, are capitalized.

Income Taxes
      The Company will be taxed as a partnership under federal and applicable state laws; therefore, the Company has not provided for federal or state income taxes since these taxes are the responsibility of the Members.

Financial Instruments
      The Company sells crude oil and natural gas to various customers. In addition, the Company participates with other parties in the operation of crude oil and natural gas wells. Substantially all of the Company’s accounts receivable are due from either purchasers of crude oil and natural gas or participants in crude oil and natural gas wells for which the Company serves as the operator. Generally, operators of crude oil and natural gas properties have the right to offset future revenues against unpaid charges related to operated wells. Crude oil and natural gas sales are generally unsecured.

Accounts Receivable
      The allowance for doubtful accounts is maintained at an adequate level to absorb losses in the Company’s accounts receivable. Our management continually monitors the accounts receivable from customers for any collectability issues. An allowance for doubtful accounts is established based on reviews of individual customer accounts, recent loss experience, current economic conditions, and other pertinent factors. Accounts deemed

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
uncollectible are charged to the allowance. Provisions for bad debts and recoveries on accounts previously charge-off are added to the allowance.
      Allowances for bad debt totaled approximately $.9 million at December 31, 2004 and $.1 million at December 31, 2003. At December 31, 2004, the carrying value of the Company’s accounts receivable approximates fair value.

Revenue Recognition
      Revenues from the sale of natural gas and oil produced are recognized upon the passage of title, net of royalties.

Natural Gas Production Imbalances
      The Company accounts for natural gas production imbalances using the sales method, whereby the Company recognizes revenue on all natural gas sold to its customers notwithstanding the fact that its ownership may be less than 100% of the natural gas sold. Liabilities are recorded by the Company for imbalances greater than the Company’s proportionate share of remaining estimated natural gas reserves.

Comprehensive Income
      Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. There were no differences between net earnings and total comprehensive income in 2004, 2003 and 2002.

Derivatives
      The Company follows SFAS No. 133, “Accounting for Certain Derivative Instruments and Certain Hedging Activities” and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS 133” that requires that all derivative instruments be recorded on the balance sheet at their respective fair value.
      Prior to contributing all oil and natural gas assets to the Company, NEG periodically managed its exposure to fluctuations in oil and natural gas prices by entering into various derivative instruments consisting principally of collar options and swaps. NEG elected not to designate these instruments as hedges for accounting purposes, accordingly the change in unrealized gains and losses is included in oil and natural gas sales. Cash settlements and valuation losses are included in oil and natural gas sales. The Company has accounted for these instruments in the same manner. The following summarizes the cash settlements and unrealized gains and losses for the years ended December 31, 2004, 2003 and 2002:

	2004	2003	2002

Gross cash receipts	$1,327,200	$14,924	$1,246,080
Gross cash payments	$13,694,010	$8,681,198	$2,430
Valuation loss	$7,520,383	$2,987,013	$3,608,462
      While the use of derivative contracts can limit the downside risk of adverse price movements, it may also limit future gains from favorable movements. The Company addresses market risk by selecting instruments whose value fluctuations correlate strongly with the underlying commodity. Credit risk related to derivative activities is managed by requiring minimum credit standards for counterparties, periodic settlements, and mark to market valuations.
      The Company received various commodity swap agreements (“contracts”) from Gascon and NEG as part of their initial contribution of assets and liabilities in September 2001. The counterparty to these

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
instruments was through Enron North America Corp. As of December 2001, Enron Corp. and Enron North America Corp. et al (“Enron”) filed for protection under Chapter 11, Title 18 of the United States Code. Enron ceased making payments under the various contracts in November 2001, prior to the bankruptcy filings. Accordingly, each of the contracts shall be administered as a claim filed by the Company in the Enron bankruptcy proceedings. The Company estimates its claim against Enron related to these contracts is approximately $7.25 million. The $7.25 million claim represented a hedge against future oil and natural gas prices and did not reflect a cash gain or loss on the contracts. For this reason, no asset or liability was recorded at December 31, 2001 and the Company recorded a net non cash valuation loss of $4.6 million through December 31, 2001 in connection with these contracts. The Company cannot predict what amount, if any may be ultimately received in the Enron bankruptcy proceeding.
      The following is a summary of the oil and natural gas no-cost commodity price collars entered into with Shell Trading Company:

		Production
Date of Contract	Volume/Month	Month	Floor	Ceiling

August 2002	30,000 Bbls	2003	$23.55	$26.60
August 2002	300,000 MMBTU	2003	$3.25	$4.62
November 2002	300,000 MMBTU	2003	$3.50	$4.74
November 2002	300,000 MMBTU	2004	$3.35	$4.65
November 2002	300,000 MMBTU	2005	$3.25	$4.60
November 2003	45,000 Bbls	2004	$26.63	$29.85
February 2005	16,000 Bbls	2006	$41.75	$45.40
February 2005	120,000 MMBTU	2006	$6.00	$7.28
      On January 28, 2003, the Company entered into an eleven month fixed price swap agreement with Plains Marketing, L.P., consisting of a contract for 28,000 barrels of oil per month at a fixed price of $28.35 effective February 2003 through December 2003.
      The following is a summary of oil and natural gas contracts entered into with Bank of Oklahoma on January 6, 2004 and November 15, 2004.

			Fixed
Type Contract	Production Month	Volume per	Price	Floor	Ceiling

Fixed price	February - March 2004	400,000 MMBTU	$6.915	$—	$—
Fixed price	April - June 2004	400,000 MMBTU	$5.48	$—	$—
Fixed price	July - September 2004	400,000 MMBTU	$5.38	$—	$—
No Cost Collars	October - December 2004	400,000 MMBTU	$—	$5.25	$5.85
No Cost Collars	2005	300,000 MMBTU	$—	$4.75	$5.45
No Cost Collars	2006	500,000 MMBTU	$—	$4.50	$5.00
No Cost Collars	2005	250,000 MMBTU	$—	$6.00	$8.70
No Cost Collars	2005	25,000 Bbls	$—	$43.60	$45.80
      A liability of $6.6 million and $14.1 million ($6.3 million as current, $7.8 million as long-term) was recorded by the Company as of December 31, 2003 and 2004 respectively, in connection with these contracts. The Company had $1.7 and $0.0 million on deposit with Shell Trading as of December 31, 2003 and 2004, respectively, to collateralize the contracts. As of December 31, 2004, the Company had issued $11.0 million in letters of credit to Shell for this purpose.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recent Accounting Pronouncements
      On September 28, 2004, the SEC released Staff Accounting Bulletin (“SAB”) 106 regarding the application of SFAS 143, “Accounting for Asset Retirement Obligations (“AROs”),” by oil and gas producing companies following the full cost accounting method. Pursuant to SAB 106, oil and gas producing companies that have adopted SFAS 143 should exclude the future cash outflows associated with settling AROs (ARO liabilities) from the computation of the present value of estimated future net revenues for the purposes of the full cost ceiling calculation. In addition, estimated dismantlement and abandonment costs, net of estimated salvage values, that have been capitalized (ARO assets) should be included in the amortization base for computing depreciation, depletion and amortization expense. Disclosures are required to include discussion of how a company’s ceiling test and depreciation, depletion and amortization calculations are impacted by the adoption of SFAS 143. SAB 106 is effective prospectively as of the beginning of the first fiscal quarter beginning after October 4, 2004. The adoption of SAB 106 is not expected to have a material impact on either the ceiling test calculation or depreciation, depletion and amortization.
      On December 16, 2004, the FASB issued Statement 123 (revised 2004), “Share-Based Payment” that will require compensation costs related to share-based payment transactions (e.g., issuance of stock options and restricted stock) to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. Statement 123(R) replaces SFAS 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” For us, SFAS 123(R) is effective for the first reporting period after June 15, 2005. Entities that use the fair-value-based method for either recognition or disclosure under SFAS 123 are required to apply SFAS 123(R) using a modified version of prospective application. Under this method, an entity records compensation expense for all awards it grants after the date of adoption. In addition, the entity is required to record compensation expense for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, entities may elect to adopt SFAS 123(R) using a modified retrospective method where by previously issued financial statements are restated based on the expense previously calculated and reported in their pro forma footnote disclosures. The company had no share based payments subject to this standard.
      On December 16, 2004, the FASB issued Statement 153, “Exchanges of Nonmonetary Assets”, an amendment of APB Opinion No. 29, to clarify the accounting for nonmonetary exchanges of similar productive assets. SFAS 153 provides a general exception from fair value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Statement will be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not have any nonmonetary transactions for any period presented that this Statement would apply.

3.	Management Agreement
      The management and operation of Operating LLC is being undertaken by NEG pursuant to the Management Agreement which NEG has entered into with Operating LLC. The strategic direction of Operating LLC’s oil and natural gas business, including oil and natural gas drilling and capital investments, is controlled by the managing member of the Company (currently Gascon). The Management Agreement provides that NEG will manage Operating LLC’s oil and natural gas assets and business until the earlier of November 1, 2006, or such time as Operating LLC no longer owns any of the managed oil and natural gas properties. NEG’s employees will conduct the day-to-day operations of Operating LLC’s oil and natural gas properties, and all costs and expenses incurred in the operation of the oil and natural gas properties shall be

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
borne by Operating LLC, although the Management Agreement provides that the salary of NEG’s Chief Executive Officer shall be 70% attributable to the managed oil and natural gas properties, and the salaries of each of the General Counsel and Chief Financial Officer shall be 20% attributable to the managed oil and natural gas properties.
      In exchange for NEG’s management services, Operating LLC shall pay NEG a management fee of 115% of the actual direct and indirect administrative and reasonable overhead costs incurred by NEG in operating the oil and natural gas properties which either NEG, or Operating LLC may seek to change within the range of 110%-115% as such change is warranted; however, the parties have agreed to consult with each other to ensure that such administrative and reasonable overhead costs attributable to the managed properties are properly reflected in the management fee paid to NEG. In addition, Operating LLC has agreed to indemnify NEG to the extent it incurs any liabilities in connection with its operation of the assets and properties of Operating LLC, except to the extent of its gross negligence, or misconduct. The Company recorded $6.2 million, $6.6 million and $7.6 million as a management fee to NEG for the years ended December 31, 2004, 2003 and 2002. These amounts are included in general and administrative and lease operating expenses.

4.	Acquisitions
      In November 2002, the Company completed the acquisition of producing oil and natural gas properties in Pecos County, Texas known as Longfellow Ranch Field. The consideration for this acquisition consisted of $45.4 million in cash, which was funded from available cash.
      In December 2002, the Company completed the acquisition of additional interest in Longfellow Ranch Field in Pecos County, Texas. The consideration for this acquisition consisted of $2.9 million in cash, which was funded from available cash.
      The following pro forma data presents the results of the Company for the year ended 2002, as if the acquisition of properties had occurred on January 1, 2002. The pro forma results of operations are presented for comparative purposes only and are not necessarily indicative of the results which would have been obtained had the acquisition been consummated as presented. The following data reflect pro forma adjustments for the

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
oil and natural gas revenues, production costs, and depreciation and depletion related to the properties (in thousands).

Pro Forma
Year Ended
December 31,
2002

(Unaudited)
Revenues:
Oil and natural gas sales	$47,659
Plant operations	1,515
Field operations	404

Total revenue	49,578

Costs and expenses:
Oil and natural gas production taxes	(2,414)
Lease operating	(12,250)
Depreciation and depletion	(20,206)
Plant operations expense	(529)
Field operations	(420)
General and administrative	(5,683)

Total expense	(41,502)

Operating income	$8,076

Net income	$14,557

5.	Investments/Note Receivable
      In January 2002, the Company acquired stock valued at $49.95 million, which was sold at a gain of $8.7 million in February 2002. In an unrelated transaction, the Company completed a short sale of stock in November 2002 for $10.4 million. At December 31, 2002, this short sale position remained open and the mark-to-market value of such stock resulted in an unrealized loss of $0.3 million. In January 2003, the Company settled this position and recorded a loss of $1.0 million on the transaction.
      In October 2003, the Company committed to an investment of $6.0 million in Petrosource Energy Company, LLC (“Petrosource”). The Company acquired 24.79% of the outstanding stock for a price of $3.6 million and advanced $2.4 million as a subordinated loan bearing 6% interest due in 6 years. $3.6 million of this commitment was paid in October 2003 and $2.4 million in February 2004. Petrosource is in the business of selling CO(2) and also owns pipelines and compressor stations for delivery purposes. The Company recorded a $0.1 million and $0.5 million net loss in 2003 and 2004 as a result of accounting for the Petrosource investment under the equity method.
      In April 2002, the company entered into a revolving credit commitment to extend advances to an unrelated third party. Under the terms of the revolving credit arrangement, the Company agreed to make advances from time to time, as requested by the unrelated third party and subject to certain limitations, an amount up to $5 million. Advances made under the revolving credit commitment bear interest at prime rate plus 2% and are collateralized by inventory and receivables. As of December 31, 2004, the Company determined that a portion of the total outstanding advances of $1.3 million had been impaired and recorded a loss of $0.8 million. The loss is recorded as impairment of note receivable in the income statement.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Credit Facilities
      On March 26, 2003, the Company distributed the $10.9 million note outstanding under the existing credit facility to NEG as a distribution of Priority Amount. Also, on March 26, 2003 NEG, Arnos and Operating LLC entered into an agreement to assign the existing credit facility to Operating LLC. Effective with this assignment, Arnos amended the credit facility to increase the revolving commitment to $150 million, increase the borrowing base to $75 million and extend the revolving due date until June 30, 2004. Concurrently, Arnos extended a $42.8 million loan to Operating LLC under the amended credit facility; Operating LLC then distributed $42.8 million to the Company who, thereafter, made a $40.5 million distribution of Priority Amount and a $2.3 million Guaranteed Payment to NEG. NEG utilized these funds to pay the entire amount of the long-term interest payable on the Senior Notes and interest accrued thereon outstanding on March 27, 2003. The Arnos facility was canceled on December 29, 2003 in conjunction with the Mizuho Corporate Bank, Ltd. financing.
      On December 29, 2003, the Company entered into a Credit Agreement (the “Credit Agreement”) with certain commercial lending institutions, including Mizuho Corporate Bank, Ltd. as the Administrative Agent and the Bank of Texas, N.A. and the Bank of Nova Scotia as Co-Agents.
      The Credit Agreement provides for a loan commitment amount of up to $120 million and a letter of credit commitment of up to $15 million (provided, the outstanding aggregate amount of the unpaid borrowings, plus the aggregate undrawn face amount of all outstanding letters of credit shall not exceed the borrowing base under the Credit Agreement). The Credit Agreement provides further that the amount available to the Company at any time is subject to certain restrictions, covenants, conditions and changes in the borrowing base calculation. In partial consideration of the loan commitment amount, the Company has pledged a continuing security interest in all of its oil and natural gas properties and its equipment, inventory, contracts, fixtures and proceeds related to its oil and natural gas business.
      At the Company’s option, interest on borrowings under the Credit Agreement bear interest at a rate based upon either the prime rate or the LIBOR rate plus, in each case, an applicable margin that, in the case of prime rate loans, can fluctuate from 0.75%to 1.50% per annum, and, in the case of LIBOR rate loans, can fluctuate from 1.75% to 2.50% per annum. Fluctuations in the applicable interest rate margins are based upon Operating LLC’s total usage of the amount of credit available under the Credit Agreement, with the applicable margins increasing as the Company’s total usage of the amount of the credit available under the Credit Agreement increases. The Credit Agreement expires on September 1, 2006.
      At the closing of the Credit Agreement, the Company borrowed $43.8 million to repay $42.9 million owed by the Company to Arnos under the secured loan arrangement which was then terminated and to pay administrative fees in connection with this borrowing. The Company intends to use any future borrowings under the Credit Agreement to finance potential acquisitions. The Company has capitalized $1.4 million of loan issuance costs in connection with the closing of this transaction. These costs will be amortized over the life of the loan using the interest method.
      As a condition to the lenders obligations under the Credit Agreement, the lenders required that the NEG, Gascon, Operating LLC and the Company execute and deliver at the closing that certain Pledge Agreement and Irrevocable Proxy in favor of Bank of Texas, N.A., its successors and assigns, the (“Pledge Agreement”). Pursuant to the terms of the Pledge Agreement, in order to secure the performance of the obligations of the Company (i) each of NEG and Gascon have pledged their 50% membership interest in the Company (such interests constituting 100% of the outstanding equity membership interest of the Company); (ii) the Company has pledged its 100% equity membership interest in Operating LLC; and (iii) Operating LLC has pledged its 100% equity membership interest in its subsidiary, Shana National LLC (the membership interests referred to in clauses (i), (ii) and (iii) above are collectively referred to as the “Collateral”). The Pledge Agreement also provides for a continuing security interest in the Collateral and that Bank of Texas, N.A. as the Collateral

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Agent is the duly appointed attorney-in-fact of the Company. The Collateral Agent may take all action deemed reasonably necessary for the maintenance, preservation and protection of the Collateral and the security interest therein until such time that all of the Company’s obligations under the Credit Agreement are fulfilled, terminated or otherwise expired. If under the Credit Agreement an event of default shall have occurred and is continuing, the Collateral Agent may enforce certain rights and remedies, including, but not limited to the sale of the Collateral, the transfer of all or part of the Collateral to the Collateral Agent or its nominee and/or the execution of all endorsements.
      Draws made under the credit facility are normally made to fund working capital requirements, acquisitions and capital expenditures. During the current fiscal year, the Company’s outstanding balances thereunder have ranged from a low of $44 million to a high of $52 million. As of December 31, 2004 the outstanding balance under the credit facility was $52 million.
      The Credit Agreement requires, among other things, semiannual engineering reports covering oil and natural gas properties, and maintenance of certain financial ratios, including the maintenance of a minimum interest coverage, a current ratio, and a minimum tangible net worth. The Company was in compliance with all covenants at December 31, 2003. Operating LLC was not in compliance with the minimum interest coverage ratio covenant at December 31, 2004. Operating LLC obtained a waiver of compliance with respect to this covenant for the period ended December 31, 2004. Operating LLC was in compliance with all other covenants at December 31, 2004.

7.	Commitments and Contingencies
      The Company has entered into a management agreement with NEG to manage Operating LLC’s oil and natural gas assets until the earlier of November 1, 2006, or such time as Operating LLC no longer owns any oil and natural gas assets.
      The Company is obligated to make semi-annual payments to NEG “Guaranteed Payments” as defined in the Holding LLC Operating Agreement referred herein. Two payments totaling $16.0 million were made in 2004, three payments totaling $18.2 million were made in 2003 and two payments totaling $21.7 million were made in 2002 under this obligation. In March 2003, the Company made a distribution of Priority Amount of $51.4 million to NEG.
      On July 7, 2003, NEG filed a request with the American Arbitration Association for dispute resolution of a claim in the amount of $21,000 against Osprey Petroleum Company, Inc. (“Osprey”) arising out of Osprey’s failure to post bond for certain plugging and abandonment liabilities associated with oil and gas properties sold by the Company to Osprey in September 2000. Osprey has counterclaimed against the NEG and its affiliates (Holding LLC and Operating LLC) in an amount up to $15 million, alleging fraud and breach of contract related to the sale of such oil and gas properties. The Purchase and Sale Agreement transferring the properties from the Company to Osprey provides for dispute resolution through binding arbitration utilizing arbitrator(s) experienced in oil and gas transactions. The exclusive venue for any such arbitration is in Dallas, Texas, and the binding, nonappealable judgment by the arbitrator(s) may be entered in any court having competent jurisdiction.
      On February 24, 2005, the American Arbitration Association issued a ruling in favor of NEG on all issues. The Company was awarded the following:

(a) $20,500 in post bond premiums alleged to be owed for certain plugging and abandonment liabilities associated with the oil and gas properties sold to Osprey,

(b) $5,422 in expenses associated with NEG’s bond claim,

(c) $53,226 in attorneys fees,

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(d) $24,617 in administrative expenses paid to the American Arbitration Association,

(e) an order requiring Osprey to post and maintain an acceptable replacement bond,

(f) a finding that Osprey’s counterclaim in the amount of $15 million was without merit, and

(g) a ruling that Osprey is entitled to no recovery of any damages or expenses associated with NEG’s bond claim or Osprey’s counterclaim.
      NEG intends to pursue the judgement awarded by the American Arbitration Association. Whether or not NEG recovers 100% of the award will have no material adverse effect on NEG’s or the Company’s financial condition or results of operations.
      With respect to certain claims of the Company against Enron North America Corp. relating to the oil and natural gas properties contributed to Holding LLC, a representative of the Company has been appointed to the official committee of unsecured creditors in the Enron bankruptcy proceeding, and the Company has filed a claim for damages in that bankruptcy proceeding. The Company estimates its claim against Enron related to these contracts is approximately $7.25 million. The $7.25 million claim represents a hedge against future oil and natural gas prices and does not reflect a cash gain or loss. Any recoveries from Enron North America Corp. will become the property of Operating LLC as a result of the LLC Contribution. No receivable has been recorded as a result of this claim.
      Other than routine litigation incidental to its business operations which are not deemed by the Company to be material, there are no additional legal proceedings in which the Company nor Operating LLC, is a defendant.

8.	Asset Retirement Obligation
      In June 2001, the Financial Accounting Standards Board (FASB) issued Statements of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). The Company adopted SFAS 143 on January 1, 2003 and recorded an abandonment obligation of $3.0 million. SFAS No. 143 required the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. It also requires the Company to record a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company would have recorded accretion of the asset abandonment obligation of $0.2 million for both 2001 and 2002 had SFAS 143 been adopted in these years.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following is a rollforward of the abandonment obligation as of December 31, 2003 and 2004.

Balance as of January 1, 2003		$3,034,395
Add:	Accretion	242,752
	Additions	89,548
	Revisions	9,396
Less:	Settlements	(57,008)
	Dispositions	(50,702)

Balance as of December 31, 2003		$3,268,381
Add:	Accretion	261,471
	Additions	93,838
Less:	Revisions	(250,650)
	Settlements	(24,354)
	Dispositions	(293,446)

Balance as of December 31, 2004		$3,055,240

9.	Distributions under the Holding LLC Operating Agreement
      Under the Holding LLC Operating Agreement, NEG is to receive both Guaranteed Payments and the Priority Amount of $202.2 million before Gascon receives any monies. The distribution of Priority Amount is to be made on or before November 1, 2006. Guaranteed Payments are to be paid, on a semi annual basis, based on an annual interest rate of 10.75% of the outstanding Priority Amount. After the payments to NEG, Gascon is to receive distributions equivalent to the Priority Amount and Guaranteed Payments plus other amounts as defined. Following the above distributions to NEG and Gascon, additional distributions, if any, are to be made in accordance with their respective capital accounts. The order of distributions is listed below.
      The Holding LLC Operating Agreement requires that distributions shall be made to both NEG and Gascon as follows:

1. Guaranteed Payments are to be paid to NEG, calculated on an annual interest rate of 10.75% on the outstanding Priority Amount. The Priority Amount includes all outstanding debt owed to entities owned or controlled by Carl C. Icahn, including the amount of the Company’s 10.75% Senior Notes. As of December 31, 2004, the Priority Amount was $148.6 million. The Guaranteed Payments will be made on a semi-annual basis.

2. The Priority Amount is to be paid to NEG. Such payment is to occur by November 6, 2006.

3. An amount equal to the Priority Amount and all Guaranteed Payments paid to NEG, plus any additional capital contributions made by Gascon, less any distribution previously made by the Company to Gascon, is to be paid to Gascon.

4. An amount equal to the aggregate annual interest (calculated at prime plus 1/2% on the sum of the Guaranteed Payments), plus any unpaid interest for prior years (calculated at prime plus 1/2% on the sum of the Guaranteed Payments), less any distributions previously made by the Company to Gascon, is to be paid to Gascon.

5. After the above distributions have been made, any additional distributions will be made in accordance with the ratio of the NEG’s and Gascon’s respective capital accounts. (Capital accounts as defined in the Holding LLC Operating Agreement).

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Crude Oil and Natural Gas Producing Activities
      Costs incurred in connection with the exploration acquisition, development, and exploitation of the Company’s crude oil and natural gas properties for the years ended December 31, 2004, 2003 and 2002, (all of which occurred after the contribution of assets by NEG and Gascon) are as follows:

	Year Ended December 31,

	2004	2003	2002

Acquisition of properties	$—	$—	$49,049,174
Exploration costs	29,006,772	6,950,706	1,072,997
Development costs	38,480,640	29,083,572	16,124,610
Depletion rate per Mcfe	$1.28	$1.25	$1.29
      Revenues from individual purchasers that exceed 10% of total crude oil and natural gas sales are as follows:

	Year Ended December 31,

	2004	2003	2002

Plains Marketing and Transportation	$19,786,979	$15,666,690	$12,512,767
Crosstex Energy Services, Inc.	5,080,974	9,225,086	4,843,756
Riata Energy, Inc.	29,884,850	30,420,624	—
Seminole Energy Services	19,572,461	7,215,735	—

11.	Supplementary Crude Oil and Natural Gas Reserve Information (Unaudited)
      The revenues generated by the Company’s operations are highly dependent upon the prices of, and demand for, oil and natural gas. The price received by the Company for its oil and natural gas production depends on numerous factors beyond the Company’s control, including seasonality, the condition of the U.S. economy, foreign imports, political conditions in other oil and natural gas producing countries, the actions of the Organization of Petroleum Exporting Countries and domestic governmental regulations, legislation and policies.
      The Company has made ordinary course capital expenditures for the development and exploitation of oil and natural gas reserves, subject to economic conditions. The Company has interests in crude oil and natural gas properties that are principally located onshore in Texas, Louisiana, Oklahoma, and Arkansas. The Company does not own or lease any crude oil and natural gas properties outside the United States.
      In 2004 and 2003, estimates of the Company’s reserves and future net revenues were prepared by Netherland, Sewell & Associates, Prator Bett, LLC and DeGolyer and MacNaughton. In 2002, estimates of the Company’s net recoverable crude oil, natural gas, and natural gas liquid reserves were prepared by Netherland, Sewell & Associates, Inc. and Prator Bett, LLC. Estimated proved net recoverable reserves as shown below include only those quantities that can be expected to be recoverable at prices and costs in effect at the balance sheet dates under existing regulatory practices and with conventional equipment and operating methods.
      Proved developed reserves represent only those reserves expected to be recovered through existing wells. Proved undeveloped reserves include those reserves expected to be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure is required for recompletion.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Net quantities of proved developed and undeveloped reserves of natural gas and crude oil, including condensate and natural gas liquids, are summarized as follows:

	Crude Oil	Natural Gas

	(Barrels)	(Thousand
		Cubic Feet)
December 31, 2001	5,158,883	82,431,275
Purchases of reserves in place	30,436	34,196,450
Sales of reserves in place	(223,214)	—
Extensions and discoveries	28,892	14,403,643
Revisions of previous estimates	842,776	(636,931)
Production	(629,100)	(7,827,100)

December 31, 2002	5,208,673	122,567,337
Purchase of reserves in place	—	—
Sales of reserves in place	(25,399)	(744,036)
Extensions and discoveries	494,191	61,637,828
Revisions of previous estimates	(7,092)	(2,419,969)
Production	(628,923)	(13,436,865)

December 31, 2003	5,041,450	167,604,295
Purchase of reserves in place	—	—
Sales of reserves in place	(15,643)	(344,271)
Extensions and discoveries	445,636	33,350,666
Revisions of previous estimates	(30,249)	15,441,298
Production	(565,100)	(13,106,103)

December 31, 2004	4,876,094	202,945,885

Proved developed reserves:
December 31, 2002	3,539,450	92,382,411
December 31, 2003	4,096,596	104,207,660
December 31, 2004	3,798,341	111,126,829
      Reservoir engineering is a subjective process of estimating the volumes of underground accumulations of oil and natural gas which cannot be measured precisely. The accuracy of any reserve estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Reserve estimates prepared by other engineers might differ from the estimates contained herein. Results of drilling, testing, and production subsequent to the date of the estimate may justify revision of such estimate. Future prices received for the sale of oil and natural gas may be different from those used in preparing these reports. The amounts and timing of future operating and development costs may also differ from those used. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered.
      The following is a summary of a standardized measure of discounted net cash flows related to the Company’s proved crude oil and natural gas reserves. For these calculations, estimated future cash flows from estimated future production of proved reserves were computed using crude oil and natural gas prices as of the end of each period presented. Future development, production and net asset retirement obligations attributable to the proved reserves were estimated assuming that existing conditions would continue over the economic lives of the individual leases and costs were not escalated for the future.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The Company cautions against using the following data to determine the fair value of its crude oil and natural gas properties. To obtain the best estimate of fair value of the crude oil and natural gas properties, forecasts of future economic conditions, varying discount rates, and consideration of other than proved reserves would have to be incorporated into the calculation. In addition, there are significant uncertainties inherent in estimating quantities of proved reserves and in projecting rates of production that impair the usefulness of the data.
      The standardized measure of discounted future net cash flows relating to proved crude oil and natural gas reserves are summarized as follows:

	December 31,

	2004	2003

Future cash inflows	$1,466,369,163	$1,184,869,747
Future production and development costs	(489,331,736)	(374,829,047)

Future net cash flows	977,037,427	810,040,700
10% annual discount for estimated timing of cash flows	(442,213,801)	(353,980,596)

Standardized measure of discounted future net cash flows	$534,823,626	$456,060,104

      The following are the principal sources of change in the standardized measure of discounted future net cash flows:

	Year Ended December 31,

	2004	2003	2002

Purchases of reserves	$—	$—	$102,916,472
Sales of reserves in place	(1,375,463)	(2,475,742)	(2,509,704)
Sales and transfers of crude oil and natural gas produced, net of production costs	(83,004,073)	(57,424,780)	(31,115,247)
Net changes in prices and production costs	31,039,998	44,711,900	112,380,701
Development costs incurred during the period and changes in estimated future development costs	(81,370,910)	(75,286,532)	(45,230,813)
Extensions and discoveries, less related costs	118,570,850	211,324,414	43,640,702
Revisions of previous quantity estimates	49,194,080	(6,789,000)	8,510,824
Accretion of discount	45,606,010	31,063,232	11,312,180
Changes in production rates (timing) and other	103,030	304,290	(2,394,593)

Net change	$78,763,522	$145,427,782	$197,510,522

      During recent years, there have been significant fluctuations in the prices paid for crude oil in the world markets. This situation has had a destabilizing effect on crude oil posted prices in the United States, including the posted prices paid by purchasers of the Company’s crude oil. The net weighted average prices of crude oil and natural gas at December 31, 2004, 2003 and 2002 used in the above table were $42.10, $31.14 and $29.86 per barrel of crude oil, respectively, and $5.92, $5.87 and $4.92 per thousand cubic feet of natural gas, respectively.

NEG HOLDING LLC
CONSOLIDATED BALANCE SHEET

March 31, 2005

(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,999,200
Accounts receivable — oil and natural gas sales	17,388,724
Accounts receivable — joint interest and other	216,496
Notes receivable — other, (net allowance of $790,000)	488,415
Drilling prepayments	793,558
Other	1,104,408

Total current assets	30,990,801

Oil and natural gas properties, at cost (full cost method):
Subject to ceiling limitation	594,136,210
Accumulated depreciation, depletion, and amortization	(349,909,614)

Net oil and natural gas properties	244,226,596

Other property and equipment	5,143,947
Accumulated depreciation	(4,154,948)

Net other property and equipment	988,999

Note receivable	3,090,000
Equity investment	2,169,566
Other long term assets	962,696

Total assets	$282,428,658

Current liabilities:
Accounts payable — trade	$6,423,198
Accounts payable — affiliate	369,722
Accounts payable — revenue	4,158,627
Prepayments from partners	87,754
Other current liabilities	806,885
Derivative financial instruments	23,852,452

Total current liabilities	35,698,638
Long term liabilities:
Gas balancing	897,853
Credit facility	66,833,624
Asset retirement obligation	3,116,344
Derivative financial instruments	12,883,768
Members’ equity	162,998,431

Total liabilities and members’ equity	$282,428,658

See accompanying notes.

NEG HOLDING LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,

	2005	2004

	(Unaudited)
Revenues:
Oil and natural gas sales	$2,346,633	$25,017,234
Field operations	80,630	79,161
Plant operations	442,609	472,786

Total revenue	2,869,872	25,569,181

Costs and expenses:
Lease operating	3,883,238	3,126,587
Field operations	78,371	90,494
Plant operations	174,442	125,548
Oil and natural gas production taxes	1,695,128	1,349,374
Depreciation, depletion and amortization	6,515,506	5,352,006
Accretion of asset retirement obligation	61,104	63,807
General and administrative	556,457	824,295

Total costs and expenses	12,964,246	10,932,111

Operating income (loss)	(10,094,374)	14,637,070
Other income (expense):
Interest expense	(728,809)	(483,166)
Amortization of debt issuance costs	(172,890)	(111,809)
Interest income and other, net	22,639	89,249
Interest income from affiliate	—	35,803
Interest in loss of equity investee	(209,542)	—

Net income (loss)	$(11,182,976)	$14,167,147

See accompanying notes.

NEG HOLDING LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,

	2005	2004

	(Unaudited)
Operating Activities
Net income (loss)	$(11,182,976)	$14,167,147
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	6,515,506	5,352,006
Change in fair market value of derivative contracts	22,620,363	(2,688,548)
Amortization of debt issuance costs	172,890	111,809
Interest in loss of equity investee	209,543	—
Accretion of asset retirement obligation	61,104	63,807
Changes in operating assets and liabilities:
Accounts receivable	1,111,132	(1,064,720)
Notes receivable	—	(1,207,198)
Drilling prepayments	64,556	254,227
Derivative broker deposit	—	1,700,000
Other current assets	1,095,752	(20,439)
Accounts payable and accrued liabilities	(4,343,276)	1,626,714

Net cash provided by operating activities	16,324,594	18,294,805

Investing Activities
Oil and natural gas exploration and development expenditures	(21,189,663)	(10,869,942)
Purchases of other property and equipment	(88,457)	(38,467)
Proceeds from sales of oil and natural gas properties	122,967	—
Equity investment	—	(1,200,000)

Net cash used in investing activities	(21,155,153)	(12,108,409)

Financing Activities
Proceeds from Mizuho credit facility	15,000,000	—
Proceeds from advance from affiliate	5,000,000	—
Repayment of advance from affiliate	(5,000,000)	—
Loan issuance costs	(53,082)	(328,599)

Net cash (used in) provided by financing activities	14,946,918	(328,599)

Increase in cash and cash equivalents	10,116,359	5,857,797
Cash and cash equivalents at beginning of period	882,841	15,401,433

Cash and cash equivalents at end of period	$10,999,200	$21,259,230

Supplemental Cash Flow Information
Interest paid in cash	$247,022	$148,979

See accompanying notes.

NEG HOLDING LLC
CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

Members’
Equity

(Unaudited)
Balance at December 31, 2004	$174,181,407
Net loss for the three months ended March 31, 2005	(11,182,976)

Balance at March 31, 2005	$162,998,431

See accompanying notes.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months and Period Ended March 31, 2005 and 2004 (Unaudited)

1.	Background
      NEG Holding LLC (the “Company”), a Delaware limited liability company, was formed in August 2000. The initial formation was part of a plan of reorganization under Chapter 11 of the US bankruptcy code by National Energy Group, Inc. (“NEG”). Under the terms of the bankruptcy plan and the various formation agreements, NEG contributed essentially all of its operating assets and Gascon Partners (“Gascon”) contributed a note receivable from NEG and its 100% ownership interest in an oil and natural gas producing company to the Company’s wholly-owned subsidiary, NEG Operating, LLC (“Operating LLC). In exchange, each party received a 50% membership interest in the Company. Both NEG and Gascon Partners are affiliates by virtue of their majority common ownership by Carl C. Icahn. The initial formation of the Company was effective May, 2001 and, because of the common majority ownership of the members, all contributions were initially recorded at historical book values of the contributed net assets as of September 1, 2001.
      Under Delaware law and the terms of the initial formation agreements, the Company may be dissolved and its affairs wound up at any time based on the sole discretion the managing member, Gascon, and in no event later than December 31, 2024. The Company has prepared its financial statements on a “going concern” basis which assumes the Company will continue to operate into the foreseeable future.
      Essentially all of the Company’s operations are contained in Operating, LLC. The day-to-day operations of Operating LLC are managed by NEG and the strategic direction is determined by the managing member, currently Gascon. The Company pays a monthly management fee to NEG that is based on an agreed formula that is approximately equal to direct and indirect costs and reasonable overhead cost incurred, plus 15%. The management agreement with NEG expires on December 1, 2006 or such time as Operation LLC no longer owns any oil and natural gas assets.

2.	Basis of Presentation
      The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and Article 10 of Regulation S-X and are fairly presented. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, these financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position, results of operations and cash flows for the periods indicated. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from these estimates. The Company’s interim financial data should be read in conjunction with the financial statements of the Company for the year ended December 31, 2004 (including the notes thereto).
      The results of operations for the three month periods ended March 31, 2005, and 2004 are not necessarily indicative of the results expected for the full year.

3.	Recent Accounting Pronouncements
      On December 16, 2004, the FASB issued SFAS 123 (revised 2004), “Share-Based Payment”, which will require compensation costs related to share-based payment transactions (e.g., issuance of stock options and restricted stock) to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) revises SFAS 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” For the Company, SFAS 123(R), as amended by SEC Release 34-51558, is effective for the first fiscal year beginning after June 15, 2004 (January 1, 2006). Entities that use the fair-value-based method for either recognition or disclosure under SFAS 123 are required to apply SFAS 123(R) using a modified version of prospective application. Under this method, an entity records compensation expense for all awards it grants after the date of adoption. In addition, the entity is required to record compensation expense for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, entities may elect to adopt SFAS 123(R) using a modified retrospective method where by previously issued financial statements are restated based on the expense previously calculated and reported in their pro forma footnote disclosures. The Company had no share based payments subject to this standard.
      On December 16, 2004, the FASB issued SFAS 153, “Exchanges of Nonmonetary Assets,” an amendment of APB Opinion No. 29, to clarify the accounting for nonmonetary exchanges of similar productive assets. SFAS 153 provides a general exception from fair value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 will be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company did not have any nonmonetary transactions for any period presented that this Statement would apply.
      On March 30, 2005, FASB issued FASB Interpretation No. (FIN) 47, “Accounting for Conditional Asset Retirement Obligations.” FIN 47 clarifies that the term conditional asset retirement obligation as used in SFAS 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Uncertainty about the timing and or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005 for calendar year-end companies). Retrospective application of interim financial information is permitted but not required and early adoption is encouraged. The adoption of FIN 47 will have no material impact on the Company’s financial statements.

4.	Derivatives
      Substantially all of the Company’s revenues are derived from crude oil and natural gas sales. The Company periodically manages its exposure to fluctuations in crude oil and natural gas prices by entering into various derivative instruments with high credit quality counter-parties. The Company’s derivative instruments consist principally of collar options and swaps. The Company does not designate any derivative instruments as hedges and, accordingly, all derivatives are marked-to-market at the end of each reporting period and any gains or losses are recognized in income as an increase or decrease in oil and gas sales. During the three month period ended March 31, 2004, the Company recorded an unrealized gain of $2,688,548 and the Company recorded an unrealized loss of $22,620,363 for the three months ended March 31, 2005 on its derivatives contracts.
      The Company is required to provide collateral to its counter party for its derivative positions in the form of a margin deposit. During 2004, the Company negotiated a new credit agreement (see Note 7) and replaced the cash deposits with a letter of credit from the financial institution. At March 31, 2005 the letter(s) of credit that secured the Company’s derivative positions aggregated $11.0 million.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Upon maturity, the Company is required to cash settle each derivative contract. During the three month periods ended March 31, 2004 and 2005, the Company made $0.5 million and $2.6 million, respectively, in net cash payments in settlement of maturing derivatives contracts. As of March 31, 2005, the Company has a liability of $36,736,220 representing the approximate market value obligation of its derivatives contracts, of which $23,852,452 is current.

5.	Management Fees
      During the three months ended March 31, 2004 and 2005, the Company paid management fees to NEG aggregating $1.5 million and $1.1 million, respectively which is included in general and administrative expenses and lease operating expenses.

6.	Investment in Petrosource
      In October 2003, the Company committed to an investment of $6.0 million in Petrosource Energy Company, LLC (“Petrosource”). The Company acquired 24.79% of the outstanding stock for a price of $3.6 million and advanced $2.4 million as a subordinated loan bearing 6% interest due in 6 years. $3.6 million of this commitment was paid in October 2003 and $2.4 million in February 2004. Petrosource is in the business of selling CO2 and also owns pipelines and compressor stations for delivery purposes. The Company accounts for its investment in Petrosource under the equity method and recorded a $209,543 net loss for the three month period ended March 31, 2005.

7.	Credit Facilities
      On December 29, 2003, the Company entered into a Credit Agreement (the “Credit Agreement”) with certain commercial lending institutions, including Mizuho Corporate Bank, Ltd. as the Administrative Agent and the Bank of Texas, N.A. and the Bank of Nova Scotia as Co-Agents.
      The Credit Agreement provides for a loan commitment amount of up to $120 million and a letter of credit commitment of up to $15 million (provided, the outstanding aggregate amount of the unpaid borrowings, plus the aggregate undrawn face amount of all outstanding letters of credit shall not exceed the borrowing base under the Credit Agreement). The Credit Agreement provides further that the amount available to the Company at any time is subject to certain restrictions, covenants, conditions and changes in the borrowing base calculation. In partial consideration of the loan commitment amount, the Company has pledged a continuing security interest in all of its oil and natural gas properties and its equipment, inventory, contracts, fixtures and proceeds related to its oil and natural gas business.
      At the Company’s option, interest on borrowings under the Credit Agreement bear interest at a rate based upon either the prime rate or the LIBOR rate plus, in each case, an applicable margin that, in the case of prime rate loans, can fluctuate from 0.75% to 1.50% per annum, and, in the case of LIBOR rate loans, can fluctuate from 1.75% to 2.50% per annum. Fluctuations in the applicable interest rate margins are based upon Operating LLC’s total usage of the amount of credit available under the Credit Agreement, with the applicable margins increasing as the Company’s total usage of the amount of the credit available under the Credit Agreement increases. The Credit Agreement expires on September 1, 2006.
      At the closing of the Credit Agreement (December, 2003), the Company borrowed $43.8 million to repay $42.9 million owed by the Company to a related party under the secured loan arrangement which was then terminated and to pay administrative fees in connection with this borrowing. The Company intends to use any future borrowings under the Credit Agreement to finance potential acquisitions. The Company capitalized $1.4 million of loan issuance costs in connection with the closing of this transaction. These costs are amortized over the life of the loan using the interest method. $111,809 and $172,890 were amortized during the three months ended March 31, 2004 and 2005 and are included as debt issuance costs in the income statement.

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      As a condition to the lenders obligations under the Credit Agreement, the lenders required that the NEG, Gascon, Holding LLC and the Company execute and deliver at the closing that certain Pledge Agreement and Irrevocable Proxy in favor of Bank of Texas, N.A., its successors and assigns, the (“Pledge Agreement”). Pursuant to the terms of the Pledge Agreement, in order to secure the performance of the obligations of the Company (I) each of NEG and Gascon have pledged their 50% membership interest in Holding LLC (such interests constituting 100% of the outstanding equity membership interest of Holding LLC); (ii) Holding LLC has pledged its 100% equity membership interest in the Company; and (iii) the Company has pledged its 100% equity membership interest in its subsidiary, Shana National LLC (the membership interests referred to in clauses (I), (ii) and (iii) above are collectively referred to as the “Collateral”). The Pledge Agreement also provides for a continuing security interest in the Collateral and that Bank of Texas, N.A. as the Collateral Agent is the duly appointed attorney-in-fact of the Company. The Collateral Agent may take all action deemed reasonably necessary for the maintenance, preservation and protection of the Collateral and the security interest therein until such time that all of the Company’s obligations under the Credit Agreement are fulfilled, terminated or otherwise expired. If under the Credit Agreement an event of default shall have occurred and is continuing, the Collateral Agent may enforce certain rights and remedies, including, but not limited to the sale of the Collateral, the transfer of all or part of the Collateral to the Collateral Agent or its nominee and/or the execution of all endorsements.
      The Credit Agreement requires, among other things, semiannual engineering reports covering oil and natural gas properties, and maintenance of certain financial ratios, including the maintenance of a minimum interest coverage, a current ratio, and a minimum tangible net worth. The Company was in compliance with all covenants at March 31, 2005.

8.	Note Receivable
      At the request of the Company’s controlling member, in April 2002, the Company entered into a revolving credit commitment to extend advances to an unrelated third party. The unrelated third party has no business relationship with the Company’s controlling member. Under the terms of the revolving credit arrangement, the Company agreed to make advances from time to time, as requested by the unrelated third party and subject to certain limitations, an amount up to $5 million. Advances made under the revolving credit commitment bear interest at prime rate plus 2% and is collateralized by inventory and receivables. During 2004, the Company determined that a portion of the total outstanding advances of $1,253,154 had been impaired and established a $790,000 allowance to offset the note.

9.	Commitments and Contingencies
      The Company has entered into a management agreement with NEG to manage Operating LLC’s oil and natural gas assets until the earlier of November 1, 2006, or such time as Operating LLC no longer owns any oil and natural gas assets.
      Under the terms of the Company’s formation agreements, the Company is obligated to make semi-annual payments “Guaranteed Payments” and periodic “Priority Amount” distributions to NEG. No Guaranteed Payments were made during the months ended March 31, 2004 and 2005.
      On July 7, 2003, the Company filed a request with the American Arbitration Association for dispute resolution of a claim in the amount of $21,000 against Osprey Petroleum Company, Inc. (“Osprey”) arising out of Osprey’s failure to post bond for certain plugging and abandonment liabilities associated with oil and gas properties sold by the Company to Osprey in September 2000. Osprey has counterclaimed against the Company and its affiliates (Holding LLC and Operating LLC) in an amount up to $15 million, alleging fraud and breach of contract related to the sale of such oil and gas properties. The Purchase and Sale Agreement transferring the properties from the Company to Osprey provides for dispute resolution through binding arbitration utilizing arbitrator(s) experienced in oil and gas transactions. The exclusive venue for any such

NEG HOLDING LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
arbitration is in Dallas, Texas, and the binding, nonappealable judgment by the arbitrator(s) may be entered in any court having competent jurisdiction.
      On February 24, 2005, the American Arbitration Association issued a ruling in favor of the Company on all issues. The Company was awarded the following:

(a) $20,500 in post bond premiums alleged to be owed for certain plugging and abandonment liabilities associated with the oil and gas properties sold to Osprey,

(b) $5,422 in expenses associated with our bond claim,

(c) $53,226 in attorneys fees,

(d) $24,617 in administrative expenses paid to the American Arbitration Association,

(e) an order requiring Osprey to post and maintain an acceptable replacement bond,

(f) a finding that Osprey’s counterclaim in the amount of $15 million was without merit, and

(g) a ruling that Osprey is entitled to no recovery of any damages or expenses associated with the Company’s bond claim or Osprey’s counterclaim.
      With respect to certain claims of the Company against Enron North America Corp. relating to the oil and natural gas properties contributed to Holding LLC, a representative of the Company has been appointed to the official committee of unsecured creditors in the Enron bankruptcy proceeding, and the Company has filed a claim for damages in that bankruptcy proceeding. This claim represents a hedge against future oil and natural gas prices and does not reflect a cash gain or loss. Any recoveries from Enron North America Corp. will become the property of Operating LLC as a result of the LLC Contribution.
      Other than routine litigation incidental to its business operations which are not deemed by the Company to be material, there are no additional legal proceedings in which the Company nor Operating LLC, is a defendant.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Panaco, Inc.
      We have audited the accompanying balance sheets of Panaco, Inc. (the “Company” or “Panaco”) as of December 31, 2004 and 2003 and the related statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Panaco, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
      As discussed in Note 2 to the financial statements, effective January 1, 2003, the Company changed its method of accounting for asset retirement obligations.

/s/ Pannell Kerr Forster of Texas P.C.
March 18, 2005

PANACO, INC.
BALANCE SHEETS

	December 31,

	2004	2003

ASSETS
Current assets
Cash	$23,753,000	$3,152,000
Restricted cash	—	8,716,000
Accounts receivable, net of allowance of $5,947,000 and $5,847,000 as of December 31, 2004 and December 31, 2003, respectively	8,641,000	8,233,000
Accounts receivable — other	1,841,000	—
Prepaid expenses and other current assets	4,652,000	1,001,000
Deferred taxes, net	1,943,000	—

Total current assets	40,830,000	21,102,000

Property, plant and equipment
Oil and natural gas properties, successful efforts method of accounting	326,733,000	323,001,000
Less accumulated depreciation, depletion and amortization	(263,140,000)	(246,803,000)

Oil and natural gas properties, net	63,593,000	76,198,000

Pipelines and other property, plant and equipment	26,114,000	26,303,000
Less accumulated depreciation	(17,789,000)	(16,023,000)

Pipelines and other property, plant and equipment, net	8,325,000	10,280,000

Other assets
Restricted deposits	23,519,000	18,234,000
Deferred taxes, net	21,341,000	—

Total assets	$157,608,000	$125,814,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities not subject to compromise
Current liabilities
Accounts payable and accrued liabilities	$13,517,000	$6,506,000
Accounts payable — related party	555,000	—
Interest payable — related party	288,000	—
Interest payable	—	220,000
Income tax payable	157,000	—
Current maturities of long-term debt — related party	5,429,000	—
Revolving credit facility	—	35,272,000

Total current liabilities	19,946,000	41,998,000

Long-term debt — related party, net of current maturities	32,571,000	—
Deferred credits	263,000	556,000
Asset retirement obligation	49,538,000	43,933,000

Total liabilities not subject to compromise	102,318,000	86,487,000

Liabilities subject to compromise
Accounts payable and accrued liabilities	—	19,838,000
Interest payable	—	3,115,000
Natural gas imbalance payable	—	1,311,000
Senior notes due 2004	—	100,000,000

Total liabilities subject to compromise	—	124,264,000

Commitments and contingencies	—	—
Stockholders’ equity (deficit)
Preferred shares, $0.01 par value, 5,000,000 shares authorized at December 31, 2003; no shares issued and outstanding at December 31, 2003 (see Note 1)	—	—
New common shares, $0.01 par value, 1,000,000 shares authorized; 1,000 shares issued and outstanding as of December 31, 2004	—	—
Old common shares, $0.01 par value, 100,000,000 shares authorized; 24,359,695 shares issued and outstanding as of December 31, 2003	—	247,000
Additional paid-in capital	121,140,000	69,089,000
Accumulated deficit	(65,850,000)	(154,273,000)

Total stockholders’ equity (deficit)	55,290,000	(84,937,000)

Total liabilities and stockholders’ deficit	$157,608,000	$125,814,000

See accompany notes to financial statements.

PANACO, INC.
STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2004	2003	2002

Oil and natural gas sales	$51,234,000	$50,160,000	$39,065,000
Costs and expenses:
Lease operating expenses and ad valorem taxes	14,040,000	17,218,000	14,508,000
Production taxes	711,000	1,021,000	720,000
Geological and geophysical expenses	76,000	105,000	119,000
Depletion, depreciation and amortization	19,008,000	12,812,000	36,986,000
Impairment of oil and natural gas properties	—	—	23,291,000
General and administrative expenses	2,284,000	2,290,000	3,550,000
Management fees and other — related party	884,000	—	—
Bad debt expense	100,000	1,896,000	510,000
Accretion of asset retirement obligation	3,132,000	2,843,000	—
Gain on expiration of production payment	—	(2,249,000)	—

Total cost and expenses	40,235,000	35,936,000	79,684,000

Operating income (loss)	10,999,000	14,224,000	(40,619,000)
Other income (expense):
Interest income	684,000	274,000	500,000
Other income	48,000	—	—
Interest expense	(912,000)	(2,929,000)	(9,298,000)
Interest expense — related party	(1,605,000)	—	—
Loss on sale of assets	(76,000)	—	—

Total other expense. net	(1,861,000)	(2,655,000)	(8,798,000)

Income (loss) before reorganization costs, income taxes and cumulative effect of accounting change	9,138,000	11,569,000	(49,417,000)
Reorganization costs:
Deferred debt costs	—	—	(962,000)
Professional fees	(3,794,000)	(2,898,000)	(1,296,000)
Loss on restructuring of debt — related party	(3,561,000)	—	—
Gain on restructuring of senior notes due 2004	51,268,000	—	—
Gain on restructuring of payables	12,495,000	—	—

Income (loss) before cumulative effect of accounting change	65,546,000	8,671,000	(51,675,000)
Income tax benefit, net	22,877,000	—	—
Cumulative effect of accounting change, net of tax	—	(12,149,000)	—

Net income (loss)	$88,423,000	$(3,478,000)	$(51,675,000)

Basic and diluted earnings (loss) per share (see Note 2):
Income (loss) before cumulative effect of accounting change		$0.36	$(2.12)
Cumulative effect of accounting change, net of tax		(0.50)	—

Net loss		$(0.14)	$(2.12)

Basic and diluted weighted average common shares outstanding		24,359,695	24,359,695

See accompanying notes to financial statements.

PANACO, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
Years Ended December 31, 2004, 2003 and 2002

	Number of	Number of	Common			Total
	New Common	Old Common	Share Par	Additional	Accumulated	Stockholders’
	Shares	Shares	Value	Paid-In Capital	Deficit	Equity (Deficit)

Balance, December 31, 2001	—	24,359,695	$247,000	$69,089,000	$(99,120,000)	$(29,784,000)
Net loss	—	—	—	—	(51,675,000)	(51,675,000)

Balance, December 31, 2002	—	24,359,695	247,000	69,089,000	(150,795,000)	(81,459,000)
Net loss	—	—	—	—	(3,478,000)	(3,478,000)

Balance, December 31, 2003	—	24,359,695	247,000	69,089,000	(154,273,000)	(84,937,000)
Cancellation Old Common Stock	—	(24,359,695)	(247,000)	247,000	—	—
Issuance of New Common Stock	1,000	—	—	51,804,000	—	51,804,000
Net income	—	—	—	—	88,423,000	88,423,000

Balance, December 31, 2004	1,000	—	$—	$121,140,000	$(65,850,000)	$55,290,000

PANACO, INC.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2004	2003	2002

Cash flows from operating activities
Net income (loss)	$88,423,000	$(3,478,000)	$(51,675,000)
Adjustments to reconcile net income (loss) to net cash provided from operating activities
Depletion, depreciation and amortization	19,008,000	12,812,000	36,986,000
Impairment of oil and natural gas properties	—	—	23,291,000
Deferred income taxes	(23,284,000)	—	—
Loss on sale of assets	76,000	—	—
Unrealized loss on derivative instruments	903,000	—	—
Loss on restructuring of debt — related party	3,561,000	—	—
Gain on restructuring of senior notes due 2004	(51,268,000)	—	—
Gain on restructuring of payables	(12,495,000)	—	—
Allowance for doubtful accounts	100,000	1,896,000	510,000
Accretion of asset retirement obligation	3,132,000	2,843,000	—
Deferred debt costs	—	—	962,000
Gain on expiration of production payment	—	(2,249,000)	—
Cumulative effect of accounting change	—	12,149,000	—
Changes in operating assets and liabilities
Accounts receivable	(508,000)	(1,353,000)	(924,000)
Accounts receivable — other	(1,841,000)	—	—
Prepaid expenses and other current assets	(3,651,000)	20,000	(103,000)
Accounts payable and accrued liabilities	(3,278,000)	(5,306,000)	(3,560,000)
Accounts payable — related party	555,000	—	—
Natural gas imbalance payable	(1,311,000)	154,000	8,000
Deferred credits	(293,000)	(397,000)	(552,000)
Interest payable	1,385,000	(661,000)	1,132,000
Income taxes payable	157,000	—	—

Net cash provided by operating activities	19,371,000	16,430,000	6,075,000

Cash flows from investing activities
Capital expenditures	(1,994,000)	(3,875,000)	(6,494,000)
Proceeds from property sale	150,000	—	—
Increase in restricted deposits	(5,285,000)	(4,907,000)	(2,316,000)
Asset retirement obligation	(207,000)	(1,028,000)	—

Net cash used in investing activities	(7,336,000)	(9,810,000)	(8,810,000)

Cash flows from financing activities
Proceeds from borrowings of debt	—	—	8,101,000
Repayment of debt	(150,000)	(2,450,000)	(3,250,000)

Net cash provided by (used in) financing activities	(150,000)	(2,450,000)	4,851,000

Net increase in cash	11,885,000	4,170,000	2,116,000
Decrease (increase) in restricted cash	8,716,000	(8,716,000)	—
Cash at beginning of year	3,152,000	7,698,000	5,582,000

Cash at end of year	$23,753,000	$3,152,000	$7,698,000

Supplemental Disclosure of Cash Flow Information:
Interest paid	$1,129,000	$3,590,000	$8,166,000
Income taxes paid	$272,000	$—	$—
Supplemental Non-cash Investing and Financing Activities:
Oil and natural gas properties for asset retirement obligation	$2,680,000	$26,344,000	$—
Interest payable — related party converted to debt principal	$1,317,000	$—	$—
Senior notes due 2004 and accrued interest converted to new common stock and additional paid-in capital	$51,804,000	$—	$—
Old common stock converted to additional paid-in capital	$247,000	$—	$—
See accompanying notes to financial statements.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1 —	Voluntary Petition for Relief Under Chapter 11 Bankruptcy
      On July 16, 2002, Panaco, Inc. (the “Company” or “Panaco”) filed a Voluntary Petition for Relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court of the Southern District of Texas. The filing was made primarily due to the Company’s inability to pay its debts as they became due including the existence of a significant working capital deficit at December 31, 2001 and continuing through June 30, 2002. In addition, at the time of filing the voluntary petition for relief, the Company was not in compliance with certain financial and technical covenants of its $40 million revolving credit facility (the “Credit Facility”) and the indenture entered into in connection with its indebtedness of $100 million of Senior Notes due 2004, (the “Senior Notes” and the “Senior Notes Indenture”). The Company’s forecasts of future results from operations indicated that the Company would not be able to reverse its working capital deficit, cure its covenant violations or provide capital required to develop its oil and natural gas reserves.
      An order for relief was entered by the Bankruptcy Court, placing the Company under protection of the Bankruptcy Court, which precludes payment of the interest on the Senior Notes. In addition, payment of liabilities existing as of July 15, 2002 to certain unsecured creditors and pending litigation are stayed during the Bankruptcy proceeding. For the period from July 16, 2002 through November 15, 2004, the Company operated as a debtor-in-possession and continued to operate and manage its assets in the ordinary course of business during the Chapter 11 proceeding. On November 3, 2004, the Court entered a confirmation order for the Company’s Plan of Reorganization (the “Plan”). The Plan became effective November 16, 2004 (“Effective Date”) and the Company began operating as a reorganized entity.
      The Plan generally provided that the Company’s liabilities, classified as “Subject to Compromise” on the accompanying balance sheets, be satisfied in full in exchange for the following:

•	Revolving Credit Facility: the holder of the claim received a new note, the principal amount of which will be paid over seven years,

•	Senior Notes: 49% of the Senior Notes were settled for a cash payment equal to 2.5% of the face value of the Senior Notes; 51% of the Senior Notes were converted into 100% of the equity of the reorganized Company,

•	Unsecured Creditors: received a cash payment equal to 10% of their allowed claim.

•	Equity: the pre-confirmation shares of common stock (the “Old Common Stock”) are deemed to be of no value and were cancelled. The equity of the reorganized Company became owned by the 51% Senior Note holders.
      The Plan also further specified that the Company no longer has the authority to issue non-voting equity shares. As such, there are no authorized or issued preferred shares as of December 31, 2004.
      For the period from July 16, 2002 through November 15, 2004, the financial statements have been prepared in accordance with Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,” (“SOP 90-7”). In accordance with SOP 90-7, as of the petition date, the Company discontinued accruing interest and amortization of deferred debt costs related to liabilities subject to compromise.
      As a result of the Plan, a gain was recognized on the restructuring in accordance with Statement of Financial Accounting Standards No. 15 (“SFAS No. 15”), “Accounting by Debtors and Creditors for Troubled Debt Restructurings.” The total gain on restructuring was approximately $63.8 million which is comprised of the forgiveness of $51.3 million of unsecured Senior Notes and $12.5 million of payables owed to unsecured creditors. Furthermore, approximately $51.8 million of unsecured Senior Notes and the corre-

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
sponding accrued interest were exchanged for 100% of the new common stock (1,000 shares) (the “New Common Stock”) of the reorganized Company.
      Due to the lack of change in control of the Company post bankruptcy, the reorganization of the Company was accounted for as a recapitalization and debt restructuring.

Note 2 —	Summary of Significant Accounting Policies

Nature of business
      The Company is an independent oil and natural gas exploration and production company with operations focused in the Gulf of Mexico and onshore in the Gulf Coast region. The Company operates a majority of its oil and natural gas producing assets in order to control the operations and the timing of expenditures. The majority of the Company’s properties are located in state or federal waters in the Gulf of Mexico, where the costs of operations, productions rates and reserve potential are generally greater than properties located onshore. The Company’s assets and operations are primarily concentrated on a small group of properties.

Significant Accounting Policies

Basis of Presentation
      The Company’s financial statements, and the notes to financial statements, are prepared in accordance with U.S. generally accepted accounting principles.

Oil and Natural Gas Properties and Depreciation, Depletion and Amortization
      The Company utilizes the successful efforts method of accounting for its oil and natural gas properties. Under the successful efforts method, lease acquisition costs are initially capitalized. Exploratory drilling costs are also capitalized pending determination of proved reserves. If proved reserves are not discovered, these costs are expensed. All development costs are capitalized. Non-drilling exploratory costs, including geological and geophysical costs and rentals, are expensed as incurred. Unproved leaseholds with significant acquisition costs are assessed periodically, on a property-by-property basis, and a loss is recognized to the extent, if any, that the cost of the property has been impaired. Unproved leaseholds whose acquisition costs are not individually significant are aggregated, and such costs estimated to ultimately prove nonproductive, based on experience, are amortized over an average holding period. As unproved leaseholds are determined to be productive, the related costs are transferred to proved leaseholds. Provision for depletion is determined on a depletable unit basis using the unit-of-production method. As of December 31, 2004, 2003 and 2002 there were no unproved leasehold costs recorded. The depletion rates per Mcfe for the years ended December 31, 2004, 2003 and 2002 were $2.09, $1.09 and $3.02, respectively. The increase for the year ended December 31, 2004 was due to a significant downward revision of natural gas reserves. The significant decrease for the year ended December 31, 2003 was due to the impairment of oil and natural gas properties recorded during the year ended December 31, 2002 which substantially reduced the cost subject to depletion during 2003.
      The Company performs a review for impairment of proved oil and natural gas properties on a depletable unit basis each quarter and when circumstances suggest there is a need for such a review. For each depletable unit determined to be impaired, an impairment loss equal to the difference between the sum of the carrying value and anticipated future costs, including plugging and abandonment, and the fair value of the depletable unit will be recognized. Fair value, on a depletable unit basis, is estimated to be the present value of expected future cash flows computed by applying estimated future oil and natural gas prices, as determined by management, to estimated future production of oil and natural gas reserves over the economic lives of the reserves discounted at 10%. Future cash flows are based upon the Company’s estimate of proved reserves.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      During 2002, the Company recorded an oil and natural gas asset impairment totaling $23.3 million. The impairment was primarily due to lower estimates of future net cash flow from the Company’s proved reserves caused mainly by an increase in the estimate of future obligations to plug and abandon the wells and platforms used on its properties and a negative revision to previous estimates of total proved oil and natural gas reserves. The Company was not required to record any oil and natural gas asset impairments in 2004 and 2003.

Revenue Recognition
      The Company recognizes its ownership interest in oil and natural gas production as revenue as it is produced and sold. Natural gas balancing arrangements with partners in natural gas wells are accounted for by the entitlements method. Fees for processing oil and natural gas for others are recorded as they are earned and treated as a reduction of lease operating expense related to the facilities and infrastructure since they are a reimbursement of operating costs of the facilities.

Earnings Per Share
      Basic earnings (loss) per share is computed by dividing net earnings or loss by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing net earnings or loss by the weighted average number of shares outstanding, after giving effect to potentially dilutive common share equivalents outstanding during the period. Potentially dilutive common share equivalents are not included in the computation of diluted earnings (loss) per share if they are anti-dilutive. Diluted earnings (loss) per common share are the same as basic earnings (loss) per share for all periods presented because no dilutive common share equivalents existed.
      In connection with the Plan, all of the Old Common Stock outstanding as of November 16, 2004 was canceled and 1,000 shares of Panaco, Inc. New Common Stock were issued. Since the number of shares of the Old Common Stock and the New Common Stock are not comparable, the weighted average number of common shares outstanding is not meaningful, therefore, the earnings per share computation for the period ended December 31, 2004 has been omitted from the statement of operations and throughout the footnote disclosures contained herein. If the New Common Stock had been outstanding for the entire year ending December 31, 2004, the net income per common share would have been $88,423 per New Common Stock share.

Cash and Cash Equivalents
      For purposes of reporting cash flows, the Company considers all cash investments with original maturities of three months or less to be cash equivalents.

Stock-Based Compensation
      The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 — “Accounting for Stock Based Compensation,” (“SFAS NO. 123”). Under SFAS No. 123, the Company is permitted to either record expenses for stock options and other employee compensation plans based on their fair value at the date of grant or to continue to apply the current accounting policy under Accounting Principles Board, (“APB”) Opinion No. 25 “Accounting for Stock Issued to Employees,” (“APB No. 25”) and recognize compensation expense, if any, based on the intrinsic value of the equity instrument at the measurement date. In December of 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — An Amendment to FASB Statement No. 123,” (“SFAS No. 148”) to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company elected to not change to the fair value based method of accounting for stock based employee compensation and continues to follow APB No. 25 and when required, to provide the pro forma disclosures required by

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
SFAS No. 123. Additionally, SFAS No. 148 amended disclosure requirements of SFAS No. 123 to require more prominent disclosure in both annual and interim financial statements.
      Had compensation costs for the stock option plan been determined based on the fair value at the grant date, consistent with the provisions of SFAS No. 123, net income (loss) and net income (loss) per share would have increased or decreased to the pro forma amounts indicated below for the years ended December 31:

	2004	2003	2002

Net income (loss) — as reported	$88,423,000	$(3,478,000)	$(51,675,000)
Plus: stock-based compensation expense determined using the intrinsic value of the option at the measurement date	—	—	—
Less: stock-based employee compensation determined under fair value method for all awards granted to employees	—	(34,000)	(77,000)

Net income (loss) — pro forma	$88,423,000	$(3,512,000)	$(51,752,000)

Basic and diluted net income (loss) per share — as reported		$(0.14)	$(2.12)

Basic and diluted net income (loss) per share — pro forma		$(0.14)	$(2.12)

      When determining the fair value of each option granted the Company uses the Black-Scholes Option Pricing Model and considers the following weighted average assumptions: fair market price of the underlying common stock on the date of grant, expected stock price volatility, risk free interest rate, average expected option lives and forfeiture rate. The Company did not grant options to employees during the years ended December 31, 2004, 2003 and 2002 (see Note 8).

Fair Value
      The Company values financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments.” The carrying amount of cash is fair value and the carrying amount of other balance sheet financial instruments approximate fair value on the date of each balance sheet.

Asset Retirement Obligations
      During 2003, the Company implemented SFAS No. 143, “Accounting for Long-Term Asset Retirement Obligations,” (“SFAS No. 143”). As required by SFAS No. 143, the Company recorded a charge for the cumulative effect of accounting change of $12.1 million, which represents the accretion expense on the asset retirement obligation liability and depletion expense on the asset retirement obligation asset for the period from when the wells and platforms were either drilled or acquired through December 31, 2002 (see Note 3).

Restricted cash
      Under the terms of a cash collateral order entered by the United States Bankruptcy Court during December 2003, the Company established an escrow account for its excess cash as defined in the order. On the Effective Date of the Plan, the requirement to maintain restricted cash was no longer necessary and since the Effective Date such cash has been available for working capital, capital expenditures, settlement of claims, and for general operations of the Company.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Accounts Receivable
      The Company reviews its accounts receivable on a regular basis and when appropriate, records an allowance when conditions warrant that such account may not be collectible. The total allowance for doubtful accounts was $5.9 million and $5.8 million at December 31, 2004 and 2003, respectively.

Pipelines and Other Property, Plant and Equipment
      Property and equipment is carried at cost. Oil and natural gas pipelines and equipment are depreciated on the straight-line method over their estimated lives, primarily fifteen years. Other property is also depreciated on the straight-line method over their estimated lives, ranging from three to ten years.

Amortization of Deferred Debt Costs
      Costs incurred in debt financing transactions are typically amortized over the term of the debt instrument using the effective interest rate method. During the year ended December 31, 2002, the Company wrote-off the balance of its deferred debt costs totaling $962,000 related to the Senior Notes due to a potential compromise of the principal. The amount was recorded as a component of reorganization costs.

Natural gas Imbalances
      The Company accounts for its natural gas sales under the entitlement method. As such, the Company records its contractual percentage (“entitled”) of production as revenue and any amounts sold in excess of what the Company is entitled to, or not sold to which the Company is entitled to, are recorded as an imbalance with the other parties to the contract. The values of such imbalances are based on the prices received by the Company during the month in which the imbalance occurs. At December 31, 2004, the Company’s imbalance was an under-produced, or asset balance of $0.4 million which has been recorded within accounts receivable — other. At December 31, 2003, the Company’s imbalance position was an over-produced, or payable balance of $1.3 million.

Derivative Instruments and Hedging Activities
      As conditions warrant, the Company hedges the prices of its oil and natural gas production through the use of oil and natural gas swap contracts and put options within the normal course of its business. To qualify as hedging instruments, swaps or put options must be highly correlated to anticipated future sales such that the Company’s exposure to the risk of commodity price changes is reduced. All hedge transactions are subject to the Company’s risk management policy. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking the hedge. This process includes specific identification of the hedging instrument and the hedge transaction, the nature of the risk being hedged and how the hedging instrument’s effectiveness will be assessed. Both at the inception of the hedge and on an ongoing basis, the Company assesses whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items.
      Effective January 1, 2001, the Company adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This statement was amended by SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133.” These statements establish accounting and reporting standards requiring that derivative instruments (including certain derivative instruments embedded in other contracts) be recorded at fair market value and included in the balance sheet as assets or liabilities. The accounting for changes in the fair value of a derivative instrument depends on the intended use of the derivative and the resulting designation, which is established at the inception of a derivative. Special accounting for qualifying hedges allows a derivative’s gains and losses to offset related results on the hedged item in the statement of operations. For derivative instruments designated as cash flow

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
hedges, changes in fair value, to the extent the hedge is effective, are recognized in other comprehensive income until the hedged item is recognized in earnings. Hedge effectiveness is measured at least quarterly based on the relative changes in fair value between the derivative contract and the hedged item over time. Any change in fair value resulting from ineffectiveness, as defined by SFAS No. 133, is recognized immediately in oil and natural gas sales. As of December 31, 2004, 2003 and 2002, the Company did not have any open derivative agreements that qualified as a hedge instrument in accordance with SFAS No. 133.
      At December 31, 2004, the Company had certain no-cost commodity price collars that management elected to not designate as hedge instruments for accounting purposes. Accordingly, the change in unrealized gains and losses are included in oil and natural gas sales. These derivative agreements are for 2005 production thus there have been no cash settlements recorded in 2004. For the year ended December 31, 2002, realized losses on hedging settlements totaled $282,000.
      While the use of derivative contracts can limit the downside risk of adverse price movements, it may also limit future gains from favorable movements. The Company addresses market risk by selecting instruments whose value fluctuations correlate strongly with the underlying commodity. Credit risk related to derivative activities is managed by requiring minimum credit standards for counterparties, periodic settlements, and mark to market valuations.
      The following is a summary of the oil and natural gas no-cost commodity price collars entered into by the Company.

Date of Contract	Volume/Month	Beginning	Ending	Floor	Ceiling

November 2004	25,000 Bbls	January 2005	December 2005	$42.50	$46.00
November 2004	150,000 MMBTU	January 2005	December 2005	$6.00	$8.35
      At December 31, 2004, a liability of $0.9 million was recorded by the Company in connection with these contracts to record the derivative instruments at their fair market value.

Income Taxes
      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, net operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes that enactment date (see Note 7).

Environmental Liabilities
      The Company accrues for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than the time of the completion of the remedial feasibility study. These accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. As of December 31, 2004, 2003 and 2002, the Company did not have any liabilities related to environmental remediation that were required to be recorded.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Concentration of Credit Risk
      Substantially all of the Company’s accounts receivable result from oil and natural gas sales or joint interest billings to third parties in the oil and natural gas industry. This concentration of customers and joint interest owners may impact the Company’s overall credit risk in that these entities may be similarly affected by changes in economic and other industry conditions. The Company does not require collateral from its customers. Further, the Company generally has the right to offset revenue against related billings to joint interest owners. Derivative contracts subject the Company to a concentration of credit risk. The Company transacts the majority of its derivative contracts with one counterparty.

Use of Estimates
      The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities in the financial statements. The most significant estimates include the use of estimates for oil and natural gas reserve information, fair market values of derivative instruments, the valuation allowance for deferred income taxes, the valuation allowance for accounts receivable, the asset retirement obligation for plugging and abandonment of wells and platforms, impairments tests and depletion expense. Actual results could differ from those estimates. Estimates related to oil and natural gas reserve information are based on estimates provided by independent petroleum engineering firms. Changes in oil and natural gas prices could significantly affect the estimates from year to year, thus directly affecting the rate of depletion, impairment tests and valuation allowances on deferred tax assets and accounts receivable.

Recently Issued Accounting Pronouncements
      In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment.” This statement requires companies to measure the cost of employee services in exchange for an award of equity instruments based on a grant-date fair value of the award (with limited exceptions), and that cost must generally be recognized over the vesting period. SFAS No. 123(R) amends the original SFAS No. 123 and SFAS No. 95 that had allowed companies to choose between expensing stock options or showing pro forma disclosure only. This statement eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25. We currently account for our stock-based compensation plans under the principles prescribed by APB Opinion No. 25. Accordingly, no stock option compensation cost is reflected in net income, as all options granted under the plan had an exercise price equal to or less than the market value of the underlying common stock on the date of grant. The adoption of SFAS No. 123(R) will not impact our results of operations since the Company has no options outstanding. SFAS No. 123(R) becomes effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005.
      In December 2004, SFAS No. 153, “Exchanges of Nonmonetary Assets — an Amendment of APB Opinion No. 29” is effective for fiscal years beginning after June 15, 2005. This statement addresses the measurement of exchange of nonmonetary assets and eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, “Accounting for Nonmonetary Transactions” and replaces it with an exception for exchanges that do not have commercial substance. The Company expects the adoption of SFAS No. 153 to have no impact on its financial statements.

Note 3 —	Asset Retirement Obligations
      The Company’s asset retirement obligations (“ARO”) relate to the plugging and abandonment of its oil and natural gas properties. The provisions of SFAS No. 143 requires the fair value of a liability for an ARO to be recorded and a corresponding increase in the carrying amount of the associated asset. The cost of the

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
tangible asset, including the initially recognized asset retirement cost (“ARC”) is depleted over the useful life of the asset. If the fair value of the estimated ARO changes in the future, an adjustment is recorded to the retirement obligation and the asset retirement cost. The offsetting ARO liability is recorded at fair value, and accretion expense recognized as the discounted liability is accredited to its expected settlement value. The fair value of the ARO asset and liability is measured using expected future cash out flows discounted at the Company’s credit adjusted risk free interest rate. Differences in actual amounts incurred to plug and abandon a well or platform are compared to the amounts that have been accrued are recorded as a gain or loss upon settlement of the liability.
      The Company adopted SFAS No. 143 on January 1, 2003 which resulted in a net increase in the discounted ARO liability of $42.1 million and an increase in net oil and natural gas properties of $30 million. The related cumulative effect of implementing SFAS No. 143 since inception resulted in a non-cash charge to earnings of $12.1 million. There was no impact on the Company’s cash flow or estimates of its plugging and abandoning costs as a result of adopting SFAS No. 143.
      The following table provides a roll forward of the ARO for the years ended December 31:

	2004	2003

ARO at beginning of period	$43,933,000	$42,118,000
Revision of estimate	2,680,000	—
Liabilities settled	(207,000)	(1,028,000)
Accretion expense	3,132,000	2,843,000

ARO at end of period	$49,538,000	$43,933,000

      On a pro forma basis, for the year ended December 31, 2002, depletion expense would have decreased by $6.8 million, the impairment of oil and natural gas properties would have decreased by $5 million and accretion expense would have increased by $2.7 million decreasing the overall net loss to $42.6 million or $(1.74) per share.

Note 4 —	Restricted Deposits
      Pursuant to existing agreements with former property owners and in accordance with requirements of the U.S. Department of Interior’s Minerals Management Service (“MMS”), the Company has put in place surety bonds and/or escrow agreements to provide satisfaction of its eventual responsibility to plug and abandon wells and remove structures when certain fields are no longer in use. As part of its agreement with the underwriter of the surety bonds, the Company has established bank trust and escrow accounts in favor of either the surety bond underwriter or the former owners of the particular fields. Restricted deposits are recorded on an accrual basis and are funded based upon the terms of the escrow agreements. Certain amounts are required to be paid upon receipt of proceeds from production. As of December 31, 2004 and 2003, $1.9 million and $0.7 million, respectively, have been accrued representing amounts owed that have not been funded.
      In the West Delta fields and the East Breaks 109 and 110 fields, the Company established an escrow for both fields in favor of the surety bond underwriter, who provides a surety bond to the former owners of the West Delta fields and to the MMS. The balance in this escrow account was $8.8 million at December 31, 2004 and is fully funded per the terms of the escrow agreement.
      In the East Breaks 165 and 209 fields, the Company established an escrow account in favor of the surety bond underwriter, who provides surety bonds to both the MMS and the former owner of the fields. The balance in this escrow account was $6.6 million at December 31, 2004, which is fully funded per the terms of the escrow agreement.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The Company has also established an escrow account in favor of a major oil company under which the Company will deposit 10% of the net cash flows from the properties, as defined in the agreement, that were acquired from the major oil company. This balance in this escrow account was $2.9 million at December 31, 2004.
      Pursuant to an order entered by the United States Bankruptcy Court during 2003, the Company established the “Unocal Escrow Account” which requires monthly deposits based on cash flows from certain wells acquired, as defined in the agreement. The balance in this escrow account was $3.2 million at December 31, 2004.
      Pursuant to an agreement entered into with the MMS during December 2004, the Company established the “East Breaks Escrow Accounts” which require an initial deposit of $2.0 million and quarterly deposits of $0.8 million beginning March 2005. The balance in this escrow account was $2.0 million at December 31, 2004.
      Aggregate payments to the East Breaks Escrow accounts for the five years following December 31, 2004 are as follows:

Year Ended December 31,

2005	$3,200,000
2006	3,200,000
2007	3,200,000
2008	3,200,000
2009	3,200,000
Thereafter	2,000,000

$18,000,000

Note 5 —	Debt
      The Company’s outstanding debt as of December 31 is as follows:

	2004	2003

Subject to compromise:
10.625% Senior Notes due 2004	$—	$100,000,000

Not subject to compromise:
Revolving Credit Facility due 2003	$—	$35,272,000
Term loan due 2011 — related party	38,000,000	—

Total long-term debt	38,000,000	35,272,000
Less current maturities	(5,429,000)	(35,272,000)

Long-term debt, less current maturities	$32,571,000	$—

Senior Notes
      In October 1997, the Company issued $100 million of 10.625% Senior Notes due 2004. Interest was payable semi-annually on April 1 and October 1 of each year. The Senior Notes were general unsecured obligations of the Company and ranked senior in right of payment to any subordinated obligations. The Senior Note Indenture contained certain restrictive covenants that limited the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, impose restrictions on the ability of a restricted subsidiary to pay dividends or make certain payments to the Company and its restrictive subsidiaries, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, under certain circumstances, the Company was required to offer to purchase the Senior Notes, in whole or in part, at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the date of repurchase, with the proceeds of certain asset sales. As referred to in Note 1, on the Effective Date of the Plan, 51% of the Senior Notes were exchanged for 100% ownership of the reorganized Company in which such note holders received 1,000 shares of New Common Stock. These notes were held by an affiliate of a primary shareholder immediately prior to the confirmation of the Plan who then became the single shareholder of the Company. Holders of the remaining 49% of the Senior Notes were paid a cash payment equal to 2.5% of the face amount of the Senior Notes (see Note 1).

Revolving Credit Facility
      In November 2001, the Company amended the Credit Facility originally entered into in October 1999. The Credit Facility was for two years and provided a borrowing base of up to $40 million, depending on the borrowing base as calculated in accordance with the agreement. In May 2004, the Credit Facility was assumed by Mid River, LLC, a related party, the proponent of the Company’s Plan of Reorganization. In November 2004, the Company converted the Credit Facility into the term loan described below.

Term Loan
      In November 2004, the Company entered into a term loan agreement (the “Term Loan”) for $38,000,000 with Mid River, LLC, a related party, which matures on December 15, 2011. The Term Loan accrues interest at Wall Street Journal LIBOR plus 4% (6.35% at December 31, 2004) and is payable in quarterly principal installments of $1,357,143 plus interest commencing March 15, 2005 with all unpaid interest and principal due at maturity. The loan is secured by all of the assets of the Company.

Production Payment
      Production payment represents an obligation to a former lender, which is repaid from a portion of the cash flows from certain wells. The production payment is a non-recourse loan related to the development of certain wells acquired. The agreement requires repayment of principal plus an amount sufficient to provide an internal rate of return of 18%. During 2003, the wells associated with the production payment ceased production and eliminated any further obligation by the Company to repay the indebtedness. The remaining production payment balance of $2.2 million was written off during the year ended December 31, 2003 and it was recorded as gain on expiration of production payment.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Aggregate maturities of principal of long-term debt-related party for the five years following December 31, 2004 are as follows:

Long-Term
Year Ended December 31,	Debt

2005	$5,429,000
2006	5,429,000
2007	5,429,000
2008	5,429,000
2009	5,429,000
Thereafter	10,855,000

$38,000,000

Note 6 —	Major Customers
      During the years ended December 31, 2004, 2003 and 2002, Plains Marketing, LLC, the purchaser of a majority of the Company’s oil production, accounted for approximately 31%, 30% and 24%, respectively, of total oil and natural gas sales. During the years ended December 31, 2004 and 2003, Louis Dreyfus Energy Services, the purchaser of a majority of the Company’s natural gas production, accounted for 40% and 45% of total oil and natural gas sales and during the year ended December 31, 2002, Reliant Energy accounted for approximately 33% of total oil and natural gas sales, respectively.

Note 7 —	Income Taxes
      The (provision) benefit for United States (“U.S.”) federal income taxes for the years ended December 31 are as follows:

	2004	2003	2002

Current	$(407,000)	$—	$—
Deferred	23,284,000	—	—

	$22,877,000	$—	$—

      The reconciliation of income taxes computed at the U.S. federal statutory tax rates to the benefit for income taxes for the years ended December 31 is as follows:

	2004	2003	2002

Statutory federal income tax rate expense (benefit)	35%	35%	(35)%
Other	—%	11%	1%
Change in valuation allowance	(70)%	(46)%	34%

	(35)%	—%	—%

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 7 —	Income Taxes
      The income tax effects of temporary differences between financial and income tax reporting that gave rise to deferred income tax assets and liabilities as of December 31 are as follows:

	2004	2003

Deferred tax assets
Net operating loss carryforwards	$14,917,000	$38,393,000
Asset retirement obligation accretion	6,343,000	6,516,000
Fixed asset basis differences	—	3,152,000
Allowance for bad debts	2,081,000	2,046,000
State taxes	795,000	2,615,000
AMT tax credits	610,000	290,000

Total deferred tax assets	24,746,000	53,012,000
Less valuation allowance	—	(53,012,000)

Total net deferred tax assets	24,746,000	—

Deferred tax liabilities
Fixed asset basis differences	(1,324,000)	—
Natural gas balancing	(138,000)	—

Total deferred tax liabilities	(1,462,000)	—

Net deferred tax assets (liabilities)	$23,284,000	$—

      The net change in the valuation allowance for deferred income tax assets was a decrease of $53.0 million in 2004. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As of December 31, 2004, Management has determined that the realization of the Company’s deferred tax assets is more likely than not and has reversed the valuation allowance on the deferred tax assets. The reversal of the valuation allowance resulted in the recording of a net $23 million tax benefit on the Company’s statement of operations for the year ended December 31, 2004.
      At December 31, 2004, the Company has estimated net operating loss carryforwards available for federal income tax purposes of approximately $42.6 million which begin to expire in 2019.

Note 8 —	Stock Options
      During 1992, the shareholders approved a long-term incentive plan allowing the Company to grant incentive and non-statutory stock options, performance units, restricted stock awards and stock appreciation rights to key employees, directors, and certain consultants and advisors of the Company up to a maximum of 20% of the total number of common shares outstanding.
      During 2000, the Company issued 500,000 options at $1.92 per share, the market closing price on the grant date of August 16, 2000, to officers of the Company. Through December 31, 2001, 75,000 of the options expired unexercised or were cancelled. The options vest ratably over five years and expire six years from the grant date.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      A summary of the status of the Company’s stock options at December 31 is presented in the table below:

	2004		2003		2002

		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price

Outstanding at beginning of year	100,000	$1.92	225,000	$1.92	425,000	$1.92
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Forfeited	—	—	—	—	(200,000)	1.92
Cancelled	(100,000)	1.92	(125,000)	1.92	—	—

Outstanding at end of year	—	—	100,000	1.92	225,000	1.92

Exercisable at end of year	—	—	60,000	$1.92	90,000	$1.92
Unexercisable at end of year	—	—	40,000	1.92	135,000	1.92
      Upon reorganization of the Company during November 2004, all incentive stock options outstanding were cancelled.

Note 9 —	Related Party Transactions
      On November 3, 2004, the United States Bankruptcy Court for the Southern District of Texas issued an order which became effective on November 16, 2004 confirming a plan of reorganization for the Company. Affiliates of Mr. Carl C. Icahn own all of the outstanding stock of the reorganized Company.
      During the year ended December 31, 2004, the Company has entered into the transactions listed below with various entities which are directly or indirectly controlled by Mr. Carl C. Icahn:

•	At December 31, 2004, the balance sheet reflects a term loan payable of $38 million, and related interest payable of $0.3 million. During the year ended December 31, 2004, the Company recorded interest expense of $1.6 million and a loss on restructuring of debt of $3.6 million associated with this related party.

•	The Company entered into a Management Agreement with an entity pursuant to the Bankruptcy Court’s Order confirming the effective date of the Plan. In exchange for management services provided by that entity, the Company pays a monthly fee equal to the actual direct and indirect administrative overhead costs that the entity incurs in operating and administering the Company’s oil and natural gas properties plus 15% of such costs. The Company recorded $0.7 million in management fee expense under this agreement and $0.2 of general and administrative expense for the year ended December 31, 2004. At December 31, 2004 the balance sheet reflects accounts payable of $0.6 million owed under the agreement.
Note 10 — Commitments and Contingencies
      The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of liability, if any, with the respect to these actions would not materially affect the financial position of the Company or its results of operations.
      The company had an operating lease for office space which was cancelled effective November 30, 2004. Total rent expense was $442,469, $371,711 and $380,244 for the years ended December 31, 2004, 2003 and 2002, respectively.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 11 —	Subsequent Events
      During January 2005, the Company approved and entered into an Agreement and Plan of Merger with National Offshore LP, a related party. As of March 18, 2005, the merger has not been consummated.
      In the first quarter of 2005, the Company made non-interest bearing advances of $10 million to a related party.
      In February 2005, the Company entered into a hedging agreement for 5,000 barrels of oil and 40,000 MMBTU of natural gas per month effective for production months March 2005 through December 2005 and a second hedging agreement for 17,000 barrels of oil and 140,000 MMBTU of natural gas effective for production months January 2006.
      In March 2005, the Company sold 100% of its interest in the West Delta 52-58 properties and 60% of its interest in a newly acquired lease in West Delta 56 for the assumption by the buyer of all of the environmental, general, plugging and abandonment and other liabilities related to these properties effective January 1, 2005. In connection with the sale, the Company agreed to transfer to the buyer $4.7 million of escrow funds for plugging and abandonment liabilities.

Note 12 —	Supplemental Information Related to Oil and Natural Gas Producing Activities (Unaudited)

Capitalized Costs
      The following table reflects the capitalized costs and accumulated depletion, depreciation and amortization relating to the Company’s oil and natural gas producing activities, all of which are conducted within the continental United States, are summarized as of December 31:

	2004	2003

Developed oil and natural gas properties	$326,733,000	$323,001,000
Unevaluated oil and natural gas properties	—	—
Pipelines and other production equipment	26,114,000	25,554,000
Accumulated depletion, depreciation and amortization	(280,929,000)	(262,077,000)

Net capitalized costs(1)	$71,918,000	$86,478,000

(1)	Included in net capitalized costs is approximately $30 million of net ARO asset recorded in 2003 relating to the cumulative effect of adopting SFAS No. 143 on January 1, 2003 (see Note 3) and $2.7 million of net ARO asset recorded in 2004 as a result of a revision in estimate.

Costs Incurred
      The following table reflects the costs incurred in oil and natural gas property acquisition, exploration and development activities for each of the years ended December 31:

	2004	2003	2002

Property acquisition costs, proved	$—	$—	$—
Property acquisition costs, unproved	—	—	—
Exploration expenses	—	—	—
Development costs	1,994,000	3,875,000	6,494,000
Asset retirement cost(1)	207,000	1,028,000	—

Total cost incurred	$2,201,000	$4,903,000	$6,494,000

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

(1)	Excluded from asset retirement cost in 2003 is $26.3 million of asset retirement obligation asset recorded in 2003 related to the cumulative effect of adopting SFAS No. 143 on January 1, 2003 (see Note 3). Excluded from asset retirement cost in 2004 is $2.7 million of asset retirement obligation asset recorded in 2004 related to a revision in estimate.

Results of Operations
      The following table reflects the results of operations for the Company’s oil and natural gas producing activities for each of the years ended December 31:

	2004	2003	2002

Oil and natural gas revenues	$51,234,000	$50,160,000	$39,065,000
Operating expenses:
Lease operating expenses and ad valorem taxes	14,040,000	17,218,000	14,508,000
Production taxes	711,000	1,021,000	720,000
Geological and geophysical expenses	76,000	105,000	119,000
Depletion expense	16,441,000	10,007,000	33,589,000
Depreciation of pipelines and other production equipment	2,567,000	2,468,000	2,468,000
Accretion expense	3,132,000	2,843,000	—
Impairment of oil and natural gas properties	—	—	23,291,000

Results of operations from oil and natural gas producing activities	$14,267,000	$16,498,000	$(35,630,000)

Quantities of Oil and Natural gas Reserves
      The estimates of proved reserve quantities at December 31, 2004, 2003 and 2002 are based upon reports of third party petroleum engineers (Netherland, Sewell & Associates, Inc. for 2004 and Ryder Scott Company, Netherland, Sewell & Associates, Inc., W.D. Von Gonten & Co. and McCune Engineering, P.E. for 2003 and 2002) and do not purport to reflect realizable values or fair market values of reserves. It should be emphasized that reserve estimates are inherently imprecise and accordingly, these estimates are expected to change as future information becomes available. These are estimates only and should not be construed as exact amounts. All reserves are located in the United States.
      Proved reserves are estimated reserves of natural gas and crude oil and condensate that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment and operating methods.

	Oil	Natural gas
	(BBLS)	(MCF)

Proved developed and undeveloped reserves:
Estimated reserves as of December 31, 2001	7,853,303	66,940,028
Production	(916,030)	(5,621,901)
Extensions and discoveries	35,901	39,000
Sale of minerals in-place	—	—
Revisions of previous estimates	(270,378)	(14,058,034)

Estimated reserves as of December 31, 2002	6,702,796	47,299,093

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

	Oil	Natural gas
	(BBLS)	(MCF)

Production	(689,318)	(5,043,527)
Extensions and discoveries	151,197	1,026,000
Sale of minerals in-place	(78,761)	(1,908,300)
Revisions of previous estimates	(106,515)	(2,594,770)

Estimated reserves as of December 31, 2003	5,979,399	38,778,496
Production	(643,404)	(3,938,379)
Extensions and discoveries	—	—
Sale of minerals in-place	(43,663)	(3,695)
Revisions of previous estimates	(88,733)	(8,854,673)

Estimated reserves as of December 31, 2004	5,203,599	25,981,749

Proved developed reserves:
December 31, 2002	2,062,680	8,057,440

December 31, 2003	1,600,376	5,115,501

December 31, 2004	2,746,047	14,145,700

Standardized Measure of Discounted Future Net Cash Flows
      Future cash inflows are computed by applying year-end prices of oil and natural gas (with consideration of price changes only to the extent provided by contractual arrangements) to the year-end estimated future production of proved oil and natural gas reserves. The base prices used for the Pretax PV-10 calculation were public market prices on December 31 and adjusted by differentials to those market prices. These price adjustments were done on a property-by-property basis for the quality of the oil and natural gas and for transportation to the appropriate location. The average net prices in the pretax PV-10 value at December 31, 2004, 2003 and 2002 were $6.18, $6.04 and $4.77 per Mcf of natural gas, respectively, and $43.07, $32.02, and $30.78 per barrel of oil, respectively. Estimates of future development and production costs are computed by management and provided to the external independent reserve engineers as estimates of expenditures to be incurred in developing and producing the Company’s proved oil and natural gas reserves, are based on year-end costs and assume continuation of existing economic conditions and year-end prices. The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows. The standardized measure of discounted cash flows is the future net cash flows less the computed discount.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The accompanying table reflects the standardized measure of discounted future cash flows relating to proved oil and natural gas reserves for the years ended December 31:

	2004	2003	2002

Future cash inflows	$382,805,375	$425,695,797	$431,912,125
Future costs:
Production	(109,972,000)	(139,335,808)	(125,247,373)
Development and ARO	(103,386,010)	(89,551,310)	(91,096,741)

Future production and development costs	(213,358,010)	(228,887,118)	(216,344,114)

Net cash flows before tax	169,447,365	196,808,679	215,568,011
Future income tax expense(1)	(32,979,000)	—	—

Future net cash flows	136,468,365	196,808,679	215,568,011
10% discount for estimated timing of future cash flows	(61,229,531)	(60,564,618)	(71,565,128)

Standardized measure of discounted future net cash flows	$75,238,834	$136,244,061	$144,002,883

(1)	Prior to the year ended December 31, 2004, it was determine by management that the likelihood for the Company to have taxable income in the future was uncertain thus no future income tax expense was provided (see Note 7).

Changes Relating to the Standardized Measure of Discounted Future Net Cash Flows
      The accompanying table reflects the principal changes in the standardized measure of discounted future net cash flows attributable to proved oil and natural gas reserves for the years ended December 31:

	2004	2003	2002

Beginning of year balance	$136,244,061	$144,002,883	$89,242,543
Changes due to current year operations:
Sales, net of production costs	(36,483,000)	(31,921,000)	(23,837,000)
Sales of minerals in place	(5,365,497)	(4,264,894)	—
Development costs incurred	1,994,000	3,875,000	6,494,000
Extensions and discoveries, net of future production and development costs	—	1,286,545	358,972
Changes due to revisions of standardized variables:
Sales prices, net of production costs	56,915,433	15,264,428	115,325,081
Revisions of previous quantity estimates	(38,312,699)	(8,306,671)	(36,822,411)
Estimated future development costs	(26,166,440)	(2,059,901)	(16,156,317)
Income taxes(1)	(24,097,000)	—	—
Accretion of discount	13,624,406	14,400,288	8,924,254
Production rates (timing) and other	(3,114,430)	3,967,383	473,761

Net increase (decrease)	(61,005,227)	(7,758,822)	54,760,340

End of year balance	$75,238,834	$136,244,061	$144,002,883

(1)	Prior to the year ended December 31, 2004, it was determine by management that the likelihood for the Company to have taxable income in the future was uncertain thus no future income tax expense was provided (see Note 7).

PANACO, INC.
BALANCE SHEET MARCH 31, 2005

ASSETS
(unaudited)
Current assets
Cash	$9,721,125
Accounts receivable, net of allowance of $5,947,000	7,885,023
Hedge deposits	3,600,000
Advances to affiliate	10,000,000
Prepaid expenses and other current assets	4,552,886
Deferred taxes, net	3,440,605

Total current assets	39,199,639

Property, plant and equipment
Oil and natural gas properties, successful efforts method of accounting	266,150,858
Less accumulated depreciation, depletion and amortization	(212,470,520)

Oil and natural gas properties, net	53,680,338

Pipelines and other property, plant and equipment	22,057,363
Less accumulated depreciation	(15,036,406)

Pipelines and other property, plant and equipment, net	7,020,957

Other assets
Restricted deposits	19,631,786
Deferred taxes, net	21,340,236

Total assets	$140,872,956

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$9,803,917
Accounts payable — related party	277,292
Interest payable — related party	207,177
Hedge liability	4,980,264
Income tax payable	155,953
Current maturities of long-term debt — related party	5,428,572

Total current liabilities	20,853,175

Long-term debt — related party, net of current maturities	31,214,285
Deferred credits	263,250
Asset retirement obligation	33,600,348
Hedge Liability	2,257,960
Commitments and contingencies
Stockholders’ equity
New Common shares, $0.01 par value, 1,000,000 shares authorized; 1,000 shares issued and outstanding as of March 31, 2005	10
Additional paid-in capital	121,140,455
Accumulated deficit	(68,456,527)

Total stockholders’ equity	52,683,938

Total liabilities and stockholders’ equity	$140,872,956

See accompanying notes to financial statements.

PANACO, INC.
STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,

	2005	2004

	(Unaudited)
Oil and natural gas sales	$6,474,008	$12,155,652
Costs and expenses:
Lease operating expenses	3,132,010	3,144,885
Production taxes	209,938	191,173
Geological and geophysical expenses	75,804	14,980
Depletion, depreciation and amortization	3,662,254	3,729,647
Bad debt expense	—	120,532
General and administrative expenses	529,851	421,685
Management fees and other — related party	1,017,402	—
Accretion of asset retirement obligation	823,734	758,711

Total cost and expenses	9,450,993	8,381,613

Operating income (loss)	(2,976,985)	3,774,039
Other income (expense):
Interest income and other	131,721	62,286
Bankruptcy (costs) benefit	60,000	(1,084,445)
Interest expense — related party	(604,444)	(655,541)
Loss on sale of assets	(714,764)	—

Total other expense.	(1,127,487)	(1,677,700)

Net Income (loss) before income taxes	(4,104,472)	2,096,339
Income tax benefit (expense), net	1,497,722	—

Net income (loss)	$(2,606,750)	$2,096,339

Basic and diluted earnings (loss) per share (see Note 4):
Net income (loss) per share	$(2,606.75)	$.09

Basic and diluted weighted average New common shares outstanding	1,000

Basic and diluted weighted average Old common shares outstanding		24,359,695

See accompanying notes to financial statements.

PANACO, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	New Common
	Shares				Total
			Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-In Capital	Deficit	Equity

	(Unaudited)
Balance, December 31, 2004	1,000	$10	$121,140,455	$(65,849,777)	$55,290,688
Net loss for the three month period ended March 31, 2005	—	—	—	(2,606,750)	(2,606,750)

Balance, March 31, 2005	1,000	$10	$121,140,455	$(68,456,527)	$52,683,938

See accompanying notes to financial statements.

PANACO, INC.
STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,

	2005	2004

	(Unaudited)
Cash flows from operating activities
Net income (loss)	$(2,606,750)	$2,096,339
Adjustments to reconcile net income (loss) to net cash provided from operating activities
Depletion, depreciation and amortization	3,662,254	3,729,647
Deferred income taxes	(1,497,722)	—
Loss on sale of assets	714,764	—
Unrealized loss on derivative instruments	6,335,507	—
Allowance for doubtful accounts	—	120,532
Accretion of asset retirement obligation	823,734	758,711
Changes in operating assets and liabilities
Accounts receivable	2,201,089	274,787
Hedge deposit	(3,600,000)	—
Prepaid expenses and other current assets	494,831	676,251
Accounts payable and accrued liabilities	(3,167,943)	(1,503,185)
Accounts receivable — related party	(10,000,000)	—
Natural gas imbalance payable	—	(809,872)
Other	(832,578)	(87,750)

Net cash provided by (used in) operating activities	(7,472,814)	5,255,460

Cash flows from investing activities
Capital expenditures	(4,683,666)	(131,013)
Proceeds from property sale, net	(518,480)	150,000
Increase in restricted deposits	—	(875,437)

Net cash used in investing activities	(5,202,146)	(856,450)

Cash flows from financing activities Repayment of debt	(1,357,143)	(150,000)

Net cash used in financing activities	(1,357,143)	(150,000)

Net increase (decrease) in cash	(14,032,103)	4,249,010
Decrease (increase) in restricted cash	—	(5,272,641)
Cash at beginning of period	23,753,229	3,152,122

Cash at end of period	$9,721,126	$2,128,491

Supplemental Disclosure of Cash Flow Information:
Interest paid	$682,812	$641,530
Income taxes paid	$—	$52,000
See accompanying notes to financial statements.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1 —	Basis of Presentation
      The Company is an independent oil and natural gas exploration and production company with operations focused in the Gulf of Mexico and onshore in the Gulf Coast region. The Company operates a majority of its oil and natural gas producing assets in order to control the operations and the timing of expenditures. The majority of the Company’s properties are located in state or federal waters in the Gulf of Mexico, where the costs of operations, productions rates and reserve potential are generally greater than properties located onshore. The Company’s assets and operations are primarily concentrated on a small group of properties.
      The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, and Article 10 of Regulation S-X and are fairly presented. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, these financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position, results of operations and cash flows for the periods indicated. The preparation of financial statements in accordance with generally accepted accounting principles requires the company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from these estimates. The quarterly financial data should be read in conjunction with the financial statements for the year ended December 31, 2004 (including the notes thereto), contained elsewhere in this filing.
      The results of operations for the three month period ended March 31, 2005, are not necessarily indicative of the results expected for the full year. Certain prior year amounts have been reclassified to correspond with the current presentation.

Note 2 —	Voluntary Petition for Relief Under Chapter 11 Bankruptcy
      On July 16, 2002, Panaco, Inc. (the “Company” or “Panaco”) filed a Voluntary Petition for Relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court of the Southern District of Texas. The filing was made primarily due to the Company’s inability to pay its debts as they became due including the existence of a significant working capital deficit at December 31, 2001 and continuing through June 30, 2002. In addition, at the time of filing the voluntary petition for relief, the Company was not in compliance with certain financial and technical covenants of its $40 million revolving credit facility (the “Credit Facility”) and the indenture entered into in connection with its indebtedness of $100 million of Senior Notes due 2004, (the “Senior Notes” and the “Senior Notes Indenture”). The Company’s forecasts of future results from operations indicated that the Company would not be able to reverse its working capital deficit, cure its covenant violations or provide capital required to develop its oil and natural gas reserves.
      An order for relief was entered by the Bankruptcy Court, placing the Company under protection of the Bankruptcy Court, which precludes payment of the interest on the Senior Notes. In addition, payment of liabilities existing as of July 15, 2002 to certain unsecured creditors and pending litigation are stayed during the Bankruptcy proceeding. For the period from July 16, 2002 through November 15, 2004, the Company operated as a debtor-in-possession and continued to operate and manage its assets in the ordinary course of business during the Chapter 11 proceeding. On November 3, 2004, the Court entered a confirmation order for the Company’s Plan of Reorganization (the “Plan”). The Plan became effective November 16, 2004 (“Effective Date”) and the Company began operating as a reorganized entity.
      The Plan generally provided that the Company’s liabilities outstanding as of July 15, 2002 be satisfied in full in exchange for the following:

•	Revolving Credit Facility: the holder of the claim received a new note, the principal amount of which will be paid over seven years,

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

•	Senior Notes: 49% of the Senior Notes were settled for a cash payment equal to 2.5% of the face value of the Senior Notes; 51% of the Senior Notes were converted into 100% of the equity of the reorganized Company,

•	Unsecured Creditors: received a cash payment equal to 10% of their allowed claim.

•	Equity: the pre-confirmation shares of common stock (the “Old Common Stock”) are deemed to be of no value and were cancelled. The equity of the reorganized Company became owned by the 51% Senior Note holders.
      The Plan also further specified that the Company no longer has the authority to issue non-voting equity shares.
      For the period from January 1, 2004 through March 31, 2004, the financial statements have been prepared in accordance with Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,” (“SOP 90-7”). In accordance with SOP 90-7, as of the petition date, the Company discontinued accruing interest and amortization of deferred debt costs related to liabilities subject to compromise.
      Due to the lack of change in control of the Company post bankruptcy, the reorganization of the Company was accounted for as a recapitalization and debt restructuring.

Note 3 —	Sale of West Delta Property
      On March 10, 2005, the Company sold its rights and interest in West Delta 52, 54 and 58 to an unrelated third party in exchange for the assumption of existing future asset retirement obligations on the properties. In addition, Panaco transferred to the purchaser approximately $4.7 million in an escrow account that the Company was required to set up and fund as collateral for future plugging and abandonment obligations (see notes 6 and 8). In accordance with the terms of the purchase and sale agreement, Panaco was relieved of all asset retirement obligations and all future escrow funding obligations for the West Delta properties.
      The Company retained an option to participate up to 35% in any future drilling prospects on the West Delta properties. If the Company declines to participate in a drilling prospect, the Company has back-in rights relating to future successful wells drilled.
      In connection with the sale of the West Delta properties, the company recorded a loss on the sale of approximately $0.7 million as follows:

Book Value at
March 10, 2005

Assets transferred to purchaser:
Net book value of West Delta properties	$(12,238,020)
Escrow account — West Delta	(4,720,060)
Cash payment — purchase price adjustment	(518,480)
Liabilities assumed by purchaser:
West Delta asset retirement obligation	16,761,796

Loss on sale of West Delta	$(714,764)

Note 4 —	Earnings per Share
      In connection with the Plan, all of the Old Common Stock outstanding as of November 16, 2004 was canceled and 1,000 shares of Panaco, Inc. New Common Stock were issued. Earnings (loss) per share is calculated based on the New Common Stock outstanding for the three month period ended March 31, 2005

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
and earnings per share is based on the Old Common Stock outstanding for the three month period ended March 31, 2004. If the New Common Stock had been outstanding during the comparable period in 2004, earnings per share for the three month period ended March 31, 2004 would have been $2,096.34 per New Common share.
      Basic earnings (loss) per share is computed by dividing net earnings or loss by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing net earnings or loss by the weighted average number of shares outstanding, after giving effect to potentially dilutive common share equivalents outstanding during the period. Diluted earnings (loss) per common share are the same as basic earnings (loss) per share for all periods presented because no dilutive common share equivalents existed.

Note 5 —	Derivative Instruments and Hedging Activities
      As conditions warrant, the Company hedges the prices of its oil and natural gas production through the use of oil and natural gas swap contracts and put options within the normal course of its business. To qualify as hedging instruments, swaps or put options must be highly correlated to anticipated future sales such that the Company’s exposure to the risk of commodity price changes is reduced. All hedge transactions are subject to the Company’s risk management policy. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking the hedge. This process includes specific identification of the hedging instrument and the hedge transaction, the nature of the risk being hedged and how the hedging instrument’s effectiveness will be assessed. Both at the inception of the hedge and on an ongoing basis, the Company assesses whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items.
      The Company accounts for its derivatives in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This statement was amended by SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133.” These statements establish accounting and reporting standards requiring that derivative instruments (including certain derivative instruments embedded in other contracts) be recorded at fair market value and included in the balance sheet as assets or liabilities. The accounting for changes in the fair value of a derivative instrument depends on the intended use of the derivative and the resulting designation, which is established at the inception of a derivative. Special accounting for qualifying hedges allows a derivative’s gains and losses to offset related results on the hedged item in the statement of operations. For derivative instruments designated as cash flow hedges, changes in fair value, to the extent the hedge is effective, are recognized in other comprehensive income until the hedged item is recognized in earnings. Hedge effectiveness is measured at least quarterly based on the relative changes in fair value between the derivative contract and the hedged item over time. Any change in fair value resulting from ineffectiveness, as defined by SFAS No. 133, is recognized immediately in oil and natural gas sales.
      At March 31, 2005, the Company had certain no-cost commodity price collars that management elected to not designate as hedge instruments for accounting purposes. Accordingly, any changes in fair value of the no-cost commodity price collars, are reflected in income as an increase or decrease in oil and natural gas sales. During the three month period ended March 31, 2005, the company recorded an unrealized loss of approximately $6.3 million related to the derivative contracts which reduced oil and natural gas sales.
      While the use of derivative contracts can limit the downside risk of adverse price movements, it may also limit future gains from favorable movements. The Company addresses market risk by selecting instruments whose value fluctuations correlate strongly with the underlying commodity. Credit risk related to derivative activities is managed by requiring minimum credit standards for counterparties, periodic settlements, and mark to market valuations.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The following is a summary of the oil and natural gas no-cost commodity price collars entered into by the Company.

Date of Contract	Volume/Month	Beginning	Ending	Floor	Ceiling

November 2004	25,000 Bbls	January 2005	December 2005	$42.50	$46.00
November 2004	150,000 MMBTU	January 2005	December 2005	$6.00	$8.35
February 2005	5,000 Bbls	March 2005	December 2005	$44.50	$48.00
February 2005	40,000 MMBTU	March 2005	December 2005	$6.05	$7.30
February 2005	17,000 Bbls	January 2006	December 2006	$41.65	$45.25
February 2005	140,000 MMBTU	January 2006	December 2006	$6.00	$7.25
      At March 31, 2005, a liability of approximately $7.2 million ($5.0 million current liability) was recorded by the Company in connection with these contracts to record the derivative instruments at their fair market value.

Note 6 —	Asset Retirement Obligations
      The Company’s asset retirement obligations (“ARO”) relate to the plugging and abandonment of its oil and natural gas properties. The Company accounts for its ARO liabilities in accordance with SFAS No. 143 which requires the Company to record a liability for the estimated fair value of the Company’s ARO with a corresponding increase in the carrying amount of the associated asset. The cost of the asset, including the amount relating to the ARO, is depleted over the useful life of the asset. Changes in the estimated fair value of the ARO is recorded as an adjustment to the ARO liability and the corresponding asset carrying value. Accretion expense is recorded to accrete the ARO liability to its fair value at the expected settlement date. Differences in actual amounts incurred to plug and abandon a well or platform are compared to the ARO liability recorded and a gain or loss is recorded upon settlement of the liability.
      Changes in the Company’s ARO liability for the three month periods ended March 31, 2005 and 2004 are as follows:

	Three Month Period Ended
	March 31,

	2005	2004

ARO at the beginning of the period	$49,538,410	$43,932,452
Sales (see note 3)	(16,761,796)	—
Accretion expense	823,734	758,711

ARO at the end of the period	$33,600,348	$44,691,163

Note 7 —	Income Taxes
      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, net operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes that enactment date.

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 8 —	Commitments and Contingencies
      The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of liability, if any, with the respect to these actions would not materially affect the financial position of the Company or its results of operations.

Restricted Deposits
      Pursuant to existing agreements with former property owners and in accordance with requirements of the U.S. Department of Interior’s Mineral Management Service (“MMS”), the Company has put in place surety bonds and/or escrow agreements to provide satisfaction of its eventual responsibility to plug and abandon wells and remove structures when certain fields are no longer in use. As part of its agreement with the underwriter of the surety bonds, the Company has established bank trust and escrow accounts in favor of either the surety bond underwriter or the former owners of the particular fields. Restricted deposits are recorded on an accrual basis and are funded based upon the terms of the escrow agreements. Certain amounts are required to be paid upon receipt of proceeds from production.
      In the West Delta fields and the East Breaks 109 and 110 fields, the Company established an escrow for both fields in favor of the surety bond underwriter, who provides a surety bond to the former owners of the West Delta fields and to the MMS. On March 10, 2005, the balance in the escrow account relating to the West Delta properties was transferred to the purchaser of the West Delta properties (See note 3).
      In the East Breaks 165 and 209 fields, the Company established an escrow account in favor of the surety bond underwriter, who provides surety bonds to both the MMS and the former owner of the fields.
      The Company has also established an escrow account in favor of a major oil company under which the Company will deposit 10% of the net cash flows from the properties, as defined in the agreement, that were acquired from the major oil company.
      Pursuant to an order entered by the United States Bankruptcy Court during 2003, the Company established the “Unocal Escrow Account” which requires monthly deposits based on cash flows from certain wells acquired, as defined in the agreement.
      Pursuant to an agreement entered into with the MMS during December 2004, the Company established the “East Breaks Escrow Accounts” which require an initial deposit of $2.0 million and quarterly deposits of $0.8 million beginning March 2005.
      Aggregate payments to the East Breaks Escrow accounts are as follows:

Year Ended
December 31,

2005 (remaining)	$2,400,000
2006	3,200,000
2007	3,200,000
2008	3,200,000
2009	3,200,000
Thereafter	2,000,000

$17,200,000

PANACO, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 9 —	Related Party Transactions
      On November 3, 2004, the United States Bankruptcy Court for the Southern District of Texas issued an order which became effective on November 16, 2004 confirming a plan of reorganization for the Company. Affiliates of Mr. Carl C. Icahn own all of the outstanding stock of the reorganized Company.
      The Company has entered into the transactions listed below with various entities which are directly or indirectly controlled by Mr. Carl C. Icahn:

•	At March 31, 2005, the balance sheet reflects a term loan payable of $38.6 million, and related interest payable of $0.2 million. During the three month period ended March 31, 2005, the Company recorded interest expense of $0.6 million associated with this related party.

•	The Company entered into a Management Agreement with an entity pursuant to the Bankruptcy Court’s Order confirming the effective date of the Plan. In exchange for management services provided by that entity, the Company pays a monthly fee equal to the actual direct and indirect administrative overhead costs that the entity incurs in operating and administering the Company’s oil and natural gas properties plus 15% of such costs. The Company recorded $1.0 million in management fee expense under this agreement for the three month period ended March 31, 2005. At March 31, 2005, the balance sheet reflects accounts payable of $0.3 million owed under the agreement.

•	As of March 31, 2005, the Company had $10 million in outstanding advances to TransTexas, Inc., an entity owned or controlled by Mr. Icahn. The advances are non-interest bearing.
Note 10 — Subsequent Events
      During January 2005, the Company approved and entered into an Agreement and Plan of Merger with National Offshore LP, a related party. As of May 16, 2005, the merger has not been consummated.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders of GB Holdings, Inc.:
      We have audited the accompanying consolidated balance sheets of GB Holdings, Inc. and subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004. In connection with our audits of the 2004, 2003 and 2002 consolidated financial statements, we also have audited the related consolidated financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements and consolidated financial statement schedule based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GB Holdings, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with US generally accepted accounting principles. Also in our opinion, the related consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
      The accompanying consolidated financial statements have been prepared assuming that GB Holdings, Inc. will continue as a going concern. As discussed in Notes 1 and 2 to the consolidated financial statements, the Company has suffered recurring net losses, has a net working capital deficiency and has significant debt obligations which are due within one year that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP
Short Hills, New Jersey
March 11, 2005

GB HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,

	2004	2003

ASSETS
Current Assets:
Cash and cash equivalents	$12,756,000	$33,454,000
Accounts receivable, net of allowances of $3,862,000 and $5,918,000, respectively	5,223,000	5,247,000
Inventories	2,499,000	2,222,000
Deferred financing costs	2,260,000	762,000
Insurance deposits	3,017,000	—
Prepaid expenses and other current assets	1,689,000	3,946,000

Total current assets	27,444,000	45,631,000
Property and Equipment:
Land	54,344,000	54,344,000
Buildings and improvements	88,147,000	88,249,000
Equipment	73,675,000	64,722,000
Construction in progress	2,040,000	2,111,000

	218,206,000	209,426,000
Less — accumulated depreciation and amortization	(46,566,000)	(40,013,000)

Property and equipment, net	171,640,000	169,413,000
Other Assets:
Obligatory investments, net of allowances of $12,500,000 and $11,340,000, respectively	11,647,000	10,705,000
Other assets	6,227,000	1,814,000

Total other assets	17,874,000	12,519,000

	$216,958,000	$227,563,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion debt	$43,741,000	$—
Current portion capital leases	248,000	—
Accounts payable	7,082,000	6,815,000
Accrued liabilities —
Payroll and related expenses	4,379,000	4,241,000
Interest	1,216,000	3,092,000
Gaming obligations	3,363,000	2,725,000
Insurance	4,330,000	2,505,000
Other	2,175,000	2,821,000

Total current liabilities	66,534,000	22,199,000
Long-Term Debt, net of current maturities	66,259,000	110,000,000
Non-current capital leases	432,000	—
Other Noncurrent Liabilities	4,920,000	3,729,000
Commitments and Contingencies	—	—
Warrants in Atlantic Coast Entertainment Holdings, Inc.	43,587,000	—
Shareholders’ Equity:
Preferred stock, $.01 par value per share; 5,000,000 shares authorized; 0 shares outstanding	—	—
Common Stock, $.01 par value per share; 20,000,000 shares authorized; 10,000,000 shares issued and outstanding	100,000	100,000
Additional paid-in capital	81,313,000	124,900,000
Accumulated deficit	(46,187,000)	(33,365,000)

Total shareholders’ equity	35,226,000	91,635,000

	$216,958,000	$227,563,000

See notes to consolidated financial statements.

GB HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2004	2003	2002

Revenues:
Casino	$157,643,000	$154,813,000	$175,065,000
Rooms	10,908,000	10,994,000	11,143,000
Food and beverage	21,898,000	21,962,000	23,330,000
Other	3,940,000	3,914,000	3,735,000

	194,389,000	191,683,000	213,273,000
Less — promotional allowances	(23,146,000)	(23,934,000)	(23,356,000)

Net revenues	171,243,000	167,749,000	189,917,000

Expenses:
Casino	50,467,000	52,657,000	59,971,000
Rooms	3,397,000	2,677,000	3,639,000
Food and beverage	7,930,000	8,481,000	10,343,000
Other	870,000	1,297,000	1,222,000
Selling, general and administrative	90,423,000	90,010,000	93,871,000
Depreciation and amortization	14,898,000	14,123,000	13,292,000
Provision for obligatory investments	1,165,000	1,434,000	1,521,000
Loss on impairment of fixed assets	—	—	1,282,000
Loss on disposal of assets	152,000	28,000	185,000

Total expenses	169,302,000	170,707,000	185,326,000

Income (loss) from operations	1,941,000	(2,958,000)	4,591,000

Non-operating income (expense):
Interest income	422,000	627,000	1,067,000
Interest expense	(11,115,000)	(12,581,000)	(12,195,000
Debt restructuring costs	(3,084,000)	(1,843,000)	—

Total non-operating expense, net	(13,777,000)	(13,797,000)	(11,128,000)

Loss before income taxes	(11,836,000)	(16,755,000)	(6,537,000)
Income tax provision	(986,000)	(958,000)	(784,000)

Net loss	$(12,822,000)	$(17,713,000)	$(7,321,000)

Basic/diluted loss per common share	$(1.28)	$(1.77)	$(0.73)

Basic/diluted weighted average common shares outstanding	10,000,000	10,000,000	10,000,000

See notes to consolidated financial statements.

GB HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common Stock
			Additional	Accumulated
	Shares	Amount	Paid-In Capital	Deficit	Total

BALANCE, December 31, 2001	10,000,000	$100,000	$124,900,000	$(8,331,000)	$116,669,000
Net Loss	—	—	—	(7,321,000)	(7,321,000)

BALANCE, December 31, 2002	10,000,000	$100,000	$124,900,000	$(15,652,000)	$109,348,000
Net Loss	—	—	—	(17,713,000)	(17,713,000)

BALANCE, December 31, 2003	10,000,000	$100,000	$124,900,000	$(33,365,000)	$91,635,000
Net Loss	—	—	—	(12,822,000)	(12,822,000)
Dividend to common shareholders in the form of warrants, exercisable for 2,750,000 common shares of Atlantic Coast Entertainment Holdings, Inc.	—	—	(43,587,000)	—	(43,587,000)

BALANCE, December 31, 2004	10,000,000	$100,000	$81,313,000	$(46,187,000)	$35,226,000

See notes to consolidated financial statements.

GB HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2004	2003	2002

OPERATING ACTIVITIES:
Net loss	$(12,822,000)	$(17,713,000)	$(7,321,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,898,000	14,123,000	13,292,000
Provision for obligatory investments	1,165,000	1,434,000	1,521,000
Loss on impairment of fixed assets	—	—	1,282,000
Loss on disposal of assets	152,000	28,000	185,000
Provision for doubtful accounts	416,000	1,040,000	1,586,000
Decrease in deferred financing costs	1,229,000	—	—
Increase in insurance deposits	(3,017,000)	—	—
(Increase) decrease in accounts receivable	(392,000)	(1,312,000)	2,349,000
Increase (decrease) in accounts payable and accrued liabilities	360,000	(130,000)	(3,080,000)
Decrease (increase) in prepaid expenses and other current assets	2,187,000	(98,000)	(426,000)
Increase in other noncurrent assets	(929,000)	(11,000)	—
Increase in other noncurrent liabilities	1,178,000	369,000	285,000

Net cash provided by (used in) operating activities	4,425,000	(2,270,000)	9,673,000

INVESTING ACTIVITIES:
Purchase of property and equipment	(17,378,000)	(12,825,000)	(14,058,000)
Proceeds from disposition of assets	308,000	110,000	320,000
Proceeds from sale of obligatory investments	202,000	130,000	208,000
Purchase of obligatory investments	(2,308,000)	(2,336,000)	(2,496,000)

Net cash used in investing activities	(19,176,000)	(14,921,000)	(16,026,000)

FINANCING ACTIVITIES:
Proceeds from long-term debt	758,000	—	—
Repayments of long-term debt	(79,000)	—	(371,000)
Cost of issuing long-term debt	(6,626,000)	—	—

Net cash used in financing activities	(5,947,000)	—	(371,000)

Net decrease in cash and cash equivalents	(20,698,000)	(17,191,000)	(6,724,000)
Cash and cash equivalents at beginning of period	33,454,000	50,645,000	57,369,000

Cash and cash equivalents at end of period	$12,756,000	$33,454,000	$50,645,000

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$10,744,000	$12,100,000	$12,128,000

Interest Capitalized	$86,000	$300,000	$766,000

Income Taxes paid	$1,051,000	$899,000	$1,764,000

Dividends to Common Shareholders in the form of Warrants in Atlantic Coast Entertainment Holdings, Inc.	$43,587,000	$—	$—

Issuance of 3% Notes in exchange for 11% Notes	$66,259,000	$—	$—

See notes to consolidated financial statements.

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	Organization, Business and Basis of Presentation
      GB Holdings, Inc. (“GB Holdings”) is a Delaware corporation and was a wholly-owned subsidiary of Pratt Casino Corporation (“PCC”) through December 31, 1998. PCC, a Delaware corporation, was incorporated in September 1993 and was wholly-owned by PPI Corporation (“PPI”), a New Jersey corporation and a wholly-owned subsidiary of Greate Bay Casino Corporation (“GBCC”). Effective after December 31, 1998, PCC transferred 21% of the stock ownership in GB Holdings to PBV, Inc. (“PBV”), a newly formed entity controlled by certain stockholders of GBCC. As a result of a certain confirmed plan of reorganization of PCC and others in October 1999, the remaining 79% stock interest of PCC in GB Holdings was transferred to Greate Bay Holdings, LLC (“GBLLC”), whose sole member as a result of the same reorganization was PPI. In February 1994, GB Holdings acquired Greate Bay Hotel and Casino, Inc. (“GBHC”), a New Jersey corporation, through a capital contribution by its then parent. From its creation until July 22, 2004, GBHC’s principal business activity was its ownership of The Sands Hotel and Casino located in Atlantic City, New Jersey (“The Sands”). GB Property Funding Corp. (“Property”), a Delaware corporation and a wholly-owned subsidiary of GB Holdings, was incorporated in September 1993 as a special purpose subsidiary of GB Holdings for the purpose of borrowing funds for the benefit of GBHC.
      On January 5, 1998, GB Holdings and its then existing subsidiaries filed petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). On August 14, 2000, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Modified Fifth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by the Official Committee of Unsecured Creditors and High River Limited Partnership and its affiliates (the “Plan”) for GB Holdings and its then existing subsidiaries. High River Limited Partnership (“High River”) is an entity controlled by Carl C. Icahn. On September 13, 2000, the New Jersey Casino Control Commission (the “Commission” or “CCC”) approved the Plan. On September 29, 2000, the Plan became effective (the “Effective Date”). All material conditions precedent to the Plan becoming effective were satisfied on or before September 29, 2000. In addition, as a result of the Confirmation Order and the occurrence of the Effective Date, and in accordance with Statement of Position No. 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), GB Holdings has adopted “fresh start reporting” in the preparation of the accompanying consolidated financial statements. GB Holdings’ emergence from Chapter 11 resulted in a new reporting entity with no retained earnings or accumulated deficit as of September 30, 2000.
      The consolidated financial statements include the accounts of GB Holdings, Atlantic Coast Entertainment Holdings, Inc. (“Atlantic Holdings”) and ACE Gaming, LLC (“ACE” and collectively with GB Holdings and Atlantic Holdings, the “Company” and also Property and GBHC until July 22, 2004). Until July 22, 2004, GBHC was the owner and operator of The Sands. Atlantic Holdings is a Delaware corporation and was a wholly-owned subsidiary of GBHC which was a wholly-owned subsidiary of GB Holdings and was formed in October 2003. ACE a New Jersey limited liability company and a wholly-owned subsidiary of Atlantic Holdings was formed in November 2003. Atlantic Holdings and ACE were formed in connection with a transaction (the “Transaction”), which included a Consent Solicitation and Offer to Exchange in which holders of $110 million of 11% Notes due 2005 (the “11% Notes”), issued by GB Property Funding Corp. (“Property”), a wholly-owned subsidiary of GB Holdings, were given the opportunity to exchange such notes, on a dollar for dollar basis, for $110 million of 3% Notes due 2008 (the “3% Notes”), issued by Atlantic Holdings. The Transaction and the Consent Solicitation and Offer to Exchange were consummated on July 22, 2004, and holders of approximately $66.3 million of 11% Notes exchanged such notes for approximately $66.3 million 3% Notes. Also on July 22, 2004, in connection with the Consent Solicitation and Offer to Exchange, the indenture governing the 11% Notes was amended to eliminate certain covenants and to release the liens on the collateral securing such notes. The Transaction included, among other things, the transfer of substantially all of the assets of GB Holdings to Atlantic Holdings. The transfer of assets has been accounted for as an exchange of net assets between entities under common control, whereby the entity

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
receiving the assets shall initially recognize the assets and liabilities transferred at their historical carrying amount in the accounts of the transferring entity at the date of transfer. No gain or loss was recorded relating to the transfer. The 3% Notes are guaranteed by ACE. Atlantic Holdings and its subsidiary had limited operating activities prior to July 22, 2004. Also on July 22, 2004, in connection with the consummation of the Transaction and the Consent Solicitation and Offer to Exchange, Property and GBHC, merged into GB Holdings, with GB Holdings as the surviving entity. In connection with the transfer of the assets and certain liabilities of GB Holdings, including the assets and certain liabilities of GBHC, Atlantic Holdings issued 2,882,937 shares of common stock, par value $.01 per share (the “Atlantic Holdings Common Stock”) of Atlantic Holdings to GBHC which, following the merger of GBHC became the sole asset of GB Holdings. Substantially all of the assets and liabilities of GB Holdings and GBHC (with the exception of the remaining 11% Notes and accrued interest thereon, the Atlantic Holdings Common Stock, and the related pro rata share of deferred financing costs) were transferred to Atlantic Holdings or ACE. As part of the Transaction an aggregate of 10,000,000 warrants were distributed on a pro rata basis to the stockholders of GB Holdings upon the consummation of the Transaction. Such Warrants allow the holders to purchase from Atlantic Holdings at an exercise price of $.01 per share, an aggregate of 2,750,000 shares of Atlantic Holdings Common Stock and any only exercisable following the earlier of (a) either the 3% Notes being paid in cash or upon conversion, in whole or in part, into Atlantic Holdings Common Stock, (b) payment in full of the outstanding principal of the 11% Notes exchanged, or (c) a determination by a majority of the board of directors of Atlantic Holdings (including at least one independent director of Atlantic Holdings) that the Warrants may be exercised. The Sands’ New Jersey gaming license was transferred to ACE in accordance with the approval of the New Jersey Casino Control Commission.
      In connection with the Consent Solicitation and Offer to Exchange described above, holders of $66,258,970 of 11% Notes exchanged such notes for an equal principal amount of 3% Notes. As a result, $43,741,030 of principal amount of the 11% Notes remain outstanding and mature in September 2005. GB Holdings’ ability to pay the interest and principal amount of the remaining 11% Notes at maturity in September 2005 will depend upon its ability to refinance such Notes on favorable terms or at all or to derive sufficient funds from the sale of its Atlantic Holdings Common Stock or from a borrowing. If GB Holdings is unable to pay the interest and principal due on the remaining 11% Notes at maturity it could result in, among other things, the possibility of GB Holdings seeking bankruptcy protection or being forced into bankruptcy or reorganization. The status of the 11% Notes due September 2005 is currently being reviewed by the Company and various alternatives are being evaluated.
      Additionally, on July 22, 2004 in connection with the consummation of the Transaction, GB Holdings distributed warrants, issued by Atlantic Holdings, to its shareholders which will initially be exercisable for an aggregate of 2,750,000 shares of Atlantic Holdings Common Stock to GB Holdings stockholders (the “Warrants”). The Warrants are exercisable at an exercise price of $.01 per share.
      Currently, affiliates of Mr. Icahn own approximately 96% of the 3% Notes and have the ability which they may exercise prior to the maturity of the 11% Notes at any other time, in their sole discretion, to determine when and whether the 3% Notes will be paid in or convertible into Atlantic Holdings Common Stock at, or prior to, maturity thereby making the Warrants exercisable. If the 3% Notes are converted into Atlantic Holdings Common Stock and if the Warrants are exercised, GB Holdings will own 28.8% of the Atlantic Holdings Common Stock and affiliates of Carl Icahn will beneficially own approximately 63.4% of the Atlantic Holdings Common Stock (without giving effect to the affiliates of Mr. Icahn’s interest in Atlantic Holdings Common Stock which is owned by GB Holdings). Affiliates of Carl Icahn currently own approximately 77.5% of GB Holdings’ Common Stock.
      All significant intercompany transactions and balances have been eliminated in consolidation. All references herein to the Company and GB Holdings are on a consolidated basis and all operating assets,

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
including cash, are owned by GB Holdings’ subsidiaries, Atlantic Holdings and ACE, and GB Holdings’ sole asset is 2,882,938 shares of Atlantic Holdings Common Stock.

(2)	Liquidity Matters
      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed below, the Company has suffered recurring net losses, has a net working capital deficiency and significant current debt obligations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described below. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
      Since emerging from bankruptcy in 2000, the Company has invested in refurbishments to the hotel product, gaming equipment and related technology and building infrastructure. Although the investments have improved the condition of the property and the investment in gaming technology has resulted in significant labor efficiencies and cost savings, those efficiencies and cost savings were not enough to offset the increased competition within the Atlantic City market. Since 2003, the Borgata opened in the marina district of Atlantic City and expansions which have added both hotel room and retail capacity to the Atlantic City market have occurred at the Showboat, Resorts and Tropicana casinos. Although these expansions have caused the gaming market to expand in Atlantic City, the expansion has not exceeded the added capacity, which has put substantial pressure on the Company to maintain gaming revenue market share. The Company continues to face competitive market conditions. During the three years ended December 31, 2004, the Company incurred net losses of $37,856,000.
      In connection with the Consent Solicitation and Offer to Exchange, $66,258,970 of the 11% Notes were exchanged and $43,741,030 of the 11% Notes remain outstanding and will mature on September 29, 2005. GB Holdings’ ability to pay the interest and principal amount of the remaining 11% Notes at maturity in September 2005 will depend upon its ability to refinance such Notes on favorable terms or at all or to derive sufficient funds from the sale of its Atlantic Holdings Common Stock or from a borrowing. If GB Holdings is unable to pay the interest and principal due on the remaining 11% Notes at maturity it could result in, among other things, the possibility of GB Holdings seeking bankruptcy protection or being forced into bankruptcy or reorganization. The status of the 11% Notes is currently being reviewed by the Company and various alternatives are being evaluated.

(3)	Summary of Significant Accounting Policies
      The significant accounting policies followed in the preparation of the accompanying consolidated financial statements are discussed below. The consolidated financial statements have been prepared in conformity with US generally accepted accounting principles. The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the balance sheets, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Casino revenues, promotional allowances and departmental expenses
      The Company recognizes revenues in accordance with industry practice. Casino revenue is recorded as net win from gaming activities (the difference between gaming wins and losses) as casino revenues. Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Such anticipated jackpots and payouts are included in gaming liabilities on the accompanying consolidated balance sheets.

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Cash and coin incentives are provided to attract new customers as well as reward loyal customers, through the use of loyalty programs, with points based on amounts wagered, that can be redeemed for a specified period of time for cash. We deduct the cash and coin incentive amounts from casino revenue.
      The retail value of rooms, food and beverage and other items that were provided to customers without charge has been included in revenues and a corresponding amount has been deducted as promotional allowances. The costs of such complimentaries have been included in Casino and Selling, General and Administrative expenses on the accompanying consolidated statements of operations. Costs of complimentaries allocated from the Rooms, Food and Beverage and Other Operating departments to the Casino and Selling, General and Administrative departments were as follows:

	Year Ended December 31,

	2004	2003	2002

Allocation From:
Rooms	$6,511,000	$7,360,000	$8,274,000
Food and Beverage	16,116,000	16,482,000	17,399,000
Other Operating	2,294,000	2,070,000	1,324,000

	$24,921,000	$25,912,000	$26,997,000

Allocation To:
Casino	$3,846,000	$3,815,000	$4,186,000
Selling, General and Administrative	21,075,000	22,097,000	22,811,000

	$24,921,000	$25,912,000	$26,997,000

Cash and cash equivalents
      Cash and cash equivalents are generally comprised of cash and investments with original maturities of three months or less, such as commercial paper, certificates of deposit and fixed repurchase agreements.

Allowance for doubtful accounts
      In its normal course of business the Company incurs receivables arising from credit provided to casino and hotel customers. The allowance for doubtful accounts adjusts these gross receivables to Management’s estimate of their net realizable value. The provision for doubtful accounts charged to expense is determined by Management based on a periodic review of the receivable portfolio. This provision is based on estimates, and actual losses may vary from these estimates. The allowance for doubtful accounts is maintained at a level that Management considers adequate to provide for possible future losses. Provisions for doubtful accounts amounting to $416,000, $1,040,000 and $1,586,000 for the years ended December 31, 2004, 2003 and 2002, respectively, were recorded in expenses on the accompanying consolidated statements of operations.

Inventories
      Inventories are stated at the lower of cost (on a first-in, first-out basis) or market.

Property and equipment
      Property and equipment purchased after September 29, 2000 have been recorded at cost and are being depreciated utilizing the straight-line method over their estimated useful lives as follows:

Buildings and improvements	25 - 40 years
Operating equipment	3 - 7 years

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Interest costs related to property and equipment acquisitions are capitalized during the acquisition period and are being amortized over the useful lives of the related assets.

Deferred financing costs
      The costs of issuing long-term debt, including all related underwriting, legal, directors and accounting fees, were capitalized and are being amortized over the term of the related debt issue. Deferred financing costs of $180,000 were incurred in connection with Property’s offering of $110,000,000 11% Notes due 2005 (the “11% Notes”). During 2001, additional costs of $2,083,000 associated with a Consent Solicitation by Property to modify the original indenture for the 11% Notes were capitalized. In July 2004, holders of the 11% Notes that tendered in the Consent Solicitation and Offer to Exchange also received their pro rata share of the aggregate consent fees ($6.6 million) at the rate of $100 per $1,000 of principal amount of the 11% Notes tendered. The pro rata share of the unamortized deferred financing costs associated with the 11% Notes tendered ($399,000) were included with the consent fees and recorded in Deferred Financing Costs ($1.9 million) and Other Assets ($4.5 million) on the accompanying Consolidated Balance Sheets (“Deferred 3% Note Fees”). The exchange is being accounted for as a modification of debt. The Deferred 3% Note Fees are being amortized over the term of the 3% Notes using the effective yield method. All external costs associated with the issuance of the 3% Notes have been expensed. For the years ended December 31, 2004, 2003 and 2002 amortization of deferred financing costs was $1,212,000, $555,000 and $555,000, respectively, and is included in Interest Expense on the accompanying Consolidated Statements of Operations.

Long-lived assets
      In 2002, the Company adopted FASB Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS No. 144”), which excludes from the definition of long-lived assets goodwill and other intangibles that are not amortized in accordance with FASB Statement No. 142 “Goodwill and Other Intangible Assets.” FAS No. 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. FAS No. 144 also expands the reporting of discontinued operations to include components of an entity that have been or will be disposed of rather than limiting such discontinuance to a segment of a business. The adoption of FAS No. 144 did not have an impact on the Company’s consolidated financial statements.
      The Company periodically reviews long-lived assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairments are recognized when the expected future undiscounted cash flows derived from such assets are less than their carrying value. For such cases, losses are recognized for the difference between the fair value and the carrying amount. Assets to be disposed of by sale or abandonment, and where management has the current ability to remove such assets from operations, are recorded at the lower of carrying amount or fair value less cost of disposition. Depreciation for these assets is suspended during the disposal period, which is generally less than one year. Assumptions and estimates used in the determination of impairment losses, such as future cash flows and disposition costs, may affect the carrying value of long-lived assets and possible impairment expense in the Company’s consolidated financial statements. Management does not believe that any impairment currently exists related to its long-lived assets.

Accrued insurance
      The Company is self insured for a portion of its general liability, workers compensation, certain health care and other liability exposures. A third party insures losses over prescribed levels. Accrued insurance includes estimates of such accrued liabilities based on an evaluation of the merits of individual claims and

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
historical claims experience. Accordingly, the Company’s ultimate liability may differ from the amounts accrued.

Income taxes
      GB Holdings’ provision for federal income taxes is calculated and paid on a consolidated basis with its Subsidiaries.
      Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period of the enactment date.

Loss per share
      Financial Accounting Standards No. 128, “Earnings Per Share” (FAS 128), requires, among other things, the disclosure of basic and diluted earnings per share for public companies. Since the capital structure of GB Holdings is simple, in that no potentially dilutive securities were outstanding during the periods presented, basic loss per share is equal to diluted loss per share. Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding.

Reclassifications
      Certain reclassifications have been made to prior years’ consolidated financial statements to conform to the current year consolidated financial statement presentations. The most significant reclassifications include the following: marketing costs that had been in Casino expense are now included in Selling, General and Administrative expense; Cash and coin incentives that were included in Promotional Allowances are now included in Casino Revenues and certain complimentary expenses that were included in Casino expense are now included in Promotional Allowances.

(4)	Long-Term Debt
      Long-term debt is comprised of the following:

	As of December 31,

	2004	2003

11% notes, due September 29, 2005(a)	$43,741,000	$110,000,000
3% Notes due July 22, 2008(b)	66,259,000	—

Total indebtedness	110,000,000	110,000,000
Less — current maturities	(43,741,000)	—

Total long-term debt	$66,259,000	$110,000,000

(a)	In accordance with its approved plan of reorganization, GB Holdings through its then wholly-owned subsidiaries issued $110 million at 11% interest payable September 29, 2005 (“11% Notes”). Interest on the 11% Notes is payable on March 29 and September 29, beginning March 29, 2001. The outstanding principal is due on September 29, 2005.

The original indenture for the 11% Notes contained various provisions, which, among other things, restricted the ability of GB Holdings, and GBHC to incur certain senior secured indebtedness beyond certain limitations, and contained certain other limitations on the ability to merge, consolidate, or sell

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

substantially all of their assets, to make certain restricted payments, to incur certain additional senior liens, and to enter into certain sale-leaseback transactions.

In a Consent Solicitation Statement and Consent Form dated September 14, 2001, Property sought the consent of holders of the 11% Notes to make certain changes to the original indenture (the “Modifications”). The Modifications included, but were not limited to, a deletion of, or changes to, certain provisions the result of which would be (i) to permit GB Holdings and its subsidiaries to incur any additional indebtedness without restriction, to issue preferred stock without restriction, to make distributions in respect of preferred stock and to prepay indebtedness without restriction, to incur liens without restriction and to enter into sale-leaseback transactions without restriction, (ii) to add additional exclusions to the definition of “asset sales” to exclude from the restrictions on “asset sales” sale-leaseback transactions, conveyances or contributions to any entity in which GB Holdings or its subsidiaries has or obtains equity or debt interests, and transactions (including the granting of liens) made in accordance with another provision of the Modifications relating to collateral release and subordination or any documents entered into in connection with an “approved project” (a new definition included as part of the Modifications which includes, if approved by the Board of Directors of GB Holdings, incurrence of indebtedness or the transfer of assets to any person if GB Holdings or any of its subsidiaries has or obtain debt or equity interests in the transferee or any similar, related or associated event, transaction or activity) in which a release or subordination of collateral has occurred including, without limitation, any sale or other disposition resulting from any default or foreclosure, (iii) to exclude from the operation of covenants related to certain losses to collateral, any assets and any proceeds thereof, which have been subject to the release or subordination provisions of the Modifications, (iv) to permit the sale or other conveyances of Casino Reinvestment Development Authority (the “CRDA”) investments in accordance with the terms of a permitted security interest whether or not such sale was made at fair value, (v) to exclude from the operation of covenants related to the deposit into a collateral account of certain proceeds of “asset sales” or losses to collateral any assets and any proceeds thereof, which have been subject to the release or subordination provisions of the Modifications, (vi) to add new provisions authorizing the release or subordination of the collateral securing the 11% Notes in connection with, in anticipation of, as a result of, or in relation to, an “approved project”, and (vii) various provisions conforming the text of the original indenture to the intent of the preceding summary of the Modifications.

(b)	On July 22, 2004, Atlantic Holdings consummated the Consent Solicitation and Offer to Exchange which it commenced and in which Atlantic Holdings offered to exchange its 3% Notes due July 22, 2008 for 11% Notes due September 29, 2005, issued by Property. Pursuant to the Consent Solicitation and Offer to Exchange, an aggregate principal amount of $66,258,970 of 11% Notes, representing 60.2% of the outstanding 11% Notes, were tendered to Atlantic Holdings, on a dollar for dollar basis, in exchange for an aggregate principal amount of $66,258,970 of 3% Notes. At the election of the holders of a majority in principal amount of the outstanding 3% Notes, each $1,000 principal amount of 3% Notes is payable in or convertible into 65.909 shares of Atlantic Holdings Common Stock, subject to adjustments for stock dividends, stock splits, recapitalizations and the like. As a result of the Transaction, the $43.7 million in 11% Notes are no longer secured by any property or equipment of the Company. Holders of the 11% Notes that tendered in the Consent Solicitation and Offer to Exchange also received their pro rata share of the aggregate consent fees ($6.6 million) at the rate of $100 per $1000 principal amount of the 11% Notes tendered, plus accrued interest ($2.3 million) on the 11% Notes tendered, which amounts were paid at the consummation of the Transaction. The exchange is being accounted for as a modification of debt. The consent fees paid are being amortized over the term of the 3% Notes using the effective yield method. All external costs associated with the issuance of the 3% Notes have been expensed. As indicated in the Consent Solicitation and Offer to Exchange, an aggregate of 10,000,000 warrants, issued by Atlantic Holdings, were distributed on a pro rata basis to the shareholders of GB Holdings upon the consummation of the Transaction. Such Warrants allow the holders to purchase, from Atlantic Holdings, at an exercise price of $.01 per share, an aggregate of 2,750,000 shares of Atlantic Holdings Common

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock and are only exercisable following the earlier of (a) either the 3% Notes being paid in cash or upon conversion, in whole or in part, into Atlantic Holdings Common Stock, (b) payment in full of the outstanding principal of the 11% Notes which have not been exchanged, or (c) a determination by a majority of the board of directors of Atlantic Holdings (including at least one independent director of Atlantic Holdings) that the Warrants may be exercised. The fair value of the warrants as of July 22, 2004 (date of issuance) was $43,587,000 (as determined by a third party valuation). An additional $4.9 million in legal, accounting, professionals and state transfer fees were expended related to the Transaction, of which $3.1 million and $1.8 million were charged to debt restructuring costs during 2004 and 2003, respectively.
      On November 12, 2004, Atlantic Holdings and ACE entered into a Loan and Security Agreement (the “Loan Agreement”), by and among Atlantic Holdings, as borrower, ACE, as guarantor, and Fortress Credit Corp. (“Fortress”), as lender, and certain related ancillary documents, pursuant to which, Fortress agreed to make available to Atlantic Holdings a senior secured revolving credit line providing for working capital loans of up to $10 million (the “Loans”), to be used for working capital purposes in the operation of The Sands, located in Atlantic City, New Jersey. The Loan Agreement and the Loans thereunder have been designated by the Board of Directors of Atlantic Holdings and Atlantic Holdings, as manager of ACE, as Working Capital Indebtedness (as that term is defined in the Indenture) (the “Indenture”), dated as of July 22, 2004, among Atlantic Holdings, as issuer, ACE, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
      The aggregate amount of the Loans shall not exceed $10 million plus interest. All Loans under the Loan Agreement are payable in full by no later than the day immediately prior to the one-year anniversary of the Loan Agreement, or any earlier date on which the Loans are required to be paid in full, by acceleration or otherwise, pursuant to the Loan Agreement.
      The outstanding principal balance of the Loan Agreement will accrue interest at a fixed rate to be set monthly which is equal to one month LIBOR (but not less than 1.5%), plus 8% per annum. In addition to interest payable on the principal balance outstanding from time to time under the Loan Agreement, Atlantic Holdings is required to pay to Fortress an unused line fee for each preceding three-month period during the term of the Loan Agreement in an amount equal to .35% of the excess of the available commitment over the average outstanding monthly balance during such preceding three-month period.
      The Loans are secured by a first lien and security interest on all of Atlantic Holdings’ and ACE’s personal property and a first mortgage on The Sands. Fortress entered into an Intercreditor Agreement, dated as of November 12, 2004, with the Trustee pursuant to the Loan Agreement. The Liens (as that term defined in the Indenture) of the Trustee on the Collateral (as that term is defined in the Indenture), are subject and inferior to Liens which secure Working Capital Indebtedness such as the Loans.
      Fortress may terminate its obligation to advance and declare the unpaid balance of the Loans, or any part thereof, immediately due and payable upon the occurrence and during the continuance of customary defaults which include payment default, covenant defaults, bankruptcy type defaults, attachments, judgments, the occurrence of certain material adverse events, criminal proceedings, and defaults by Atlantic Holdings or ACE under certain other agreements. As of December 31, 2004 there had been no borrowings related to the Loans.
      The Borrower and Guarantor on the Loan Agreement are required to maintain the following financial covenants; (1) a minimum EBITDA (as defined in the Loan Agreement) of $12.5 million, which shall be measured and confirmed as of the twelve month period ended each respective January 1, April 1, July 1 and October 1 of each year until the full and final satisfaction of the loan and (2) a Minimum Leverage Ratio of which the Borrower shall not permit its ratio of defined Total Debt to EBITDA, as measured and confirmed annually on a trailing twelve month basis to exceed 6.25:1. As of December 31, 2004, The Company is in compliance with these covenants.

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      At December 31, 2004 and 2003, accrued interest on the 11% Notes was $1,216,000 and $3,092,000, respectively and is included in Accrued Interest. Accrued interest on the 3% Notes was $883,000 at December 31, 2004 and is included in Other Non-Current Liabilities. Interest on the 11% Notes is due semi-annually on March 29th and September 29th. Interest on the 3% Notes are due at maturity, on July 22, 2008.

(5)	Income Taxes
      The components of the provision for income taxes are as follows:

	Year Ended December 31,

	2004		2003		2002

Federal income tax provision	$		$		$
Current		—		—		—
Deferred		—		—		—
State income tax provision
Current		(986,000)		(958,000)		(784,000)
Deferred		—		—		—

		$(986,000)		$(958,000)		$(784,000)

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes, and the amounts used for income tax purposes. The major components of deferred tax liabilities and assets as of December 31, 2004 and 2003 were as follows:

	2004	2003

Deferred tax assets:
Bad debt reserve	$1,578,000	$2,418,000
Deferred financing costs	—	234,000
Group insurance	904,000	747,000
Accrued vacation	603,000	613,000
Action cash awards accrual	191,000	123,000
Jackpot accrual	407,000	298,000
Medical reserve	534,000	408,000
Debt restructuring costs	—	754,000
CRDA	6,293,000	5,724,000
Federal and state net operating loss carryforward	21,962,000	17,004,000
Workers Compensation	462,000	—
Grantors trust income	3,713,000	3,616,000
Credit carryforwards	3,345,000	3,385,000
Other	770,000	297,000

Total deferred tax assets	40,762,000	35,621,000
Less valuation allowance	(24,209,000)	(17,685,000)

Total deferred tax assets after valuation allowance	16,553,000	17,936,000

Deferred tax liabilities:
Noncurrent:
Depreciation of plant and equipment	(16,336,000)	(17,812,000)
Deferred financing costs	(81,000)	—
Other	(11,000)	—
Chips and tokens	(125,000)	(124,000)

Total deferred tax liabilities	(16,553,000)	(17,936,000)

Net deferred tax assets (liabilities)	$—	$—

      The net change in the valuation allowance for deferred income tax assets was an increase of $6.5 million in 2004 and an increase of $7.4 million in 2003. Federal net operating loss carryforwards totaled approximately $59 million as of December 31, 2004 and will begin expiring in the year 2022 and forward. New Jersey net operating loss carryforwards totaled approximately $20.2 million as of December 31, 2004. The Company also has general business credit carryforwards of approximately $1.1 million which expire in 2005 through 2024. Additionally, as of December 2004, the Company has a federal alternative minimum tax (AMT) credit carryforward of about $72,000 and a New Jersey alternative minimum assessment (AMA) credit carryforward of approximately $2.2 million, both of which can be carried forward indefinitely.
      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management believes that it is more likely than not that the tax benefits of certain future deductible temporary differences will be realized based on the reversal of existing temporary

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
differences, and therefore, a valuation allowance has not been provided for these deferred tax assets. Additionally, management has determined that the realization of certain of the Company’s deferred tax assets is not more likely than not and, as such, has provided a valuation allowance against those deferred tax assets at December 31, 2004 and 2003.
      The provision for income taxes differs from the amount computed at the federal statutory rate as a result of the following:

	Years Ended December 31,

	2004	2003	2002

Expected federal benefit	(35.0)%	(35.0)%	(35.0)%
State taxes net of federal benefit	(0.4)%	(2.2)%	(1.6)%
State tax rate correction	0.0%	3.9%	0.0%
Expired tax credit	2.7%	0.7%	0.0%
Permanent differences	0.4%	0.2%	0.9%
Tax credits	(6.2)%	(5.2)%	(13.2)%
Deferred tax valuation allowance	55.2%	43.3%	57.8%
Other	(8.4)%	0.0%	3.1%

	8.3%	5.7%	12.0%

(6)	Transactions with Related Parties
      The Company’s rights to the trade name “The Sands” (the “Trade Name”) were derived from a license agreement with an unaffiliated third party. Amounts payable by the Company for these rights were equal to the amounts paid to the unaffiliated third party. On September 29, 2000, High River assigned the Company the rights under a certain agreement with the owner of the Trade Name to use the Trade Name as of September 29, 2000 through May 19, 2086, subject to termination rights for a fee after a certain minimum term. High River is an entity controlled by Carl C. Icahn. High River received no payments for its assignment of these rights. Payment was made directly to the owner of the Trade Name. On or about July 14, 2004, the Company entered into a license agreement with Las Vegas Sands, Inc., for the use of the trade name “Sands” through May 19, 2086, subject to termination rights for a fee after a certain minimum term. This new license agreement superseded and replaced the above-mentioned trade name rights assigned to the Company by High River. In connection with the Transaction discussed above, the July 14, 2004 license agreement was assigned to ACE as of July 22, 2004. The payments made to the licensor in connection with the trade name amounted to $259,000, $263,000 and $272,000, respectively, for the years ended December 31, 2004, 2003 and 2002.
      The Company has entered into an intercompany services arrangement with American Casinos & Entertainment Properties LLC (“ACEP”), which is controlled by affiliates of Mr. Icahn, whereby ACEP provides management and consulting services. The Company is billed based upon an allocation of salaries plus an overhead charge of 15% of the salary allocation plus reimbursement of reasonable out-of-pocket expenses. During 2004, 2003 and 2002, we were billed approximately $387,500, $190,600 and $27,900, respectively.
      On February 28, 2003, the Company entered into a two year agreement with XO Communications, Inc. a long-distance phone carrier controlled by Carl C. Icahn. The agreement can be extended beyond the minimum two year term on a month-to-month basis. Payments for such charges incurred for the year ended December 31, 2004 and 2003 amounted to $181,000 and $127,000, respectively. The agreement is currently continuing on a monthly basis.
      As of December 31, 2004 and 2003, the Company owed approximately $371,000 and $48,000, respectively, for reimbursable expenses to related parties.

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(7)	New Jersey Regulations and Obligatory Investments
      The Company conducts gaming operations in Atlantic City, New Jersey and operates a hotel and several restaurants, as well as related support facilities. The operation of an Atlantic City casino/hotel is subject to significant regulatory control. Under the New Jersey Casino Control Act (“NJCCA”), ACE was required to obtain and is required to periodically renew its operating license. A casino license is not transferable and, after the initial licensing and two one-year renewal periods, is issued for a term of up to four years. The plenary license issued to The Sands was renewed by the Commission in September, 2004 and extended through September 2008. The Commission may reopen licensing hearings at any time. If it were determined that gaming laws were violated by a licensee, the gaming license could be conditioned, suspended or revoked. In addition, the licensee and other persons involved could be subject to substantial fines.
      In order to renew the casino license for The Sands, the Commission determined that Atlantic Holdings and ACE are financially stable. In order to be found “financially stable” under the NJCCA, Atlantic Holdings and ACE must demonstrate, among other things, their ability to pay, exchange, or refinance debts that mature or otherwise become due and payable during the license term, or to otherwise manage such debts. During July 2004, a timely renewal application of the casino license for a four year term was filed. The CCC approved the casino license renewal application for a four year term on September 29, 2004 with certain conditions, including monthly written reports on the status of the 11% Notes, and a definitive plan by GB Holdings to address the maturity of the 11% Notes to be submitted no later than August 1, 2005 as well as other standard industry reporting requirements.
      The NJCCA requires casino licensees to pay an investment alternative tax of 2.5% of Gross Revenue (the “2.5% Tax”) or, in lieu thereof, to make quarterly deposits of 1.25% of quarterly Gross Revenue with the CRDA (the “Deposits”). The Deposits are then used to purchase bonds at below-market interest rates from the CRDA or to make qualified investments approved by the CRDA. The CRDA administers the statutorily mandated investments made by casino licensees and is required to expend the monies received by it for eligible projects as defined in the NJCCA. The Sands has elected to make the Deposits with the CRDA rather than pay the 2.5% Tax.
      As of December 31, 2004 and 2003, the Company had purchased bonds totaling $6,717,000 and $6,875,000, respectively. In addition, the Company had remaining funds on deposit and held in escrow by the CRDA at December 31, 2004 and 2003, of $17,430,000 and $15,171,000, respectively. The bonds purchased and the amounts on deposit and held in escrow are included in obligatory investments.
      Obligatory investments at December 31, 2004 and 2003, are net of accumulated valuation allowances of $12,500,000 and $11,340,000, respectively, based upon the estimated realizable values of the investments. Provisions for valuation allowances for the years ended December 31, 2004, 2003 and 2002 amounted to $1,165,000, $1,434,000 and 1,521,000, respectively.
      The Company has, from time to time, contributed certain amounts held in escrow by the CRDA to fund CRDA sponsored projects. During 2004 and 2003, the Company donated $333,000 and $694,000, respectively, of its escrowed funds to CRDA sponsored projects. No specific refund or future credit has been associated with the 2003 contributions. During 2002, the Company contributed $925,000 of its escrowed funds to CRDA sponsored projects and received $116,000 in a cash refund. Prior to this, the CRDA had granted the Company both cash refunds and waivers of certain of its future Deposit obligations in consideration of similar contributions. Other assets aggregating $414,000 and $621,000, respectively, have been recognized at December 31, 2004 and 2003, and are being amortized over a period of ten years commencing with the completion of the projects. Amortization of other assets totaled $207,000, $205,000 and $199,000 for the years ended December 31, 2004, 2003 and 2002, respectively, and are included in depreciation and amortization, including provision for obligatory investments.

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The Company has agreed to contribute certain of its future investment obligations to the CRDA in connection with the renovation related to the Atlantic City Boardwalk Convention Center. The projected total contribution will amount to $6.9 million, which will be paid through 2011 based on an estimate of certain of the Company’s future CRDA deposit obligations. As of December 31, 2004, the Company had satisfied $2.2 million of this obligation.
      In April 2004, the casino industry, the CRDA and the New Jersey Sports and Exposition Authority agreed to a plan regarding New Jersey video lottery terminals (“VLTs”). Under the plan, casinos will pay a total of $96 million over a period of four years, of which $10 million will fund, through project grants, North Jersey CRDA projects and $86 million will be paid to the New Jersey Sports and Exposition Authority which will then subsidize certain New Jersey horse tracks to increase purses and attract higher-quality races that would allow them to compete with horse tracks in neighboring states. In return, the race tracks and New Jersey have committed to postpone any attempts to install VLTs for at least four years. $52 million of the $86 million would be donated by the CRDA from the casinos’ North Jersey obligations and $34 million would be paid by the casinos directly. It is currently estimated that the Company’s current CRDA deposits for North Jersey projects are sufficient to fund the Company’s proportionate obligations with respect to the $10 million and $52 million commitments. The Company’s proportionate obligation with respect to the $34 million commitment is estimated to be approximately $1.3 million payable over a four year period in annual installments due October 15th ranging from $278,000 to $398,000 per year. The Company’s proportionate obligation with respect to the combined $10 million and $52 million commitment is estimated to be approximately $2.5 million payable over a four year period. The amounts will be charged to operations, on a straight-line basis, through January 1, 2009. The Company made its initial cash payment of $278,000 in satisfaction of this obligation during October 2004.

(8)	Commitments and Contingencies

Legal Proceedings
      We are, from time to time, parties to various legal proceedings arising out of our businesses. We believe, however, that other than the proceedings discussed below, there are no proceedings pending or threatened against us, which, if determined adversely, would have a material adverse effect upon our business financial conditions, results of operations or liquidity.
      Tax appeals on behalf of ACE and the City of Atlantic City challenging the amount of ACE’s real property assessments for tax years 1996 through 2003 are pending before the NJ Tax Court.
      By letter dated January 23, 2004, Sheffield Enterprises, Inc. asserted potential claims against the Company under the Lanham Act for permitting a show entitled The Main Event, to run at The Sands during 2001. Sheffield also asserts certain copyright infringement claims growing out of the Main Event performances. This matter was concluded by a confidential settlement entered into by the parties in January 2005. Under the settlement, the Company was fully indemnified by Main Event’s insurer for the amount of the stipulated damages. The Company was responsible for payment of its own legal fees, which were not material.

Labor Relations
      The Company has collective bargaining agreements with three unions that represent approximately 804 employees, most of whom are represented byb the Hotel, Restaurant Employees and Bartenders International Union, AFL-CIO, Local 54. The collective bargaining agreement with Local 54 was renewed for a five year term in 2004. The collective bargaining agreements with the Carpenters, Local 623 (4.6% of union employees) and Entertainment Workers, Locals 68 and 917 (10.0% of union employees) expire in April and July 2006, respectively. Management considers its labor relations to be good.

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(9)	Employee Retirement Savings Plan
      ACE administers and participates in The Sands’ Retirement Plan, a qualified defined contribution plan for the benefit of all ACE employees who satisfy certain eligibility requirements.
      The Sands’ Retirement Plan is designed and operated to meet the qualification requirements under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and contains a qualified cash-or-deferred arrangement meeting the requirements of section 401(k) of the Code. All employees of ACE who have completed one year of service, as defined, and who have attained the age of 21 are eligible to participate in the Retirement Plan.
      The Sands’ Retirement Plan provides for an employer matching contribution based upon certain criteria, including levels of participation by The Sands’ employees. The Company incurred expenses for matching contributions totaling $441,000, $406,000 and $575,000, for the years ended December 31, 2004, 2003 and 2002, respectively.
      The Company also contributes to multi-employer pension, health and welfare plans for its union employees. For the years ended December 31, 2004, 2003 and 2002, the Company contributed $5,576,000, $5,411,000 and $5,750,000, respectively.

(10)	Disclosures about Fair Value of Financial Instruments
      Disclosure of the estimated fair value of financial instruments is required under FAS No 107, “Disclosure About Fair Value of Financial Instruments.” The fair value estimates are made at discrete points in time based on relevant market information and information about the financial instruments. These estimates may be subjective in nature and involve uncertainties and significant judgment and therefore cannot be determined with precision.
      Cash and cash equivalents are valued at the carrying amount. Such amount approximates the fair value of cash equivalents because of the short maturity of these instruments.
      Obligatory investments are valued at a carrying amount which includes an allowance reflecting the below market interest rate associated with such investments.
      The 11% Notes are valued at the market trading price at April 16, 2004 which was the last full trading day prior to the delisting of these Notes from trading on the American Stock Exchange.
      The 3% Notes are valued at the amount paid by American Real Estate Partnership, L.P. (“AREP”) to purchase the Notes held by Icahn affiliates in January 2005.
      The estimated carrying amounts and fair values of GB Holdings’ financial instruments are as follows:

	December 31, 2004		December 31, 2003

	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value

Financial Assets:
Cash and cash equivalents	$12,756,000	$12,756,000	$33,454,000	$33,454,000
Obligatory investments, net	11,647,000	11,647,000	10,705,000	10,705,000
Financial Liabilities:
Interest payable	2,099,000	2,099,000	3,092,000	3,092,000
11% Notes	43,741,000	35,430,000	110,000,000	91,300,000
3% Notes	66,259,000	64,452,000	—	—

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(11)	Leases
      The Company leases certain equipment and property under operating leases. Total lease expense was $2.0 million, $2.1 million and $2.5 million for the years ended December 31, 2004, 2003 and 2002, respectively. The following table sets forth the future minimum commitments for operating leases and capital leases having remaining non-cancelable lease terms in excess of one year:

	Operating Leases	Capital Leases

2005	$1,967,000	$286,000
2006	1,998,000	286,000
2007	1,998,000	188,000
2008	1,998,000	—
2009	1,998,000	—
Thereafter	6,434,000	—

Total Minimum Lease Payments	$16,393,000	760,000

Less imputed interest costs		(80,000)

Present value of Net Minimum Capital Lease Payments		$680,000

(12)	Subsequent Events
      On January 21, 2005, AREP and Cyprus LLC (“Cyprus”), an affiliate of Mr. Icahn, entered into a Purchase Agreement, pursuant to which AREP agreed to purchase from Cyprus 4,121,033 shares of GB Holdings and warrants to purchase 1,133,284 shares of common stock of Atlantic Holdings. The warrants were distributed to Cyprus by GB Holdings in connection with the Transaction and will become exercisable upon certain conditions at an exercise price of $.01 per share.

(13)	Selected Quarterly Financial Data (Unaudited)

	Quarter

	First	Second	Third	Fourth

Year Ended December 31, 2004
Net revenues	$40,990,000	$44,570,000	$44,160,000	$41,523,000

Income (loss) from operations	$915,000	$1,911,000	$719,000	$(1,604,000)

Net loss	$(3,140,000)	$(2,493,000)	$(3,124,000)	$(4,065,000)

Net loss per share	$(0.31)	$(0.25)	$(0.31)	$(0.41)

Year Ended December 31, 2003
Net revenues	$39,303,000	$45,464,000	$45,211,000	$37,771,000

Income (loss) from operations	$(1,298,000)	$2,607,000	$(144,000)	$(4,123,000)

Net loss	$(4,401,000)	$(507,000)	$(3,456,000)	$(9,349,000)

Net loss per share	$(0.44)	$(0.05)	$(0.35)	$(0.93)

SCHEDULE II
GB HOLDINGS, INC. AND SUBSIDIARIES
VALUATION AND QUALIFYING ACCOUNTS

		Additions
		Amounts
	Balance of	Charged to
	Beginning of	Costs and			Balance at
	Period	Expenses	Deductions		End of Period

Year Ended December 31, 2004:
Allowance for doubtful accounts receivable	$5,918,000	$416,000	$(2,472,000	)(1)	$3,862,000
Allowance for obligatory investments	11,340,000	1,165,000	(5,000	)(2)	12,500,000

	$17,258,000	$1,581,000	$(2,477,000)		$16,362,000

Year Ended December 31, 2003:
Allowance for doubtful accounts receivable	$11,301,000	$1,040,000	$(6,423,000	)(1)	$5,918,000
Allowance for obligatory investments	10,028,000	1,434,000	(122,000	)(2)	11,340,000

	$21,329,000	$2,474,000	$(6,545,000)		$17,258,000

Year Ended December 31, 2002:
Allowance for doubtful accounts receivable	$14,406,000	$1,586,000	$(4,691,000	)(1)	$11,301,000
Allowance for obligatory investments	9,290,000	1,521,000	(783,000	)(2)	10,028,000

	$23,696,000	$3,107,000	$(5,474,000)		$21,329,000

(1)	Represents net write offs of uncollectible accounts.

(2)	Represents write offs of obligatory investments in connection with the contribution of certain obligatory investments to CRDA approved projects.

GB HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31,	December 31,
	2005	2004

	(Unaudited)
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$14,929	$12,756
Accounts receivable, net	4,371	5,100
Deferred financing costs	2,237	2,260
Other current assets	9,813	7,328

Total Current Assets	31,350	27,444

Property and equipment, net	168,237	171,640
Obligatory investments, net	11,830	11,647
Deferred financing costs	3,970	4,509
Other assets	1,667	1,718

Total Other Assets	17,467	17,874

TOTAL ASSETS	$217,054	$216,958

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$4,000	$—
Current portion of long-term debt	43,741	43,741
Accounts payable — trade	3,912	3,995
Accrued expenses	10,261	11,360
Accrued payroll and related expenses	7,503	6,819
Related party payables	588	371
Current portion of capital lease obligation	236	248

Total Current Liabilities	70,241	66,534

Long-Term Liabilities:
Long-term debt, less current portion	66,259	66,259
Capital lease obligations, less current portion	385	432
Other	5,496	4,920

Total Long-Term Liabilities	72,140	71,611

Commitments and Contingencies
Warrants in Atlantic Coast Entertainment Holdings, Inc.	43,587	43,587

Shareholders’ Equity:
Preferred stock, $.01 par value per share; 5,000,000 shares authorized; 0 shares outstanding	—	—
Common stock, $.01 par value share; 20,000,000 shares authorized; 10,000,000 shares issued and outstanding	100	100
Additional paid-in capital	81,313	81,313
Accumulated deficit	(50,327)	(46,187)

Total Shareholders’ Equity	31,086	35,226

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$217,054	$216,958

See notes to condensed consolidated financial statements.

GB HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	March 31, 2005	March 31, 2004

	(In thousands, except per share data)
	(Unaudited)
REVENUES:
Casino	$37,341	$38,119
Hotel	2,294	2,288
Food and beverage	4,866	4,990
Other	807	927

Gross Revenues	45,308	46,324
Less promotional allowances	(5,343)	(5,334)

Net Revenues	39,965	40,990

COSTS AND EXPENSES:
Casino	11,827	12,214
Hotel	703	655
Food and beverage	1,566	2,027
Other operating expenses	209	203
Selling, general and administrative	22,925	21,041
Depreciation and amortization	4,026	3,567
Provision for obligatory investments	238	368
Gain on sale of assets	(4)	—

Total Costs And Expenses	41,490	40,075

(LOSS) INCOME FROM OPERATIONS	(1,525)	915

OTHER INCOME (EXPENSE):
Interest income	107	111
Interest expense	(2,451)	(3,189)
Debt restructuring costs	(24)	(710)

Total other expense, net	(2,368)	(3,788)

LOSS BEFORE INCOME TAXES	(3,893)	(2,873)
Provision for income taxes	247	267

NET LOSS	$(4,140)	$(3,140)

Basic/diluted loss per common share	$(0.41)	$(0.31)

Weighted average common shares outstanding	10,000,000	10,000,000

See notes to condensed consolidated financial statements.

GB HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months
	Ended	Ended
	March 31, 2005	March 31, 2004

	(In thousands)
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(4,140)	$(3,140)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,026	3,567
Provision for obligatory investments	238	368
Gain on sale of assets	(4)	—
Changes in operating assets and liabilities:
Accounts receivable, net	729	94
Deferred financing costs	595	—
Other current assets	(2,486)	900
Accounts payable and accrued expenses	(281)	(4,612)
Long-term liabilities	576	56

Net Cash Used in Operating Activities	(747)	(2,767)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(571)	(2,118)
Purchase of obligatory investments	(553)	(517)
Cash proceeds from sale of property and equipment	4	9
Cash proceeds from sale of obligatory investments	132	—

Net Cash Used in Investing Activities	(988)	(2,626)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from borrowing on line of credit	4,000	—
Deferred financing fees	(33)	—
Payments on capital lease obligation	(59)	—

Net Cash Provided by Financing Activities	3,908	—

Net increase (decrease) in cash and cash equivalents	2,173	(5,393)
Cash and cash equivalents — beginning of period	12,756	33,454

Cash and Cash Equivalents — End of Period	$14,929	$28,061

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$2,494	$6,050

Cash paid for income taxes	$88	$88

Interest capitalized	$2	$28

See notes to condensed consolidated financial statements.

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)	Organization, Business and Basis of Presentation
      GB Holdings, Inc. (“GB Holdings”) is a Delaware corporation and was a wholly-owned subsidiary of Pratt Casino Corporation (“PCC”) through December 31, 1998. PCC, a Delaware corporation, was incorporated in September 1993 and was wholly-owned by PPI Corporation (“PPI”), a New Jersey corporation and a wholly-owned subsidiary of Greate Bay Casino Corporation (“GBCC”). Effective after December 31, 1998, PCC transferred 21% of the stock ownership in GB Holdings to PBV, Inc. (“PBV”), a newly formed entity controlled by certain stockholders of GBCC. As a result of a certain confirmed plan of reorganization of PCC and others in October 1999, the remaining 79% stock interest of PCC in GB Holdings was transferred to Greate Bay Holdings, LLC (“GBLLC”), whose sole member as a result of the same reorganization was PPI. In February 1994, GB Holdings acquired Greate Bay Hotel and Casino, Inc. (“GBHC”), a New Jersey corporation, through a capital contribution by its then parent. From its creation until July 22, 2004, GBHC’s principal business activity was its ownership of The Sands Hotel and Casino located in Atlantic City, New Jersey (“The Sands”). GB Property Funding Corp. (“Property”), a Delaware corporation and a wholly-owned subsidiary of GB Holdings, was incorporated in September 1993 as a special purpose subsidiary of GB Holdings for the purpose of borrowing funds for the benefit of GBHC. The condensed consolidated financial statements include the accounts of GB Holdings and its subsidiaries, Atlantic Coast Entertainment Holdings, Inc. (“Atlantic Holdings”) and ACE Gaming, LLC (“ACE” and collectively with GB Holdings and Atlantic Holdings, the “Company” and also Property and GBHC until July 22, 2004). Until July 22, 2004, GBHC was the owner and operator of The Sands. In connection with a transaction which was consummated in July of 2004, substantially all of the assets of GB Holdings and certain subsidiaries (including The Sands) was transferred to Atlantic Holdings and subsequently to ACE. Atlantic Holdings is a Delaware corporation and was a wholly-owned subsidiary of GBHC which was a wholly-owned subsidiary of GB Holdings and was formed in October 2003. ACE a New Jersey limited liability company and a wholly-owned subsidiary of Atlantic Holdings was formed in November 2003.
      All reference herein to the Company and GB Holdings are on a consolidated basis and all operating assets, including cash, are owned by GB Holdings’ subsidiaries, Atlantic Holdings and ACE, and GB Holdings’ sole asset is 2,882,938 shares of Atlantic Holdings common stock. All significant intercompany transactions and balances have been eliminated in consolidation. In management’s opinion, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the condensed consolidated financial position as of March 31, 2005 and the condensed consolidated results of operations for the three months ended March 31, 2005 and 2004 have been made. The results set forth in the condensed consolidated statement of operations for the three months ended March 31, 2005 are not necessarily indicative of the results to be expected for the full year.
      The condensed consolidated financial statements were prepared following the requirements of the Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by GAAP (U.S. generally accepted accounting principles) can be condensed or omitted.
      These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2004.

Reclassifications
      Certain reclassifications have been made to prior years’ condensed consolidated financial statements to conform to the current year condensed consolidated financial statement presentations. The most significant reclassifications include the following: marketing costs that had been in casino expense are now included in selling, general and administrative expense; cash and coin incentives that were included in promotional

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
allowances are now included in casino revenues; and certain complimentary expenses that were included in casino expense are now included in promotional allowances.

(2)	Liquidity Matters
      The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed below, the Company has suffered recurring net losses, has a net working capital deficiency and significant current debt obligations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described below. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
      In connection with a consent solicitation and offer to exchange, $66,258,970 of the $110 million 11% Notes due 2005 (“11% Notes”) were exchanged and $43,741,030 principal amount of the 11% Notes remain outstanding and will mature on September 29, 2005. GB Holdings’ ability to pay the interest and principal amount of the remaining 11% Notes at maturity in September 2005 will depend upon its ability to refinance such Notes on favorable terms or at all or to derive sufficient funds from the sale of Atlantic Holdings common stock or from a borrowing. If GB Holdings is unable to pay the interest and principal due on the remaining 11% Notes at maturity it could result in, among other things, the possibility of GB Holdings seeking bankruptcy protection or being forced into bankruptcy or reorganization. The status of the 11% Notes is currently being reviewed by the Company and various alternatives are being evaluated.
      Since emerging from bankruptcy in 2000, the Company has invested in refurbishments to the hotel product, gaming equipment and related technology and building infrastructure. Although the investments have improved the condition of the property and the investment in gaming technology has resulted in significant labor efficiencies and cost savings, those efficiencies and cost savings were not enough to offset the increased competition within the Atlantic City market. Since 2003, the Borgata opened in the marina district of Atlantic City and expansions which have added both hotel room and retail capacity to the Atlantic City market have occurred at the Showboat, Resorts and Tropicana casinos. Although these expansions have caused the gaming market to expand in Atlantic City, the expansion has not exceeded the added capacity, which has put substantial pressure on the Company to maintain gaming revenue market share. The Company continues to face competitive market conditions. During the three years ended December 31, 2004, the Company incurred net losses of $37,856,000.

(3)	Related Party Transactions
      As of May 26, 2004, the Company has entered into an intercompany services arrangement with American Casino & Entertainment Properties LLC (“ACEP”), which is controlled by affiliates of Carl C. Icahn, whereby ACEP provides management and consulting services. The Company is billed based upon an allocation of salaries plus an overhead charge of 15% of the salary allocation plus reimbursement of reasonable out-of-pocket expenses. For the three months ended March 31, 2005, the Company was billed approximately $136,000.
      The Company has entered into an agreement with XO Communications, Inc., a long-distance phone carrier affiliated with Mr. Icahn. Payments for such charges incurred for the three months ended March 31, 2005 and 2004 amounted to $40,000 and $56,000, respectively. The agreement is currently continuing on a monthly basis.

(4)	Line of Credit
      On November 12, 2004, Atlantic Holdings and ACE entered into a Loan and Security Agreement (the “Loan Agreement”), by and among Atlantic Holdings, as borrower, ACE, as guarantor, and Fortress Credit

GB HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Corp., as lender, and certain related ancillary documents, pursuant to which, Fortress agreed to make available to Atlantic Holdings a senior secured revolving credit line providing for working capital loans of up to $10 million (the “Loans”), to be used for working capital purposes in the operation of The Sands.
      All Loans under the Loan Agreement are payable in full by no later than the day immediately prior to the one-year anniversary of the Loan Agreement, or any earlier date on which the Loans are required to be paid in full, by acceleration or otherwise, pursuant to the Loan Agreement.
      The borrower and guarantor on the Loan Agreement are required to maintain certain financial covenants. As of March 31, 2005, Atlantic Holdings had borrowed $4.0 million under the Loans and was in compliance with these covenants.

(5)	Commitments and Contingencies
      Legal Proceedings Tax appeals by ACE challenging the amount of ACE’s real property assessments for tax years 1996 through 2004 are pending before the New Jersey Tax Court. The proceedings commenced on May 3, 2005.

      Until                     , 200 , all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

PROSPECTUS

American Real Estate Partners, L.P.
American Real Estate Finance Corp.
Offer to exchange our 7 1/8% Senior Notes due 2013, which have been registered under the Securities Act of 1933, for any and all of our outstanding
7 1/8% Senior Notes due 2013.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.
Indemnification Under the Delaware Limited Partnership Act and the American Real Estate Partners L.P. Limited Partnership Agreement
      American Real Estate Partners, L.P. is organized under the laws of Delaware. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the “Partnership Act”) provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partners or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement. Accordingly, Section 6.15 of the Amended and Restated Agreement of Limited Partnership of American Real Estate Partners, L.P., dated as of May 12, 1987, provides that the general partner, its affiliates, and all officers, directors, employees and agents of the general partner and its affiliates (individually, an “Indemnitee”) will be indemnified and held harmless from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (x) the General Partner or an Affiliate thereof or (y) a partner, shareholder, director, officer, employee or agent of the General Partner or an Affiliate thereof or (z) a Person serving at the request of the Partnership in another entity in a similar capacity, which relate to, arise out of or are incidental to the Partnership, its property, business, affairs, including, without limitation, liabilities under the federal and state securities laws, regardless of whether the Indemnitee continues to be a general partner, an affiliate, or an officer, director, employee or agent of the general partner or of an affiliate thereof at the time any such liability or expense is paid or incurred, if the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful and the Indemnitee’s conduct did not constitute willful misconduct. The agreement further provides that an Indemnitee shall not be denied indemnification in whole or in part under by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement. Any indemnification under Section 6.15 shall be satisfied solely out of the assets of the partnership and not from the assets of the partners of the partnership.
Indemnification Under the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of American Real Estate Finance Corp.
      American Real Estate Finance Corp (“AREP Finance”), the Co-issuer of the notes, is a corporation incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrants. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Description

3.1	Certificate of Limited Partnership of American Real Estate Holdings Limited Partnership (“AREH”) dated February 17, 1987, as amended pursuant to First Amendment to Certificate of Limited Partnership, dated March 10, 1987 (incorporated by reference to Exhibit 3.4 to Form 10-Q for the quarter ended March 31, 2004 (SEC File No. 1-9516), filed on May 10, 2004).
3.2	Amended and Restated Agreement of Limited Partnership of AREH, dated as of July 1, 1987 (incorporated by reference to Exhibit 3.5 to Form 10-Q for the quarter ended March 31, 2004 (SEC File No. 1-9516), filed on May 10, 2004).
3.3	Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of AREH, dated as of August 16, 1996 (incorporated by reference to Exhibit 10.2 to Form 8-K (SEC File No. 1-9516), filed on August 16, 1996).
3.4	Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of AREH, dated as of June 14, 2002 (incorporated by reference to Exhibit 3.9 to Form 10-K for the year ended December 31, 2002 (SEC File No. 1-9516), filed on March 31, 2003).
3.5	Certificate of Incorporation of American Real Estate Finance Corp. (incorporated by reference to Exhibit 3.6 to Form S-4 (SEC File No. 1-9516), filed on August 6, 2004).
3.6	By-Laws of American Real Estate Finance Corp. (incorporated by reference to Exhibit 3.7 to Form S-4 (SEC File No. 1-9516), filed on August 6, 2004).
4.1	Indenture, dated as of February 7, 2005, among American Real Estate Partners, L.P., American Real Estate Finance Corp., AREH, as guarantor and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4.9 to AREP’s Form 8-K (SEC File No. 1-9516), filed on February 10, 2005).
4.2	Form of 7 1/8% Senior Note due 2013 (incorporated by reference to Exhibit 4.9 to AREP’s Form 8-K (SEC File No. 1-9516), filed on February 10, 2005).
4.3	Registration Rights Agreement, dated as of February 7, 2005, among American Real Estate Partners, L.P., American Real Estate Finance Corp., AREH and Bear, Stearns & Co. Inc. (incorporated by reference to Exhibit 4.11 to AREP’s Form 8-K (SEC File No. 1-9516), filed on February 10, 2005.
5.1	Opinion of DLA Piper Rudnick Gray Cary US LLP.(1)
10.1	Registration Rights Agreement between AREP and X LP (now known as High Coast Limited Partnership)(incorporated by reference to Exhibit 10.2 to Form 10-K for the year ended December 31, 2004 (SEC File No. 1-9516), filed on March 16, 2005).
10.2	Amended and Restated Agency Agreement (incorporated by reference to Exhibit 10.12 to Form 10-K for the year ended December 31, 1994 (SEC File No. 1-9516), filed on March 31, 1995).
10.3	Service Mark License Agreement, by and between Becker Gaming, Inc. and Arizona Charlie’s, Inc., dated as of August 1, 2000 (incorporated by reference to ACEP’s Form 10-K (SEC File No. 333-118149), filed on March 16, 2005.
10.4	Management Agreement, dated September 12, 2001, by and between National Energy Group, Inc. (“NEG”) and NEG Operating LLC (incorporated by reference to Exhibit 99.4 to NEG’s Form 8-K (SEC File No. 000-19136), filed on September 27, 2001).

Exhibit No.	Description

10.5	Pledge Agreement and Irrevocable Proxy, dated December 29, 2003, made by NEG in favor of Bank of Texas, N.A. (incorporated by reference to Exhibit 10.3 of NEG’s Form 8-K (SEC File No. 000-19036), filed on January 14, 2004).
10.6	Credit Agreement, dated as of January 29, 2004, by and among ACEP, certain subsidiaries of ACEP, the several lenders from time to time parties thereto and Bear Stearns Corporate Lending Inc., as Syndication Agent and Administrative Agent (incorporated by reference to Exhibit 10.1 to ACEP’s Form S-4 (SEC File No. 333-118149), filed on August 12, 2004).
10.7	Pledge and Security Agreement, dated as of May 26, 2004, by and among ACEP, ACEP Finance, certain subsidiaries of ACEP and Bear Sterns Corporate Lending Inc. (incorporated by reference to Exhibit 10.2 to ACEP’s Form S-4 (SEC File No. 333-118149), filed on August 12, 2004).
10.8	Employment Agreement, effective as of April 1, 2004, by and between ACEP and Richard P. Brown (incorporated by reference to Exhibit 10.4 to ACEP’s Form S-4 (SEC File No. 333-118149), filed on August 12, 2004).
10.9	First Amendment to Credit Agreement, dated as of January 29, 2004 by and among ACEP, as the Borrower, certain subsidiaries of the Borrower, as Guarantors, The Several Lenders, Bear Stearns Corporate Lending Inc. as Syndication Agent, and Bear Stearns Corporate Lending Inc., as Administrative Agent, dated as of May 26, 2004, Bear, Stearns & Co. Inc., as Sole Lead Arranger and Sole Bookrunner (incorporated by reference to Exhibit 10.6 to ACEP’s Form S-4 (SEC File No. 333-118149), filed on October 12, 2004).
10.10	Management Agreement, dated November 16, 2004, by and between NEG and Panaco, Inc. (“Panaco”) (incorporated by reference to Exhibit 10.13 to NEG’s Form 10-Q (SEC File No. 000-19136), filed on November 15, 2004).
10.11	Management Agreement, dated August 28, 2003, by and between NEG and TransTexas Gas Corporation (“TransTexas”) (incorporated by reference to Exhibit 10.1 to NEG’s Form 8-K (SEC File No. 000-19136), filed on September 10, 2003).
10.12	Purchase Agreement for Notes Issued by TransTexas, dated December 6, 2004, by and between Thornwood Associates LP (“Thornwood”) and AREP Oil & Gas LLC (“AREP Oil & Gas”) (incorporated by reference to Exhibit 99.1 to AREP’s Form 8-K (SEC File No. 1-9516), filed on December 10, 2004.
10.13	Assignment and Assumption Agreement, dated December 6, 2004, by and between Thornwood and AREP Oil & Gas (incorporated by reference to Exhibit 99.2 to AREP’s Form 8-K (SEC File No. 1-9516), filed on December 10, 2004).
10.14	Membership Interest Purchase Agreement, dated as of December 6, 2004, by and among AREP Oil & Gas, Arnos Corp., High River and Hopper Investments LLC (incorporated by reference to Exhibit 99.3 to AREP’s Form 8-K (SEC File No. 1-9516), filed on December 10, 2004).
10.15	Assignment and Assumption Agreement, dated December 6, 2004, by and among AREP Oil & Gas, Arnos Corp., High River and Hopper Investments LLC (incorporated by reference to Exhibit 99.4 to AREP’s Form 8-K (SEC File No. 1-9516), filed on December 10, 2004).
10.16	Amended and Restated Oil & Gas Term Loan Agreement by and among Thornwood and TransTexas, Galveston Bay Pipeline Company and Galveston Bay Processing Corporation and Thornwood, dated August 28, 2003 (incorporated by reference to Exhibit 99.5 to AREP’s Form 8-K (SEC File No. 1-9516), filed on December 10, 2004).
10.17	Amended and Restated Security and Pledge Agreement, dated August 2003, by and among TransTexas, Galveston Bay Pipeline Company, Galveston Bay Processing Corporation and Thornwood (incorporated by reference to Exhibit 99.6 to AREP’s Form 8-K (SEC File No. 1-9516, filed on December 10, 2004).

Exhibit No.	Description

10.18	Term Loan and Security Agreement among Panaco, Mid River LLC and Lenders Named Therein, dated as of November 16, 2004 (incorporated by reference to Exhibit 99.7 to AREP’s Form 8-K (SEC File No. 1-9516), filed on December 10, 2004).
10.19	Note Purchase Agreement, dated as of December 27, 2004, by and among AREP Sands Holding LLC, Barberry Corp., and Cyprus, LLC (incorporated by reference to Exhibit 99.1 to AREP’s Form 8-K (SEC File No. 1-9516, filed on December 30, 2004).
10.20	Amendment No. 1 to Purchase Agreement, dated May 23, 2005 (incorporated by reference to Exhibit 99.1 to Form 8-K (SEC File No. 1-9516) filed on May 23, 2005).
10.21	Indenture, dated as of May 12, 2004, among American Real Estate Partners, L.P., American Real Estate Finance Corp., AREH, as guarantor and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to AREP’s Form S-4 (SEC File No. 333-118021), filed on August 6, 2004).
10.22	Form of 8 1/8% Senior Note due 2012 (incorporated by reference to Exhibit 4.1 to AREP’s Form S-4 (SEC File No. 333-118021), filed on August 6, 2004).
10.23	Registration Rights Agreement, dated as of May 12, 2004, among AREP, AREP Finance, AREH and Bear, Stearns & Co. Inc. (incorporated by reference to Exhibit 4.3 to AREP’s Form S-4 (SEC File No. 333-118021), filed on August 6, 2004.
12.1	Ratio of earnings to fixed charges.
17.1	Statement of Eligibility of Trustee.(1)
21	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to AREH’s Form 10-K (SEC File No. 333-118021), filed on March 31, 2005).
23.1	Consent of Grant Thornton LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of Grant Thornton LLP.
23.4	Consent of Grant Thornton LLP.
23.5	Consent of Grant Thornton LLP.
23.6	Consent of KPMG LLP.
23.7	Consent of Pannell Kerr Forster of Texas P.C.
23.8	Consent of KPMG LLP.
23.9	Consent of Netherland, Sewell & Associates, Inc.
23.10	Consent of DLA Piper Rudnick Gray Cary US LLP. (to be included in exhibit 5.1)(1)
24.1	Power of Attorney (included on the signature pages to this Form S-4).
99.1	Letter of Transmittal.(1)
99.2	Notice of Guaranteed Delivery.(1)
99.3	Letter to Clients.(1)
99.4	Letter to Brokers.(1)
99.5	Form of Exchange Agent Agreement by and between AREP and Wilmington Trust Company.(1)

(1)	To be filed by amendment.

Item 22.	Undertakings
      The undersigned registrant hereby undertakes:
      (a)(1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mt. Kisco, New York on June 20, 2005.

AMERICAN REAL ESTATE
PARTNERS, L.P.

By:	American Property Investors, Inc.,

its general partner

By:	/s/ Keith A. Meister

Keith A. Meister
Chief Executive Officer

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints John P. Saldarelli and Keith A. Meister, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Keith A. Meister Keith A. Meister	Chief Executive Officer (Principal Executive Officer)	June 20, 2005

/s/ John P. Saldarelli John P. Saldarelli	Treasurer, Chief Financial Officer (Principal Financial Officer)	June 20, 2005

/s/ Jack G. Wasserman Jack G. Wasserman	Director	June 20, 2005

/s/ William A. Leidesdorf William A. Leidesdorf	Director	June 20, 2005

/s/ James L. Nelson James L. Nelson	Director	June 20, 2005

/s/ Carl C. Icahn Carl C. Icahn	Director	June 20, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mt. Kisco, New York on June 20, 2005.

AMERICAN REAL ESTATE FINANCE CORP.

By:	/s/ Keith A. Meister

Keith A. Meister
Chief Executive Officer

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints John P. Saldarelli and Keith A. Meister, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do an perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Keith A. Meister Keith A. Meister	Chief Executive Officer (Principal Executive Officer)	June 20, 2005

/s/ John P. Saldarelli John P. Saldarelli	Treasurer, Chief Financial Officer (Principal Financial and Accounting Officer)	June 20, 2005

/s/ Jack G. Wasserman Jack G. Wasserman	Director	June 20, 2005

/s/ William A. Leidesdorf William A. Leidesdorf	Director	June 20, 2005

/s/ James L. Nelson James L. Nelson	Director	June 20, 2005

/s/ Carl C. Icahn Carl C. Icahn	Director	June 20, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mt. Kisco, New York on June 20, 2005.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP

By:	American Property Investors, Inc.,

its general partner

By:	/s/ Keith A. Meister

Keith A. Meister
Chief Executive Officer

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints John P. Saldarelli and Keith A. Meister, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do an perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Keith A. Meister Keith A. Meister	Chief Executive Officer (Principal Executive Officer)	June 20, 2005

/s/ John P. Saldarelli John P. Saldarelli	Treasurer, Chief Financial Officer (Principal Financial and Accounting Officer)	June 20, 2005

/s/ Jack G. Wasserman Jack G. Wasserman	Director	June 20, 2005

/s/ William A. Leidesdorf William A. Leidesdorf	Director	June 20, 2005

/s/ James L. Nelson James L. Nelson	Director	June 20, 2005

/s/ Carl C. Icahn Carl C. Icahn	Director	June 20, 2005